As filed with the Securities and Exchange Commission on December 4, 2014

Registration No. 333-199285

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIAT CHRYSLER AUTOMOBILES N.V.

(formerly Fiat Investments N.V.)

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	3711	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Fiat House

25 St. James’ Street

London SW1A 1HA

United Kingdom

Tel. No.: +44 (0)20 7766 0311

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard K. Palmer

c/o Chrysler Group LLC

1000 Chrysler Drive

Auburn Hills, Michigan 48326

Tel. No.: (248) 512-2950

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Scott D. Miller, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Tel. No.: (212) 558-4000	Giorgio Fossati c/o Fiat Chrysler Automobiles N.V. 25 St. James’ Street London SW1A 1HA United Kingdom Tel. No.: +44 (0)20 7766 0311	William V. Fogg, Esq. Johnny G. Skumpija, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 Tel. No.: (212) 474-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price	Amount of registration fee(5)(6)
Common shares, nominal value €0.01	100,000,000	1,251,000,000(2)	145,366.20
Special voting shares, nominal value €0.01	100,000,000
Mandatory Convertible Securities due 2016(3)(4)	Not applicable	2,875,000,000	334,075.00

(1)	Includes shares to be sold upon exercise of the underwriters’ option to purchase additional common shares. See “Underwriting.”
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) and Rule 457(c) of the Securities Act. The aggregate offering price of the Registrant’s common shares was calculated as follows: (a) 100,000,000, the estimated number of the common shares to be offered by the Registrant, multiplied by (b) $12.51 the average of the high and low prices of the Registrant’s common shares on the New York Stock Exchange on November 28, 2014, as reported on Bloomberg.
(3)	Includes securities to be sold upon exercise of the underwriters’ option to purchase additional Mandatory Convertible Securities. See “Underwriting.”
(4)	In accordance with Rule 457(i) of the Securities Act, this registration statement also registers the Registrant’s common shares that are initially issuable upon conversion of the % Mandatory Convertible Securities due 2016 registered hereby. The number of the Registrant’s common shares issuable under such conversion is subject to adjustment upon the occurrence of certain events described herein and will vary based on the public offering price of the common shares registered hereby. Pursuant to Rule 416 of the Securities Act, the number of the Registrant’s commons shares to be registered includes an indeterminable number of shares of common shares that may become issuable upon conversion of the % Mandatory Convertible Securities due 2016 as a result of such adjustment.
(5)	Calculated at a rate equal to 0.0001162 multiplied by the proposed maximum aggregate offering price.
(6)	$23,240 has been previously paid in connection with this offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains a prospectus relating to an offering of common shares of FCA (for purposes of this Explanatory Note, the “Common Shares Prospectus”), together with the additional and alternative prospectus pages described below relating to an offering of mandatory convertible securities by FCA (for purposes of this Explanatory Note, the “Mandatory Convertible Securities Prospectus”). The complete Common Shares Prospectus follows this Explanatory Note. Following the Common Shares Prospectus are the following alternative and additional pages for the Mandatory Convertible Securities Prospectus:

•	front and back cover pages for the Mandatory Convertible Securities Prospectus, which will replace the front and back cover pages of the Common Shares Prospectus;

•	pages for the “Prospectus Summary—The Offering” section of the Mandatory Convertible Securities Prospectus, which will replace the “Prospectus Summary—The Offering” section of the Common Shares Prospectus;

•	pages for the “Risk Factors—Risks Related to this Offering and Ownership of Our Mandatory Convertible Securities” section, which will be added to the “Risk Factors—Risks Related to the Merger and the FCA Shares” section of the Common Shares Prospectus;

•	pages for the “Ratio of Earnings to Fixed Charges” section, which will be added to the Mandatory Convertible Securities Prospectus;

•	pages for the “Description of Mandatory Convertible Securities” section, which will be added to the Mandatory Convertible Securities Prospectus;

•	pages for the “Tax Consequences” section, which will be added to the “Tax Consequences” section relating to our common shares in the Common Shares Prospectus;

•	pages for the “Arrangements to Receive Coupons Free From, or Additional Amounts in Respect of, Dutch Dividend Withholding Tax” section, which will be added to the Mandatory Convertible Securities Prospectus;

•	pages for the “Underwriting” section of the Mandatory Convertible Securities Prospectus, which will replace the “Underwriting” section of the Common Shares Prospectus; and

•	pages for “Legal Matters” section of the Mandatory Convertible Securities Prospectus, which will replace the “Legal Matters” section of the Common Shares Prospectus.

The Information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO AMENDMENT AND COMPLETION, DATED DECEMBER 4, 2014.

87,000,000 Common Shares

This is a public offering of 87,000,000 common shares of Fiat Chrysler Automobiles N.V. (“FCA”). Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol FCAU and on the Mercato Telematico Azionario (“MTA”). On December 3, 2014, the last reported sale price of our common shares on the NYSE was $13.56 per share. This offering of common shares includes all of the 35 million common shares currently held by us as treasury shares.

Concurrently with this offering, we are offering $2,500,000,000 in aggregate notional amount of our mandatory convertible securities (“Mandatory Convertible Securities”). In that offering, we have granted the underwriters of that offering an option to purchase up to an additional $375,000,000 Mandatory Convertible Securities. We cannot assure you that the offering of Mandatory Convertible Securities will be completed or, if completed, on what terms it will be completed. The closing of this offering is not conditioned upon the closing of the offering of Mandatory Convertible Securities, but the closing of our offering of Mandatory Convertible Securities is conditioned upon the closing of this offering. Our reference shareholder, Exor S.p.A. (“Exor”), has indicated its intention to purchase for investment an amount of the offered Mandatory Convertible Securities that would protect against dilution of its approximately 31 percent ownership interest in our common shares. We expect that the underwriters will not receive any discounts or commissions relating to any Mandatory Convertible Securities purchased by Exor.

Eligible holders of our common shares may elect to participate in our loyalty voting structure. See “The FCA Shares, the FCA Articles of Association and Terms and Conditions of our Special Voting Shares” for additional information for terms and conditions, including the required holding period, related to your ability to obtain our special voting shares.

Investing in our common shares involves risk. See Risk Factors beginning on page 15 to read about factors you should consider before buying our common shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Public offering price	$	$
Underwriting discount and commissions	$	$
Proceeds, before expenses, to us	$	$

(1)	Assuming the underwriters do not exercise their option to purchase additional shares.

We have granted the underwriters the option to purchase up to an additional 13,000,000 common shares at the initial public offering price less the underwriting discount.

The underwriters expect to deliver the common shares against payment in New York, New York on                     , 2014.

J.P. Morgan	Goldman, Sachs & Co.

Barclays	UBS Investment Bank

BofA Merrill Lynch	Citigroup	Morgan Stanley

Banca IMI	BNP PARIBAS	Credit Agricole CIB	Mediobanca

RBS	SOCIETE GENERALE	UniCredit Capital Markets

Drexel Hamilton	Lebenthal Capital Markets	Loop Capital Markets

Ramirez & Co., Inc.	The Williams Capital Group, L.P.

Prospectus dated                     , 2014.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and, in accordance therewith, are required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end, and provide to the SEC other material information on Form 6-K. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided below.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies the securities of which are registered under the Exchange Act, including the filing of quarterly reports on Form 10-Q or current reports on Form 8-K. However, we furnish or make available to our shareholders annual reports containing our audited consolidated financial statements prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and make available to our shareholders quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.

You may read and copy any document we file with or furnish to the SEC free of charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain documents we file with or furnish to the SEC on the SEC website at www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link. Please visit the website or call the SEC at 1 (800) 732-0330 for further information about its public reference room. Reports and other information concerning the business of FCA may also be inspected at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

We also make our periodic reports as well as other information filed with or furnished to the SEC available, free of charge, through our website, at www.fcagroup.com, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. The information on or that can be accessed through our website is not part of this prospectus.

i

Page

WHERE YOU CAN FIND MORE INFORMATION	i

CERTAIN DEFINED TERMS	iii

NOTE ON PRESENTATION	iv

MARKET AND INDUSTRY INFORMATION	v

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS	vi

SUMMARY	1

RISK FACTORS	15

THE FCA MERGER	37

USE OF PROCEEDS	39

CAPITALIZATION	40

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA	41

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION	44

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE FIAT GROUP	55

MARKET PRICES	152

EXCHANGE RATES	153

BUSINESS	154

MANAGEMENT	195

REMUNERATION OF THE MEMBERS OF THE BOARD OF DIRECTORS AND THE GROUP EXECUTIVE COUNCIL OF FCA	207

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS	212

THE FCA SHARES, ARTICLES OF ASSOCIATION AND TERMS AND CONDITIONS OF THE SPECIAL VOTING SHARES	214

SHARES ELIGIBLE FOR FUTURE SALE	230

TAX CONSEQUENCES	232

UNDERWRITING	251

CONCURRENT OFFERING OF MANDATORY CONVERTIBLE SECURITIES	258

LEGAL MATTERS	262

EXPERTS	262

ENFORCEMENT OF CIVIL LIABILITIES	262

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS OF FIAT S.P.A.	F-1

CERTAIN DEFINED TERMS

In this prospectus, unless otherwise specified, the terms “we,” “our,” “us,” the “Group,” the “Fiat Group,” the “Company” and “FCA” refer to Fiat Chrysler Automobiles N.V., together with its subsidiaries, following completion of the merger of Fiat S.p.A. with and into the Company on October 12, 2014, the “Merger”, or to Fiat S.p.A. together with its subsidiaries, prior to the Merger, as the context may require. References to “Fiat” refer solely to Fiat S.p.A., the predecessor of FCA prior to the Merger. In each case, these references reflect the Demerger (as defined below) and include Chrysler Group LLC (together with its direct and indirect subsidiaries, “Chrysler”) following its inclusion in the scope of consolidation of Fiat beginning on June 1, 2011, unless the context otherwise requires. The term “Demerger” refers to the transaction pursuant to which Fiat transferred a portion of its assets and liabilities to Fiat Industrial S.p.A. (“Fiat Industrial”) in the form of a scissione parziale proporzionale (“partial proportionate demerger” in accordance with Article 2506 of the Italian Civil Code, with effect from January 1, 2011 (now known as CNH Industrial N.V. (“CNH Industrial” or the “CNHI Group”))).

See “Note on Presentation” below for additional information regarding the financial presentation.

NOTE ON PRESENTATION

This prospectus includes the consolidated financial statements of the Fiat Group for the years ended December 31, 2013, 2012 and 2011 prepared in accordance with IFRS, which reflect the retrospective application of the amendments to IAS 19 – Employee Benefits (“IAS 19 revised”) and IAS 1 – Presentation of Financial Statements and IFRS 11 – Joint Arrangements (“IFRS 11”), which became effective from January 1, 2013. As allowed by the transition provisions in IFRS 11, this standard was not applied to the consolidated income statement, consolidated statement of comprehensive income/(loss), consolidated statement of cash flows and consolidated statement of changes in equity for the year ended December 31, 2011 which accordingly are not comparable with those for the years ended December 31, 2013 and 2012. We refer to these consolidated financial statements collectively as the “Annual Consolidated Financial Statements.”

This prospectus also includes the unaudited interim consolidated financial statements of the Fiat Group for the three and nine months ended September 30, 2014 prepared in accordance with IAS 34 Interim Financial Reporting. We refer to those interim consolidated financial statements as the “Interim Consolidated Financial Statements.”

On May 24, 2011, the Fiat Group acquired an additional 16 percent (on a fully-diluted basis) of Chrysler, increasing its interest to 46 percent (on a fully-diluted basis). As a result of the potential voting rights associated with options that became exercisable on that date, the Fiat Group was deemed to have obtained control of Chrysler for purposes of consolidation. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Fiat Group—Consolidation of Chrysler and Comparability of Information.” The operating activities from this acquisition date through May 31, 2011 were not material to the Fiat Group. As such, Chrysler was consolidated on a line-by-line basis by Fiat with effect from June 1, 2011. Therefore the results of operations and cash flows for the years ended December 31, 2013 and 2012 are not directly comparable with those for the year ended December 31, 2011. For additional information, see Note “Changes in the Scope of Consolidation” to the Annual Consolidated Financial Statements included elsewhere in this prospectus.

The Fiat Group’s financial information is presented in Euro except that, in some instances, information in U.S. dollars is provided in the Annual Consolidated Financial Statements and information included elsewhere in this prospectus. All references in the prospectus to “Euro” and “€” refer to the currency introduced at the start of the third stage of European Economic and Monetary Union pursuant to the Treaty on the Functioning of the European Union, as amended, and all references to “U.S. dollars,” “U.S.$” and “$” refer to the currency of the United States of America.

The language of the prospectus is English. Certain legislative references and technical terms have been cited in their original language in order that the correct technical meaning may be ascribed to them under applicable law.

Certain totals in the tables included in this prospectus may not add due to rounding.

MARKET AND INDUSTRY INFORMATION

In this prospectus, we include and refer to industry and market data, including market share, ranking and other data, derived from or based upon a variety of official, non-official and internal sources, such as internal surveys and management estimates, market research, publicly available information and industry publications. Market share, ranking and other data contained in this prospectus may also be based on our good faith estimates, our own knowledge and experience and such other sources as may be available. Market share data may change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data-gathering process, different methods used by different sources to collect, assemble, analyze or compute market data, including different definitions of vehicle segments and descriptions and other limitations and uncertainties inherent in any statistical survey of market shares or size. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. Although we believe that this information is reliable, we have not independently verified the data from third-party sources. In addition we normally estimate our market share for automobiles and commercial vehicles based on registration data. In a limited number of markets where registration data are not available, we calculate our market share based on estimates relating to sales to final customers. Such data may differ from data relating to shipments to our dealers and distributors. While we believe our internal estimates with respect to our industry are reliable, our internal company surveys and management estimates have not been verified by an independent expert, and we cannot guarantee that a third party using different methods to assemble, analyze or compute market data would obtain or generate the same result. The market share data presented in this prospectus represents the best estimates available from the sources indicated as of the date hereof but, in particular as they relate to market share and our future expectations, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors.”

For an overview of the automotive industry, see “Business—Industry Overview—Our Industry.”

v

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus, particularly those regarding possible or assumed future performance, competitive strengths, costs, dividends, reserves and growth of FCA, industry growth and other trends and projections and estimated company earnings are “forward-looking statements” that contain risks and uncertainties. In some cases, words such as “may,” “will,” “expect,” “could,” “should,” “intend,” “estimate,” “anticipate,” “believe,” “outlook,” “continue,” “remain,” “on track,” “design,” “target,” “objective,” “goal,” “plan” and similar expressions are used to identify forward-looking statements. These forward-looking statements reflect the respective current views of the Group with respect to future events and involve significant risks and uncertainties that could cause actual results to differ materially. These factors include, without limitation:

•	our ability to reach certain minimum vehicle sales volumes;

•	changes in the general economic environment and changes in demand for automotive products, which is subject to cyclicality, in particular;

•	our ability to enrich our product portfolio and offer innovative products;

•	the high level of competition in the automotive industry;

•	our ability to expand certain of our brands internationally;

•	changes in our credit ratings;

•	our ability to realize anticipated benefits from any acquisitions, joint venture arrangements and other strategic alliances;

•	our ability to integrate the Group’s operations;

•	exposure to shortfalls in the Group’s defined benefit pension plans, particularly those of Chrysler;

•	our ability to provide or arrange for adequate access to financing for our dealers and retail customers, and associated risks associated with financial services companies;

•	our ability to access funding to execute our business plan and improve our business, financial condition and results of operations;

•	various types of claims, lawsuits and other contingent obligations against us, including product liability, warranty and environmental claims and lawsuits;

•	disruptions arising from political, social and economic instability;

•	material operating expenditures in relation to compliance with environmental, health and safety regulation;

•	our timely development of hybrid propulsion and alternative fuel vehicles and other new technologies to enable compliance with increasingly stringent fuel economy and emission standards in each area in which we operate;

•	developments in our labor and industrial relations and developments in applicable labor laws;

•	risks associated with our relationships with employees and suppliers;

•	increases in costs, disruptions of supply or shortages of raw materials;

•	exchange rate fluctuations, interest rate changes, credit risk and other market risks;

•	our ability to achieve some or all of the financial and other benefits we expect will result from the separation of Ferrari; and

•	other factors discussed elsewhere in this prospectus.

Furthermore, in light of ongoing difficult macroeconomic conditions, both globally and in the industries in which we operate, it is particularly difficult to forecast results, and any estimates or forecasts of particular periods that are provided in this prospectus are uncertain. We expressly disclaim and do not assume any liability in connection with any inaccuracies in any of the forward-looking statements in this prospectus or in connection with any use by any third party of such forward-looking statements. Actual results could differ materially from those anticipated in such forward-looking statements. We do not undertake an obligation to update or revise publicly any forward-looking statements.

Additional factors which could cause actual results and developments to differ from those expressed or implied by the forward-looking statements are included in the section “Risk Factors” of this prospectus.

SUMMARY

This summary highlights selected information from this prospectus and might not contain all of the information that is important to you. You should read carefully the entire prospectus to fully understand the transactions.

Fiat Chrysler Automobiles

We are a global automotive group engaged in designing, engineering, manufacturing, distributing and selling vehicles and components and production systems. We are the seventh largest automaker in the world, based on total vehicle sales in 2013. With the combination of Fiat’s historical presence in Europe and leading position in Latin America as well as Chrysler’s strength in North America, we now have operations in approximately 40 countries and sell our vehicles directly or through distributors and dealers in more than 150 countries. We design, engineer, manufacture, distribute and sell vehicles for the mass market under the Abarth, Alfa Romeo, Chrysler, Dodge, Fiat, Fiat Professional, Jeep, Lancia and Ram brands and the SRT performance vehicle designation. We are also a leader in luxury vehicles through the Ferrari and Maserati brands. We support our vehicle sales with after-sales services and parts worldwide using the Mopar brand for mass market vehicles. We make available retail and dealer financing, leasing and rental services through our subsidiaries, joint ventures and commercial arrangements. We also operate in the components and production systems sectors through the Magneti Marelli, Teksid and Comau brands.

In 2013, we shipped 4.4 million vehicles, a 3 percent increase over 2012. For the year ended December 31, 2013, we reported net revenues of €86.6 billion, EBIT (earnings before interest and taxes) of €3.0 billion and net profit of €2.0 billion. At September 30, 2014, we had available liquidity of €21.7 billion (including €3.1 billion available under undrawn committed credit lines) and net industrial debt of €11.4 billion. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Fiat Group—Non-GAAP Financial Measures—Net Industrial Debt.” Our activities are carried out through six reportable segments: four regional mass-market vehicle segments (NAFTA, LATAM, APAC and EMEA), a global Luxury Brands segment and a global Components segment (see “Business—Overview of Our Business”).

In NAFTA we are the fourth largest, and over the past four years we have been the fastest growing, automaker by annual vehicle sales volume, increasing our market share by approximately 1.5 percentage points from 2011 to the nine months ended September 30, 2014. Our primary vehicle brands in the region are Chrysler, Jeep, Dodge, Ram and Fiat as well as vehicles under the SRT performance designation. We sell our vehicles and service parts through a network of 3,204 dealers in NAFTA as of December 31, 2013. Chrysler’s operations, representing substantially all of our NAFTA operations, have been fundamentally transformed since the alliance between Fiat and Chrysler was commenced in 2009, through a transformed brand focus, a renewed, updated and more fuel efficient product lineup, a streamlined distribution network, an improved cost structure and new management. We believe our strong product offerings in sport utility vehicles, or SUVs, and pick-up trucks through our Jeep and Ram brands have been a key factor in our recent growth, as they represent the fastest growing vehicle segments in NAFTA. Approximately 70 percent of our total U.S. sales in 2013 were minivans, utility vehicles and pick-up trucks (including van and medium duty trucks). Jeep, founded in 1941, is a globally recognized brand focused exclusively on the utility vehicles segment. The Jeep Grand Cherokee is the most awarded SUV ever. Ram, a standalone brand since 2009, offers light- and heavy-duty pick-up trucks such as the Ram 1500, which in 2013 became the first truck to be named Motor Trend’s “Truck of the Year” for two consecutive years, as well as chassis cabs and commercial vans. We believe our growth has been enhanced by our introduction of new vehicles in segments in which Chrysler historically did not compete in NAFTA and also by the successful renewals of existing vehicles.

Our operations in LATAM are focused on mass market vehicles, which we sell primarily under the Fiat brand along with the Chrysler, Jeep, Dodge and Ram brands. Brazil and Argentina are our largest markets in LATAM, representing approximately 95 percent of our vehicle sales in the region in 2013. In Brazil, the largest market in LATAM, we have significant manufacturing capacity and extensive distribution activities, which we believe has enabled us to obtain a market leading share of 21.7 percent in Brazil for the nine months ended September 30, 2014. We believe our scale in the region helps us to target vehicle offerings to local consumer preferences, reflected by our market leadership in the mini and small car segments, which together account for approximately 60 percent of Brazilian vehicle industry sales for the nine months ended September 30, 2014. We are constructing a new production facility at Pernambuco that we expect to open in 2015. We believe the new facility will position us for future growth in market share and profitability in the region by enabling us to expand our presence in other vehicle segments to maintain our leadership position and further enhance our margins in the region.

In APAC, we have a smaller presence focused on the five major markets of China, Japan, India, South Korea and Australia. Between 2009 and 2013, these markets were some of the fastest growing markets for vehicle sales globally. Recognizing the potential for continued growth, we have invested in joint ventures with local manufacturers and distributors in China and India, and formed relationships with third party distributors in other markets. In China, the fastest growing market globally between 2009 and 2013, we operate through a joint venture with Guangzhou Automobile Group Co. for the production of engines and vehicles for the Chinese market, as well as the exclusive distribution of Fiat brand vehicles. In light of customer demand and our growth expectations for Chinese utility vehicle sales, we also plan to introduce three locally-produced Jeep vehicles beginning in 2015. In APAC more generally, we sell a range of vehicles including small, mid-size and compact cars and utility vehicles, and we continuously assess opportunities to introduce new brands and vehicles from our global portfolio. We expect to increase our sales growth in APAC as we invest further in brand development, localized production, and the continued expansion of our regional dealer network.

In EMEA, our primary brands are Abarth, Alfa Romeo, Chrysler, Fiat, Fiat Professional, Jeep and Lancia. Europe (which includes the member countries of the European Union and the European Free Trade Association) is the largest market in the region. We are currently the seventh largest passenger car automaker in Europe and have a longstanding presence across all key vehicle segments for the industry. This is particularly the case in Italy, where five of our eight EMEA-based vehicle production facilities are located (including facilities operated by our joint ventures) as of December 31, 2013. Across EMEA we have begun a substantial realignment of our vehicle portfolio offerings, manufacturing capacity, and distribution networks. We are repositioning our core Fiat brand by reducing the number of mass market vehicle models offered and focusing on the highly successful Fiat 500 model family, of which we have sold over 1.3 million vehicles in EMEA since 2007, and the Fiat Panda model family. We have already begun repositioning a significant portion of our European automotive capacity to produce higher value added vehicles, including those for export, including the Jeep Renegade and premium Alfa Romeo vehicles. We have also realigned our European dealer network to better match our vehicle offering, and we believe we are well-positioned to benefit from an expected recovery in European market conditions. In addition, we had an 11.6 percent market share of light commercial vehicles, or LCVs, in Europe in 2013, driven by sales of the Fiat Professional brand.

We sell Luxury Brand vehicles under the Ferrari and Maserati brands. Ferrari, the preeminent performance and luxury car brand, is a sports and racing car manufacturer. Ferrari was founded as a racing team in 1929 by Enzo Ferrari and began producing street cars in 1947. We acquired 50 percent of Ferrari in 1969, and over time expanded this stake to our current 90 percent ownership. Scuderia Ferrari, the brand’s successful racing team division, has won numerous Formula One titles, including 16 constructors’ championships and 15 drivers’ championships. Ferrari’s street car division currently produces vehicles ranging from sports cars (such as the 458 Italia, the 458 Spider and the California), to gran turismo models (such as the F12 Berlinetta and the FF), designed for long-distance, high-speed journeys. We believe that Ferrari enthusiasts seek state-of-the-art in luxury sports cars, with a special focus on Italian design and craftsmanship, along with unparalleled performance both on the track and on the road. Ferrari recently launched the California T, which brought turbocharging back to its street cars for the first time since 1992. Ferrari from time to time introduces exclusive limited editions, including most recently LaFerrari, which attracted orders far exceeding its limited vehicle production run before its debut at the 2013 Geneva Motor Show. We believe LaFerrari sets a new benchmark for the sector, incorporating the latest technological innovations that Ferrari will apply to future models.

In 2013, Ferrari sold 6,922 street cars, recording net revenues of €2.3 billion and EBIT of €364 million. In the first nine months of 2014, we sold approximately 5.2 thousand Ferrari street cars to retail customers, and Ferrari had net revenue of €2,011 million and EBIT of €274 million. While we carefully manage the supply of Ferrari cars to uphold the brand equity and scarcity value, we believe we can modestly increase volumes without compromising these principles in light of the strong growth globally in high net worth individuals, particularly in new and emerging markets. Our carefully controlled volume output, in combination with an increasing global demand, helps to preserve the exclusivity of the Ferrari brand. Ferrari drives further revenues and margins by offering its customers personalization programs.

Maserati, a luxury vehicle manufacturer founded in 1914, became part of the Group in 1993. Maserati’s current vehicles include the new Maserati Quattroporte and the Ghibli (luxury four door sedans), as well as the GranTurismo, the brand’s first modern two door, four seat coupe, also available in a convertible version. Further, we recently presented a sports car concept (the Maserati Alfieri) expected to be put into production in the coming years. We believe that Maserati customers typically seek a combination of style, both in high quality interiors and external styling, performance, sports handling and comfort. In 2013, launches of the Maserati Quattroporte and Ghibli helped Maserati significantly increase volumes and profitability. Approximately 11,600 Maserati vehicles were sold to retail customers in 2013, representing an 85 percent increase over 2012, while approximately 24,100 Maserati vehicles were sold to retail customers in the first nine months of 2014. We intend to launch the new Levante SUV in 2015, which will be the brand’s first entry into the rapidly growing luxury SUV market. The launch of the Levante SUV will extend the Maserati brand across the range of the luxury vehicle segment and is expected to assist in achieving further growth in luxury vehicle sales.

Recent Developments

On October 29, 2014 we announced our intention to enter into a series of transactions intended to strengthen our balance sheet and better manage our funding requirements through our 2014–2018 business plan, or the Business Plan. These transactions included an offering of common shares as well as a proposed concurrent offering of mandatory convertible securities. We also intend to eliminate existing contractual terms limiting the free flow of capital among Group companies including through the redemption of each series of Chrysler Group’s outstanding secured senior notes no later than their initial optional redemption dates in June 2015 and 2016, as well as the refinancing of outstanding Chrysler Group terms loans and its revolving credit facility at or before this time.

We also announced our intention to separate Ferrari from FCA through a combination of a public offering of 10 percent of Ferrari from our current shareholding and a distribution of the other 80 percent of the Ferrari shares we hold to our shareholders. We believe this will facilitate the long term success of both FCA and Ferrari by allowing each company to independently pursue its own growth strategy. In connection with the separation, we intend to receive a distribution from Ferrari. The separation of Ferrari is expected to occur during 2015, subject to final approvals and other customary requirements. The separation of Ferrari is also expected to highlight its inherent value as a premiere global luxury brand, and as the defining brand in the luxury sports car segment as evidenced by its technical, production, and distribution requirements and higher underlying margins relative to our mass market vehicles.

Competitive Strengths

We believe the competitive strengths described below contribute to our ability to pursue growth and profitability, and achieve our strategic objectives:

Portfolio of clearly defined automotive brands.

We have a portfolio of clearly defined brands that range from mass market brands such as Chrysler, Dodge, Fiat, Fiat Professional, Lancia and Ram, to globally recognized category leaders such as Jeep, and premium brands such as Alfa Romeo. Our positioning across the spectrum of vehicles allows us to pursue a multi-brand strategy, matching brand attributes to consumer preferences within each vehicle segment and market. We believe this provides us with the ability to best position our vehicles to capture market share and significant growth opportunities in their respective vehicle segments. Within our broader portfolio, we are able to leverage our highly recognized brands and established distribution networks to generate growth through the introduction of new vehicles in segments where we do not have an existing presence.

We manage our portfolio of brands on a comprehensive basis. By focusing each brand on its core defining attributes we avoid brand overlap and look to grow the equity in each of our brands. In order to leverage our brand recognition and names in various regions, we rebadge certain vehicles manufactured and sold in a region under one brand for sale in another region under a different brand based on brand recognition and equity in the particular region. We believe this will allow us to optimize our brand portfolio globally while also pursuing growth.

Our Jeep brand is a global leader in the various utility vehicle segments, has a strong reputation for its versatility and each model is designed to offer best-in-class off-road capability. Jeep is the original utility vehicle, dating back to 1941, and focuses on an outdoor and adventure lifestyle. Further evidence of the strong brand value is found in its extensive history of both industry and consumer accolades, with the Jeep Grand Cherokee being the most awarded SUV ever. Our ongoing investment in the brand is intended to expand our vehicle portfolio by localizing production in the regions outside of NAFTA and capitalizing on the strong brand equity. Between 2009 and 2014, we launched five new Jeep brand vehicles, introduced eight significantly refreshed vehicles, and have undertaken cumulative investment of €2.9 billion. This has contributed to sales growth of over 117 percent from 2009 to 2013.

In the luxury segment our strategy at Maserati has resulted in significant growth, and we believe there are further growth opportunities for the brand. Maserati increased sales 85 percent from 2012 to 2013 through the introduction of new models such as the new Quattroporte and Ghibli, and increased investment in production and distribution. Maserati vehicles are sold through an exclusive distribution network of 310 dedicated dealerships worldwide as of December 31, 2013 (including joint Ferrari/Maserati dealerships). In 2013 we sold approximately 11,600 vehicles to retail customers, and Maserati had net revenue of €1.7 billion and EBIT of €106 million. In the first nine months of 2014, we sold approximately 24,100 Maserati vehicles to retail customers, and Maserati had net revenue of €2.039 million and EBIT of €210 million. We believe Maserati will continue its strong pace of growth as we introduce new models such as the Levante SUV and the Alfieri Coupe and Cabrio that complete the brand portfolio as well as through further investment in production, distribution and marketing.

We intend to apply this strategy on a larger scale to reinvigorate Alfa Romeo as a premium mass market vehicle brand. Alfa Romeo, founded in 1910, has been part of the Group since 1986. Alfa Romeo has a well-known global image from its long, sporting tradition and Italian design. The Alfa Romeo brand is intended to appeal to drivers seeking high-level performance and handling combined with attractive and distinctive appearance. Based on our successful and proven growth strategy at Maserati, we intend to reintroduce Alfa Romeo vehicles globally beginning in 2015 with eight new models currently planned for production as part of an extensive product plan to grow our volumes in the global premium segment.

Our Fiat 500 family of vehicles capitalizes on the history of the original Fiat 500 first introduced in 1936 and relaunched in 1957. At that time the Fiat 500 was one of the very first compact cars introduced that made mobility affordable to a wide market of potential consumers. We reintroduced the Fiat 500 in 2007. Following the reintroduction of the Fiat 500 model, we also introduced a range of product derivatives, mostly in new vehicle segments, such as the 500L and 500X and as of September 30, 2014 have sold more than 1.6 million units of the Fiat 500 family of vehicles globally since 2007.

Under the Mopar brand name, we sell a comprehensive line of aftermarket parts and provide service through our dealers and customer care, which we believe enhances customer loyalty. We also offer Mopar service contracts throughout North America, the Middle East, Southeast Asia, East Asia, South Africa, Australia and Europe. There are currently over 70 million Group vehicles on the road worldwide that provide a strong base for the demand of our Mopar parts and service contracts.

Our global presence.

We are the seventh largest global automaker by annual vehicle sales with a distribution network comprised of more than 6,625 independent dealers and distributors in over 150 countries as of December 31, 2013. We believe our global presence positions us well to capitalize on growth opportunities in both the developed and emerging markets. It also allows us to design vehicles based on global platforms to enhance the efficiency of our vehicle development investments. We believe our global scale and design integration will enable us to maintain a highly flexible manufacturing footprint to not only produce locally, but also to export vehicles when appropriate to optimize global capacity utilization.

Over the last four years, NAFTA has been the fastest growing developed vehicle market in the world. Within this rapidly growing market, we have increased our market share by approximately 1.5 percentage points from 2011 to the nine months ended September 30, 2014, more than any other automaker in the region. Our vehicle lineup of new and significantly refreshed vehicles covers most key vehicle segments, such as compact and mid-size cars, minivans, SUVs, crossovers, pick-up trucks and light commercial vehicles, or LCVs.

Our leadership in Brazil and positioning in LATAM is due in part to our strong vehicle lineup in the mini and small segments, which represent a substantial majority of retail sales in the region, along with our longstanding presence and local production capabilities.

In APAC, we have a smaller but growing presence. Our APAC market share in the retail vehicle segment has increased 50 basis points from 2011 to the nine months ended September 30, 2014, as new vehicles from our global portfolio have been introduced to the region. We expect to continue to experience market share gains and sales volume growth in this key geographic region as we undertake brand development, localized production, and the continued expansion of our regional dealer networks particularly in China and India. The entry of Jeep, through both import and eventually localized production in China, is an important part of our growth strategy as we expect the utility vehicle segment to continue to be a leading growth segment.

In EMEA, we believe we are well-positioned to benefit from a recovery in the European market given our extensive distribution and sales network. We are a leader in selected traditional core market segments, such as in mini cars, LCVs and small multi-purpose vehicles, or MPVs.

Broad-based product portfolio with a strong cadence of planned new vehicle offerings.

Our global vehicle lineup consists of vehicles in virtually every vehicle segment, from mini and small cars to MPVs, utility vehicles, trucks and LCVs. We believe our product offerings are particularly strong in the highest growth areas of the industry. Our mini and small cars are positioned in the highest volume segments in our key markets of Europe and Brazil, while generating meaningful new growth in NAFTA, as consumers are seeking, and regulations encouraging, the sale of more fuel efficient vehicles. In the mini and small car segments, we are the market leader in the Brazilian market, with a market share of 22.7 percent, for the nine months ended September 30, 2014, and we are strongly positioned in the European market with a market share of 12.2 percent for the nine months ended September 30, 2014. In NAFTA, our vehicle lineup is strongest in the SUV, pick-up truck and minivan categories, with SUVs representing the fastest growing segment in the region.

Since the 2009 commencement of the alliance between Fiat and Chrysler, we have launched 43 new and 36 significantly refreshed vehicles globally. Excluding Alfa Romeo, we are planning to launch 23 new or significantly refreshed vehicles in NAFTA, 7 new or significantly refreshed vehicles in LATAM, 10 new or significantly refreshed vehicles in APAC and 8 new or significantly refreshed vehicles in EMEA from 2016 through 2018. Our Alfa Romeo brand was re-introduced to the U.S. market in 2014 with the launch of the 4C. We are planning to launch a full range of compact, mid-size, full-size and UV models to capture market share in the premium segment under our Alfa Romeo brand. While our product cadence will require significant investment, we expect it to deliver substantial growth in sales and profitability. Many of our new vehicles are entering segments in which we have either not historically had any vehicle offering, or offered a vehicle that did not compete well in those segments. As a result, we believe we are well-positioned to increase market share in several vehicle segments. For example, in 2014, we launched the Jeep Renegade, our first offering in the small SUV segment. The Renegade is being manufactured in Italy on our global small-wide platform. In 2013 we introduced our first commercial van into the NAFTA market, the Ram ProMaster, a commercial van based on the Fiat Professional Ducato, which is the second best-selling LCV in Europe. In 2014 we enhanced our LCV offering in NAFTA with the introduction of the Ram ProMaster City, based on the Fiat Professional Doblo. In the luxury segment we have a strong pipeline as well, with four new Maserati vehicles being introduced through 2018, including our entry into the luxury SUV category with the Levante in 2015.

To support the success of the new vehicle launches, we are focused on developing and producing fuel-efficient vehicles, and we believe we have established ourselves as a global leader in powertrain technology with vehicles delivering high performance, greater fuel efficiency, low CO2 emissions and enhanced drivability. We have enhanced our leadership in the small engine technology with a new gasoline engine family that incorporates the latest innovations, including our proprietary MultiAir technology and direct fuel injection. Furthermore, we have optimized our powertrain portfolio. We introduced the award winning Pentastar family of engines to replace seven different engine variants. Over three million Pentastar engines have been produced since 2010. Additionally, we intend to increasingly roll out our diesel engine technology to markets outside of EMEA, as we believe the technology has a relatively attractive proposition considering incremental cost to develop and reduction in fuel consumption compared to other alternative engine technologies, including through sales of the diesel powered Jeep Grand Cherokee and Ram 1500 in NAFTA.

World class manufacturing capabilities, with access to low cost capacity for future growth.

We operate a global manufacturing footprint that we believe will enable us to execute on our product strategy. As of December 31, 2013, we operated 159 manufacturing facilities (including vehicle and light commercial vehicle assembly, powertrain and components facilities) principally in North America, Europe, Brazil and China. Approximately 38 percent of our total production capacity (including JVs) is located in relatively low cost countries, such as Brazil, Mexico and Poland. In 2006, we instituted World Class Manufacturing, or WCM, initiatives that allow us to continuously improve our manufacturing efficiency, productivity and quality. We currently have 44 facilities certified as Bronze-level or higher, of which four are certified Gold, 10 Silver and 30 Bronze.

Since the beginning of 2009 we have invested approximately €10.8 billion in upgrading existing facilities and equipment and establishing new facilities (including for the period prior to our consolidation of Chrysler beginning on June 1, 2011). This includes initiatives such as the approximately €3 billion we invested in NAFTA assembly facilities over the past five years to equip our business to deliver new vehicles including all new versions of the Chrysler 200, Jeep Cherokee and Grand Cherokee, Ram Promaster and Dodge Dart as well as initiatives at our Windsor, Ontario assembly facility where we assemble minivans. We are also investing in our new Pernambuco facility in Brazil, which will locally produce Jeep brand vehicles for the Brazilian market for the first time in 2015.

Our development of common vehicle platforms, which are used across brands and vehicle segments, has given us the ability to manufacture several vehicle models on the same assembly line, which allows us to accelerate the development and production of new vehicle models. This is combined with significant gains in efficiency and increased flexibility derived from WCM initiatives. We believe these efforts will allow us to reduce our aggregate expenditures related to design and development, costs associated with manufacturing, production time and labor per vehicle unit.

Highly experienced management team and track record of execution.

We believe our senior management team has extensive experience in the automotive sector. Our leadership team was formed by drawing experience leaders from both Fiat and Chrysler. Our executives operate within a clearly defined efficient corporate structure that encourages innovation and growth with appropriate oversight and controls, including adherence to a common group strategy overseen by our Chief Executive Officer.

We are led by Sergio Marchionne, who serves as our Chief Executive Officer. Mr. Marchionne joined Fiat’s board of directors in 2003 and became the CEO of Fiat S.p.A. in 2004 and CEO of Fiat Group Automobiles S.p.A. in 2005, spearheading Fiat’s return to profitability in the first year of his leadership. During his time at FCA and its predecessors, Mr. Marchionne led a number of new vehicle launches, overseeing a leadership team that has improved vehicle quality, reduced the reliance on sales incentives, and improved manufacturing efficiency, while navigating through significant industry challenges, including the global recession, which resulted in dramatically lower global vehicle sales. He led the successful repositioning of Fiat from a local automaker focused on the European market into a global automaker competing across all major passenger vehicle segments and took management responsibility for Chrysler following the commencement of the alliance between Fiat and Chrysler, returning Chrysler to profitability within the first year of his leadership. Mr. Marchionne leads our Group Executive Council, or GEC, a team of 19 executives overseeing all aspects of our business. We believe that together with the GEC, Mr. Marchionne has transformed our corporate culture by reinforcing certain key leadership principles and behaviors, meaningfully enhanced the speed of decision-making and improved our customer focus as well as committed the Group to a transparent approach to its financial and operating targets. In addition, we believe we have implemented numerous management process improvements that have facilitated greater collaboration, both within the Group and with our dealers and suppliers globally.

Our Strategy

We announced our Business Plan in May 2014. The Business Plan includes a number of clearly defined strategic initiatives designed to capitalize on our position as a single integrated automaker to become a leading global automaker. Our Business Plan includes a sales target, including joint ventures, of seven million vehicles per year by the end of the plan period in 2018. Our strategy depends on focusing on the development of several brands with truly global appeal to drive growth, including Jeep, Alfa Romeo and Maserati. The key components of our Business Plan include:

Continue to develop the Jeep brand globally, with particular focus on LATAM and APAC.

We consider Jeep to be the leading global brand in the utility vehicle segment and intend to capitalize on our success in NAFTA by driving global expansion of the Jeep brand. In NAFTA, we have experienced 13 consecutive months of Jeep sales growth. While the NAFTA UV market continues to strengthen, we believe the UV segment in the rest of the world will grow more rapidly. We intend to leverage our existing global distribution network to sell Jeep vehicles, particularly in LATAM and APAC, as well as extending the Jeep brand into additional vehicle models. We have also recently introduced the new smaller Jeep Renegade in EMEA and are preparing it for launch in NAFTA and LATAM in 2015. A key element of our Jeep strategy is to increase sales in China through increased imports and localizing production. We currently intend to begin production of Jeep Cherokee vehicles in China for sale in China in 2015. A key element of our Jeep strategy also involves localization of production of Jeep brand vehicles in Brazil, beginning in 2015 at our new plant in Pernambuco. From the announcement of our Business Plan in May 2014 through 2018, we intend to grow the Jeep vehicle portfolio from five nameplates built in one country to six nameplates built in six countries.

Increase focus on the premium brands, Alfa Romeo and Maserati.

We intend to continue to execute on our premium brand strategy by developing the Alfa Romeo and Maserati brands to service global markets. We believe these efforts will help us continue to address our excess production capacity in the EMEA region, by leveraging the strong heritage and historical roots of these brands to grow the reach of these brands to all of the regions in which we operate, including by exporting vehicles manufactured in one region for sale in another region.

Recently, we successfully expanded in the premium end of the market through our introduction of two new Maserati vehicles. Our premium brand strategy is a continuation of our current strategy at Maserati, which has achieved a 148 percent increase in shipments and 120 percent revenue growth from 2012 to 2013. We intend to apply this strategy on a larger scale with Alfa Romeo by introducing several new vehicles being developed as part of an extensive product plan to address the premium market worldwide. Premium vehicles tend to generate higher margins than our mass market vehicles, and we expect increased volumes at Maserati and Alfa Romeo to favorably impact profitability by improving capacity utilization at our European facilities and improving our product mix. In addition, we intend to continue our development of the Maserati brand as a larger scale luxury vehicle brand capitalizing on the recent successful launches of the next generation Quattroporte and the all new Ghibli. We intend to introduce additional new vehicles that will allow Maserati to cover the full range of the luxury vehicle market and position it to substantially expand volumes.

Selective profitable expansion in the professional and mass market vehicle segments.

As part of our Business Plan, over the next five years, we intend to expand vehicle sales in key markets throughout the world. In order to achieve this objective, we intend to continue our efforts to localize production of Fiat brand vehicles through our joint ventures in China and India, while increasing sales of Jeep vehicles in LATAM and APAC by localizing production through our new facility in Brazil and the extension of the joint venture agreement in China to cover the production of Jeep vehicles. Local production will enable us to expand the product portfolio we can offer in these key markets and importantly position our vehicles to better address the local market demand by offering vehicles that are competitively priced within the largest segments of these markets without the cost of transportation and import duties.

We intend to increase our vehicle sales in the NAFTA region and continue to introduce new vehicles in segments where we either do not compete today or have not competed effectively, continuing to build U.S. market share by offering more competitive products under our distinctive brands.

Our strategy in the LATAM region seeks to leverage our existing vehicle offering and use new flexible manufacturing capacity and global platforms to renew our regional vehicle line up under the Fiat brand starting in 2016. We also intend to launch 7 Fiat models into the LATAM market between 2014 and 2018 as well as expand our lineup of Jeep branded vehicles.

Over the next five years, we believe the APAC region will be the fastest growing market for passenger cars and LCVs globally. We are primarily focused on growing our presence in China and India, where we believe our small car and SUV lineup are well positioned. We intend to substantially increase our shipments from

163 thousand vehicles in 2013 by increasing our volume of locally produced vehicles, including Jeep and Fiat branded vehicles, as part of an existing joint venture. We also expect to significantly expand our dealer network, currently comprised of 423 dealerships in China and India as of December 31, 2013, to support our growth.

We intend to leverage manufacturing capacity in the EMEA region to support growth in all regions in which we operate by producing vehicles for export from EMEA, including Jeep brand vehicles. In Europe, we expect to maintain our presence and share in traditional segments but with an increasing focus on shifting to higher margin vehicles with attractive growth prospects such as the Fiat 500 family of vehicles and the Fiat Panda family of vehicles.

In addition, we offer a full lineup of professional vehicles under the Fiat Professional and Ram brands. Our key priorities for Fiat Professional are to increase our market share in Europe, grow our presence in Eastern Europe, improve our market penetration in the Middle East and APAC and grow our presence in LATAM. With the Ram brand, we are aiming to enhance our product capabilities, grow our dealer network, expand our marketing effort and further leverage our Fiat Professional platform to bring LCVs to the NAFTA market.

Continue to standardize architectures and components.

We intend to continue to rationalize our vehicle architectures and standardize components, where practicable, to more efficiently deliver the range of products we believe necessary to increase sales volumes in each of the regions in which we operate. We seek to optimize the number of global vehicle architectures based on the range of flexibility of each architecture while ensuring that the products at each end of the range are not negatively impacted, taking into account our brand attributes and market requirements. We believe that continued architectural convergence within these guidelines will facilitate speed to market, quality improvement, optimize capital expenditures, and manufacturing flexibility. Together these will allow us to maximize product functionality and differentiation and to meet diversified market and customer needs. Over the course of the period covered by our Business Plan, we intend to reduce the number of architectures in our mass market brands by approximately 25 percent.

Continue to enhance our margins and strengthen our capital structure.

Through our numerous product and manufacturing initiatives we expect to increase our profitability, an effort on which we have made substantial progress in the past five years. We believe our product development and repositioning of our vehicle offerings, particularly entering new segments and reducing our reliance on incentives, along with increasing the number of vehicles manufactured on standardized global platforms provide an opportunity to further improve our margins.

We are committed to becoming well-capitalized with a balance sheet that will allow us to continue to invest in our business throughout economic cycles. We believe the capital raising actions we have announced, including these proposed transactions, combined with the proposed separation of Ferrari, represents a material step and substantial progress on our path to achieving investment grade metrics. We believe we have substantial liquidity to undertake our operations and implement our Business Plan. The proposed capital raising actions, along with our anticipated refinancing of certain Chrysler Group debt, which will give us the ability to more fully manage our cash resources globally, will allow us to further improve our liquidity and optimize our capital structure. Furthermore, we intend to reduce our outstanding indebtedness, which will provide us with greater financial flexibility and enhance earnings and cash flow through reducing our interest burden. Our goal is to eliminate our net industrial debt or achieve a positive net industrial cash balance by the completion of our Business Plan. We believe that these improvements in our capital position will enable us to reduce substantially the liquidity we need to maintain to operate our businesses, including through any reasonably likely cyclical downturns.

Corporate Information

FCA was incorporated as a public limited liability company (naamloze vennootschap) under the laws of the Netherlands on April 1, 2014 under the name Fiat Investments N.V. for the purposes of carrying out the reorganization of the Fiat Group, including the merger of Fiat with and into FCA (the “Merger”), following its January 2014 acquisition of the approximately 41.5 percent interest it did not already own in Chrysler. The Group’s redomiciliation to the Netherlands was to facilitate the combined Group’s listing on the New York Stock Exchange, or NYSE. Upon the effectiveness of the Merger, FCA was renamed Fiat Chrysler Automobiles N.V., as the successor entity to Fiat and the holding company of the combined Group. The principal executive offices of FCA are currently located at 25 St. James’ Street, London SW1A 1HA, United Kingdom. Its telephone number is +44 (0)20 7766 0311.

Risk Factors

Investing in FCA shares involves risks. See “Risk Factors” beginning on page 15.

The Offering

Common shares offered by us (including treasury shares)	87,000,000 shares

Common shares subject to underwriters’ option to purchase additional common shares	13,000,000 shares

Common shares outstanding prior to the offering (including treasury shares)	1,219,915,505 shares

Common shares to be outstanding after this offering if the underwriters’ option to purchase additional common shares is not exercised	1,271,919,505 shares(1)

Common shares to be outstanding after this offering if the underwriters’ option to purchase additional common shares is exercised in full	1,284,919,505 shares(1)

Use of proceeds	We intend to use the proceeds of this offering, together with the proceeds of the concurrent Mandatory Convertible Securities offering, for general corporate purposes. See “Use of Proceeds”.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common shares.

New York Stock Exchange (“NYSE”) symbol	FCAU

Concurrent Offering	Concurrently with this offering of common shares, we are offering $2,500,000,000 of our Mandatory Convertible Securities in a public offering (or $2,875,000,000 if the underwriters of such offering exercise their option to purchase additional Mandatory Convertible Securities). The completion of this offering is not conditioned upon the closing of the offering of the Mandatory Convertible Securities. Our reference shareholder, Exor S.p.A. (“Exor”), has indicated its intention to purchase for investment an amount of the offered Mandatory Convertible Securities that would protect against dilution of its approximately 31 percent ownership interest in our common shares. We expect that the underwriters will not receive any discounts or commissions relating to any Mandatory Convertible Securities purchased by Exor.

(1)	Excludes the 2,333,334 common shares that may be issued pursuant to the Fiat S.p.A. 2012 Long Term Incentive Plan. The obligations of the Fiat S.p.A. 2012 Long Term Incentive Plan were assumed by FCA in the Merger. Excludes common shares reserved by the Board of Directors of FCA for issuance (up to a maximum of 90,000,000) in the period from 2014 to 2018 under the framework equity incentive plan which had been adopted before the Merger. Excludes common shares issuable upon conversion of Mandatory Convertible Securities.

Summary Historical Financial Data

Fiat Group

The following sets forth selected historical consolidated financial data of the Fiat Group and has been derived from:

•	the Interim Consolidated Financial Statements for the three and nine months ended September 30, 2014 and 2013, included elsewhere in this prospectus;

•	the Annual Consolidated Financial Statements for the years ended December 31, 2013, 2012 and 2011, included elsewhere in this prospectus; and

•	the annual consolidated financial statements of the Fiat Group for the years ended December 31, 2010 and 2009, which are not included in this prospectus.

The accompanying Interim Consolidated Financial Statements have been prepared on the same basis as the Annual Consolidated Financial Statements and include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the Interim Consolidated Financial Statements. Interim results are not necessarily indicative of results that may be expected for a full year or any future interim period.

The following information should be read in conjunction with “Note on Presentation,” “Selected Historical Consolidated Financial And Other Data,” “Risk Factors,” “Unaudited Pro Forma Condensed Consolidated Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Fiat Group,” the Interim Consolidated Financial Statements and the Annual Consolidated Financial Statements included elsewhere in this prospectus. Historical results for any period are not necessarily indicative of results to be expected for any future period.

Consolidated Income Statement Data

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
	(€ million, except per share data)
Net revenues	23,553	20,693	69,006	62,681
EBIT	926	862	2,157	2,542
Profit/(loss) before taxes	415	369	647	1,089
Profit/(loss) from continuing operations	188	189	212	655
Net profit/(loss)	188	189	212	655
Attributable to:
Owners of the parent	174	(15)	160	44
Non-controlling interest	14	204	52	611
Basic earnings/(loss) per ordinary share (in Euro)	0.143	(0.013)	0.132	0.036
Diluted earnings/(loss) per ordinary share (in Euro)	0.142	(0.013)	0.130	0.036

Consolidated Statement of Financial Position Data

	At September 30, 2014	At December 31, 2013
	(€ million)
Cash and cash equivalents	18,395	19,455
Total assets	94,396	87,214
Debt	32,933	30,283
Total equity	10,713	12,584
Equity attributable to owners of the parent	10,413	8,326
Non-controlling interests	300	4,258

Consolidated Income Statement Data

	For the years ended December 31,
	2013	2012	2011(1)	2010(2)	2009(2)
	(€ million, except per share data)
Net revenues	86,624	83,765	59,559	35,880	32,684
EBIT	3,002	3,434	3,291	1,106	455
Profit before taxes	1,015	1,524	1,932	706	103
Profit/(loss) from continuing operations	1,951	896	1,398	222	(345)
Net profit/(loss)	1,951	896	1,398	600	(848)
Attributable to:
Owners of the parent	904	44	1,199	520	(838)
Non-controlling interest	1,047	852	199	80	(10)
Basic earnings/(loss) per ordinary share (in Euro)	0.744	0.036	0.962	0.410	(0.677)
Diluted earnings/(loss) per ordinary share (in Euro)	0.736	0.036	0.955	0.409	(0.677)

(1)	The amounts reported include seven months of operations for Chrysler.
(2)	CNH Industrial was reported as discontinued operations in 2010 and 2009 as a result of the Demerger which was effective January 1, 2011. For additional information on the Demerger, see Note “Changes in the Scope of Consolidation” to the Annual Consolidated Financial Statements included elsewhere in this prospectus.

Consolidated Statement of Financial Position Data

	At December 31,
	2013	2012	2011(1)(2)	2010		2009(3)
	(€ million)
Cash and cash equivalents	19,455	17,666	17,526	11,967		12,226
Total assets	87,214	82,633	80,379	73,442	(3)	67,235
Debt	30,283	28,303	27,093	20,804		28,527
Total equity	12,584	8,369	9,711	12,461	(3)	11,115
Equity attributable to owners of the parent	8,326	6,187	7,358	11,544	(3)	10,301
Non-controlling interests	4,258	2,182	2,353	917	(3)	814

(1)	The amounts at December 31, 2011 are equivalent to those at January 1, 2012 derived from the Annual Consolidated Financial Statements included elsewhere in this prospectus.
(2)	The amounts at December 31, 2011 include the consolidation of Chrysler.
(3)	Includes assets and liabilities of CNH Industrial which was demerged from the Group at January 1, 2011.

Per Share Data

The following tables present selected historical per share data of Fiat at and for the three and nine months ended September 30, 2014 and the year ended December 31, 2013. There are no pro forma effects of the Merger on the per share data of Fiat. The selected historical per share information of Fiat at and for the three and nine months ended September 30, 2014 and at and for the year ended December 31, 2013, set forth below has been derived from the Interim Consolidated Financial Statements and the Annual Consolidated Financial Statements respectively. You should read the information in this section together with the Interim Consolidated Financial Statements and the Annual Consolidated Financial Statements included elsewhere in this prospectus.

	At and for the three months ended September 30, 2014	At and for the nine months ended September 30, 2014
	(in €)
Basic earnings per ordinary share	0.143	0.132
Cash dividends per ordinary per share(1)	-	-
Book value per ordinary share (net of treasury shares)	8.774	8.774

(1)	Dividends, if and when declared, are paid in Euro.

At and for the year ended December 31, 2013
(in €)
Basic earnings per ordinary share	0.744
Cash dividends per ordinary per share(1)	-
Book value per ordinary share (net of treasury shares)	6.846

(1)	Dividends, if and when declared, are paid in Euro.

Per Share Market Price

On December 3, 2014, the closing sale price of FCA common shares as reported by the NYSE was $13.56 and the MTA was €10.94.

RISK FACTORS

Investing in FCA shares involves risks, including the following factors. You should carefully consider the following information about these risks, as well as the other information included in this prospectus. Our business, our financial condition or our results of operations could be materially adversely affected by any of these risks.

Risks Related to Our Business, Strategy and Operations

Our profitability depends on reaching certain minimum vehicle sales volumes. If our vehicle sales deteriorate, our results of operations and financial condition will suffer.

Our success requires us to achieve certain minimum vehicle sales volumes. As is typical for an automotive manufacturer, we have significant fixed costs and, therefore, changes in vehicle sales volume can have a disproportionately large effect on our profitability. For example, assuming constant pricing, mix and cost of sales per vehicle, that all results of operations were attributable to vehicle shipments and that all other variables remain constant, a ten percent decrease in our vehicle shipments would reduce our EBIT (earnings before interest and taxes) by approximately 40 percent, without accounting for actions and cost containment measures we may take in response to decreased vehicle sales. Further, a shift in demand away from our minivans, larger utility vehicles and pick-up trucks in the NAFTA region towards passenger cars, whether in response to higher fuel prices or other factors, could adversely affect our profitability in the NAFTA region. Our minivans, larger utility vehicles and pick-up trucks accounted for approximately 47 percent of our total U.S. retail vehicle sales in 2013 (not including vans and medium duty trucks) and the profitability of this portion of our portfolio is approximately 20 percent higher than that of our overall U.S. retail portfolio on a weighted average basis. A shift in consumer preferences in the U.S. vehicle market away from minivans, larger utility vehicles and pick-up trucks and towards passenger cars could adversely affect our profitability. For example, a shift in demand such that U.S. industry market share for minivans, larger utility vehicles and pick-up trucks deteriorated by 10 percentage points and U.S. industry market share for cars and smaller utility vehicles increased by 10 percentage points, whether in response to higher fuel prices or other factors, holding other variables constant, including our market share of each vehicle segment, would have reduced the Group’s EBIT by approximately four percent for 2013. This estimate does not take into account any other changes in market conditions or actions that the Group may take in response to shifting consumer preferences, including production and pricing changes. For additional information on factors affecting vehicle profitability, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Fiat Group—Trends, Uncertainties and Opportunities.” Moreover, we tend to operate with negative working capital as we generally receive payments from vehicle sales to dealers within a few days of shipment, whereas there is a lag between the time when parts and materials are received from suppliers and when we pay for such parts and materials; therefore, if vehicle sales decline we will suffer a significant negative impact on cash flow and liquidity as we continue to pay suppliers during a period in which we receive reduced proceeds from vehicle sales. If vehicle sales do not increase, or if they were to fall short of our assumptions, due to financial crisis, renewed recessionary conditions, changes in consumer confidence, geopolitical events, inability to produce sufficient quantities of certain vehicles, limited access to financing or other factors, our financial condition and results of operations would be materially adversely affected.

Our businesses are affected by global financial markets and general economic and other conditions over which we have little or no control.

Our results of operations and financial position may be influenced by various macroeconomic factors—including changes in gross domestic product, the level of consumer and business confidence, changes in interest rates for or availability of consumer and business credit, energy prices, the cost of commodities or other raw materials, the rate of unemployment and foreign currency exchange rates—within the various countries in which we operate.

Beginning in 2008, global financial markets have experienced severe disruptions, resulting in a material deterioration of the global economy. The global economic recession in 2008 and 2009, which affected most regions and business sectors, resulted in a sharp decline in demand for automobiles. Although more recently we have seen signs of recovery in certain regions, the overall global economic outlook remains uncertain.

In Europe, in particular, despite measures taken by several governments and monetary authorities to provide financial assistance to certain Eurozone countries and to avoid default on sovereign debt obligations, concerns persist regarding the debt burden of several countries. These concerns, along with the significant fiscal adjustments carried out in several countries, intended to manage actual or perceived sovereign credit risk, have led to further pressure on economic growth and to new periods of recession. For instance, European automotive industry sales have declined over the past several years following a period in which sales were supported by government incentive schemes, particularly those designed to promote sales of more fuel efficient and low emission vehicles. Prior to the global financial crisis, industry-wide sales of passenger cars in Europe were 16 million units in 2007. In 2013, following six years of sales declines, sales in that region had fallen to 12.3 million passenger cars. Similarly, sales of light commercial vehicles in Europe fell from 2.4 million units in 2007 to 1.6 million units in 2013. From 2011 to 2013, our market share of the European passenger car market decreased from 7.0 percent to 6.0 percent, and we have reported losses and negative EBIT in each of the past three years in the Europe, Middle East and Africa, or EMEA, Segment. See “Business—Overview of Our Business” for a description of our reportable segments. These ongoing concerns could have a detrimental impact on the global economic recovery, as well as on the financial condition of European financial institutions, which could result in greater volatility, reduced liquidity, widening of credit spreads and lack of price transparency in credit markets. Widespread austerity measures in many countries in which we operate could continue to adversely affect consumer confidence, purchasing power and spending, which could adversely affect our financial condition and results of operations.

Following our consolidation of Chrysler from June 1, 2011, a majority of our revenues have been generated in the NAFTA segment. Although economic recovery in North America has been slower and less robust than many economic experts predicted, vehicle sales in North America have experienced significant growth from the low vehicle sales volumes in 2009-2010. However, this recovery may not be sustained or may be limited to certain classes of vehicles. Since the recovery may be partially attributable to the pent-up demand and average age of vehicles in North America following the extended economic downturn, there can be no assurances that improvements in general economic conditions or employment levels will lead to corresponding increases in vehicle sales. As a result, North America may experience limited growth or decline in vehicle sales in the future.

In addition, slower expansion or recessionary conditions are being experienced in major emerging countries, such as China, Brazil and India. In addition to weaker export business, lower domestic demand has also led to a slowing economy in these countries. These factors could adversely affect our financial condition and results of operations.

In general, the automotive sector has historically been subject to highly cyclical demand and tends to reflect the overall performance of the economy, often amplifying the effects of economic trends. Given the difficulty in predicting the magnitude and duration of economic cycles, there can be no assurances as to future trends in the demand for products sold by us in any of the markets in which we operate.

In addition to slow economic growth or recession, other economic circumstances—such as increases in energy prices and fluctuations in prices of raw materials or contractions in infrastructure spending—could have negative consequences for the industry in which we operate and, together with the other factors referred to previously, could have a material adverse effect on our financial condition and results of operations.

Our future performance depends on our ability to expand into new markets as well as enrich our product portfolio and offer innovative products in existing markets.

Our success depends, among other things, on our ability to maintain or increase our share in existing markets and/or to expand into new markets through the development of innovative, high-quality products that are attractive to customers and provide adequate profitability. Following our January 2014 acquisition of the approximately 41.5 percent interest in Chrysler that we did not already own, we announced our 2014-2018 Strategic Business Plan, or Business Plan, in May 2014. Our Business Plan includes a number of product initiatives designed to improve the quality of our product offerings and allows us to grow sales in existing markets and expand in new markets.

It generally takes two years or more to design and develop a new vehicle, and a number of factors may lengthen that schedule. Because of this product development cycle and the various elements that may contribute to consumers’ acceptance of new vehicle designs, including competitors’ product introductions, fuel prices, general economic conditions and changes in styling preferences, an initial product concept or design that we believe will be attractive may not result in a vehicle that will generate sales in sufficient quantities and at high enough prices to be profitable. A failure to develop and offer innovative products that compare favorably to those of our principal competitors, in terms of price, quality, functionality and features, with particular regard to the upper-end of the product range, or delays in bringing strategic new models to the market, could impair our strategy, which would have a material adverse effect on our financial condition and results of operations. Additionally, our high proportion of fixed costs, both due to our significant investment in property, plant and equipment as well as the requirements of our collective bargaining agreements, which limit our flexibility to adjust personnel costs to changes in demand for our products, may further exacerbate the risks associated with incorrectly assessing demand for our vehicles.

Further, if we determine that a safety or emissions defect, a mechanical defect or a non-compliance with regulation exists with respect to a vehicle model prior to the retail launch, the launch of such vehicle could be delayed until we remedy the defect or non-compliance. The costs associated with any protracted delay in new model launches necessary to remedy such defect, and the cost of providing a free remedy for such defects or non-compliance in vehicles that have been sold, could be substantial.

The automotive industry is highly competitive and cyclical and we may suffer from those factors more than some of our competitors.

Substantially all of our revenues are generated in the automotive industry, which is highly competitive, encompassing the production and distribution of passenger cars, light commercial vehicles and components and production systems. We face competition from other international passenger car and light commercial vehicle manufacturers and distributors and components suppliers in Europe, North America, Latin America and the Asia Pacific region. These markets are all highly competitive in terms of product quality, innovation, pricing, fuel economy, reliability, safety, customer service and financial services offered, and many of our competitors are better capitalized with larger market shares.

Competition, particularly in pricing, has increased significantly in the automotive industry in recent years. Global vehicle production capacity significantly exceeds current demand, partly as a result of lower growth in demand for vehicles. This overcapacity, combined with high levels of competition and weakness of major economies, has intensified and may further intensify pricing pressures.

Our competitors may respond to these conditions by attempting to make their vehicles more attractive or less expensive to customers by adding vehicle enhancements, providing subsidized financing or leasing programs, or by reducing vehicle prices whether directly or by offering option package discounts, price rebates or other sales incentives in certain markets. In addition, manufacturers in countries which have lower production costs have announced that they intend to export lower-cost automobiles to established markets. These actions have had, and could continue to have, a negative impact on our vehicle pricing, market share, and results of operations.

In the automotive business, sales to end-customers are cyclical and subject to changes in the general condition of the economy, the readiness of end-customers to buy and their ability to obtain financing, as well as the possible introduction of measures by governments to stimulate demand. The automotive industry is also subject to the constant renewal of product offerings through frequent launches of new models. A negative trend in the automotive business or our inability to adapt effectively to external market conditions coupled with more limited capital than many of our principal competitors could have a material adverse impact on our financial condition and results of operations.

We may be unsuccessful in efforts to expand the international reach of some of our brands that we believe have global appeal and reach.

The growth strategies reflected in our Business Plan will require us to make significant investments, including to expand several brands that we believe to have global appeal into new markets. Such strategies include expanding sales of the Jeep brand globally, most notably through localized production in Asia and Latin America and reintroduction of the Alfa Romeo brand in North America and other markets throughout the world. Further, our efforts to increase our sales of Luxury Brand vehicles include a significant expansion of our Maserati brand vehicles to cover all segments of the luxury vehicle market. This will require significant investments in our production facilities and in distribution networks in these markets. If we are unable to introduce vehicles that appeal to consumers in these markets and achieve our brand expansion strategies, we may be unable to earn a sufficient return on these investments and this could have a material adverse effect on our financial condition and results of operations.

Our current credit rating is below investment grade and any further deterioration may significantly affect our funding and prospects.

The ability to access the capital markets or other forms of financing and the related costs depend, among other things, on our credit ratings. Following downgrades by the major rating agencies, we are currently rated below investment grade. The rating agencies review these ratings regularly and, accordingly, new ratings may be assigned to us in the future. It is not currently possible to predict the timing or outcome of any ratings review. Any downgrade may increase our cost of capital and potentially limit our access to sources of financing, which may cause a material adverse effect on our business prospects, earnings and financial position. Since the ratings agencies may separately review and rate Chrysler on a stand-alone basis, it is possible that our credit ratings may not benefit from any improvements in Chrysler’s credit ratings or that a deterioration in Chrysler’s credit ratings could result in a negative rating review of us. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Fiat Group—Liquidity and Capital Resources” for more information on our financing arrangements.

We may not be able to realize anticipated benefits from any acquisitions and challenges associated with strategic alliances may have an adverse impact on our results of operations.

We may engage in acquisitions or enter into, expand or exit from strategic alliances which could involve risks that may prevent us from realizing the expected benefits of the transactions or achieving our strategic objectives. Such risks could include:

•	technological and product synergies, economies of scale and cost reductions not occurring as expected;

•	unexpected liabilities;

•	incompatibility in processes or systems;

•	unexpected changes in laws or regulations;

•	inability to retain key employees;

•	inability to source certain products;

•	increased financing costs and inability to fund such costs;

•	significant costs associated with terminating or modifying alliances; and

•	problems in retaining customers and integrating operations, services, personnel, and customer bases.

If problems or issues were to arise among the parties to one or more strategic alliances for managerial, financial or other reasons, or if such strategic alliances or other relationships were terminated, our product lines, businesses, financial position and results of operations could be adversely affected.

We may not achieve the expected benefits from our integration of the Group’s operations.

The January 2014 acquisition of the approximately 41.5 percent interest in Chrysler we did not already own and the related integration of the two businesses is intended to provide us with a number of long-term benefits, including allowing new vehicle platforms and powertrain technologies to be shared across a larger volume, as well as procurement benefits and global distribution opportunities, particularly the extension of brands into new markets. The integration is also intended to facilitate penetration of key brands in several international markets where we believe products would be attractive to consumers, but where we currently do not have significant market penetration.

The ability to realize the benefits of the integration is critical for us to compete with other automakers. If we are unable to convert the opportunities presented by the integration into long-term commercial benefits, either by improving sales of vehicles and service parts, reducing costs or both, our financial condition and results of operations may be materially adversely affected.

We may be exposed to shortfalls in our pension plans.

Our defined benefit pension plans are currently underfunded. As of December 31, 2013, our defined benefit pension plans were underfunded by approximately €4.2 billion (€4.0 billion of which relates to Chrysler’s defined benefit pension plans). Our pension funding obligations may increase significantly if the investment performance of plan assets does not keep pace with benefit payment obligations. Mandatory funding obligations may increase because of lower than anticipated returns on plan assets, whether as a result of overall weak market performance or particular investment decisions, changes in the level of interest rates used to determine required funding levels, changes in the level of benefits provided for by the plans, or any changes in applicable law related to funding requirements. Our defined benefit plans currently hold significant investments in equity and fixed income securities, as well as investments in less liquid instruments such as private equity, real estate and certain hedge funds. Due to the complexity and magnitude of certain investments, additional risks may exist, including significant changes in investment policy, insufficient market capacity to complete a particular investment strategy and an inherent divergence in objectives between the ability to manage risk in the short term and the ability to quickly rebalance illiquid and long-term investments.

To determine the appropriate level of funding and contributions to our defined benefit plans, as well as the investment strategy for the plans, we are required to make various assumptions, including an expected rate of return on plan assets and a discount rate used to measure the obligations under defined benefit pension plans. Interest rate increases generally will result in a decline in the value of investments in fixed income securities and the present value of the obligations. Conversely, interest rate decreases will generally increase the value of investments in fixed income securities and the present value of the obligations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Fiat Group—Critical Accounting Estimates—Pension plans.”

Any reduction in the discount rate or the value of plan assets, or any increase in the present value of obligations, may increase our pension expenses and required contributions and, as a result, could constrain liquidity and materially adversely affect our financial condition and results of operations. If we fail to make required minimum funding contributions, we could be subject to reportable event disclosure to the U.S. Pension Benefit Guaranty Corporation, as well as interest and excise taxes calculated based upon the amount of any funding deficiency. With our ownership in Chrysler now equal to 100 percent, we may become subject to certain U.S. legal requirements making us secondarily responsible for a funding shortfall in certain of Chrysler’s pension plans in the event these pension plans were terminated and Chrysler were to become insolvent.

We may not be able to provide adequate access to financing for our dealers and retail customers.

Our dealers enter into wholesale financing arrangements to purchase vehicles from us to hold in inventory and facilitate retail sales, and retail customers use a variety of finance and lease programs to acquire vehicles.

Unlike many of our competitors, we do not own and operate a controlled finance company dedicated solely to our mass-market operations in the U.S. and certain key markets in Europe. Instead we have elected to partner with specialized financial services providers through joint ventures and commercial agreements. Our lack of a controlled finance company in these key markets may increase the risk that our dealers and retail customers will not have access to sufficient financing on acceptable terms which may adversely affect our vehicle sales in the future. Furthermore, many of our competitors are better able to implement financing programs designed to maximize vehicle sales in a manner that optimizes profitability for them and their finance companies on an aggregate basis. Since our ability to compete depends on access to appropriate sources of financing for dealers and retail customers, our lack of a controlled finance company in those markets could adversely affect our results of operations.

In other markets, we rely on controlled finance companies, joint ventures and commercial relationships with third parties, including third party financial institutions, to provide financing to our dealers and retail customers. Finance companies are subject to various risks that could negatively affect their ability to provide financing services at competitive rates, including:

•	the performance of loans and leases in their portfolio, which could be materially affected by delinquencies, defaults or prepayments;

•	wholesale auction values of used vehicles;

•	higher than expected vehicle return rates and the residual value performance of vehicles they lease; and

•	fluctuations in interest rates and currency exchange rates.

Any financial services provider, including our joint ventures and controlled finance companies, will face other demands on its capital, including the need or desire to satisfy funding requirements for dealers or customers of our competitors as well as liquidity issues relating to other investments. Furthermore, they may be subject to regulatory changes that may increase their costs, which may impair their ability to provide competitive financing products to our dealers and retail customers.

To the extent that a financial services provider is unable or unwilling to provide sufficient financing at competitive rates to our dealers and retail customers, such dealers and retail customers may not have sufficient access to financing to purchase or lease our vehicles. As a result, our vehicle sales and market share may suffer, which would adversely affect our financial condition and results of operations.

Vehicle sales depend heavily on affordable interest rates for vehicle financing.

In certain regions, financing for new vehicle sales has been available at relatively low interest rates for several years due to, among other things, expansive government monetary policies. To the extent that interest rates rise generally, market rates for new vehicle financing are expected to rise as well, which may make our vehicles less affordable to retail customers or steer consumers to less expensive vehicles that tend to be less profitable for us, adversely affecting our financial condition and results of operations. Additionally, if consumer interest rates increase substantially or if financial service providers tighten lending standards or restrict their lending to certain classes of credit, our retail customers may not desire to or be able to obtain financing to purchase or lease our vehicles. Furthermore, because our customers may be relatively more sensitive to changes in the availability and adequacy of financing and macroeconomic conditions, our vehicle sales may be disproportionately affected by changes in financing conditions relative to the vehicle sales of our competitors.

Limitations on our liquidity and access to funding may limit our ability to execute our business plan and improve our financial condition and results of operations.

Our future performance will depend on, among other things, our ability to finance debt repayment obligations and planned investments from operating cash flow, available liquidity, the renewal or refinancing of existing bank loans and/or facilities and possible access to capital markets or other sources of financing. Although we have measures in place that are designed to ensure that adequate levels of working capital and liquidity are maintained, declines in sales volumes could have a negative impact on the cash-generating capacity of our operating activities. For a discussion of these factors, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Fiat Group—Liquidity and Capital Resources.” We could, therefore, find ourselves in the position of having to seek additional financing and/or having to refinance existing debt, including in unfavorable market conditions, with limited availability of funding and a general increase in funding costs. Any limitations on our liquidity, due to decreases in vehicle sales, the amount of or restrictions in our existing indebtedness, conditions in the credit markets, general economic conditions or otherwise, may adversely impact our ability to execute our business plan and impair our financial condition and results of operations. In addition, any actual or perceived limitations of our liquidity may limit the ability or willingness of counterparties, including dealers, customers, suppliers and financial service providers, to do business with us, which may adversely affect our financial condition and results of operations.

Our ability to achieve cost reductions and to realize production efficiencies is critical to maintaining our competitiveness and long-term profitability.

We are continuing to implement a number of cost reduction and productivity improvement initiatives in our operations, for example, by increasing the number of vehicles that are based on common platforms, reducing dependence on sales incentives offered to dealers and consumers, leveraging purchasing capacity and volumes and implementing World Class Manufacturing, or WCM, principles. WCM principles are intended to eliminate waste of all types, and improve worker efficiency, productivity, safety and vehicle quality as well as worker flexibility and focus on removing capacity bottlenecks to maximize output when market demand requires without having to resort to significant capital investments. As part of our Business Plan, we plan to continue our efforts to extend our WCM programs into all of our production facilities and benchmark across all of our facilities around the world, which is supported by Chrysler’s January 2014 memorandum of understanding with the UAW. Our future success depends upon our ability to implement these initiatives successfully throughout our operations. While some productivity improvements are within our control, others depend on external factors, such as commodity prices, supply capacity limitations, or trade regulation. These external factors may make it more difficult to reduce costs as planned, and we may sustain larger than expected production expenses, materially affecting our business and results of operations. Furthermore, reducing costs may prove difficult due to the need to introduce new and improved products in order to meet consumer expectations.

Our business operations may be impacted by various types of claims, lawsuits, and other contingent obligations.

We are involved in various product liability, warranty, product performance, asbestos, personal injury, environmental claims and lawsuits, governmental investigations, antitrust, intellectual property, tax and other legal proceedings including those that arise in the ordinary course of our business. We estimate such potential claims and contingent liabilities and, where appropriate, record provisions to address these contingent liabilities. The ultimate outcome of the legal matters pending against us is uncertain, and although such claims, lawsuits and other legal matters are not expected individually to have a material adverse effect on our financial condition or results of operations, such matters could have, in the aggregate, a material adverse effect on our financial condition or results of operations. Furthermore, we could, in the future, be subject to judgments or enter into settlements of lawsuits and claims that could have a material adverse effect on our results of operations in any particular period. While we maintain insurance coverage with respect to certain claims, we may not be able to obtain such insurance on acceptable terms in the future, if at all, and any such insurance may not provide adequate coverage against any such claims. See also Notes 26 and 33 to the Annual Consolidated Financial Statements included elsewhere in this prospectus for additional information.

Product recalls and warranty obligations may result in direct costs, and loss of vehicle sales could have material adverse effects on our business.

From time to time, we have been required to recall vehicles to address performance, compliance or safety-related issues. The costs we incur to recall vehicles typically include the cost of replacement parts and labor to remove and replace parts, and may substantially depend on the nature of the remedy and the number of vehicles affected. Product recalls may also harm our reputation and may cause consumers to question the safety or reliability of our products.

Any costs incurred, or lost vehicle sales, resulting from product recalls could materially adversely affect our financial condition and results of operations. Moreover, if we face consumer complaints, or we receive information from vehicle rating services that calls into question the safety or reliability of one of our vehicles and we do not issue a recall, or if we do not do so on a timely basis, our reputation may also be harmed and we may lose future vehicle sales.

We are also obligated under the terms of our warranty agreements to make repairs or replace parts in our vehicles at our expense for a specified period of time. Therefore, any failure rate that exceeds our assumptions may result in unanticipated losses.

Failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting, which could harm our business reputation.

We continuously monitor and evaluate changes in our internal controls over financial reporting. In support of our drive toward common global systems, we are extending the current finance, procurement, and capital project and investment management systems to new areas of operations. As appropriate, we continue to modify the design and documentation of internal control processes and procedures relating to the new systems to simplify and automate many of our previous processes. Our management believes that the implementation of these systems will continue to improve and enhance internal controls over financial reporting. Failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting, which could harm our business reputation.

A disruption in our information technology could compromise confidential and sensitive information.

We depend on our information technology and data processing systems to operate our business, and a significant malfunction or disruption in the operation of our systems, or a security breach that compromises the confidential and sensitive information stored in those systems, could disrupt our business and adversely impact our ability to compete.

Our ability to keep our business operating effectively depends on the functional and efficient operation of our information, data processing and telecommunications systems, including our vehicle design, manufacturing, inventory tracking and billing and payment systems. We rely on these systems to make a variety of day-to-day business decisions as well as to track transactions, billings, payments and inventory. Such systems are susceptible to malfunctions and interruptions due to equipment damage, power outages, and a range of other hardware, software and network problems. Those systems are also susceptible to cybercrime, or threats of intentional disruption, which are increasing in terms of sophistication and frequency. For any of these reasons, we may experience systems malfunctions or interruptions. Although our systems are diversified, including multiple server locations and a range of software applications for different regions and functions, and we are currently undergoing an effort to assess and ameliorate risks to our systems, a significant or large-scale malfunction or interruption of any one of our computer or data processing systems could adversely affect our ability to manage and keep our operations running efficiently, and damage our reputation if we are unable to track transactions and deliver products to our dealers and customers. A malfunction that results in a wider or sustained disruption to our business could have a material adverse effect on our business, financial condition and results of operations.

In addition to supporting our operations, we use our systems to collect and store confidential and sensitive data, including information about our business, our customers and our employees. As our technology continues to evolve, we anticipate that we will collect and store even more data in the future, and that our systems will increasingly use remote communication features that are sensitive to both willful and unintentional security breaches. Much of our value is derived from our confidential business information, including vehicle design, proprietary technology and trade secrets, and to the extent the confidentiality of such information is compromised, we may lose our competitive advantage and our vehicle sales may suffer. We also collect, retain and use personal information, including data we gather from customers for product development and marketing purposes, and data we obtain from employees. In the event of a breach in security that allows third parties access to this personal information, we are subject to a variety of ever-changing laws on a global basis that require us to provide notification to the data owners, and that subject us to lawsuits, fines and other means of regulatory enforcement. Our reputation could suffer in the event of such a data breach, which could cause consumers to purchase their vehicles from our competitors. Ultimately, any significant compromise in the integrity of our data security could have a material adverse effect on our business.

We may not be able to adequately protect our intellectual property rights, which may harm our business.

Our success depends, in part, on our ability to protect our intellectual property rights. If we fail to protect our intellectual property rights, others may be able to compete against us using intellectual property that is the same as or similar to our own. In addition, there can be no guarantee that our intellectual property rights are sufficient to provide us with a competitive advantage against others who offer products similar to ours. Despite our efforts, we may be unable to prevent third parties from infringing our intellectual property and using our technology for their competitive advantage. Any such infringement and use could adversely affect our business, financial condition or results of operations.

The laws of some countries in which we operate do not offer the same protection of our intellectual property rights as do the laws of the U.S. or Europe. In addition, effective intellectual property enforcement may be unavailable or limited in certain countries, making it difficult for us to protect our intellectual property from misuse or infringement there. Our inability to protect our intellectual property rights in some countries may harm our business, financial condition or results of operations.

We are subject to risks relating to international markets and exposure to changes in local conditions.

We are subject to risks inherent to operating globally, including those related to:

•	exposure to local economic and political conditions;

•	import and/or export restrictions;

•	multiple tax regimes, including regulations relating to transfer pricing and withholding and other taxes on remittances and other payments to or from subsidiaries;

•

foreign investment and/or trade restrictions or requirements, foreign exchange controls and restrictions on the repatriation of funds. In particular, current regulations limit our ability to access and transfer liquidity out of Venezuela to meet demands in other countries and also subject us to increased risk of devaluation or other foreign exchange losses. In December 2010 and February 2013, the Venezuelan government announced devaluations of the official Venezuelan Bolivar (VEF) to U.S. dollar exchange rate, which resulted in devaluation of our VEF denominated balances. In March 2014, the Venezuelan government introduced an additional auction-based foreign exchange system, referred to as the SICAD II rate. The SICAD II rate has ranged from 49 to 51.9 VEF to U.S. dollar in the period since its introduction until October 31, 2014. The SICAD II rate is expected to be used primarily for imports and has been limited to amounts of VEF that can be exchanged into other currencies, such as the U.S. dollar. As a result of the recent exchange agreement between the Central Bank of Venezuela and the Venezuelan government and the limitations of the SICAD II rate, the Group believes any future remittances of dividends would be transacted at the SICAD I rate. As a result, the Group determined that the SICAD I rate, and not the SICAD II rate, is the most appropriate rate to use, which was 12.0 VEF to U.S. dollar at September 30, 2014; and

•	the introduction of more stringent laws and regulations.

Unfavorable developments in any one or a combination of these areas (which may vary from country to country) could have a material adverse effect on our financial condition and results of operations.

Our success largely depends on the ability of our current management team to operate and manage effectively.

Our success largely depends on the ability of our senior executives and other members of management to effectively manage the Group and individual areas of the business. In particular, our Chief Executive Officer, Sergio Marchionne, is critical to the execution of our new strategic direction and implementation of the 2014-2018 Business Plan. Although Mr. Marchionne has indicated his intention to remain as our Chief Executive Officer through the period of our 2014-2018 Business Plan, if we were to lose his services or those of any of our other senior executives or other key employees this could have a material adverse effect on our business prospects, earnings and financial position. We have developed succession plans that we believe are appropriate in the circumstances, although it is difficult to predict with any certainty that we will replace these individuals with persons of equivalent experience and capabilities. If we are unable to find adequate replacements or to attract, retain and incentivize senior executives, other key employees or new qualified personnel, our business, financial condition and results of operations may suffer.

Developments in emerging market countries may adversely affect our business.

We operate in a number of emerging markets, both directly (e.g., Brazil and Argentina) and through joint ventures and other cooperation agreements (e.g., Turkey, India, China and Russia). Our Business Plan provides for expansion of our existing sales and manufacturing presence in our LATAM and APAC regions. In recent years we have been the market leader in Brazil, which has provided a key contribution to our financial performance. Our exposure to other emerging countries has increased in recent years, as have the number and importance of such joint ventures and cooperation agreements. Economic and political developments in Brazil and other emerging markets, including economic crises or political instability, have had and could have in the future material adverse effects on our financial condition and results of operations. Further, in certain markets in which we or our joint ventures operate, government approval may be required for certain activities, which may limit our ability to act quickly in making decisions on our operations in those markets.

Maintaining and strengthening our position in these emerging markets is a key component of our global growth strategy in our Business Plan. However, with competition from many of the largest global manufacturers as well as numerous smaller domestic manufacturers, the automotive market in these emerging markets is highly competitive. As these markets continue to grow, we anticipate that additional competitors, both international and domestic, will seek to enter these markets and that existing market participants will try to aggressively protect or increase their market share. Increased competition may result in price reductions, reduced margins and our inability to gain or hold market share, which could have a material adverse effect on our financial condition and results of operations.

Our reliance on joint ventures in certain emerging markets may adversely affect the development of our business in those regions.

We intend to expand our presence in emerging markets, including China and India, through partnerships and joint ventures. For instance, in 2010, we entered into a joint venture with Guangzhou Automobile Group Co., Ltd (GAC Group) for the production of engines and vehicles in China for the Chinese market, as well as securing exclusive distribution of our Fiat brand vehicles in China. We have also entered into a joint venture with TATA Motors Limited for the production of certain of our vehicles, engines and transmissions in India.

Our reliance on joint ventures to enter or expand our presence in these markets may expose us to risk of conflict with our joint venture partners and the need to divert management resources to overseeing these shareholder arrangements. Further, as these arrangements require cooperation with third party partners, these joint ventures may not be able to make decisions as quickly as we would if we were operating on our own or may take actions that are different from what we would do on a standalone basis in light of the need to consider our partners’ interests. As a result, we may be less able to respond timely to changes in market dynamics, which could have an adverse effect on our financial condition and results of operations.

Laws, regulations and governmental policies, including those regarding increased fuel economy requirements and reduced greenhouse gas emissions, may have a significant effect on how we do business and may adversely affect our results of operations.

In order to comply with government regulations related to fuel economy and emissions standards, we must devote significant financial and management resources, as well as vehicle engineering and design attention, to these legal requirements. We expect the number and scope of these regulatory requirements, along with the costs associated with compliance, to increase significantly in the future and these costs could be difficult to pass through to customers. As a result, we may face limitations on the types of vehicles we produce and sell and where we can sell them, which could have a material adverse impact on our financial condition and results of operations. For a discussion of these regulations, see “Business—Environmental and Other Regulatory Matters.”

Government initiatives to stimulate consumer demand for products sold by us, such as changes in tax treatment or purchase incentives for new vehicles, can substantially influence the timing and level of our revenues. The size and duration of such government measures are unpredictable and outside of our control. Any adverse change in government policy relating to those measures could have material adverse effects on our business prospects, financial condition and results of operations.

The financial resources required to develop and commercialize vehicles incorporating sustainable technologies for the future are significant, as are the barriers that limit the mass-market potential of such vehicles.

Our product strategy is driven by the objective of achieving sustainable mobility by reducing the environmental impact of vehicles over their entire life cycle. We therefore intend to continue investing capital resources to develop new sustainable technology. We aim to increase the use of alternative fuels, such as natural gas, by continuing to offer a complete range of dual-fuel passenger cars and commercial vehicles. Additionally, we plan to continue developing alternative propulsion systems, particularly for vehicles driven in urban areas (such as the zero-emission Fiat 500e).

In many cases, technological and cost barriers limit the mass-market potential of sustainable natural gas and electric vehicles. In certain other cases the technologies that we plan to employ are not yet commercially practical and depend on significant future technological advances by us and by suppliers. There can be no assurance that these advances will occur in a timely or feasible manner, that the funds we have budgeted or expended for these purposes will be adequate, or that we will be able to obtain rights to use these technologies. Further, our competitors and others are pursuing similar technologies and other competing technologies and there can be no assurance that they will not acquire similar or superior technologies sooner than we will or on an exclusive basis or at a significant price advantage.

Labor laws and collective bargaining agreements with our labor unions could impact our ability to increase the efficiency of our operations.

Substantially all of our production employees are represented by trade unions, are covered by collective bargaining agreements and/or are protected by applicable labor relations regulations that may restrict our ability to modify operations and reduce costs quickly in response to changes in market conditions. See “Business—Employees” for a description of these arrangements. These and other provisions in our collective bargaining agreements may impede our ability to restructure our business successfully to compete more effectively, especially with those automakers whose employees are not represented by trade unions or are subject to less stringent regulations, which could have a material adverse effect on our financial condition and results of operations.

We depend on our relationships with suppliers.

We purchase raw materials and components from a large number of suppliers and depend on services and products provided by companies outside the Group. Close collaboration between an original equipment manufacturer, or OEM, and its suppliers is common in the automotive industry, and although this offers economic benefits in terms of cost reduction, it also means that we depend on our suppliers and are exposed to the possibility that difficulties, including those of a financial nature, experienced by those suppliers (whether caused by internal or external factors) could have a material adverse effect on our financial condition and/or results of operations.

We face risks associated with increases in costs, disruptions of supply or shortages of raw materials.

We use a variety of raw materials in our business including steel, aluminum, lead, resin and copper, and precious metals such as platinum, palladium and rhodium, as well as energy. The prices for these raw materials fluctuate, and market conditions can affect our ability to manage our cost of sales over the short term. We seek to manage this exposure, but we may not be successful in managing our exposure to these risks. Substantial increases in the prices for raw materials would increase our operating costs and could reduce profitability if the increased costs cannot be offset by changes in vehicle prices or countered by productivity gains. In particular, certain raw materials are sourced from a limited number of suppliers and from a limited number of countries. We cannot guarantee that we will be able to maintain arrangements with these suppliers that assure access to these raw materials, and in some cases this access may be affected by factors outside of our control and the control of our suppliers. For instance, natural or man-made disasters or civil unrest may have severe and unpredictable effects on the price of certain raw materials in the future.

As with raw materials, we are also at risk for supply disruption and shortages in parts and components for use in our vehicles for many reasons including, but not limited to, tight credit markets or other financial distress, natural or man-made disasters, or production difficulties. We will continue to work with suppliers to monitor potential disruptions and shortages and to mitigate the effects of any emerging shortages on our production volumes and revenues. However, there can be no assurances that these events will not have an adverse effect on our production in the future, and any such effect may be material.

Any interruption in the supply or any increase in the cost of raw materials, parts, components and systems could negatively impact our ability to achieve our vehicle sales objectives and profitability. Long-term interruptions in supply of raw materials, parts, components and systems may result in a material impact on vehicle production, vehicle sales objectives, and profitability. Cost increases which cannot be recouped through increases in vehicle prices, or countered by productivity gains, may result in a material impact on our financial condition and/or results of operations.

We are subject to risks associated with exchange rate fluctuations, interest rate changes, credit risk and other market risks.

We operate in numerous markets worldwide and are exposed to market risks stemming from fluctuations in currency and interest rates. The exposure to currency risk is mainly linked to the differences in geographic distribution of our manufacturing activities and commercial activities, resulting in cash flows from sales being denominated in currencies different from those connected to purchases or production activities.

We use various forms of financing to cover funding requirements for our industrial activities and for providing financing to our dealers and customers. Moreover, liquidity for industrial activities is also principally invested in variable-rate or short-term financial instruments. Our financial services businesses normally operate a matching policy to offset the impact of differences in rates of interest on the financed portfolio and related liabilities. Nevertheless, changes in interest rates can affect net revenues, finance costs and margins.

We seek to manage risks associated with fluctuations in currency and interest rates through financial hedging instruments. Despite such hedges being in place, fluctuations in currency or interest rates could have a material adverse effect on our financial condition and results of operations. For example, the weakening of the Brazilian Real against the Euro in 2013 impacted the results of operations of our LATAM segment. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Fiat Group—Results of Operations.”

Our financial services activities are also subject to the risk of insolvency of dealers and retail customers, as well as unfavorable economic conditions in markets where these activities are carried out. Despite our efforts to mitigate such risks through the credit approval policies applied to dealers and retail customers, there can be no assurances that we will be able to successfully mitigate such risks, particularly with respect to a general change in economic conditions.

We are a Dutch public company with limited liability, and our shareholders may have rights different to those of shareholders of companies organized in the US.

The rights of our shareholders may be different from the rights of shareholders governed by the laws of U.S. jurisdictions. We are a Dutch public company with limited liability (naamloze vennootsehap). Our corporate affairs are governed by our articles of association and by the laws governing companies incorporated in the Netherlands. The rights of shareholders and the responsibilities of members of our board of directors may be different from the rights of shareholders and the responsibilities of members of our board of directors in companies governed by the laws of other jurisdictions including the U.S. In the performance of its duties, our board of directors is required by Dutch law to consider our interests and the interests of our shareholders, our employees and other stakeholders, in all cases with due observation of the principles of reasonableness and fairness. It is possible that some of these parties will have interests that are different from, or in addition to, your interests as a shareholder.

It may be difficult to enforce U.S. judgments against us.

We are organized under the laws of the Netherlands, and a substantial portion of our assets are outside of the U.S. Most of our directors and senior management and our independent auditors are resident outside the U.S., and all or a substantial portion of their respective assets may be located outside the U.S. As a result, it may be difficult for U.S. investors to effect service of process within the U.S. upon these persons. It may also be difficult for U.S. investors to enforce within the U.S. judgments predicated upon the civil liability provisions of the securities laws of the U.S. or any state thereof. In addition, there is uncertainty as to whether the courts outside the U.S. would recognize or enforce judgments of U.S. courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state thereof. Therefore, it may be difficult to enforce U.S. judgments against us, our directors and officers and our independent auditors.

FCA intends to operate so as to be treated as exclusively resident in the United Kingdom for tax purposes, but the relevant tax authorities may treat it as also being tax resident elsewhere.

FCA is not a company incorporated in the U.K. Therefore, whether it is resident in the U.K. for tax purposes will depend on whether its “central management and control” is located (in whole or in part) in the U.K. The test of “central management and control” is largely a question of fact and degree based on all the circumstances, rather than a question of law. Nevertheless, the decisions of the U.K. courts and the published practice of Her Majesty’s Revenue & Customs, or HMRC, suggest that FCA, a group holding company, is likely to be regarded as having become U.K.-resident on this basis from incorporation and remaining so if, as FCA intends, (i) at least half of the meetings of its Board of Directors are held in the U.K. with a majority of directors present in the U.K. for those meetings; (ii) at those meetings there are full discussions of, and decisions are made regarding, the key strategic issues affecting FCA and its subsidiaries; (iii) those meetings are properly minuted; (iv) at least some of the directors of FCA, together with supporting staff, are based in the U.K.; and (v) FCA has permanent staffed office premises in the U.K.

Even if FCA is resident in the U.K. for tax purposes on this basis, as expected, it would nevertheless not be treated as U.K.-resident if (a) it were concurrently resident in another jurisdiction (applying the tax residence rules of that jurisdiction) that has a double tax treaty with the U.K. and (b) there is a tie-breaker provision in that tax treaty which allocates exclusive residence to that other jurisdiction.

Residence of FCA for Italian tax purposes is largely a question of fact based on all circumstances. A rebuttable presumption of residence in Italy may apply under Article 73(5-bis) of the Italian Consolidated Tax Act, or CTA. However, FCA intends to set up and maintain its management and organizational structure in such a manner that it should be deemed resident in the U.K. from its incorporation for the purposes of the Italy-U.K. tax treaty. The result of this is that FCA should not be regarded as an Italian tax resident either for the purposes of the Italy-U.K. tax treaty or for Italian domestic law purposes. Because this analysis is highly factual and may depend on future changes in FCA’s management and organizational structure, there can be no assurance regarding the final determination of FCA’s tax residence. Should FCA be treated as an Italian tax resident, it would be subject to taxation in Italy on its worldwide income and may be required to comply with withholding tax and/or reporting obligations provided under Italian tax law, which could result in additional costs and expenses.

Even if its “central management and control” is in the U.K. as expected, FCA will be resident in the Netherlands for Dutch corporate income tax and Dutch dividend withholding tax purposes on the basis that it is incorporated there. Nonetheless, FCA will be regarded as solely resident in either the U.K. or the Netherlands under the Netherlands-U.K. tax treaty if the U.K. and Dutch competent authorities agree that this is the case. FCA has applied for a ruling from the U.K. and Dutch competent authorities that it should be treated as resident solely in the U.K. The outcome of that application cannot be guaranteed and it is possible that the U.K. and Dutch competent authorities may fail to reach an agreement. FCA anticipates, however, that, so long as the factors listed in the third preceding paragraph are present at all material times, the possibility that the U.K. and Dutch competent authorities will rule that FCA should be treated as solely resident in the Netherlands is remote. If there is a change over time to the facts upon which a ruling issued by the competent authorities is based, the ruling may be withdrawn or cease to apply.

FCA therefore expects to continue to be treated as resident in the U.K. and subject to U.K. corporation tax.

Unless and until the U.K. and the Dutch competent authorities rule that FCA should be treated as solely resident in the U.K. for the purposes of the Netherlands-U.K. double tax treaty, the Netherlands will be allowed to levy tax on FCA as a Dutch-tax-resident taxpayer.

The U.K.’s controlled foreign company taxation rules may reduce net returns to shareholders.

On the assumption that FCA is resident for tax purposes in the U.K., FCA will be subject to the U.K. controlled foreign company, or CFC, rules. The CFC rules can subject U.K.-tax-resident companies (in this case

FCA) to U.K. tax on the profits of certain companies not resident for tax purposes in the U.K. in which they have at least a 25 percent direct or indirect interest. Interests of connected or associated persons may be aggregated with those of the U.K.-tax-resident company when applying this 25 percent threshold. For a company to be a CFC, it must be treated as directly or indirectly controlled by persons resident for tax purposes in the U.K. The definition of control is broad (it includes economic rights) and captures some joint ventures.

Various exemptions are available. One of these is that a CFC must be subject to tax in its territory of residence at an effective rate not less than 75 percent of the rate to which it would be subject in the U.K., after making specified adjustments. Another of the exemptions (the “excluded territories exemption”) is that the CFC is resident in a jurisdiction specified by HMRC in regulations (several jurisdictions in which the Fiat group has significant operations, including Brazil, Italy and the United States, are so specified). For this exemption to be available, the CFC must not be involved in an arrangement with a main purpose of avoiding U.K. tax and the CFC’s income falling within certain categories (often referred to as the CFC’s “bad income”) must not exceed a set limit. In the case of the United States and certain other countries, the “bad income” test need not be met if the CFC does not have a permanent establishment in any other territory and the CFC or persons with an interest in it are subject to tax in its home jurisdiction on all its income (other than non-deductible distributions). FCA expects that its principal operating activities should fall within one or more of the exemptions from the CFC rules, in particular the excluded territories exemption.

Where the entity exemptions are not available, profits from activities other than finance or insurance will only be subject to apportionment under the CFC rules where:

•	some of the CFC’s assets or risks are acquired, managed or controlled to any significant extent in the U.K. (a) other than by a U.K. permanent establishment of the CFC and (b) other than under arm’s length arrangements;

•	the CFC could not manage the assets or risks itself; and

•	the CFC is party to arrangements which increase its profits while reducing tax payable in the U.K. and the arrangements would not have been made if they were not expected to reduce tax in some jurisdiction.

Profits from finance activities (whether considered trading or non-trading profits for U.K. tax purposes) or from insurance may be subject to apportionment under the CFC rules if they meet the tests set out above or specific tests for those activities. A full or 75 percent exemption may also be available for some non-trading finance profits.

Although FCA does not expect the U.K.’s CFC rules to have a material adverse impact on its financial position, the effect of the new CFC rules is not yet certain. FCA will continue to monitor developments in this regard and seek to mitigate any adverse U.K. tax implications which may arise. However, the possibility cannot be excluded that the reform of the CFC rules may have a material adverse impact on the financial position of FCA, reducing net returns to FCA shareholders.

The existence of a permanent establishment in Italy for FCA after the Merger is a question of fact based on all the circumstances.

Whether FCA has maintained a permanent establishment in Italy after the Merger (an “Italian P.E.”) is largely a question of fact based on all the circumstances. FCA believes that, on the understanding that it should be a U.K.-resident company under the Italy-U.K. tax treaty, it is likely to be treated as maintaining an Italian P.E. because it intends to maintain sufficient employees, facilities and activities in Italy to qualify as maintaining an Italian P.E. Should this be the case (i) the embedded gains on FCA’s assets connected with the Italian P.E. will not be taxed as a result of the Merger; (ii) Fiat’s tax-deferred reserves will not be taxed, inasmuch as they are booked in the Italian P.E.’s financial accounts; and (iii) an Italian fiscal unit, or Fiscal Unit, could be maintained with respect to Fiat’s Italian subsidiaries whose shareholdings are part of the Italian P.E.’s net worth. Because this analysis is highly factual, there can be no assurance regarding FCA’s maintaining an Italian P.E. after the Merger.

The Merger will likely result in the immediate charge of an Italian Exit Tax with respect to capital gains on assets that are expected to be transferred out of the Italian P.E. in connection with the Merger.

The Merger should qualify as a cross-border merger transaction for Italian tax purposes. Italian tax laws provide that such a cross-border merger is tax-neutral with respect to those Fiat assets that remain connected with the Italian P.E., but will result in the realization of capital gains or losses on those Fiat assets that will not be connected with the Italian P.E. (giving rise to an “Italian Exit Tax”).

Under a recently enacted Italian law (Article 166 (2-quater) of the CTA), companies which cease to be Italian-resident and become tax-resident in another EU Member State may apply to suspend any Italian Exit Tax under the principles of the Court of Justice of the European Union case C-371/10, National Grid Indus BV. Italian rules implementing Article 166 (2-quater), issued in August 2013, excluded cross-border merger transactions from the suspension of the Italian Exit Tax. As a result, the Merger will result in the immediate charge of an Italian Exit Tax in relation to those Fiat assets that will not be connected with the Italian P.E. Whether or not the Italian implementing rules are deemed compatible with EU law is unlikely to be determined before the payment of the Italian Exit Tax is due. Capital gains on certain assets of the Group that are expected to be transferred out of the Italian P.E. in connection with the Merger will be realized for Italian tax purposes. However, Fiat expects that such gains may be largely offset by tax losses available to the Group.

The continuation of the Fiscal Unit in the hands of the Italian P.E. and the tax treatment of the carried-forward tax losses of such Fiscal Unit is uncertain and subject to a mandatory ruling request.

According to Article 124(5) of the CTA, a mandatory ruling request should be submitted to the Italian tax authorities, in order to ensure the continuity, via the Italian P.E., of the Fiscal Unit currently in place between Fiat and Fiat’s Italian subsidiaries. Fiat has filed a ruling request with the Italian tax authorities in respect of the Merger. Depending on the outcome of the ruling, it is possible that the carried-forward tax losses generated by the Fiscal Unit would become restricted losses and they could not be used to offset the future taxable income of the Fiscal Unit. It is also possible that FCA would not be able to offset the Fiscal Unit’s carried-forward tax losses against any capital gains on Fiat’s assets that are not connected with the Italian P.E., despite the continuity of the Fiscal Unit. In the case that the carried-forward tax losses become restricted losses and are not able to be used to offset the future taxable income of the Fiscal Unit or in the case that the carried-forward tax losses would not be able to offset any capital gains on Fiat’s assets, the recoverability of such carried-forward tax losses may be reassessed. The outcome of any reassessment could result in a derecognition of such carried-forward tax losses, which may adversely affect our financial condition or results of operations.

Risks Related to Our Indebtedness

We have significant outstanding indebtedness, which may limit our ability to obtain additional funding on competitive terms and limit our financial and operating flexibility.

The extent of our indebtedness could have important consequences on our operations and financial results, including:

•	we may not be able to secure additional funds for working capital, capital expenditures, debt service requirements or general corporate purposes;

•	we may need to use a portion of our projected future cash flow from operations to pay principal and interest on our indebtedness, which may reduce the amount of funds available to us for other purposes;

•	we may be more financially leveraged than some of our competitors, which may put us at a competitive disadvantage; and

•	we may not be able to adjust rapidly to changing market conditions, which may make us more vulnerable to a downturn in general economic conditions or our business.

These risks may be exacerbated by volatility in the financial markets, particularly those resulting from perceived strains on the finances and creditworthiness of several governments and financial institutions, particularly in the Eurozone.

Among the anticipated benefits of the corporate reorganization announced in January 2014 is the expected reduction in funding costs over time due to anticipated improved debt capital markets positioning of the combined entity. However, we may not recognize these benefits for some time as we expect to maintain our existing capital structure until it becomes cost effective to modify this structure in light of our existing long-term obligations. However, certain of the circumstances and risks described may delay or reduce the expected cost savings from the future funding structures and the expected cost savings may not be achieved in full or at all. See “The FCA Merger.”

Even after the January 2014 acquisition of the approximately 41.5 percent interest in Chrysler that we did not already own, Chrysler continues to manage financial matters, including funding and cash management, separately. Additionally, Fiat has not provided guarantees or security or undertaken any other similar commitment in relation to any financial obligation of Chrysler, nor does it have any commitment to provide funding to Chrysler in the future.

Furthermore, certain bonds issued by Fiat and its subsidiaries include covenants that may be affected by circumstances related to Chrysler. In particular, these bonds include cross-default clauses which may accelerate the relevant issuer’s obligation to repay its bonds in the event that Chrysler fails to pay certain debt obligations on maturity or is otherwise subject to an acceleration in the maturity of any of those obligations. Therefore, these cross-default provisions could require early repayment of those bonds in the event Chrysler’s debt obligations are accelerated or are not repaid at maturity. There can be no assurance that the obligation to accelerate the repayment by Chrysler of its debts will not arise or that it will be able to pay its debt obligations when due at maturity.

In addition, one of Fiat’s existing revolving credit facilities, expiring in July 2016, provides some limits on Fiat’s ability to provide financial support to Chrysler.

Restrictive covenants in our debt agreements could limit our financial and operating flexibility.

The indentures governing certain of our outstanding public indebtedness, and other credit agreements to which companies in the Group are a party, contain covenants that restrict the ability of companies in the Group to, among other things:

•	incur additional debt;

•	make certain investments;

•	enter into certain types of transactions with affiliates;

•	sell certain assets or merge with or into other companies;

•	use assets as security in other transactions; and

•	enter into sale and leaseback transactions.

For more information regarding our credit facilities and debt, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Fiat Group—Liquidity and Capital Resources.”

Restrictions arising out of Chrysler’s debt instruments may hinder our ability to manage our operations on a consolidated, global basis.

Chrysler is party to credit agreements for certain senior credit facilities and an indenture for two series of secured senior notes. These debt instruments include covenants that restrict Chrysler’s ability to pay dividends or enter into sale and leaseback transactions, make certain distributions or purchase or redeem capital stock, prepay other debt, encumber assets, incur or guarantee additional indebtedness, incur liens, transfer and sell assets or engage in certain business combinations, enter into certain transactions with affiliates or undertake various other business activities.

In particular, in January 2014, Chrysler paid a distribution of U.S.$1.9 billion (€1.4 billion) to its members. With certain exceptions, further distributions will be limited to 50 percent of Chrysler’s cumulative consolidated net income (as defined in the agreements) from the period from January 1, 2012 until the end of the most recent fiscal quarter, less the amount of the January 2014 distribution. See “Management’s Discussion and Analysis of Financial Condition and the Results of Operations of the Fiat Group—Liquidity and Capital Resources.”

These restrictive covenants could have an adverse effect on our business by limiting our ability to take advantage of financing, mergers and acquisitions, joint ventures or other corporate opportunities. In particular, the senior credit facilities contain, and future indebtedness may contain, other and more restrictive covenants. These agreements also restrict Chrysler from prepaying certain of its indebtedness or imposing limitations that make prepayment impractical. The senior credit facilities require Chrysler to maintain borrowing base collateral coverage and a minimum liquidity threshold. A breach of any of these covenants or restrictions could result in an event of default on the indebtedness and the other indebtedness of Chrysler or result in cross-default under certain of its indebtedness.

If Chrysler is unable to comply with these covenants, its outstanding indebtedness may become due and payable and creditors may foreclose on pledged properties. In this case, Chrysler may not be able to repay its debt and it is unlikely that it would be able to borrow sufficient additional funds. Even if new financing is made available to Chrysler in such circumstances, it may not be available on acceptable terms.

Compliance with certain of these covenants could also restrict Chrysler’s ability to take certain actions that its management believes are in Chrysler’s and our best long-term interests.

Should Chrysler be unable to undertake strategic initiatives due to the covenants provided for by the above instruments, our business prospects, financial condition and results of operations could be impacted.

Substantially all of the assets of Chrysler and its U.S. subsidiary guarantors are unconditionally pledged as security under its senior credit facilities and secured senior notes and could become subject to lenders’ contractual rights if an event of default were to occur.

Chrysler and several of its U.S. subsidiaries are obligors or guarantors under Chrysler’s senior credit facilities and secured senior notes. The obligations under the senior credit facilities and secured senior notes are secured by senior and junior priority, respectively, security interests in substantially all of the assets of Chrysler and its U.S. subsidiary guarantors. The collateral includes 100 percent of the equity interests in Chrysler’s U.S. subsidiaries, 65 percent of the equity interests in its non-U.S. subsidiaries held directly by Chrysler and its U.S. subsidiary guarantors, all personal property and substantially all of Chrysler’s U.S. real property other than its Auburn Hills, Michigan headquarters. An event of default under Chrysler’s senior credit facilities and/or secured senior notes could trigger its lenders’ or noteholders’ contractual rights to enforce their security interest in these assets.

Risks Relating to the Proposed Separation of Ferrari

No assurance can be given that the separation will occur.

No assurance can be given as to whether and when the separation of Ferrari will occur. FCA may determine to delay or abandon the separation at any time for any reason or for no reason.

The terms of the proposed separation of Ferrari and Ferrari’s stand-alone capital structure have not been determined.

The terms of the proposed separation of Ferrari and Ferrari’s stand-alone capital structure have not yet been determined. Our preliminary plans are described under the caption “Summary—Recent Developments.” However, the final structure and terms of the separation may not coincide with the terms set forth in this prospectus. No assurance can be given as to the terms of your prospective interest in Ferrari or the terms of the method how it will be distributed to you. Further, the pro forma financial statements included in this prospectus give effect to the carve-out of Ferrari on a standalone basis but do not give effect to any capital structure reorganization of Ferrari to operate on a standalone basis. Consequently, the pro forma financial statements may not represent the standalone financial statements of Ferrari following completion of the spin-off.

We may be unable to achieve some or all of the benefits that we expect to achieve from our separation from Ferrari.

We may not be able to achieve the financial and other benefits that we expect will result from the separation of Ferrari. The anticipated benefits of the separation are based on a number of assumptions, some of which may prove incorrect. For example, there can be no assurance that the separation of Ferrari will enable us to strengthen our capital base sufficiently to offset the loss of the earnings power and potential of Ferrari.

Following the separation, the price of FCA common shares may fluctuate significantly.

We cannot predict the prices at which our common shares may trade after the separation, the effect of the separation on the trading prices of our common shares or whether the market value of our common shares and the common shares of Ferrari held by a shareholder after the separation will be less than, equal to or greater than the market value of the common shares of FCA held by such shareholder prior to the separation.

We intend for the separation to qualify as a generally tax-free distribution for our shareholders from a U.S. federal income tax perspective, but no assurance can be given that the separation will receive such tax-free treatment.

It is our intention to structure the separation and any distribution to FCA shareholders in a tax efficient manner from a U.S. federal income tax perspective, taking appropriate account of the potential impact on shareholders, but no assurance can be given that the intended tax treatment will be achieved, or that shareholders (and/or persons that receive the benefit of Ferrari shares) will not incur substantial tax liabilities in connection with the separation and distribution. In particular, the requirements for favorable treatment differ (and may conflict) from jurisdiction to jurisdiction and the relevant requirements are often complex, and no assurance can be given that any ruling (or similar guidance) from any taxing authority would be sought (or, if sought, granted). We currently intend to distribute 80 percent of the equity in Ferrari to holders of our shares and Mandatory Convertible Securities (which we intend to treat as stock of FCA for U.S. federal income tax purposes, see “Tax Consequences—Material U.S. Federal Income Tax Consequences”), and we currently intend for such distribution to qualify as a generally tax-free distribution for holders of the stock of FCA for U.S. federal income tax purposes. However, the structure and terms of any distribution have not been determined and there can be no assurance that a distribution of Ferrari or any other spin-off would qualify or that holders of our shares or Mandatory Convertible Securities would not recognize gain for U.S. federal income tax purposes in connection with any such distribution or spin-off.

Risks Related to the Merger and the FCA shares

Prior to the effectiveness of the Merger, there was no trading market for our common shares, and there can be no assurance that a liquid trading market on the NYSE will develop or be sustained.

Prior to the Merger, there was no market for our common shares although Fiat ordinary shares were traded on the MTA until completion of the Merger. Concurrently with the completion of the Merger, we listed our common shares on the NYSE. However, there can be no assurance that an active market for our common shares will develop on the NYSE, or that if it develops, the market will be sustained.

Our maintenance of two exchange listings may adversely affect liquidity in the market for our common shares and could result in pricing differentials of our common shares between the two exchanges.

Shortly following the closing of the Merger and the listing of our common shares on the NYSE, we listed our common shares on the MTA. It is not possible to predict how trading will develop in these two markets. The dual listing of our common shares may split trading between the two markets and adversely affect the liquidity of the shares in one or both markets and the development of an active trading market for our common shares on the NYSE and may result in price differentials between the exchanges. Differences in the trading schedules, as well as volatility in the exchange rate of the two trading currencies, among other factors, may result in different trading prices for our common shares on the two exchanges.

The market price of our common shares may decline following the listing of our common shares on the NYSE and the MTA, particularly if the expected benefits of our reorganization fail to materialize.

The market prices of our common shares may decline following the listing of our common shares on the NYSE and the MTA, if, among other reasons, we do not achieve the expected benefits from the full integration with Chrysler and the other benefits of our reorganization as rapidly or to the extent anticipated by us. Any of these situations may cause our shareholders to sell a significant number of our common shares, which may negatively affect the market price of our common shares.

The loyalty voting structure may affect the liquidity of our common shares and reduce our common share price.

The implementation of the loyalty voting structure could reduce the liquidity of our common shares and adversely affect the trading prices of the FCA common shares. The loyalty voting structure was intended to reward Fiat shareholders for maintaining long-term share ownership by granting initial shareholders and persons holding our common shares continuously for at least three years at any time following the effectiveness of the Merger the option to elect to receive FCA special voting shares. FCA special voting shares cannot be traded and, immediately prior to the deregistration of our common shares from the FCA Loyalty Register, any corresponding FCA special voting shares shall be transferred to FCA for no consideration (om niet). This loyalty voting structure is designed to encourage a stable shareholder base for FCA and, conversely, it may deter trading by those shareholders who are interested in gaining or retaining FCA special voting shares. Therefore, the loyalty voting structure may reduce liquidity in FCA common shares and adversely affect their trading price.

The loyalty voting structure may make it more difficult for shareholders to acquire a controlling interest in FCA, change our management or strategy or otherwise exercise influence over us, and the market price of our common shares may be lower as a result.

The provisions of our articles of association which establish the loyalty voting structure may make it more difficult for a third party to acquire, or attempt to acquire, control of our company, even if a change of control were considered favorably by shareholders holding a majority of our common shares. As a result of the loyalty voting structure, a relatively large proportion of the voting power of FCA could be concentrated in a relatively small number of shareholders who would have significant influence over us. Exor has a voting interest in FCA of 46.15 percent due to its participation in the loyalty voting structure and as a result will have the ability to exercise significant influence on matters involving our shareholders. Such shareholders participating in the loyalty voting structure could effectively prevent change of control transactions that may otherwise benefit our shareholders. The loyalty voting structure may also prevent or discourage shareholders’ initiatives aimed at changing FCA’s management or strategy or otherwise exerting influence over FCA.

The loyalty voting structure may also prevent or discourage shareholders’ initiatives aimed at changes in our management.

The Merger is not expected to result in any significant operational cost savings or synergies.

As part of the Merger, the business and operations of Fiat were assumed by FCA, but they remained substantially unchanged. Therefore, FCA and Fiat do not expect that the Merger will result in any significant operational cost savings or synergies. For a discussion of the anticipated organizational and capital markets impacts, see “The FCA Merger.”

There may be potential “Passive Foreign Investment Company” tax considerations for U.S. Shareholders.

Shares of FCA stock held by a U.S. holder would be stock of a “passive foreign investment company”, or a PFIC, for U.S. federal income tax purposes with respect to a U.S. Shareholder (as defined in “Tax Consequences—Material U.S. Federal Income Tax Consequences” below) if for any taxable year in which such U.S. Shareholder held FCA common shares, after the application of applicable “look-through rules” (i) 75 percent or more of FCA’s gross income for the taxable year consists of “passive income” (including dividends, interest, gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business, as defined in applicable Treasury Regulations), or (ii) at least 50 percent of its assets for the taxable year (averaged over the year and determined based upon value) produce or are held for the production of “passive income.” U.S. persons who own shares of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the dividends they receive from the PFIC, and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC. In addition, if Fiat were or had been in the past a PFIC, the exchange of Fiat ordinary shares for FCA common shares could be taxable to U.S. Shareholders.

While FCA believes that shares of its stock are not, and will not become as a result of its receipt of the net proceeds from this offering of common shares and/or the concurrent offering of Mandatory Convertible Securities, stock of a PFIC for U.S. federal income tax purposes, this conclusion is based on a factual determination made annually and thus is subject to change. Moreover, shares of FCA stock may become stock of a PFIC in future taxable years if there were to be changes in FCA’s assets, income or operations. In addition, if Fiat were or had been in the past a PFIC, the treatment of the exchange of Fiat ordinary shares for FCA common shares would be uncertain. See “Tax Consequences—Material U.S. Federal Income Tax Consequences—U.S. Shareholders—PFIC Considerations—Consequences of Holding FCA Stock” for a further discussion.

Tax consequences of the loyalty voting structure are uncertain.

No statutory, judicial or administrative authority directly discusses how the receipt, ownership, or disposition of special voting shares should be treated for Italian, U.K. or U.S. tax purposes and as a result, the tax consequences in those jurisdictions are uncertain.

The fair market value of the FCA special voting shares, which may be relevant to the tax consequences, is a factual determination and is not governed by any guidance that directly addresses such a situation. Because, among other things, the special voting shares are not transferrable (other than, in very limited circumstances, together with the associated FCA common shares) and a shareholder will receive amounts in respect of the special voting shares only if FCA is liquidated, FCA believes and intends to take the position that the fair market value of each special voting share is minimal. However, the relevant tax authorities could assert that the value of the special voting shares as determined by FCA is incorrect.

The tax treatment of the loyalty voting structure is unclear and shareholders are urged to consult their tax advisors in respect of the consequences of acquiring, owning and disposing of special voting shares. See “Tax Consequences” for a further discussion.

Tax may be required to be withheld from dividend payments.

The attention of shareholders is drawn to the paragraphs headed “FCA intends to operate so as to be treated as exclusively resident in the United Kingdom for tax purposes, but the relevant tax authorities may treat it as also being tax resident elsewhere.” in the section “Risk Factors—Risks Related to Our Business, Strategy and Operations”.

Unless and until the U.K. and the Dutch competent authorities rule that FCA should be treated as solely resident in the U.K. for the purposes of the Netherlands-U.K. double tax treaty, dividends distributed by FCA will be subject to Dutch dividend withholding tax (subject to any relief which may be available under Dutch law or the terms of any applicable double tax treaty) and FCA will be under no obligation to pay additional amounts in respect thereof.

In addition, even if the U.K. and Dutch competent authorities rule that FCA should be treated as solely resident in the U.K. for the purposes of the Netherlands-U.K. double tax treaty, under Dutch domestic law dividend payments made by FCA to Dutch residents may still be required to be paid subject to Dutch dividend withholding tax and FCA would have no obligation to pay additional amounts in respect of such payments. FCA intends to seek confirmation from the Dutch tax authorities that such withholding will not be required, but no assurances can be given.

Should Dutch or Italian withholding taxes be imposed on future dividends or distributions with respect to FCA common shares, whether such withholding taxes are creditable against a tax liability to which a shareholder is otherwise subject depends on the laws of such shareholder’s jurisdiction and such shareholder’s particular circumstances. Shareholders are urged to consult their tax advisors in respect of the consequences of the potential imposition of Dutch and/or Italian withholding taxes.

THE FCA MERGER

Background to the Merger

Over the past several years, we and our management, with the support of Fiat’s largest shareholder, have been pursuing a process of transformation in order to meet the challenges of a changing marketplace characterized by global overcapacity in automobile production and the consequences of economic recession in the European markets on which we have historically depended. The transformation process to date has included several steps.

In 2009, the Fiat Group and Chrysler entered into a global strategic alliance in which the Group contributed rights in various vehicle platforms and technologies to Chrysler and agreed to take on management responsibility for Chrysler, in return for which the Fiat Group received ownership interests in Chrysler and rights to increase that ownership interest and take a controlling interest in Chrysler over time. That alliance grew in strength and scope over the following years, as more fully described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Fiat Group—The Fiat-Chrysler Alliance,” and Fiat obtained additional interests in Chrysler, leading to consolidation of Chrysler’s results into the Fiat Group’s financial statements from June 1, 2011. By January 2012, following achievement of three performance events by Chrysler and the acquisition of interests held by the U.S. Department of the Treasury and Canadian government, the Group’s ownership interest in Chrysler reached 58.5 percent.

In 2010, the capital goods businesses, including the agricultural and construction equipment and commercial vehicles businesses previously integrated within the Group, were demerged into a separate publicly traded entity, now CNH Industrial, so that the different investment cycles, financing needs and investment profiles of those businesses and the remaining Group businesses, respectively, could be addressed more effectively and with greater strategic flexibility. The Demerger was completed on January 1, 2011.

In late 2011, the Fiat Group commenced a process to streamline its capital structure and simplify its governance structure through the conversion of Fiat’s then-outstanding preference shares and savings shares into ordinary shares to create a single, more liquid class of securities. The preference and savings shares had long traded at significant discounts to the ordinary shares and with sustained low trading volumes. The conversion was approved by the required vote of Fiat shareholders in April 2012 and became effective in May 2012.

During 2012 and 2013, while negotiations relating to further steps of the acquisition of the remaining shares in Chrysler were continuing, the Group’s management initiated a review of the most suitable corporate and governance structures for the combined Group, concluding that following the acquisition of the approximately 41.5 percent interest in Chrysler we did not already own, the character of our businesses and capital needs would change significantly. As a majority of our revenues and a substantial majority of our profitability would become attributable to operations in North America, the Group’s management recognized that we would have growing needs for low-cost capital to fund the investments required to secure the assets driving our growth prospects and to make necessary investments in new growth opportunities. In that process, we began to form the view that an Italian headquarters, Italian legal incorporation and sole Italian listing were no longer an adequate reflection of the nature and geographical footprint of the business and did not best serve our capital markets and financing objectives. The Group has continued to be viewed by investors largely as an Italian company, and the trading price of Fiat’s shares has been closely correlated with the Italian stock market index, notwithstanding that a majority of its revenues and profits are derived from North America.

In January 2014, the Fiat Group agreed to purchase from the UAW Retiree Medical Benefits Trust, or the VEBA Trust, all of the VEBA Trust’s equity interests in Chrysler, representing the approximately 41.5 percent interest in Chrysler that it did not already own. The transaction was completed on January 21, 2014, resulting in Chrysler becoming an indirect wholly-owned subsidiary of Fiat. Immediately following that development, Fiat accelerated its plans to reorganize the Group’s structure and governance. Fiat’s management reviewed the experience of Fiat Industrial and CNH Global N.V. (“CNH”), which in 2013 successfully completed a merger resulting in a new combined company, CNH Industrial, organized in the Netherlands, with shares listed in New York and Milan.

Having reviewed various proposals from Fiat’s financial and legal advisors, Fiat determined that, similarly, a redomiciliation into the Netherlands with a listing on the NYSE and an additional listing on the MTA would be the structure most suitable to Fiat’s current and anticipated profile and its strategic and financial objectives. In order to foster the development and continued involvement of a core base of long-term shareholders, Fiat also decided to propose that the redomiciled company would adopt a loyalty voting structure. Other potential options were considered, including a redomiciliation effected by means of an exchange offer by a newly formed entity organized in the Netherlands for shares of Fiat instead of a merger, or a sole listing on the NYSE, but such alternatives were not pursued either because the execution risks were perceived to be higher or the outcome was expected to be less attractive than the Merger.

On January 29, 2014, the Board of Directors of Fiat approved the corporate reorganization of which the Merger forms a part and the formation of FCA as a fully integrated global automaker. On June 15, 2014, the Board of Directors of Fiat unanimously approved the merger plan governing the Merger, including the articles of association that will be adopted by FCA in connection with the Merger. Certain members of the Board of Directors of Fiat, including the Chairman of the Board and the Chief Executive Officer of Fiat, are also directors of Exor, our largest shareholder.

At the extraordinary general meeting held on August 1, 2014, the shareholders of Fiat approved the Merger. On October 12, 2014, the Merger became effective.

Plans for FCA After the Merger

After the Merger, the business of FCA is the same business as that of Fiat prior to the Merger.

USE OF PROCEEDS

We estimate that our gross proceeds from the sale of 87,000,000 common shares by us in this offering will be approximately $         (approximately $         if the underwriters fully exercise their option to purchase up to 13,000,000 additional common shares), assuming an offering price of $         per common share, the closing price of our common shares on the NYSE on                     , 2014. After deducting the underwriting discounts and commissions of this offering, we expect to receive net proceeds of approximately $         (approximately $         if the underwriters fully exercise their option to purchase additional common shares).

We estimate that our gross proceeds from the sale of $2,500,000,000 of our Mandatory Convertible Securities in the concurrent offerings will be approximately $                 (approximately $                 if the underwriters of such offering fully exercise their option to purchase up to $2,875,000,000 of our Mandatory Convertible Securities). After deducting the underwriting discounts and commission of the concurrent offering, we expect to receive net proceeds of approximately $                 (approximately $                 if the underwriters of such offering fully exercise their option to purchase additional Mandatory Convertible Securities).

We intend to use the proceeds of this offering, together with the proceeds of the concurrent issuance of the Mandatory Convertible Securities, for general corporate purposes.

CAPITALIZATION

The following table sets forth (1) our historical capitalization at September 30, 2014 and (2) our pro forma capitalization which gives effect to (a) the Merger, (b) the Merger and the Common Shares Offering and (c) the Merger, the Common Shares Offering and the Mandatory Convertible Securities Offering, which will mandatorily convert into common shares on or before                 , 2016. For a description of the terms of the Mandatory Convertible Securities, see “Concurrent Offering of Mandatory Convertible Securities.” This table assumes the sale of 87,000,000 common shares in this offering at an assumed public offering price of $13.56 per share, which is the closing price of our shares on the New York Stock Exchange on December 3, 2014, and an offering of $2,500,000,000 of our Mandatory Convertible Securities, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the use of proceeds thereof. In each case, this table assumes that the underwriters in each of the respective offerings do not exercise their option to purchase additional common shares or Mandatory Convertible Securities, as the case may be. You should read this table together with “Use of Proceeds,” “Selected Historical Consolidated Financial and Other Data,” “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Fiat Group.”

	At September 30, 2014
(€ million)	Actual	As Adjusted For the Merger(3)	As Adjusted For the Merger and the Common Shares Offering(4)	As Adjusted For the Merger, the Common Shares Offering and the Mandatory Convertible Securities Offering(5)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cash and cash equivalents	18,395	17,978	18,916	20,916

Debt:
Existing debt	32,933	32,933	32,933	32,933
Coupon component of Mandatory Convertible Securities	—	—	—	284

Total Debt	32,933	32,933	32,933	33,217

Equity:
Equity attributable to owners of the parent(1)	10,413	9,996	10,934	12,650
Non-controlling interest	300	300	300	300

Total Equity	10,713	10,296	11,234	12,950

Total Capitalization(2)	43,646	43,229	44,167	46,167

(1)	Equity includes the Mandatory Convertible Securities equity contract with the exception of the financial liability component for the coupon payments.

(2)	Total Capitalization represents the sum of Debt and Equity.

(3)	In connection with the Merger, a net aggregate cash disbursement of €417 million was made consisting of payment to Fiat shareholders who exercised cash exit rights under Article 2437 - quotes of the Italian Civil Code (the “Cash Exit Rights”), net of proceeds from the offering of shares purchased upon the exercise of the Cash Exit Rights by Fiat shareholders who did not exercise such right.

(4)	The Common Shares Offering assumes the sale of 87 million common shares in the offering at an assumed public offering price of U.S.$13.56 per share. After deducting underwriting discounts and commissions and estimated offering expenses payable by us, we estimate the net proceeds from the Common Shares Offering will be U.S.$1,155 million (€938 million). Amounts have been translated into Euro using the applicable exchange rate of U.S.$1.231 per €1 at December 3, 2014.

(5)	We estimate the net proceeds from the offering of U.S.$2.5 billion Mandatory Convertible Securities will be U.S.$2,462 million (€2,000 million). The principal amount of the Mandatory Convertible Securities will be allocated according to IAS 32 between debt and equity. In particular, the obligation to pay a coupon represents a financial liability. The fair value of this financial liability, net of underwriting discounts and commissions and estimated offering expenses payable by us is estimated to be U.S.$ 350 million (€284 million), which was estimated as the total calculated coupon payments discounted to their present value using a discount rate of 3.766%, which reflects our estimated non-performance risk and the duration of the financial liability. The remaining amount of U.S.$2,112 million (€1,716 million) represents the estimated fair value of the Mandatory Convertible Securities equity contract, net of underwriting discounts and commissions and estimated offering expenses payable by us. Amounts have been translated into Euro using the applicable exchange rate of U.S.$1.231 per €1 at December 3, 2014.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth selected historical consolidated financial and other data of the Fiat Group and has been derived from:

•	the Interim Consolidated Financial Statements for the three and nine months ended September 30, 2014 and 2013, included elsewhere in this prospectus;

•	the Annual Consolidated Financial Statements for the years ended December 31, 2013, 2012 and 2011, included elsewhere in this prospectus; and

•	the annual consolidated financial statements of the Fiat Group for the years ended December 31, 2010 and 2009, which are not included in this prospectus.

The accompanying Interim Consolidated Financial Statements have been prepared on the same basis as the Annual Consolidated Financial Statements and include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the Interim Consolidated Financial Statements. Interim results are not necessarily indicative of results that may be expected for a full year or any future interim period.

The following information should be read in conjunction with “Note on Presentation,” “Risk Factors,” “Unaudited Pro Forma Condensed Consolidated Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Fiat Group,” the Interim Consolidated Financial Statements and the Annual Consolidated Financial Statements included elsewhere in this prospectus. Historical results for any period are not necessarily indicative of results to be expected for any future period.

Consolidated Income Statement Data

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
	(€ million, except per share data)
Net revenues	23,553	20,693	69,006	62,681
EBIT	926	862	2,157	2,542
Profit/(loss) before taxes	415	369	647	1,089
Profit/(loss) from continuing operations	188	189	212	655
Net profit/(loss)	188	189	212	655
Attributable to:
Owners of the parent	174	(15)	160	44
Non-controlling interest	14	204	52	611
Basic earnings/(loss) from continuing operations per ordinary share (in Euro)	0.143	(0.013)	0.132	0.036
Diluted earnings/(loss) from continuing operations per ordinary share (in Euro)	0.142	(0.013)	0.130	0.036
Basic earnings/(loss) per ordinary share (in Euro)	0.143	(0.013)	0.132	0.036
Diluted earnings/(loss) per ordinary share (in Euro)	0.142	(0.013)	0.130	0.036
Dividends paid per ordinary share (in Euro)(1)	-	-	-	-
Other Statistical Information:
Shipments (in thousands of units)	1,099	1,002	3,393	3,181
Number of employees at period end	232,463	227,162	232,463	227,162

Consolidated Statement of Financial Position Data

	At September 30, 2014	At December 31, 2013
	(€ million, except share data)
Cash and cash equivalents	18,395	19,455
Total assets	94,396	87,214
Debt	32,933	30,283
Total equity	10,713	12,584
Equity attributable to owners of the parent	10,413	8,326
Non-controlling interests	300	4,258
Share capital	4,479	4,477
Ordinary shares issued (in thousands of shares)(1):	1,250,964	1,250,688

(1)	Treasury shares at September 30, 2014 were 29,911 thousand. Book value per ordinary share (net of treasury shares) at September 30, 2014 amounted to €8.774.

Consolidated Income Statement Data

	For the years ended December 31,
	2013	2012	2011(1)	2010(2)	2009(2)
	(€ million, except per share data)
Net revenues	86,624	83,765	59,559	35,880	32,684
EBIT	3,002	3,434	3,291	1,106	455
Profit before taxes	1,015	1,524	1,932	706	103
Profit/(loss) from continuing operations	1,951	896	1,398	222	(345)
Profit/(loss) from discontinued operations	-	-	-	378	(503)
Net profit/(loss)	1,951	896	1,398	600	(848)
Attributable to:
Owners of the parent	904	44	1,199	520	(838)
Non-controlling interest	1,047	852	199	80	(10)
Earnings/(loss) from continuing operations (in Euro)
Basic per ordinary share	0.744	0.036	0.962	0.130	(0.302)
Diluted per ordinary share	0.736	0.036	0.955	0.130	(0.302)
Basic per preference share	-	-	0.962	0.217	(0.302)
Diluted per preference share	-	-	0.955	0.217	(0.302)
Basic per savings share	-	-	1.071	0.239	(0.302)
Diluted per savings share	-	-	1.063	0.238	(0.302)
Earnings/(loss) per share (in Euro)
Basic per ordinary share	0.744	0.036	0.962	0.410	(0.677)
Diluted per ordinary share	0.736	0.036	0.955	0.409	(0.677)
Basic per preference share	-	-	0.962	0.410	(0.677)
Diluted per preference share	-	-	0.955	0.409	(0.677)
Basic per savings share	-	-	1.071	0.565	(0.677)
Diluted per savings share	-	-	1.063	0.564	(0.677)
Dividends paid per share (in Euro)(3)
Ordinary share	-	-	0.090	0.170	-
Preference share(4)	-	0.217	0.310	0.310	-
Savings share(4)	-	0.217	0.310	0.325	0.310

Other Statistical Information (unaudited):

Shipments (in thousands of units)	4,352	4,223	3,175	2,094	2,161
Number of employees at period end	229,053	218,311	197,021	137,801	128,771

(1)	The amounts reported include seven months of operations for Chrysler.
(2)	CNH Industrial was reported as discontinued operations in 2010 and 2009 as a result of the Demerger. For additional information on the Demerger, see Note “Changes in the Scope of Consolidation” to the Annual Consolidated Financial Statements included elsewhere in this prospectus.

(3)	Dividends paid represent cash payments in the applicable year that generally relates to earnings of the previous year.
(4)	In accordance with the resolution adopted by the shareholders’ meeting on April 4, 2012, Fiat’s preference and savings shares were mandatorily converted into ordinary shares. For additional information on the shareholders’ resolution on the mandatory conversion, see Notes 12 and 23 to the Annual Consolidated Financial Statements included elsewhere in this prospectus.

Consolidated Statement of Financial Position Data

	At December 31,
	2013	2012	2011(1)(2)	2010	2009(3)
	(€ million, except share data)
Cash and cash equivalents	19,455	17,666	17,526	11,967	12,226
Total assets	87,214	82,633	80,379	73,442(2)	67,235
Debt	30,283	28,303	27,093	20,804	28,527
Total equity	12,584	8,369	9,711	12,461(2)	11,115
Equity attributable to owners of the parent	8,326	6,187	7,358	11,544(2)	10,301
Non-controlling interests	4,258	2,182	2,353	917(2)	814
Share capital	4,477	4,476	4,466	6,377	6,377
Shares issued (in thousands of shares):
Ordinary(4)	1,250,688	1,250,403	1,092,681	1,092,247	1,092,247
Preference(5)	-	-	103,292	103,292	103,292
Savings(5)	-	-	79,913	79,913	79,913

(1)	The amounts at December 31, 2011 are equivalent to those at January 1, 2012 derived from the Annual Consolidated Financial Statements.
(2)	The amounts at December 31, 2011 include the consolidation of Chrysler.
(3)	Includes assets and liabilities of CNH Industrial which was demerged from the Group at January 1, 2011. For additional information on the Demerger, see Note “Changes in the Scope of Consolidation” to the Annual Consolidated Financial Statements included elsewhere in this prospectus.
(4)	Treasury shares at December 31, 2013 were 34,578 thousand. Book value per ordinary share (net of treasury shares) at December 31, 2013 amounted to €6.846.
(5)	In accordance with the resolution adopted by the shareholders’ meeting on April 4, 2012, Fiat’s preference and savings shares were mandatorily converted into ordinary shares. For additional information on the shareholders’ resolution on the mandatory conversion, see Notes 12 and 23 to the Annual Consolidated Financial Statements included elsewhere in this prospectus.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information (the “Unaudited Pro Forma Condensed Consolidated Financial Information”) at and for the nine months ended September 30, 2014 and for the years ended December 31, 2013, 2012 and 2011 has been prepared by applying unaudited pro forma adjustments to (i) the historical interim consolidated statement of financial position and the historical interim consolidated income statement at and for the nine months ended September 30, 2014 included in the Interim Consolidated Financial Statements and (ii) the historical consolidated income statements for the years ended December 31, 2013, 2012 and 2011 included in the Annual Consolidated Financial Statements. The Interim Consolidated Financial Statements and the Annual Consolidated Financial Statements are included elsewhere in this prospectus. Unless otherwise specified, the terms “Fiat Group” and “FCA” refer to FCA, together with its subsidiaries, following completion of the Merger or to Fiat S.p.A. together with its subsidiaries, prior to the Merger, as the context may require.

The Unaudited Pro Forma Condensed Consolidated Financial information has been prepared to reflect the following transactions (together the “Transactions”):

i.	the agreement with the VEBA Trust pursuant to which Fiat North America LLC (“FNA”) acquired the remaining approximately 41.5 percent interest in Chrysler held by the VEBA Trust (the “VEBA Transaction”), inclusive of approximately 10 percent of previously exercised options, the interpretation of which was subject to ongoing litigation, which closed on January 21, 2014. Concurrent with the closing of the VEBA Transaction, Chrysler and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”) entered into a contractually binding and legally enforceable Memorandum of Understanding (“MOU”) to supplement Chrysler’s existing collective bargaining agreement. Under the MOU, the UAW committed to (i) use its best efforts to cooperate in the continued roll-out of Chrysler’s World Class Manufacturing (“WCM”) programs, (ii) actively participate in benchmarking efforts associated with implementation of WCM programs across all Fiat-Chrysler manufacturing sites to ensure objective competitive assessments of operational performance and provide a framework for the proper application of WCM principles, and (iii) actively assist in the achievement of Chrysler’s long-term business plan. In exchange for these legally binding commitments, Chrysler agreed to make payments to a UAW-organized, independent VEBA Trust totaling U.S.$700 million (€518 million at the transaction date) to be paid in four equal annual installments. The first installment was paid on January 21, 2014. As the VEBA Transaction and the MOU were executed contemporaneously among related parties, they are accounted for as a single commercial transaction with multiple elements;

ii.	the subsequent prepayment by Chrysler of amounts outstanding under the senior unsecured note issued June 10, 2009 to the VEBA Trust, with an original face amount of U.S.$4,587 million, or VEBA Trust Note, with proceeds from the issuance of new debt on February 7, 2014 (the “Chrysler Refinancing”); and

iii.	the proposed spin-off of Ferrari from FCA. In particular, on October 29, 2014 we announced our intention to separate Ferrari from FCA through a combination of a public offering of 10 percent of Ferrari from our current shareholding and a distribution of our remaining 80 percent of Ferrari shares to our shareholders (the “Separation”). These transactions are expected to occur in 2015. In connection with the Separation we also intend to enter into certain other transactions including distributions and transfers of cash from Ferrari to FCA currently estimated at €2.25 billion (the “Distributions”), which will be funded through a combination of Ferrari’s cash and cash equivalents and Ferrari’s issuance of third party debt around the time of the Separation.

In accordance with the requirements of Regulation S-X Article 11, as Ferrari will be accounted for as a discontinued operation in FCA’s consolidated financial statements in connection with the Separation, the effects of the Separation have been presented for income statement purposes for the last three fiscal years and the latest interim period.

The adjustments relating to the Separation do not reflect the receipt of any proceeds in connection with any proposed public offering of Ferrari shares, nor does it reflect any potential pre-separation internal reorganization other than as described herein, as the effects from any such transactions are not ascertainable at this time. The pro forma adjustments included in the Unaudited Pro Forma Condensed Consolidated Financial Information are not necessarily indicative of the transaction structure of any separation that may occur. As announced on October 29, 2014, the final approval of the transaction structure from the FCA Board of Directors has not yet been received, and there can be no assurances on the form of the transactions constituting the Separation. Further, if the structure of the Separation requires shareholder approval, such approval has not yet been obtained and there can be no guarantee that such approval will be obtained. See “Risk Factors—Risks Related to the Proposed Separation of Ferrari.”

The unaudited pro forma condensed consolidated income statements have been prepared assuming that (i) the VEBA Transaction, MOU and Chrysler Refinancing had occurred on January 1, 2013, and (ii) the Separation had occurred on January 1, 2011. The Distributions have no effects on the unaudited pro forma condensed income statements. The unaudited pro forma interim condensed consolidated statement of financial position has been prepared assuming that the Separation and the Distributions had taken place on September 30, 2014. The effects of the VEBA Transaction, the MOU and the Chrysler Refinancing are fully reflected in the Group’s interim consolidated statement of financial position at September 30, 2014. Therefore there are no pro forma adjustments to the unaudited pro forma interim condensed consolidated statement of financial position for such transactions.

The Unaudited Pro Forma Condensed Consolidated Financial Information does not purport to represent what our actual results of operations would have been if the Transactions had actually occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or financial condition. The Unaudited Pro Forma Condensed Consolidated Financial Information is presented for informational purposes only. The historical consolidated income statement, interim consolidated income statement and interim consolidated statement of financial position have been adjusted in the Unaudited Pro Forma Condensed Consolidated Financial Information to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) expected to have a continuing impact on the consolidated financial results.

The Unaudited Pro Forma Condensed Consolidated Financial Information should be read in conjunction with the information contained in “Selected Historical Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Fiat Group,” the Annual Consolidated Financial Statements and the Interim Consolidated Financial Statements appearing elsewhere in this prospectus. All unaudited pro forma adjustments and their underlying assumptions are described more fully in the footnotes to our Unaudited Pro Forma Condensed Consolidated Financial Information.

Unaudited Pro Forma Condensed Consolidated Income Statement

for the year ended December 31, 2011

	Fiat Group Historical	Unaudited Pro forma adjustments	Unaudited Pro Forma year ended December 31, 2011
(€ million)		Separation
	(A)	(B)
Net revenues	59,559	(1,954)	57,605
Cost of sales	51,047	(1,362)	49,685
Selling, general and administrative costs	5,082	(127)	4,955
Research and development costs	1,385	(163)	1,222
Other income/(expenses)	(49)	10	(39)
Result from investments	131	-	131
Gains and (losses) on the disposal of investments	21	(6)	15
Restructuring costs	102	-	102
Other unusual income/(expenses)	1,245	-	1,245

EBIT	3,291	(298)	2,993
Net financial income/(expenses)	(1,359)	(3)	(1,362)

Profit before taxes	1,932	(301)	1,631
Tax (income)/expenses	534	(106)	428

Profit from continuing operations	1,398	(195)	1,203

Net profit	1,398	(195)	1,203

Net profit attributable to:
Owners of the parent	1,199	(167)	1,032
Non-controlling interests	199	(28)	171

Basic earnings per ordinary share (in €)	0.962		0.827
Basic earnings per preference share (in €)	0.962		0.827
Basic earnings per savings share (in €)	1.071		0.935
Diluted earnings per ordinary share (in €)	0.955		0.821
Diluted earnings per preference share (in €)	0.955		0.821
Diluted earnings per savings share (in €)	1.063		0.929
Weighted average number of shares outstanding - ordinary	1,054,007		1,054,007
Weighted average number of shares outstanding - preference	103,292		103,292
Weighted average number of shares outstanding - savings	79,913		79,913
Weighted average number of shares for diluted earnings per share - ordinary	1,063,684		1,063,684
Weighted average number of shares for diluted earnings per share - preference	103,292		103,292
Weighted average number of shares for diluted earnings per share - savings	79,913		79,913

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

Unaudited Pro Forma Condensed Consolidated Income Statement

for the year ended December 31, 2012

	Fiat Group Historical	Unaudited Pro forma adjustments	Unaudited Pro Forma year ended December 31, 2012
(€ million)		Separation
	(A)	(B)
Net revenues	83,765	(2,100)	81,665
Cost of sales	71,473	(1,460)	70,013
Selling, general and administrative costs	6,775	(129)	6,646
Research and development costs	1,858	(163)	1,695
Other income/(expenses)	(68)	13	(55)
Result from investments	87	-	87
Gains and (losses) on the disposal of investments	(91)	-	(91)
Restructuring costs	15	-	15
Other unusual income/(expenses)	(138)	-	(138)

EBIT	3,434	(335)	3,099
Net financial income/(expenses)	(1,910)	1	(1,909)

Profit before taxes	1,524	(334)	1,190
Tax (income)/expenses	628	(101)	527

Profit from continuing operations	896	(233)	663

Net profit	896	(233)	663

Net profit/(loss) attributable to:
Owners of the parent	44	(202)	(158)
Non-controlling interests	852	(31)	821

Basic earnings/(losses) per ordinary share (in €)	0.036		(0.130)
Diluted earnings/(losses) per ordinary share (in €)	0.036		(0.130)

Weighted average number of shares outstanding	1,215,828		1,215,828
Weighted average number of shares for diluted earnings per share	1,225,868		1,225,868

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

Unaudited Pro Forma Condensed Consolidated Income Statement

for the year ended December 31, 2013

		Unaudited Pro forma adjustments				Unaudited Pro Forma year ended December 31, 2013
(€ million)	Fiat Group Historical	Separation	VEBA Transaction		Chrysler Refinancing
	(A)	(B)	(C.1)		(D.1)
Net revenues	86,624	(2,094)	-		-	84,530
Cost of sales	74,326	(1,401)	-		-	72,925
Selling, general and administrative costs	6,702	(140)	-		-	6,562
Research and development costs	2,236	(187)	-		-	2,049
Other income/(expenses)	77	2	-		-	79
Result from investments	84	-	-		-	84
Gains and (losses) on the disposal of investments	8	-	-		-	8
Restructuring costs	28	-	-		-	28
Other unusual income/(expenses)	(499)	-	56	(a)	-	(443)

EBIT	3,002	(364)	56		-	2,694
Net financial income/(expenses)	(1,987)	(2)	-		123	(1,866)

Profit before taxes	1,015	(366)	56		123	828
Tax (income)/expenses	(936)	(120)	17	(a)	45	(994)

Profit from continuing operations	1,951	(246)	39		78	1,822

Net profit	1,951	(246)	39		78	1,822

Net profit attributable to:
Owners of the parent	904	(217)	1,031	(b)	78	1,796
Non-controlling interests	1,047	(29)	(992)	(b)	-	26

Basic earnings per ordinary share (in €)	0.744					1.477
Diluted earnings per ordinary share (in €)	0.736					1.461

Weighted average number of shares outstanding	1,215,921					1,215,921
Weighted average number of shares for diluted earnings per share	1,228,926					1,228,926

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

Unaudited Pro Forma Interim Condensed Consolidated Income Statement

for the nine months ended September 30, 2014

		Unaudited Pro forma adjustments			Unaudited Pro Forma nine months ended September 30, 2014
(€ million)	Fiat Group Historical	Separation	VEBA Transaction & MOU	Chrysler Refinancing
	(A)	(B)	(C.2)	(D.2)
Net revenues	69,006	(1,785)	-	-	67,221
Cost of sales	59,694	(1,238)	-	-	58,456
Selling, general and administrative costs	5,151	(102)	-	-	5,049
Research and development costs	1,825	(141)	-	-	1,684
Other income/(expenses)	133	15	-	-	148
Result from investments	105	-	-	-	105
Gains and (losses) on the disposal of investments	11	-	-	-	11
Restructuring costs	23	-	-	-	23
Other unusual income/(expenses)	(405)	15	272	-	(118)

EBIT	2,157	(274)	272	-	2,155
Net financial income/(expenses)	(1,510)	(2)	-	13	(1,499)

Profit before taxes	647	(276)	272	13	656
Tax (income)/expenses	435	(87)	183	5	536

Profit from continuing operations	212	(189)	89	8	120

Net profit	212	(189)	89	8	120

Net profit attributable to:
Owners of the parent	160	(167)	89	8	90
Non-controlling interests	52	(22)	-	-	30

Basic earnings per ordinary share (in €)	0.132				0.074
Diluted earnings per ordinary share (in €)	0.130				0.073

Weighted average number of shares outstanding	1,216,815				1,216,815
Weighted average number of shares for diluted earnings per share	1,230,169				1,230,169

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

Unaudited Pro Forma Interim Condensed Consolidated Statement of Financial Position

At September 30, 2014

	Fiat Group Historical	Unaudited Pro forma adjustments		Unaudited Pro Forma at September 30, 2014
(€ million)		Separation	Distributions
	(A)	(B)	(C)
Assets
Intangible assets	21,813	(1,042)	-	20,771
Property, plant and equipment	25,321	(585)	-	24,736
Investments and other financial assets	2,079	(12)	-	2,067
Defined benefit plan assets	72	-	-	72
Deferred tax assets	3,365	(115)	-	3,250

Total Non-current assets	52,650	(1,754)	-	50,896

Inventories	12,978	(285)	-	12,693
Trade receivables	3,030	(108)	-	2,922
Receivables from financing activities	3,689	(1,016)	-	2,673
Current tax receivables	341	183	-	524
Other current assets	2,683	48	-	2,731
Current financial assets	604	-	-	604
Cash and cash equivalents	18,395	(652)	2,250	19,993

Total Current assets	41,720	(1,830)	2,250	42,140

Assets held for sale	26	-	-	26

Total Assets	94,396	(3,584)	2,250	93,062

Equity and liabilities
Equity:	10,713	(2,430)	2,250	10,533
Equity attributable to owners of the parent	10,413	(2,243)	2,250	10,420
Non-controlling interest	300	(187)	-	113
Provisions	19,212	(296)	-	18,916
Deferred tax liabilities	202	(17)	-	185
Debt	32,933	(133)	-	32,800
Other financial liabilities	551	-	-	551
Other current liabilities	11,611	(282)	-	11,329
Current tax payables	328	(28)	-	300
Trade payables	18,846	(398)	-	18,448
Liabilities held for sale	-	-	-	-

Total Equity and liabilities	94,396	(3,584)	2,250	93,062

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

Notes to the Unaudited Pro Forma Consolidated Financial Information

Notes to the Unaudited Pro Forma Condensed Consolidated Income Statement

(A) Fiat Group historical consolidated income statement

This column includes the Fiat Group historical consolidated income statement for the years ended December 31, 2013, 2012 and 2011 and for the nine months ended September 30, 2014, as derived from the Annual Consolidated Financial Statements and the Interim Consolidated Financial Statements, respectively.

(B) Separation

This column reflects the elimination of the results of operations of Ferrari as a result of the Separation. This column has been derived from FCA accounting records as adjusted to reflect the intercompany transactions between FCA and Ferrari which will become third party transactions following the Separation. Tax expenses are calculated based on the effective tax rate of Ferrari on a standalone basis of approximately 35 percent for 2011, approximately 30 percent for 2012, approximately 33 percent for 2013 and approximately 32 percent for the nine months ended September 30, 2014.

(C) VEBA Transaction and MOU

(C.1) VEBA Transaction

(C.1) includes the following adjustments:

(a)	The elimination of the write-off related to the equity recapture agreement right. This adjustment reflects the elimination of the write-off related to the equity recapture agreement right for an amount of €56 million recorded within other unusual expenses in the year ended December 31, 2013 that would not have been recognized if the VEBA Transaction had occurred on January 1, 2013 (see Note 8 to the Annual Consolidated Financial Statements included elsewhere in this prospectus), as the write-off was directly attributable to the VEBA Transaction and was non-recurring in nature. The tax effect on such adjustment amounted to €17 million calculated using the effective tax rate applicable to FNA (to which the pro forma adjustments relate) of 36.98 percent, comprising U.S. federal income tax rate of 35.00 percent and state income tax rate of 1.98 percent.

(b)	This adjustment reflects the following eliminations:

•	the elimination of the amount attributable to the non-controlling interests related to Chrysler of €992 million (which is calculated as approximately 41.5 percent of Chrysler’s net profit of €2,392 million) that had been recorded in the historical consolidated income statement for the year ended December 31, 2013 (see Note “Scope of Consolidation—Non-controlling interests” to the Annual Consolidated Financial Statements included elsewhere in this prospectus); and

•	expenses related to the Equity Recapture Agreement net of tax effect as described in footnote (a) above.

If the VEBA Transaction and the MOU which are accounted for as a single commercial transaction had occurred on January 1, 2013 the Group would have recorded a non-recurring expense of €495 million in connection with the execution of the MOU and a non-recurring, non-taxable gain of €223 million in connection with the remeasurement to fair value of the previously exercised options on approximately 10 percent of Chrysler’s membership interests in connection with the equity purchase agreement. These items have not been adjusted in the unaudited pro forma condensed consolidated income statement for the year ended December 31, 2013 as they are non-recurring items which are directly attributable to the transactions referred to above and will not have a continuing impact on the consolidated financial results of the Group. See Note 7 to the Interim Consolidated Financial Statements and Note C2 below for further details of these items.

(C.2) VEBA Transaction & MOU

(C.2) includes the following adjustments:

•	the elimination of the non-taxable €223 million gain recorded in the interim consolidated income statement for the nine months ended September 30, 2014, which we recognized in connection with the remeasurement to fair value of the previously exercised options on approximately 10 percent of Chrysler’s membership interests in connection with the equity purchase agreement (See Note 7 to the Interim Consolidated Financial Statements included elsewhere in this prospectus). The gain from the fair value remeasurement has been eliminated as it is a non-recurring item which is directly attributable to the VEBA Transaction and therefore will not have a continuing impact on the consolidated financial results of the Group; and

•	the elimination of the €495 million expense recorded in the interim consolidated income statement for the nine months ended September 30, 2014 which were recognized in connection with the execution of the MOU and recorded within other unusual expense (see Note 7 to the Interim Consolidated Financial Statements included elsewhere in this prospectus). The expenses under the MOU were fully recorded in the interim consolidated income statement for the nine months ended September 30, 2014 and have been eliminated as they represent material non-recurring charges which are directly attributable to the VEBA Transaction as the equity purchase agreement and the MOU are accounted for as a single commercial transaction with multiple elements and as execution of the MOU was a condition precedent to the consummation of the VEBA Transaction. The interest to be accreted over the payment period is considered to be immaterial. The tax effect on such adjustment amounted to €183 million calculated using the effective tax rate applicable to FNA (to which the pro forma adjustments relate) of 36.98 percent, comprising U.S. federal income tax rate of 35.00 percent and state income tax rate of 1.98 percent.

(D) Chrysler Refinancing

(D.1) Chrysler Refinancing

D.1 reflects the following adjustments:

•	a net reduction of €123 million of interest expense due to the Chrysler Refinancing that was completed on February 7, 2014. In particular:

€326 million relates to the elimination of interest expense recognized by the Group in the consolidated income statement for the year ended December 31, 2013 on the VEBA Trust Note which was calculated using the weighted average principal amount outstanding throughout the year amounting to approximately U.S.$4.8 billion, the effective interest rate of 9.0 percent, translated into Euro using the average exchange rate of U.S.$1.328; and

€206 million relates to the interest expense on the new financing transactions calculated as follows:

•	New Senior Credit Facilities—U.S.$250 million (€181 million) incremental term loan under Chrysler’s existing tranche B term loan facility that matures on May 24, 2017 using an assumed interest rate of 3.50 percent and a new U.S.$1.75 billion (€1.3 billion) term loan credit facility that matures on December 31, 2018 using an assumed interest rate of 3.25 percent;

•	Secured Senior Notes due 2019—issuance of an additional U.S.$1.375 billion (€1.0 billion) aggregate principal amount of 8.0 percent secured senior notes due June 15, 2019, at an issue price of 108.25 percent of the aggregate principal amount; and

•	Secured Senior Notes due 2021—issuance of an additional U.S.$1.380 billion (€1.0 billion) aggregate principal amount of 8.25 percent secured senior notes due June 15, 2021 at an issue price of 110.50 percent of the aggregate principal amount, which along with the Secured Senior Notes due 2019, we refer to as the Secured Senior Notes.

The principal amounts set forth above have been translated into Euro using the applicable exchange rate at December 31, 2013 for illustrative purposes only whilst the interest expense has been translated into Euro using the applicable average exchange rate of U.S.$1.328 per €1 for the year ended December 31, 2013.

•	The tax effect on such adjustment which has been calculated using the effective tax rate applicable to FNA (to which the pro forma adjustments relate) of 36.98 percent, comprising U.S. federal income tax rate of 35.00 percent and state income tax rate of 1.98 percent.

(D.2) Chrysler Refinancing for the nine months ended September 30, 2014

D.2 reflects the following adjustments:

•	a net reduction of €13 million of interest expense due to the Chrysler Refinancing that was completed on February 7, 2014. In particular:

€33 million relates to the elimination of interest expense recognized by the Group in the consolidated income statement for the nine months ended September 30, 2014 on the VEBA Trust Note which was calculated using the weighted average principal amount outstanding during the period of 37 days (from January 1, 2014 to February 7, 2014) amounting to approximately U.S.$4.7 billion, the effective interest rate of 9.0 percent, translated into Euro using the average exchange rate of U.S.$1.355 per €1 for the nine months ended September 30, 2014; and

€20 million relates to the interest expense for the period of 37 days on the new financing transactions calculated as follows:

•	New Senior Credit Facilities—U.S.$250 million (€199 million) incremental term loan under Chrysler’s existing tranche B term loan facility that matures on May 24, 2017 using an assumed interest rate of 3.50 percent and a new U.S.$1.75 billion (€1.4 billion) term loan credit facility that matures on December 31, 2018 using an assumed interest rate of 3.25 percent;

•	Secured Senior Notes due 2019—issuance of an additional U.S.$1.375 billion (€1.1 billion) aggregate principal amount of 8.0 percent secured senior notes due June 15, 2019, at an issue price of 108.25 percent of the aggregate principal amount; and

•	Secured Senior Notes due 2021—issuance of an additional U.S.$1.38 billion (€1.1 billion) aggregate principal amount of 8.25 percent secured senior notes due June 15, 2021 at an issue price of 110.50 percent of the aggregate principal amount, which along with the Secured Senior Notes due 2019, we refer to as the Secured Senior Notes.

The principal amounts set forth above have been translated into Euro using the applicable exchange rate of U.S.$1.258 per €1 at September 30, 2014 for illustrative purposes only whilst the interest expense has been translated into Euro using the applicable average exchange rate of U.S.$1.355 per €1 for the nine months ended September 30, 2014.

•	The tax effect on such adjustment which has been calculated using the effective tax rate applicable to FNA (to which the pro forma adjustments relate) of 36.98 percent, comprising U.S. federal income tax rate of 35.00 percent and state income tax rate of 1.98 percent.

Notes to the Unaudited Pro Forma Interim Condensed Consolidated Statement of Financial Position

(A) Fiat Group historical interim consolidated statement of financial position at September 30, 2014

This column includes the Fiat Group’s interim consolidated statement of financial position at September 30, 2014 derived from the Interim Consolidated Financial Statements.

(B) Separation

This column reflects the elimination of the assets and liabilities of Ferrari which will be spun off as a result of the Separation. This column has been derived from FCA accounting records as adjusted to reflect the consolidation adjustments and intercompany transactions between FCA and Ferrari which will become third party transactions following the Separation.

(C) Distributions

This column represents the Distributions which we intend to enter into in connection with the Separation, and which will be funded through a combination of Ferrari’s cash and cash equivalents and Ferrari’s issuance of third party debt around the time of the Separation.

Management notes that in connection with the Separation and Distributions, FCA’s net industrial debt is estimated to be improved by approximately €715 million as a result of the Distributions of €2.25 billion and the elimination of Ferrari’s debt of €133 million in the Separation partially offset by the elimination of Ferrari’s cash and cash equivalents and receivable from its financing activities in connection with the Separation of €652 million and €1,016 million, respectively. The actual impact of FCA’s net industrial debt at the time of the Separation could differ materially due to changes in FCA’s and Ferrari’s net industrial debt from September 30, 2014 to the actual Separation date.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE FIAT GROUP

The following discussion of our financial condition and results of operations should be read together with the information included under “Business,” “Selected Historical Consolidated Financial and Other Data”, the Annual Consolidated Financial Statements included elsewhere in this prospectus. This discussion includes forward-looking statements, and involves numerous risks and uncertainties, including, but not limited to, those described under “Cautionary Statements Concerning Forward-Looking Statements” and “Risk Factors.” Actual results may differ materially from those contained in any forward looking statements. Unless otherwise indicated or the context otherwise requires, references to “we,” “our,” “us,” “the Group” and the “Company” in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Fiat Group” refer to Fiat, which is the predecessor of FCA for accounting purposes prior to the Merger. All references to “the Group” in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Fiat Group” refer to the Fiat Group.

Overview

We were founded as Fabbrica Italiana Automobili Torino on July 11, 1899 in Turin, Italy as an automobile manufacturer. We are an international automotive group engaged in designing, engineering, manufacturing, distributing and selling vehicles and components. We are the seventh largest automaker in the world, based on total vehicle sales in 2013. We have operations in approximately 40 countries and our products are sold directly or through distributors and dealers in more than 150 countries. We design, engineer, manufacture, distribute and sell vehicles for the mass market under the Abarth, Alfa Romeo, Chrysler, Dodge, Fiat, Fiat Professional, Jeep, Lancia and Ram brands and the SRT performance vehicle designation. We support our vehicle sales by after-sales services and products worldwide under the Mopar brand and, in certain markets, by retail and dealer financing, leasing and rental services, which we make available through our subsidiaries, joint ventures and other commercial arrangements. We also design, engineer, manufacture, distribute and sell luxury vehicles under the Ferrari and Maserati brands, which we support with financial services provided to our dealers and retail customers. We operate in the components and production systems sectors through Magneti Marelli, Teksid and Comau.

Our activities are carried out through six reportable segments: four regional mass-market vehicle segments (NAFTA, LATAM, APAC and EMEA), a global Luxury Brands segment and a global Components segment.

In 2013, we shipped 4.4 million vehicles. For the year ended December 31, 2013, we reported net revenues of €86.6 billion, EBIT of €3.0 billion and net profit of €2.0 billion. At September 30, 2014 we had available liquidity of €21.7 billion (including €3.1 billion available under undrawn committed credit lines) and had 232,463 employees. At September 30, 2014 we had net industrial debt of €11.4 billion. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Fiat Group—Non-GAAP Financial Measures—Net Industrial Debt”.

The Fiat-Chrysler Alliance

In April 2009, Old Carco and Fiat entered into a master transaction agreement, or the Master Transaction Agreement, pursuant to which New Carco Acquisition LLC, an entity formed by Fiat and now known as Chrysler Group LLC, agreed to purchase the principal operating assets of Old Carco and to assume certain of Old Carco’s liabilities. Following the closing of the transaction in June 2009, we held a 20 percent ownership interest in Chrysler, with the VEBA Trust, the U.S. Treasury and the Canadian governments holding the remaining interests. We also held rights pursuant to which our ownership interests in Chrysler would increase in 5 percent increments to 35 percent upon the achievement of three performance events by Chrysler with no cash consideration. Fiat and Chrysler entered into a master industrial agreement and certain related ancillary agreements (the Master Industrial Agreement), pursuant to which we formed an alliance, which we refer to as the Fiat-Chrysler Alliance.

In January and April of 2011, respectively, Chrysler achieved the first two performance events automatically increasing our ownership interest in Chrysler to 30 percent. On May 24, 2011, we acquired an additional 16 percent ownership interest in Chrysler, increasing our interest to 46 percent on a fully diluted basis. As a result of the potential voting rights associated with options that became exercisable on that date, we were deemed to have obtained control of Chrysler for purposes of consolidation. Accordingly, Chrysler has been consolidated on a line-by-line basis by Fiat from June 1, 2011. Subsequently, on July 21, 2011 we completed the purchase of the approximately 7.5 percent fully-diluted ownership interests in Chrysler held aggregately by the U.S. Treasury and the Canadian governments. Upon the occurrence of the third and final performance event in January 2012, our ownership in Chrysler increased to 58.5 percent. In January 2014, we acquired the remaining equity interests in Chrysler from the VEBA Trust. Following this acquisition, we expect to be able to fully execute on our plans of creating a fully integrated global automaker.

Through the Fiat-Chrysler Alliance, the companies began collaborating on a number of fronts, including product and platform sharing and development, global distribution, procurement, information technology infrastructure, management services and process improvement. In addition, we applied the principles of WCM to Chrysler’s manufacturing operations. WCM principles were developed by the WCM Association, a non-profit organization dedicated to developing superior manufacturing standards. We are the only automotive OEM that is a member of the WCM Association. WCM fosters a manufacturing culture that targets improved performance, safety and efficiency, as well as the elimination of all types of waste. WCM is designed to prioritize issues to focus on those initiatives believed likely to yield the most significant savings and improvements, and to direct resources to those initiatives.

In addition, as a result of the developments in the Fiat-Chrysler Alliance and the integration of operations since 2009, we have in some instances altered previous business decisions, which have had financial reporting implications for us. For example, in 2011, we wrote down certain development costs related to vehicle platforms by €165 million following an assessment of the effects of our integration towards fewer common vehicle platforms. This decision was accelerated following the consolidation of Chrysler.

In connection with the Merger described in “The FCA Merger”, Fiat S.p.A. was merged with and into Fiat Investments N.V., and renamed Fiat Chrysler Automobiles N.V. upon effectiveness of the Merger. Fiat shareholders received in the Merger one (1) FCA common share for each Fiat ordinary share that they held. Moreover, under the Articles of Association of FCA, FCA shareholders received, if they so elected and were otherwise eligible to participate in the loyalty voting structure one (1) FCA special voting share for each FCA common share received in the Merger. The loyalty voting structure is designed to provide eligible long-term FCA shareholders with two votes for each FCA common share held. For additional information regarding the FCA special voting shares, see “The FCA Shares, Articles of Association and Terms and Conditions of the Special Voting Shares—Loyalty Voting Structure.”

Consolidation of Chrysler and Comparability of Information

Upon obtaining control of Chrysler on May 24, 2011, Chrysler’s financial results were consolidated with ours beginning June 1, 2011. Consequently, our results of operations and cash flows for 2011 include Chrysler’s results of operations from June 1, 2011 to December 31, 2011, and therefore our results of operations and cash flows for 2012 are not directly comparable to our results of operation and cash flows in 2011 because Chrysler results and cash flows were consolidated for the entirety of 2012 but for only seven months in 2011. Further, our discussion of cash flows under the heading “—Liquidity and Capital Resources—Cash Flows” for the year ended December 31, 2011 includes seven months of Chrysler’s cash flows.

Our discussion of the results of operations for 2012 compared to 2011 under the heading “—Results of Operations” below includes a discussion of changes in our results excluding for both periods the contribution from Chrysler’s results. We believe that such information provides relevant information to enhance year-on-year comparability.

Our Strategic Business Plan

Following our January 2014 acquisition of the approximately 41.5 percent interest in Chrysler we did not already own, in May 2014, we announced our 2014–2018 Strategic Business Plan, or Business Plan. Our Business Plan includes a sales target, including joint ventures, of seven million vehicles per year by the end of the plan period in 2018. Our Business Plan sets forth a number of clearly defined strategic initiatives designed to capitalize on our position as a single integrated automaker to become a leading global automaker, including:

•	Premium Brand Strategy. We intend to continue to execute on our premium brand strategy by developing the Alfa Romeo and Maserati brands to service global markets. We believe these efforts will help us address the issue of industry overcapacity in the European market, as well as our own excess production capacity in the EMEA region, by leveraging the strong heritage and historical roots of these brands to grow the reach of these brands in all of the regions in which we operate.

Recently, we have successfully expanded in the premium end of the market through our introduction of two new Maserati vehicles. We intend to replicate this on a larger scale with Alfa Romeo by introducing several new vehicles being developed as part of an extensive product plan to address the premium market worldwide. In addition, we intend to continue our development of the Maserati brand as a larger scale luxury vehicle brand capitalizing on the recent successful launches of the next generation Quattroporte and the all new Ghibli. We intend to introduce additional new vehicles that will allow Maserati to cover the full range of the luxury vehicle market and position it to substantially expand volumes.

•	Building Brand Equity. As part of our Business Plan, we intend to further develop our brands to expand sales in markets throughout the world with particular focus on our Jeep and Alfa Romeo brands, which we believe have global appeal and are best positioned to increase volumes substantially in the regions in which we operate.

In particular, our Business Plan highlights our intention to leverage the global recognition of the Jeep brand and extend the range of Jeep vehicles to meet global demand through localized production, particularly in APAC and LATAM. We are also developing a range of vehicles that are expected to re-establish the Alfa Romeo brand, particularly in NAFTA, APAC and EMEA, as a premier driver-focused automotive brand with distinctive Italian styling and performance.

In addition, we expect to take further steps to strengthen and differentiate our brand identities in order to address differing market and customer preferences in each of the regions in which we operate. We believe that we can increase sales and improve pricing by ensuring that all of our vehicles are more closely aligned with a brand identity established in the relevant regional markets. For example, we announced as part of the Business Plan that Chrysler would be our mainstream North American brand, with a wider range of models, including crossovers and our primary minivan offering. Dodge will be restored to its performance heritage, which is expected to enhance brand identity and minimize overlapping product offerings which tend to cause consumer confusion. We also intend to continue our repositioning strategy of the Fiat brand in the EMEA region, leveraging the image of the Fiat 500 family, while positioning Lancia as an Italy-focused brand. We will also continue to develop our pick-up truck and light commercial vehicle brands, leveraging our wide range of product offerings to expand further in the EMEA region as Fiat Professional, in LATAM as Fiat and in NAFTA as Ram. For a description of our vehicle brands, see “Business—Overview of Our Business—Mass Market Vehicles—Mass Market Vehicle Brands.”

•

Global Growth. As part of our Business Plan, over the next five years, we intend to expand vehicle sales in key markets throughout the world. In order to achieve this objective, we intend to continue our efforts to localize production of Fiat brand vehicles through our joint ventures in China and India, while increasing sales of Jeep vehicles in LATAM and APAC by localizing production through our new facility in Brazil and the extension of the joint venture agreement in China to cover the production of Jeep vehicles. Local production will enable us to expand the product portfolio we can offer in these important markets and importantly position our vehicles to better address the local market demand by offering vehicles that are competitively priced within the largest segments of these markets without the cost of transportation and import duties. We also intend to increase our vehicle sales in the NAFTA region, continuing to build U.S. market share by offering more competitive products under our distinctive brands. Further, we intend to leverage manufacturing capacity in the EMEA region to support growth in all regions in which we operate by producing vehicles for export from EMEA, including Jeep brand vehicles.

•	Continue convergence of platforms. We intend to continue to rationalize our vehicle architectures and standardize components, where practicable, to more efficiently deliver the range of products we believe necessary to increase sales volumes in each of the regions in which we operate. We seek to optimize the number of global vehicle architectures based on the range of flexibility of each architecture while ensuring that the products at each end of the range are not negatively impacted, taking into account unique brand attributes and market requirements. We believe that continued architectural convergence within these guidelines will facilitate speed to market, quality improvement and manufacturing flexibility allowing us to maximize product functionality and differentiation and to meet diversified market and customer needs. Over the course of the period covered by our Business Plan, we intend to reduce the number of architectures in our mass market brands by approximately 25 percent.

•	Continue focus on cost efficiencies. An important part of our Business Plan is our continued commitment to maintain cost efficiencies necessary to compete as a global automaker in the regions we operate. We intend to continue to leverage our increased combined annual purchasing power to drive savings. Further, our efforts on powertrain and engine research are intended to achieve the greatest cost-to-environmental impact return, with a focus on new global engine families and an increase in use of the 8- and 9-speed transmissions to drive increased efficiency and performance and refinement. We also plan to continue our efforts to extend WCM principles into all of our production facilities and benchmark our efforts across all facilities around the world, which is supported by Chrysler’s January 2014 legally binding memorandum of understanding with the UAW. We believe that the continued extension of our WCM principles will lead to further meaningful progress to eliminate waste of all types in the manufacturing process, which will improve worker efficiency, productivity, safety and vehicle quality. Finally, we intend to drive growth in our components and production systems businesses by designing and producing innovative systems and components for the automotive sector and innovative automation products, each of which will help us focus on cost efficiencies in the manufacturing of our vehicles.

•	Continue to enhance our margins and strengthen our capital structure. Through the product and manufacturing initiatives described above, we expect to improve our profitability. We believe our product development and repositioning of our vehicle offerings, along with increasing the number of vehicles manufactured on standardized global platforms will provide an opportunity for us to improve our margins. We are also committed to improving our capital position so we are able to continue to invest in our business throughout economic cycles. We believe we are taking material steps toward achieving investment grade metrics and that we have substantial liquidity to undertake our operations and implement our Business Plan. The proposed capital raising actions, along with our anticipated refinancing of certain Chrysler Group debt, which will give us the ability to more fully manage our cash resources globally, will allow us to further improve our liquidity and optimize our capital structure. Furthermore, we intend to reduce our outstanding indebtedness, which will provide us with greater financial flexibility and enhance earnings and cash flow through reducing our interest burden. Our goal is to eliminate our net industrial debt or achieve a positive net industrial cash balance by the completion of our Business Plan. We believe that these improvements in our capital position will enable us to reduce substantially the liquidity we need to maintain to operate our businesses, including through any reasonably likely cyclical downturns.

Trends, Uncertainties and Opportunities

Shipments. Vehicle shipments are generally driven by our plans to meet consumer demand. Vehicle shipments occur shortly after production. We generally recognize revenue when the risks and rewards of ownership of a vehicle are transferred to our dealers or distributors. This usually occurs upon the release of the vehicle to the carrier responsible for transporting the vehicle to the dealer or distributor. Our shipments of passenger cars are driven by consumer demand which in turn is affected by economic conditions, availability and cost of dealer and customer financing and incentives offered to retail customers. Shipments, which correlate with net revenues, are not necessarily directly correlated with retail sales from dealers, which may be affected by other factors including dealer inventory levels.

Economic Conditions. Demand for new vehicles tends to reflect economic conditions in the various markets in which we operate because retail sales depend on individual purchasing decisions, which in turn are affected by levels of disposable income. Fleet sales and sales of light commercial vehicles are also influenced by economic conditions, which drives vehicle utilization and investment activity. Therefore, our performance has been impacted by the macroeconomic trends in the markets in which we operate. For example, the severe global credit crisis that peaked in 2008 and 2009 resulted in a significant and sudden reduction in new vehicle sales in the U.S. While the U.S. economy has not fully recovered from the crisis, U.S. vehicles sales have recovered markedly beginning in 2011. This recovery may have been partially due to pent-up demand and the age of the vehicles on the road following the extended economic downturn. U.S. vehicle sales in 2013, including medium- and heavy-duty vehicles, of 15.9 million, have remained below the 16.5 million vehicles sold in 2007. In Brazil, our largest market in Latin America, despite recent periods of growth, economic conditions slowed beginning in mid-2011, with some gradual recovery since that time. However, industry-wide vehicle sales increased in 2012, due largely to government tax incentives (see “—Government Incentives”). In Asia, the automotive industry has shown strong year-on-year growth, although the pace of growth is slowing. In Europe, the economic crisis of 2008-2009 has been followed by periods of tentative recovery, particularly in some countries, but also continued uncertainty and financial stress. Widespread concerns over sovereign credit risk that prevailed in 2011 and 2012 have been partly addressed by concerted monetary and fiscal consolidation efforts; however, the lingering uncertainty over the region’s financial sector together with various austerity measures have led to further pressure on economic growth and to new periods of recession or stagnation. From 2007, the year before the financial crisis began, to 2013, annual vehicle sales (including sales of passenger cars and light commercial vehicles) in Europe have fallen by over 4 million vehicles. In Italy, our historical home market, both macroeconomic and industry performance were even worse than in Europe as a whole over the same period, which has resulted in significant sustained declines in vehicle sales.

Dealer and Customer Financing. Because dealers and retail customers finance their purchases of a large percentage of the vehicles we sell worldwide, the availability and cost of financing is a significant factor affecting our sales volumes and revenues. Availability of customer financing affects the vehicle mix, as customers who have access to greater financing are able to purchase higher priced vehicles, whereas when customer financing is constrained, vehicle mix shifts towards less expensive vehicles. The low interest rate environment in recent years has had the effect of reducing the effective cost of vehicle ownership. However, during the global financial crisis, access to financing, particularly for subprime borrowers, in the U.S., was significantly limited, which led directly to a sharp decline in U.S. vehicle sales. Further, the relative unavailability of dealer inventory financing negatively impacted the profitability and financial health of our dealership network which adversely affected the network’s ability to drive vehicle sales to retail customers. While availability of credit following the 2008-2009 crisis has improved significantly and interest rates in the U.S. and Europe are at historically low levels, the availability and terms of financing will continue to change over time impacting our results. We operate in many regions without a controlled finance company, as we provide access to financing through joint ventures and third party arrangements in several of our key markets. Therefore, we may be less able to ensure availability of financing for our dealers and retail customers in those markets than our competitors that own and operate affiliated finance companies.

Government incentives. In the short- to medium-term, our results may be affected in certain countries or regions by government incentives for the purchase of vehicles. Government incentives tend to increase the number of vehicles sold during the periods in which the incentives are in place, but also tend to distort the development of demand from period to period because they affect the timing of purchases. For example, decisions to purchase may be accelerated if the incentive is scheduled or expected to terminate, which could dampen vehicle sales in future periods. Our sales volumes benefited in Brazil during 2012 when the government introduced tax incentives to promote sales of smaller vehicles. These incentives, which are being phased out, were a contributing factor to the performance of the LATAM segment, which in 2012 recorded a 7.6 percent increase in shipments, from 910 thousand vehicles for 2011 to 979 thousand vehicles for 2012.

Pricing. Our profitability depends in part on our ability to maintain or improve pricing on the sale of our vehicles, notwithstanding that the automotive industry continues to experience intense price competition resulting from the variety of available competitive vehicles and excess global manufacturing capacity. We have been able to maintain or increase prices of current year models in the NAFTA segment reflecting the enhancements we have made to vehicle content, while the competitive trading environment in Europe, Brazil, China and Australia has reduced pricing and affected our results of operations in these markets. Historically, manufacturers have driven short-term vehicle sales by offering dealer, retail and fleet incentives, including cash rebates, option package discounts, guaranteed depreciation programs, and subsidized financing or leasing programs, all of which constrain margins on vehicle sales. Although we will continue to use such incentives from time to time, we are focusing on achieving higher sales volumes by building brand value, balancing our product portfolio by offering a wider range of vehicle models, and improving the content, quality, fuel economy and performance of our vehicles.

Vehicle Profitability. Our results of operations depend on the profitability of the vehicles we sell, which tends to vary based upon a number of factors, including vehicle size, content of those vehicles, brand positioning and the customer base purchasing our vehicles. Vehicle profitability also depends on sales prices, net of sales incentives, costs of materials and components, as well as transportation and warranty costs. In the NAFTA segment, our larger vehicles such as our minivans, larger utility vehicles and pick-up trucks have historically been more profitable than other vehicles; however, these vehicles have lower fuel economy and consumer preferences tend to shift away from larger vehicles in periods of rising fuel prices, which affects their profitability on a per unit and aggregate basis. Our minivans, larger utility vehicles and pick-up trucks accounted for approximately 47 percent of our total U.S. retail vehicle sales in 2013 and the profitability of this portion of our portfolio is approximately 20 percent higher than that of our overall U.S. retail portfolio on a weighted-average basis. A shift in consumer preferences in the U.S. vehicle market away from minivans, larger utility vehicles and pick-up trucks and towards passenger cars could adversely affect our profitability. For example, a shift in demand such that U.S. industry market share for minivans, larger utility vehicles and pick-up trucks deteriorated by 10 percentage points and U.S. industry market share for cars and smaller utility vehicles increased by 10 percentage points, whether in response to higher fuel prices or other factors, holding other variables constant, including our market share of each vehicle segment, would have reduced the Group’s EBIT by approximately four percent for 2013. This estimate does not take into account any other changes in market conditions or actions that the Group may take in response to shifting consumer preferences, including production and pricing changes. In all mass-market segments throughout the world, vehicles equipped with additional options are generally more profitable for us. As a result, our ability to offer attractive vehicle options and upgrades is critical to our ability to increase our profitability on these vehicles. Our vehicles sold under certain brand and model names, for instance, are generally more profitable given the strong brand recognition of those vehicles tied in many cases to a long history and in other cases to customers identifying these vehicles as being more modern and responsive to customer needs. For instance, in the EMEA region, our vehicles in the Fiat 500 family tend to be more profitable than older model vehicles of similar size. In addition, in the U.S. and Europe, our vehicle sales through dealers to retail customers are normally more profitable than our fleet sales, as the retail customers typically request additional optional features while fleet customers increasingly tend to concentrate purchases on smaller, more fuel-efficient vehicles with fewer optional features, which have historically had a lower profitability per unit. Nevertheless, our fleet sales have been an important source of stable revenue and can also be an effective means for marketing our vehicles. Our fleet sales also help to normalize our plant production through the delivery of a large, pre-determined quantity of vehicles over several months.

Effects of Foreign Exchange Rates. We are affected by fluctuations in foreign exchange rates (i) through translation of foreign currency financial statements into Euro for consolidation, which we refer to as the translation impact, and (ii) through transactions by entities in the Group in currencies other than their own functional currencies, which we refer to as the transaction impact.

Translation impacts arise in preparation of the consolidated financial statements; in particular, we prepare our consolidated financial statements in Euro, while the financial statements of each of our subsidiaries are prepared in the functional currency of that entity. In preparing consolidated financial statements, we translate assets and liabilities measured in the functional currency of the subsidiaries into Euro using the exchange rate prevailing at the balance sheet date, while we translate income and expenses using the average exchange rates for the period covered. Accordingly, fluctuations in the exchange rate of the functional currencies of our entities against the Euro impacts our results of operations.

Transaction impacts arise when our entities conduct transactions in currencies other than their own functional currency. We are therefore exposed to foreign currency risks in connection with scheduled payments and receipts in multiple currencies. For example, foreign currency denominated purchases by LATAM segment companies have been affected by the weakening of the Brazilian Real, which has had the effect of making such purchases more expensive in Brazilian Real terms.

Service Parts, Accessories and Service Contracts Revenues. Revenues from aftermarket service parts and accessories through our Mopar brand are less volatile and generate higher margins than average vehicle sales. In addition, we sell vehicle service contracts. With over 70 million of our branded vehicles on the road, we have an extensive network of potential customers for our service parts and accessories.

Cost of Sales. Cost of sales includes purchases, certain warranty and product-related costs, labor costs, depreciation, amortization and logistic costs. We purchase a variety of components (including mechanical, steel, electrical and electronic, plastic components as well as castings and tires), raw materials (steel, rubber, aluminum, resin, copper, lead, and precious metals including platinum, palladium and rhodium), supplies, utilities, logistics and other services from numerous suppliers which we use to manufacture our vehicles, parts and accessories. These purchases accounted for approximately 80 percent of total cost of sales for each of the years ended December 31, 2013, 2012 and 2011. Fluctuations in cost of sales are primarily related to the number of vehicles we produce and sell along with shifts in vehicle mix, as newer models of vehicles generally have more technologically advanced components and enhancements and therefore additional costs per unit. The cost of sales could also be affected, to a lesser extent, by fluctuations of certain raw material prices. The cost of raw materials comprised approximately 15 percent of the previously described total purchases for each of the years ended December 31, 2013, 2012 and 2011, respectively, while the remaining portion of purchases is made of components, transformation and overhead costs. We typically seek to manage these costs and minimize their volatility through the use of fixed price purchase contracts and the use of commercial negotiations and technical efficiencies. Because of these effects and relatively more stable commodities markets, for the periods reported, changes in component and raw material costs generally have not had a material effect on the period to period comparisons of our cost of sales. Nevertheless, our cost of sales related to materials and components has increased, as we have significantly enhanced the quality and content of our vehicles as we renew and refresh our product offerings. Over time, technological advancements and improved material sourcing can reduce the cost to us of the additional enhancements. In addition, we seek to recover higher costs through pricing actions, but even when competitive conditions permit this, there may be a time lag between the increase in our costs and our ability to realize improved pricing. Accordingly, our results are typically adversely affected, at least in the short term, until price increases are accepted in the market.

Further, in many markets where our vehicles are sold, we are required to pay import duties on those vehicles, which are included in our cost of sales. Although we can typically pass these costs along with our higher priced vehicles, for many of our vehicles, particularly in the mass market segments, we cannot always pass along increases in those duties to our dealers and distributors and remain competitive. Our ability to price our vehicles to recover those increased costs has impacted, and will continue to impact, our profitability. Alternatively, we can try to eliminate or reduce the impact of these import duties by increasing local manufacturing of vehicles, as we have done in China and we plan to do in Brazil with a new plant opening in 2015. However, operating conditions, including labor regulations, in certain markets, have produced industry overcapacity which may make it hard for us to shift to more local production in other markets. As a result, we may experience lower plant utilization rates, which we will be unable to recover, if we are unable to reallocate production easily. These factors as well as the long capital investment cycles associated with building local production infrastructure may necessitate that we continue to produce a large proportion of our vehicles in existing facilities and satisfy most of our demand from emerging markets through exports.

Product Development. An integral part of our business plan has been the continued refresh and growth of our vehicle portfolio, and we have committed significant capital and resources toward an aggressive launch program of completely new vehicles on all new platforms, with additions of new powertrain and transmission technology. In order to realize a return on the significant investments we have made, in order to sustain market share, and to achieve competitive operating margins, we will have to continue this accelerated pace of new vehicle launches. We believe efforts in developing common vehicle platforms and powertrains through the Fiat-Chrysler Alliance has accelerated the time-to-market for many of our new vehicle launches and resulted in cost savings.

Our efforts to develop our product offerings and the costs associated with vehicle improvements and launches can impact our EBIT. Refer to “Significant Accounting Policies—Format of the financial statements” included in the Annual Consolidated Financial Statements included elsewhere in this prospectus for a description of EBIT. During the development and launch of these new or refreshed offerings, despite the pace, we must also maintain our commitment to quality improvements. Moreover, our ability to continue to make the necessary investments in product development to achieve these plans depends in large part on the market acceptance and success of the new or significantly refreshed vehicles we introduce, as well as our ability to timely complete the aggressive launch schedule we have planned without sacrificing quality.

Costs we incur in the initial research phase for new projects (which may relate to vehicle models, vehicle platforms or powertrains) are expensed as incurred and reported as research and development costs. Costs we incur for product development are capitalized and recognized as development cost intangible assets if and when the following two conditions are both satisfied: (i) development costs can be measured reliably and (ii) the technical feasibility of the project, and the anticipated volumes and pricing, corroborate that the development expenditures will generate future economic benefits. Capitalized development costs include all direct and indirect costs that may be directly attributed to the development process. Such capitalized development costs are amortized on a straight line basis commencing from production over the expected economic useful life of the product developed, and such amortization is recognized and reported as research and development costs in our consolidated income statement. During a new vehicle launch and introduction to the market, we typically incur increased selling, general and advertising expenses associated with the advertising campaigns and related promotional activity. If vehicle production is terminated prior to the expected date, any unamortized capitalized development costs are expensed during that period.

We did not recognize any intangible assets relating to in-process research and development in connection with our consolidation of Chrysler in 2011 as all of Chrysler’s development efforts related to the commercialization of modification of existing technology. Upon obtaining control, we began capitalizing development costs related to Chrysler’s development projects until their production phase and subsequently began amortizing them over their expected useful economic lives, which typically ranges between 5 and 12 years. In 2011, we capitalized €371 million, while no amortization was recognized for that period, as the related projects had not yet reached production phase. In 2012 and 2013, we capitalized €994 million and €862 million respectively, and recognized amortization of development costs of €25 million and €188 million respectively.

The increase in the amortization of development costs from 2011 as compared to 2012 and to 2013 is a result of the related projects progressively entering their production phase.

Other than the inclusion of Chrysler’s development projects as a result of consolidation, there has been no major peak of development activity in 2011, 2012 and 2013 that resulted in a significant year-over-year increase in capitalization of development costs. Amortization of non-Chrysler projects has remained relatively consistent.

Future developments in our product portfolio to support certain of our brands’ growth strategy and their related development expenditures could lead to significant capitalization of development costs. Our time to market is approximately 21 months, but varies, depending on product, after which, the project goes into production, resulting in an increase in amortization. Therefore our operating results, which are measured through EBIT, are impacted by the cyclicality of our research and development expenditures based on our product portfolio strategies and our product plans.

Regulation. We face a regulatory environment in markets throughout the world where vehicle emission and fuel economy regulations are increasingly becoming more stringent which will affect our vehicle sales and profitability. We must comply with these regulations in order to continue operations in those markets, including a number of markets where we derive substantial revenue, such as the U.S., Brazil and Europe. Further, developments in regulatory requirements in China, the largest single market in the world in 2013, limit in some respects the product offerings we can pursue as we seek to expand the scope of our operations in that country. Developing, engineering and manufacturing vehicles that meet these requirements and therefore may be sold in those markets requires a significant expenditure of resources.

Critical Accounting Estimates

The Annual Consolidated Financial Statements are prepared in accordance with IFRS which require the use of estimates, judgments and assumptions that affect the carrying amount of assets and liabilities, the disclosure of contingent assets and liabilities and the amounts of income and expenses recognized. The estimates and associated assumptions are based on elements that are known when the financial statements are prepared, on historical experience and on any other factors that are considered to be relevant.

The estimates and underlying assumptions are reviewed periodically and continuously by the Group. If the items subject to estimates do not perform as assumed, then the actual results could differ from the estimates, which would require adjustment accordingly. The effects of any changes in estimate are recognized in the consolidated income statement in the period in which the adjustment is made, or in future periods.

The items requiring estimates for which there is a risk that a material difference may arise in respect of the carrying amounts of assets and liabilities in the future are discussed below.

Pension plans

Group companies, primarily in the U.S. and Canada, sponsor both non-contributory and contributory defined benefit pension plans. The majority of the plans are funded plans. The non-contributory pension plans cover certain hourly and salaried employees. Benefits are based on a fixed rate for each year of service. Additionally, contributory benefits are provided to certain salaried employees under the salaried employees’ retirement plans. These plans provide benefits based on the employee’s cumulative contributions, years of service during which the employee contributions were made and the employee’s average salary during the five consecutive years in which the employee’s salary was highest in the 15 years preceding retirement.

The Group’s defined benefit pension plans are accounted for on an actuarial basis, which requires the use of estimates and assumptions to determine the net liability or net asset. The Group estimates the present value of the projected future payments to all participants taking into consideration parameters of a financial nature such as discount rate, the rates of salary increases and the likelihood of potential future events estimated by using demographic assumptions such as mortality, dismissal and retirement rates. These assumptions may have an effect on the amount and timing of future contributions.

Plan obligations and costs are based on existing retirement plan provisions, which include plan amendments with certain provisions taking effect in future periods.

During the second quarter of 2013, the Group amended its U.S. and Canadian salaried defined benefit pension plans. The U.S. plans were amended in order to comply with Internal Revenue Service regulations, cease the accrual of future benefits effective December 31, 2013, and enhance the retirement factors. The Canada amendment ceases the accrual of future benefits effective December 31, 2014, enhances the retirement factors and continues to consider future salary increases for the affected employees. The U.S. and Canadian plan amendments resulted in an interim remeasurement of the plans and a corresponding curtailment gain. As a result, the Group recognized a €509 million net reduction to its pension obligation, a €7 million reduction to defined benefit plan assets, and a corresponding €502 million increase in other comprehensive income/(loss).

Assumptions regarding any potential future changes to benefit provisions beyond those to which the Group is presently committed are not made.

The assumptions used in developing the required estimates include the following key factors:

•	Discount rates. The Group selects discount rates on the basis of the rate of return on high-quality (AA-rated) fixed income investments for which the timing and amounts of payments match the timing and amounts of the projected pension payments.

•	Salary growth. The salary growth assumption reflects the Group’s long-term actual experience, outlook and assumed inflation.

•	Inflation. The inflation assumption is based on an evaluation of external market indicators.

•	Expected contributions. The expected amount and timing of contributions is based on an assessment of minimum funding requirements. From time to time contributions are made beyond those that are legally required.

•	Retirement rates. Retirement rates are developed to reflect actual and projected plan experience.

•	Mortality rates. Mortality rates are developed to reflect actual and projected plan experience.

•	Plan assets measured at net asset value. Plan assets are recognized and measured at fair value in accordance with IFRS 13 — Fair Value Measurement. At December 31, 2013, plan assets for which the fair value is represented by the net asset value (“NAV”) since there are no active markets for these assets, amounted to €2,780 million. These investments include private equity, real estate and hedge fund investments.

Significant differences in actual experience or significant changes in assumptions may affect the pension obligations and pension expense. The effects of actual results differing from assumptions and of changing assumptions are included in Other comprehensive income/(loss).

At December 31, 2013 the effect of the indicated decrease or increase in selected factors, holding all other assumptions constant, is shown below:

Effect on pension defined benefit obligation
(€ million)
10 basis point decrease in discount rate	265
10 basis point increase in discount rate	(261)

At December 31, 2013 net liabilities and net assets for pension benefits amounted to €4,253 million and to €95 million, respectively (€7,008 million and €83 million, respectively at December 31, 2012). Refer to Note 25 of the Annual Consolidated Financial Statements included elsewhere in this prospectus for a detailed discussion of the Group’s pension plans.

Other post-retirement benefits

The Group provides health care, legal, severance indemnity and life insurance benefits to certain hourly and salaried employees. Upon retirement these employees may become eligible for continuation of certain benefits. Benefits and eligibility rules may be modified periodically.

Health care, life insurance plans and other employment benefits are accounted for on an actuarial basis, which requires the selection of various assumptions. The estimation of the Group’s obligations, costs and liabilities associated with these plans requires the use of estimates of the present value of the projected future payments to all participants, taking into consideration parameters of a financial nature such as discount rate, the rates of salary increases and the likelihood of potential future events estimated by using demographic assumptions such as mortality, dismissal and retirement rates.

Plan obligations and costs are based on existing plan provisions. Assumptions regarding any potential future changes to benefit provisions beyond those to which the Group is presently committed are not made.

The assumptions used in developing the required estimates include the following key factors:

•	Discount rates. The Group selects discount rates on the basis of the rate of return on high-quality (AA-rated) fixed income investments for which the timing and amounts of payments match the timing and amounts of the projected pension payments.

•	Health care cost trends. The Group’s health care cost trend assumptions are developed based on historical cost data, the near-term outlook, and an assessment of likely long-term trends.

•	Salary growth. The salary growth assumptions reflect the Group’s long-term actual experience, outlook and assumed inflation.

•	Retirement and employee leaving rates. Retirement and employee leaving rates are developed to reflect actual and projected plan experience, as well as the legal requirements for retirement in Italy.

•	Mortality rates. Mortality rates are developed to reflect actual and projected plan experience.

At December 31, 2013 the effect of the indicated decreases or increases in the key factors affecting the health care, life insurance plans and severance indemnity in Italy (“TFR”), holding all other assumptions constant, is shown below:

	Effect on health care and life insurance defined benefit obligation	Effect on the TFR obligation
	(€ million)
10 basis point / 100 basis point (respectively) decrease in discount rate	24	52
10 basis point / 100 basis point (respectively) increase in discount rate	(23)	(43)

100 basis point decrease in health care cost trend rate	(40)	n/a
100 basis point increase in health care cost trend rate	48	n/a

Recoverability of non-current assets with definite useful lives

Non-current assets with definite useful lives include property, plant and equipment, intangible assets and assets held for sale. Intangible assets with definite useful lives mainly consist of capitalized development costs related to the EMEA and NAFTA segments.

The Group periodically reviews the carrying amount of non-current assets with definite useful lives when events and circumstances indicate that an asset may be impaired. Impairment tests are performed by comparing the carrying amount and the recoverable amount of the cash-generating unit (“CGU”). The recoverable amount is the higher of the CGU’s fair value less costs of disposal and its value in use. In assessing the value in use, the pre-tax estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the CGU.

During the years ended December 31, 2013 and 2012, due to the decline in the demand for vehicles in the European market (primarily in Italy) and to the streamlining of architectures and related production platforms associated with the region’s refocused product strategy, impairment tests relating to EMEA net assets were performed.

As a result of the new product strategy, the operations to which specific capitalized development costs belonged was redesigned. For example, certain models were switched to new platforms considered technologically more appropriate. As no future economic benefits were expected from these specific capitalized development costs, they were derecognized in accordance with IAS 38 paragraph 112(b) and characterized by the Group as an impairment. For the year ended December 31, 2013, capitalized development costs relating to EMEA were impaired by approximately €90 million as a result.

Also as a result of the new product strategy, certain models were identified for reduced production going forward. The cash-generating units (comprising tangible assets and capitalized development costs) related to such models were tested for impairment by comparing the carrying amount of the assets allocated to the cash-generating unit (“CGU”) to its value in use. In assessing the value in use, the pre-tax estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the CGU. In testing these CGUs, cash flows for the remaining useful life of the related products were discounted using a pre-tax weighted average cost of capital of 12.2 percent. For the year ended December 31, 2013, total impairments of approximately €116 million relating to EMEA were recorded as a result of this testing (of which €61 million related to development costs and €55 million related to Property, plant and equipment).

Additionally, specific CGUs in the Components reportable segment were tested following the identification of impairment indicators. Lastly, the Group wrote off specific development costs within the Maserati operating segment due to changes in the platform to be used for a new model, and wrote off €32 million of development costs within the LATAM segment.

During the year ended December 31, 2011, the process for the strategic realignment of the manufacturing and commercial activities of Fiat with those of Chrysler led to the write off of certain development costs and property, plant and equipment, mainly as a result of an assessment of the effects of convergence towards the use of a reduced number of common platforms, a process which was accelerated after obtaining control of Chrysler.

The following tables set forth all impairment charges recognized for non-current assets with definite useful lives during the years ended December 31, 2013, 2012 and 2011.

Impairments to Property, plant and equipment:

	For the years ended December 31,
	2013	2012	2011
	(€ million)
EMEA:	55	40	204
Components:	31	8	103
LATAM:	-	1	-
Other:	-	1	16

	86	50	323

Recorded in the Consolidated income statement within:
Cost of sales	-	50	16
Other unusual expenses	86	-	307

	86	50	323

Impairments to Other intangible assets:

	For the years ended December 31,
	2013	2012	2011
	(€ million)
Development costs
EMEA:	151	33	161
Components:	2	21	4
Luxury Brands (Maserati operating segment):	65	-	-
LATAM:	32	2	-
APAC:	-	1	-

	250	57	165

Other intangible assets	-	1	1

	250	58	166

Recorded in the Consolidated income statement within:
Cost of sales	-	1	1
Research and development costs	24	57	4
Other unusual expenses	226	-	161

	250	58	166

In addition, following the downward trend in the demand for vehicles in Europe, the Group considered it necessary to test the recoverable amount of the EMEA segment (which is mainly composed of property plant and equipment and capitalized development costs) at December 31, 2013 and 2012. The recoverable amount of the EMEA segment was its value in use determined with the following assumptions:

•	the reference scenario for each year was based on the following year’s budget, the expected trading conditions and the automotive market trends for the following five year period;

•	the six year period has been deemed necessary to take into account the full cycle of new vehicles introduced reflecting the benefits arising from the capital expenditure devoted to the product portfolio enrichment and renewal, largely concentrated in 2015-2016;

•	the expected future cash flows, represented by the projected EBIT before result from investments, gains on the disposal of investments, restructuring costs, other unusual income/(expenses) and depreciation and amortization and reduced by expected capital expenditure, include a normalized terminal value used to estimate the future results beyond the time period explicitly considered. This terminal value was assumed substantially in line with 2017-2019 amounts. The long-term growth rate was set at zero;

•	the expected future cash flows have been discounted using a pre-tax Weighted Average Cost of Capital (“WACC”) of 12.2 percent (13.1 percent in 2012). This WACC reflects the current market assessment of the time value of money for the period being considered and the risks specific to the EMEA region. The WACC was calculated by referring among other factors to the yield curve of 10 year European government bonds and to Fiat’s cost of debt.

In 2013, the recoverable amount of the EMEA segment was higher than the corresponding carrying amount. In addition, sensitivity analysis was performed by simulating two different scenarios:

a) WACC was increased by 1.0 percent for 2017, 2.0 percent for 2018 and 3.0 percent for 2019 and for Terminal Value;

b) Cash-flows were reduced by estimating the impact of a 5.0 percent decrease in the European car market demand for 2015, 7.5 percent for 2016 and 10.0 percent for 2017-2019 as compared to the base assumptions.

In all cases the recoverable amount was higher than the carrying amount.

In 2012, the recoverable amount of the EMEA operating segment was higher than the corresponding carrying amount. In addition, sensitivities analysis were performed simulating two different scenarios:

a) WACC was increased by 1.0 percent for 2017 and 2.0 percent for 2018 and for Terminal Value;

b) Cash-flows were reduced by estimating the impact of a 10.0 percent decrease in the European car market demand for 2016-2018 as compared to the base assumptions.

In all cases the recoverable amount was higher than the carrying amount.

The estimates and assumptions described reflect the Group’s current available knowledge as to the expected future development of the businesses and are based on an assessment of the future development of the markets and the car industry, which remain subject to a high degree of uncertainty due to the continuation of the economic difficulties in most countries of the Eurozone and its effects on the industry. More specifically, considering the uncertainty, a future worsening in the economic environment in the Eurozone that is not reflected in these Group assumptions, could result in actual performance that differs from the original estimates, and might therefore require adjustments to the carrying amounts of certain non-current assets in future periods.

Recoverability of Goodwill and intangible assets with indefinite useful lives

In accordance with IAS 36 – Impairment of Assets, Goodwill and intangible assets with indefinite useful lives are not amortized and are tested for impairment annually or more frequently if facts or circumstances indicate that the asset may be impaired.

Goodwill and intangible assets with indefinite useful lives are allocated to operating segments or to CGUs within the operating segments, which represent the lowest level within the Group at which goodwill is monitored for internal management purposes in accordance with IAS 36. The impairment test is performed by comparing the carrying amount (which mainly comprises property, plant and equipment, goodwill, brands and capitalized development costs) and the recoverable amount of each CGU of group of CGUs to which Goodwill has been allocated. The recoverable amount of a CGU is the higher of its fair value less costs to sell and its value in use.

Goodwill and intangible assets with indefinite useful lives at December 31, 2013 include €8,967 million and €2,600 million respectively resulting from the acquisition of Chrysler (€9,372 million and €2,717 million respectively at December 31, 2012), and €786 million from the acquisition of interests in Ferrari (€786 million at December 31, 2012).

The following table sets forth the impairment charges recognized for Goodwill and intangible assets with indefinite useful lives during the years ended December 31, 2013, 2012 and 2011.

	For the years ended December 31,
	2013	2012	2011
	(€ million)
Goodwill
EMEA	-	-	17
Components	-	-	193
Other	-	-	14

Goodwill and intangible assets with indefinite useful lives	-	-	224

These amounts were fully recognized in the Consolidated income statement in 2011 under Other unusual expenses.

For a discussion on impairment testing of Goodwill and intangible assets with indefinite useful lives, reference should be made to Note 13 to the Annual Consolidated Financial Statements included elsewhere in this prospectus.

Recoverability of deferred tax assets

The carrying amount of deferred tax assets is reduced to the extent that it is not probable that sufficient taxable profit will be available to allow the benefit of part or all of the deferred tax assets to be utilized.

At December 31, 2013, the Group had deferred tax assets on deductible temporary differences of €6,183 million (€6,363 million at December 31, 2012), of which €435 million was not recognized (€2,445 million at December 31, 2012). At the same date the Group had also theoretical tax benefit on losses carried forward of €3,810 million (€3,399 million at December 31, 2012), of which €2,891 million was unrecognized (€2,473 million at December 31, 2012).

In addition, at December 31, 2013, in view of the results achieved by Chrysler, of the continuous improvement of its product mix, its trends in international sales and its implementation of new vehicles, together with the consolidation of the alliance between Fiat and Chrysler, following Fiat’s acquisition of the remaining shareholding at the beginning of 2014, the Group recorded previously unrecognized deferred tax assets for a total of €1,734 million, of which €1,500 million was recognized in Income taxes and €234 million in Other comprehensive income/(loss).

The recoverability of deferred tax assets is dependent on the Group’s ability to generate sufficient future taxable income in the period in which it is assumed that the deductible temporary differences reverse and tax losses carried forward can be utilized. In making this assessment, the Group considers future taxable income arising on the most recent budgets and plans, prepared by using the same criteria described for testing the impairment of assets and goodwill moreover, it estimates the impact of the reversal of taxable temporary differences on earnings and it also considers the period over which these assets could be recovered.

These estimates and assumptions are subject to a high degree of uncertainty, in particular with regard to the future performance in the Eurozone; therefore changes in current estimates due to unanticipated events could have a significant impact on the Group’s consolidated financial statements.

Sales incentives

The Group records the estimated cost of sales incentive programs offered to dealers and consumers as a reduction to revenue at the time of sale to the dealer. This estimated cost represents the incentive programs offered to dealers and consumers, as well as the expected modifications to these programs in order to facilitate sales of the dealer inventory. Subsequent adjustments to incentive programs related to vehicles previously sold to dealers are recognized as an adjustment to revenue in the period the adjustment is determinable.

The Group uses price discounts to adjust vehicle pricing in response to a number of market and product factors, including: pricing actions and incentives offered by competitors, economic conditions, the amount of excess industry production capacity, the intensity of market competition, consumer demand for the product and the desire to support promotional campaigns. The Group may offer a variety of sales incentive programs at any given point in time, including: cash offers to dealers and consumers and subvention programs offered to customers, or lease subsidies, which reduce the retail customer’s monthly lease payment or cash due at the inception of the financing arrangement, or both. Incentive programs are generally brand, model and region specific for a defined period of time, which may be extended.

Multiple factors are used in estimating the future incentive expense by vehicle line including the current incentive programs in the market, planned promotional programs and the normal incentive escalation incurred as the model year ages. The estimated incentive rates are reviewed monthly and changes to the planned rates are adjusted accordingly, thus impacting revenues. As discussed previously, there are a multitude of inputs affecting the calculation of the estimate for sales incentives, and an increase or decrease of any of these variables could have a significant effect on recorded revenues.

Product warranties and liabilities

The Group establishes reserves for product warranties at the time the sale is recognized. The Group issues various types of product warranties under which the performance of products delivered is generally guaranteed for a certain period or term. The reserve for product warranties includes the expected costs of warranty obligations imposed by law or contract, as well as the expected costs for policy coverage, recall actions and buyback commitments. The estimated future costs of these actions are principally based on assumptions regarding the lifetime warranty costs of each vehicle line and each model year of that vehicle line, as well as historical claims experience for the Group’s vehicles. In addition, the number and magnitude of additional service actions expected to be approved, and policies related to additional service actions, are taken into consideration. Due to the uncertainty and potential volatility of these estimated factors, changes in the assumptions used could materially affect the results of operations.

The Group periodically initiates voluntary service and recall actions to address various customer satisfaction, safety and emissions issues related to vehicles sold. Included in the reserve is the estimated cost of these service and recall actions. The estimated future costs of these actions are based primarily on historical claims experience for the Group’s vehicles. Estimates of the future costs of these actions are inevitably imprecise due to some uncertainties, including the number of vehicles affected by a service or recall action. It is reasonably possible that the ultimate cost of these service and recall actions may require the Group to make expenditures in excess (or less than) of established reserves over an extended period of time. The estimate of warranty and additional service and recall action obligations is periodically reviewed during the year. Experience has shown that initial data for any given model year can be volatile; therefore, the process relies upon long-term historical averages until actual data is available. As actual experience becomes available, it is used to modify the historical averages to ensure that the forecast is within the range of likely outcomes. Resulting accruals are then compared with current spending rates to ensure that the balances are adequate to meet expected future obligations.

Warranty costs incurred are generally recorded in the Consolidated income statement as Cost of sales. However, depending on the specific nature of the recall, including the significance and magnitude, the Group reports certain of these costs as Unusual expenses. As such, for comparability purposes, the Group believes that separate identification allows users of the Group’s Consolidated financial statements to take them into appropriate consideration when analyzing the performance of the Group and assists them in understanding the Group’s financial performance year on year.

In addition, the Group makes provisions for estimated product liability costs arising from property damage and personal injuries including wrongful death, and potential exemplary or punitive damages alleged to be the result of product defects. By nature, these costs can be infrequent, difficult to predict and have the potential to vary significantly in amount. The valuation of the reserve is actuarially determined on an annual basis based on, among other factors, the number of vehicles sold and product liability claims incurred. Costs associated with these provisions are recorded in the income statement and any subsequent adjustments are recorded in the period in which the adjustment is determined.

Other Contingent liabilities

The Group makes provisions in connection with pending or threatened disputes or legal proceedings when it is considered probable that there will be an outflow of funds and when the amount can be reasonably estimated. If an outflow of funds becomes possible but the amount cannot be estimated, the matter is disclosed in the notes to the financial statements. The Group is the subject of legal and tax proceedings covering a wide range of matters in various jurisdictions. Due to the uncertainty inherent in such matters, it is difficult to predict the outflow of funds that could result from such disputes with any certainty. Moreover, the cases and claims against the Group often derive from complex legal issues which are subject to a differing degree of uncertainty, including the facts and circumstances of each particular case and the manner in which applicable law is likely to be interpreted and applied to such fact and circumstances, and the jurisdiction and the different laws involved. The Group monitors the status of pending legal procedures and consults with experts on legal and tax matters on a regular basis. It is therefore possible that the provisions for the Group’s legal proceedings and litigation may vary as the result of future developments in pending matters.

Litigation

Various legal proceedings, claims and governmental investigations are pending against the Group on a wide range of topics, including vehicle safety; emissions and fuel economy; dealer, supplier and other contractual relationships; intellectual property rights; product warranties and environmental matters. Some of these proceedings allege defects in specific component parts or systems (including airbags, seats, seat belts, brakes, ball joints, transmissions, engines and fuel systems) in various vehicle models or allege general design defects relating to vehicle handling and stability, sudden unintended movement or crashworthiness. These proceedings seek recovery for damage to property, personal injuries or wrongful death and in some cases include a claim for exemplary or punitive damages. Adverse decisions in one or more of these proceedings could require the Group to pay substantial damages, or undertake service actions, recall campaigns or other costly actions.

Litigation is subject to many uncertainties, and the outcome of individual matters is not predictable with assurance. An accrual is established in connection with pending or threatened litigation if a loss is probable and a reliable estimate can be made. Since these accruals represent estimates, it is reasonably possible that the resolution of some of these matters could require the Group to make payments in excess of the amounts accrued. It is also reasonably possible that the resolution of some of the matters for which accruals could not be made may require the Group to make payments in an amount or range of amounts that could not be reasonably estimated.

The term “reasonably possible” is used herein to mean that the chance of a future transaction or event occurring is more than remote but less than probable. Although the final resolution of any such matters could have a material effect on the Group’s operating results for the particular reporting period in which an adjustment of the estimated reserve is recorded, it is believed that any resulting adjustment would not materially affect the consolidated financial position or cash flows.

Environmental Matters

The Group is subject to potential liability under government regulations and various claims and legal actions that are pending or may be asserted against the Group concerning environmental matters. Estimates of future costs of such environmental matters are inevitably imprecise due to numerous uncertainties, including the enactment of new laws and regulations, the development and application of new technologies, the identification of new sites for which the Group may have remediation responsibility and the apportionment and collectability of remediation costs among responsible parties. The Group establishes provisions for these environmental matters when a loss is probable and a reliable estimate can be made. It is reasonably possible that the final resolution of some of these matters may require the Group to make expenditures, in excess of established provisions, over an extended period of time and in a range of amounts that cannot be reliably estimated. Although the final resolution of any such matters could have a material effect on the Group’s operating results for the particular reporting period in which an adjustment to the estimated provision is recorded, it is believed that any resulting adjustment would not materially affect the consolidated financial position or cash flows.

Business combinations

The consolidation of Chrysler was accounted for as a business combination achieved in stages using the acquisition method of accounting required under IFRS 3. In accordance with the acquisition method, the Group remeasured its previously held equity interest in Chrysler at fair value. The non-controlling interest in Chrysler was also recognized at its acquisition date fair value. Additionally, the Group recognized the acquired assets and assumed liabilities at their acquisition date fair values, except for deferred income taxes and certain liabilities associated with employee benefits, which were recorded according to other accounting guidance. These values were based on market participant assumptions, which were based on market information available at the date control was obtained and which affected the value at which the assets, liabilities, non-controlling interests and goodwill were recognized as well as the amount of income and expense for the period. See “Changes in the Scope of Consolidation—Accounting for the Chrysler business combination” in the Annual Consolidated Financial Statements, included elsewhere in this prospectus.

Share-based compensation

The Group accounts for share-based compensation plans in accordance with IFRS 2 - Share-based payments, which requires measuring share-based compensation expense based on fair value. As described in Note 24 to the Annual Consolidated Financial Statements included elsewhere in this prospectus, within the Group, Fiat and Chrysler granted share-based payments for the years ended December 31, 2013, 2012 and 2011 to certain employees and directors.

The fair value of Fiat share-based payments is measured based on market prices of Fiat shares at the grant date taking into account the terms and conditions upon which the instruments were granted. The fair value of Chrysler awards is measured by using a discounted cash flow methodology to estimate the price of the awards at the grant date and subsequently for liability-classified awards at each balance sheet date, until they are settled.

For Chrysler’s awards, since there are no publicly observable market prices for Chrysler’s membership interests, the fair value was determined contemporaneously with each measurement using a discounted cash flow methodology. The Group uses this approach, which is based on projected cash flows, to estimate Chrysler’s enterprise value. Then the Group deducts the fair value of Chrysler’s outstanding interest bearing debt as of the measurement date from the enterprise value to arrive at the fair value of Chrysler’s equity.

The significant assumptions used in the measurement of the fair value of these awards at each measurement date include different assumptions, for example, four years of annual projections that reflect the estimated after-tax cash flows a market participant would expect to generate from Chrysler’s operating business, an estimated after-tax weighted average cost of capital and projected worldwide factory shipments.

The assumptions noted above used in the contemporaneous estimation of fair value at each measurement date have not changed significantly during the three years ended December 31, 2013, 2012 and 2011 with the exception of the weighted average cost of capital, which is directly influenced by external market conditions.

The Group updates the measurement of the fair value of these awards on a regular basis. It is therefore possible that the amount of share-based payments reserve and liabilities for share-based payments may vary as the result of a significant change in the above mentioned assumptions.

Non-GAAP Financial Measures

We monitor our operations through the use of several non-GAAP financial measures: Net Debt, Net Industrial Debt and certain information provided on a constant currency basis. We believe that these non-GAAP financial measures provide useful and relevant information regarding our operating results and enhance the overall ability to assess our financial performance and financial position. They provide us with comparable measures which facilitate management’s ability to identify operational trends, as well as make decisions regarding future spending, resource allocations and other operational decisions. These and similar measures are widely used in the industry in which we operate.

These financial measures may not be comparable to other similarly titled measures of other companies and are not intended to be substitutes for measures of financial performance and financial position as prepared in accordance with IFRS.

Net Industrial Debt

The following table details our Net Debt at September 30, 2014, December 31, 2013 and December 31, 2012, and provides a reconciliation of this non-GAAP measure to debt, the most directly comparable measure included in our consolidated statement of financial position.

Due to different sources of cash flows used for the repayment of the financial debt between industrial activities and financial services (by cash from operations for industrial activities and by collection of financial receivables for financial services) and the different business structure and leverage implications, we provide a separate analysis of Net Debt between Industrial Activities and Financial Services.

The division between Industrial Activities and Financial Services represents a sub-consolidation based on the core business activities (industrial or financial services) of each Group company. The sub-consolidation for Industrial Activities also includes companies that perform centralized treasury activities (i.e., raising funding in the market and financing Group companies), but do not, however, provide financing to third parties. Financial Services includes companies that provide retail and dealer finance, leasing and rental services in support of the mass-market brands in certain geographical segments, and for the luxury brands.

Net Industrial Debt (i.e., Net Debt of Industrial Activities) is management’s primary measure for analyzing our financial leverage and capital structure and is one of the key targets used to measure our performance.

	At September 30, 2014			At December 31, 2013			At December 31, 2012
(€ million)	Industrial Activities	Financial Services	Consolidated	Industrial Activities	Financial Services	Consolidated	Industrial Activities	Financial Services	Consolidated
Debt with third parties	(30,908)	(2,025)	(32,933)	(28,250)	(2,033)	(30,283)	(26,256)	(2,047)	(28,303)
Net intercompany financial receivables/payables and current financial receivables from jointly-controlled financial services companies	1,537	(1,466)	71	1,363	(1,336)	27	1,392	(1,334)	58
Other financial assets/(liabilities) (net)	(194)	(2)	(196)	399	(3)	396	321	(3)	318
Current securities	183	30	213	219	28	247	173	83	256
Cash and cash equivalents	18,010	385	18,395	19,255	200	19,455	17,420	246	17,666

Net Debt	(11,372)	(3,078)	(14,450)	(7,014)	(3,144)	(10,158)	(6,950)	(3,055)	(10,005)

Constant Currency Information

The “ — Results of Operations” discussion below includes information about our net revenues and EBIT at constant currency. We calculate constant currency by applying the prior-year average exchange rates to current financial data expressed in local currency in which the relevant financial statements are denominated in order to eliminate the impact of foreign exchange rate fluctuations (see “Significant Accounting Policies” in the Annual Consolidated Financial Statements included in this prospectus for information on the exchange rates applied). These constant currency measures are non-GAAP measures. Although we do not believe that these measures are a substitute for GAAP measures, we do believe that such results excluding the impact of currency fluctuations year-on-year provide additional useful information to investors regarding the operating performance on a local currency basis.

For example, if a U.S. entity with U.S. dollar functional currency recorded net revenues of U.S.$100 million for 2013 and 2012, we would report €75 million in net revenues for 2013 (using the 2013 average exchange rate of 1.328) compared to €78 million for 2012 (using the average exchange rate of 1.285). The constant currency presentation would translate the 2013 net revenues using the 2012 exchange rates, and indicate that the underlying net revenues on a constant currency basis were unchanged year-on-year. We present such information in order to assess how the underlying business has performed prior to the impact of fluctuations in foreign currency exchange rates.

Shipment Information

As discussed in “Business—Overview of Our Business” our activities are carried out through six reportable segments: four regional mass market vehicle segments (NAFTA, LATAM, APAC and EMEA), a global Luxury Brands segment and a global Components segment. The following table sets forth our vehicle shipment information by segment (excluding the Components segment). Vehicle shipments are generally aligned with current period production which is driven by our plans to meet consumer demand. Revenue is generally recognized when the risks and rewards of ownership of a vehicle have been transferred to our dealers or distributors, which usually occurs upon the release of the vehicle to the carrier responsible for transporting the vehicle to our dealer or distributor. Revenues related to new vehicle sales with a buy-back commitment, or through the Guaranteed Depreciation Program (“GDP”), under which the Group guarantees the residual value or otherwise assumes responsibility for the minimum resale value of the vehicle, are not recognized at the time of delivery but are accounted for similar to an operating lease and rental income is recognized over the contractual term of the lease on a straight line basis. For a description of our dealers and distributors see “Business—Mass Market Vehicles”. Accordingly, the number of vehicles shipped does not necessarily correspond to the number of vehicles sold for which revenues are recorded in any given period.

(In thousands of units)	Shipments
	For the nine months ended September 30,		For the years ended December 31,
	2014	2013	2013	2012	2011
NAFTA	1,825	1,587	2,238	2,115	1,033
LATAM	610	723	950	979	910
APAC	163	115	163	103	53
EMEA	763	743	979	1,012	1,166
Luxury Brands	32	13	22	14	13

Total	3,393	3,181	4,352	4,223	3,175

Results of Operations

Three months ended September 30, 2014 compared to the three months ended September 30, 2013

The following is a discussion of the results of operations for the three months ended September 30, 2014 compared to the three months ended September 30, 2013. The discussion of certain line items (cost of sales, selling, general and administrative costs and research and development costs) includes a presentation of such line items as a percentage of net revenues for the respective periods presented, to facilitate period-on-period comparisons.

	For the three months ended September 30,
(€ million)	2014	2013
Net revenues	23,553	20,693
Cost of sales	20,356	17,747
Selling, general and administrative costs	1,717	1,580
Research and development costs	598	556
Other income/(expenses)	44	24
Result from investments	36	29
Gains/(losses) on the disposal of investments	3	6
Restucturing costs	15	14
Other unusual income/(expenses)	(24)	7

EBIT	926	862
Net financial income/(expenses)	(511)	(493)

Profit before taxes	415	369
Tax income/(expenses)	227	180

Net profit	188	189

Net profit attributable to:
Owners of the parent	174	(15)
Non-controlling interests	14	204

Net revenues

	For the three months ended September 30,		Increase/(decrease)
(€ million, except percentages)	2014	2013	2014 vs. 2013

Net revenues	23,553	20,693	2,860	13.8%

Net revenues for the three months ended September 30, 2014 were €23.6 billion, an increase of €2.9 billion, or 13.8 percent, from €20.7 billion for the three months ended September 30, 2013.

The increase in net revenues was primarily attributable to (i) a €2.2 billion increase in NAFTA net revenues, primarily attributable to an increase in shipments, (ii) a €0.4 billion increase in APAC net revenues attributable to an increase in shipments and a favorable vehicle mix, (iii) a €0.3 billion increase in Luxury Brands net revenues primarily attributable to an increase in Maserati shipments, (iv) a €0.2 billion increase in EMEA net revenues, primarily attributable to a favorable vehicle mix and an increase in volumes which were partially offset by (v) a decrease of €0.3 billion in LATAM net revenues mainly attributable to the effect of lower vehicle shipments, partially offset by positive net pricing.

See “—Segments” for a detailed discussion of net revenues by segment.

Cost of sales

	For the three months ended September 30,				Increase/(decrease)
(€ million, except percentages)	2014	Percentage of net revenues	2013	Percentage of net revenues	2014 vs. 2013

Cost of sales	20,356	86.4%	17,747	85.8%	2,609 14.7%

Cost of sales includes purchases, certain warranty and product-related costs, labor costs, depreciation, amortization and logistic costs. We purchase a variety of components (including mechanical, steel, electrical and electronic, plastic components as well as castings and tires), raw materials (steel, rubber, aluminum, resin, copper, lead, and precious metals including platinum, palladium and rhodium), supplies, utilities, logistics and other services from numerous suppliers which we use to manufacture our vehicles, parts and accessories. These purchases generally account for approximately 80 percent of total cost of sales. Fluctuations in cost of sales are primarily related to the number of our vehicles we produce and ship, along with changes in vehicle mix, as newer models of vehicles generally have more technologically advanced components and enhancements and therefore additional costs per unit. The cost of sales could also be affected, to a lesser extent, by fluctuations in certain raw material prices.

Cost of sales for the three months ended September 30, 2014 was €20.4 billion, an increase of €2.6 billion, or 14.7 percent, from €17.7 billion for the three months ended September 30, 2013. As a percentage of net revenues, cost of sales was 86.4 percent in the three months ended September 30, 2014 compared to 85.8 percent in the three months ended September 30, 2013.

The increase in cost of sales was due to the combination of (i) €1.9 billion related to increased vehicle shipments, primarily in the NAFTA, Luxury Brands and APAC segments, partially offset by a reduction in LATAM, (ii) €0.4 billion mainly related to vehicle mix primarily attributable to the EMEA segment.

Cost of sales for the three months ended September 30, 2014 was impacted by €0.2 billion in increased warranty expenses, which included the effects of recently approved recall campaigns in the NAFTA segment.

Selling, general and administrative costs

	For the three months ended September 30,				Increase/(decrease)
(€ million, except percentages)	2014	Percentage of net revenues	2013	Percentage of net revenues	2014 vs. 2013

Selling, general and administrative costs	1,717	7.3%	1,580	7.6%	137 8.7%

Selling, general and administrative costs include advertising, personnel, and other costs. Advertising costs accounted for approximately 44 percent and 40 percent of total selling, general and administrative costs for the three months ended September 30, 2014 and 2013, respectively.

Selling, general and administrative costs for the three months ended September 30, 2014 were €1,717 million, an increase of €137 million, or 8.7 percent, from €1,580 million for the three months ended September 30, 2013. As a percentage of net revenues, selling, general and administrative costs were 7.3 percent for the three months ended September 30, 2014 compared to 7.6 percent for the three months ended September 30, 2013.

The increase in selling, general and administrative costs was almost entirely attributable to a €122 million increase in advertising expenses primarily driven by the NAFTA and APAC segments and, to a lesser extent, the Luxury Brands and EMEA segments. In particular, increased advertising expenses have been incurred in order to support the launches of new vehicles in NAFTA including the all-new 2014 Jeep Cherokee and the all-new 2015 Chrysler 200 as well as the growth of the business in the APAC and Luxury Brands segments. Additionally, advertising expenses increased in EMEA to support vehicle launches, primarily the all-new 2014 Jeep Renegade.

The increase in other selling, general and administrative costs was mainly attributable to the LATAM segment, primarily related to start-up costs of the Pernambuco plant.

Research and development costs

	For the three months ended September 30,				Increase/(decrease)
(€ million, except percentages)	2014	Percentage of net revenues	2013	Percentage of net revenues	2014 vs. 2013
Research and development costs expensed during the year	321	1.4%	336	1.6%	(15)	(4.5%)
Amortization of capitalized development costs	275	1.2%	220	1.1%	55	25.0%
Write-down of costs previously capitalized	2	0.0%	-	0.0%	2	n.m.

Research and development costs	598	2.5%	556	2.7%	42	7.6%

We conduct research and development for new vehicles and technology to improve the performance, safety, fuel efficiency, reliability, consumer perception and environmental impact (i.e. reduced emissions) of our vehicles. Research and development costs consist primarily of material costs and personnel related expenses that support the development of new and existing vehicles with powertrain technologies. For further details of research and development costs, see “—Trends, Uncertainties and Opportunities—Product Development.” For details of our research and development activities, see “Business—Research and Development.”

Research and development costs for the three months ended September 30, 2014 were €598 million, an increase of €42 million, or 7.6 percent, from €556 million for the three months ended September 30, 2013. As a percentage of net revenues, research and development costs were 2.5 percent and 2.7 percent in the three months ended September 30, 2014 and 2013, respectively.

The increase in research and development costs was attributable to the combined effects of (i) an increase in the amortization of previously capitalized development costs of €55 million and (ii) an increase in write-down of costs previously capitalized of €2 million, which were partially offset by (iii) a decrease in research and development costs expensed during the period of €15 million.

As a result of the nature of the projects the Group is currently investing in, the research and development costs capitalized as a percentage of total spending on research and development increased for the three months ended September 30, 2014, as compared to the three months ended September 30, 2013, and as such, even though spending on research and development increased from €805 million for the three months ended September 30, 2013 to €857 million for the three months ended September 30, 2014, research and development costs expensed decreased by €15 million, largely attributable to the NAFTA segment.

The increase in amortization of capitalized development costs was attributable to the launch of new products, and in particular related to the NAFTA segment, driven by the all-new 2014 Jeep Cherokee, which began shipping to dealers in late October 2013, and the all-new 2015 Chrysler 200, which was launched in the first quarter of 2014, and began arriving in dealerships in May 2014.

Other income/(expenses)

	For the three months ended September 30,		Increase/(decrease)
(€ million, except percentages)	2014	2013	2014 vs. 2013

Other income/(expenses)	44	24	20	83.3%

Other income/(expenses) for the three months ended September 30, 2014 amounted to a net income of €44 million, an increase of €20 million, from net income of €24 million for the three months ended September 30, 2013.

For both the three months ended September 30, 2014 and September 30, 2013, there were no items that either individually or in aggregate were considered material.

Result from investments

The largest contributors to result from investments for the three months ended September 30, 2014 and September 30, 2013 were FGA Capital S.p.A. or FGAC (a jointly-controlled finance company that manages activities in retail automotive financing, dealership financing, long-term car rental and fleet management in 14 European countries) and Tofas-Turk Otomobil Fabrikasi A.S. (a jointly-controlled) Turkish automaker.

	For the three months ended September 30,		Increase/(decrease)
(€ million, except percentages)	2014	2013	2014 vs. 2013

Result from investments	36	29	7	24.1%

Result from investments for the three months ended September 30, 2014 was €36 million, an increase of €7 million, or 24.1 percent, from €29 million for the three months ended September 30, 2013. The increase in result from investments was primarily attributable to improved results from investments in the EMEA segment, partially offset by a decrease in results from investments in the APAC segment.

Gains on the disposal of investments

	For the three months ended September 30,		Increase/(decrease)
(€ million, except percentages)	2014	2013	2014 vs. 2013

Gains on the disposal of investments	3	6	(3) (50.0%)

Gains on the disposal of investments for the three months ended September 30, 2014 were € 3 million, a decrease of €3 million, from €6 million for the three months ended September 30, 2013.

For both the three months ended September 30, 2014 and September 30, 2013, there were no items that either individually or in aggregate were considered material.

Restructuring costs

	For the three months ended September 30,		Increase/(decrease)
(€ million, except percentages)	2014	2013	2014 vs. 2013

Restructuring costs	15	14	1	7.1%

Restructuring costs for the three months ended September 30, 2014 were €15 million, an increase of €1 million, or 7.1 percent, from €14 million for the three months ended September 30, 2013.

Net restructuring costs of €15 million recognized in the three months ended September 30, 2014, primarily related to restructuring in the LATAM and Components segments.

Net restructuring costs of €14 million recognized in the three months ended September 30, 2013, mainly related to Other activities.

Other unusual income/(expenses)

	For the three months ended September 30,		Increase/(decrease)
(€ million, except percentages)	2014	2013	2014 vs. 2013

Other unusual income/(expenses)	(24)	7	(31)	n.m.

Other unusual expenses for the three months ended September 30, 2014 were €24 million, an increase of €31 million from other unusual income of €7 million for the three months ended September 30, 2013.

For the three months ended September 30, 2014, other unusual expenses included €15 million of compensation costs deriving from the resignation of the former Ferrari chairman.

EBIT

	For the three months ended September 30,		Increase/(decrease)
(€ million, except percentages)	2014	2013	2014 vs. 2013

EBIT	926	862	64	7.4%

EBIT for the three months ended September 30, 2014 was €926 million, an increase of €64 million, or 7.4 percent (9.7 percent on a constant currency basis), from €862 million for the three months ended September 30, 2013.

The increase in EBIT was primarily attributable to the combined effect of (i) a €70 million increase in APAC EBIT, (ii) a €48 million increase in Luxury Brands EBIT, (iii) a €53 million decrease in EMEA EBIT loss and (iv) a €13 million increase in NAFTA EBIT, which were partially offset by (v) a €118 million decrease in LATAM EBIT.

See “—Segments” for a detailed discussion of EBIT by segment.

Net financial (expenses)

	For the three months ended September 30,		Increase/(decrease)
(€ million, except percentages)	2014	2013	2014 vs. 2013

Net financial (expenses)	(511)	(493)	(18)	(3.7%)

Net financial expenses for the three months ended September 30, 2014 were €511 million, an increase of €18 million, or 3.7 percent, from €493 million for the three months ended September 30, 2013. Excluding the gain on the stock option-related equity swaps of €24 million recognized in the three months ended September 30, 2013, net financial expenses were substantially unchanged period on period, primarily as a result of the benefits from the recent Chrysler refinancing transaction completed in February which offset the impact of a higher average debt level.

Tax expenses

	For the three months ended September 30,		Increase/(decrease)
(€ million, except percentages)	2014	2013	2014 vs. 2013

Tax expenses	227	180	47	26.1%

Tax expenses for the three months ended September 30, 2014 were €227 million, an increase of €47 million, or 26.1 percent, from €180 million for the three months ended September 30, 2013, principally due to higher deferred tax expenses compared to the prior year. At December 31, 2013, previously unrecognized deferred tax assets of €1,500 million were recognized, principally related to tax loss carry forwards and temporary differences in the NAFTA operations. In the three months ended September 30, 2014, the utilization of a part of these temporary differences resulted in a higher deferred tax expense as compared to the prior year.

Segments

The following is a discussion of net revenues, EBIT and shipments for each segment.

(€ millions, except shipments which are in thousands of units)	Net revenues For the three months ended September 31,		EBIT For the three months ended September 31,		Shipments For the three months ended September 31,
	2014	2013	2014	2013	2014	2013

NAFTA	13,134	10,965	549	536	613	505
LATAM	2,162	2,446	51	169	202	235
APAC	1,578	1,215	169	99	55	45
EMEA	4,080	3,843	(63)	(116)	218	211
Luxury Brands	1,248	922	179	131	11	6
Components	2,086	1,877	48	37	n.m.	n.m.
Other activities	200	216	(4)	(23)	n.m.	n.m.
Unallocated items & adjustments	(935)	(791)	(3)	29	n.m.	n.m.

Total	23,553	20,693	926	862	1,099	1,002

NAFTA

	For the three months ended September 30,				Increase/(decrease)
(€ millions, except shipments which are in thousands of units)	2014	% of segment net revenues	2013	% of segment net revenues	2014 vs. 2013

Net revenues	13,134	100.0%	10,965	100.0%	2,169	19.8%
EBIT	549	4.2%	536	4.9%	13	2.4%
Shipments	613	n.m.	505	n.m.	108	21.4%

Net revenues

NAFTA net revenues for the three months ended September 30, 2014 were €13.1 billion, an increase of €2.2 billion, or 19.8 percent, from €11.0 billion for the three months ended September 30, 2013. The increase was primarily attributable to an increase in shipments of €2.0 billion.

In particular, the 21.4 percent increase in vehicle shipments from 505 thousand units for the three months ended September 30, 2013, to 613 thousand units for the three months ended September 30, 2014, was largely driven by increased demand for the Group’s vehicles, including the all-new 2014 Jeep Cherokee, the Jeep Grand Cherokee and the all-new 2015 Chrysler 200. These increases were partially offset by a reduction in the prior model year Chrysler 200 and Dodge Avenger shipments due to their discontinued production in the first quarter of 2014 in preparation for the launch and changeover to the all-new 2015 Chrysler 200. NAFTA net revenues were also impacted by improved net pricing of €0.1 billion which was due to favorable pricing and pricing for enhanced content, partially offset by incentive spending on certain vehicles in portfolio.
EBIT

NAFTA EBIT for the three months ended September 30, 2014 was €549 million, an increase of €13 million, or 2.4 percent (3.9 percent on a constant currency basis) from €536 million for the three months ended September 30, 2013.

The increase in NAFTA EBIT was primarily attributable to the combination of the (i) favorable volume/mix impact of €405 million, driven by the previously described increase in shipments and (ii) favorable net pricing of €126 million which was due to favorable pricing and pricing for enhanced content, partially offset by incentive spending on certain vehicles in portfolio. These positive impacts were partially offset by (iii) increased industrial costs of €466 million due to an increase in warranty expenses of €282 million which included the effects of recently approved recall campaigns and, increased base material costs of €165 million, mainly consisting of higher base material costs associated with vehicles and components and content enhancements on new models, and (iv) a €27 million increase in selling, general and administrative costs largely attributable to higher advertising costs to support new vehicle launches, including the all-new 2014 Jeep Cherokee and the all-new 2015 Chrysler 200.

LATAM

	For the three months ended September 30,				Increase/(decrease)
(€ millions, except shipments which are in thousands of units)	2014	% of segment net revenues	2013	% of segment net revenues	2014 vs. 2013
Net revenues	2,162	100.0%	2,446	100.0%	(284)	(11.6%)
EBIT	51	2.36%	169	6.9%	(118)	(69.8%)
Shipments	202	n.m.	235	n.m.	(33)	(14.0%)

Net revenues

LATAM net revenues for the three months ended September 30, 2014 were €2.2 billion, a decrease of €0.3 billion, or 11.6 percent (12.3 percent on a constant currency basis), from €2.4 billion for the three months ended September 30, 2013. The total decrease of €0.3 billion was primarily attributable to (i) lower shipments of €0.4 billion, partially offset by (ii) net pricing of €0.1 billion.

The 14.0 percent decrease in vehicle shipments from 235 thousand units for the three months ended September 30, 2013, to 202 thousand units for the three months ended September 30, 2014, was largely a result of weaker trading conditions.

EBIT

LATAM EBIT for the three months ended September 30, 2014 was €51 million, a decrease of €118 million, or 69.8 percent (66.3 percent on a constant currency basis), from €169 million for the three months ended September 30, 2013.

The decrease in LATAM EBIT was primarily attributable to the combination of (i) unfavorable volume/mix impact of €94 million attributable to a decrease in shipments, partially offset by improved vehicle mix, (ii) increased industrial costs of €83 million, including start-up costs of the Pernambuco plant, partially offset by (iii) favorable pricing of €98 million driven by pricing actions in Brazil and Argentina.

APAC

	For the three months ended September 30,				Increase/(decrease)
(€ millions, except shipments which are in thousands of units)	2014	% of segment net revenues	2013	% of segment net revenues	2014 vs. 2013
Net revenues	1,578	100.0%	1,215	100.0%	363	29.9%
EBIT	169	10.7%	99	8.1%	70	70.7%
Shipments	55	n.m	45	n.m	10	22.2%

Net revenues

APAC net revenues for the three months ended September 30,2014 were €1.6 billion, an increase of €0.4 billion, or 29.9 percent, from €1.2 billion for the three months ended September 30, 2013.

The total increase of €0.4 billion was primarily attributable to an increase in shipments and improved mix.

The 22.2 percent increase in vehicle shipments, from 45 thousand units for the three months ended September 30, 2013, to 55 thousand units for the three months ended September 30, 2014, was largely supported by shipments to China and Australia, and in particular, driven by the Jeep Grand Cherokee and Jeep Cherokee, as well as the continuing development of Fiat brand in Australia.

EBIT

APAC EBIT for the three months ended September 30, 2014 was €169 million, an increase of €70 million, or 70.7 percent (71.7 percent on a constant currency basis), from €99 million for the three months ended September 30, 2013.

The increase in APAC EBIT was primarily attributable to (i) positive volume/mix impact of €89 million as a result of the previously described increase in shipments, partially offset by (ii) an increase in selling, general and administrative costs of €31 million to support the growth of APAC operations and (iii) unfavorable pricing of €19 million due to the increasingly competitive trading environment, particularly in China.

EMEA

	For the three months ended September 30,				Increase/(decrease)
(€ millions, except shipments which are in thousands of units)	2014	% of segment net revenues	2013	% of segment net revenues	2014 vs. 2013
Net revenues	4,080	100.0%	3,843	100.0%	237	6.2%
EBIT	(63)	(1.54%)	(116)	(3.02%)	53	45.7%
Shipments	218	n.m.	211	n.m.	7	3.3%

Net revenues

EMEA net revenues for the three months ended September 30, 2014 were €4.1 billion, an increase of €0.2 billion, or 6.2 percent, from €3.8 billion for the three months ended September 30, 2013. The total increase was primarily attributable to an improved vehicle mix and an increase in shipments.

The 3.3 percent increase in shipments from 211 thousand units for the three months ended September, 30, 2013 to 218 thousand units for the three months ended September 30, 2014 was driven by a 1 percent increase in passenger car shipments and a 13 percent increase in LCV (Light Commercial Vehicles) shipments, while the improved vehicle mix was driven by LCVs and Jeep brand.

EBIT

EMEA EBIT loss for the three months ended September 30, 2014 was €63 million, an improvement of €53 million, or 45.7 percent from an EBIT loss of €116 million for the three months ended September 30, 2013.

The decrease in EMEA EBIT loss was primarily attributable to the combination of (i) a favorable volume/mix impact of €66 million driven by the performance of the Fiat 500 family, new Fiat Ducato and the Jeep brand, and (ii) a decrease in net industrial costs of €19 million mainly driven by industrial efficiencies which were partially offset by (iii) unfavorable pricing of €20 million as a result of competition in the passenger cars segment, and (iv) an increase in selling, general and administrative costs of €11 million mainly related to advertising expenses to support Jeep growth and the Jeep Renegade launch.

Luxury Brands

	For the three months ended September 30,				Increase/(decrease)
(€ millions, except shipments which are in units)	2014	% of segment net revenues	2013	% of segment net revenues	2014 vs. 2013

Ferrari
Net revenues	662		534		128	24.0%
EBIT	89		88		1	1.1%
Shipments	1,612		1,499		113.0	7.5%

Maserati
Net revenues	652		444		208	46.8%
EBIT	90		43		47	109.3%
Shipments	8,896		3,953		4,943	n.m.

Intrasegment eliminations
Net revenues	(66)		(56)		(10)	17.9%

Luxury Brands
Net revenues	1,248	100.0%	922	100.0%	326	35.4%
EBIT	179	14.3%	131	14.2%	48	36.6%
Shipments	10,508	n.m.	5,452	n.m.	5,056	92.7%

Net revenues

Luxury Brands net revenues for the three months ended September 30, 2014 were €1.2 billion, an increase of €0.3 billion, or 35.4 percent (35.9 percent on a constant currency basis), from €0.9 billion for the three months ended September 30, 2013.

Ferrari

Ferrari net revenues for the three months ended September 30, 2014 were €662 million, an increase of €128 million, or 24.0 percent, from €534 million for the three months ended September 30, 2013.

The €128 million increase was mainly attributable to an increase in shipments, from 1,499 units for the three months ended September 30, 2013, to 1,612 units for the three months ended September 30, 2014, and improved vehicle mix driven by the contribution of the LaFerrari model.

Maserati

Maserati net revenues for the three months ended September 30, 2014 were €652 million, an increase of €208 million, or 46.8 percent, from €444 million for the three months ended September 30, 2013. The increase was primarily attributable to the increase in vehicle shipments, from 4.0 thousand units for the three months ended September 30, 2013, to 8.9 thousand units for the three months ended September 30, 2014, driven by the continued strong performance of the Quattroporte and Ghibli.

EBIT

Luxury Brands EBIT for the three months ended September 30, 2014 was €179 million, an increase of €48 million, or 36.6 percent, from €131 million for the three months ended September 30, 2013.

Ferrari

Ferrari EBIT for the three months ended September 30, 2014 was €89 million, an increase of €1 million, or 1.1 percent, from €88 million for the three months ended September 30, 2013. Ferrari EBIT for the three months ended September 30, 2014 was affected by the €15 million compensation costs deriving from the resignation of the former Ferrari chairman. Net of this item, Ferrari EBIT increased by €16 million driven by improved sales mix, benefiting from the contribution of LaFerrari.

Maserati

Maserati EBIT for the three months ended September 30, 2014 was €90 million, an increase of €47 million, from €43 million for the three months ended September 30, 2014, primarily driven by the growth in shipments, as previously discussed.

Components

	For the three months ended September 30,				Increase/(decrease)
(€ millions)	2014	% of segment net revenues	2013	% of segment net revenues	2014 vs. 2013

Magneti Marelli
Net revenues	1,604		1,399		205	14.7%
EBIT	37		28		9	32.1%

Teksid
Net revenues	152		169		(17)	(10.1%)
EBIT	2		(2)		4	n.m.

Comau
Net revenues	335		323		12	3.7%
EBIT	9		11		(2)	(18.2%)

Intrasegment eliminations
Net revenues	(5)		(14)		9	(64.3%)

Component
Net revenues	2,086	100.0%	1,877	100.0%	209	11.1%
EBIT	48	2.3%	37	2.0%	11	29.7%

Net revenues

Components net revenues for the three months ended September 30, 2014 were €2.1 billion, an increase of €0.2 billion, or 11.1 percent (11.6 percent on a constant currency basis), from €1.9 billion for the three months ended September 30, 2013.

Magneti Marelli

Magneti Marelli net revenues for the three months ended September 30, 2014 were €1.6 billion, an increase of €0.2 billion, or 14.7 percent, from €1.4 billion for the three months ended September 30, 2013, primarily driven by the performance in North America and Europe, partially offset by declines in Brazil.

Teksid

Teksid net revenues for the three months ended September 30, 2014 were €152 million, a decrease of €17 million, or 10.1 percent, from €169 million for the three months ended September 30, 2013, primarily attributable to a decrease in cast iron business volumes of 12 percent, which were partially offset by a 17 percent increase in aluminum business volumes.

Comau

Comau net revenues for the three months ended September 30, 2014 were €335 million, an increase of €12 million, or 3.7 percent, from €323 million for the three months ended September 30, 2013, mainly attributable to the Body Welding business.

EBIT

Components EBIT for the three months ended September 30, 2014 was €48 million, an increase of €11 million, or 29.7 percent, from €37 million for the three months ended September 30, 2013.

Magneti Marelli

Magneti Marelli EBIT for the three months ended September 30, 2014 was €37 million, an increase of €9 million, or 32.1 percent, from €28 million for the three months ended September 30, 2013 reflecting higher volumes.

Teksid

Teksid EBIT for the three months ended September 30, 2014 was €2 million, an increase of €4 million, from an EBIT loss of €2 million for the three months ended September 30, 2013.

Comau

Comau EBIT for the three months ended September 30, 2014 was €9 million, a decrease of €2 million, or 18.2 percent, from €11 million for the three months ended September 30, 2013.

Nine months ended September 30, 2014 compared to the nine months ended September 30, 2013

The following is a discussion of the results of operations for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013. The discussion of certain line items (cost of sales, selling, general and administrative costs and research and development costs) includes a presentation of such line items as a percentage of net revenues for the respective periods presented, to facilitate year-on-year comparisons.

	For the nine months ended September 30,
(€ million)	2014	2013

Net revenues	69,006	62,681
Cost of sales	59,694	53,706
Selling, general and administrative costs	5,151	4,842
Research and development costs	1,825	1,615
Other income/(expenses)	133	(13)
Result from investments	105	73
Gains on the disposal of investments	11	8
Restructuring costs	23	9
Other unusual (expenses)	(405)	(35)

EBIT	2,157	2,542
Net financial (expenses)	(1,510)	(1,453)

Profit before taxes	647	1,089
Tax income/(expenses)	435	434

Net profit	212	655

Net profit attributable to:
Owners of the parent	160	44
Non-controlling interests	52	611

Net revenues

	For the nine months ended September 30,		Increase/(decrease)
(€ million, except percentages)	2014	2013	2014 vs. 2013

Net revenues	69,006	62,681	6,325 10.1%

Net revenues for the nine months ended September 30, 2014 were €69.0 billion, an increase of €6.3 billion, or 10.1 percent (13.4 percent on a constant currency basis), from €62.7 billion for the nine months ended September 30, 2013.

The increase in net revenues was primarily attributable to (i) a €4.7 billion increase in NAFTA net revenues, related to an increase in shipments and improved vehicle and distribution channel mix, which was only partially offset by unfavorable foreign currency translation effect, (ii) a €1.4 billion increase in Luxury Brands net revenues primarily attributable to an increase in Maserati shipments, (iii) a €1.3 billion increase in APAC net revenues attributable to an increase in shipments and improved vehicle mix, and (iv) an increase of €0.3 billion in Components net revenues, which were partially offset by (v) a decrease of €1.4 billion in LATAM net revenues. The decrease in LATAM net revenues was attributable to the combined effect of lower vehicle shipments and unfavorable foreign currency translation effect related to the weakening of the Brazilian Real against the Euro, only partially offset by positive pricing and vehicle mix. EMEA net revenues were substantially unchanged, amounting to €13.0 billion for the nine months ended September 30, 2014, as compared to €12.9 billion for the nine months ended September 30, 2013.

See “—Segments” for a detailed discussion of net revenues by segment.

Cost of sales

	For the nine months ended September 30,				Increase/(decrease)
(€ million, except percentages)	2014	Percentage of net revenues	2013	Percentage of net revenues	2014 vs. 2013

Cost of sales	59,694	86.5%	53,706	85.7%	5,988	11.1%

Cost of sales for the nine months ended September 30, 2014 was €59.7 billion, an increase of €6.0 billion, or 11.1 percent (14.5 percent on a constant currency basis), from €53.7 billion for the nine months ended September 30, 2013. As a percentage of net revenues, cost of sales was 86.5 percent in the nine months ended September 30, 2014 compared to 85.7 percent in the nine months ended September 30, 2013.

The increase in cost of sales was primarily due to the combination of (i) €5.3 billion related to increased vehicle shipments, primarily in the NAFTA, APAC, Luxury Brands and EMEA segments, partially offset by a reduction in LATAM shipments, (ii) €1.5 billion related to vehicle and distribution channel mix primarily attributable to the NAFTA segment, and (iii) €0.4 billion arising from price increases for certain raw materials primarily in LATAM, which were partially offset by (v) favorable foreign currency translation effect of €1.8 billion.

In particular, the €1.5 billion increase in cost of sales related to vehicle and distribution channel mix was primarily driven by the higher percentage of growth in certain SUV and truck shipments as compared to passenger car shipments, and an increase in retail shipments relative to fleet shipments in NAFTA.

Cost of sales for the nine months ended September 30, 2014 increased by €0.5 billion due to an increase of warranty expenses, which also included the effects of recently approved recall campaigns in the NAFTA segment.

The favorable foreign currency translation impact of €1.8 billion was primarily attributable to the NAFTA and LATAM segments, driven by the weakening of the U.S. Dollar and the Brazilian Real against the Euro.

Selling, general and administrative costs

	For the nine months ended September 30,				Increase/(decrease)
(€ million, except percentages)	2014	Percentage of net revenues	2013	Percentage of net revenues	2014 vs. 2013

Selling, general and administrative costs	5,151	7.5%	4,842	7.7%	309	6.4%

Selling, general and administrative costs include advertising, personnel, and other costs. Advertising costs accounted for approximately 44 percent and 42 percent of total selling, general and administrative costs for the nine months ended September 30, 2014 and 2013 respectively.

Selling, general and administrative costs for the nine months ended September 30, 2014 were €5,151 million, an increase of €309 million, or 6.4 percent, from €4,842 million for the nine months ended September 30, 2013. As a percentage of net revenues, selling, general and administrative costs were 7.5 percent in the nine months ended September 30, 2014 compared to 7.7 percent in the nine months ended September 30, 2013.

The increase in selling, general and administrative costs was due to the combined effects of (i) a €299 million increase in advertising expenses driven primarily by the APAC, NAFTA and EMEA segments, (ii) a €159 million increase in other selling, general and administrative costs primarily attributable to the Luxury Brands and to a lesser extent to LATAM and APAC segments which were partially offset by (iii) the impact of favorable foreign currency translation of €149 million.

In particular, the increase in advertising expenses was largely attributable to the APAC and NAFTA segment to support the growth of the business in their respective markets and, in NAFTA, related to new product launches, including the all-new 2014 Jeep Cherokee and the all-new 2015 Chrysler 200, while the increase in advertising expenses for the EMEA segment was driven by new launches, including the all-new Jeep Renegade. The favorable foreign currency translation impact of €149 million was primarily attributable to the NAFTA and LATAM segments, driven by the weakening of the U.S. Dollar and the Brazilian Real against the Euro.

The increase in other selling, general and administrative costs attributable to the Luxury Brands segment has been driven by the increase in Maserati volumes. The increase in other selling, general and administrative costs attributable to the APAC segment was driven by volume growth in the region, while the increase in the LATAM segment includes the start-up costs of the Pernambuco plant and an increase in personnel costs.

Research and development costs

	For the nine months ended September 30,				Increase/(decrease)
(€ million, except percentages)	2014	Percentage of net revenues	2013	Percentage of net revenues	2014 vs. 2013

Research and development costs expensed during the year	1,027	1.5%	998	1.6%	29	2.9%
Amortization of capitalized development costs	781	1.1%	614	1.0%	167	27.2%
Write-down of costs previously capitalized	17	0.0%	3	0.0%	14	n.m.

Research and development costs	1,825	2.6%	1,615	2.6%	210	13.0%

Research and development costs for the nine months ended September 30, 2014 were €1,825 million, an increase of €210 million, or 13.0 percent, from €1,615 million for the nine months ended September 30, 2013. As a percentage of net revenues, research and development costs were 2.6 percent both for the nine months ended September 30, 2014 and 2013.

The increase in research and development costs was attributable to the combined effects of (i) an increase in the amortization of previously capitalized development costs of €167 million, (ii) an increase in research and development costs expensed during the period of €29 million and (iii) an increase in write-down of costs previously capitalized of €14 million.

Research and development costs capitalized as a percentage of total spending on research and development were unchanged for the nine months ended September 30, 2014, as compared to the nine months ended September 30, 2013. Spending on research and development amounted to €2,548 million for the nine months ended September 30, 2014, an increase of 2.9 percent, from €2,477 million, for the nine months ended September 30, 2013, resulting in a 2.9 percent increase in research and development costs expensed.

The increase in amortization of capitalized development costs was attributable to the launch of new products, and in particular related to the NAFTA segment, driven by the all-new 2014 Jeep Cherokee, which began shipping to dealers in late October 2013, and the all-new 2015 Chrysler 200, which was launched in the first quarter of 2014, and began arriving in dealerships in May 2014.

Other income/(expenses)

	For the nine months ended September 30,		Increase/(decrease)
(€ million, except percentages)	2014	2013	2014 vs. 2013

Other income/(expenses)	133	(13)	146	n.m.

Other income/(expenses) for the nine months ended September 30, 2014 amounted to net income of €133 million, as compared to net expenses of €13 million for the nine months ended September 30, 2013.

For both the nine months ended September 30, 2014 and September 30, 2013, there were no items that either individually or in aggregate were considered material.

Result from investments

The largest contributors to result from investments for the nine months ended September 30, 2014 and September 30, 2013 were FGA Capital S.p.A. or FGAC (a jointly-controlled finance company that manages activities in retail automotive financing, dealership financing, long-term car rental and fleet management in 14 European countries) and Tofas-Turk Otomobil Fabrikasi A.S. (a jointly-controlled) Turkish automaker.

	For the nine months ended September 30,		Increase/(decrease)
(€ million, except percentages)	2014	2013	2014 vs. 2013

Result from investments	105	73	32	43.8%

Result from investments for the nine months ended September 30, 2014 was €105 million, an increase of €32 million, or 43.8 percent, from €73 million for the nine months ended September 30, 2013. The increase in result from investments was primarily attributable to the €16 million decrease in the loss relating to the Group’s investment in RCS MediaGroup and to the €12 million increase in results from investments in the EMEA segment.

Gains on the disposal of investments

	For the nine months ended September 30,		Increase/(decrease)
(€ million, except percentages)	2014	2013	2014 vs. 2013

Gains on the disposal of investments	11	8	3	37.5%

Gains on the disposal of investments for the nine months ended September 30, 2014 were €11 million, an increase of €3 million, from €8 million for the nine months ended September 30, 2013.

For both the nine months ended September 30, 2014 and September 30, 2013, there were no items that either individually or in aggregate were considered material.

Restructuring Costs

	For the nine months ended September 30,		Increase/(decrease)
(€ million, except percentages)	2014	2013	2014 vs. 2013

Restructuring costs	23	9	14	n.m.

Restructuring costs for the nine months ended September 30, 2014 were €23 million, an increase of €14 million, from €9 million for the nine months ended September 30, 2013.

Restructuring costs for the nine months ended September 30, 2014 mainly relate to the LATAM and Components segments.

Restructuring costs for the nine months ended September 30, 2013 mainly relate to Other activities partially offset by release of a restructuring provision previously recognized in the NAFTA segment.

Other unusual income/(expenses)

	For the nine months ended September 30,		Increase/(decrease)
(€ million, except percentages)	2014	2013	2014 vs. 2013

Other unusual income/(expenses)	(405)	(35)	(370)	n.m.

Other unusual expenses for the nine months ended September 30, 2014 were €405 million, an increase of €370 million from €35 million for the nine months ended September 30, 2013.

For the nine months ended September 30, 2014, Other unusual income/(expenses) amounted to net expenses of €405 million, primarily relating to the €495 million expense recognized in the NAFTA segment in connection with the execution of the United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”) Memorandum of Understanding (“MOU”) which was entered into by Chrysler on January 21, 2014, which was partially offset by the non-cash and non-taxable gain of €223 million in Other activities on the re-measurement to fair value of the previously exercised options on approximately 10 percent of Chrysler’s membership interest in connection with the Equity Purchase Agreement. In addition, Other unusual expenses include a €98 million re-measurement charge recognized in the LATAM segment as a result of the Group’s change in the exchange rate used to re-measure its Venezuelan subsidiary’s net monetary assets in U.S. Dollar, based on developments in the first quarter 2014 related to the foreign exchange process in Venezuela. For the nine months ended September 30, 2014 Other unusual expenses also included the €15 million compensation costs deriving from the resignation of the former Ferrari chairman.

Other unusual expenses for the nine months ended September 30, 2013 primarily related to (i) a €59 million foreign currency exchange loss recognized related to the devaluation of the Venezuelan Bolivar (“VEF”) relative to the U.S. Dollar in February 2013 and (ii) a €115 million charge related to the June 2013 voluntary safety recall for the 1993-1998 Jeep Grand Cherokee and the 2002-2007 Jeep Liberty, as well as the customer satisfaction action for the 1999-2004 Jeep Grand Cherokee, partially offset by (iii) the impacts of a curtailment gain and plan amendments of €166 million with a corresponding net reduction pension obligation in NAFTA.

EBIT

	For the nine months ended September 30,		Increase/(decrease)
(€ million, except percentages)	2014	2013	2014 vs. 2013

EBIT	2,157	2,542	(385)	(15.1%)

EBIT for the nine months ended September 30, 2014 was €2,157 million, a decrease of €385 million, or 15.1 percent (11.3 percent on a constant currency basis), from €2,542 million for the nine months ended September 30, 2013.

The decrease in EBIT was primarily attributable to the combined effect of (i) a €639 million decrease in NAFTA EBIT and (ii) a €456 million decrease in LATAM EBIT, which were partially offset by (iii) a €172 million increase in Luxury Brands EBIT, (iv) a €151 million decrease in EMEA EBIT loss and (v) a €126 million increase in APAC EBIT.

See “—Segments” for a detailed discussion of EBIT by segment.

Net financial (expenses)

	For the nine months ended September 30,		Increase/(decrease)
(€ million, except percentages)	2014	2013	2014 vs. 2013

Net financial (expenses)	(1,510)	(1,453)	(57)	(3.9%)

Net financial expenses for the nine months ended September 30, 2014 were €1,510 million, an increase of €57 million, or 3.9 percent, from €1,453 million for the nine months ended September 30, 2013.

Excluding the gain on the Fiat stock option-related equity swaps of €60 million recognized in the nine months ended September 30, 2013, net financial expenses were substantially unchanged as the benefits from the Chrysler refinancing transactions completed in February were offset by higher average debt levels.

Tax expenses

	For the nine months ended September 30,		Increase/(decrease)
(€ million, except percentages)	2014	2013	2014 vs. 2013

Tax expenses	435	434	1	0.2%

Tax expenses for the nine months ended September 30, 2014 were €435 million, substantially unchanged from tax expenses of €434 million for the nine months ended September 30, 2013. At December 31, 2013, previously unrecognized deferred tax assets of €1,500 million were recognized, principally related to tax loss carry forwards and temporary differences in the NAFTA operations.

In the nine months ended September 30, 2014, the utilization of a part of these temporary differences resulted in a higher deferred tax expense as compared to the prior year, which was offset by the recognition of a €125 million deferred tax benefit and by other deferred tax benefits which were not repeated in the nine months ended September 30, 2013.

Segments

The following is a discussion of net revenues, EBIT and shipments for each segment.

(€ millions, except shipments which are in thousands of units)	Net revenues For the nine months ended September 30,		EBIT For the nine months ended September 30,		Shipments For the nine months ended September 30,
	2014	2013	2014	2013	2014	2013

NAFTA	37,124	32,474	1,030	1,669	1,825	1,587
LATAM	6,315	7,753	64	520	610	723
APAC	4,597	3,332	410	284	163	115
EMEA	13,031	12,929	(141)	(292)	763	743
Luxury Brands	3,861	2,491	484	312	32	13
Components	6,240	5,932	150	132	n.m.	n.m.
Other activities	602	685	(40)	(101)	n.m.	n.m.
Unallocated items & adjustments	(2,764)	(2,915)	200	18	n.m.	n.m.

Total	69,006	62,681	2,157	2,542	3,393	3,181

NAFTA

	For the nine months ended September 30,				Increase/(decrease)
(€ millions, except shipments which are in thousands of units)	2014	% of segment net revenues	2013	% of segment net revenues	2014 vs. 2013

Net revenues	37,124	100.0%	32,474	100.0%	4,650	14.3%
EBIT	1,030	2.8%	1,669	5.1%	(639)	(38.3%)
Shipments	1,825	n.m.	1,587	n.m.	238	15.0%

Net revenues

NAFTA net revenues for the nine months ended September 30, 2014 were €37.1 billion, an increase of €4.7 billion, or 14.3 percent (17.6 percent on a constant currency basis), from €32.5 billion for the nine months ended September 30, 2013. The total increase of €4.7 billion was primarily attributable to (i) an increase in shipments of €4.2 billion, (ii) favorable market and vehicle mix of €1.4 billion, (iii) favorable net pricing of €0.1 billion, partially offset by (iv) unfavorable foreign currency translation effect of €1.1 billion.

The 15.0 percent increase in vehicle shipments from 1,587 thousand units for the nine months ended September 30, 2013, to 1,825 thousand units for the nine months ended September 30, 2014, was largely driven by increased demand of the Group’s vehicles, including the all-new 2014 Jeep Cherokee, Ram pickups and the Jeep Grand Cherokee. These increases were partially offset by a reduction in the prior model year Chrysler 200 and Dodge Avenger shipments due to their discontinued production in the first quarter of 2014 in preparation for the launch and changeover to the all-new 2015 Chrysler 200, which began arriving in dealerships in May 2014.

Of the favorable mix impact of €1.4 billion, €1.1 billion related to vehicle mix due to higher proportion of trucks and certain SUVs as compared to passenger cars (as these larger vehicles generally have a higher selling price), and €0.3 billion related to a shift in distribution channel mix to greater retail shipments as a percentage of total shipments, which is consistent with the continuing strategy to grow U.S. retail market share while maintaining stable fleet shipments.

Favorable net pricing of €0.1 billion reflected favorable pricing and pricing for enhanced content, partially offset by incentive spending on certain vehicles in portfolio.

These increases were partially offset by the impact of the weakening of the U.S. Dollar against the Euro. In particular, the average exchange rate used to translate balances for the nine months ended September 30, 2014, was 2.9 percent lower than the average exchange rate used for the same period in 2013, which impacted net revenues by €1.1 billion.

EBIT

NAFTA EBIT for the nine months ended September 30, 2014 was €1,030 million, a decrease of €639 million, or 38.3 percent (36.4 percent on a constant currency basis) from EBIT of €1,669 million for the nine months ended September 30, 2013.

The decrease in NAFTA EBIT was primarily attributable to the combination of (i) increased industrial costs of €1,171 million, (ii) an increase of €569 million in other unusual expenses and (iii) a €97 million increase in selling, general and administrative costs largely attributable to higher advertising costs to support new vehicle launches, including the all-new 2014 Jeep Cherokee and the all-new 2015 Chrysler 200, partially offset by (iv) the favorable volume/mix impact of €1,122 million, driven by the previously described increase in shipments, and (v) favorable net pricing of €106 million due to favorable pricing and pricing for enhanced content, partially offset by incentive spending on certain vehicles in portfolio.

The increase in industrial costs was attributable to an increase in warranty expenses of €527 million which included the effects of recently approved recall campaigns, an increase in base material costs of €743 million mainly related to higher base material costs associated with vehicles and components and content enhancements on new models and €224 million in higher research and development costs and depreciation and amortization.

For the nine months ended September 30, 2014, unusual items were negative by €499 million primarily reflecting the €495 million charge in the first quarter of 2014 connected with the UAW Memorandum of Understanding entered into by Chrysler on January 21, 2014.

For the nine months ended September 30, 2013, unusual items were positive by €70 million, primarily including (i) a €115 million charge related to the June 2013 voluntary safety recall for the 1993-1998 Jeep Grand Cherokee and the 2002-2007 Jeep Liberty, as well as the customer satisfaction action for the 1999-2004 Jeep Grand Cherokee, partially offset by (ii) the impacts of a curtailment gain and plan amendments of €166 million with a corresponding net reduction pension obligation in NAFTA.

LATAM

	For the nine months ended September 30,				Increase/(decrease)
(€ millions, except shipments which are in thousands of units)	2014	% of segment net revenues	2013	% of segment net revenues	2014 vs. 2013
Net revenues	6,315	100.0%	7,753	100.0%	(1,438)	(18.5%)
EBIT	64	1.01%	520	6.7%	(456)	(87.7%)
Shipments	610	n.m	723	n.m	(113)	(15.6%)

Net revenues

LATAM net revenues for the nine months ended September 30, 2014 were €6.3 billion, a decrease of €1.4 billion, or 18.5 percent (10.5 percent on a constant currency basis), from €7.8 billion for the nine months ended September 30, 2013. The total decrease of €1.4 billion was attributable to (i) a decrease of €1.2 billion driven by lower shipments and (ii) unfavorable foreign currency translation of €0.6 billion, which were partially offset by (iii) favorable net pricing and vehicle mix of €0.4 billion.

The 15.6 percent decrease in vehicle shipments from 723 thousand units for the nine months ended September 30, 2013, to 610 thousand units for the nine months ended September 30, 2014, was largely a result of the weaker trading conditions. The weakening of the Brazilian Real against the Euro impacted net revenues by €0.6 billion, in particular, the average exchange rate used to translate Brazilian Real balances for the nine months ended September 30, 2014, was 11.1 percent lower than the average exchange rate used for the same period in 2013.

EBIT

LATAM EBIT for the nine months ended September 30, 2014 was €64 million, a decrease of €456 million, or 87.7 percent (80.4 percent on a constant currency basis), from €520 million for the nine months ended September 30, 2013.

The decrease in LATAM EBIT was primarily attributable to the combination of (i) unfavorable volume/mix impact of €242 million attributable to a decrease in shipments, partially offset by an improvement in vehicle mix in Brazil, (ii) an increase in industrial costs of €341 million largely attributable to price increases for certain foreign currency denominated purchases, which were impacted by the weakening of the Brazilian Real, (iii) a €50 million increase in other unusual expenses and (iv) the impact of unfavorable foreign currency translation of €38 million attributable to the weakening of the Brazilian Real against the Euro, partially offset by (v) favorable pricing of €234 million driven by pricing actions in Brazil and Argentina.

In particular, LATAM net other unusual expenses amounted to €105 million for the nine months ended September 30, 2014, including €96 million for the re-measurement charge on the Venezuelan subsidiary’s net monetary assets, compared to €43 million relating to the loss recognized on translation of certain monetary liabilities from Venezuelan Bolivar into U.S. Dollars.

APAC

	For the nine months ended September 30,				Increase/(decrease)
(€ millions, except shipments which are in thousands of units)	2014	% of segment net revenues	2013	% of segment net revenues	2014 vs. 2013
Net revenues	4,597	100.0%	3,332	100.0%	1,265	38.0%
EBIT	410	8.9%	284	8.5%	126	44.4%
Shipments	163	n.m	115	n.m	48	41.7%

Net revenues

APAC net revenues for the nine months ended September 30, 2014 were €4.6 billion, an increase of €1.3 billion, or 38.0 percent (42.6 percent on a constant currency basis), from €3.3 billion for the nine months ended September 30, 2013.

The total increase of €1.3 billion was primarily attributable to an increase in shipments.

The 41.7 percent increase in shipments from 115 thousand units for the nine months ended September 30, 2013, to 163 thousand units for the nine months ended September 30, 2014, was largely supported by shipments to China and Australia, and in particular, driven by the newly-launched Jeep Cherokee, Jeep Grand Cherokee and Dodge Journey.

EBIT

APAC EBIT for the nine months ended September 30, 2014 was €410 million, an increase of €126 million, or 44.4 percent (49.3 percent on a constant currency basis) from €284 million for the nine months ended September 30, 2013.

The increase in APAC EBIT was primarily attributable to (i) a positive volume/mix impact of €418 million as a result of the previously described increase in shipments, partially offset by (ii) an increase in selling, general and administrative costs of €120 million to support the growth of the APAC operations, (iii) an increase in industrial costs of €54 million due to higher research and development costs, increased fixed manufacturing costs for new product initiatives and higher production volumes, (iv) unfavorable pricing of €90 million due to the increasingly competitive trading environment, particularly in China, and (v) unfavorable foreign currency translation and others of €14 million.

EMEA

	For the nine months ended September 30,				Increase/(decrease)
(€ millions, except shipments which are in thousands of units)	2014	% of segment net revenues	2013	% of segment net revenues	2014 vs. 2013
Net revenues	13,031	100.0%	12,929	100.0%	102	0.8%
EBIT	(141)	(1.08%)	(292)	(2.26%)	151	51.7%
Shipments	763	n.m.	743	n.m.	20	2.7%

Net revenues

EMEA net revenues for the nine months ended September 30, 2014 were €13.0 billion, an increase of €0.1 billion, or 0.8 percent, from €12.9 billion for the nine months ended September 30, 2014.

The €0.1 billion increase in EMEA net revenues was mainly attributable to the combination of (i) a €0.3 billion increase in vehicle shipments, (ii) a €0.1 billion favorable sales mix impact primarily driven by Jeep brand sales, partially offset by lower used car volumes and parts sales, partially offset by (iii) unfavorable pricing of €0.1 billion due to the increasingly competitive trading environment particularly related to passenger cars in Europe and (iv) €0.1 billion lower components sales.

In particular, the 2.7 percent increase in vehicle shipments, from 743 thousand units for the nine months ended September 30, 2013, to 763 thousand units for the nine months ended September 30, 2014, was largely driven by the Fiat 500 family, the Jeep brand and the new Fiat Ducato.

EBIT

EMEA EBIT loss for the nine months ended September 30, 2014 was €141 million, an improvement of €151 million, or 51.7 percent (52.7 percent on a constant currency basis), from an EBIT loss of €292 million for the nine months ended September 30, 2013.

The decrease in EMEA EBIT loss was primarily attributable to the combination of (i) a favorable volume/mix impact of €171 million driven by the previously described increase in shipments and improved vehicle mix, (ii) a decrease in net industrial costs of €103 million mainly driven by industrial and purchasing efficiencies, which were partially offset by (iii) unfavorable pricing of €92 million as a result of the competitive trading environment and resulting price pressure and (iv) an increase in selling, general and administrative costs of €20 million mainly related to advertising expenses primarily to support the growth of Jeep brand and the Jeep Renegade launch.

Luxury Brands

	For the nine months ended September 30,				Increase/(decrease)
(€ millions, except shipments which are in units)	2014	% of segment net revenues	2013	% of segment net revenues	2014 vs. 2013

Ferrari
Net revenues	2,011		1,711		300	17.5%
EBIT	274		264		10	3.8%
Shipments	5,280		5,336		(56)	(1.0%)

Maserati
Net revenues	2,039		883		1,156	n.m.
EBIT	210		48		162	n.m.
Shipments	26,428		7,548		18,880	n.m.

Intrasegment eliminations
Net revenues	(189)		(103)		(86)	83.5%

Luxury Brands
Net revenues	3,861	100.0%	2,491	100.0%	1370	55.0%
EBIT	484	12.5%	312	12.5%	172	55.1%
Shipments	31,708	n.m.	12,884	n.m.	18,824	146.1%

Net revenues

Luxury Brands net revenues for the nine months ended September 30, 2014, were €3.9 billion, an increase of €1.4 billion, or 55.0 percent (57.9 percent on a constant currency basis), from €2.5 billion for the nine months ended September 30, 2013.

Ferrari

Ferrari net revenues for the nine months ended September 30, 2014 were €2,011 million, an increase of €300 million, or 17.5 percent, from €1,711 million for the nine months ended September 30, 2013.

The €300 million increase was primarily attributable to improved vehicle mix driven by the contribution of the LaFerrari model.

Maserati

Maserati net revenues for the nine months ended September 30, 2014 were €2,039 million, an increase of €1,156 million, or 130.9 percent from €883 million for the nine months ended September 30, 2013, primarily driven by an increase in vehicle shipments from 7.5 thousand units for the nine months ended September 30, 2013, to 26.4 thousand units for the nine months ended September 30, 2014.

EBIT

Luxury Brands EBIT for the nine months ended September 30, 2014 was €484 million, an increase of €172 million, or 55.1 percent (56.4 percent on a constant currency basis) from €312 million for the nine months ended September 30, 2013.

Ferrari

Ferrari EBIT for the nine months ended September 30, 2014, was €274 million, an increase of €10 million, or 3.8 percent from €264 million for the nine months ended September 30, 2013.

Maserati

Maserati EBIT for the nine months ended September 30, 2014, was €210 million, an increase of €162 million, from €48 million for the nine months ended September 30, 2013, primarily driven by the growth in shipments, as previously discussed.

Components

	For the nine months ended September 30,				Increase/(decrease)
(€ millions)	2014	% of segment net revenues	2013	% of segment net revenues	2014 vs. 2013

Magneti Marelli
Net revenues	4,770		4,455		315	7.1%
EBIT	124		109		15	13.8%

Teksid
Net revenues	480		531		(51)	(9.6%)
EBIT	(3)		(7)		4	(57.1%)

Comau
Net revenues	1,032		988		44	4.5%
EBIT	29		30		(1)	(3.3%)

Intrasegment eliminations
Net revenues	(42)		(42)		-	0.0%

Component
Net revenues	6,240	100.0%	5,932	100.0%	308	5.2%
EBIT	150	2.4%	132	2.2%	18	13.6%

Net revenues

Components net revenues for the nine months ended September 30, 2014 were €6.2 billion, an increase of €0.3 billion, or 5.2 percent (9.0 percent on a constant currency basis), from €5.9 billion for the nine months ended September 30, 2013.

Magneti Marelli

Magneti Marelli net revenues for the nine months ended September 30, 2014, were €4.8 billion, an increase of €0.3 billion, or 7.1 percent, from €4.5 billion for the nine months ended September 30, 2013 primarily reflecting positive performance in North America, China and Europe, partially offset by the performance in Brazil, which was impacted by the weakening of the Brazilian Real against the Euro.

Teksid

Teksid net revenues for the nine months ended September 30, 2014 were €480 million, a decrease of €51 million, or 9.6 percent, from €531 million for the nine months ended September 30, 2013, primarily attributable to an approximately 2 percent decrease in cast iron business volumes, which were partially offset by an approximately 20 percent increase in aluminum business volumes.

Comau

Comau net revenues for the nine months ended September 30, 2014 were €1,032 million, an increase of €44 million, or 4.5 percent, from €988 million for the nine months ended September 30, 2013, mainly attributable to the Body Welding business.

EBIT

Components EBIT for the nine months ended September 30, 2014 was €150 million, an increase of €18 million, or 13.6 percent, from €132 million for the nine months ended September 30, 2013.

Magneti Marelli

Magneti Marelli EBIT for the nine months ended September 30, 2014 EBIT was €124 million, an increase of €15 million, 13.8 percent, from €109 million for the nine months ended September 30, 2013.

Teksid

Teksid EBIT loss for the nine months ended September 30, 2014 was €3 million, a decrease of €4 million, from a EBIT loss of €7 million for the nine months ended September 30, 2013.

Comau

Comau EBIT for the nine months ended September 30, 2014 was €29 million, a decrease of €1 million, or 3.3 percent, from €30 million for the nine months ended September 30, 2013.

Consolidated Results of Operations – 2013 compared to 2012 and 2012 compared to 2011

The following is a discussion of the results of operations for the year ended December 31, 2013 as compared to the year ended December 31, 2012, and for the year ended December 31, 2012 as compared to the year ended December 31, 2011. Our results of operations for 2011 include Chrysler’s results of operations from June 1, 2011 to December 31, 2011, and therefore our results of operations are not directly comparable to our results of operation in 2011 because Chrysler’s full year results and cash flows were consolidated for the entirety of 2012 but for only seven months in 2011 (see “—Consolidation of Chrysler and Comparability of Information”) .The discussion of certain line items (cost of sales, selling, general and administrative costs and research and development costs) includes a presentation of such line items as a percentage of net revenues for the respective periods presented, to facilitate the year-on-year comparisons.

	For the years ended December 31,
(€ million)	2013	2012	2011

Net revenues	86,624	83,765	59,559
Cost of sales	74,326	71,473	51,047
Selling, general and administrative costs	6,702	6,775	5,082
Research and development costs	2,236	1,858	1,385
Other income/(expenses)	77	(68)	(49)
Result from investments	84	87	131
Gains/(losses) on the disposal of investments	8	(91)	21
Restructuring costs	28	15	102
Other unusual income/(expenses)	(499)	(138)	1,245

EBIT	3,002	3,434	3,291
Net financial income/(expenses)	(1,987)	(1,910)	(1,359)

Profit before taxes	1,015	1,524	1,932
Tax (income)/expenses	(936)	628	534

Net profit	1,951	896	1,398

Net profit attributable to:
Owners of the parent	904	44	1,199
Non-controlling interests	1,047	852	199

Net revenues

	For the years ended December 31,			Increase/(decrease)
(€ million, except percentages)	2013	2012	2011	2013 vs. 2012	2012 vs. 2011

Net revenues	86,624	83,765	59,559	2,859 3.4%	24,206 40.6%

2013 compared to 2012

Net revenues for 2013 were €86.6 billion, an increase of €2.8 billion, or 3.4 percent (7.4 percent on a constant currency basis), from €83.8 billion for 2012.

The increase in net revenues was primarily attributable to increases of €2.3 billion in NAFTA segment net revenues and €1.5 billion in APAC segment net revenues, both of which were largely driven by increases in shipments. In addition, Luxury Brands segment net revenues increased by €0.9 billion supported by an increase in Maserati shipments driven by the 2013 launches including the new Quattroporte in March and the Ghibli in October. These increases were partly offset by a decrease of €1.1 billion in LATAM segment net revenues, and a €0.4 billion decrease in EMEA segment net revenues. The decrease in LATAM segment net revenues was largely attributable to the combined effect of unfavorable foreign currency translation related to the weakening of the Brazilian Real against the Euro, and a 3.0 percent decrease in vehicle shipments. The decrease in EMEA segment net revenues was largely due to a decrease in shipments, attributable to the combined effect of the persistent weak economic conditions in Europe, which resulted in a 1.8 percent passenger car industry contraction, and in part due to a decrease in our passenger car market share, as a result of increasing competition in the industry.

2012 compared to 2011

Net revenues for 2012 were €83.8 billion, an increase of €24.2 billion, or 40.6 percent (34.9 percent on a constant currency basis) from €59.6 billion for 2011.

Net of intercompany net revenues, Chrysler contributed €49.3 billion and €22.5 billion to net revenues in 2012 and 2011, respectively. Excluding Chrysler, third party net revenues decreased by €2.6 billion, primarily attributable to a decrease of €2.8 billion in EMEA segment net revenues largely due to lower vehicle shipments driven by weakness in the European economy, which led to a contraction in industry demand, particularly in Italy.

The €26.8 billion increase in net revenues attributable to Chrysler was primarily due to Chrysler being included in our consolidated results for the full year ended December 31, 2012 compared to seven months in 2011 (e.g. June 1, 2011 to December 31, 2011). Net of intercompany shipments, Chrysler shipments increased from 1.1 million units for the seven months ended December 31, 2011, to 2.3 million units for the twelve months ended December 31, 2012, primarily driven by the number of months in each period (12 months for 2012, compared to 7 months for 2011). In addition there was also an increase in demand for Chrysler vehicles, as evidenced by an increase in the Chrysler U.S. market share from 10.5 percent for the year ended December 31, 2011 to 11.2 percent for the year ended December 31, 2012. Of the total increase in Chrysler net revenue, (i) €23.7 billion was attributable to NAFTA, (ii) €1.5 billion was attributable to APAC, (iii) €1.0 billion was attributable to EMEA and (iv) €0.5 billion was attributable to LATAM.

See “— Segments” for a detailed discussion of net revenues by segment.

Cost of sales

	For the years ended December 31,						Increase/(decrease)
(€ million, except percentages)	2013	Percentage of net revenues	2012	Percentage of net revenues	2011	Percentage of net revenues	2013 vs. 2012		2012 vs. 2011

Cost of sales	74,326	85.8%	71,473	85.3%	51,047	85.7%	2,853	4.0%	20,426	40.0%

2013 compared to 2012

Cost of sales for 2013 was €74.3 billion, an increase of €2.8 billion, or 4.0 percent (7.9 percent on a constant currency basis), from €71.5 billion for 2012. As a percentage of net revenues, cost of sales was 85.8 percent in 2013 compared to 85.3 percent in 2012.

The increase in costs of sales was due to the combination of (i) increased costs of €2.1 billion related to increased vehicle shipments, primarily in the NAFTA segment, (ii) increased costs of €1.7 billion primarily attributable to the NAFTA segment, related to shifts in vehicle and distribution channel mix, (iii) increased cost of sales of €0.9 billion relating to the new-model content enhancements, (iv) increased costs of €0.5 billion arising from price increases for certain raw materials, and (v) an increase in other costs of sales of €0.5 billion, the effects of which were partially offset by the positive impact of foreign currency translation of €2.8 billion, largely attributable to the weakening of the U.S. dollar and the Brazilian Real against the Euro.

In particular, the increase in cost related to vehicle mix was primarily driven by a higher percentage growth in truck and certain SUV shipments as compared to passenger car shipments, while the shift in distribution channel mix was driven by the relative growth in retail shipments, which generally have additional content per vehicle as compared to fleet shipments. The €0.5 billion increase in the price of raw materials was particularly related to the LATAM segment, driven by the weakening of the Brazilian Real, which impacts foreign currency denominated purchases in that segment. The increase in other costs of sales of €0.5 billion was largely attributable to increases in depreciation relating to the investments associated with our recent product launches and an increase in labor costs in order to meet increased production requirements both of which primarily related to the NAFTA segment.

2012 compared to 2011

Cost of sales for 2012 was €71.5 billion, an increase of €20.5 billion, or 40.0 percent (34.4 percent on a constant currency basis) from €51.0 billion for 2011. As a percentage of net revenues, cost of sales was 85.3 percent for 2012 and 85.7 percent for 2011.

Net of intercompany cost of sales, Chrysler contributed €41.5 billion and €19.2 billion to cost of sales in 2012 and 2011, respectively. Excluding Chrysler, cost of sales decreased by €1.8 billion net of intercompany cost of sales, largely attributable to the combination of (i) the negative impact of €1.0 billion from lower vehicle shipments, primarily related to the EMEA segment largely driven by the weak European economic conditions, which was only partially offset by an increase in shipments in the NAFTA and APAC segments, (ii) the positive impact of foreign currency translation of €0.3 billion largely driven by the weakening of the Brazilian Real against the Euro, and (iii) a decrease of €0.5 billion in other cost of sales primarily driven by manufacturing and purchasing efficiencies in particular related to the EMEA segment and include efficiencies achieved by the implementation of the WCM program, for more details see “Business—Mass-Market Vehicles—Mass-Market Vehicle Design and Manufacturing.”

The €22.3 billion increase in cost of sales attributable to Chrysler was primarily due to Chrysler being included in our consolidated results for the full year ended December 31, 2012 compared to seven months in 2011 (e.g. June 1, 2011 to December 31, 2011). In addition, the increase was attributable to higher production volumes and the previously described increase in vehicle shipments. As a percentage of net revenues attributable to Chrysler, cost of sales attributable to Chrysler amounted to 84.2 percent in 2012, compared to 85.5 percent in 2011. In particular, in 2011, we recognized cost of sales of €220 million arising on the fair value step-up of the inventories acquired in the Chrysler business combination.

Selling, general and administrative costs

	For the years ended December 31,						Increase/(decrease)
(€ million, except percentages)	2013	Percentage of net revenues	2012	Percentage of net revenues	2011	Percentage of net revenues	2013 vs. 2012		2012 vs. 2011

Selling, general and administrative costs	6,702	7.7%	6,775	8.1%	5,082	8.5%	(73)	(1.1%)	1,693	33.3%

2013 compared to 2012

Selling, general and administrative costs for 2013 were €6,702 million, a decrease of €73 million, or 1.1 percent, from €6,775 million for 2012. As a percentage of net revenues, selling, general and administrative costs were 7.7 percent in 2013 compared to 8.1 percent in 2012.

The decrease in selling, general and administrative costs was due to the combined effects of the positive impact of foreign currency translation of €240 million, partially offset by a €102 million increase in personnel expenses, largely related to the NAFTA segment, and an increase in advertising expenses of €37 million. In particular, advertising expenses increased in 2013 due to the product launches in the NAFTA segment (2014 Jeep Grand Cherokee, the all-new 2014 Jeep Cherokee and the all-new Fiat 500L), in the APAC segment (Dodge Journey) and the Luxury Brands segment (Maserati Quattroporte and Ghibli), which continued following launch to support the growth in their respective markets, which were partially offset by a decrease in advertising expenses for the EMEA segment as a result of efforts to improve the focus of advertising campaigns.

2012 compared to 2011

Selling, general and administrative costs for 2012 were €6,775 million, an increase of €1,693 million, or 33.3 percent, from €5,082 million for 2011. As a percentage of net revenues, selling, general and administrative costs were 8.1 percent for 2012 compared to 8.5 percent for 2011.

Chrysler contributed €3,765 million and €1,901 million to selling, general and administrative costs in 2012 and 2011, respectively. Excluding Chrysler, selling, general and administrative costs decreased by €171 million, primarily attributable to (i) a €74 million decrease in advertising expenses and (ii) a €97 million decrease in other selling, general and administrative costs, both of which primarily related to the EMEA segment. The decrease in EMEA segment advertising expenses was a result of efforts to improve the focus of advertising campaigns, while the decrease in other selling, general and administrative costs was attributable to a decrease in personnel expenses in connection with the increased use of temporary layoff benefit schemes in Italy.

The €1,864 million increase in selling, general and administrative costs attributable to Chrysler was primarily due to Chrysler being included in our consolidated results for the full year ended December 31, 2012 compared to seven months in 2011 (e.g. June 1, 2011 to December 31, 2011). As a percentage of net revenues attributable to Chrysler, selling, general and administrative costs attributable to Chrysler decreased from 8.5 percent in 2011 to 7.6 percent in 2012 due to the advertising expenses incurred in 2011 associated with the key retail launches and advertising campaigns including the Fiat 500, Chrysler 200 and 300 as well as the Dodge Durango and Journey, all of which were launched in late 2010 or early 2011, and the previously described increase during 2012 of net revenues attributable to Chrysler.

Research and development costs

	For the years ended December 31,						Increase/(decrease)
(€ million, except percentages)	2013	Percentage of net revenues	2012	Percentage of net revenues	2011	Percentage of net revenues	2013 vs. 2012		2012 vs. 2011

Research and development costs expensed during the year	1,325	1.5%	1,180	1.4%	755	1.3%	145	12.3%	425	56.3%
Amortization of capitalized development costs	887	1.0%	621	0.7%	626	1.1%	266	42.8%	(5)	(0.8%)
Write-down of costs previously capitalized	24	0.0%	57	0.1%	4	0.0%	(33)	(57.9%)	53	n.m.

Research and development costs	2,236	2.6%	1,858	2.2%	1,385	2.3%	378	20.3%	473	34.2%

2013 compared to 2012

Research and development costs for 2013 were €2,236 million, an increase of €378 million, or 20.3 percent, from €1,858 million for 2012. As a percentage of net revenues, research and development costs were 2.6 percent in 2013 compared to 2.2 percent in 2012.

The increase in research and development costs was attributable to the combined effects of (i) an increase in the amortization of capitalized development costs of €266 million and (ii) an increase in research and development costs expensed during the year of €145 million, which were partly offset by €33 million lower write-down of costs previously capitalized.

The increase in amortization of capitalized development costs was largely attributable to new product launches. In particular, amortization of capitalized development in the NAFTA segment increased as a result of the 2013 launches, including the all-new 2014 Jeep Cherokee, the Jeep Grand Cherokee and the Ram 1500. The €145 million increase in research and development costs expensed during the year was largely attributable to increases in the NAFTA segment, largely driven by an increase in expenses related to personnel involved in research and development activities. In particular, at December 31, 2013 a total of 18,700 employees were dedicated to research and development activities at Group level, compared to 17,900 at December 31, 2012.

2012 compared to 2011

Research and development costs for 2012 were €1,858 million, an increase of €473 million, or 34.2 percent, from €1,385 million for 2011. As a percentage of net revenues, research and development costs were 2.2 percent for 2012 compared to 2.3 percent for 2011.

Chrysler contributed €813 million and €403 million to research and development costs in 2012 and 2011, respectively. Excluding Chrysler, research and development costs increased by €63 million, attributable to the combined effects of (i) a €53 million increase in the write-down of costs previously capitalized and (ii) a €40 million increase in research and development costs expensed during the year, which were partly offset by a €30 million decrease in the amortization of capitalized development costs primarily related to the end of the lifecycle of certain models in the Luxury Brands segment.

The increase in the write-down of costs previously capitalized was in part attributable to the write-down of unamortized capitalized development costs relating to the EMEA segment. The €40 million increase in research and development costs expensed during the year was primarily driven by an increase in research and development projects relating to the electronics business line of Magneti Marelli, consistent with the trend of increasing technology in vehicles.

The €410 million increase in research and development costs attributable to Chrysler was primarily due to Chrysler being included in our consolidated results for the full year ended December 31, 2012 compared to seven months in 2011 (e.g. June 1, 2011 to December 31, 2011). Additionally, research and development expenses attributable to Chrysler increased due to mid-cycle actions (changes to a vehicles styling during its planned production run), relating principally to the Ram truck lineup, Jeep Grand Cherokee and Dodge Durango, as well as joint development programs with Fiat, including shared platforms. As a percentage of net revenues attributable to Chrysler, research and development costs attributable to Chrysler remained relatively constant, amounting to 1.6 percent in 2012, compared to 1.8 percent in 2011.

Other income/ (expenses)

	For the years ended December 31,			Increase/ (decrease)
(€ million, except percentages)	2013	2012	2011	2013 vs. 2012		2012 vs. 2011

Other income/(expenses)	77	(68)	(49)	145	n.m.	(19)	(38.8%)

2013 compared to 2012

Other income/(expenses) for 2013 amounted to net other income of €77 million, an increase of €145 million, from net other expenses of €68 million for 2012.

For 2013 other income/(expenses) was comprised of other income of €291 million, which was partially offset by other expenses of €214 million. Of the total 2013 other income, €140 million related to rental, royalty and licensing income, and €151 million related to miscellaneous income, which includes insurance recoveries and other costs recovered. Other expenses mainly related to indirect tax expenses incurred.

For 2012 other income/(expenses) was comprised of other income of €242 million, which was more than offset by other expenses of €310 million. Of the total 2012 other income, €132 million related rental, royalty and licensing income, and €110 million related to miscellaneous income. In 2012, other expenses mainly related to indirect tax expenses incurred.

2012 compared to 2011

Other income/(expenses) for 2012 amounted to net other expense of €68 million, an increase of €19 million, from €49 million for 2011.

Chrysler contributed €26 million and €10 million to other expenses in 2012 and 2011, respectively. Excluding Chrysler, other income/(expenses) for 2012 amounted to net expense of €42 million compared to €39 million for 2011.

Other income/(expenses) for 2012 was comprised of other income of €157 million, which was more than offset by other expenses of €199 million. Of the total other income for 2012, €93 million related to rental, royalty and licensing income, and €64 million related to miscellaneous income. Other expenses mainly related to indirect tax expenses incurred.

Other income/(expenses) for 2011 was comprised of other income of €136 million, which was more than offset by other expenses of €175 million. Of the total other income for 2011, €89 million related to rental, royalty and licensing income, and €47 million related to miscellaneous income. Other expenses mainly related to indirect tax expenses incurred.

As a percentage of net revenues attributable to Chrysler, other expenses attributable to Chrysler amounted to 0.1 percent in 2012, compared to 0.0 percent in 2011. The increase in other expenses attributable to Chrysler was in line with the increase in net revenues attributable to Chrysler, and in both periods primarily related to indirect tax expenses incurred as well as losses incurred on the disposal of property, plant and equipment.

Result from investments

	For the years ended December 31,			Increase/(decrease)
(€ million, except percentages)	2013	2012	2011	2013 vs. 2012		2012 vs. 2011

Result from investments	84	87	131	(3)	(3.4%)	(44)	(33.6%)

2013 compared to 2012

Result from investments for 2013 was €84 million, a decrease of €3 million, or 3.4 percent, from €87 million for 2012.

The decrease was largely attributable to the combined effect of a €23 million increase in the loss of a Chinese joint venture and a €12 million decrease in the profit of the Turkish joint venture, which were almost entirely offset by a €35 million decrease in the loss relating to the Group’s investment in RCS MediaGroup.

2012 compared to 2011

Result from investments for 2012 was €87 million, a decrease of €44 million, or 33.6 percent, from €131 million for 2011.

Chrysler contributed a loss of €3 million and a profit of €1 million to result from investments in 2012 and 2011, respectively. Excluding Chrysler, result from investments decreased by €40 million. The loss of €40 million was primarily attributable to a €66 million increase in the loss of the RCS MediaGroup in 2012, driven by impairments to goodwill and restructuring costs incurred, which was partially offset by a €21 million decrease in the loss recognized from Fiat India Automobiles Limited. From April 2012, as a result of changes in the shareholding agreements and the adoption of IFRS 11 – Joint Arrangements, the Group started to classify this entity as a joint operation and recognized its share of assets, liabilities, revenues and expenses instead of recognizing the Group’s interests under the equity method.

Gains/ (losses) on the disposal of investments

	For the years ended December 31,			Increase/(decrease)
(€ million, except percentages)	2013	2012	2011	2013 vs. 2012		2012 vs. 2011

Gains/(losses) on the disposal of investments	8	(91)	21	99	n.m.	(112)	n.m.

2013 compared to 2012

Gains on the disposal of investments for 2013 were €8 million, an increase of €99 million from a loss on the disposal of investments for 2012 of €91 million.

The loss on disposal of investments recognized in 2012 relates to the write-down of our investment in Sevelnord Société Anonyme, a vehicle manufacturing joint venture with PSA Peugeot Citroen following its re-measurement at fair value as a result of being classified as an asset held for sale in 2012, in accordance with IFRS 5 – Non-current Assets Held for Sale and Discontinued Operations. In 2012, we entered into an agreement with PSA Peugeot Citroen providing for the transfer of its shareholding in Sevelnord Société Anonyme. The investment was sold in the first quarter of 2013.

2012 compared to 2011

Losses on the disposal of investments for 2012 were €91 million, a decrease of €112 million, from a gain on the disposal of investments of €21 million for 2011.

Chrysler did not contribute to gains/(losses) on disposal of investments for the years ended December 31, 2011 or 2012.

The gain on disposal of investments of €21 million recognized in 2011 includes €8 million relating to the disposal of Fiat Switzerland to CNH Industrial.

Restructuring costs

	For the years ended December 31,			Increase/(decrease)
(€ million, except percentages)	2013	2012	2011	2013 vs. 2012		2012 vs. 2011

Restructuring costs	28	15	102	13	86.7%	(87)	(85.3%)

In connection with the 363 Transaction (see Note “Changes in the Scope of Consolidation” in the notes to the Annual Consolidated Financial Statements included elsewhere in this prospectus for further details on the 363 Transaction), Chrysler assumed certain liabilities of Old Carco in relation to workforce reduction actions associated with our represented and non-represented hourly and salaried workforce, as well as specific liabilities for other costs, including supplier cancellation claims. We continue to monitor these previously established reserves for adequacy, taking into consideration the status of the restructuring actions and the estimated costs to complete the actions and any necessary adjustments are recorded in the period the adjustment is determinable.

2013 compared to 2012

Restructuring costs for 2013 were €28 million, an increase of €13 million, from €15 million for 2012.

Net restructuring costs for 2013 mainly relate to a €38 million restructuring provision related to activities included within other activities, partially offset by a €10 million release of a previously recognized provision related to the NAFTA segment primarily related to decreases in expected workforce reduction costs and legal claim reserves.

Net restructuring costs for 2012 include EMEA segment restructuring costs of €43 million and €20 million related to the Components segment and other activities, which were partially offset by a €48 million release of a previously recognized provision related to the NAFTA segment.

2012 compared to 2011

Restructuring costs for 2012 were €15 million, a decrease of €87 million, from €102 million for 2011.

Chrysler contributed income of €48 million and €7 million to restructuring costs in 2012 and 2011, respectively. Excluding the Chrysler impact, restructuring costs decreased by €46 million. Net restructuring costs for 2011 primarily relate to the EMEA segment and to a lesser extent the Components segment.

Restructuring income attributable to Chrysler, net for the year ended December 31, 2012 included refinements to existing reserve estimates of €48 million primarily related to decreases in the expected workforce reduction costs and legal claim reserves, as well as other transition costs related to the integration of the operations of Chrysler Group’s European distribution and dealer network into Fiat’s distribution organization. These refinements, which were based on management’s adequacy reviews, took into consideration the status of the restructuring actions and the estimated costs to complete the actions.

Restructuring income attributable to Chrysler, net for the year ended December 31, 2011 included refinements to existing reserve estimates of €30 million primarily related to refinements in the estimated costs required to settle certain litigation matters and other costs directly associated with the integration of the operations of Chrysler Group’s European distribution and dealer network into Fiat’s distribution organization, partially offset by charges of €23 million primarily related to costs associated with employee relocations and plant deactivations for previously announced restructuring initiatives, as well as other transition costs resulting from the integration of the operations of our European distribution and dealer network into Fiat’s distribution organization.

Other unusual income/(expenses)

	For the years ended December 31,			Increase/(decrease)
(€ million, except percentages)	2013	2012	2011	2013 vs. 2012		2012 vs. 2011

Other unusual income/(expenses)	(499)	(138)	1,245	(361)	261.6%	(1,383)	n.m.

2013 compared to 2012

Other unusual expenses for 2013 were €499 million, an increase of €361 million, from €138 million for 2012.

Other unusual expenses for 2013 included other unusual expenses of €686 million, and other unusual income of €187 million.

Other unusual expenses for 2013 mainly included (i) impairments of €385 million, (ii) €115 million related to voluntary safety recalls and customer satisfaction actions in the NAFTA segment, and (iii) €43 million related to the devaluation of the Venezuelan Bolivar against the U.S. dollar. In particular, impairments for 2013 include €272 million related to the rationalization of architectures (the combination of systems that enables the generation of specific vehicle platforms for the different models in a certain segment), associated with the new product strategy for the Alfa Romeo, Maserati and Fiat brands, €57 million related to asset impairments for the cast iron business in Teksid and €56 million related to write-off of certain equity recapture rights under the Equity Recapture Agreement as a result of the purchase of the remaining interest in Chrysler on January 21, 2014. The Equity Recapture Agreement provided Fiat the rights to the economic benefit associated with the membership interests held by the VEBA Trust in excess of a specified threshold. Refer to the significant accounting policies included in the Annual Consolidated Financial Statements included elsewhere in this prospectus for further information of the Equity Recapture Agreement.

Other unusual income for 2013 mainly included the impacts of curtailment gains and plan amendments of €166 million related to changes made to Chrysler’s U.S. and Canadian defined benefit pension plans.

Other unusual expenses for 2012 primarily consisted of costs arising from disputes relating to operations terminated in prior years, costs related to the termination of the Sevelnord Société Anonyme joint venture and to the rationalization of relationships with certain suppliers.

2012 compared to 2011

Other unusual expenses for 2012 were €138 million, a decrease of €1,383 million, from other unusual income of €1,245 million for 2011.

Chrysler contributed expenses of €31 million and income of €68 million to other unusual income/(expenses) in 2012 and 2011, respectively. Excluding Chrysler, other unusual expenses were €107 million in 2012 compared to other unusual income of €1,177 million in 2011.

Other unusual income for 2011 included €1,729 million related to the gain recognized from the re-measurement to fair value of the 30 percent investment in Chrysler held before obtaining control and €288 million related to a right to receive additional Chrysler ownership interests on achievement of the third performance event set forth in Chrysler’s organizational documents. See Note “Changes in the Scope of Consolidation—Accounting for the Chrysler Business Combination” in the Annual Consolidated Financial Statements, included elsewhere in this prospectus.

Other unusual expenses for 2011 included €855 million related to impairments associated with the process for the strategic realignment of the manufacturing and commercial activities of the Group with those of Chrysler, of which €307 million related to fixed assets, €224 million related to goodwill and €161 million related to development costs. For details of the Goodwill impairment calculation, see Note 13 to the Annual Consolidated Financial Statements included elsewhere in this prospectus. In 2011 the Group wrote-down certain development costs. This was mainly as a result of an assessment of the effects of a convergence towards the use of a reduced number of common platforms, a process which was accelerated following obtaining control of Chrysler.

Other unusual expenses attributable to Chrysler of €31 million for 2012 related to factoring losses associated with Chrysler’s Venezuelan operations.

Other unusual income attributable to Chrysler of €68 million for 2011 primarily related to a gain on other post-employment benefits arising from a plan amendment associated with a Chrysler legal services plan which was terminated in 2013.

EBIT

	For the years ended December 31,			Increase/(decrease)
(€ million, except percentages)	2013	2012	2011	2013 vs. 2012		2012 vs. 2011

EBIT	3,002	3,434	3,291	(432)	(12.6%)	143	4.3%

2013 compared to 2012

EBIT for 2013 was €3,002 million, a decrease of €432 million, or 12.6 percent (7.2 percent on a constant currency basis), from €3,434 million for 2012.

The decrease in EBIT was primarily attributable to the combined effect of (i) a €533 million decrease in LATAM segment EBIT and (ii) a €201 million decrease in NAFTA segment EBIT, which were partially offset by (iii) a €219 million decrease in EMEA segment EBIT loss and (iv) a €78 million increase in Luxury Brands segment EBIT.

2012 compared to 2011

EBIT for 2012 was €3,434 million, an increase of €143 million, or 4.3 percent (a decrease of 1.4 percent on a constant currency basis), from €3,291 million for 2011.

Chrysler contributed €3,217 million and €1,025 million to EBIT in 2012 and 2011, respectively. Excluding Chrysler, EBIT decreased by €2,049 million, largely attributable to a €1,826 million decrease in EBIT from the unallocated items and adjustments, and a €328 million decrease in LATAM segment EBIT. The decrease in EBIT from the unallocated items and adjustments was primarily attributable to a decrease in other unusual expenses. In particular, in 2011, other unusual income included €1,729 million related to the gain recognized from the re-measurement to fair value of the 30 percent investment in Chrysler held before obtaining control and €288 million related to a right to receive additional Chrysler ownership interests on satisfying the third performance event established in the Amended and Restated LLC Operating Agreement.

The €2,192 million increase in EBIT attributable to Chrysler was primarily due to Chrysler being included in our consolidated results for the full year ended December 31, 2012 compared to seven months in 2011 (e.g. June 1, 2011 to December 31, 2011). Of the total increase in EBIT attributable to Chrysler, (i) €1,819 million was attributable to NAFTA, (ii) €236 million was attributable to APAC, (iii) €115 million was attributable to EMEA, and (iv) €22 million was attributable to LATAM.

See “—Segments” for a detailed discussion of EBIT by segment.

Net financial income/ (expenses)

	For the years ended December 31,			Increase/(decrease)
(€ million, except percentages)	2013	2012	2011	2013 vs. 2012		2012 vs. 2011

Net financial income/(expenses)	(1,987)	(1,910)	(1,359)	(77)	4.0%	(551)	40.5%

2013 compared to 2012

Net financial expenses for 2013 were €1,987 million, an increase of €77 million, or 4.0 percent, from €1,910 million for the year ended December 31, 2012. Excluding the gains on the Fiat stock option-related equity swaps (€31 million for 2013, at their expiration, compared to €34 million for 2012), net financial expense was €74 million higher, largely due to a higher average net debt level.

2012 compared to 2011

Net financial expenses for 2012 were €1,910 million, an increase of €551 million, or 40.5 percent, from €1,359 million for 2011.

Chrysler contributed €1,068 million and €563 million to net financial expenses in 2012 and 2011, respectively. Excluding Chrysler and the impact of the mark-to-market value of the Fiat stock option related equity swaps (a gain of €34 million for 2012 and a loss of €108 million for 2011) financial expenses increased by €188 million, attributable to the impact of higher net debt levels resulting in increased interest expenses.

The €505 million increase in net financial expenses attributable to Chrysler was primarily due to Chrysler being included in our consolidated results for the full year ended December 31, 2012 compared to seven months in 2011 (e.g. June 1, 2011 to December 31, 2011). In both periods, net financial expenses attributable to Chrysler primarily related to financial interest expense.

Tax (income)/expenses

	For the years ended December 31,			Increase/(decrease)
(€ million, except percentages)	2013	2012	2011	2013 vs. 2012		2012 vs. 2011

Tax (income)/ expenses	(936)	628	534	(1,564)	n.m.	94	17.6%

2013 compared to 2012

Tax income for 2013 was €936 million, compared to tax expense of €628 million for 2012.

The increase in tax income was due to the recognition of previously unrecognized deferred tax assets related to Chrysler of €1,500 million. The Chrysler deferred tax assets were recognized as a result of the recoverability assessment performed at December 31, 2013, which reached the conclusion that it was probable that future taxable profit will allow the deferred tax assets to be recovered. For further details of the recoverability assessment, see “—Critical Accounting Estimates—Recoverability of deferred tax assets.” Excluding the effect of the previously unrecognized deferred tax assets, the effective rate of tax would have been 48.7 percent compared to 35.7 percent for 2012. See Note 10 to the Annual Consolidated Financial Statements included elsewhere in this prospectus for a reconciliation of the theoretical tax expense to the effective tax charge. The increase in the effective tax rate was mainly attributable to lower utilization of tax losses carried forward for which deferred tax assets had not been recognized in the past, partially offset by lower unrecognized deferred tax assets on temporary differences and tax losses arising in the year.

2012 compared to 2011

Tax expenses for 2012 were €628 million, an increase of €94 million, or 17.6 percent, from €534 million for 2011.

Chrysler contributed €205 million and €70 million to tax expenses in 2012 and 2011, respectively. Excluding Chrysler, tax expenses decreased by €41 million mainly due to lower taxable income in countries outside of Europe and, in particular, Brazil.

Chrysler’s effective tax rate amounted to 9.5 percent in 2012, compared to 15.2 percent for the seven months ended December 31, 2011. The decrease in Chrysler’s effective tax rate was largely due to the utilization of deferred tax assets and due to differences between foreign statutory rates and the U.S. federal statutory tax rate.

Segments

The following is a discussion of net revenues, EBIT and shipments for each segment.

(€ million, except shipments which are in thousands of units)	Net revenues For the years ended December 31,			EBIT For the years ended December 31,				Shipments For the years ended December 31,
	2013	2012	2011	2013	2012	2011		2013	2012	2011

NAFTA	45,777	43,521	19,830	2,290	2,491	691		2,238	2,115	1,033
LATAM	9,973	11,062	10,562	492	1,025	1,331		950	979	910
APAC	4,668	3,173	1,513	335	274	63		163	103	53
EMEA	17,335	17,717	19,591	(506)	(725)	(941)		979	1,012	1,166
Luxury Brands	3,809	2,898	2,699	470	392	358		22	14	13
Components	8,080	8,030	8,122	146	165	(110)		n.m.	n.m.	n.m.
Other activities	929	979	1,068	(167)	(149)	(108)		n.m.	n.m.	n.m.
Unallocated items & adjustments(1)	(3,947)	(3,615)	(3,826)	(58)	(39)	2,007	(2)	n.m.	n.m.	n.m.

Total	86,624	83,765	59,559	3,002	3,434	3,291		4,352	4,223	3,175

(1)	Primarily includes intercompany transactions which are eliminated on consolidation.
(2)	Includes the unusual gain of €1,729 million recognized in 2011 on the re-measurement to fair value of the 30 percent investment in Chrysler held before obtaining control. See Note “Changes in the Scope of Consolidation—Accounting for the Chrysler business combination” in the Annual Consolidated Financial Statements, included elsewhere in this prospectus.

NAFTA

	For the years ended December 31,						Increase/(decrease)
(€ million, except percentages and shipments which are in thousands of units)	2013	% of segment net revenues	2012	% of segment net revenues	2011	% of segment net revenues	2013 vs. 2012		2012 vs. 2011

Net revenues	45,777	100.0%	43,521	100.0%	19,830	100.0%	2,256	5.2%	23,691	119.5%
EBIT	2,290	5.0%	2,491	5.7%	691	3.5%	(201)	(8.1%)	1,800	260.5%
Shipments	2,238	n.m.	2,115	n.m.	1,033	n.m.	123	5.8%	1,082	104.7%

Net revenues

2013 compared to 2012

NAFTA net revenues for 2013 were €45.8 billion, an increase of €2.3 billion, or 5.2 percent (8.7 percent on a constant currency basis), from €43.5 billion for 2012. The total increase of €2.3 billion was mainly attributable to the combination of (i) an increase in shipments of €1.5 billion, (ii) favorable market and vehicle mix of €1.2 billion and (iii) favorable vehicle pricing of €0.9 billion, which were partially offset by (iv) unfavorable foreign currency impact of €1.5 billion.

The 5.8 percent increase in vehicle shipments from 2,115 thousand vehicles for 2012 to 2,238 thousand vehicles for 2013, was primarily driven by increased demand for our products, as evidenced by the increase in market share, from 11.3 percent for 2012 to 11.5 percent in 2013. The increase in shipments was supported by the launch of the Ram 1500 in late 2012 and the all-new 2014 Jeep Cherokee, the effects of which were partially offset by a decrease in Jeep Liberty shipments following its discontinued production during 2012. Of the favorable mix impact of €1.2 billion, €0.9 billion was related to the increase of shipments of trucks and certain SUVs, as compared to passenger cars (as trucks generally have a higher selling price), while a shift in the distribution channel mix towards higher priced retail shipments and away from fleet shipments resulted in an increase in net revenues of €0.3 billion. Our ability to increase sales price of current year models to reflect enhancements made resulted in an increase in net revenues of €0.9 billion. These increases were partially offset by the impact of the weakening of the U.S. dollar against the Euro during 2013, which amounted to €1.5 billion.

2012 compared to 2011

NAFTA net revenues for 2012 were €43.5 billion, an increase of €23.7 billion, or 119.5 percent (102.6 percent on a constant currency basis) from €19.8 billion for 2011.

Net of intercompany net revenues, Chrysler contributed €43.5 billion and €19.8 billion to NAFTA net revenues in 2012 and 2011, respectively. The €23.7 billion increase in NAFTA net revenues attributable to Chrysler was primarily due to Chrysler being included in our consolidated results for the full year ended December 31, 2012 compared to seven months in 2011 (e.g. June 1, 2011 to December 31, 2011). Of the total increase of €23.7 billion, €16.2 billion was attributable to the period from January 1, 2012 to May 31, 2012, and €7.5 billion was attributable to the increase for the seven months ended December 31, 2012 as compared to the same period in 2011. In particular, of the €7.5 billion increase, (i) €4.2 billion was attributable to an increase in shipments, (ii) €2.2 billion was attributable to favorable foreign currency impact, (iii) €1.3 billion was attributable to an increase in service parts, accessories and service contracts, and (iv) €0.3 billion was attributable to positive net pricing impacts, reflecting pricing actions during the year including product content enhancements. These were partially offset by unfavorable mix impact of €0.5 billion as a result of a higher growth in passenger cars as compared to trucks and SUVs.

EBIT

2013 compared to 2012

NAFTA EBIT for 2013 was €2,290 million, a decrease of €201 million, or 8.1 percent (4.9 percent on a constant currency basis), from €2,491 million for 2012.

The decrease in NAFTA EBIT was primarily attributable to the combination of (i) favorable pricing effects of €868 million, driven by our ability to increase sales price of current year models for enhancements made and (ii) favorable volume/mix impact of €588 million, driven by an increase of shipments of trucks and certain SUVs as compared to passenger cars, which were more than offset by (iii) increased industrial costs of €1,456 million (iv) an increase in selling, general and administrative costs of €90 million largely attributable to costs incurred in launching new products during 2013, (v) unfavorable foreign currency translation of €79 million, driven by the weakening of the U.S. dollar against the Euro during 2013, and (vi) a €23 million increase in other unusual income. In particular, the increase in industrial costs was attributable to an increase in cost of sales related to new-model content enhancements, an increase in depreciation and amortization, driven by the new product launches, including the all-new 2014 Jeep Cherokee, the Jeep Grand Cherokee and the Ram 1500 pick-up truck and an increase in labor costs in order to meet increased production requirements. The increase in other unusual income was attributable to the combined effects of a gain recognized from amendments to Chrysler’s U.S. and Canadian defined benefit pension plans, offset by charges related to voluntary safety recalls and customer satisfaction action for certain models produced in various years from 1993 to 2007 by Old Carco.

2012 compared to 2011

NAFTA EBIT was €2,491 million in 2012, an increase of €1,800 million, or 260.5 percent (232.4 percent on a constant currency basis), from €691 million for 2011.

Chrysler contributed €2,514 million and €695 million to NAFTA EBIT in 2012 and 2011, respectively. Excluding the full year impact of Chrysler, NAFTA EBIT decreased by €19 million.

The €1,819 million increase in NAFTA EBIT attributable to Chrysler was primarily due to Chrysler being included in our consolidated results for the full year ended December 31, 2012 compared to seven months in 2011 (e.g. June 1, 2011 to December 31, 2011). Of the total increase of €1,819 million, €1,654 million was attributable to the period from January 1, 2012 to May 31, 2012, and €165 million was attributable to the increase for the seven months ended December 31, 2012 as compared to the same period in 2011. In particular the

€165 million increase was primarily comprised of (i) favorable volume/mix of €514 million, reflecting an increase in shipments, (ii) positive net pricing impacts of €285 million, which were partially offset by (iii) an increase in industrial costs of €454 million, which includes €220 million arising on the fair value step-up of the inventories acquired in the Chrysler business combination, and the net impact of higher manufacturing expenses, increased vehicle content, and purchasing and WCM efficiencies, and (iv) a €171 million increase in selling, general and administrative expenses, reflecting higher advertising expenses and headcount costs to support the business growth.

LATAM

	For the years ended December 31,						Increase/(decrease)
(€ million, except percentages and shipments which are in thousands of units)	2013	% of segment net revenues	2012	% of segment net revenues	2011	% of segment net revenues	2013 vs. 2012		2012 vs. 2011

Net revenues	9,973	100.0%	11,062	100.0%	10,562	100.0%	(1,089)	(9.8%)	500	4.7%
EBIT	492	4.9%	1,025	9.3%	1,331	12.6%	(533)	(52.0%)	(306)	(23.0%)
Shipments	950	n.m.	979	n.m.	910	n.m.	(29)	(3.0%)	69	7.6%

Net revenues

2013 compared to 2012

LATAM net revenues for 2013 were €10.0 billion, a decrease of €1.1 billion, or 9.8 percent (an increase of 0.7 percent on a constant currency basis), from €11.1 billion for 2012. The total decrease of €1.1 billion was attributable to the combination of the impact of (i) unfavorable foreign currency translation of €1.2 billion, and (ii) €0.3 billion related to a decrease in vehicle shipments, which were partially offset by (iii) favorable mix of €0.1 billion and (iv) favorable pricing impact of €0.1 billion.

LATAM net revenues were significantly impacted by the weakening of the Brazilian Real against the Euro, as the average exchange rate used to translate 2013 balances was 14.3 percent lower than the average exchange rate for 2012, impacting net revenues negatively by €1.2 billion. The 3.0 percent vehicle shipment decrease from 979 thousand units for 2012 to 950 thousand units for 2013, which impacted net revenues by €0.3 billion, was largely attributable to reductions of shipments in Brazil. In 2012 sales tax incentives were introduced to promote the sale of small vehicles, a segment in which we hold a market leading position. As such, we were well positioned to meet the increased consumer demand for small cars, recording an increase in shipments in 2012. In 2013, the gradual phase out of the tax incentives was initiated and was a contributing factor to a shift in market demand away from the small car segment and into larger vehicles, resulting in a decrease in our Brazilian market share, from 23.3 percent in 2012 to 21.5 percent in 2013.

2012 compared to 2011

LATAM net revenues for 2012 were €11.1 billion, an increase of €0.5 billion, or 4.7 percent (10.4 percent on a constant currency basis), from €10.6 billion for 2011.

Net of intercompany net revenues, Chrysler contributed €1.4 billion and €0.9 billion to LATAM net revenues in 2012 and 2011, respectively. Excluding Chrysler, LATAM net revenues were unchanged, attributable to the combined effect of (i) an increase of €0.6 billion related to an increase in vehicle shipments, and (ii) favorable vehicle mix of €0.2 billion, the effects of which were partially offset by (iii) the impact of unfavorable foreign currency translation of €0.7 billion and (iv) unfavorable pricing effects of €0.1 billion.

For 2012, LATAM net revenues were impacted by the weakening of the Brazilian Real against the Euro, in particular, the average exchange rate used to translate 2012 balances was 7.8 percent lower than the average exchange rate for 2011, impacting net revenues by €0.7 billion. The 6.0 percent increase in vehicle shipments from 878 thousand units for 2011 to 931 thousand units for 2012 (net of intercompany shipments) was in part attributable to the previously described sales tax incentives introduced in 2012 to promote the sale of small vehicles. Demand for our vehicles was also supported by new launches in 2012 (the Fiat Grand Siena) and the full year impact of the 2011 launch of the new Fiat Palio which when combined impacted net revenues favorably by €0.6 billion. The shift in vehicle mix towards the higher priced new Fiat Uno and new Fiat Palio vehicles in Brazil and an increase in shipments of the Fiat 500 in Argentina, over lower priced vehicles, benefitted net revenues by €0.2 billion.

The €0.5 billion increase in LATAM net revenues attributable to Chrysler was primarily due to Chrysler being included in our consolidated results for the full year ended December 31, 2012 compared to seven months in 2011 (e.g. June 1, 2011 to December 31, 2011).

In particular, the total increase of €0.5 billion was comprised of €0.6 billion attributable to the period from January 1, 2012 to May 31, 2012, partially offset by a decrease of €0.1 billion over the seven months ended December 31, 2012 as compared to the same period in 2011, primarily attributable to a decrease in shipments.

EBIT

2013 compared to 2012

LATAM EBIT for 2013 was €492 million, a decrease of €533 million, or 52.0 percent (44.5 percent on a constant currency basis), from €1,025 million for 2012.

The decrease in LATAM EBIT was primarily attributable to the combination of (i) an increase in industrial costs of €257 million related to increased labor costs and price increases for certain purchases, as the weakening of the Brazilian Real affected the prices of foreign currency denominated purchases, (ii) unfavorable volume/mix impact of €111 million, driven by the combination of the previously described 3.0 percent decrease in shipments, and an increase in the proportion of vehicles produced in Argentina, for which we have higher manufacturing and logistic costs than in Brazil, (iii) a €96 million increase in other unusual expenses, (iv) the impact of unfavorable foreign currency translation of €77 million related to the previously described weakening of the Brazilian Real against the Euro and (v) an increase in selling, general and administrative costs of €37 million mainly due to new advertising campaigns in Brazil, which were partially offset by favorable pricing impact of €64 million, supported by new product launches. In particular, the most significant components of other unusual expenses included €75 million attributable to the streamlining of architectures and models associated to the refocused product strategy and €43 million relating to the loss recognized on translation of certain monetary liabilities from Venezuelan Bolivar into U.S. dollar, on the devaluation of the official exchange rate of the Venezuelan Bolivar. For further details see Notes 8 and 21 to the Annual Consolidated Financial Statements included elsewhere in this prospectus.

2012 compared to 2011

LATAM EBIT for 2012 was €1,025 million, a decrease of €306 million, or 23.0 percent (18.4 percent on a constant currency basis), from €1,331 million for 2011.

Chrysler contributed €176 million and €154 million to LATAM EBIT in 2012 and 2011, respectively. Excluding Chrysler, LATAM EBIT decreased by €328 million, attributable to (i) a €200 million increase in industrial costs, attributable to an increase in labor and other input costs and higher depreciation due to new vehicle launches, which were partially offset by manufacturing efficiencies, (ii) unfavorable net price impact of €102 million, (iii) the impact of unfavorable foreign currency translation of €75 million related to the weakening of the Brazilian Real against the Euro, and (iv) an increase in selling, general and administrative costs of €40 million, both of which related to the growth of LATAM operations, which were partially offset by (v) favorable volume/mix impact of €99 million, and (vi) a €25 million decrease in other unusual expenses.

The €22 million increase in LATAM EBIT attributable to Chrysler was primarily due to Chrysler being included in our consolidated results for the full year ended December 31, 2012 compared to seven months in

2011 (e.g. June 1, 2011 to December 31, 2011). The total increase was comprised of €80 million attributable to the period from January 1, 2012 to May 31, 2012, and a decrease in EBIT of €58 million was attributable to the seven months ended December 31, 2012 as compared to the same period in 2011. In particular, the €58 million decrease was primarily comprised of (i) unfavorable volume/mix impact of €37 million, (ii) the impact of the previously described €31 million other unusual expenses recognized in 2012, and (iii) a €23 million increase in selling, general and administrative expenses, as a result of the weakening of the local currencies against the U.S. dollar, which were partially offset by (iv) positive net pricing of €27 million.

APAC

	For the years ended December 31,						Increase/(decrease)
(€ million, except percentages and shipments which are in thousands of units)	2013	% of segment net revenues	2012	% of segment net revenues	2011	% of segment net revenues	2013 vs. 2012		2012 vs. 2011

Net revenues	4,668	100.0%	3,173	100.0%	1,513	100.0%	1,495	47.1%	1,660	109.7%
EBIT	335	7.2%	274	8.6%	63	4.2%	61	22.3%	211	334.9%
Shipments	163	n.m.	103	n.m.	53	n.m.	60	58.3%	50	94.3%

Net revenues

2013 compared to 2012

APAC net revenues for 2013 were €4.7 billion, an increase of €1.5 billion, or 47.1 percent (54.2 percent on a constant currency basis), from €3.2 billion for 2012.

The total increase of €1.5 billion was mainly attributable to an increase in shipments of €1.8 billion, which was partially offset by the impact of unfavorable foreign currency translation of €0.2 billion.

The 58.3 percent increase in vehicle shipments from 103 thousand units for 2012 to 163 thousand units for 2013 was primarily driven by our performance in China and Australia. In particular, our performance in China was driven by efforts to grow our dealer network, the reintroduction of the Dodge Journey and our continued strong performance of the Jeep brand, as a result of which our China market share increased from 0.4 percent in 2012 to 0.8 percent in 2013, while our growth in Australia was mainly driven by the Fiat and Alfa Romeo brands, resulting in an increase in market share from 2.1 percent for 2012 to 3.1 percent for 2013. The increase in shipments also resulted in an increase in service parts, accessories and service contracts and other revenues, supported our market share growth in APAC markets. The impact of unfavorable foreign currency translation was primarily attributable to fluctuations of the U.S. dollar and to a lesser extent, the Japanese Yen against the Euro. In particular, the Chrysler portion of APAC segment net revenues were translated from Chrysler’s functional currency which is the U.S. dollar into the Euro, and not from the individual entity functional currency into Euro.

2012 compared to 2011

APAC net revenues for 2012 were €3.2 billion, an increase of €1.7 billion, or 109.7 percent (95.3 percent on a constant currency basis) from €1.5 billion for 2011.

Net of intercompany net revenues, Chrysler contributed €2.7 billion and €1.2 billion to APAC net revenues in 2012 and 2011, respectively. Excluding Chrysler, APAC net revenues increased by €0.1 billion. Such increase was attributable to the combined effect of favorable vehicle mix and the impact of favorable foreign currency translation.

The €1.5 billion increase in APAC net revenues attributable to Chrysler was primarily due to Chrysler being included in our consolidated results for the full year ended December 31, 2012 compared to seven months in 2011 (e.g. June 1, 2011 to December 31, 2011). Of the total increase of €1.5 billion, €0.9 billion was attributable to the period from January 1, 2012 to May 31, 2012, and €0.6 billion was attributable to the increase for the seven months ended December 31, 2012 as compared to the same period in 2011. In particular, of the €0.6 billion increase, €0.4 billion was attributable to an increase in shipments and €0.1 billion was attributable to favorable foreign currency translation, with smaller increases attributable to service parts, accessories and service contracts and positive net pricing.

EBIT

2013 compared to 2012

APAC EBIT for 2013 was €335 million, an increase of €61 million, or 22.3 percent (27.7 percent on a constant currency basis) from €274 million for 2012.

The increase in APAC EBIT was attributable to the combined effect of (i) the positive volume and mix impact of €423 million, driven by the efforts to grow our presence in the APAC markets and the previously described 2013 launches of new vehicles, which was partially offset by (ii) an increase in industrial costs of €106 million in higher research and development costs and fixed manufacturing costs, attributable to the growth in our business, (iii) unfavorable pricing effects of €79 million due to the increasingly competitive environment, particularly in China, (iv) an increase in selling, general and administrative costs of €72 million driven by the advertising and promotional expenses incurred in relation to the 2013 launches, including the Dodge Journey and Jeep Compass/Patriot in China and the new Fiat Punto and Fiat Panda in Australia (v) a €26 million decrease in the results of investments, and (vi) the impact of unfavorable foreign currency translation of €15 million. The decrease in result from investments was largely due to the €23 million increase in the loss recorded in the Chinese joint venture GAC FIAT Automobiles Co, attributable to the costs incurred in relation to the future launch of the Fiat Viaggio.

2012 compared to 2011

APAC EBIT for 2012 was €274 million, an increase of €211 million, or 334.9 percent (288.9 percent on a constant currency basis) from €63 million for 2011.

Chrysler contributed €364 million and €128 million to APAC EBIT in 2012 and 2011, respectively. Excluding Chrysler, APAC EBIT decreased by €25 million, largely attributable to an increase in selling, general and administrative costs, which was partially offset by lower loss on equity investments.

The €236 million increase in APAC EBIT attributable to Chrysler was primarily due to Chrysler being included in our consolidated results for the full year ended December 31, 2012 compared to seven months in 2011 (e.g. June 1, 2011 to December 31, 2011). Of the total increase of €236 million, €140 million was attributable to the period from January 1, 2012 to May 31, 2012, and €96 million was attributable to the increase for the seven months ended December 31, 2012 as compared to the same period in 2011. In particular the €96 million increase was primarily comprised of (i) favorable volume/mix impact of €71 million, reflecting an increase in shipments, (ii) the impact of favorable foreign currency translation of €19 million, and (iii) favorable net pricing of €7 million as a result of the response to increased taxes and duties and reduced dealer incentives.

EMEA

	For the years ended December 31,									Increase/(decrease)
(€ million, except percentages and shipments which are in thousands of units)	2013	% of segment net revenues		2012	% of segment net revenues		2011	% of segment net revenues		2013 vs. 2012			2012 vs. 2011

Net revenues	17,335	100.0%		17,717	100.0%		19,591	100.0%		(382)	(2.2%	)	(1,874)	(9.6%	)
EBIT	(506)	(2.9%	)	(725)	(4.1%	)	(941)	(4.8%	)	219	30.2%		216	23.0%
Shipments	979	n.m.		1,012	n.m.		1,166	n.m.		(33)	(3.3%	)	(154)	(13.2%	)

Net revenues

2013 compared to 2012

EMEA net revenues for 2013 were €17.3 billion, a decrease of €0.4 billion, or 2.2 percent (1.4 percent on a constant currency basis), from €17.7 billion for 2012.

The total decrease of €0.4 billion was attributable to the combined effects of (i) a decrease in vehicle shipments of €0.4 billion, (ii) unfavorable vehicle pricing of €0.2 billion, (iii) a decrease in service parts, accessories and service contracts and other revenues of €0.1 billion and (iv) the impact of unfavorable foreign currency translation of €0.1 billion mainly due to fluctuations of the U.S. dollar and the British Pound Sterling which were partially offset by (v) the effects of a change in scope of consolidation, arising from obtaining control of VM Motori S.p.A. in 2013, a diesel engine manufacturing company which impacted net revenues positively by €0.2 billion and (vi) positive vehicle mix of €0.1 billion.

The 3.3 percent decrease in vehicle shipments, from 1,012 thousand units in 2012 to 979 thousand units in 2013, impacted net revenues by €0.4 billion. The decrease in vehicle shipments was in part due to the persistent weak economic conditions in Europe (EU27 + EFTA), which resulted in a 1.8 percent passenger car industry contraction, and in part due to a decrease in our passenger car market share from 6.3 percent in 2012 to 6.0 percent in 2013, while LCV market share decreased from 11.7 percent for 2012 to 11.6 percent for 2013, as a result of the increasing competition in the industry. These conditions led to a decrease in service parts, accessories and service contracts and other revenues of €0.1 billion, while the highly competitive environment and resulting price pressure impacted pricing unfavorably by €0.2 billion. In July 2013, the Group’s option to acquire the remaining 50 percent stake in VM Motori S.p.A. became exercisable, which resulted in consolidation on a line-by-line basis. This resulted in a positive impact to net revenues of €0.2 billion. The shift in sales mix towards newly launched and content enriched vehicles, for which sales prices were adjusted, such as the Fiat 500L and the new Fiat Panda over other vehicles, such as the existing Fiat Panda resulted in a positive vehicle mix impact of €0.1 billion.

2012 compared to 2011

EMEA net revenues for 2012 were €17.7 billion, a decrease of €1.9 billion, or 9.6 percent (10.5 percent on a constant currency basis), from €19.6 billion for 2011.

Net of intercompany net revenues, Chrysler contributed €1.7 billion and €0.7 billion to EMEA net revenues in 2012 and 2011, respectively. Excluding Chrysler, EMEA net revenues decreased by €2.8 billion. Such decrease was attributable to the combined effect of (i) a decrease in vehicle shipments of €2.2 billion, (ii) a decrease in other net revenues of €0.2 billion, (iii) the impact of unfavorable pricing of €0.2 billion and (iv) the impact of unfavorable mix of €0.2 billion.

The 16.7 percent decrease in vehicle shipments from 1,140 thousand units in 2011 to 950 thousand units in 2012 (both of which net of intercompany shipments) was in part attributable to the weakness in the European economy as a result of which there was a contraction in passenger car market demand, with our shipments in Italy, France and Germany particularly affected. The decrease in other net revenues was largely attributable to a €0.2 billion decrease in powertrain net revenues, largely attributable to reduction of vehicle production in Europe, as vehicle manufacturers reduce production rates in response to the European economic and market conditions. The highly competitive environment and resulting price pressure impacted pricing unfavorably by €0.2 billion.

The €1.0 billion increase in EMEA net revenues attributable to Chrysler was primarily due to Chrysler being included in our consolidated results for the full year ended December 31, 2012 compared to seven months in 2011 (e.g. June 1, 2011 to December 31, 2011). Of the total increase of €1.0 billion, €0.9 billion was attributable to the period from January 1, 2012 to May 31, 2012, and €0.1 billion was attributable to the increase for the seven months ended December 31, 2012 as compared to the same period in 2011. In particular, the €0.1 billion increase primarily relates to the impact of favorable foreign currency translation.

EBIT

2013 compared to 2012

EMEA EBIT for 2013 was a loss of €506 million, a decrease of €219 million, or 30.2 percent (31.9 percent on a constant currency basis), from €725 million for 2012.

The decrease in EMEA EBIT loss was attributable to the combined effect of (i) a decrease in selling, general and administrative costs of €199 million as a result of the cost control measures implemented in response to the European market weakness, including efforts to improve the focus of advertising initiatives, (ii) a decrease in industrial costs of €139 million attributable to industrial efficiencies driven by the WCM program and purchasing savings implemented and (iii) a positive volume and mix impact of €77 million, primarily driven by the Fiat 500 family of vehicles, the effects of which were partially offset by (iv) unfavorable net pricing effects of €172 million, attributable to increased competitive pressure, particularly in the first half of 2013, and (v) a decrease in the results of investments of €16 million.

2012 compared to 2011

EMEA EBIT for 2012 was a loss of €725 million, a decrease of €216 million, or 23.0 percent (20.8 percent on a constant currency basis), from €941 million for 2011.

Chrysler contributed €163 million and €48 million to EMEA EBIT in 2012 and 2011, respectively. Excluding Chrysler, EMEA EBIT loss decreased by €101 million, primarily attributable to the combination of (i) a decrease in volume/mix of €555 million, (ii) unfavorable net pricing of €198 million, the effects of which were more than offset by (iii) €350 million of lower unusual expenses, (iv) a €200 million decrease in industrial costs which includes efficiencies related to the WCM programs and (v) a €207 million decrease in selling general and administrative costs resulting from cost control measures. In particular, other unusual expenses for 2011 were €544 million, and mainly included the impact of the strategic realignment with Chrysler’s manufacturing and commercial activities, including the reduction of the number of platforms used by the Group and Chrysler. See “—The Fiat-Chrysler Alliance.” Other unusual expenses for 2012 were €194 million and mainly included the costs incurred in relation to the termination of the Sevelnord joint venture and rationalization of relationships with certain suppliers.

The €115 million increase in EMEA EBIT attributable to Chrysler was primarily due to Chrysler being included in our consolidated results for the full year ended December 31, 2012 compared to seven months in 2011 (e.g. June 1, 2011 to December 31, 2011). Of the total increase of €115 million, €102 million was attributable to the period from January 1, 2012 to May 31, 2012, and €13 million was attributable to the increase for the seven months ended December 31, 2012 as compared to the same period in 2011. In particular, the €13 million increase was primarily attributable to favorable volume/mix impact.

Luxury Brands

	For the years ended December 31,						Change
(€ million, except percentages and shipments which are in thousands of units)	2013	% of segment net revenues	2012	% of segment net revenues	2011	% of segment net revenues	2013 vs. 2012		2012 vs. 2011

Ferrari
Net revenues	2,335		2,225		2,067		110	4.9%	158	7.6%
EBIT	364		335		298		29	8.7%	37	12.4%
Shipments	7		7		7		-	-	-	0.0%

Maserati
Net revenues	1,659		755		705		904	119.7%	50	7.1%
EBIT	106		57		60		49	86.0%	(3)	(5.0%)
Shipments	15		6		6		9	150.0%	-	0.0%

Intrasegment eliminations
Net revenues	(185)		(82)		(73)					n.m.

Luxury Brands
Net revenues	3,809	100.0%	2,898	100.0%	2,699	100.0%	911	31.4%	199	7.4%
EBIT	470	12.3%	392	13.5%	358	13.3%	78	19.9%	34	9.5%
Shipments	22	n.m.	14	n.m.	13	n.m.	8	57.1%	1	7.7%

Net revenues

2013 compared to 2012

Luxury Brands net revenues for 2013 were €3.8 billion, an increase of €0.9 billion, or 31.4 percent (34.3 percent on a constant currency basis), from €2.9 billion for 2012.

Ferrari

Ferrari net revenues for 2013 were €2.3 billion, an increase of €0.1 billion, or 4.9 percent, from €2.2 billion for 2012. The total increase of €0.1 billion was primarily attributable to the launch of the production and sale of engines to Maserati for use in their new vehicles in 2013.

Maserati

Maserati net revenues for 2013 were €1.7 billion, an increase of €0.9 billion, from €0.8 billion for 2012. The increase of €0.9 billion was largely attributable to the increase in vehicle shipments driven primarily by the 2013 launches of the new Quattroporte model in March and the new Ghibli in October.

2012 compared to 2011

Luxury Brands net revenues for 2012 were €2.9 billion, an increase of €0.2 billion, or 7.4 percent (3.3 percent on a constant currency basis), from €2.7 billion for 2011.

Ferrari

Ferrari net revenues for 2012 were €2.2 billion, an increase of €0.1 billion, or 7.6 percent, from €2.1 billion for 2011. The total increase of €0.1 billion was attributable to the combined effects of favorable vehicle mix, an increase in vehicle shipments, an increase in other net revenues, primarily attributable to an increase in licensing and revenues from the personalization of vehicles offered to clients, and the impact of favorable foreign currency translation. The favorable mix impact and the increase in vehicle shipments were supported by the launch of the F12 Berlinetta in 2012, and the full year impact of the Ferrari FF launched in 2011.

Maserati

Maserati net revenues for 2012 were €0.8 billion, an increase of €0.1 billion, or 7.1 percent, from €0.7 billion for 2011. The increase of €0.1 billion was primarily attributable to the combined effects of favorable vehicle mix driven by an increase in higher priced models such as the Cabrio S and the GT Stradale, the impact of favorable foreign currency translation and an increase in vehicle shipments largely driven by the MC Stradale in the U.S.

EBIT

2013 compared to 2012

Luxury Brands EBIT for 2013 was €470 million, an increase of €78 million, or 19.9 percent (20.9 percent on a constant currency basis), from €392 million for 2012.

Ferrari

Ferrari EBIT for 2013 was €364 million, an increase of €29 million, or 8.7 percent, from €335 million for 2012, attributable to favorable vehicle mix and an increase in the contribution from licensing activities and revenues from the personalization of vehicles.

Maserati

Maserati EBIT for 2013 was €106 million, an increase of €49 million, or 86.0 percent, from €57 million for 2012, attributable to the combined effect of strong volume growth driven by the previously described 2013 product launches, which was partially offset by an increase in other unusual expenses of €65 million related to the write-down of capitalized development costs related to a new model, which will be developed on a more technically advanced platform considered more appropriate for the Maserati brand.

2012 compared to 2011

Luxury Brands EBIT for 2012 was €392 million, an increase of €34 million, or 9.5 percent (7.5 percent on a constant currency basis), from €358 million for 2011.

Ferrari

Ferrari EBIT for 2012 was €335 million, an increase of €37 million, or 12.4 percent, from €298 million for 2011, attributable to favorable vehicle mix and an increase in the contribution from licensing activities and revenues from the personalization of vehicles and the effect of an unusual gain in 2011 on disposal of investments of €6 million.

Maserati

Maserati EBIT for 2012 was €57 million, a decrease of €3 million, or 5.0 percent, from €60 million for 2011, attributable to higher costs incurred related to the launch of the MC Stradale in the U.S. market.

Components

	For the years ended December 31,						Change
(€ million, except percentages)	2013	% of segment net revenues	2012	% of segment net revenues	2011	% of segment net revenues	2013 vs. 2012		2012 vs. 2011

Magneti Marelli
Net revenues	5,988		5,828		5,860		160	2.7%	(32)	(0.5%)
EBIT	169		131		9		38	29.0%	122	n.m.

Teksid
Net revenues	688		780		922		(92)	(11.8%)	(142)	(15.4%)
EBIT	(70)		4		1		(74)	n.m.	3	300.0%

Comau
Net revenues	1,463		1,482		1,402		(19)	(1.3%)	80	5.7%
EBIT	47		30		(120)		17	56.7%	150	(125.0%)

Intrasegment eliminations
Net revenues	(59)		(60)		(62)		1	(1.7%)	2	n.m.

Components
Net revenues	8,080	100.0%	8,030	100.0%	8,122	100.0%	50	0.6%	(92)	(1.1%)
EBIT	146	1.8%	165	2.1%	(110)	(1.4%)	(19)	(11.5%)	275	250.0%

Net revenues

2013 compared to 2012

Components net revenues for 2013 were €8.1 billion, an increase of €0.1 billion, or 0.6 percent (4.4 percent on a constant currency basis), from €8.0 billion for 2012.

Magneti Marelli

Magneti Marelli net revenues for 2013 were €6.0 billion, an increase of €0.2 billion, or 2.7 percent, from €5.8 billion for 2012, primarily driven by the performance of the automotive lighting and to a lesser extent, the electronics business units. See “Business—Components Segment—Magneti Marelli” for a description of the Magneti Marelli business lines. In particular, the automotive lighting net revenues increased by 11.6 percent driven by large orders from Asian and North American OEM clients, and the effect of the full-year contribution of lighting solutions launched in the second half of 2012, while electronics net revenues increased by 7 percent, driven by the trend of increasingly technologically advanced vehicle components.

Teksid

Teksid net revenues for 2013 were €0.7 billion, a decrease of €0.1 billion, or 11.8 percent, from €0.8 billion for 2012, attributable to a €0.1 billion decrease in net revenues from the cast iron business, attributable to a decrease in iron prices and a decrease in cast iron volumes sold.

Comau

Comau net revenues for both 2013 and 2012 were €1.5 billion, attributable to the combined effects of (i) an increase in body welding revenues supported by large orders from European and North American customers, which was offset by (ii) decreased powertrain revenues. See “Business—Components Segment—Comau” for a description of the Comau business lines.

2012 compared to 2011

Components net revenues for 2012 were €8.0 billion, a decrease of €0.1 billion, or 1.1 percent (1.1 percent on a constant currency basis), from €8.1 billion for 2011.

Magneti Marelli

Magneti Marelli net revenues for 2012 were €5.8 billion, a decrease of €0.1 billion, or 0.5 percent, from €5.9 billion for 2011, primarily attributable to decreases in the suspension systems, plastics, exhaust systems shock absorbers and powertrain business units, which were mostly offset by increases in lighting and electronics net revenues.

Teksid

Teksid net revenues for 2012 were €0.8 billion, a decrease of €0.1 billion, or 15.4 percent, from €0.9 billion for 2011, mainly attributable to a 15.6 percent decrease in sales volumes from the cast iron business line, and to a lesser extent a 5.1 percent decrease in net revenues from the aluminum business line, attributable to the combined effects of a decrease in sales volumes which was only partially offset by an increase in the aluminum prices.

Comau

Comau net revenues for 2012 were €1.5 billion, an increase of €0.1 billion, or 5.7 percent, from €1.4 billion for 2011, largely attributable to an increase in powertrain systems net revenues due to a large order placed by a single client in 2011, the revenues for which were mainly recognized in 2012.

EBIT

2013 compared to 2012

Components EBIT for 2013 was €146 million, a decrease of €19 million, or 11.5 percent (6.7 percent on a constant currency basis), from €165 million for 2012.

Magneti Marelli

Magneti Marelli EBIT for 2013 was €169 million, an increase of €38 million, or 29.0 percent, from €131 million for 2012, attributable to the previously described increase in net revenues, which was partially offset by higher costs incurred in relation to product launches in North America, and the impact of unusual charges recognized in 2012.

Teksid

Teksid EBIT for 2013 was a loss of €70 million, compared to a gain of €4 million for 2012, attributable to the combined effects of volume decreases from the cast iron business, and €60 million other unusual expenses, related to asset impairments of the cast iron business.

Comau

Comau EBIT for 2013 was €47 million, an increase of €17 million, or 56.7 percent, from €30 million for 2012, primarily attributable to the body welding operations.

2012 compared to 2011

Components EBIT for 2012 was €165 million, an increase of €275 million or 250.0 percent (244.5 percent on a constant currency basis), from an EBIT loss of €110 million for 2011.

Magneti Marelli

Magneti Marelli EBIT for 2012 was €131 million, an increase of €122 million, from €9 million for 2011, primarily attributable to unusual charges of €154 million recognized in 2011 mainly related to impairment of goodwill and property, plant and equipment not repeated in 2012.

Teksid

Teksid EBIT for 2012 was €4 million, compared to €1 million for 2011, attributable to unusual charges of €28 million recognized in 2011 not repeated in 2012, which was almost completely offset by the effects of volume declines.

Comau

Comau EBIT for 2012 was €30 million, compared to a loss of €120 million for 2011, attributable to unusual charges of €130 million recognized in 2011 not repeated in 2012, and the improved performance of the body welding and powertrain systems activities.

Recent Developments

Agreement with the UAW

On January 21, 2014, Chrysler and the UAW entered into the contractually binding and legally enforceable MOU, to supplement Chrysler’s existing collective bargaining agreement, in which the UAW made commitments to continue to support Chrysler’s industrial operations, continued roll-out of our WCM programs and actively assist in the achievement of Chrysler’s long-term business plan. In consideration of these commitments, Chrysler agreed to make payments to the VEBA Trust totaling U.S.$700 million (€518 million at the transaction date) to be paid in four equal annual installments. The initial payment of U.S.$175 million (€129 million at the transaction date) was made on January 21, 2014 and additional payments will be payable on each of the next three anniversaries of the initial payment.

Venezuela

Based on recent developments related to the foreign exchange process in Venezuela, we have changed the exchange rate used to remeasure our Venezuelan subsidiary’s financial statements in U.S. dollars. As of March 31, 2014 we have begun to use the SICAD I rate of 10.7 Venezuelan Bolivar, or VEF, to U.S. dollars as determined by the periodic auctions for U.S. dollars under SICAD I. Previously we utilized the official exchange rate of 6.30 VEF to U.S. dollars. In late March 2014, the Venezuelan government introduced an additional auction-based foreign exchange system, referred to as the SICAD II rate. The SICAD II rate has ranged from 49 to 51.9 VEF to U.S. dollars in the period since its introduction until October 31, 2014. The SICAD II rate is expected to be used primarily for imports and has been limited to amounts of VEF that can be exchanged into other currencies, such as the U.S. dollar. As a result of the recent exchange agreement between the Central Bank of Venezuela and the Venezuelan government and the limitations of the SICAD II rate, the Group believes any future remittances of dividends would be transacted at the SICAD I rate. As a result, the Group determined that the SICAD I rate, and not the SICAD II rate, is the most appropriate rate to use.

Capital Plan

On October 29, 2014 the Board of Directors of FCA announced that it had authorized the separation of Ferrari from FCA. The separation is expected to be effected through a public offering of a portion of FCA’s interest in Ferrari equal to 10 percent of Ferrari’s outstanding shares and a distribution of FCA’s remaining Ferrari shares to FCA’s shareholders. The Board authorized FCA management to take the steps necessary to complete the separation of Ferrari during 2015, subject to final approval and other customary requirements. No assurance can be given as to whether and when the separation of Ferrari will occur. FCA may determine to delay or abandon the separation at any time for any reason. See “Risk Factors—Risks Related to the Proposed Separation of Ferrari.”

Concurrent with authorizing the offering of common shares, the Board of Directors authorized the offer and sale of mandatory convertible securities to be registered with the SEC to U.S. and international institutional investors. The Mandatory Convertible Securities will be mandatorily convertible into FCA common shares at maturity. The Mandatory Convertible Securities are a compound financial instrument consisting of an equity contract combined with a financial liability for the coupon payments. The coupon payment will be accounted for as a financial liability with the remainder of the equity contract accounted for as an equity instrument. Certain early settlement features related to the early payment of the financial liability will be bifurcated and accounted for separately as a derivative financial instrument.

On October 29, 2014, the Board of Directors of FCA further announced that it intended to eliminate existing contractual terms limiting the free flow of capital among Group companies including through the redemption of each series of Chrysler Group’s outstanding secured senior notes no later than their initial optional redemption dates in June 2015 and 2016, as well as the refinancing of outstanding Chrysler Group term loans and its revolving credit facility.

Liquidity and Capital Resources

Liquidity Overview

We require significant liquidity in order to meet our obligations and fund our business. Short-term liquidity is required to purchase raw materials, parts and components for vehicle production, and to fund selling, administrative, research and development, and other expenses. In addition to our general working capital and operational needs, we expect to use significant amounts of cash for the following purposes: (i) capital expenditures to support our existing and future products; (ii) principal and interest payments under our financial obligations and (iii) pension and employee benefit payments. We make capital investments in the regions in which we operate primarily related to initiatives to introduce new products, enhance manufacturing efficiency, improve capacity, and for maintenance and environmental compliance. Our capital expenditures in 2014 are expected to be approximately €8.0 billion, which we plan to fund primarily with cash generated from our operating activities, as well as with credit lines provided to certain of our Group entities.

Our business and results of operations depend on our ability to achieve certain minimum vehicle sales volumes. As is typical for an automotive manufacturer, we have significant fixed costs, and therefore, changes in our vehicle sales volume can have a significant effect on profitability and liquidity. We generally receive payment for sales of vehicles to dealers and distributors, shortly after shipment, whereas there is a lag between the time we receive parts and materials from our suppliers and the time we are required to pay for them. Therefore, during periods of increasing vehicle sales, there is generally a corresponding positive impact on our cash flow and liquidity. Conversely, during periods in which vehicle sales decline, there is generally a corresponding negative impact on our cash flow and liquidity. Thus, delays in shipments of vehicles, including delays in shipments in order to address quality issues, tend to negatively affect our cash flow and liquidity. In addition, the timing of our collections of receivables for export sales of vehicles, fleet sales and part sales tend to be longer due to different payment terms. Although we regularly enter into factoring transactions for such receivables in certain countries, in order to anticipate collections and transfer relevant risks to the factor, a change in volumes of such sales may cause fluctuations in our working capital. The increased internationalization of our product portfolio may also affect our working capital requirements as there may be an increased requirement to ship vehicles to countries different from where they are produced. Finally, working capital can be affected by the trend and seasonality of sales under buy-back programs, including Chrysler’s guaranteed depreciation program.

Management believes that the funds currently available, in addition to those funds that will be generated from operating and financing activities, will enable the Group to meet its obligations and fund its businesses including funding planned investments, working capital needs and fulfilling its obligations to repay its debts in the ordinary course of business.

Liquidity needs are met primarily through cash generated from operations, including the sale of vehicles, service and parts to dealers, distributors and other consumers worldwide.

The operating cash management, main funding operations and liquidity investment of the Group, excluding Chrysler, are centrally coordinated by dedicated treasury companies with the objective of ensuring effective and efficient management of the Group’s funds. The companies raise capital in the financial markets through various funding sources. See “Business—Industry Overview—Financial and Customer Services.”

Chrysler continues to manage its liquidity independently from the rest of the Group. Intercompany financing from Chrysler to other Group entities is not restricted other than through the application of covenants requiring that transactions with related parties be conducted at arm’s length terms or be approved by a majority of the “disinterested” members of the Board of Directors of Chrysler. In addition, certain of Chrysler’s financing agreements place restrictions on the distributions which it is permitted to make. In particular, dividend distributions, other than certain exceptions including certain permitted distributions and distributions with respect to taxes, are generally limited to an amount not to exceed 50 percent of cumulative consolidated net income (as defined in the agreements) from January 1, 2012. See “—Bank Debt—Chrysler Senior Credit Facilities.”

Fiat has not provided any guarantee, commitment or similar obligation in relation to any of Chrysler’s financial indebtedness, nor has it assumed any kind of obligation or commitment to fund Chrysler. However, certain bonds issued by Fiat and its subsidiaries (other than Chrysler and its subsidiaries) include covenants which may be affected by circumstances related to Chrysler, in particular there are cross-default clauses which may accelerate repayments in the event that Chrysler fails to pay certain of its debt obligations.

At September 30, 2014 the treasury companies of the Group, excluding Chrysler and its subsidiaries, had access to approximately €3.3 billion of medium/long term committed credit lines expiring beyond 12 months (€3.2 billion at December 31, 2013), of which €2.1 billion relate to the three year syndicated revolving credit line due in July 2016 which was undrawn at September 30, 2014 and December 31, 2013.

Additionally, the operating entities of the Group, excluding Chrysler and its subsidiaries, have access to dedicated credit facilities in order to fund investments and working capital requirements. In particular the Brazilian companies have committed credit lines available, mainly in relation to the set-up of our new plant in the State of Pernambuco, Brazil, with residual maturities after twelve months, to fund scheduled investments, of which approximately €1.7 billion was undrawn at September 30, 2014 and €1.8 billion at December 31, 2013.

Chrysler has access to a revolving credit facility of U.S.$1.3 billion (approximately €1.0 billion), maturing in May 2016, or the Revolving Credit Facility, which was also undrawn at September 30, 2014 and December 31, 2013. See “—Total Available Liquidity” below.

The following pages discuss in more detail the principal covenants relating to the Group’s revolving credit facilities and certain other financing agreements. At September 30, 2014 and at December 31, 2013 and 2012, the Group was in compliance with all covenants under its financing agreements.

Long-term liquidity requirements may involve some level of debt re-financing as outstanding debt becomes due or we are required to make amortization or other principal payments. Although we believe that our current level of total available liquidity is sufficient to meet our short-term and long-term liquidity requirements, we regularly evaluate opportunities to improve our liquidity position in order to enhance financial flexibility and to achieve and maintain a liquidity and capital position consistent with that of our principal competitors.

However, any actual or perceived limitations of our liquidity may limit the ability or willingness of counterparties, including dealers, consumers, suppliers, lenders and financial service providers, to do business with us, or require us to restrict additional amounts of cash to provide collateral security for our obligations. Our liquidity levels are subject to a number of risks and uncertainties, including those described in “Risk Factors.”

Total Available Liquidity

At September 30, 2014 , our total available liquidity was €21.7 billion (€22.7 billion at December 31, 2013), including €3.1 billion available under undrawn committed credit lines, primarily related to the €2.1 billion three year syndicated revolving credit line and the U.S.$1.3 billion (approximately €1.0 billion) Revolving Credit Facility of Chrysler. The terms of the Revolving Credit Facility require Chrysler to maintain a minimum liquidity of U.S.$3.0 billion, which include any undrawn amounts under this facility. Total available liquidity includes cash and cash equivalents which are subject to intra-month, foreign exchange and seasonal fluctuations, as well as current securities.

The following table summarizes our total available liquidity:

	At September 30,	At December 31
(€ million)	2014	2013	2012	2011

Cash, cash equivalent and current securities (1)	18,608	19,702	17,922	17,725
Undrawn committed credit lines (2)	3,133	3,043	2,935	2,955

Total available liquidity (3)	21,741	22,745	20,857	20,680

(1)	Current securities comprise short term or marketable securities which represent temporary investments but which do not satisfy all the requirements to be classified as cash equivalents as they may not be able to be readily converted into cash or they are subject to significant risk of change in value (even if they are short-term in nature or marketable).
(2)	Excludes the undrawn €1.7 billion medium/long-term dedicated credit lines available to fund scheduled investments.
(3)	The majority of our liquidity is available to our treasury operations in Europe, U.S. (subject to the previously discussed restrictions on Chrysler distributions) and Brazil; however, liquidity is also available to certain subsidiaries which operate in other areas. Cash held in such countries may be subject to restrictions on transfer depending on the foreign jurisdictions in which these subsidiaries operate. Based on our review of such transfer restrictions in the countries in which we operate and maintain material cash balances, we do not believe such transfer restrictions have an adverse impact on the Group’s ability to meet its liquidity requirements at the dates represented above.

Our liquidity is principally denominated in U.S. dollars and in Euro. Out of the total €18.6 billion of cash, cash equivalents and current securities available at September 30, 2014 (€19.7 billion at December 31, 2013), €9.0 billion, or 49 percent were denominated in U.S. dollar (€8.3 billion, or 42 percent, at December 31, 2013) and €4.5 billion, or 24 percent, were denominated in Euro (€6.1 billion, or 31 percent, at December 31, 2013). Liquidity available in Brazil and denominated in Brazilian Reals accounted for €1.6 billion or 8 percent at September 30, 2014 (€1.5 billion, or 8 percent, at December 31, 2013), with the remainder being distributed in various countries and denominated in the relevant local currencies.

The decrease in total available liquidity from December 31, 2013 to September 30, 2014 primarily reflects a €1,060 million decrease in cash and cash equivalents. Refer to “—Cash Flows,” below for additional information regarding change in cash and cash equivalents.

Acquisition of the Remaining Equity Interest in Chrysler

As discussed in “The FCA Merger,” on January 1, 2014 we announced an agreement with the VEBA Trust, under which our wholly owned subsidiary, FNA would acquire the remaining approximately 41.5 percent ownership interest in Chrysler held by the VEBA Trust for total consideration of U.S.$3.65 billion (equivalent to €2.69 billion). The transaction closed on January 21, 2014. The consideration for the acquisition consisted of:

•	a special distribution paid by Chrysler to its members on January 21, 2014 of U.S.$1.9 billion (equivalent to €1.404 billion) wherein FNA directed its portion of the special distribution to the VEBA Trust as part of the purchase consideration which served to fund a portion of the transaction; and
•	a cash payment by FNA to the VEBA Trust of U.S.$1.75 billion (equivalent to €1.287 billion) on January 21, 2014.

The distribution from Chrysler was funded from Chrysler’s available cash on hand. The payment by FNA was funded by Fiat’s available cash on hand.

Chrysler New Debt Issuances and Prepayment of VEBA Trust Note

In February 2014, Chrysler prepaid all amounts outstanding including accrued and unpaid interest of approximately U.S.$5.0 billion (€3.6 billion) under the VEBA Trust Note on February 7, 2014. Such prepayment was financed by Chrysler as follows:

•	New Senior Credit Facilities – a U.S.$250 million (€199 million) incremental term loan under Chrysler’s existing tranche B term loan facility that matures on May 24, 2017 and a new U.S.$1.75 billion (€1.4 billion) term loan, issued under a new term loan credit facility, that matures on December 31, 2018;
•	Secured Senior Notes due 2019 – issuance of an additional U.S.$1.375 billion (€1.1 billion) aggregate principal amount of 8 percent secured senior notes due June 15, 2019, at an issue price of 108.25 percent of the aggregate principal amount; and
•	Secured Senior Notes due 2021 – issuance of an additional U.S.$1.380 billion (€1.1 billion) aggregate principal amount of 8 1⁄4 percent secured senior notes due June 15, 2021 at an issue price of 110.50 percent of the aggregate principal amount.

The principal amounts set forth above have been translated into Euro using the applicable exchange rate at September 30, 2014 of U.S.$1.258 per €1 for illustrative purposes only.

Cash Flows

The following table summarizes the cash flows from operating, investing and financing activities for each of the nine months ended September 30, 2014 and 2013. For a complete discussion of our cash flows, see our unaudited consolidated statement of cash flows included in our Interim Consolidated Financial Statements elsewhere in this prospectus.

	For the nine months ended September 30,
(€ million)	2014	2013
Cash and cash equivalents at beginning of the period	19,455	17,666

Cash flows from operating activities during the period	4,250	3,822
Cash flows used in investing activities	(5,119)	(5,759)
Cash flows from /(used in) financing activities	(1,077)	1,638
Translation exchange differences	886	(525)

Total change in cash and cash equivalents	(1,060)	(824)

Cash and cash equivalents at end of the period	18,395	16,842

Operating Activities — Nine Months Ended September 30, 2014

For the nine months ended September 30, 2014, net cash from operating activities was €4,250 million and was primarily the result of:

(i)	a net profit of €212 million adjusted to add back (a) €3,599 million for depreciation and amortization expense and (b) other non-cash items of €197 million, which primarily includes (i) €372 million related to the non-cash portion of the expense recognized in connection with the execution of the MOU Agreement entered into by the UAW and Chrysler on January 21, 2014 (ii) €98 million re-measurement charge recognized as a result of the Group’s change in the exchange rate used to re-measure its Venezuelan subsidiary’s net monetary assets in U.S. Dollars (reported, for the effect on cash and cash equivalents, in the “Translation exchange differences”) which were partially offset by (iii) the non-taxable gain of €223 million on the re-measurement at fair value of the previously exercised options on approximately 10 percent of Chrysler’s membership interests in connection with the equity purchase agreement;

(ii)	a net increase of €689 million in provisions, mainly related to: (i) net adjustments to warranties, including those related to recent recall campaigns in the NAFTA segment and (ii) increase provision for sales incentives in connection to the increased retail shipments, primarily in the NAFTA segment; and

(iii)	€60 million of dividends received from jointly-controlled entities.

These positive contributions were partially offset by the negative impact of the change in working capital of €726 million primarily driven by (a) €1,010 million increase in inventory (net of vehicles sold under buy-back commitments and GDP vehicles) due to increased production and sales levels for all regions and Luxury Brands, (b) €350 million increase in trade receivables, principally in NAFTA following the increased shipments at the end of September 2014 as compared to the end of December 2013 as a result of the annual plant shutdowns, and (c) €90 million in net other current assets and liabilities which was partially offset by (d) €724 million increase in trade payables, mainly related to increased production in NAFTA.

The translation exchange differences in the period were positive for €886 million and mainly reflect the increase in Euro translated value of U.S. Dollar denominated cash and cash equivalent balances, due to the appreciation of the U.S. Dollar.

Operating Activities — Nine Months Ended September 30, 2013

For the nine months ended September 30, 2013, net cash from operating activities was €3,822 million and was primarily the result of:

(i)	net profit of €655 million adjusted to add back (a) €3,394 million for depreciation and amortization expense and (b) other non-cash items of €33 million, which primarily reflect the reversal of non-cash profit and loss items, including the €55 million foreign currency exchange losses recognized in relation to the February 2013 devaluation of the Venezuelan Bolivar and the €56 million gain arising on the fair value measurement of the equity swaps on Fiat S.p.A. and CNH Industrial N.V. ordinary shares which expired at the end of 2013.

(ii)	€93 million of dividends received from jointly-controlled entities.

These positive contributions were partially offset by

(i)	€224 million net decrease in provisions mainly related to the decrease of Provisions for Employee benefits following the interim remeasurement and amendment of certain defined benefit pension plan of Chrysler which occurred in the second quarter 2013; and

(ii)	the negative impact of change in working capital of €205 million primarily driven by (a) €1,772 million increase in inventory (net of vehicles sold under buy-back commitments) in relation to the reduction in business volume in EMEA during the third quarter and a temporary increase in inventory associated with the preparation for new product shipment in NAFTA and (b) a €207 million increase in trade receivables, primarily due to increased sales volumes in NAFTA and APAC which were partially offset by a (c) €1,299 million increase in trade payables, mainly related to increased production in NAFTA as a result of increased consumer demand for vehicles in this region and (d) €475 million in net other current assets and liabilities mainly referred to higher amounts payable to customers relating to buy-back agreements.

The translation exchange differences in the period were negative for €525 million, mainly reflecting the U.S. Dollar and Brazilian Real depreciation against the Euro.

Investing Activities — Nine Months Ended September 30, 2014

For the nine months ended September 30, 2014, net cash used in investing activities was €5,119 million and was primarily the result of:

(i)	€5,350 million of capital expenditures, including €1,521 million of capitalized development costs, to support investments in existing and future products. Capital expenditure primarily relates to the mass-market operations in NAFTA and EMEA and the ongoing construction of the new plant at Pernambuco, Brazil, partially offset by

(ii)	€128 million of a net decrease in receivables from financing activities, of which €163 million related to the decreased lending portfolio of the financial services activities of the Group and €41 million related to increased financial receivables due from jointly controlled financial services companies.

Investing Activities — Nine Months Ended September 30, 2013

For the nine months ended September 30, 2013, net cash used in investing activities was €5,759 million, and was primarily the result of:

(i)	€5,284 million of capital expenditures, including €1,479 million of capitalized development costs, to support investments in existing and future products.; and

(ii)	€402 million of net increase in receivables from financing activities mainly related to the increased lending portfolio of the financial services activities of the Group in LATAM.

Financing Activities — Nine Months Ended September 30, 2014

For the nine months ended September 30, 2014, net cash used in financing activities was €1,077 million and was primarily the result of:

(i)	Cash payment to the VEBA Trust for the acquisition of the remaining approximately 41.5% ownership interest in Chrysler held by the VEBA Trust equal to U.S.$3.65 billion (€2.69 billion) and U.S.$60 million (€45 million) of tax distribution by Chrysler to cover the VEBA Trust’s tax obligation. In particular the consideration for the acquisition consisted of a special distribution paid by Chrysler to its members on January 21, 2014 of U.S. $1.9 billion, or €1.4 billion (FNA’s portion of the special distribution was assigned to the VEBA Trust as part of the purchase consideration) which served to fund a portion of the transaction; and a cash payment by FNA to the VEBA Trust of U.S.$1.75 billion or €1.3 billion. The special distribution by Chrysler and the cash payment by FNA for an aggregate amount of €2,691 million is classified as acquisition of non-controlling interest on the cash flow statement while the tax distribution (€45 million) is classified separately,

(ii)	payment of medium-term borrowings for a total of €5,241 million, mainly related to the prepayment of all amounts under the VEBA Trust Note amounting to approximately U.S.$5 billion (€3.5 billion), including accrued and unpaid interest, and repayment of medium term borrowings primarily in Brazil;

(iii)	the repayment on maturity of notes issued under the GMTN Program, for a total principal amount of €2,150 million; which were partially offset by

(iv)	proceeds from bond issuances for a total amount of €4,588 million which includes (a) approximately €2.6 billion of notes issued as part of the Global Medium Term Notes Program (“GMTN Program”) and (b) €2 billion (for a total face value of U.S.$ 2,755 million) of senior secured notes issued by Chrysler as part of the VEBA Trust Note refinancing transaction (see Note 21 to the Unaudited Interim Consolidated Financial Statements for further information); and

(v)	proceeds from new medium-term borrowings for a total of €3,950 million, which include (a) the incremental term loan entered into by Chrysler of U.S.$ 250 million (€199 million) under its existing tranche B term loan facility and (b) the new U.S.$ 1.75 billion tranche B, issued under a new term loan credit facility entered into by Chrysler as part of the refinancing transaction to facilitate repayment of the VEBA Trust Note, and new medium term borrowing in Brazil; and

(vi)	a positive net contribution of €509 million from the net change in other financial payables and other financial assets/liabilities.

Financing Activities — Nine Months Ended September 30, 2013

For the nine months ended September 30, 2013, net cash from financing activities was €1,638 million and was primarily the result of:

(i)	proceeds from bond issuances for a total amount of €2,500 million, relating to notes issued as part of the GMTN Program;

(ii)	proceeds from new medium-term borrowings for a total of €1,519 million, which mainly include medium term borrowings in Brazil;

(iii)	a positive net contribution of €81 million from the net change in other financial payables and other financial assets/liabilities, which were partially offset by the repayment on maturity of notes issued under the GMTN Program in 2006, for a total principal amount of €1 billion; and

(iv)	repayment of medium-term borrowings on their maturity for a total of €1,460 million.

Year Ended December 31, 2013 compared to Years Ended December 31, 2012 and 2011

The following table summarizes the cash flows from operating, investing and financing activities for each of the years ended December 31, 2013, 2012 and 2011. For a complete discussion of our cash flows, see our audited consolidated statement of cash flows included in our Annual Consolidated Financial Statements elsewhere in this prospectus.

(€ million)	2013	2012	2011*

Cash and cash equivalents at beginning of the period	17,666	17,526	11,967
Cash flows from operating activities during the year	7,618	6,492	5,195
Cash flows used in investing activities	(8,054)	(7,542)	(858)
Cash flows from financing activities	3,136	1,610	632
Translation exchange differences	(911)	(420)	590
Total change in cash and cash equivalents	1,789	140	5,559

Cash and cash equivalents at end of the period	19,455	17,666	17,526

*We fully consolidated Chrysler from June 1, 2011. The cash and cash equivalents acquired on the acquisition of Chrysler amounted to €6,505 million. The cash and cash equivalents acquired, net of the purchase price for the acquisition of the relevant ownership interest, has been recorded within cash flows from investing activities in 2011.

Operating Activities — Year Ended December 31, 2013

For the year ended December 31, 2013, our net cash from operating activities was €7,618 million and was primarily the result of:

(i)	net profit of €1,951 million adjusted to add back (a) €4,635 million for depreciation and amortization expense and (b) other non-cash items of €535 million, which primarily include €336 million of impairment losses on tangible and intangible assets, €59 million loss related to the devaluation of the official exchange rate of the Venezuelan Bolivar (VEF) per U.S. dollar, €56 million write-off of the book value of the Chrysler Equity Recapture Agreement right, €105 million of write-down in financial assets from the lending portfolio of our financial services activities, partially offset by €74 million of the share of profit or loss of equity method investees;

(ii)	positive impact of change in working capital of €1,410 million primarily driven by (a) €1,328 million increase in trade payables, mainly related to increased production in NAFTA as a result of increased consumer demand for our vehicles, and increased production for Luxury Brands, (b) €817 million in net other current assets and liabilities, mainly related to increases in accrued expenses and deferred income as well as indirect taxes payables, (c) €213 million decrease in trade receivables, principally due to the contraction of sales volumes in EMEA and LATAM which were partially offset by (d) €948 million increase in inventory (net of vehicles sold under buy-back commitments), mainly related to increased finished vehicle and work in process levels at December 31, 2013 compared to December 31, 2012, in part driven by higher production levels in late 2013 to meet anticipated consumer demand in NAFTA, APAC and for Luxury Brands;

(iii)	a net increase of €457 million in provisions, mainly related to accrued sales incentives due to increased dealer stock levels at December 31, 2013 compared to December 31, 2012 to support increased sales volumes; which were partially offset by a net reduction in the post-retirement benefit reserve; and

(iv)	€92 million dividends received from jointly-controlled entities.

These positive contributions were partially offset by:

(i)	€1,578 million non-cash impact of deferred taxes mainly arising from the recognition of previously unrecognized deferred tax assets relating to Chrysler.

Operating Activities — Year Ended December 31, 2012

For the year ended December 31, 2012, our net cash from operating activities was €6,492 million and was primarily the result of:

(i)	net profit of €896 million, adjusted to add back (a) €4,201 million for depreciation and amortization expense, (b) other non-cash items of €582 million, which primarily include €515 million following the retrospective application of the IAS 19 revised from January 1, 2013, €106 million of impairment losses on tangible and intangible assets and €50 million of write-down in financial assets from the lending portfolio of our financial services activities, partially offset by €74 million of the share of profit or loss of equity method investees, and €31 million related to the non-cash gain on fair value measurement of equity swaps on Fiat and CNH Industrial ordinary shares and (c) net losses of €105 million on disposal of property, plant and equipment and intangible assets, and investments primarily related to the termination of the joint venture Sevelnord Societè Anonyme for €91 million;

(ii)	change in net working capital of €689 million primarily driven by (a) €506 million increase in trade payables, mainly related to increased production in response to increased consumer demand of our vehicles especially in NAFTA and APAC, partially offset by reduced production and sales levels in EMEA, (b) €961 million in other current assets and liabilities, primarily due to increases in accrued expenses, deferred income and taxes which were partially offset by (c) €572 million increase in inventory (net of vehicles sold under buy-back commitments), primarily due to increased finished vehicle and work in process levels at December 31, 2012 versus December 31, 2011, driven by an increase in our vehicle inventory levels in order to support consumer demand in NAFTA and APAC and (d) €206 million increase in trade receivables, primarily due to an increase in receivables from third party international dealers and distributors due to increased sales at the end of 2012 as compared to 2011 due to consumer demand;

(iii)	a net increase of €63 million in provisions, mainly related to accrued sales incentives due to increased dealer stock levels at December 31, 2012 compared to December 31, 2011 to support increased sales volumes which were partially offset by a net reduction in the post-retirement benefit reserve; and

(iv)	€89 million dividends received from jointly-controlled entities.

Operating Activities — Year Ended December 31, 2011

For the year ended December 31, 2011, our net cash from operating activities was €5,195 million, of which €1,751 million was generated by Chrysler, consolidated from June 1, 2011, and was primarily the result of:

(i)	net profit of €1,398 million, adjusted to add back €3,358 million for depreciation and amortization expense;

(ii)

change in working capital of €1,412 million primarily driven by (a) €412 million decrease in trade receivables, primarily due to increased level of receivables sold to financial companies, (b) €1,523 million increase in trade payables, primarily due to increased production in response to increased consumer demand of our vehicles especially in NAFTA and APAC, partially offset by reduced production and sales levels in EMEA and (c) €230 million in other current assets and liabilities, primarily due to increases in accrued expenses and deferred income partially offset by

(d) €753 million increase in inventory, primarily due to increased finished vehicle and work in process levels at December 31, 2011 versus December 31, 2010. These increases were primarily driven by the increase in inventory levels in order to support consumer demand in NAFTA and APAC; and

(iii)	€105 million dividends received from jointly-controlled entities.

These increases in our net cash provided by operating activities were partially offset by:

(i)	non-cash items of €853 million, which primarily includes €2,017 million of unusual gain arising from the measurement at fair value of the 30 percent interest previously held in Chrysler and of Fiat’s right to receive an additional 5 percent on the occurrence of the final performance event (which took place in January 2012), €69 million of other unusual income resulting from changes in other post-employment benefits in Chrysler, €146 million of the share of profit or loss of equity method investees partially offset by €220 million arising from the fair value step-up of the inventories acquired in the Chrysler business combination, €713 million of impairment losses on tangible and intangible assets, €110 million related to the non-cash loss on fair value measurement of equity swaps on Fiat and CNH Industrial ordinary shares and €253 million related to the retrospective adoption of IAS 19 revised; and

(ii)	€116 million net decrease in provisions mainly related to the reduction in the post-retirement benefit reserves.

Investing Activities — Year Ended December 31, 2013

For the year ended December 31, 2013, our net cash used in investing activities was €8,054 million, and was primarily the result of:

(i)	€7,492 million of capital expenditures, including €2,042 million of capitalized development costs, to support our investments in existing and future products. The capitalized development costs primarily include materials costs and personnel related expenses relating to engineering, design and development focused on content enhancement of existing vehicles, new models and powertrain programs in NAFTA and EMEA. The remaining capital expenditure primarily relates to the car mass-market operations in NAFTA and EMEA and the ongoing construction of the new LATAM plant at Pernambuco, Brazil;

(ii)	€166 million related to equity investments, which principally includes €94 million of additional investment in RCS MediaGroup S.p.A., €37 million of capital injection into the 50 percent joint venture related to GAC Fiat Automobiles Co. Ltd.; and

(iii)	€459 million of net increase in receivables from financing activities, primarily due to the increased lending portfolio of the financial services activities of the Group.

      These cash outflows were partially offset by:

(i)	€59 million proceeds from the sale of tangible and intangible assets.

Investing Activities — Year Ended December 31, 2012

For the year ended December 31, 2012, our net cash used in investing activities was €7,542 million, and was primarily the result of:

(i)	€7,564 million of capital expenditures, including €2,138 million of capitalized development costs, to support our investments in existing and future products;

      partially offset by:

(ii)	€118 million proceeds from the sale of tangible assets.

Investing Activities — Year Ended December 31, 2011

For the year ended December 31, 2011, our net cash used in investing activities was €858 million, and was primarily the result of:

(i)	€5,528 million of capital expenditures, including €1,438 million of capitalized development costs, to support our investments in existing and future products;

(ii)	€120 million related to equity investments, primarily related to €49 million of capital injection into the 50 percent joint venture related to GAC Fiat Automobiles Co. Ltd., and €34 million for the acquisition of 50 percent shareholding in VM Motori S.p.A.; and

(iii)	€1,218 million of net increase in receivables from financing activities, primarily due to the increased lending portfolio of our financial services activities.

      These cash outflows were partially offset by:

(i)	€5,602 million of net positive effect of investment acquisitions, primarily related to the cash and cash equivalents consolidated following the acquisition of Chrysler of €6,505 million, net of the consideration paid for the acquisition of the additional 16 percent ownership interest in Chrysler amounting to €881 million;

(ii)	€324 million proceeds from the sale of tangible assets; and

(iii)	€125 million proceeds from the sale of investments in consolidated subsidiaries and other investments, primarily related to €80 million and €14 million for the disposal of the investments in Iveco Latin America and Fiat Switzerland, respectively.

Financing Activities —Year Ended December 31, 2013

For the year ended December 31, 2013, net cash from financing activities was €3,136 million and was primarily the result of:

(i)	proceeds from bond issuances for a total amount of €2,866 million, relating to notes issued as part of the Global Medium Term Notes Program (“GMTN Program”)

(ii)	the repayment on maturity of notes issued under the GMTN Program in 2006, for a total principal amount of €1 billion;

(iii)	proceeds from new medium-term borrowings for a total of €3,188 million, which mainly include (a) new borrowings by the Brazilian companies for €1,686 million, primarily in relation to investments in the country (b) €400 million loan granted by the European Investment Bank in order to fund our investments and research and development costs in Europe and (c) €595 million (U.S.$790 million) related to the amendments and re-pricings in 2013 of the U.S.$3.0 billion tranche B term loan which matures May 24, 2017 and the Revolving Credit Facility. In particular, pursuant to such amendments and re-pricings in 2013, an amount of U.S.$790 million of the outstanding principal balance of the U.S.$3.0 billion tranche B term loan which matures May 24, 2017 was repaid. However, new and continuing lenders acquired the portion of such loan, therefore the principal balance outstanding did not change. Refer to “—Bank Debt—Chrysler Senior Credit Facilities,” below, for additional information regarding this transaction;

(iv)	repayment of medium-term borrowings on their maturity for a total of €2,558 million, including the €595 million (U.S.$790 million) relating to the amendments and re-pricings of the Senior Credit Facilities described above; and

(v)	a positive net contribution of €677 million from the net change in other financial payables and other financial assets/liabilities.

Financing Activities —Year Ended December 31, 2012

For the year ended December 31, 2012, net cash from financing activities was €1,610 million and was primarily the result of:

(i)	proceeds from bond issuances for a total amount of €2,535 million, relating to notes issued as part of the GMTN Program;

(ii)	the repayment on maturity of notes issued as part of the GMTN Program in 2009, for a total principal amount of €1,450 million;

(iii)	proceeds from new medium-term borrowings for a total of €1,925 million, which include new borrowings by the Brazilian companies for €1,236 million, mainly in relation to investments and operations in the country;

(iv)	repayment of medium-term borrowings on their maturity for a total of €1,535 million;

(v)	a positive net contribution of €171 million from the net change in other financial payables and other financial assets/liabilities; and

(vi)	dividends paid to shareholders and minorities for a total €58 million.

Financing Activities —Year Ended December 31, 2011

For the year ended December 31, 2011, net cash from financing activities was €632 million and was primarily the result of:

(i)	net proceeds of €2,761 million relating to the settlement of pre-existing financial payables and receivables following the Demerger;

(ii)	proceeds from bond issuances for a total amount of €2,500 million, relating to notes issued under the GMTN Program;

(iii)	the repayment on maturity of notes issued by Fiat Finance and Trade Ltd S.A. in 2001 and 2006, for a total nominal value of €1,423 million and €1,025 million respectively;

(iv)	proceeds from new medium-term borrowings for a total of €2,149 million, which include new borrowings by the Brazilian companies for €1,072 million, mainly relating to investments and operations in the country, and the drawdown of borrowings of €310 million in Serbia, relating to a €500 million facility granted by the European Investment Bank;

(v)	repayment of medium-term loans on their maturity in the amount of €3,895 million, which included the transfer of approximately €1.0 billion financial liabilities to Fiat Industrial on the Demerger and the repayment of two syndicated facilities for €1.7 billion. The syndicated facilities were replaced with a new €1.95 billion revolving credit facility which was undrawn at year-end;

(vi)	payment for the acquisition of a minority interest in Chrysler from the U.S. Treasury and the Canadian government for a total of €438 million;

(vii)	a positive net contribution of €143 million from the net change in short term bank financing and other financial assets/liabilities; and

(viii)	dividends paid to shareholders and minorities for a total €181 million.

Net Industrial Debt

The following table details our Net Debt at September 30, 2014, December 31, 2013 and 2012.

All Chrysler activities are included under Industrial Activities. Since Chrysler’s treasury activities (including funding and cash management) are managed separately from the rest of the Group we also provide the analysis of Net Industrial Debt split between Fiat excluding Chrysler and Chrysler.

	At September 30, 2014
		Industrial Activities		Financial	Cons.
				Services
(€ million)	Total	Fiat ex Chrysler	Chrysler

Third Parties Debt (Principal)	(30,256)	(20,177)	(10,079)	(2,024)	(32,280)
Capital Market (1)	(16,842)	(12,109)	(4,733)	(319)	(17,161)
Bank Debt	(11,108)	(6,791)	(4,317)	(1,410)	(12,518)
Other Debt (2)	(2,306)	(1,277)	(1,029)	(295)	(2,601)
Accrued Interests and other adjustments (3)	(652)	(411)	(241)	(1)	(653)

Debt with third Parties	(30,908)	(20,588)	(10,320)	(2,025)	(32,933)
Intercompany Financial Receivables/Payables (net)	1,466	1,533	(67)	(1,466)	-
Current financial receivables from jointly-controlled financial services companies (4)	71	71	-	-	71

Debt, net of intercompany and current financial receivables from jointly-controlled financial services companies	(29,371)	(18,984)	(10,387)	(3,491)	(32,862)
Other financial assets/(liabilities) (net) (5)	(194)	(215)	21	(2)	(196)
Current securities	183	183	-	30	213
Cash and cash equivalents	18,010	7,187	10,823	385	18,395

Net Debt	(11,372)	(11,829)	457	(3,078)	(14,450)

	At December 31, 2013					At December 31, 2012
	Industrial Activities			Financial Services	Consolidated		Industrial Activities		Financial Services	Consolidated
(€ million)	Total	Fiat ex Chrysler	Chrysler			Total	Fiat ex Chrysler	Chrysler

Third Parties Debt (Principal)	(27,624)	(18,325)	(9,299)	(2,031)	(29,655)	(25,537)	(15,435)	(10,102)	(2,046)	(27,583)
Capital Market (1)	(13,981)	(11,661)	(2,320)	(239)	(14,220)	(12,232)	(9,807)	(2,425)	(129)	(12,361)
Bank Debt	(7,635)	(5,095)	(2,540)	(1,297)	(8,932)	(6,975)	(4,273)	(2,702)	(1,427)	(8,402)
Other Debt (2)	(6,008)	(1,569)	(4,439)	(495)	(6,503)	(6,330)	(1,355)	(4,975)	(490)	(6,820)
Accrued Interests and other adjustments (3)	(626)	(467)	(159)	(2)	(628)	(719)	(509)	(210)	(1)	(720)

Debt with third Parties	(28,250)	(18,792)	(9,458)	(2,033)	(30,283)	(26,256)	(15,944)	(10,312)	(2,047)	(28,303)
Intercompany Financial Receivables/Payables (net)	1,336	1,415	(79)	(1,336)	-	1,334	1,325	9	(1,334)	-
Current financial receivables from jointly-controlled financial services companies (4)	27	27	-	-	27	58	58	-	-	58

Debt, net of intercompany and current financial receivables from jointly-controlled financial services companies	(26,887)	(17,350)	(9,537)	(3,369)	(30,256)	(24,864)	(14,561)	(10,303)	(3,381)	(28,245)
Other financial assets/(liabilities) (net) (5)	399	323	76	(3)	396	321	318	3	(3)	318
Current securities	219	219	—	28	247	173	173	—	83	256
Cash and cash equivalents	19,255	9,579	9,676	200	19,455	17,420	8,617	8,803	246	17,666

Net Debt	(7,014)	(7,229)	215	(3,144)	(10,158)	(6,950)	(5,453)	(1,497)	(3,055)	(10,005)

Notes:

(1)	Includes bonds (€16,804 million at September 30, 2014, €13,966 million at December 31, 2013 and €12,215 million at December 31, 2012) and other securities issued in financial markets (€357 million at September 30, 2014, €254 million at December 31, 2013 and €146 million at December 31, 2012) mainly from LATAM financial services companies.
(2)	Includes the VEBA Trust Note (€3,419 million at December 31, 2013 and €3,695 million at December 31, 2012), Canadian HCT notes (€620 million at September 30, 2014, €664 million at December 31, 2013 and €810 million at December 31, 2012), asset backed financing, i.e. sales of receivables for which de-recognition is not allowed under IFRS (€377 million at September 30, 2014, €756 million at December 31, 2013 and €562 million at December 31, 2012), arrangements accounted for as a lease under IFRIC 4 – Determining whether an arrangement contains a lease, and other financial payables. All amounts outstanding under the VEBA Trust Note were prepaid on February 7, 2014.
(3)	Includes adjustments for fair value accounting on debt (€73 million at September 30, 2014, €78 million at December 31, 2013 and €111 million at December 31, 2012) and (accrued)/deferred interest and other amortizing cost adjustments (€580 million at September 30, 2014, €550 million net at December 31, 2013; €609 million net at December 31, 2012).
(4)	Financial receivables from FGAC.
(5)	Fair value of derivative financial instruments (€171 million at September 30, 2014, €376 million net at December 31, 2013 and €300 million net at December 31, 2012) and collateral deposits (€25 million at September 30, 2014, €20 million at December 31, 2013 and €18 million at December 31, 2012).

Change in net industrial debt

As described in “—Non GAAP Financial Measures,” Net Industrial Debt is management’s primary measure for analyzing our financial leverage and capital structure and is one of the key targets used to measure our performance. The following section sets forth an explanation of the changes in our net industrial debt for the historical periods.

Nine months ended September 30, 2014

In the nine months ended September 30, 2014, net industrial debt increased by €4,358 million, from €7,014 million at December 31, 2013, to €11,372 million at September 30, 2014. The increase in net industrial debt was driven by:

•	payments for the acquisition of the approximately 41.5 percent interest, inclusive of approximately 10 percent of previously exercised options subject to ongoing litigation, in Chrysler of €2,691 million equivalent (U.S.$ 3,650 million);

•	investments in industrial activities of €5,348 million representing all of the Group’s investments; and

•	unfavorable currency translation effects of €140 million and other effects, principally the change in value of hedging derivatives; offset by

•	cash flow from industrial operating activities of €4,192 million which represents the consolidated cash flow from operating activities of €4,250 million net of the cash flows from operating activities attributable to financial services. For an explanation of the drivers in consolidated cash flows from operating activities see the “—Cash Flows” section above.

2013

In 2013 net industrial debt increased by €64 million, from €6,950 million at December 31, 2012 to €7,014 million at December 31, 2013. The movements in net industrial debt were primarily driven by:

•	Cash flow from industrial operating activities of €7,534 million which represents the consolidated cash flow from operating activities of €7,618 million net of the cash flows from operating activities attributable to financial services of €84 million. For an explanation of the drivers in consolidated cash flows from operating activities see “—Operating Activities—Year Ended December 31, 2013”;

•	Investments in industrial activities property, plant and equipment of €7,486 million, representing almost all of the Group’s investments in property, plant and equipment of €7,492 million; and

•	Additional investments in RCS MediaGroup S.p.A. for an amount of €94 million.

2012

In 2012 net industrial debt increased by €1,090 million, from €5,860 million at January 1, 2012 to €6,950 million at December 31, 2012. The movements in net industrial debt were primarily driven by:

•	Cash flow from industrial operating activities of €6,390 million which represents the consolidated cash flow from operating activities of €6,492 million net of the cash flows from operating activities attributable to financial services of €102 million. For an explanation of the drivers in consolidated cash flows from operating activities see “—Operating Activities—Year Ended December 31, 2012”;

•	Investments in industrial activities property, plant and equipment of €7,560 million, representing almost all of the Group’s investments in property, plant and equipment of €7,564 million; and

•	Proceeds from disposals of property, plant and equipment of €127 million representing almost all of the consolidated total of €130 million.

Information for 2011 has not been disclosed as it is not considered meaningful for trend purposes due to the impact of the consolidation of Chrysler as of June 1, 2011.

Capital Market

At September 30, 2014 and December 31, 2013 capital markets debt mainly relates to notes issued under the GMTN Program by the Group, excluding Chrysler, and Secured Senior Notes of Chrysler. In addition we had €357 million and €254 million short and medium-term marketable financial instruments issued by various subsidiaries, principally in LATAM at September 30, 2014 and December 31, 2013, respectively.

The following table sets forth our outstanding bonds at September 30, 2014, December 31, 2013 and 2012.

	Currency	Face value of outstanding bonds (in million)	Coupon	Maturity	At September 30, 2014	At December 31, 2013	At December 31, 2012
Global Medium Term Notes:					(€ million)
Fiat Finance and Trade Ltd S.A.	EUR	900	6.125%	July 8, 2014	-	900	900
Fiat Finance and Trade Ltd S.A.	EUR	1,250	7.625%	September 15, 2014	-	1,250	1,250
Fiat Finance and Trade Ltd S.A.	EUR	1,500	6.875%	February 13, 2015	1,500	1,500	1,500
Fiat Finance and Trade Ltd S.A.	CHF	425	5.000%	September 7, 2015	352	346	352
Fiat Finance and Trade Ltd S.A.	EUR	1,000	6.375%	April 1, 2016	1,000	1,000	1,000
Fiat Finance and Trade Ltd S.A.	EUR	1,000	7.750%	October 17, 2016	1,000	1,000	1,000
Fiat Finance and Trade Ltd S.A.	CHF	400	5.250%	November 23, 2016	332	326	331
Fiat Finance and Trade Ltd S.A.	EUR	850	7.000%	March 23, 2017	850	850	850
Fiat Finance North America Inc.	EUR	1,000	5.625%	June 12, 2017	1,000	1,000	1,000
Fiat Finance and Trade Ltd S.A.	CHF	450	4.000%	November 22, 2017	373	367	-
Fiat Finance and Trade Ltd S.A.	EUR	1,250	6.625%	March 15, 2018	1,250	1,250	-
Fiat Finance and Trade Ltd S.A.	EUR	600	7.375%	July 9, 2018	600	600	600
Fiat Finance and Trade Ltd S.A.	CHF	250	3.125%	September 30, 2019	207	-	-
Fiat Finance and Trade Ltd S.A.	EUR	1,250	6.750%	October 14, 2019	1,250	1,250	-
Fiat Finance and Trade Ltd S.A.	EUR	1,000	4.750%	March 22, 2021	1,000	-	-
Fiat Finance and Trade Ltd S.A.	EUR	1,350	4.750%	July 15, 2022	1,350	-	-
Others	EUR	7			7	7	7
Total Global Medium Term Notes					12,071	11,646	8,790
Other bonds:
Fiat Finance and Trade Ltd S.A.	EUR	1,000	6.625%	February 15, 2013	-	-	1,000
Chrysler (Secured Senior Notes)	U.S.$	2,875	8.000%	June 15, 2019	2,285	1,088	1,137
Chrysler (Secured Senior Notes)	U.S.$	3,080	8.250%	June 15, 2021	2,448	1,232	1,288
Total other bonds					4,733	2,320	3,425

Hedging effect and amortized cost valuation					778	500	501
Total bonds					17,582	14,466	12,716

Notes Issued Under The GMTN Program

All bonds issued by the Group, excluding Chrysler, are currently governed by the terms and conditions of the GMTN Program. A maximum of €15 billion may be used under this program, of which notes of approximately €12.1 billion have been issued and are outstanding to September 30, 2014 (€11.6 billion at December 31, 2013 and €8.8 billion at December 31, 2012). The GMTN Program is guaranteed by Fiat. We may from time to time buy back bonds on the market that have been issued by the Group entities, including for purposes of their cancellation. Such buybacks, if any, are subject to market conditions, our financial situation and other factors which could affect such decisions.

The bonds issued by Fiat Finance and Trade Ltd S.A. and by Fiat Finance North America Inc. impose covenants on the issuer and, in certain cases, on Fiat as guarantor, which include: (i) negative pledge clauses which require that, in case any security interest upon assets of the issuer and/or Fiat is granted in connection with other bonds or debt securities having the same ranking, such security should be equally and ratably extended to the outstanding bonds; (ii) pari passu clauses, under which the bonds rank and will rank pari passu with all other present and future unsubordinated and unsecured obligations of the issuer and/or Fiat; (iii) periodic disclosure obligations; (iv) cross-default clauses which require immediate repayment of the bonds under certain events of default on other financial instruments issued by the Group’s main entities; and (v) other clauses that are generally applicable to securities of a similar type. A breach of these covenants may require the early repayment of the notes. In addition, the agreements for the bonds guaranteed by Fiat contain clauses which could require early repayment if there is a change of the controlling shareholder of Fiat leading to a resulting downgrading by the ratings agencies.

Chrysler Secured Senior Notes

The original Secured Senior Notes were issued, at par, on May 24, 2011 and initially sold in a private placement to qualified institutional buyers and non-U.S. persons as defined by the Securities Act of 1933, as amended. On December 29, 2011, in accordance with the registration rights agreement, Chrysler commenced an offer to exchange the original notes outstanding for notes having substantially identical terms as those originally issued and in the same principal amount however, the exchanged notes do not contain restrictions on transfer. The offer to exchange the original notes expired on February 1, 2012. Substantially all of the original notes were tendered for Secured Senior Notes.

In February 2014 Chrysler issued additional secured senior notes as follows:

•	Secured Senior Notes due 2019—issuance of an additional U.S.$1.375 billion (€1.1 billion) aggregate principal amount of 8 percent Secured Senior Notes due June 15, 2019, at an issue price of 108.25 percent of the aggregate principal amount; and

•	Secured Senior Notes due 2021—issuance of an additional U.S.$1.380 billion (€1.1 billion) aggregate principal amount of 8.25 percent Secured Senior Notes due June 15, 2021, at an issue price of 110.50 percent of the aggregate principal amount.

In May 2014, Chrysler completed exchange offers to exchange the original additional notes for additional notes that do not contain restrictions on transfer. The offers expired on May 5, 2014. Substantially all of the original additional notes were tendered for additional Secured Senior Notes. Following completion of the exchange offers, the additional Secured Senior Notes issued in the exchange offer are completely fungible with the Secured Senior Notes previously issued.

Chrysler may redeem, at any time, all or any portion of the Secured Senior Notes on not less than 30 and not more than 60 days’ prior notice mailed to the holders of the Secured Senior Notes to be redeemed.

•	Prior to June 15, 2015, the 2019 Secured Senior Notes (“2019 Notes”) will be redeemable at a price equal to the principal amount of the 2019 Notes being redeemed, plus accrued and unpaid interest to the date of redemption and a “make–whole” premium calculated under the indenture. On and after June 15, 2015, the 2019 Notes are redeemable at redemption prices specified in the 2019 Notes, plus accrued and unpaid interest to the date of redemption. The redemption price is initially 104 percent of the principal amount of the 2019 Notes being redeemed for the twelve months beginning June 15, 2015, decreasing to 102 percent for the twelve months beginning June 15, 2016 and to par on and after June 15, 2017.

•

Prior to June 15, 2016, the 2021 Secured Senior Notes (“2021 Notes”) will be redeemable at a price equal to the principal amount of the 2021 Notes being redeemed, plus accrued and unpaid interest to the date of redemption and a “make–whole” premium calculated under the indenture. On and after

June 15, 2016, the 2021 Notes are redeemable at redemption prices specified in the 2021 Notes, plus accrued and unpaid interest to the date of redemption. The redemption price is initially 104.125 percent of the principal amount of the 2021 Notes being redeemed for the twelve months beginning June 15, 2016, decreasing to 102.75 percent for the twelve months beginning June 15, 2017, to 101.375 percent for the twelve months beginning June 15, 2018 and to par on and after June 15, 2019.

The indenture of the Secured Senior Notes issued by Chrysler includes affirmative covenants, including the reporting of financial results and other developments. The indenture also includes negative covenants which limit Chrysler’s ability and, in certain instances, the ability of certain of its subsidiaries to, (i) pay dividends or make distributions of Chrysler’s capital stock or repurchase Chrysler’s capital stock; (ii) make restricted payments; (iii) create certain liens to secure indebtedness; (iv) enter into sale and leaseback transactions; (v) engage in transactions with affiliates; (vi) merge or consolidate with certain companies and (vii) transfer and sell assets. The indenture provides for customary events of default, including but not limited to, (i) non-payment; (ii) breach of covenants in the indenture; (iii) payment defaults or acceleration of other indebtedness; (iv) a failure to pay certain judgments and (v) certain events of bankruptcy, insolvency and reorganization. If certain events of default occur and are continuing, the trustee or the holders of at least 25 percent in aggregate of the principal amount of the Secured Senior Notes outstanding under one of the series may declare all of the notes of that series to be due and payable immediately, together with accrued interest, if any.

The Secured Senior Notes are secured by liens junior to the Senior Credit Facilities (as defined below) on substantially all of Chrysler’s assets and the assets of its U.S. subsidiary guarantors, subject to certain exceptions. The collateral includes 100 percent of the equity interests in Chrysler’s U.S. subsidiaries and 65 percent of the equity interests in certain of its non-U.S. subsidiaries held directly by Chrysler and its U.S. subsidiary guarantors.

Bank Debt

Bank debt principally comprises amounts due under (i) the senior credit facilities of Chrysler (€3.9 billion at September 30, 2014, €2.1 billion at December 31, 2013 and €2.2 billion at December 31, 2012), (ii) financial liabilities of the Brazilian operating entity (€4.2 billion at September 30, 2014, €2.9 billion at December 31, 2013 and €2.4 billion at December 31, 2012) relating to a number of financing arrangements, also with certain Brazilian development banks, primarily used to support capital expenditure, including in our new plant in the State of Pernambuco as well as to fund the financial services business in that country, (iii) loans provided by the European Investment Bank (€1.1 billion at September 30, 2014, €1.1 billion at December 31, 2013 and 2012) to fund our investments and research and development costs, (iv) amounts drawn down by Fiat excluding Chrysler treasury companies under short and medium term credit facilities (€1.4 billion at September 30, 2014, €1.1 billion at December 31, 2013 and €1.1 billion at December 31, 2012) and (v) amounts outstanding relating to financing arrangements of Chrysler de Mexico with certain Mexican development banks, amounting to €0.4 billion at September 30, 2014, €0.4 billion December 31, 2013 and €0.5 billion at December 31, 2012.

The main terms and conditions of the principal bank facilities are described as follows.

Chrysler Senior Credit Facilities and Tranche B Term Loan due 2018

The senior credit facilities of Chrysler originally consisted of a U.S.$3.0 billion tranche B term loan (€2.4 billion at September 30, 2014), payable in equal quarterly installments of U.S.$7.5 million (€5.5 million at September 30, 2014) , maturing on May 24, 2017, and a revolving credit facility (the “Revolving Credit Facility”) for an amount of U.S.$1.3 billion (€1.0 billion) which could be borrowed and repaid from time to time until the maturity date of May 24, 2016. On February 7, 2014, Chrysler entered into an additional U.S.$250 million (€199 million) term loan under the existing tranche B term loan facility that matures on May 24, 2017. We collectively refer to the U.S.$250 million (€199 million) additional tranche B term loan and the U.S.$3.0 billion tranche B term loan which was fully drawn on May 24, 2011, as the Tranche B Term Loan due 2017. At September 30, 2014, an amount of €2,501 million (including accrued interest) was outstanding on the Tranche B Term Loan due 2017 (€2,119 million at December 31, 2013 and €2,265 million at December 31, 2012, including accrued interest) and the Revolving Credit Facility was fully undrawn (the Tranche B Term Loan due 2017 and the Revolving Credit Facility are collectively referred to as the “Senior Credit Facilities”).

The Senior Credit Facilities are with a syndicate of private sector lenders. The senior credit agreement in relation to the Senior Credit Facilities was originally entered into on May 24, 2011 and was subsequently amended and restated on June 21, 2013 (the “Senior Credit Agreement”). Additionally on December 23, 2013, the U.S.$3.0 billion tranche B term loan maturing May 24, 2017 was re-priced. The maturity dates did not change under the amendments.

The amendment in June 2013 reduced the applicable interest rate spreads on the Senior Credit Facilities by 1.50 percent per annum and reduced the rate floors applicable to the U.S.$3.0 billion tranche B term loan maturing May 24, 2017 by 0.25 percent per annum. As a result, all amounts outstanding under the Revolving Credit Facility bear interest, at the option of Chrysler, either at a base rate plus 2.25 percent per annum or at LIBOR plus 3.25 percent per annum. The subsequent re-pricing in December 2013 further reduced the applicable interest rate spreads and interest rate floors applicable to the U.S.$3.0 billion tranche B term loan maturing May 24, 2017 by an additional 0.50 percent and 0.25 percent, respectively, per annum. All amounts outstanding under the Tranche B Term Loan due 2017 will bear interest, at the option of Chrysler, either at a base rate plus 1.75 percent per annum or at LIBOR plus 2.75 percent per annum, subject to a base rate floor of 1.75 percent per annum or a LIBOR floor of 0.75 percent per annum, respectively. Chrysler currently accrues interest based on LIBOR.

If Chrysler refinances or re-prices all or any portion of the Tranche B Term Loan due 2017 before the six-month anniversary of the effective date of the re-pricing in December 2013, under certain circumstances, Chrysler will be obliged to pay a call premium equal to 1.00 percent of the principal amount refinanced or re-priced.

In connection with the June 21, 2013 amendment and the December 23, 2013 re-pricing, lenders party to the U.S.$3.0 billion tranche B term loan maturing May 24, 2017 that held U.S.$790 million (€595 million) of the outstanding principal balance either partially or fully reduced their holdings. The outstanding principal balance on the U.S.$3.0 billion tranche B term loan maturing May 24, 2017 did not change, as new and continuing lenders acquired the U.S.$790 million (€595 million).

Prior to the final maturity date of each of the facilities, Chrysler has the option to extend the maturity date of all or a portion of the facilities with the consent of the lenders whose loans or commitments are being extended.

Chrysler’s Senior Credit Facilities are secured by a senior priority security interest in substantially all of Chrysler’s assets and the assets of its U.S. subsidiary guarantors, subject to certain exceptions. The collateral includes 100 percent of the equity interests in Chrysler’s U.S. subsidiaries and 65 percent of the equity interests in its non-U.S. subsidiaries held directly by Chrysler and its U.S. subsidiary guarantors.

The Senior Credit Agreement includes negative covenants, including but not limited to: (i) limitations on incurrence, repayment and prepayment of indebtedness; (ii) limitations on incurrence of liens; (iii) limitations on making restricted payments; (iv) limitations on transactions with affiliates, swap agreements and sale and leaseback transactions; (v) limitations on fundamental changes, including certain asset sales and (vi) restrictions on certain subsidiary distributions. In addition, the Senior Credit Agreement requires Chrysler to maintain a minimum ratio of “borrowing base” to “covered debt” (as defined in the Senior Credit Agreement), as well as a minimum liquidity of U.S.$3.0 billion, which includes any undrawn amounts on the Revolving Credit Facility.

The Senior Credit Agreement contains a number of events of default related to: (i) failure to make payments when due; (ii) failure to comply with covenants; (iii) breaches of representations and warranties; (iv) certain changes of control; (v) cross–default with certain other debt and hedging agreements and (vi) the failure to pay or post bond for certain material judgments.

On February 7, 2014, Chrysler entered into a new U.S.$1.75 billion (€1.4 billion) tranche B term loan issued under a new term loan credit facility (the “Tranche B Term Loan due 2018”), that matures on December 31, 2018.

The outstanding principal amount of the Tranche B Term Loan due 2018 is payable in quarterly installments of approximately U.S.$4.4 million (€3.2 million), commencing June 30, 2014, with the remaining balance due at maturity. The Tranche B Term Loan due 2018 bears interest, at Chrysler’s option, either at a base rate plus 1.50 percent per annum or at LIBOR plus 2.50 percent per annum, subject to a base rate floor of 1.75 percent per annum and a LIBOR floor of 0.75 percent, respectively.

If Chrysler voluntarily refinances or re-prices all or a portion of the Tranche B Term Loan due 2018 on or before August 7, 2014, under certain circumstances, it will be obligated to pay a call premium equal to 1.00 percent of the principal amount refinanced or re-priced. After that date, the Tranche B Term Loan due 2018 may be refinanced or re-priced without premium or penalty.

Chrysler’s Tranche B Term Loan due 2018 is secured by a senior priority security interest in substantially all of Chrysler’s assets and the assets of its U.S. subsidiary guarantors, subject to certain exceptions. The collateral includes 100 percent of the equity interests in Chrysler’s U.S. subsidiaries and 65 percent of the equity interests in its non-U.S. subsidiaries held directly by Chrysler and its U.S. subsidiary guarantors.

The Tranche B Term Loan due 2018 includes negative covenants, including but not limited to: (i) limitations on incurrence, repayment and prepayment of indebtedness; (ii) limitations on incurrence of liens; (iii) limitations on making restricted payments; (iv) limitations on transactions with affiliates, swap agreements and sale and leaseback transactions; (v) limitations on fundamental changes, including certain asset sales and (vi) restrictions on certain subsidiary distributions. In addition, the Tranche B Term Loan due 2018 requires Chrysler to maintain a minimum ratio of “borrowing base” to “covered debt” (as defined in the Tranche B Term Loan due 2018), as well as a minimum liquidity of U.S.$3.0 billion, which includes any undrawn amounts on the Revolving Credit Facility.

The Tranche B Term Loan due 2018 contains a number of events of default related to: (i) failure to make payments when due; (ii) failure to comply with covenants; (iii) breaches of representations and warranties; (iv) certain changes of control; (v) cross–default with certain other debt and hedging agreements and (vi) the failure to pay or post bond for certain material judgments.

At September 30, 2014, an amount of €1,374 billion (including accrued interest) was outstanding on the Tranche B Term Loan due 2018.

Syndicated Credit Facility of the Group Excluding Chrysler

Fiat, excluding Chrysler, has a syndicated credit facility in the amount of €2.1 billion (“Syndicated Credit Facility”) which was undrawn at September 30, 2014 and December 31, 2013. The covenants of this facility include financial covenants (Net Debt/EBITDA and EBITDA/Net Interest ratios related to industrial activities) and negative pledge, pari passu, cross default and change of control clauses. The failure to comply with these covenants, in certain cases if not suitably remedied, can lead to the requirement to make early repayment of the outstanding loans.

The syndicated credit facility currently includes limits to Fiat’s ability to extend guarantees or loans to Chrysler.

European Investment Bank Borrowings

We have financing agreements with the European Investment Bank (“EIB”) for a total of €1.1 billion primarily to support investments and research and development projects. In particular, financing agreements include (i) two facilities of €400 million (maturing in 2018) and €250 million (maturing in 2015) for the purposes of supporting R&D programs in Italy to protect the environment by reducing emissions and improving energy efficiency and (ii) €500 million facility (maturing in 2021) for an investment program relating to the modernization and expansion of production capacity of an automotive plant in Serbia.

As of September 30, 2014 and December 31, 2013 these facilities had been fully drawn.

The covenants applicable to the EIB borrowings are similar to those applicable to the Syndicated Credit Facility explained above.

Other Debt

At September 30, 2014, Other debt mainly relates to the unsecured Canadian Health Care Trust Notes totaling €638 million including accrued interest (€703 million at December 31, 2013 and €864 million at December 31, 2012 including accrued interest), which represents Chrysler’s financial liability to the Canadian Health Care Trust arising from the settlement of its obligations for postretirement health care benefits for National Automobile, Aerospace, Transportation and General Workers Union of Canada “CAW” (now part of Unifor), which represented employees, retirees and dependents. These notes were issued in four tranches on December 31, 2010, and have maturities up to 2024. Interest is accrued at the stated rate of 9.0 percent per annum for the HCT Tranche A and B notes and 7.5 percent per annum for HCT Tranche C Note. The HCT Tranche D note was fully repaid in 2012. The terms of each of the HCT notes are substantially similar and provide that each note will rank pari passu with all existing and future unsecured and unsubordinated indebtedness for borrowed money of Chrysler Canada, and that Chrysler Canada will not incur indebtedness for borrowed money that is senior in any respect in right of payment to the notes.

Other debt at December 31, 2013 and 2012 also includes the VEBA Trust Note (€3,575 million including accrued interest at December 31, 2013 and €3,863 million at December 31, 2012, including accrued interest), which represented Chrysler’s financial liability to the VEBA Trust having a principal amount outstanding of U.S.$4,715 million (€3,419 million). The VEBA Trust Note was issued by Chrysler in connection with the settlement of its obligations related to postretirement healthcare benefits for certain UAW retirees. The VEBA Trust Note had an implied interest rate of 9.0 percent per annum and required annual payments of principal and interest through July 15, 2023. On February 7, 2014, Chrysler prepaid the VEBA Trust Note. See “—Chrysler New Debt Issuances and Prepayment of VEBA Trust Note.”

The remaining components of Other debt mainly relate to amounts outstanding under finance leases, amounts due to related parties and interest bearing deposits of dealers in Brazil.

At September 30, 2014, debt secured by assets of the Group, excluding Chrysler, amounts to €704 million (€432 million at December 31, 2013 and €379 million at December 31, 2012), of which €381 million (€386 million at December 31, 2013 and €292 million at December 31, 2012) is due to creditors for assets acquired under finance leases.

At September 30, 2014, debt secured by assets of Chrysler amounts to €9,682 million (€5,180 million at December 31, 2013 and €5,530 million at December 31, 2012), and includes €8,883 million (€4,448 million at December 31, 2013 and €4,665 million at December 31, 2012) relating to the Secured Senior Notes and the Senior Credit Facilities, €230 million (€165 million at December 31, 2013 and €183 million at December 31, 2012) was due to creditors for assets acquired under finance leases and other debt and financial commitments for €569 million (€567 million at December 31, 2013 and €682 million at December 31, 2012).

Off Balance Sheet Arrangements

We have entered into various off-balance sheet arrangements with unconsolidated third parties in the ordinary course of business, including financial guarantees. Such arrangements are described in more detail below. For additional information see Note 33 “Guarantees granted, commitments and contingent liabilities” to our Annual Consolidated Financial Statements included elsewhere in this prospectus.

Financial Guarantees

At December 31, 2013 we had pledged guarantees on the debt or commitments of third parties totaling €31 million as well as guarantees of €15 million on related party debt, relating to unconsolidated entities or dealers.

Contractual Obligations

The following table summarizes payments due under our significant contractual commitments as at December 31, 2013:

	Payments due by period
(€ million)	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-term debt(1)	26,713	4,467	7,581	7,780	6,885
Capital Lease Obligations(2)	578	69	130	119	260
Interest on long-term financial liabilities(3)	7,403	1,732	2,709	1,690	1,272
Operating Lease Obligations(4)	710	133	203	147	227
Unconditional minimum purchase obligations(5)	638	236	309	71	22
Purchase Obligations(6)	2,235	2,179	51	5	-
Pension contribution requirements(7)	74	74	-	-	-

Total	38,351	8,890	10,983	9,812	8,666

(1)	Amounts presented relate to the principal amounts of long-term debt and exclude the related interest expense that will be paid when due, fair value adjustments, discounts, premiums and loan origination fees. For additional information see Note 27 “Debt” to our Annual Consolidated Financial Statements included elsewhere in this prospectus. The table above does not include short term debt obligations. See the table below for a reconciliation of the information to Note 27.
(2)	Capital lease obligations consist mainly of industrial buildings and plant, machinery and equipment used in our business. The amounts reported include the minimum future lease payments and payment commitments due under such leases. See Note 27 “Debt” to our Annual Consolidated Financial Statements included elsewhere in this prospectus.
(3)	Amounts include interest payments based on contractual terms and current interest rates on our debt and capital lease obligations. Interest rates based on variable rates included above were determined using the current interest rates in effect at December 31, 2013.
(4)	Operating lease obligations mainly relate to leases for commercial and industrial properties used in our business. The amounts reported above include the minimum rental and payment commitments due under such leases.
(5)	Unconditional minimum purchase obligations relate to our unconditional purchase obligations to purchase a fixed or minimum quantity of goods and/or services from suppliers with fixed and determinable price provisions. From time to time, in the ordinary course of our business, we enter into various arrangements with key suppliers in order to establish strategic and technological advantages.
(6)	Purchase obligations comprise (i) the repurchase price guaranteed to certain customers on sales with a buy-back commitment in an aggregate amount of €741 million—see Note 29 “Other Current Liabilities” to our Annual Consolidated Financial Statements and (ii) commitments to purchase tangible fixed assets, mainly in connection with planned capital expenditure of various group companies, in an aggregate amount of approximately €1,494 million.
(7)

Pension contribution requirements are based on the estimate of our minimum funding requirements under funded pension plans. We expect required contributions to be approximately €74 million in 2014. We may elect to make contributions in excess of the minimum funding requirements. We plan to make discretionary contributions to such plans of €573 million in 2014. Our minimum funding requirements after 2014 will depend on several factors, including investment performance and interest rates. Therefore, the above excludes payments beyond 2014, since we cannot predict with reasonable reliability the timing and amounts of future minimum funding requirements. Excluded from above are expected payments of €47 million, €128 million and €69 million due in 2014 with respect to our unfunded pension, health care and life insurance and other post-employment plans, respectively, which represent the expected benefit payments to participants.

The long-term debt obligations reflected in the table above can be reconciled to the amount in the December 31, 2013 statement of financial position as follows:

(€ million)	Amount
Debt (as per Note 27)	30,283
Capital lease obligations	(578)
Short term debt obligations	(2,365)
Amortized cost effects	(627)

Long-term debt	26,713

The following table summarizes payments due under our significant contractual commitments as at December 31, 2013 on a pro forma basis to give effect to the Chrysler Refinancing as if it had already taken place at December 31, 2013:

	Payments due by period
(€ million)	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-term debt on a pro forma basis(1)	26,742	4,308	7,219	8,654	6,561
Capital Lease Obligations(2)	578	69	130	119	260
Interest on long-term financial liabilities on a pro-forma basis(3)	6,645	1,634	2,558	1,599	854
Operating Lease Obligations(4)	710	133	203	147	227
Unconditional minimum purchase obligations(5)	638	236	309	71	22
Purchase Obligations(6)	2,235	2,179	51	5	-
Pension contribution requirements(7)	74	74	-	-	-

Total on a pro forma basis	37,622	8,633	10,470	10,595	7,924

(1)	Amounts presented relate to the principal amounts of long-term debt and exclude the related interest expense that will be paid when due, fair value adjustments, discounts, premiums and loan origination fees. For additional information see Note 27 “Debt” to our Annual Consolidated Financial Statements included elsewhere in this prospectus. The table above does not include short term debt obligations. See the table below for a reconciliation of the information to Note 27.
(2)	Capital lease obligations consist mainly of industrial buildings and plant, machinery and equipment used in our business. The amounts reported include the minimum future lease payments and payment commitments due under such leases. See Note 27 “Debt” to our Annual Consolidated Financial Statements included elsewhere in this prospectus to the financial statements.
(3)	Amounts include interest payments based on contractual terms and current interest rates on our debt and capital lease obligations. Interest rates based on variable rates included above were determined using the current interest rates in effect at December 31, 2013.
(4)	Operating lease obligations mainly relate to leases for commercial and industrial properties used in our business. The amounts reported above include the minimum rental and payment commitments due under such leases.
(5)	Unconditional minimum purchase obligations relate to our unconditional purchase obligations to purchase a fixed or minimum quantity of goods and/or services from suppliers with fixed and determinable price provisions. From time to time, in the ordinary course of our business, we enter into various arrangements with key suppliers in order to establish strategic and technological advantages.

(6)	Purchase obligations comprise (i) the repurchase price guaranteed to certain customers on sales with a buy-back commitment in an aggregate amount of €741 million see Note 29 “Other Current Liabilities” to our Annual Consolidated Financial Statements and (ii) commitments to purchase tangible fixed assets, mainly in connection with planned capital expenditure of various group companies, in an aggregate amount of approximately €1,536 million.
(7)	Pension contribution requirements are based on the estimate of our minimum funding requirements under funded pension plans. We expect required contributions to be approximately €74 million in 2014. We may elect to make contributions in excess of the minimum funding requirements. We plan to make discretionary contributions to such plans of €573 million in 2014. Our minimum funding requirements after 2014 will depend on several factors, including investment performance and interest rates. Therefore, the above excludes payments beyond 2014, since we cannot predict with reasonable reliability the timing and amounts of future minimum funding requirements. Excluded from above are expected payments of €47 million, €128 million and €69 million due in 2014 with respect to our unfunded pension, health care and life insurance and other post-employment plans, respectively, which represent the expected benefit payments to participants.

The long-term debt obligations adjusted on a pro forma basis to give effect to the Chrysler Refinancing as if it had already taken place at December 31, 2013 reflected in the table above can be reconciled to the amount in the December 31, 2013 statement of financial position as follows:

(€ million)	Amount
Debt (as per Note 27)	30,283
Prepayment of VEBA Trust Note(1)	(3,419)
New Chrysler Debt(2)	3,448
Capital lease obligations	(578)
Short term debt obligations	(2,365)
Amortized cost effects	(627)

Long-term debt adjusted on a pro forma basis to give effect to the Chrysler Refinancing as if it had already taken place at December 31, 2013	26,742

(1)	Represents the principal amount of the VEBA Trust Note which was prepaid as part of the Chrysler Refinancing on February 7, 2014.
(2)	Represents the principal amount of the new Chrysler debt which was issued on February 7, 2014 as part of the Chrysler Refinancing on February 7, 2014 for a total principal amount of U.S.$4.755 billion. The amount has been translated into Euro using the applicable exchange rate as at December 31, 2013. See “—Chrysler New Debt Issuances and Prepayment of VEBA Trust Note.”

Product Warranty Costs

The contractual obligations set forth above do not include payments for product warranty costs. We issue various types of product warranties under which we generally guarantee the performance of products delivered for a certain period of time. We also periodically initiate voluntary service and recall actions to address various customer satisfaction, safety and emissions issues related to the vehicles that we sell. The estimated future costs of these actions are principally based on assumptions regarding the lifetime warranty costs of each vehicle line and each model year of that vehicle line, as well as historical claims experience for our vehicles. Estimates of the future costs of these actions are inevitably imprecise due to numerous uncertainties, including the enactment of new laws and regulations, the number of vehicles affected by a service or recall action and the nature of the corrective action. It is reasonably possible that the ultimate costs of these services and recall actions may require us to make expenditures in excess of established reserves over an extended period of time and in a range of amounts that cannot be reasonably estimated. At December 31, 2013 our product warranty provisions were €3,656 million.

Ally Repurchase Obligation

In April 2013 the Auto Finance Operating Agreement between Chrysler and Ally, referred to as the Ally Agreement, was terminated.

In accordance with the terms of the Ally Agreement, Chrysler remains obligated to repurchase Ally-financed U.S. Dealer inventory that was acquired on or before April 30, 2013, upon certain triggering events and with certain exceptions, in the event of an actual or constructive termination of a dealer’s franchise agreement, including in certain circumstances when Ally forecloses on all assets of a dealer securing financing provided by Ally. These obligations exclude vehicles that have been damaged or altered, that are missing equipment or that have excessive mileage or an original invoice date that is more than one year prior to the repurchase date.

At December 31, 2013 the maximum potential amount of future payments required to be made to Ally under this guarantee was approximately €167 million and was based on the aggregate repurchase value of eligible vehicles financed by Ally in Chrysler’s U.S. dealer stock. If vehicles are required to be repurchased under this arrangement, the total exposure would be reduced to the extent the vehicles can be resold to another dealer. The fair value of the guarantee was less than €0.1 million as December 31, 2013, which considers both the likelihood that the triggering events will occur and the estimated payment that would be made net of the estimated value of inventory that would be reacquired upon the occurrence of such events. The estimates are based on historical experience.

Other Repurchase Obligations

In accordance with the terms of other wholesale financing arrangements in Mexico, Chrysler is required to repurchase dealer inventory financed under these arrangements, upon certain triggering events and with certain exceptions, including in the event of an actual or constructive termination of a dealer’s franchise agreement. These obligations exclude certain vehicles including, but not limited to, vehicles that have been damaged or altered, that are missing equipment or that have excessive mileage or an original invoice date that is more than one year prior to the repurchase date.

At December 31, 2013 the maximum potential amount of future payments required to be made in accordance with these other wholesale financing arrangements was approximately €262 million and was based on the aggregate repurchase value of eligible vehicles financed through such arrangements in the respective dealer’s stock. If vehicles are required to be repurchased through such arrangements, the total exposure would be reduced to the extent the vehicles can be resold to another dealer. The fair value of the guarantee was less than €0.1 million at December 31, 2013, which considers both the likelihood that the triggering events will occur and the estimated payment that would be made net of the estimated value of inventory that would be reacquired upon the occurrence of such events. These estimates are based on historical experience.

Pension and Other Post-Employment Benefits

We provide post-employment benefits for certain of our active employees and retirees. The way these benefits are provided varies according to the legal, fiscal and economic conditions of each country in which we operate and may change periodically. We classify these plans on the basis of the type of benefit provided as follows: pension benefits, health care and life insurance plans, and other post-employment benefits. Moreover, we provide post-employment benefits, such as pension or health care benefits, to our employees under defined contribution plans. In this case, we pay contributions to public or private insurance plans on a legally mandatory, contractual, or voluntary basis. By paying these contributions we fulfill all of our obligations. We recognize the cost for defined contribution plans over the period in which the employee renders service and classify this by function in cost of sales, selling, general and administrative costs and research and development costs. In 2013 this cost totaled €1,314 million (€1,114 million in 2012).

Subsequent to January 21, 2014, when the Group’s ownership in Chrysler increased to 100 percent, Fiat may become subject to certain U.S. legal requirements making it secondarily responsible for a funding shortfall in certain of Chrysler’s pension plans in the event that the pension plans were terminated and Chrysler were to become insolvent.

Our provision for employee benefits at December 31, 2013 and 2012 was as follows:

	At December 31, 2013	At December 31, 2012

	(€ million)
Present value of defined benefit obligations:
Pension benefits	23,137	26,974
Health care and life insurance plans	1,945	2,289
Other post-employment benefits	1,023	997

Total present value of defined benefit obligations	26,105	30,260

Fair value of plan assets	18,982	20,049

Asset ceiling	3	-

Total net defined benefit plans	7,126	10,211
of which:
Net defined benefit liability	7,221	10,294
(Defined benefit plan asset)	(95)	(83)
Other provisions for employees and liabilities for share-based payments	1,105	1,252

Total Provisions for employee benefits	8,326	11,546

Pension benefits

In the U.S. and Canada we sponsor both non-contributory and contributory defined benefit pension plans. The non-contributory pension plans cover certain hourly and salaried employees. Benefits are based on a fixed rate for each year of service. Additionally, we provide contributory benefits to certain salaried employees under the salaried employees’ retirement plans. These plans provide benefits based on the employee’s cumulative contributions, years of service during which the employee contributions were made and the employee’s average salary during the five consecutive years in which the employee’s salary was highest in the 15 years preceding retirement.

In the U.K., we participate, among others, in a pension plan financed by various Group entities, called the “Fiat Group Pension Scheme” covering mainly deferred and retired employees.

Our funding policy for defined benefit pension plans is to contribute at least the minimum amounts required by applicable laws and regulations. Occasionally, additional discretionary contributions in excess of these legally required are made to achieve certain desired funding levels. The expected benefit payments for pension plans are as follows:

(€ million)	Expected benefit payments
2014	1,654
2015	1,623
2016	1,598
2017	1,572
2018	1,554
2019-2023	7,552

Health care and life insurance plans

Liabilities arising from these plans comprise obligations for retiree health care and life insurance granted to employees and to retirees in the U.S. and Canada by Chrysler. Upon retirement from the relevant company, these employees may become eligible for continuation of certain benefits. Benefits and eligibility rules may be modified periodically. These plans are unfunded. The expected benefit payments for unfunded health care and life insurance plans are as follows:

(€ million)	Expected benefit payments
2014	128
2015	127
2016	127
2017	127
2018	126
2019-2023	631

Other post-employment benefits

Other post-employment benefits includes other employee benefits granted to our employees in Europe and comprise, amongst others, the Italian TFR (obligation amounting to €861 million at December 31, 2013 and to €830 million at December 31, 2012), consisting of the residual obligation for the benefit due to employees of Italian companies until December 31, 2006, having more than 50 employees and accrued over the employee’s working life for the others and settled when an employee leaves the Group. These schemes are unfunded.

Quantitative and Qualitative Disclosures about Market Risk

Due to the nature of our business, we are exposed to a variety of market risks, including foreign currency exchange rate risk, commodity price risk and interest rate risk.

Our exposure to foreign currency exchange rate risk arises both in connection with the geographical distribution of our industrial activities compared to the markets in which we sell our products, and in relation to the use of external borrowings denominated in foreign currencies.

Our exposure to interest rate risk arises from the need to fund industrial and financial operating activities and the necessity to deploy surplus funds. Changes in market interest rates may have the effect of either increasing or decreasing our net profit/ (loss), thereby indirectly affecting the costs and returns of financing and investing transactions.

Our exposure to commodity price risk arises from the risk of changes occurring in the price of certain raw materials and energy used in production. Changes in the price of raw materials and energy could have a significant effect on our results by indirectly affecting costs and product margins.

These risks could significantly affect our financial position and results, and for this reason we systematically identify, and monitors these risks, in order to detect potential negative effects in advance and take the necessary actions to mitigate them, primarily through our operating and financing activities and if required, through the use of derivative financial instruments in accordance with our established risk management policies.

Our policy permits derivatives to be used only for managing the exposure to fluctuations in foreign currency exchange rates and interest rates as well as commodity prices connected with future cash flows and assets and liabilities, and not for speculative purposes.

We utilize derivative financial instruments designated as fair value hedges, mainly to hedge:

•	the foreign currency exchange rate risk on financial instruments denominated in foreign currency; and

•	the interest rate risk on fixed rate loans and borrowings.

The instruments used for these hedges are mainly foreign currency forward contracts, interest rate swaps and combined interest rate and foreign currency financial instruments.

We use derivative financial instruments as cash flow hedges for the purpose of pre-determining:

•	the exchange rate at which forecasted transactions denominated in foreign currencies will be accounted for;

•	the interest paid on borrowings, both to match the fixed interest received on loans (customer financing activity), and to achieve a targeted mix of floating versus fixed rate funding structured loans; and

•	the price of certain commodities.

The foreign currency exchange rate exposure on forecasted commercial flows is hedged by foreign currency swaps and forward contracts. Interest rate exposures are usually hedged by interest rate swaps and, in limited cases, by forward rate agreements. Exposure to changes in the price of commodities is generally hedged by using commodity swaps and commodity options.

Counterparties to these agreements are major financial institutions.

The following section provides qualitative and quantitative disclosures on the effect that these risks may have. The quantitative data reported below does not have any predictive value, in particular the sensitivity analysis on financial market risks does not reflect the complexity of the market or the reaction which may result from any changes that are assumed to take place.

Financial instruments held by the funds that manage pension plan assets are not included in this analysis.

Quantitative information on foreign currency exchange rate risk

We are exposed to risk resulting from changes in foreign currency exchange rates, which can affect our earnings and equity. In particular:

•	where a Group company incurs costs in a currency different from that of its revenues, any change in exchange rates can affect the operating results of that company. In 2013, the total trade flows exposed to foreign currency exchange rate risk amounted to the equivalent of 13 percent of our turnover;

•	the principal exchange rates to which we are exposed are the following:

–	U.S. dollar/CAD, relating to sales in Canadian Dollars made by Chrysler in Canada;

–	EUR/U.S. dollar, relating to sales in U.S. dollars made by Italian companies (in particular, companies belonging to the Luxury Brands reporting segment) and to sales and purchases in Euro made by Chrysler;

–	GBP, AUD, MXN, CHF, CNY, ARS and VEF in relation to sales in the U.K., Australian, Mexican, Swiss, Chinese, Argentinean and Venezuelan markets;

–	PLN and TRY, relating to manufacturing costs incurred in Poland and Turkey;

–	JPY mainly in relation to purchase of parts from Japanese suppliers and sales of vehicles in Japan;

–	U.S. dollar/BRL, EUR/BRL, relating to Brazilian manufacturing operations and the related import and export flows.

Overall trade flows exposed to changes in these exchange rates in 2013 made up approximately 90 percent of the exposure to foreign currency risk from trade transactions.

•	Our policy is to use derivative financial instruments to hedge a percentage, on average between 55 percent and 85 percent, of certain exposures subject to foreign currency exchange risk exposure for the upcoming 12 months (including such risk before or beyond that date where it is deemed appropriate in relation to the characteristics of the business) and to hedge completely the exposure resulting from firm commitments unless not deemed appropriate.

•	Group companies may have trade receivables or payables denominated in a currency different from the functional currency of the company. In addition, in a limited number of cases, it may be convenient from an economic point of view, or it may be required under local market conditions, for companies to obtain financing or use funds in a currency different from the functional currency of the respective company. Changes in exchange rates may result in exchange gains or losses arising from these situations. Our policy is to hedge fully, whenever deemed appropriate, the exposure resulting from receivables, payables and securities denominated in foreign currencies different from the company’s functional currency.

•	Certain of our subsidiaries are located in countries which are outside of the Eurozone, in particular the U.S., Brazil, Canada, Poland, Serbia, Turkey, Mexico, Argentina, the Czech Republic, India, China and South Africa. As our reference currency is the Euro, the income statements of those entities are converted into Euro using the average exchange rate for the period, and while revenues and margins are unchanged in local currency, changes in exchange rates may lead to effects on the converted balances of revenues, costs and the result in Euro.

The monetary assets and liabilities of consolidated companies who have a reporting currency other than the Euro, are translated into Euro at the period-end foreign exchange rate. The effects of these changes in foreign exchange rates are recognized directly in the Cumulative Translation Adjustments reserve, included in other comprehensive income/(losses).

We monitor our principal exposure to conversion exchange risk, although there was no specific hedging in this respect at the balance sheet date.

There have been no substantial changes in 2013 in the nature or structure of exposure to foreign currency exchange risk or in our hedging policies.

The potential loss in fair value of derivative financial instruments held for foreign currency exchange risk management (currency swaps/forwards, currency options, cross-currency interest rate and currency swaps) at December 31, 2013 resulting from a hypothetical 10 percent decrease in the exchange rates of the leading foreign currencies with the Euro would have been approximately €745 million (€690 million at December 31, 2012).

Receivables, payables and future trade flows whose hedging transactions have been analyzed were not considered in this analysis. It is reasonable to assume that changes in exchange rates will produce the opposite effect, of an equal or greater amount, on the underlying transactions that have been hedged.

Quantitative information on interest rate risk

Our manufacturing companies and treasuries make use of external borrowings and invest in monetary and financial market instruments. In addition, we sell receivables resulting from their trading activities on a continuing basis. Changes in market interest rates can affect the cost of the various forms of financing, including the sale of receivables, or the return on investments, and the employment of funds, thus negatively impacting the net financial expenses we incur.

In addition, the financial services companies provide loans (mainly to customers and dealers), financing themselves using various forms of direct debt or asset-backed financing (e.g. factoring of receivables). Where the characteristics of the variability of the interest rate applied to loans granted differ from those of the variability of the cost of the financing obtained, changes in the current level of interest rates can affect the operating result of those companies and the Group as a whole.

In order to manage these risks, we may use interest rate derivative financial instruments, mainly interest rate swaps and forward rate agreements, when available in the market, with the object of mitigating, under economically acceptable conditions, the potential variability of interest rates on net profit/(loss).

In assessing the potential impact of changes in interest rates, we segregate fixed rate financial instruments (for which the impact is assessed in terms of fair value) from floating rate financial instruments (for which the impact is assessed in terms of cash flows).

Our fixed rate financial instruments consist principally of part of the portfolio of the financial services companies (basically customer financing and financial leases) and part of debt (including subsidized loans and bonds).

The potential loss in fair value of fixed rate financial instruments (including the effect of interest rate derivative financial instruments) held at December 31, 2013, resulting from a hypothetical 10 percent increase in market interest rates, would have been approximately €110 million (approximately €100 million at December 31, 2012).

Floating rate financial instruments consist principally of cash and cash equivalents, loans provided by the financial services companies to the sales network and part of debt. The effect of the sale of receivables is also considered in the sensitivity analysis as well as the effect of hedging derivative instruments.

A hypothetical 10 percent increase in short-term interest rates at December 31, 2013, applied to floating rate financial assets and liabilities, operations for the sale of receivables and derivative financial instruments, would have resulted in increased net financial expenses before taxes, on an annual basis, of approximately €13 million (€10 million at December 31, 2012).

This analysis is based on the assumption that there is a general change of 10 percent in interest rates across homogeneous categories. A homogeneous category is defined on the basis of the currency in which the financial assets and liabilities are denominated. In addition, the sensitivity analysis applied to floating rate financial instruments assumes that cash and cash equivalents and other short-term financial assets and liabilities which expire during the projected 12 month period will be renewed or reinvested in similar instruments, bearing the hypothetical short-term interest rates.

Quantitative information on commodity price risk

We have entered into derivative contracts for certain commodities to hedge our exposure to commodity price risk associated with buying raw materials and energy used in our normal operations.

In connection with the commodity price derivative contracts outstanding at December 31, 2013, a hypothetical, 10 percent increase in the price of the commodities at that date would have caused a fair value loss of €45 million (€51 million at December 31, 2012). Future trade flows whose hedging transactions have been analyzed were not considered in this analysis. It is reasonable to assume that changes in commodity prices will produce the opposite effect, of an equal or greater amount, on the underlying transactions that have been hedged.

MARKET PRICES

FCA common shares are listed and traded on the NYSE under the symbol “FCAU” and on the MTA. Prior to the effectiveness of the Merger, Fiat ordinary shares were listed and traded on the MTA under the symbol “Fiat”.

The following table presents for the periods indicated the closing market prices per share as reported on the MTA for Fiat ordinary shares:

	Price per Fiat ordinary share on the MTA
	High	Low
	(in €)
Year ended December 31, 2009	4.739	3.178
Year ended December 31, 2010	6.641	3.251
Year ended December 31, 2011	7.937	3.312
Year ended December 31, 2012	4.842	3.314
First Quarter 2012	4.482	3.730
Second Quarter 2012	4.354	3.326
Third Quarter 2012	4.836	3.704
Fourth Quarter 2012	4.476	3.314
Year ended December 31, 2013	6.450	3.890
First Quarter 2013	4.724	3.890
Second Quarter 2013	6.325	3.974
Third Quarter 2013	6.450	5.285
Fourth Quarter 2013	6.405	5.245
Month ended
June 2014	7.965	7.210
July 2014	7.810	7.245
August 2014	7.570	6.465
September 2014	8.045	7.355
October 2014 (through October 10, 2014)	7.445	7.105

The following table presents for the periods indicated the closing market prices per share as reported by the NYSE and MTA for FCA common shares:

	Price per FCA common share on the MTA		Price per FCA common share on the NYSE
	High	Low	High	Low
	(in €)		(in $)
Month ended
October 2014 (from October 13, 2014)	8.905	6.875	11.460	8.740
November 2014	10.150	8.770	12.810	10.940
December 2014 (through December 3, 2014)	10.940	10.200	13.560	12.710

On December 3, 2014, the closing market price per share for FCA common shares as reported on the NYSE was $13.56 and on the MTA was €10.94.

EXCHANGE RATES

The table below shows the high, low, average and period end noon buying rates in The City of New York for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for U.S.$ per €1.00. The average is computed using the noon buying rate on the last business day of each month during the period indicated.

Period	Low	High	Average	Period End
Year ended December 31, 2009	1.2547	1.5100	1.3936	1.4332
Year ended December 31, 2010	1.1959	1.4536	1.3262	1.3269
Year ended December 31, 2011	1.2926	1.4875	1.3931	1.2973
Year ended December 31, 2012	1.2062	1.3463	1.2859	1.3186
Year ended December 31, 2013	1.2774	1.3816	1.3281	1.3779

The table below shows the high and low noon buying rates for Euro for each month during the six months prior to the date of this prospectus.

Period	Low	High
June 2014	1.3522	1.3690
July 2014	1.3378	1.3681
August 2014	1.3150	1.3436
September 2014	1.2628	1.3136
October 2014	1.2517	1.2812
November 2014	1.2394	1.2554

On November 28, 2014, the noon buying rate for U.S. dollars was €1.00 = U.S.$1.2438.

BUSINESS

We are an international automotive group engaged in designing, engineering, manufacturing, distributing and selling vehicles, components and production systems. We are the seventh largest automaker in the world based on total vehicle sales in 2013. We have operations in approximately 40 countries and our products are sold directly or through distributors and dealers in more than 150 countries. We design, engineer, manufacture, distribute and sell vehicles for the mass market under the Abarth, Alfa Romeo, Chrysler, Dodge, Fiat, Fiat Professional, Jeep, Lancia and Ram brands and the SRT performance vehicle designation. We support our vehicle sales by after-sales services and products worldwide under the Mopar brand and, in certain markets, by retail and dealer financing, leasing and rental services, which we make available through our subsidiaries, joint ventures and commercial arrangements. We also design, engineer, manufacture, distribute and sell luxury vehicles under the Ferrari and Maserati brands, which we support with financial services provided to our dealers and retail customers. We operate in the components and production systems sectors under the Magneti Marelli, Teksid and Comau brands.

Our activities are carried out through six reportable segments: four regional mass-market vehicle segments (NAFTA, LATAM, APAC and EMEA), a global Luxury Brands segment and a global Components segment (see “—Overview of Our Business” for a description of these reportable segments).

In 2013, we shipped 4.4 million vehicles. For the year ended December 31, 2013, we reported net revenues of €86.6 billion, EBIT of €3.0 billion and net profit of €2.0 billion. At September 30, 2014 we had available liquidity of €21.7 billion (including €3.1 billion available under undrawn committed credit lines) and had 232,463 employees. At September 30, 2014 we had net industrial debt of €11.4 billion. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Fiat Group—Non-GAAP Financial Measures—Net Industrial Debt”.

History of the Fiat Group and the Fiat-Chrysler Alliance

Fiat was founded as Fabbrica Italiana Automobili Torino, or FIAT, on July 11, 1899 in Turin, Italy as an automobile manufacturer. Fiat opened its first factory in 1900 in Corso Dante in Turin with 150 workers producing 24 cars. In 1902 Giovanni Agnelli, Fiat’s founder, became the Managing Director of the company.

From the beginning of the twentieth century and up to the post-World War II period, Fiat grew to become a conglomerate that, in addition to automobiles, also manufactured agricultural and construction equipment, trains, trucks, ships, airplanes and other products. Over time, Fiat streamlined its businesses, and by 2008 Fiat was focused on automobiles and its industrial business of trucks and agricultural and construction equipment.

Since 2008, Fiat has pursued a process of transformation in order to meet the challenges of a changing marketplace characterized by global overcapacity in automobile production and the consequences of economic recession that has persisted particularly in the European markets on which it had historically depended. As part of its efforts to restructure our operations, Fiat has worked to expand the scope of its automotive operations, having concluded that significantly greater scale was necessary to enable it to be a competitive force in the increasingly global automotive markets.

Towards that end, Fiat began exploring an alliance with Chrysler in 2008. In the second half of 2008, the North American automotive industry experienced a dramatic decline in vehicle sales in conjunction with the global credit crisis and a deep recession in the U.S., which heavily impacted Old Carco LLC (formerly Chrysler LLC), or Old Carco. Old Carco traced its roots to the company originally founded by Walter P. Chrysler in 1925 that, since that time, expanded through the acquisition of the Dodge and Jeep brands. Following Daimler AG’s sale of a majority interest of Old Carco in 2007, Old Carco was particularly vulnerable to the recession, the restricted availability of credit and changes in consumer preferences due to its dependence on larger, less fuel-efficient vehicles and its focus primarily on the North American market. Old Carco was less able to take advantage of developing markets and its smaller scale affected its ability to dedicate sufficient resources to research and development to maintain competitiveness and to invest in common architectures and more flexible manufacturing plants. An alliance with Chrysler presented significant opportunities, as the two companies each had a product and technology portfolio and geographic scope that were highly complementary with one another, with the Fiat Group having a leading position in small vehicle platforms and fuel-efficient powertrains and a substantial presence in Europe and Latin America, with minimal presence in North America, while Chrysler had focused on larger vehicles, including sport utility vehicles, light trucks and minivans in the North American markets.

In April 2009, Fiat and Old Carco entered into a master transaction agreement, pursuant to which an entity, now known as Chrysler Group LLC, agreed to purchase the principal operating assets of Old Carco and to assume certain of Old Carco’s liabilities in a transaction contemplated by the Master Transaction Agreement pursuant to Section 363 of the U.S. Bankruptcy Code, which we refer to as the 363 Transaction.

Following the closing of the transaction on June 10, 2009, Fiat held an initial 20 percent ownership interest in Chrysler, with the VEBA Trust, the U.S. Treasury and the Canadian governments holding the remaining interests. Chrysler’s operations were funded with financing from the U.S. Treasury and Canadian government. In addition, Fiat held several options to acquire additional ownership interests in Chrysler. Fiat also entered into a master industrial agreement and certain related ancillary agreements, or the Master Industrial Agreement, pursuant to which an alliance, which we refer to as the Fiat-Chrysler Alliance, was formed.

With the Fiat-Chrysler Alliance providing enhanced operating scale in the automotive sector, in 2010 Fiat demerged its capital goods businesses, including the agricultural and construction equipment and commercial vehicles businesses previously integrated within the Fiat Group, into a separate publicly traded entity, now known as CNH Industrial N.V., or the CNHI Group, so that the different investment cycles, financing needs and investment profiles of those businesses and Fiat’s remaining automotive and related component and production systems businesses, respectively, could be addressed more effectively and with greater strategic flexibility. The Demerger was completed on January 1, 2011.

Under the Master Industrial Agreement between the Fiat Group and Chrysler, the companies have been collaborating on a number of fronts, including product and platform sharing and development, global distribution, procurement, information technology infrastructure, management services and process improvement. Our main objectives in establishing the Fiat-Chrysler Alliance were:

•	Product and Platform Sharing — including co-developing and sharing platforms to save on the cost of development and parts, to improve quality and time-to-market and to simplify manufacturing processes.

•	Shared Technology — extending a number of key automotive technologies into each others’ vehicles to improve competitiveness and lower the effective costs of new technologies through joint development and application across higher volume platforms.

•	Global Distribution — leveraging each other’s historical capabilities to extend our respective products into markets in which we did not have a significant presence, including jointly undertaking efforts to develop our presence in Asia under a common distribution strategy.

•	Procurement — pursuing joint purchasing programs designed to yield short- and long-term savings and efficiencies through negotiations with common suppliers, as well as expanding the use of shared parts and components and leveraging volume bundling opportunities.

•	World Class Manufacturing — extending our World Class Manufacturing, or WCM, principles into all of our assembly, powertrain and stamping facilities to eliminate waste of all types, which ultimately enhances worker efficiency, productivity, safety and vehicle quality, and subsequent extension of WCM principles to certain of our suppliers.

•	Information and Communication Technology — aligning our information and communication technology systems and related business processes across our extended industrial, commercial and corporate administrative functions in order to facilitate intragroup collaboration, and to support our drive toward common global systems.

The Fiat-Chrysler Alliance grew in strength and scope over the following years and Fiat acquired additional ownership interests in Chrysler, leading to majority ownership and full consolidation of Chrysler’s results into our financial statements from June 1, 2011. On May 24, 2011, Chrysler refinanced the U.S. and Canadian government loans, and, in July 2011, Fiat acquired the ownership interests in Chrysler held by the U.S. Treasury and Canadian government.

In January 2014, Fiat agreed to purchase all of the VEBA Trust’s equity interests in Chrysler, which represented the approximately 41.5 percent of Chrysler interest not then held by us. The transaction was completed on January 21, 2014, resulting in Chrysler becoming an indirect 100 percent owned subsidiary of Fiat.

Following Fiat’s acquisition of the remaining equity interests in Chrysler in January 2014, we expect to be able to capitalize on our position as a single integrated automaker to become a leading global automaker. On October 13, 2014, Fiat and FCA completed the Merger by virtue of which FCA acquired under universal title of succession all assets and liabilities of Fiat and at the occasion of which FCA changed its name to Fiat Chrysler Automobiles N.V.

Industry Overview

Vehicle Segments and Descriptions

We manufacture and sell passenger cars, light trucks and light commercial vehicles covering all market segments.

Passenger cars can be divided among seven main groups, whose definition could slightly vary by region. Mini cars, known as “A segment” vehicles in Europe and often referred to as “city cars,” are between 2.7 and 3.7 meters in length and include three- and five-door hatchbacks. Small cars, known as “B segment” vehicles in Europe and “sub-compacts” in the U.S., range in length from 3.7 meters to 4.4 meters and include three- and five-door hatchbacks and sedans. Compact cars, known as “C segment” vehicles in Europe, range in length from 4.3 meters to 4.7 meters, typically have a sedan body and mostly include three- and five-door hatchback cars. Mid-size cars, known as “D segment” vehicles in Europe, range between 4.7 meters to 4.9 meters, typically have a sedan body or are station wagons. Full-size cars range in length from 4.9 meters to 5.1 meters and are typically sedan cars or, in Europe, station wagons. Minivans, also known as multi-purpose vehicles, or MPVs, typically have seating for up to eight passengers. Utility vehicles include sport utility vehicles, or SUVs, which are four-wheel drive with true off-road capabilities, and cross utility vehicles, or CUVs, which are not designed for heavy off-road use, but offer better on-road ride comfort and handling compared to SUVs.

Light trucks may be divided between vans (also known as light commercial vehicles), which typically are used for the transportation of goods or groups of people and have a payload capability up to 4.2 tons, and pick-up trucks, which are light motor vehicles with an open-top rear cargo area and which range in length from 4.8 meters to 5.2 meters (in North America, the length of pick-up trucks typically ranges from 5.5 meters to 6 meters). In North America, minivans and utility vehicles are categorized within trucks. In Europe, vans and pick-up trucks are categorized as light commercial vehicles.

We characterize a vehicle as “new” if its vehicle platform is significantly different from the platform used in the prior model year and/or has had a full exterior renewal. We characterize a vehicle as “significantly refreshed” if it continues its previous vehicle platform but has extensive changes or upgrades from the prior model.

Our Industry

Designing, engineering, manufacturing, distributing and selling vehicles require significant investments in product design, engineering, research and development, technology, tooling, machinery and equipment, facilities and marketing in order to meet both consumer preferences and regulatory requirements. Automotive original equipment manufacturers, or OEMs, are able to benefit from economies of scale by leveraging their investments and activities on a global basis across brands and models. The automotive industry has also historically been highly cyclical, and to a greater extent than many industries, is impacted by changes in the general economic environment. In addition to having lower leverage and greater access to capital, larger OEMs that have a more diversified revenue base across regions and products tend to be better positioned to withstand industry downturns and to benefit from industry growth.

Most automotive OEMs produce vehicles for the mass market and some of them also produce vehicles for the luxury market. Vehicles in the mass market are typically intended to appeal to the largest number of consumers possible. Intense competition among manufacturers of mass market vehicles, particularly for non-premium brands, tends to compress margins, requiring significant volumes to be profitable. As a result, success is measured in part by vehicle unit sales relative to other automotive OEMs. Luxury vehicles on the other hand are designed to appeal to consumers with higher levels of disposable income, and can therefore more easily achieve much higher margins. This allows luxury vehicle OEMs to produce lower volumes, enhancing brand appeal and exclusivity, while maintaining profitability.

In 2013, 83.3 million automobiles were sold around the world. Although China has become the largest single automotive sales market, with approximately 17 million passenger cars sold, the majority of automobile sales are still in the developed markets, including North America, Western Europe and Japan. Growth in other emerging markets, particularly India and Brazil, has also played an increasingly important part in global automotive demand in the recent years.

The automotive industry is highly competitive, especially in our key markets, such as the U.S., Brazil and Europe. Vehicle manufacturers must continuously improve vehicle design, performance and content to meet consumer demands for quality, reliability, safety, fuel efficiency, comfort, driving experience and style. Historically, manufacturers relied heavily upon dealer, retail and fleet incentives, including cash rebates, option package discounts, guaranteed depreciation programs, and subsidized or subvented financing or leasing programs to compete for vehicle sales. Since 2009, manufacturers generally have worked to reduce reliance on pricing-related incentives as competitive tools in the North American market, while pricing pressure, under different forms, is still affecting sales in the European market since the inception of the financial crisis. However, an OEM’s ability to increase or maintain vehicle prices and reduce reliance on incentives is limited by the competitive pressures resulting from the variety of available competitive vehicles in each segment of the new car market as well as continued global manufacturing overcapacity in the automotive industry. At the same time, OEMs generally cannot effectively lower prices as a means to increase vehicle sales without adversely affecting profitability, since the ability to reduce costs is limited by commodity market prices, contract terms with suppliers, evolving regulatory requirements and collective bargaining agreements and other factors that limit the ability to reduce labor expenses.

OEMs generally sell vehicles to dealers and distributors, which then resell vehicles to retail and fleet customers. Retail customers purchase vehicles directly from dealers, while fleet customers purchase vehicles from dealers or directly from OEMs. Fleet sales comprise three primary channels: (i) daily rental, (ii) commercial and (iii) government. Vehicle sales in the daily rental and government channels are extremely competitive and often require significant discounts. Fleet sales are an important source of revenue and can also be an effective means for marketing vehicles. Fleet orders can also help normalize plant production as they typically involve the delivery of a large, pre-determined quantity of vehicles over several months. Fleet sales are also a source of aftermarket service parts revenue for OEMs and service revenue for dealers.

Financial and Customer Services

Because dealers and retail customers finance the purchase of a significant percentage of the vehicles sold worldwide, the availability and cost of financing is one of the most significant factors affecting vehicle sales volumes. Most dealers use wholesale or inventory financing arrangements to purchase vehicles from OEMs in order to maintain necessary vehicle inventory levels. Financial services companies may also provide working capital and real estate loans to facilitate investment in expansion or rationalization of the dealers’ premises. Financing may take various forms, based on the nature of creditor protection provided under local law, but financial institutions tend to focus on maximizing credit protection on any financing originated in conjunction with a vehicle sale. Financing to retail customers takes a number of forms, including simple installment loans and finance leases. These financial products are usually distributed directly by the dealer and have a typical duration of three to five years. OEMs often use retail financing as a promotional tool, including through campaigns offering below market rate financing, known as subvention programs. In such situations, an OEM typically compensates the financial services company up front for the difference between the financial return expected under standard market terms and the terms offered to the customer within the promotional campaign.

Most automakers rely on wholly-owned or controlled finance companies to provide this financing. In other situations, OEMs have relied on joint ventures or commercial relationships with banks and other financial institutions in order to provide access to financing for dealers and retail customers. The model adopted by any particular OEM in a particular market depends upon, among other factors, its sales volumes and the availability of stable and cost-effective funding sources in that market, as well as regulatory requirements.

Financial services companies controlled by OEMs typically receive funding from the OEM’s central treasury or from industrial and commercial operations of the OEM that have excess liquidity. However, they also access other forms of funding available from the banking system in each market, including sales or securitization of receivables either in negotiated sales or through securitization programs. Financial services companies controlled by OEMs compete primarily with banks, independent financial services companies and other financial institutions that offer financing to dealers and retail customers. The long-term profitability of finance companies also depends on the cyclical nature of the industry, interest rate volatility and the ability to access funding on competitive terms.

In addition to providing access to financial services for their dealers and retail customers, OEMs also support their vehicle sales through the sale of related service parts and accessories, as well as pre-paid service contracts.

Overview of Our Business

We design, engineer, develop and manufacture vehicles, components and production systems worldwide through 159 manufacturing facilities around the world and 78 research and development centers.

Our activities are carried out through six reportable segments: four regional mass-market vehicle segments, a global Luxury Brands segment and a global Components segment as discussed below.

Our four regional mass-market vehicle reportable segments deal with the design, engineering, development, manufacturing, distribution and sale of passenger cars, light commercial vehicles and related parts and services in specific geographic areas: NAFTA (U.S., Canada and Mexico), LATAM (South and Central America, excluding Mexico), APAC (Asia and Pacific countries) and EMEA (Europe, Middle East and Africa). We also operate on a global basis in the luxury vehicle and components sectors. In the luxury vehicle sector, we have the operating segments Ferrari and Maserati, while in the components sector we have the operating segments Magneti Marelli, Teksid and Comau. These operating segments did not meet the quantitative thresholds required in IFRS 8 – Operating segments for separate disclosure. Therefore, based on their characteristics and similarities, they are presented as the following reportable segments: “Luxury Brands” and “Components”. We support our mass-market vehicle sales with the sale of related service parts and accessories, as well as service contracts under the Mopar brand name. In support of our vehicle sales efforts, we make available dealer and retail customer financing either through subsidiaries or joint ventures and strategic commercial arrangements with third party financial institutions.

For our mass-market brands, we have centralized design, engineering, development and manufacturing operations, which allow us to efficiently operate on a global scale.

The following list sets forth our reportable segments:

(i)	NAFTA: our operations to support distribution and sales of mass-market vehicles in the United States, Canada and Mexico, the segment that we refer to as NAFTA, primarily through the Chrysler, Dodge, Fiat, Jeep and Ram brands.

(ii)	LATAM: our operations to support the distribution and sale of mass-market vehicles in South and Central America (excluding Mexico), the segment that we refer to as LATAM, primarily under the Chrysler, Dodge, Fiat, Jeep and Ram brands, with the largest focus of our business in the LATAM segment in Brazil and Argentina.

(iii)	APAC: our operations to support the distribution and sale of mass-market vehicles in the Asia Pacific region (mostly in China, Japan, Australia, South Korea and India), the segment we refer to as APAC, carried out in the region through both subsidiaries and joint ventures, primarily under the Abarth, Alfa Romeo, Chrysler, Dodge, Fiat and Jeep brands.

(iv)	EMEA: our operations to support the distribution and sale of mass-market vehicles in Europe (which includes the 28 members, 27 prior to December 31, 2013, of the European Union and the members of the European Free Trade Association), the Middle East and Africa, the segment we refer to as EMEA, primarily under the Abarth, Alfa Romeo, Chrysler, Fiat, Fiat Professional, Jeep and Lancia brand names.

(v)	Luxury Brands: design, engineering, development, manufacturing, worldwide distribution and sale of luxury vehicles under the Ferrari and Maserati brands, management of the Ferrari racing team and supply of financial services offered in conjunction with the sale of Ferrari-branded vehicles. On October 29, 2014, we announced our intention to separate Ferrari from FCA. See “Summary—Recent Developments.”

(vi)	Components: production and sale of lighting components, engine control units, suspensions, shock absorbers, electronic systems, and exhaust systems and activities in powertrain (engine and transmissions) components, engine control units, plastic molding components and in the after-market carried out under the Magneti Marelli brand name; cast iron components for engines, gearboxes, transmissions and suspension systems, and aluminum cylinder heads under the Teksid brand name; and design and production of industrial automation systems and related products for the automotive industry under the Comau brand name.

The following chart sets forth the vehicle brands we sell in each regional segment:

	NAFTA	LATAM	APAC	EMEA
Abarth				X
Alfa Romeo			X	X
Chrysler	X	X	X	X
Dodge	X	X	X
Fiat	X	X	X	X
Fiat Professional			X	X
Jeep	X	X	X	X
Lancia				X
Ram	X	X

Note: Presence determined by sales in the regional segment, if material, through dealer entities of our dealer network.

We also hold interests in companies operating in other activities and businesses that are not considered part of our six reportable segments. These activities are grouped under “Other Activities,” which primarily consists of companies that provide services, including accounting, payroll, tax, insurance, purchasing, information technology, facility management and security, to our Group and also the CNHI Group, manage central treasury activities (excluding treasury activities for Chrysler, which are handled separately) and operate in media and publishing (La Stampa daily newspaper).

Mass-Market Vehicles

Mass-Market Vehicle Brands

We design, engineer, manufacture, distribute and sell vehicles and service parts under 11 mass-market brands and designations. We believe that we can continue to increase our vehicle sales by building the value of our mass-market brands in particular by ensuring that each of our brands has a clear identity and market focus. In connection with our multi-year effort to clearly define each of our brands’ identities, we have launched several advertising campaigns that have received industry accolades. We are reinforcing our effort to build brand value by ensuring that we introduce new vehicles with individualized characteristics that remain closely aligned with the unique identity of each brand.

•	Abarth: Abarth, named after the company founded by Carlo Abarth in 1949, specializes in performance modification for on-road sports cars since the brand’s re-launch in 2007 through performance modifications on classic Fiat models such as the 500 (including the 2012 launch of the Fiat 500 Abarth) and Punto, as well as limited edition models that combine design elements from Luxury Brands such as the 695 Edizione Maserati and 695 Tributo Ferrari, for consumers seeking customized vehicles with steering and suspension geared towards racing.

•	Alfa Romeo: Alfa Romeo, founded in 1910, and part of the Fiat Group since 1986, is known for a long, sporting tradition and Italian design. Vehicles currently range from the three door premium MiTo and the lightweight sports car, the 4c, to the compact car, the Giulietta. The Alfa Romeo brand is intended to appeal to drivers seeking high-level performance and handling combined with attractive and distinctive appearance.

•	Chrysler: Chrysler, named after the company founded by Walter P. Chrysler in 1925, aims to create vehicles with distinctive design, craftsmanship, intuitive innovation and technology standing as a leader in design, engineering and value, with a range of vehicles from mid-size sedans (Chrysler 200) to full size sedans (Chrysler 300) and minivans (Town & Country).

•	Dodge: With a traditional focus on “muscle car” performance vehicles, the Dodge brand, which began production in 1914, offers a full line of cars, CUVs and minivans, mainly in the mid-size and large size vehicle market, that are sporty, functional and innovative, intended to offer an excellent value for families looking for high performance, dependability and functionality in everyday driving situations.

•	Fiat: Fiat brand cars have been produced since 1899. The brand has historically been strong in Europe and the LATAM region and is currently primarily focused on the mini and small vehicle segments. Current models include the mini-segment 500 and Panda, the small-segment Punto and the compact-segment Bravo. The brand aims to make cars that are flexible, easy to drive, affordable and energy efficient. The brand reentered the U.S. market in 2011 with the 500 model, and Fiat recently launched the new 500L in Europe and the NAFTA region and the new Uno and the new Palio in the LATAM region.

•

Fiat Professional: Fiat Professional, launched in 2007 to replace the “Fiat Veicoli Commerciali” brand, offers light commercial vehicles and MPVs ranging from large vans (capable of carrying up to 4.2 tons) such as the Ducato, to panel vans such as the Doblò and Fiorino for commercial use by small to medium size business and public institutions. Fiat Professional vehicles are often readily fitted as ambulances, tow trucks, school buses and people carriers (especially suitable for narrow streets) and as recreational vehicles such as campers and motor homes, where Fiat Professional is the market leader. For the second consecutive year, the Fiat Professional brand was named “LCV Manufacturer of the Year” at the GreenFleet Awards 2013.

•	Jeep: Jeep, founded in 1941, is a globally recognized brand focused exclusively on the SUV and off-road vehicles market. The Jeep Grand Cherokee is the most awarded SUV ever. The brand’s appeal builds on its heritage associated with the outdoors and adventurous lifestyles, combined with the safety and versatility features of the brand’s modern vehicles. Jeep introduced the all-new 2014 Jeep Cherokee in October 2013 and recently unveiled the Jeep Renegade, a small segment SUV designed in the U.S. and to be manufactured in Italy, beginning in the second half of 2014. Jeep set an all-time brand record in 2013 with over 732 thousand vehicles sold.

•	Lancia: Lancia, founded in 1906, and part of the Fiat Group since 1969, covers the spectrum from small segment cars to mid-size and full-size sedans and convertibles and large MPVs, targeted towards the Italian market. Lancia shares strong connections with the Chrysler brand, as certain models are currently rebadged in order to expand the Lancia brand offering, including the Lancia Flavia (based on the Chrysler 200), the Lancia Voyager (based on the Chrysler Town & Country) and the Thema, Lancia’s flagship vehicle (based on the Chrysler 300).

•	Ram: Ram, established as a standalone brand separate from Dodge in 2009, offers a line of full-size trucks, including light- and heavy-duty pick-up trucks such as the Ram 1500 pick-up truck, which recently became the first truck to be named Motor Trend’s “Truck of the Year” for two consecutive years, and cargo vans. By investing substantially in new products, infusing them with great looks, refined interiors, durable engines and features that further enhance their capabilities, we believe Ram has emerged as a market leader in full size pick-up trucks. Ram customers, from half-ton to commercial, have a demanding range of needs and require their vehicles to provide high levels of capability.

We also leverage the 75-year history of the Mopar brand to provide a full line of service parts and accessories for our mass-market vehicles worldwide. As of December 31, 2013, we had 50 parts distribution centers throughout the world to support our customer care efforts in each of our regions. Our Mopar brand accessories allow our customers to customize their vehicles by including after-market sales of products from side steps and lift-kits, to graphics packages, such as racing stripes, and custom leather interiors. Further, through the Mopar brand, we offer vehicle service contracts to our retail customers worldwide under the “Mopar Vehicle Protection” brand, with the majority of our service contract sales in 2013 in the U.S. and Europe. Finally, our Mopar customer care initiatives support our vehicle distribution and sales efforts in each of our mass-market segments through 27 call centers located around the world.

Mass-Market Vehicle Design and Manufacturing

Our mass-market brands target different groups of consumers in different regions. Leveraging the potential of our broad portfolio of brands, a key component of our strategic plan is to offer vehicles that appeal to a wide range of consumers located in each regional market. In order to optimize the mix of products we design and manufacture, a number of factors are considered, including:

•	consumer tastes, trends and preferences for certain vehicle types which varies based on geographic region, as well as regulatory requirements affecting our ability to meet consumer demands in those regions;

•	demographic trends, such as age of population and rate of family formation;

•	economic factors that affect preferences for optional features, affordability and fuel efficiency;

•	competitive environment, in terms of quantity and quality of competitors’ vehicles offered within a particular segment;

•	our brand portfolio, as each of our brands targets a different group of consumers, with the goal of avoiding overlapping product offerings or creating internal competition among brands and products;

•	our ability to leverage synergies with existing brands, products, platforms and distribution channels;

•	development of a diversified portfolio of innovative technology solutions for both conventional engine technologies and alternative fuels and propulsion systems; and

•	manufacturing capacity, regulatory requirements and other factors that impact product development, including ability to minimize time-to-market for new vehicle launches.

We also consider these factors in developing a mix of vehicles within each brand, with an additional focus on ensuring that the vehicles we develop further our brand strategy.

We sell mass-market vehicles in all segments of the passenger car and truck markets. Our passenger car product portfolio includes vehicles such as the iconic Fiat 500 (which has sold more than 1 million units globally since its launch in 2007), Alfa Romeo Giulietta, Dodge Charger, Chrysler 200 and Lancia Ypsilon. Our light commercial vehicles include vans such as the Fiat Professional Doblò, Fiat Professional Ducato and Ram ProMaster, and light and heavy-duty pick-up trucks such as the Ram 1500 and 2500/3500. We also sell SUVs and CUVs in a number of vehicle segments, such as the Jeep Grand Cherokee, including expanding into the small SUV segment market with the recently-unveiled Jeep Renegade. As we seek to broaden our portfolio, we are investing in developing our efforts to become more competitive in the passenger car segment, which includes a significant investment to design, engineer and manufacture the all-new 2015 Chrysler 200 that launched in the second quarter of 2014.

We are increasingly building our vehicles using common vehicle platforms jointly developed under the Fiat-Chrysler Alliance. For instance, we use the Compact U.S. Wide platform, or CUSW, in the Dodge Dart, which was launched in 2012. The CUSW was used in vehicles made under the Alfa Romeo brand, and has since been used in the Fiat Viaggio (launched in the APAC region in 2012), the all-new Jeep Cherokee (launched in the NAFTA region in 2013) and Fiat Ottimo (launched in the APAC region in March 2014). The CUSW will also be used in the all-new 2015 Chrysler 200.

In order to leverage our brand recognition and names in various regions, we rebadge certain vehicles manufactured and sold in a region under one brand for sale in another region under a different brand based on brand recognition and equity in the particular region. For instance, certain vehicles sold in the NAFTA region under the Chrysler brand are sold in Europe under the Lancia brand, and we sell a rebadged version of the Dodge Journey as the Fiat Freemont in several markets outside the NAFTA region.

We also make use of common technology and parts in our vehicles. For example, we manufacture and use the Pentastar V-6 engine in a number of our vehicles. This engine was named by WardsAuto as one of its “10 Best Engines” for three consecutive years beginning with the 2011 model year for its refinement, power, fuel efficiency and low emissions. Since 2010, we have produced three million Pentastar V-6 engines, for use in the Jeep Grand Cherokee, the Ram 1500 and 15 other vehicles. Because we designed this engine with flexible architecture, we can use it in a range of models, potentially with a variety of advanced technologies, such as direct injection or turbocharging.

Our efforts to respond to customer demand have led to a number of important initiatives, including our plans to begin building a Jeep vehicle in China to be sold in China, which will leverage the Jeep brand’s name recognition in that market.

Throughout our manufacturing operations, we have deployed WCM principles. WCM principles were developed by the WCM Association, a non-profit organization dedicated to developing superior manufacturing standards. We are the only automotive OEM that is a member of the WCM Association. WCM fosters a manufacturing culture that targets improved safety, quality and efficiency, as well as the elimination of all types of waste. Unlike some other advanced manufacturing programs, WCM is designed to prioritize issues to focus on those initiatives believed likely to yield the most significant savings and improvements, and to direct resources to those initiatives. Concurrently with our January 2014 acquisition of the 41.5 percent of Chrysler owned by the VEBA Trust, Chrysler entered into a memorandum of understanding to supplement the existing collective bargaining agreement with the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, or the UAW, and provide for a specific commitment to support the implementation of our WCM principles throughout Chrysler’s manufacturing facilities, to facilitate benchmarking across all of our manufacturing plants and actively assist in the achievement of Chrysler’s long-term business plan. Beginning in 2006, we engaged key suppliers in the pilot phase of WCM Lite, a program through which suppliers can learn and incorporate WCM principles into their own operations.

Vehicle Sales Overview

We are the seventh largest automotive OEM in the world based on worldwide new vehicle sales for the year ended December 31, 2013. We compete with other large OEMs to attract vehicle sales and market share. Many of these OEMs have more significant financial or operating resources and liquidity at their disposal, which may enable them to invest more heavily on new product designs and manufacturing or in sales incentives.

Our new vehicle sales represent sales of vehicles primarily through dealers and distributors, or in some cases, directly by us, to retail customers and fleet customers. Our sales include mass-market and luxury vehicles manufactured at our plants, as well as vehicles manufactured by our joint ventures and third party contract manufacturers. Our sales figures exclude sales of vehicles that we contract manufactured for other OEMs. While our vehicle sales are illustrative of our competitive position and the demand for our vehicles, sales are not directly correlated to our revenues, cost of sales or other measures of financial performance, as such results are primarily driven by our vehicle shipments to dealers and distributors. For a discussion of our shipments, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Fiat Group—Shipment Information.” The following table shows our new vehicle sales by geographic market for the periods presented. Results presented in this section for 2011 include full year sales for Chrysler.

	For the Year Nine Months Ended September 30,
Segment	2014	2013
	Millions of units
NAFTA	1.8	1.6
LATAM	0.6	0.7
APAC	0.2	0.1
EMEA	0.7	0.7

Total Mass-Market Brands	3.3	3.1
Luxury Brands	0.03	0.02

Total Worldwide	3.3	3.1

	For the Year Ended December 31,
Segment	2013	2012	2011
	Millions of units
NAFTA	2.1	2.0	1.7
LATAM	0.9	1.0	0.9
APAC	0.2	0.1	0.1
EMEA	1.1	1.2	1.4

Total Mass-Market Brands	4.4	4.3	4.0
Luxury Brands	0.02	0.01	0.01

Total Worldwide	4.4	4.3	4.1

NAFTA

NAFTA Sales and Competition

The following table presents our mass-market vehicle sales and market share in the NAFTA segment for the periods presented:

	For the Nine Months Ended September 30,
	2014(1),(2)		2013(1),(2)

NAFTA	Group Sales	Market Share	Group Sales	Market Share
	Thousands of units (except percentages)
U.S.	1,556	12.3%	1,357	11.3%
Canada	225	15.5%	207	15.1%
Mexico	55	6.8%	62	7.9%

Total	1,836	12.3%	1,626	11.5%

(1)	Certain fleet sales that are accounted for as operating leases are included in vehicle sales.
(2)	Our estimated market share data presented are based on management’s estimates of industry sales data, which use certain data provided by third-party sources, including IHS Global Insight, Ward’s Automotive, R.L. Polk Data, Urban Science and Experian.

	For the Year Ended December 31,
	2013(1),(2)		2012(1),(2)		2011(1),(2)

NAFTA	Group Sales	Market Share	Group Sales	Market Share	Group Sales	Market Share
	Thousands of units (except percentages)
U.S.	1,800	11.4%	1,652	11.2%	1,369	10.5%
Canada	260	14.6%	244	14.2%	231	14.3%
Mexico	87	7.9%	93	9.1%	85	9.0%

Total	2,148	11.5%	1,989	11.3%	1,685	10.8%

(1)	Certain fleet sales that are accounted for as operating leases are included in vehicle sales.
(2)	Our estimated market share data presented are based on management’s estimates of industry sales data, which use certain data provided by third-party sources, including IHS Global Insight, Ward’s Automotive, R.L. Polk Data, Urban Science and Experian.

The following table presents our new vehicle market share information and our principal competitors in the U.S., our largest market in the NAFTA segment:

	For the Year Ended December 31,
U.S.	2013	2012	2011

Automaker	Percentage of industry
GM	17.6%	17.6%	19.2%
Ford	15.7%	15.2%	16.5%
Toyota	14.1%	14.1%	12.6%
Our Group	11.4%	11.2%	10.5%
Honda	9.6%	9.6%	8.8%
Hyundai/Kia	7.9%	8.6%	8.7%
Nissan	7.9%	7.7%	8.0%
Other	15.9%	16.0%	15.7%

Total	100.0%	100.0%	100.0%

U.S. automotive market sales have steadily improved after a sharp decline from 2007 to 2010. U.S. industry sales, including medium- and heavy-duty vehicles, increased from 10.6 million units in 2009 to 15.9 million units in 2013, an increase of approximately 50 percent. Both macroeconomic factors, such as growth in per capita disposable income and improved consumer confidence, and automotive specific factors, such as the increasing age of vehicles in operation, improved consumer access to affordably priced financing and higher prices of used vehicles, contributed to the strong recovery. Despite the recent improvement, the 2013 U.S. industry sales volume of 15.9 million light-, medium- and heavy-duty vehicles remains below the pre-financial crisis level of 17.0 million vehicles, which represents the average annual sales volume from 2003 to 2007.

Our vehicle line-up in the NAFTA segment leverages the brand recognition of the Chrysler, Dodge, Jeep and Ram brands to offer cars, utility vehicles, pick-up trucks and minivans under those brands, as well as vehicles in smaller segments, such as the mini-segment Fiat 500 and the small & compact MPV segment Fiat 500L. With the reintroduction of the Fiat brand in 2011 and the launch of the Dodge Dart in 2012, we now sell vehicles in all vehicle segments. Our vehicle sales and profitability in the NAFTA segment are generally weighted towards larger vehicles such as utility vehicles, trucks and vans, while overall industry sales in the NAFTA segment generally are more evenly weighted between smaller and larger vehicles. In recent years, we have increased our sales of mini, small and compact cars in the NAFTA segment.

NAFTA Distribution

In the NAFTA segment, our vehicles are sold primarily to dealers in our dealer network for sale to retail customers and fleet customers. The following table sets forth the number of independent entities in our dealer and distributor network in the NAFTA segment. The table counts each independent dealer entity, regardless of the number of contracts or points of sale the dealer operates. Where we have a relationship with a general distributor, this table reflects that general distributor as one distribution relationship:

Distribution Relationships	At December 31,
	2013	2012	2011
NAFTA	3,204	3,156	3,044

In the NAFTA segment, fleet sales in the commercial channel are typically more profitable than sales in the government and daily rental channels since they more often involve customized vehicles with more optional features and accessories; however, vehicle orders in the commercial channel are usually smaller in size than the orders made in the daily rental channel. Fleet sales in the government channel are generally more profitable than fleet sales in the daily rental channel primarily due to the mix of products included in each respective channel. Rental car companies, for instance, place larger orders of small and mid-sized cars and minivans with minimal options, while sales in the government channel often involve a higher mix of relatively more profitable vehicles such as pick-up trucks, minivans and large cars with more options.

NAFTA Segment Mass-Market Dealer and Customer Financing

In the NAFTA segment, we do not have a captive finance company or joint venture and instead rely upon independent financial service providers, primarily our strategic relationship with Santander Consumer USA Inc., or SCUSA, to provide financing for dealers and retail customers in the U.S. Prior to the agreement with SCUSA, we principally relied on Ally Financial Inc., or Ally, for dealer and retail financing and support. Additionally, we have arrangements with a number of financial institutions to provide a variety of dealer and retail customer financing programs in Canada. There are no formal retail financing arrangements in Mexico at this time, although CF Credit provides nearly all dealer financing and about half of all retail financing of Chrysler products in Mexico.

In February 2013, we entered into a private label financing agreement with SCUSA, or the SCUSA Agreement, under which SCUSA provides a wide range of wholesale and retail financial services to our dealers and retail customers in the U.S., under the Chrysler Capital brand name. The financial services include credit lines to finance dealers’ acquisition of vehicles and other products that we sell or distribute, retail loans and leases to finance retail customer acquisitions of new and used vehicles at dealerships, financing for commercial and fleet customers, and ancillary services. In addition, SCUSA offers dealers construction loans, real estate loans, working capital loans and revolving lines of credit.

Under the financial services arrangement, SCUSA agreed to specific transition milestones for the initial year following launch. We deemed SCUSA’s performance toward the milestones satisfactory and agreed that the SCUSA Agreement will have a ten year term from February 2013, subject to early termination in certain circumstances, including the failure by a party to comply with certain of its ongoing obligations under the SCUSA Agreement. In accordance with the terms of the agreement, SCUSA provided us an upfront, nonrefundable payment in May 2013 which is being amortized over ten years.

Under the SCUSA Agreement, SCUSA has certain rights, including limited exclusivity to participate in specified minimum percentages of certain retail financing rate subvention programs. SCUSA’s exclusivity rights are subject to SCUSA maintaining price competitiveness based on market benchmark rates to be determined through a steering committee process as well as minimum approval rates.

The SCUSA Agreement replaced an auto finance relationship with Ally, which was terminated in 2013. As of December 31, 2013, Ally was providing wholesale lines of credit to approximately 43 percent of our dealers in the U.S. For the year ended December 31, 2013, we estimate that approximately 81 percent of the vehicles purchased by our U.S. retail customers were financed or leased through our dealer network, of which approximately 22 percent were financed or leased through subvention programs.

LATAM

LATAM Sales and Competition

The following table presents our mass-market vehicle sales and market share in the LATAM segment for the periods presented:

	For the Nine Months Ended September 30,
	2014(1)		2013(1)
LATAM	Group Sales	Market Share	Group Sales	Market Share
	Thousands of units (except percentages)
Brazil	521	21.7%	583	22.1%
Argentina	77	14.2%	90	12.5%
Other LATAM	29	3.1%	37	3.6%

Total	627	16.1%	711	16.1%

(1)	Our estimated market share data presented are based on management’s estimates of industry sales data, which use certain data provided by third-party sources, including IHS Global Insight, National Organization of Automotive Vehicles Distribution and Association of Automotive Producers.

	For the Year Ended December 31,
	2013(1)		2012(1)		2011(1)
LATAM	Group Sales	Market Share	Group Sales	Market Share	Group Sales	Market Share
	Thousands of units (except percentages)
Brazil	771	21.5%	845	23.3%	760	22.2%
Argentina	111	12.0%	85	10.6%	95	11.6%
Other LATAM	51	3.6%	51	3.7%	48	3.6%

Total	933	15.8%	982	16.8%	903	16.2%

(1)	Our estimated market share data presented are based on management’s estimates of industry sales data, which use certain data provided by third-party sources, including IHS Global Insight, National Organization of Automotive Vehicles Distribution and Association of Automotive Producers.

The following table presents our mass-market vehicle market share information and our principal competitors in Brazil, our largest market in the LATAM segment:

Brazil	For the Year Ended December 31,
	2013(1)	2012(1)	2011(1)
Automaker	Percentage of industry
Our Group	21.5%	23.3%	22.2%
Volkswagen	18.6%	21.1%	20.4%
GM	18.1%	17.7%	18.5%
Ford	9.4%	8.9%	9.2%
Other	32.4%	29.0%	29.7%

Total	100.0%	100.0%	100.0%

(1)	Our estimated market share data presented are based on management’s estimates of industry sales data, which use certain data provided by third-party sources, including IHS Global Insight, National Organization of Automotive Vehicles Distribution and Association of Automotive Producers.

The LATAM segment automotive industry reached a record level of 5.9 million vehicles (cars and light commercial vehicles) in 2013, a 1.3 percent increase over 2012. The increase was mainly due to Argentina and other countries with 14 percent and 1 percent increases, respectively, partially offsetting a 1.5 percent decrease in Brazil, which benefited from a period of higher sales incentives in 2012. Over the past five years industry sales in the LATAM segment grew by 35 percent, mainly due to growth in Brazil of 18 percent and Argentina of 86 percent and driven by economic factors such as greater development of gross domestic product, increased access to credit facilities and incentives adopted by Brazil in 2009 and 2012.

Our vehicle sales in the LATAM leverage the name recognition of Fiat and the relatively urban population of countries like Brazil to offer Fiat brand mini and small vehicles in our key markets in the LATAM segment. We are the leading automaker in Brazil, due in large part to our market leadership in the mini and small segments (which represent almost 60 percent of Brazilian market vehicle sales). Fiat also leads the pickup truck market in Brazil (with the Fiat Strada), although this segment is small as a percentage of total industry and compared to other countries in the LATAM segment.

In Brazil, the automotive industry benefitted from tax incentives in 2012, which helped our strong performance in that year as we were able to leverage our operational flexibility in responding to the sharp increase in market demand. However, tax incentives have limited the ability of OEMs to recover cost increases associated with inflation by increasing prices, a problem that has been exacerbated by the weakening of the Brazilian Real. Increasing competition over the past several years has further reduced our overall profitability in the region. Import restrictions in Brazil have also limited our ability to bring new vehicles to Brazil. We expect to open a new assembly plant in Brazil in 2015, which we believe will enhance our ability to introduce new locally-manufactured vehicles that are not subject to such restrictions.

LATAM Distribution

The following table presents the number of independent entities in our dealer and distributor network. In the LATAM segment, we generally enter into multiple dealer agreements with a single dealer, covering one or more points of sale. Outside Brazil and Argentina, our major markets, we distribute our vehicles mainly through general distributors and their dealer networks. This table counts each independent dealer entity, regardless of the number of contracts or points of sale the dealer operates. Where we have relationships with a general distributor in a particular market, this table reflects that general distributor as one distribution relationship:

Distribution Relationships	At December 31,
	2013	2012	2011
LATAM	450	436	430

LATAM Dealer and Customer Financing

In the LATAM segment, we provide access to dealer and retail customer financing through both wholly-owned captive finance companies and through strategic relationships with financial institutions.

We have two wholly-owned captive finance companies in the LATAM segment: Banco Fidis S.A. in Brazil and Fiat Credito Compañia Financiera S.A. in Argentina. These captive finance companies offer dealer and retail customer financing. In addition, in Brazil we have a significant commercial partnership with Banco Itaù, a leading vehicle retail financing company in Brazil, to provide financing to retail customers purchasing Fiat brand vehicles. This partnership was renewed in August 2013 for a ten-year term ending in 2023. Under this agreement, Banco Itaù has exclusivity on our promotional campaigns and preferential rights on non-promotional financing. We receive commissions in connection with each vehicle financing above a certain threshold. This agreement applies only to our retail customers purchasing Fiat branded vehicles and excludes Chrysler, Jeep, Dodge and Ram brand vehicles, which are directly financed by Banco Fidis S.A.

APAC Vehicle Sales, Competition and Distribution

APAC Sales and Competition

The following table presents our vehicle sales in the APAC segment for the periods presented:

	For the Nine Months Ended September 30,
	2014(1),(2)		2013(1),(2)
APAC	Group Sales	Market Share	Group Sales	Market Share
	Thousands of units (except percentages)
China	130	1.0%	87	0.7%
India(3)	9	0.5%	6	0.3%
Australia	33	4.0%	25	3.0%
Japan	14	0.4%	12	0.3%
South Korea	5	0.4%	3	0.4%

APAC 5 major Markets	189	0.9%	133	0.7%

Other APAC	4	-	5	-

Total	193	-	137	-

(1)	Our estimated market share data presented are based on management’s estimates of industry sales data, which use certain data provided by third-party sources, including R.L. Polk Data, and National Automobile Manufacturing Associations.

(2)	Sales data include vehicles sold by certain of our joint ventures within the Chinese market.
(3)	India market share is based on wholesale volumes.

	For the Year Ended December 31,
	2013(1),(2)		2012(1),(2)		2011(1),(2)
APAC	Group Sales	Market Share	Group Sales	Market Share	Group Sales	Market Share
	Thousands of units (except percentages)
China	129	0.8%	57	0.4%	39	0.3%
India(3)	10	0.4%	11	0.4%	17	0.7%
Australia	34	3.1%	23	2.1%	15	1.6%
Japan	16	0.4%	15	0.3%	11	0.3%
South Korea	5	0.4%	4	0.3%	3	0.2%

APAC 5 major Markets	194	0.7%	109	0.5%	86	0.4%

Other APAC	6	-	6	-	4	-

Total	199	-	115	-	90	-

(1)	Our estimated market share data presented are based on management’s estimates of industry sales data, which use certain data provided by third-party sources, including R.L. Polk Data, and National Automobile Manufacturing Associations.
(2)	Sales data include vehicles sold by certain of our joint ventures within the Chinese and, until 2012, the Indian market. Beginning in 2013, we took over the distribution from the joint venture partner and we started distributing vehicles in India through wholly-owned subsidiaries.
(3)	India market share is based on wholesale volumes.

Despite the recent financial crisis, the automotive industry in the APAC segment has shown strong year-over-year growth, although the pace of growth is slowing. Industry sales in the five key markets (China, India, Japan, Australia and South Korea) where we compete increased from 16.3 million in 2009 to approximately 26.1 million in 2013, a compound annual growth rate, or CAGR, of approximately 13 percent. Industry sales in the five key markets for 2012, 2011 and 2010 were 23.8 million, 21.3 million and 20.3 million, respectively. China and India were the driving force behind the significant growth in the region. China’s industry volume increased from 8.5 million passenger cars in 2009 to 16.7 million passenger cars in 2013, representing a CAGR of 19 percent. Industry volumes in China for 2012, 2011 and 2010 were 14.2 million, 13.1 million and 11.5 million passenger cars, respectively. The Indian market grew at a CAGR of 9 percent over the same period. Industry volumes in India for 2012, 2011 and 2010 were 2.7 million, 2.4 million and 2.3 million passenger cars, respectively. In 2013, the five key markets grew by 10 percent in the aggregate over 2012, driven by a 17 percent increase in sales in China, which more than compensated for a 7 percent decline in India for the same period.

We sell a range of vehicles in the APAC segment, including small and compact cars and utility vehicles. Although our smallest mass-market segment by vehicle sales, we believe the APAC segment represents a significant growth opportunity and we have invested in building relationships with key joint venture partners in China and India in order to increase our presence in the region. In 2010, the demand for mid-size vehicles in China led us to begin a joint venture with Guangzhou Automobile Group Co. for the production of Fiat brand passenger cars. Currently the Fiat Ottimo and Fiat Viaggio, along with our other vehicles that we import into China from Europe, are distributed through the joint venture’s local dealer network in that country. Chinese demand for Jeep brand vehicles, which we currently support through Jeep brand SUVs we import from the U.S., is driving our efforts to work with our joint venture partner to manufacture a Jeep brand vehicle in China to be sold in China. We also work with a joint venture partner in India to manufacture Fiat brand vehicles, which we distribute through our wholly-owned subsidiaries. In other parts of the APAC segment, we also distribute vehicles that we manufacture in the U.S. and Europe through our dealers and distributors.

APAC Distribution

In several markets in the APAC segment, such as China, India, Japan and South Korea, we sell our vehicles directly or through our joint ventures to local independent dealers. In other markets in which we do not have a substantial presence, we have agreements with general distributors for the distribution of our vehicles through their networks. The following table presents the number of independent entities in our dealer and distributor network. The table counts each independent dealer entity, regardless of the number of contracts or points of sale the dealer operates. Where we have relationships with a general distributor in a particular market, this table reflects that general distributor as one distribution relationship:

Distribution Relationships	At December 31,
	2013	2012	2011
APAC	671	470	333

APAC Dealer and Customer Financing

In the APAC segment, we operate a wholly-owned captive finance company, Fiat Automotive Finance Co., Ltd, which supports, on a non-exclusive basis, our sales activities in China through dealer and retail customer financing and provides similar services to dealers and customers of the CNHI Group. Vendor programs are also in place with different financial partners in India, Japan, South Korea and Australia.

EMEA Vehicle Sales, Competition and Distribution

EMEA Sales and Competition

The following tables present our passenger car and light commercial vehicle sales in the EMEA segment for the periods presented:

	For the Nine Months Ended September 30,
	2014(1),(2),(3)		2013(1),(2),(3)
EMEA Passenger Cars	Group Sales	Market Share	Group Sales	Market Share
	Thousands of units (except percentages)
Italy	289	27.8%	290	29.0%
Germany	64	2.8%	62	2.8%
UK	64	3.3%	57	3.2%
France	46	3.5%	46	3.5%
Spain	29	4.5%	21	3.8%
Other Europe	90	3.4%	95	3.8%

Europe*	582	5.9%	570	6.1%

Other EMEA**	91	-	102	-

Total	673	-	672	-

*	28 members of the European Union as of September 30, 2014 and 2013 and members of the European Free Trade Association (other than Italy, Germany, UK, France, and Spain).
**	Market share not included in Other EMEA because our presence is less than one percent.
(1)	Certain fleet sales accounted for as operating leases are included in vehicle sales.
(2)	Our estimated market share data is presented based on the European Automobile Manufacturers Association (ACEA) Registration Databases and national Registration Offices databases.
(3)	Sale data includes vehicle sales by our joint venture in Turkey.

	For the Year Ended December 31,
	2013(1),(2),(3)		2012(1),(2),(3)		2011(1),(2),(3)
EMEA Passenger Cars	Group Sales	Market Share	Group Sales	Market Share	Group Sales	Market Share
	Thousands of units (except percentages)
Italy	374	28.7%	415	29.6%	515	29.4%
Germany	80	2.7%	90	2.9%	98	3.1%
UK	72	3.2%	64	3.1%	58	3.0%
France	62	3.5%	62	3.3%	81	3.6%
Spain	27	3.7%	23	3.3%	25	3.1%
Other Europe	122	3.7%	140	4.1%	167	4.5%

Europe*	737	6.0%	795	6.3%	944	6.9%

Other EMEA**	138	-	122	-	119	-

Total	875	-	917	-	1,063	-

*	27 members of the European Union as of December 31, 2013, 2012 and 2011 and members of the European Free Trade Association (other than Italy, Germany, UK, France, and Spain).
**	Market share not included in Other EMEA because our presence is less than one percent.
(1)	Certain fleet sales accounted for as operating leases are included in vehicle sales.
(2)	Our estimated market share data is presented based on the European Automobile Manufacturers Association (ACEA) Registration Databases and national Registration Offices databases.
(3)	Sale data includes vehicle sales by our joint venture in Turkey.

	For the Nine Months Ended September 30,
	2014(1),(2),(3)		2013(1),(2),(3)
EMEA Light Commercial Vehicles	Group Sales	Market Share	Group Sales	Market Share
	Thousands of units (except percentages)
Europe*	150	11.8%	139	12.0%

Other EMEA**	41	-	48	-

Total	192	-	187	-

*	28 members of the European Union at September 30, 2014 and 2013 and members of the European Free Trade Association
**	Market share not included in Other EMEA because our presence is less than one percent.
(1)	Certain fleet sales accounted for as operating leases are included in vehicle sales.
(2)	Our estimated market share data is presented based on the national Registration Offices databases on products categorized under light commercial vehicles.
(3)	Sale data includes vehicle sales by our joint venture in Turkey.

	For the Year Ended December 31,
	2013(1),(2),(3)		2012(1),(2),(3)		2011(1),(2),(3)
EMEA Light Commercial Vehicles	Group Sales	Market Share	Group Sales	Market Share	Group Sales	Market Share
	Thousands of units (except percentages)
Europe*	182	11.6%	185	11.7%	225	12.5%

Other EMEA**	68	-	72	-	78	-

Total	250	-	257	-	303	-

*	27 members of the European Union at December 31, 2013 and members of the European Free Trade Association

**	Market share not included in Other EMEA because our presence is less than one percent.
(1)	Certain fleet sales accounted for as operating leases are included in vehicle sales.
(2)	Our estimated market share data is presented based on the national Registration Offices databases on products categorized under light commercial vehicles.
(3)	Sale data includes vehicle sales by our joint venture in Turkey.

The following table summarizes our new vehicle market share information and our principal competitors in Europe, our largest market in the EMEA segment:

	For the Year Ended December 31,
Europe-Passenger Cars*	2013(1)	2012(1)	2011(1)
Automaker	Percentage of industry
Volkswagen	25.1%	24.8%	23.2%
PSA	10.9%	11.7%	12.4%
Renault	8.9%	8.4%	9.5%
GM	7.9%	8.1%	8.6%
Ford	7.3%	7.5%	7.9%
BMW	6.5%	6.4%	6.0%
Our Group	6.0%	6.4%	7.0%
Daimler	5.5%	5.2%	4.9%
Toyota	4.4%	4.3%	4.1%
Other	17.5%	17.2%	16.4%

Total	100.0%	100.0%	100.0%

*	Including all 27 European Union (EU) Member States and the 4 European Free Trade Association (EFTA) member states as of December 31, 2013, 2012 and 2011.
(1)	Market share data is presented based on the European Automobile Manufacturers Association (ACEA) Registration Databases, which also includes Ferrari and Maserati within our Group.

In Europe, automotive sales have declined over the past several years following a period in which sales were supported by government incentive schemes, particularly incentives designed to promote sales of more fuel efficient and low emissions vehicles. Production over-capacity has led to strong price competition from all automotive OEMs, particularly in the small and mid-size car segments. Generally weak economic conditions as well as government austerity measures have resulted in a significant reduction in European automobile sales. Prior to the global financial crisis, industry-wide sales of passenger cars in Europe, consisting of the 27 member states (as of December 31, 2013) of the European Union plus members of the European Free Trade Association, were approximately 16 million units in 2007. Following six years of sales declines, in 2013, sales in that region had fallen to 12.3 million passenger cars. Similarly, sales of light commercial vehicles in Europe fell from 2.4 million units in 2007 to 1.6 million units in 2013. We also operate in Russia through our wholly-owned subsidiaries. We may also operate through joint ventures and other cooperation agreements.

In this context, we have chosen to focus only on a number of industrialization programs for selected products, leveraging the strategic re-focus and realignment of the Fiat brand. This strategy was based on the expansion of the Fiat 500 family and of selected utility vehicles, which has resulted in a leading position in the “mini” and “compact MPV” segments. Building on the history of the Alfa Romeo, Fiat and Lancia brands in the region, we offer mini, small and compact passenger cars under these brands. We are also leveraging Jeep’s global brand recognition to offer Jeep brand SUVs, all of which are categorized as passenger cars in the EMEA segment. We also sell light commercial vehicles, which include mainly half-ton pick-up trucks and commercial vans. In Europe, sales of our vehicles are largely weighted to sales of passenger cars, with approximately 54 percent of our total vehicle sales in Europe in 2013 in the small car segment, as demand tends to focus on smaller vehicles that can be driven in the tighter driving conditions prevalent in many European cities and that facilitate compliance with stringent environmental regulations.

EMEA Distribution

In certain markets, such as Europe, our relationship with individual dealer entities can be represented by a number of contracts (typically, we enter into one agreement per brand of vehicles to be sold), and the dealer can sell those vehicles through one or more points of sale. In those markets, points of sale tend to be physically small and carry limited inventory.

In Europe, we sell our vehicles directly to independent and our own dealer entities located in most European markets. In other markets in the EMEA segment in which we do not have a substantial presence, we have agreements with general distributors for the distribution of our vehicles through their existing distribution networks.

The following table summarizes the number of independent entities in our dealer and distributor network. The table counts each independent dealer entity, regardless of the number of contracts or points of sale the dealer operates. Where we have relationships with a general distributor in a particular market, this table reflects that general distributor as one distribution relationship:

Distribution Relationships	At December 31,
	2013	2012	2011
EMEA	2,300	2,495	2,377

EMEA Dealer and Customer Financing

In the EMEA segment, dealer and retail customer financing is primarily managed by FGA Capital S.p.A., or FGAC, our 50/50 joint venture with Crédit Agricole Consumer Finance S.A., or Crédit Agricole. FGAC operates in 14 European countries including Italy, France, Germany, the U.K. and Spain. We began this joint venture in 2007, and in July 2013, we reached an agreement with Crédit Agricole to extend its term through December 31, 2021. Under the agreement, FGAC will continue to benefit from the financial support of the Crédit Agricole Group while continuing to strengthen its position as an active player in the securitization and debt markets. FGAC provides retail and dealer financing to support our mass-market brands and Maserati, as well as certain other OEMs.

Fidis S.p.A., our wholly-owned captive finance company, provides dealer and other wholesale customer financing in certain markets in the EMEA segment in which FGAC does not operate. We also operate a joint venture providing financial services to retail customers in Turkey, and operate vendor programs with bank partners in other markets to provide access to financing in those markets.

Luxury Brands Segment

We design, engineer, manufacture and distribute Luxury Brand vehicles under the following brands:

Ferrari.  Ferrari, a racing and sports car manufacturer founded in 1929 by Enzo Ferrari, began producing street cars in 1947, beginning with the 125 S. Fiat acquired 50 percent of Ferrari in 1969, then expanding its stake to the current 90 percent. Scuderia Ferrari, the brand’s racing team division, has achieved enormous success, winning numerous Formula One titles, including 16 constructors’ championships and 15 drivers’ championships. The street car division currently produces vehicles ranging from sports cars (such as the 458 Italia, the 458 Spider and the California), to the gran turismo models (such as the F12 Berlinetta and the FF), designed for long-distance, high-speed journeys. We believe that Ferrari customers are seeking the state-of-the-art in luxury sports cars, with a special focus on the very best Italian design and craftsmanship, along with unparalleled performance both on the track and on the road. Ferrari recently presented the California T, which brings turbocharging back to its street cars for the first time since 1992. We also launched the exclusive limited edition LaFerrari, which attracted orders for more than the production run before its official debut at the 2013 Geneva Motor Show. We believe LaFerrari sets a new benchmark for the sector, incorporating the latest technological innovations that Ferrari will apply to future models. On October 29, 2014, we announced our intention to separate Ferrari from FCA through a public offering of 10 percent of Ferrari from our current shareholding and a distribution of our remaining 80 percent of Ferrari shares to our shareholders. See “Summary—Recent Developments.”

Maserati.  Maserati, a luxury vehicle manufacturer founded in 1914, became part of our business in 1993. Maserati’s current vehicles include the Quattroporte and the Ghibli (luxury four door sedans), as well as the GranTurismo, the brand’s first modern two door, four seat coupe, also available in a convertible version. In addition, we expect to launch a luxury SUV in the next few years. This luxury SUV has been designed on the same platform as the Quattroporte and the Ghibli. Further, we recently presented a sports car concept (the Maserati Alfieri) expected to be put into production in the coming years. We believe that Maserati customers typically seek a combination of style, both in high quality interiors and external design, performance, sports handling and comfort that come with a top of the line luxury vehicle. In 2013, launches of the new Maserati Quattroporte and Ghibli helped the brand significantly increase the level of units shipped in the year. The addition of the Ghibli is designed to address the luxury full-size sedan vehicle segment, which was not previously covered by Maserati, as the Quattroporte addressed only the flagship large sedan vehicle segment. Together with the luxury SUV, these products complete Maserati’s product portfolio with full coverage of the global luxury vehicle market.

The following tables show the distribution of our luxury vehicle sales by geographic regions as a percentage of total sales for each brand for the year ended December 31, 2013:

Ferrari Sales by country (as a percentage of 2013 sales)		Maserati Sales by country (as a percentage of 2013 sales)

Europe Top 5 countries(1)	30%	Europe Top 4 countries(2)	9%
U.S.	29%	U.S.	41%
Japan	5%	Japan	4%
China, Hong Kong & Taiwan	10%	China	26%
Other countries	26%	Other countries	20%

Total	100%	Total	100%

(1)	Europe Top 5 Countries by sales, includes Italy, UK, Germany, France and Switzerland.
(2)	Europe Top 4 Countries by sales, includes Italy, UK, Germany and Switzerland.

In the first nine months of 2014, we sold 29.3 thousand luxury vehicles worldwide to retail customers, an increase from 11.1 thousand luxury vehicles sold worldwide from the same period in 2013. In the first nine months of 2014, a total of 5.2 thousand Ferrari street cars were sold to retail customers and a total of 24.1 thousand Maserati vehicles were sold to retail customers.

In 2013, we sold 18.7 thousand luxury vehicles worldwide to retail customers, an increase from 13.7 thousand luxury vehicles sold worldwide in 2012 and 12.7 thousand luxury vehicles in 2011. In 2013, a total of 7.1 thousand Ferrari street cars were sold to retail customers. Solid growth in North America, Ferrari’s largest market, Japan and the Middle East partially compensated for the effect of challenging economic conditions in Europe and a decline in sales in China. In 2013, a total of 11.6 thousand Maserati vehicles were sold to retail customers, an increase of 85 percent compared to 2012, due in large part to the launch of the new Quattroporte and the Ghibli, resulting in an increase of 75 percent in the U.S., the brand’s number one market, and in a threefold increase in China, the brand’s second largest market. Even in Europe, where economic conditions remained difficult, sales were up nearly 60 percent over 2012.

Our luxury vehicles are designed to maintain exclusivity and appeal to a customer looking for such rare vehicles. Our efforts in designing, engineering and manufacturing our luxury vehicles focus on use of state-of-the-art technology and luxury finishes to appeal to our luxury vehicle customers. Although we deliberately limit the number of Ferrari vehicles produced each year in order to preserve the exclusivity of the brand, we are trying to increase the market presence and penetration of our Maserati brand. In this regard we launched the new Quattroporte and the new Ghibli in 2013 and we are targeting to launch a luxury SUV in the next few years. Within the Group, we are passing certain technologies used by luxury markets brands to some of the other mass-market brands, which allows us to leverage the greater scope of our operations.

We sell our Luxury Brand vehicles through a worldwide distribution network of approximately 180 Ferrari and 310 Maserati dealers as of December 31, 2013, that is separate from our mass-market distribution network.

Ferrari Financial Services, a financial services company 90 percent owned by Ferrari, offers financial services for the purchase of all types of Ferrari vehicles. Ferrari Financial Services operates in Ferrari’s major markets, including, Germany, U.K., Austria, France, Belgium, Switzerland, Italy, U.S. and, since 2012, Japan.

FGAC provides access to retail customer financing for Maserati brand vehicles in the EMEA region. In other regions, we rely on local agreements with financial services providers for financing of Maserati brand vehicles.

In support of our sale of Luxury Brand vehicles, we also provide aftermarket service and customer care to our retail customers.

Components Segment

We sell components and production systems under the following brands:

Magneti Marelli.  Founded in 1919 as a joint venture between Fiat and Ercole Marelli, Magneti Marelli is an international leader in the design and production of state-of-the-art automotive systems and components. Through Magneti Marelli, we design and manufacture automotive lighting systems, powertrain (engines and transmissions) components and engine control unit, electronic systems, suspension systems and exhaust systems, and plastic components and modules. The Automotive Lighting division, headquartered in Reutlingen, Germany, is dedicated to the development, production and sale of automotive exterior lighting products for all major OEMs worldwide. The Powertrain division is dedicated to the production of engine and transmission components for automobiles, motorbikes and light commercial vehicles and has a global presence due to its own research and development centers, applied research centers and production plants. The Electronic Systems division provides know-how in the development and production of hardware and software in mechatronics, instrument clusters, telematics and satellite navigation. We also provide aftermarket parts and services and operate in the motorsport business, in particular electronic and electro-mechanical systems for championship motorsport racing, under the Magneti Marelli brand. We believe the Magneti Marelli brand is characterized by key technologies available to its final customers at a competitive price compared to other component manufacturers, with high quality and competitive offerings, technology and flexibility.

Magneti Marelli provides wide-ranging expertise in electronics, through a process of ongoing innovation and environmental sustainability in order to develop intelligent systems for active and passive vehicle safety, onboard comfort and powertrain technologies. With 85 production facilities (including joint ventures), 12 research and development centers and 26 Application Centers, Magneti Marelli has a presence in 19 countries and supplies all the major OEMs across the globe. In several countries, Magneti Marelli’s activities are carried out through a number of joint ventures with local partners with the goal of entering more easily into new markets by leveraging the partner’s local relationships. Thirty-eight percent of Magneti Marelli’s 2013 revenue is derived from sales to the Group.

Teksid.  Originating from Fiat’s 1917 acquisition of Ferriere Piemontesi, the Teksid brand was established in 1978 and today specializes in the production of grey and nodular iron castings. Under the Teksid brand we produce engine blocks, cylinder heads, engine components, transmission parts, gearboxes and suspensions. Through Teksid Aluminum, we are also involved in the production of aluminum cylinder heads and engine components. Thirty-two percent of Teksid’s 2013 revenue is derived from sales to the Group.

Comau.  Founded in 1973, Comau, which originally derived its name from the abbreviation of COnsorzio MAcchine Utensili (consortium of machine tools), produces advanced manufacturing systems through an international network. Comau operates primarily in the field of integrated automation technology, delivering advanced turnkey systems to its customers. Through Comau, we develop and sell a wide range of industrial applications, including robotics, while we provide support service, including training to customers. Comau’s principal activities include powertrain machining (from raw material to final components); mechanical assembly systems and performance testing; innovative and high performance body welding and assembly systems; and robotics (producing versatile naked or in line robots, aimed at improving efficiency of manufacturing and quality of products manufactured). Comau’s automation technology is used in a variety of industries, including automotive, aerospace, petrochemical, military, shipbuilding and energy efficiency consultancy. Comau also provides maintenance service for the Group and other customers in Brazil. Twenty-five percent of Comau’s revenue is derived from sales to the Group.

Research and Development

We engage in research and development activities aimed at improving the design, performance, safety, fuel efficiency, reliability, consumer perception and sustainability of our products and services.

As of December 31, 2013, we operated 78 research and development centers worldwide with a combined headcount of approximately 18,700 employees supporting our research and development efforts. Our personnel support product development efforts and have expertise in a number of disciplines, including mechanical, electrical, materials, computer science and chemical engineering. We also provide several internal programs through which a portion of our engineers receive cross-training in various technical and business functions.

In 2013, we expended approximately €3.4 billion on research and development (including both capitalized costs and costs charged directly to operations), representing 3.9 percent of net revenues attributable to industrial operations (excluding revenue from financial services).

The following table summarizes our research and development expenditures in the years ended December 31, 2013, 2012 and 2011:

	Year ended December 31,
	2013	2012	2011(1)
	(€ million)

Research and development costs expensed during the year	1,325	1,180	755

Internal development costs capitalized during the year	480	591	757

External development costs capitalized during the year	1,562	1,547	681

Total research and development costs incurred	3,367	3,318	2,193

(1)	The amounts reported include seven months of operations for Chrysler.

	Year ended December 31,
	2013	2012	2011(1)
	(€ million)

Research and development capitalized	2,042	2,138	1,438

Research and development costs expensed during the year	1,325	1,180	755

Total research and development costs incurred	3,367	3,318	2,193

Research and development costs expensed during the year	1,325	1,180	755

Amortization of capitalized development costs	887	621	626

Write-down of costs previously capitalized	24	57	4

Total research and development costs	2,236	1,858	1,385

(1)	The amounts reported include seven months of operations for Chrysler.

The Global Innovation Process

In 2012, we launched the Global Innovation Process, or GIP, which establishes a single framework for the coordination of all innovation activities worldwide. Developed by representatives from each of our regions, the GIP covers all phases of the innovation process and established shared targets and guidelines with respect to vehicles, powertrain technologies and manufacturing.

Fuel Efficiency and Reduced Emissions

We prioritize developing more fuel-efficient vehicles as part of our commitment to sustainability, in order to meet retail consumer preferences and to comply with current and anticipated future regulatory requirements. We focus our research efforts on four areas aimed at improving efficiency and reducing fuel consumption and emissions: vehicle energy demand (including weight, aerodynamics, drag, rolling resistance, heating, air-conditioning and auxiliaries), powertrain technologies (engines, transmission and axles and driveline), hybrid propulsion and alternative fuel technologies.

Vehicle Energy Demand

Our research focuses on optimizing weight, aerodynamic drag, tire performance and driveline losses.

We have increasingly used new generation Advanced High-Strength Steel and other lightweight materials like aluminum and composite plastics to effectively reduce weight, thus improving fuel economy, while maintaining crashworthiness. Advanced high-strength steel or other light-weight composite materials are used or will be used to make approximately 70 percent of the body structure of the Dodge Dart, the Fiat 500L, the new Fiat Panda and the recently unveiled Jeep Renegade. We have also adopted multi-material concepts for sports cars such as the Alfa Romeo 4C, where a full carbon one-stamp underbody combined with aluminum front and rear frames have enabled us to achieve a best in class weight to power ratio. We also use lightweight materials for suspension systems, shock towers, hoods, headlamps and doors, while maintaining crashworthiness and compliance with applicable safety standards.

We also continue to research vehicle applications for improving the use, production and re-use of heat, thereby reducing energy consumption, and extending the battery range for hybrid electric and all-electric vehicle models.

The Ram 1500 and the Dodge Dart incorporate many of our technologies to manage energy demand, including active grille shutters to reduce aerodynamic drag. From the earliest development stage, we optimize, test and certify the aerodynamics of every vehicle in our world-class, full-scale, wind tunnels. Optimization of the 500L Living’s aerodynamics led to a 10 percent reduction in the vehicle’s aerodynamic drag compared with predecessors in the same vehicle segment.

Since 2008 we have progressively introduced stop/start and smart alternator technologies in order to further reduce fuel consumption. Stop/start technology turns off the engine and fuel flow automatically when the vehicle comes to a halt and re-starts the engine upon acceleration, while the smart alternator technology allows for the optimization of electric generation, partly recovering the kinetic energy. These technologies are now widely employed in the Fiat, Alfa Romeo and Lancia models and have been recently adopted in the new Ram 1500 and in the diesel version of the Jeep Wrangler sold in Europe. We plan to integrate this fuel-saving start/stop technology in several more models on a global basis.

Powertrain Technologies

Engines

We focus our powertrain research on reducing emissions and fuel consumption through the optimization of combustion, heat exchange, friction, performance and weight. In light of these goals, we developed the turbo versions to downsized displacement engines, then also offering the MultiAir technology to gasoline engines and the Multijet technology to diesel engines to further reduce fuel consumptions. The MultiAir technology generates significant fuel efficiency improvements while enhancing performance, particularly at low end torque, and reduces emissions.

We launched the MultiAir technology in Europe in 2009 and applied it to the FIRE (Fully Integrated Robotized Engine) engine family produced in our plant in Termoli, Italy. In 2011 we also launched the FIRE MultiAir naturally aspirated and turbo engines in North America with the Dodge Dart and began production in our engine plant in Dundee, Michigan. The MultiAir technology has also been applied to the new 2.4 liter, 4-cylinder Tigershark engine used in the 2013 Dodge Dart GT, 2014 Jeep Cherokee and the all-new 2015 Chrysler 200.

Our engine efficiency research has focused on downsizing engines while maintaining performance. Our TwinAir engine combines a 2-cylinder architecture with low displacement with the MultiAir technology and turbocharging. This allows the TwinAir engine to have performance equivalent to a larger displacement naturally aspirated engine while achieving a significant reduction in fuel consumption and lower emissions. The TwinAir Turbo gasoline engine was named “Best Engine of the Year” in 2011 by the International Engine of the Year Awards. In 2013 the 0.9 TwinAir Turbo engine was named as “Best Green Engine of the Year” at the International Engine of the Year Awards.

For larger vehicles, the Pentastar V-6 family now powers a range of vehicles once served by seven different engines globally. Launched in 2010, the 3.6-liter version of the Pentastar V-6 has been named one of WardsAuto “10 Best Engines” for three consecutive years. By the end of 2013, over three million Pentastar engines had been made.

Key to our diesel engines is the Multijet technology, a high-efficiency injection system derived from our patented Common Rail technology, an industry-standard fuel-injection technology invented by Fiat. We have developed the second generation of Multijet technology to minimize emission, noise, vibration and harshness while improving fuel economy. In combination with last generation exhaust gases after treatment systems, our diesel engine families comply with Euro 6 emission regulations, which are mandatory as of September 2014. See “—Environmental and Other Regulatory Matters—Automotive Emissions—EMEA Region.”

Our flagship diesel engine is the V-6 3.0 liter Eco-Diesel. Variants of this engine currently power Maserati vehicles, the Jeep Grand Cherokee and the Ram 1500. The North American version of our Eco-Diesel Engine was named one of WardsAuto “10 Best Engines” for 2014.

Transmissions

Our transmission portfolio includes manual transmissions, automated manual transmissions, or AMTs, dual dry clutch transmissions, or DDCTs, and automatic transmissions. We require a broad portfolio to meet market demand in the different regions where we operate and to achieve the specific vehicle performance targets of our brands.

The AMT, which is developed and produced by Magneti Marelli, is based on the electro-hydraulic automation of manual transmissions and combines comfort with reductions in fuel consumption and emissions. The AMT replaces gear selection and clutch activation with electro-hydraulic components, using an electronic control unit to select the correct gear for each driving condition. Due to its optimal balance between performance, fuel economy and cost, the AMT is used primarily in small cars and light commercial vehicles.

We design, engineer and manufacture the DDCT, which combines the basic mechanical system of a conventional manual transmission with an electronically-controlled shifting system that the driver operates like an automatic transmission. The DDCT reduces CO2 emissions by up to an average of approximately seven percent compared with a traditional manual transmission in the same vehicle (as measured on the European homologation cycle).

We have two commercial agreements with one of our key suppliers, ZF Friedrichshafen AG, or ZF, for the design, engineering and manufacture of new automatic transmissions that deliver reduced fuel consumption combined with improved driving performance. The first agreement covers a rear-wheel-drive 8-speed transmission for light- and medium-duty applications introduced in 2011 in the Chrysler 300 and Dodge Charger. Depending on the application, this 8-speed transmission reduces fuel consumption by more than nine percent over the 5-speed and 6-speed transmissions it replaced. The 8-speed transmission is currently paired with gasoline and diesel engines in the 2014 Ram 1500 and Jeep Grand Cherokee and is also featured in the new 2014 Dodge Durango. We plan to use this transmission in all of our rear-wheel-drive vehicles, except for heavy-duty versions of the Ram pick-up truck and the SRT Viper. The second agreement with ZF covers the development and production of an all-new 9-speed front-wheel drive transmission. Featured in the all-new 2014 Jeep Cherokee and 2015 Chrysler 200, the 9-speed transmission contributes to fuel-economy improvements over previous versions. We manufacture the majority of our volume requirements for the 8- and 9-speed transmissions at our facilities in Kokomo, Indiana, under licenses from ZF, and purchase the remainder of our volume requirements from ZF.

Axles and Driveline

We focus on producing lightweight and world-class global standard axles through simplifying architectures and improving the grade of materials. We use aluminum alloys in our Alfa Romeo models to optimize weight while increasing axle complexity. Our research in axle design has resulted in continuous improvement in the traditional trade-off between architecture and performance, including in the Fiat 500L rear axle in which we achieved weight savings of up to 15 percent, improving noise, vibration, harshness and driveability up to 30 percent. Using this approach with the Fiat Professional Ducato light commercial vehicle solid axles, we were able to increase payload by 10 percent.

Developed in partnership with key suppliers, we also produce a proprietary all-wheel drive system that disconnects a vehicle’s front or rear axle when all-wheel drive capability is not needed. This feature significantly reduces the number of rotating components in the driveline and enhances fuel economy. We use this technology in the new Ram 1500, which has best-in-class highway fuel economy.

Hybrid and Battery Propulsion

Our research activities include the development of electric technologies ranging from start-stop systems that reduce fuel consumption in conventionally powered vehicles to battery-driven vehicles such as the Fiat 500e.

In late 2012, we began manufacturing our first electric vehicle, or EV, the Fiat 500e, for sale in California. This zero-emissions vehicle has a combined city/highway driving range of about 87 miles and a combined city/highway rating of 116 MPGe, or miles-per-gallon-equivalent. Both figures are best-in-class, according to the U.S. Environmental Protection Agency. The 500e’s drive system also was included in Wards’ “10 Best Engines” list for 2014.

In late 2013, we entered into a five-year, U.S.$18 million (€13 million at September 30, 2014) partnership with McMaster University, also supported by the Canadian government, to develop next-generation, energy-efficient, high-performance electrified powertrains and powertrain components.

Alternative Fuels

Compressed Natural Gas, or CNG, is an intrinsically clean fuel and a viable near- to medium-term option for reducing dependence on crude oil and promoting compliance with future fuel economy and emissions requirements. We have been Europe’s leading OEM of natural gas vehicles for more than 15 years. We offer the widest range of eco-friendly bi-fuel (natural gas/gasoline) vehicles in Europe, satisfying the needs of a wide variety of private and commercial consumers. With the 2013 launch of the natural gas versions of the Fiat 500L and 500L Living and of the Lancia Ypsilon, we now feature 12 models of passenger cars and light commercial vehicles using natural gas in Europe. Safety and comfort remain uncompromised, as natural gas tanks in these vehicles are designed to be fully integrated into the vehicle structure.

Our two-cylinder 0.9-liter TwinAir Turbo bi-fuel methane-powered engine earned the title of Best Green Engine of the Year at the 2013 International Engine of the Year Awards, due to the combination of CNG’s environmental benefits and the enjoyable driving experience. The international jury of Autobest, a leading European automotive magazine, awarded our methane program the title of “Ecobest 2013” for being the simplest and most cost-effective fuel solution with the lowest environmental impact.

In late 2012, we launched a bi-fuel version of the Ram 2500 in North America, originally intended only for fleet sales, but then expanded to retail sales based on consumer demand. This vehicle is capable of utilizing either CNG or gasoline.

Product Enhancements

We continuously work to improve and enhance our products. Our efforts in this area focus on providing the safest vehicles with the most advanced customer interface technology. Towards that end, our research and development efforts on product enhancements include the following areas:

Active safety — Systems such as Forward Collision Warning, Blind-Spot Monitoring, Rear Cross Path Detection and Lane Departure Warning help detect potentially dangerous situations before they escalate. Traction- and chassis-control systems such as Electronic Roll Mitigation and Electronic Stability Control, combined with braking features such as Advanced Brake Assist, Ready Alert Braking and Rain Brake Support, to deliver improved vehicle response. Autonomous Emergency Braking, or AEB, is designed to help avoid low-speed rear collisions with vehicles that are stationary or traveling in the same direction, while City Brake Control works at speeds of up to 30 kilometers per hour (19 miles per hour) to help avoid rear collisions, which may occur during urban driving.

Passive safety— All of our vehicle architectures include energy-absorbing front-ends and crash-load paths that reduce inertia. Available restraint systems include multi-stage driver and front-seat passenger air bags, full-length side-curtain and side-thorax air bags in first- and second-row seating.

Tertiary safety—We are also focusing on tertiary safety to help save lives. Centro Ricerche Fiat and Magneti Marelli represented us as participants in the HeERO project, which is co-funded by the European Commission and is aimed at developing an interoperable and harmonized eCall system. We then launched a program to develop a computerized control unit for the emergency call service, to be built into new models starting in 2015, the year the European Union will officially launch the service. With the push of a button, Uconnect Access, launched in the 2013 Ram 1500 and SRT Viper, enables direct communication between vehicle occupants and emergency-service dispatchers.

Safety ratings—Our approach to designing and developing vehicles with functions that support the driver, minimize the risk of collision and mitigate damage in the event of a crash, continues to receive recognition across the industry. In Europe, the Maserati Ghibli achieved a Euro NCAP 5-star rating and was named a 2013 Top Safety Pick by the U.S. Insurance Institute of Highway Safety (IIHS), receiving the highest-possible score in every testing category. The Jeep Cherokee also received an overall Euro NCAP 5-star safety rating and the Fiat Panda received the prestigious Australasian New Car Assessement Program 5-star rating. City Brake Control, which integrates three functions (AEB, Prefill and Brake Assist), was awarded 2013 Euro NCAP Advanced for its application in the Fiat Panda and Fiat 500L. Also awarded 2013 Top Safety Pick status were the 2014 Jeep Grand Cherokee and Fiat 500L, while the Dodge Dart was named a 2014 Top Safety Pick.

Uconnect Technology—The Uconnect system provides customers with access to traditional broadcast media, digital and satellite radio, personal content, rear-seat entertainment, navigation services, traffic and travel data and hands-free communication. We launched key improvements to this system in 2011, including a new 8.4-inch touch-screen with easy-to-use controls, simplified steering-wheel controls and voice-command capability. The system, as included in the Dodge Charger, received the Edmunds.com Breakthrough Technology Award for 2012.

Uconnect Access was launched in 2013 and now is offered in a wide range of vehicles, including the Ram 1500 and 2500/3500 HD pick-up trucks, Dodge Durango, Jeep Grand Cherokee, Jeep Cherokee, Chrysler 200 and the SRT Viper. Uconnect Access won the inaugural AOL Autos Technology Award. Uconnect Access is a suite of services available in the U.S. that includes cloud-based voice-to-text capability. Uconnect Access is designed to be easily upgraded as technology continues to evolve.

Intellectual Property

We own a significant number of patents, trade secrets, licenses, trademarks and service marks, including, in particular, the marks of our vehicle and component and production systems brands, which relate to our products and services. We expect the number to grow as we continue to pursue technological innovations. We file patent applications in Europe, the U.S. and around the world to protect technology and improvements considered important to our business. No single patent is material to our business as a whole.

Supply of Raw Materials, Parts and Components

We purchase a variety of components (including mechanical, steel, electrical and electronic, plastic components as well as castings and tires), raw materials (steel, rubber, aluminum, resin, copper, lead, and precious metals including platinum, palladium and rhodium), supplies, utilities, logistics and other services from numerous suppliers which we use to manufacture our vehicles, parts and accessories. These purchases accounted for approximately 80 percent of total cost of sales for each of the years ended December 31, 2013, 2012 and 2011. Fluctuations in cost of sales are primarily related to the number of vehicles we produce and sell along with shifts in vehicle mix, as newer models of vehicles generally have more technologically advanced components and enhancements and therefore additional costs per unit. The cost of sales could also be affected, to a lesser extent, by fluctuations of certain raw material prices. The cost of raw materials comprised approximately 15 percent of the previously described total purchases for each of the years ended December 31, 2013, 2012 and 2011, respectively, while the remaining portion of purchases is made of components, transformation and overhead costs.

Our focus on quality improvement, cost reduction, product innovation and production flexibility requires us to rely upon suppliers with a focus on quality and the ability to provide cost reductions. We value our relationships with suppliers, and in recent years, we have worked to establish closer ties with a significantly reduced number of suppliers by selecting those that enjoy a leading position in the relevant markets. In the past five years, our weighted average annual purchase value by supplier has increased by 76 percent reflecting our efforts to reduce the number of our suppliers and focus on developing stronger relationships with key suppliers. In addition, we source some of the parts and components for our vehicles internally from Magneti Marelli and Teksid. Although we have not experienced any major loss of production as a result of material or parts shortages in recent years, because we, like most of our competitors, regularly source some of our systems, components, parts, equipment and tooling from a single provider or limited number of providers, we are at risk of production delays and lost production should any supplier fail to deliver goods and services on time.

Supply of raw materials, parts and components may also be disrupted or interrupted by natural disasters, as it was three years ago following the earthquake in Japan. In such circumstances, we work proactively with our suppliers to identify material and part shortages and take steps to mitigate their impact by deploying additional personnel, accessing alternative sources of supply and managing our production schedules. We also continue to refine our processes to identify emerging capacity constraints in the supplier tiers given the ramp up in manufacturing volumes to meet our volume targets. Further, we continuously monitor supplier performance according to key metrics such as part quality, delivery performance and financial solvency to proactively manage risks in the event of a downturn affecting particular suppliers.

Employees

Human capital is a crucial factor in our success, both in terms of building a position among global leaders in the automobile sector and in creating value that is sustainable over the long-term. Recognizing performance and leadership, encouraging professional development, creating equal opportunity for individuals to develop and providing attractive career paths within the organization are all an essential part of our commitment toward our employees. Through structured, global human resources management process, we identify and develop talent and motivate employees. Some of our initiatives to meet this objective include:

•	Performance and Leadership Management, an appraisal system adopted worldwide to assess our manager, professional and salaried employees, and evaluation of our hourly workers through WCM performance management metrics;

•	talent management and succession planning, aimed at identifying the most talented employees and fast-tracking their development;

•	training and skill-building initiatives (€76 million was invested in these initiatives in 2013);

•	internal recruitment programs to foster cross-sector and intercompany transfers;

•	employee satisfaction and engagement surveys to monitor satisfaction levels, needs and requests of employees; and

•	flexible work arrangements, commuting programs and dedicated wellness programs.

At September 30, 2014, we had a total of 232,463 employees. At December 31, 2013, we had a total of 229,053 employees, a five percent increase over December 31, 2012 and a 16.3 percent increase over December 31, 2011. The growth has been principally due to headcount increases to support the continued development of our operations in the NAFTA segment. We also experienced an increase in employees as a result of acquisitions. The following table provides a breakdown of our employees as of December 31, 2013, 2012 and 2011, indicated by type of contract and region.

	Hourly			Salaried			Total
	2013	2012	2011	2013	2012	2011	2013	2012	2011
Europe	59,957	60,414	56,765	32,119	31,277	30,958	92,076	91,691	87,723
North America	60,145	54,356	43,143	21,220	19,357	17,205	81,365	73,713	60,348
Latin America	38,826	38,695	36,967	9,480	8,254	7,701	48,306	46,949	44,668
Asia	2,848	2,309	1,833	4,271	3,461	2,323	7,119	5,770	4,156
Rest of the world	25	25	24	162	164	102	187	189	126

Total	161,801	155,799	138,732	67,252	62,513	58,289	229,053	218,312	197,021

We maintain dialogue with trade unions and employee representatives to achieve consensus-based solutions for responding to different market conditions in each geographic area and reducing the impact on workers of measures adopted in response to conditions in Europe, which are particularly critical in Italy. We have had no significant instances of labor unrest overall, and no significant local labor actions in the past three years.

In Europe, we established a European Works Council, or EWC, in 1997 to ensure workers the right to information and consultation as required by EU regulations applicable to community-scale undertakings. The EWC was established on the basis of an implementing agreement initially signed in 1996 and subsequently revised and amended. Since renewal of the agreement in 2011, however, the EWC has yet to be formally constituted, with representatives for four countries (out of a total of nine) still to be appointed. The first meeting of the EWC occurred in November 2014 at which it was agreed to review the structure to guarantee a balanced representation. We intend to launch a convocation as soon as the EWC is fully constituted and to identify together with the “IndustriAll” European Trade Union (the European federation of metal working, chemical and textile industries) the most suitable solution to overcome any obstacles to its proper establishment.

Trade Unions and Collective Bargaining

Under our Code of Conduct, employees are free to join a trade union in accordance with local law and the rules of the various trade union organizations.

In Italy, approximately 32.8 percent of our workers were trade union members in 2013 (compared with approximately 33.5 percent of workers in 2012). In addition to the rights granted to all Italian trade unions and workers concerning freedom of association, we provide an additional service to our employees by paying the trade union dues on behalf of those employees who are members of trade unions that are signatories to the First-level Collective Labor Agreement (called CCSL), applicable to our Italian companies. Dues for employees who are members of trade unions that are not signatories to the Fiat CCSL are paid either directly by employees or via deductions from employee wages.

A large portion of our workers in the U.S., Canada, Mexico and Brazil are represented by trade unions.

Collective bargaining at various levels resulted in major agreements being reached with trade unions on both wage and employment conditions in several countries. Approximately 90 percent of our employees worldwide are covered by collective bargaining agreements.

In Italy, all of our employees are covered by collective bargaining agreements. In Italy, managers are represented by Federmanager and subject to a collective labor agreement renewed in July 2014. The contract remains in effect through 2015. On July 11, 2014, we reached an agreement with the trade unions FIM-CISL, UILM-UIL, FISMIC, UGL Metalmeccanici and Associazione Quadri and Capi Fiat on the renewal of the wage-related part of the agreement that applies to our employees in Italy. The agreement applies for the 2014 calendar year and foresees the payment of a gross lump sum of €260 paid in July to the employees on the payroll as of that date. In October we began negotiations for renewal of the agreement, aiming at a 3 year collective labor agreement.

Outside Italy around 80 percent of our employees are covered by collective bargaining agreements.

In the U.S., the UAW ratified a new four-year national collective bargaining agreement in October 2011. The provisions of this agreement, which cover approximately 38,000 U.S. hourly and salaried employees at December 31, 2013, continued many of the concessions achieved through the 2009 amendments, but also include certain opportunities for success-based compensation based upon certain quality metrics and financial performance. The agreement provides UAW-represented employees with a simplified profit sharing plan that is directly aligned with our profitability. The agreement expires in September 2015.

In September 2012, the Canadian Auto Works union (which merged with the Communications, Energy and Paperworkers Union in September 2013 to form a new union called Unifor) ratified a new four-year collective bargaining agreement. The provisions of this agreement, which cover approximately 8,300 employees, provide for a lump sum payment to eligible Unifor employees in each of the four years. In addition, the agreement maintains the current wage rates through September 2016 for employees hired prior to September 24, 2012, or traditional employees, and starts employees hired on or after September 24, 2012 at a lower wage rate that can increase to the current maximum wage rate of traditional employees at the end of ten years. The agreement expires in September 2016.

Property, Plant and Equipment

As of December 31, 2013, we operated 159 manufacturing facilities (including vehicle and light commercial vehicle assembly, powertrain and components plants), of which 45 were located in Italy, 33 in the rest of Europe, 29 in the U.S., 15 in Brazil, 13 in Mexico, 6 in Canada, and the remaining plants in Argentina, China and other countries. We also own other significant properties including parts distribution, research laboratories, test tracks, warehouses and office buildings. The total carrying value of our property, plant and equipment assets as of December 31, 2013 were €23.2 billion.

A number of our manufacturing facilities and equipment, such as land and industrial buildings, plant and machinery and other assets, are subject to mortgages and other security interests granted to secure indebtedness to certain financial institutions. As of December 31, 2013, our property, plant and equipment (excluding property, plant and equipment of Chrysler) that was reported as pledged as collateral for loans in an amount of approximately €418 million, as compared to €314 million at the end of 2012 and €317 million at the end of 2011.

Substantially all the property, plant and equipment of Chrysler Group LLC and its U.S. subsidiary guarantors are unconditionally pledged as security under its senior credit facilities, and Secured Senior Notes, other than the Auburn Hills, Michigan headquarters and technology center, which are not pledged. For a description of these financing agreements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Fiat Group—Liquidity and Capital Resources.”

We believe that planned production capacity is adequate to satisfy anticipated retail demand and our operations are designed to be flexible enough to accommodate the planned product design changes required to meet global market conditions and new product programs (such as through leveraging existing production capacity in each region for export needs).

The following table provides information about our significant assembly plants as of December 31, 2013.

Country	Location	Approximate Covered Area (square meters)
NAFTA
U.S.	Belvidere	357,888
U.S.	Jefferson North	199,596
U.S.	Sterling Heights	233,347
U.S.	Toledo North	225,476
U.S.	Toledo Supplier Park	114,267
U.S.	Warren Truck	296,193
Mexico	Toluca	306,570
Mexico	Saltillo (Trucks and Vans)	221,010
Canada	Brampton	221,687
Canada	Windsor	299,925
LATAM
Brazil	Betim	677,945
Argentina	Cordoba	227,162
Venezuela	Valencia	66,925
APAC
China	Changsha	199,800
India	Ranjangaon	103,289
EMEA
Italy	Turin	495,160
Italy	Cassino	458,747
Italy	Melfi	406,599
Italy	Pomigliano	494,727
Italy	Atessa	364,532
Poland	Tychy	189,070
Serbia	Kragujevac	369,907
Turkey	Bursa	278,843

Note: Plants in Changsha, Ranjangaon, Atessa and Bursa are joint ventures with other partners.
Note: An additional assembly plant is under construction in Brazil. See “—Mass-Market Vehicles—LATAM.”

We have three assembly plants for Ferrari and Maserati in Italy as well as 72 worldwide manufacturing and engineering plants for Magneti Marelli (excluding joint ventures), 14 plants for Comau and six for Teksid.

Environmental and Other Regulatory Matters

We manufacture and sell our products and offer our services around the world. Our operations are subject to a variety of environmental laws and regulations governing, among other things, our vehicles, with requirements relating to emissions, reduced fuel consumption and safety becoming increasingly strict, and manufacturing facilities, with requirements for emissions, treatment of waste, water and hazardous materials and prohibitions on soil contamination. Our vehicles and the engines that power them must also comply with extensive regional, national and local laws and regulations and industry self-regulations (including those that regulate vehicle safety, end-of-life vehicles, emissions and noise).

We are substantially in compliance with the relevant global regulatory requirements affecting our facilities and products. We constantly monitor such requirements and adjust our operations to remain in compliance.

Our Group Environmental Guidelines apply to all Group operations worldwide. These Guidelines specify our approach to environmental issues and provide clear instructions on setting and updating environmental objectives, developing new products and conducting daily activities around the globe. Our implementation of these Guidelines is designed to have the Group comply with all applicable environmental legislation and regulations, and where feasible, to outperform them.

Automotive Emissions

Numerous laws and regulations limit automotive emissions, including vehicle exhaust emission standards, vehicle evaporative emission standards and onboard diagnostic, or OBD, system requirements. Advanced OBD systems are used to identify and diagnose problems with emission control systems. Emission and OBD requirements become more challenging each year, requiring vehicles to continually meet lower emission standards and implement new diagnostics. We expect these requirements will continue to become even more rigorous worldwide.

NAFTA Region

Under the U.S. Clean Air Act, the Environmental Protection Agency, or EPA, and the California Air Resources Board, or CARB (by EPA waiver), require emission compliance certification before a vehicle can be sold in the U.S. or in California (and many other states that have adopted the California emissions requirements). Both agencies impose limits on tailpipe and evaporative emissions of certain smog-forming pollutants from new motor vehicles and engines.

EPA recently issued new tailpipe and evaporative emission standards, as well as fuel requirements, under its Tier 3 Vehicle Emission and Fuel Standards Program, or Tier 3 standards. These Tier 3 standards are generally more stringent than prior standards. The Tier 3 standards are also generally aligned with California’s Low Emission Vehicle III, or LEV III, tailpipe and evaporative standards, discussed below. These standards would further require us to conduct post-production vehicle testing to demonstrate compliance with these emissions limits for the estimated useful life of a vehicle, for up to 15 years and 150,000 miles, depending on the compliance category and are scheduled to become effective in model year 2017 for light-duty vehicles and 2018 for heavy-duty vehicles.

In addition, EPA and CARB regulations require that a vehicle’s emissions performance be monitored with OBD systems. We have implemented hardware and software systems in all our vehicles to comply with the OBD requirements. Conditions identified through OBD systems could lead to vehicle recalls (or other remedial actions such as extended warranties) with significant costs for related inspections, repairs or per-vehicle penalties.

California sets its own emissions standards pursuant to a waiver from EPA under the Clean Air Act. CARB’s LEV III standards relate to vehicle certification, OBD and tailpipe and evaporative emissions limitations, and apply to 2014 and later model year vehicles. CARB regulations also require that a specified percentage of cars and certain light-duty trucks sold in California must be zero emission vehicles, or ZEVs, such as electric vehicles or hydrogen fuel cell vehicles. A manufacturer can earn credits toward the ZEV requirement through the sale of advanced-technology vehicles such as hybrid electric vehicles or natural gas vehicles with extremely low tailpipe emissions and, as set forth in the LEV III standards, over-complying with the federal model year 2017 through 2025 greenhouse gas standards, retiring such credits and applying them to its ZEV obligation. The ZEV regulations, which CARB revised most recently in February 2009 for the 2012 and subsequent model years, require increasing volumes of battery electric and other advanced technology vehicles with each model year. We currently comply with ZEV requirements using a variety of vehicles, including battery electric vehicles (full ZEVs), internal combustion engine vehicles certified to very low tailpipe emissions and zero evaporative emissions (partial ZEVs) and hybrid vehicles.

The Clean Air Act permits other states to adopt California’s emission standards, starting with the 2014 model year. Twelve other states, as well as the Province of Quebec, currently use California’s LEV III standards in lieu of the federal EPA standards, and 10 states also have adopted California’s ZEV requirements.

LATAM Region

Certain countries in South America follow U.S. procedures, standards and OBD requirements, while others follow the European procedures, standards and OBD requirements described below under “—EMEA Region”. In Brazil, vehicle emission standards have been in place since 2009 for passenger cars and light commercial vehicles, and these regulations were extended to light diesel vehicles in 2012. Argentina has implemented regulations that mirror the Euro 4 standards and, beginning in 2014, will start applying regulations that mirror Euro 5 standards for all new vehicles.

APAC Region

China—China has implemented standards that mirror Euro 4 standards, which defined limits for polluting emissions and implemented European OBD requirements nationwide for newly registered vehicles. However, some major cities, such as Beijing and Shanghai, have already introduced more stringent emissions standards that mirror Euro 5 standards discussed under “—EMEA Region” below. The Fiat Viaggio, launched in China in 2012, has been developed to meet Euro 5 standards. Nationwide implementation of Euro 5 standards is scheduled for 2018.

Other Countries in APAC—South Korea has adopted regulations that largely mirror CARB’s Lev II regulations and likely will implement regulations that mirror CARB’s Lev III regulations beginning in 2016. In Japan, vehicle emissions are regulated through the requirement that vehicles undergo the “specific driving cycle” procedure, an emissions testing procedure unique to Japan. However, Japan is expected to adopt the Worldwide Harmonized Light Vehicle Testing Procedures by 2016. These regulations will define a global harmonized standard for determining the levels of pollutants and CO2 emissions, fuel or energy consumption and electric range for light-duty vehicles. Since 2010, 13 metropolitan cities in India have adopted regulations that are aligned with the Euro 4 standards that predate the Euro 5 standards described below under “—EMEA Region”. These cities also enacted the European OBD requirements in 2013.

EMEA Region

In Europe, emissions are regulated by two different entities: the European Commission, or EC, and the United Nations Economic Commission for Europe, or UNECE. The EC imposes standardized emission control requirements on vehicles sold in all 28 EU member states, while other countries apply regulations under the UNECE framework. EU Member States can give tax incentives to automobile manufacturers for vehicles that meet emission standards earlier than the compliance date. We must demonstrate that our vehicles will meet emission requirements and receive approval from the appropriate authorities before our vehicles can be sold in EU Member States. The regulatory requirements include random testing of newly assembled vehicles and a manufacturer in-use surveillance program. EU and UNECE requirements are equivalent in terms of stringency and implementation.

In 2011, updated standards, Euro 5, for exhaust emission by cars and light-duty trucks, became effective. Impending European emission standards focus particularly on further reducing emissions from diesel vehicles. The new Euro 6 emission levels, which will be effective for new vehicles on September 1, 2014 and for all vehicles one year later, will require additional technologies and further increase the cost of diesel engines, which currently cost more than gasoline engines, although Chrysler’s gasoline models are already compliant with Euro 6. To comply with Euro 6 standards, we expect that we will need to implement technologies identical to those being developed to meet U.S. emission standards as described under “—NAFTA Region.” These new technologies will put additional cost pressures on the already challenging European market for small and mid-size diesel-powered vehicles. Further requirements of Euro 6 have been developed by the EC and are expected to be implemented in 2017.

Automotive Fuel Economy and Greenhouse Gas Emissions

NAFTA Region

Since the enactment of the 1975 Energy Policy and Conservation Act, or EPCA, the National Highway Traffic Safety Administration (NHTSA) has established minimum corporate average fuel economy requirements, known as CAFE standards, for fleets of new passenger cars and light-duty trucks sold in the U.S. A manufacturer is subject to civil penalties if it fails to meet the CAFE standard in any model year, after taking into account all available credits for performance in the last three model years or expected performance in the next five model years. Passenger cars imported into the U.S. are averaged separately from those manufactured in the U.S., but all light duty trucks are averaged together.

The 2007 Energy Independence and Security Act revised EPCA and required NHTSA to establish more stringent CAFE standards beginning with the 2011 model year. Among other things, although there will continue to be separate standards for cars and light-duty trucks, standards must be set such that they increase year over year to achieve an industry-wide standard by 2016. These CAFE standards applicable to all manufacturers’ 2011-2016 model year domestic and imported passenger car and light-duty truck fleets are “footprint-based,” meaning that each manufacturer’s fuel economy requirement is dependent on the size of the vehicle, and averaged per the sales volumes and the mix of models in the manufacturer’s fleet for that model year. In order to meet these CAFE standards we will be required to make costly adjustments to our product plans through the 2016 model year.

Because the control of fuel economy also controls GHG emissions, vehicle manufacturers, governmental authorities and environmental groups have sought to harmonize fuel economy regulations to the regulation of GHG vehicle emissions (primarily CO2).

As such, in May 2009, President Obama announced an agreement in principle among EPA, NHTSA, CARB and the automotive industry to establish a coordinated national program to reduce GHGs under the Clean Air Act and improve fuel economy. EPA (under its GHG standards) and NHTSA (under its CAFE standards) subsequently issued a joint final rule to implement a coordinated national GHG and fuel economy program for light-duty vehicles (passenger cars, light-duty trucks, and medium-duty passenger vehicles), establishing standards for model years 2012 through 2016. Although California adopted a more stringent GHG rule under California law, CARB agreed that compliance with the federal rule constitutes compliance with CARB’s rule. Additionally, EPA and NHTSA issued a joint final rule in September 2011 that establishes a similar GHG/fuel economy national program for medium and heavy-duty vehicles, beginning with model year 2014 for GHG standards and model year 2016 for fuel economy standards.

In August 2012, EPA and NHTSA issued a joint final rule to extend the joint GHG/fuel economy national program for light-duty vehicles to model years 2017 through 2025, calling for year-over-year increases in fuel economy until the average fleet-wide standards reach 54.5 mpg by 2025. The rule calls for a “mid-term review” to be completed by 2021 that compels EPA and NHTSA to evaluate the market acceptance of advance vehicle technology, as well as the other assumptions that formed the basis for the stringency of this rule, to determine whether the standards are appropriate. Again, under California law, compliance with the federal GHG rule constitutes compliance with CARB’s GHG rule. The model year federal 2017-2025 GHG rule contains a variety of compliance flexibilities, including incentives for sales of electric vehicles and hybrids, as well as alternative fuels like compressed natural gas or hydrogen fuel cell vehicles, and the use of the ultra-low global warming potential refrigerant HFO1234yf. NHTSA’s corresponding CAFE rule imposes new vehicle safety standards in conjunction with the fuel economy standards.

While we believe that our current product plan will meet the applicable federal and California GHG/fuel economy standards established through model year 2016, our compliance depends on our ability to implement design and testing features to generate GHG credits pursuant to the federal GHG rule for model years 2012-2016, and 2017-2025 on a credit carry-forward and carry-back basis. Moreover, based on projected sales volumes and fleet mix, compliance with the standards as proposed for the 2017 through 2025 model years will require us to take further costly actions or to limit the sale of certain of our vehicles in some states. If the vehicles we develop to comply with these requirements are not appealing to consumers or cannot be sold at a competitive price, we may not be able to achieve the vehicle fleet mix, depending on the type and volume of our customers’ purchases, which would enable us to meet the stringent fuel economy/GHG requirements, even though our long-range projection plans out a compliant path.

Canada and Mexico each have adopted GHG regulations that are generally harmonized with the U.S. GHG laws.

LATAM Region

In Brazil, governmental bodies and the Automobile Manufacturers Association have established a voluntary national program for the evaluation and labeling of light passenger and commercial vehicles equipped with internal combustion gasoline engines. This voluntary program, which we participate in, aims to increase vehicle energy efficiency by labeling vehicles with fuel consumption measurements for urban, extra-urban and combined (equivalent to city and highway mpg measurements in the U.S.) driving conditions.

In October 2012, the Brazilian government issued a decree which provides indirect tax incentives to eligible participant companies that meet certain energy efficiency targets beginning on January 1, 2013. The level of potential indirect tax incentives varies based on the degree to which and timing of when targets are met. To the extent targets are not met, penalties and interest are levied and no indirect tax incentives are available.

APAC Region

In China, Phase III of the Corporate Average Fuel Consumption is in place from 2012 to 2015 calendar year. Phase IV, covering 2016-2020 calendar years, provides a corporate target of 5.0 liters per 100 kilometers by 2020. Regulators are considering additional provisions for Phase IV, including single vehicle limits, yearly phase-in coefficients, off-cycle credits and penalties. India is also expected to introduce a corporate average fuel economy regulation in 2016.

South Korea and Japan have implemented single vehicle limits, which require each individual vehicle sold in the country to meet a minimum fuel economy. In South Korea, for model year 2015, each vehicle must have a minimum fuel economy of 17 kilometers per liter and a maximum emission standard of 140 grams of CO2 per kilometer, and by model year 2020, each vehicle must have a minimum fuel economy of 24.3 kilometers per liter and maximum emissions of 97 grams of CO2. In Japan, each vehicle must have a minimum fuel economy of 16.8 kilometers per liter by model year 2015 and 20.3 kilometers per liter by model year 2020, with penalties established for non-compliance.

EMEA Region

Legislation governing vehicle greenhouse gas, or GHG, emissions as a means of improving automotive fuel economy was passed in 2009 and went into effect in 2012 (generally GHG regulations focus on CO2). Each automobile manufacturer must meet a specific sales-weighted fleet average target for CO2 emissions as related to vehicle weight. The phase in of this fleet-average requirement began in 2012, with full compliance required by 2015. In order to promote the sale of ultra-efficient vehicles, automobile manufacturers that sell vehicles emitting less than 50 grams of CO2 per kilometer earn additional CO2 credits. Furthermore, automobile manufacturers that make use of innovative technologies (eco-innovations) which improve real-world fuel economy but may not show in the test cycle, such as solar panels or low-emission glass, may gain a credit of up to seven grams of CO2 per kilometer. These credits may not be transferred. The legislation also sets a fleet average target of 95 grams of CO2 per kilometer for 2020. We are developing a compliance plan to achieve these required targets.

In 2011, the EU adopted standards for regulating CO2 emissions from light commercial vehicles. This new regulation, modeled after CO2 emissions regulation for passenger cars, proposes that new light commercial vehicles meet a fleet average CO2 target of 175 grams of CO2 per kilometer. The new regulation is scheduled to be phased in starting 2014, with full compliance required by 2017. The manufacturer-specific CO2 compliance target will be determined as a function of the weight of the vehicle in running order (including driver). Flexible compliance strategies, such as eco-innovations and super credits, are part of these light commercial vehicle standards as well. Additionally, an EU long-term target for 2020 of 147 grams of CO2 per kilometer has been adopted for light commercial vehicles. We are developing a compliance plan to achieve the required targets.

The regulatory implementation of the 95 grams of CO2 per kilometer (for passenger cars) and 147 grams of CO2 per kilometer (for light commercial vehicles) targets have been approved. The individual manufacturer’s targets will continue to be determined based on average vehicle mass. Other compliance flexibilities have been proposed, adding additional challenges to compliance with the CO2 fleet target. Flexibilities include: phase-in, which, for 2020 only, excludes from the average calculation the five percent of passenger cars with higher fuel consumption; and supercredits and eco-innovations award passenger cars equipped with low emission technologies, challenging automakers to introduce increasingly innovative technologies. In this sense, phase-in makes compliance easier while supercredits and eco-innovations encourage low-emission technologies and vehicles. We are also taking into consideration these challenges while defining our compliance plan.

An EC regulation requiring low-rolling resistance tires, tire pressure monitoring systems and gear shift indicators was adopted in 2011 and became effective in 2012. Further, an additional EC regulation has been adopted that will require labeling of tires for noise and fuel efficiency, affecting vehicles at the point of sale as well as the sale of tires in the aftermarket.

Seventeen EU Member States have introduced fuel consumption or CO2-based vehicle taxation schemes. These tax measures are within the jurisdiction of the EU Member States. We are faced with significant challenges with respect to the predictability of future tax laws and differences in tax schemes and thresholds.

Vehicle Safety

NAFTA Region

Under U.S. federal law, all vehicles sold in the U.S. must comply with Federal Motor Vehicle Safety Standards (FMVSS) promulgated by NHTSA, and also must be certified by their manufacturer as being in compliance with those standards. In addition, if a vehicle contains a defect that is related to motor vehicle safety or does not comply with an applicable FMVSS, the manufacturer must notify vehicle owners and provide a remedy. Moreover, the Transportation Recall Enhancement, Accountability, and Documentation Act requires manufacturers to report certain information related to claims and lawsuits involving fatalities and injuries in the U.S. if alleged to be caused by their vehicles, and other information related to customer complaints, warranty claims, and field reports in the U.S., as well as information about fatalities and recalls outside the U.S.

Several new or amended FMVSSs will take effect during the next few years in certain instances under phase-in schedules that require only a portion of a manufacturer’s fleet to comply in the early years of the phase-in. These include an amendment to the side impact protection requirements that added several new tests and performance requirements (FMVSS No. 214), an amendment to roof crush resistance requirements (FMVSS No. 216), and a new rule for ejection mitigation requirements (FMVSS No. 226). In addition, NHTSA has adopted a new FMVSS that would require all light vehicles to be equipped with a rear-mounted video camera and an in-vehicle visual display, and another to mandate the content recorded on event data recorders. Compliance with these new requirements, as well as other possible prospective NHTSA requirements, is likely to be difficult and/or costly.

NHTSA recently published guidelines for driver distraction, and, although not rising to the level of a FMVSS, there may be substantial costs associated with conformance.

At times, organizations like NHTSA or the IIHS issue or reissue safety ratings applicable to vehicles. Changes to these ratings are subject to the agencies’ discretion. IIHS recently introduced new tests and modified its “Top Safety Pick” protocol. Pursuant to the new protocol, many of our vehicles’ existing Top Safety Pick ratings are at risk, and we could incur significant expense to maintain those ratings, or could suffer negative public relations if we do not maintain them.

Finally, NHTSA previously announced that it would issue regulations regarding its Connected Vehicles strategy in 2013. These regulations could subject the Group to substantial costs for vehicle integration components and software and may require auto manufacturers to provide significant funding for a national technology operating system. The regulations may also implicate cybersecurity issues that place additional legal and financial responsibilities on the Group.

LATAM Region

Most countries, including Argentina and Brazil, have adopted standards that follow the European regulations for vehicle safety. In these countries, efforts are under way to further conform regulations to those in place in Europe. See “—EMEA Region” below.

APAC Region

Many countries in the Asia Pacific region, including China, South Korea, Japan and India, have adopted or are adopting measures for pedestrian protection.

EMEA Region

Vehicles sold in Europe are subject to vehicle safety regulations established by the EU or by individual Member States. In 2009, the EU established a simplified framework for vehicle safety, repealing more than 50 then-existing directives and replacing them with a single regulation aimed at incorporating relevant United Nations, or UN, standards. The incorporation of UN standards commenced in 2012. With respect to regulations on advanced safety systems, the EC now requires new model cars from 2011 on to have electronic stability control systems, required tire pressure monitoring systems beginning in 2012, introduced regulations relating to low-rolling resistance tires in 2013 and require heavy vehicles to have advanced emergency braking systems and lane departure warning systems. From April 2009, the criteria for whole vehicle type approval were extended to cover all new road vehicles, to be phased in over five years depending on the vehicle category. The extension also clarifies the criteria applicable to small commercial vehicles. In the EU, new safety requirements came into force starting in November 2012 for new vehicle types and come into force in 2014 for all new vehicles sold in the EU market. The new mandatory measures include safety belt reminders, electric car safety requirements and easier child seat anchorages.

Industrial Environmental Control

Our operations are subject to a wide range of environmental protection laws including those laws regulating air emissions, water discharges, waste management and environmental clean-up. Certain environmental statutes require that responsible parties fund remediation actions regardless of fault, legality of original disposal or ownership of a disposal site. Under certain circumstances, these laws impose joint and several liability as well as liability for related damages to natural resources. Our Environmental Management System, or EMS, formalizes our commitment to responsible management of the environment. Applied at all plants worldwide, the EMS consists of methodologies and processes designed to prevent or reduce the environmental impact of our manufacturing activities, and our Group Environmental Guidelines establish our policies on environmental targets.

Implementing an EMS compliant with the requirements of the ISO 14001 standard is one of our main objectives. Receipt of an ISO 14001 certification confirms that an organization has a management system capable of keeping the environmental impact of its operations under control and that it systematically seeks to improve this system in a way that is coherent, effective and, above all, sustainable. As of December 31, 2013, 133 of our plants, representing 96.3 percent of our industrial revenues (revenues attributable to the activities and plants that we directly control) and 93 percent of manufacturing employees, were ISO 14001-certified. By the end of 2014, all of our plants that were operating worldwide in 2012 are expected to be ISO 14001-certified.

Our focus on environmental and sustainability issues is also reflected through our WCM program. During 2013, approximately 3,000 projects were implemented under the WCM program. These projects yielded a significant reduction in energy consumption, which generated cost savings of €70 million and avoided 180,000 tons of CO2 emissions. In 2013, expenditures and investments for the environment amounted to €97 million.

Energy Consumption and Emissions

We are committed to reducing the use of fossil fuels and emission of greenhouse gases in response to increasingly stringent regulations, while at the same time yielding energy-related cost savings. As a result of several energy efficiency initiatives, we achieved a 2.8 percent reduction in total energy consumption from 2010 to 2013. At our vehicle assembly and stamping plants, the energy consumption per vehicle produced decreased 14.2 percent compared with the baseline year of 2010. The related CO2 emissions per vehicle produced decreased 15.5 percent in that same period, falling from 0.612 tons per vehicle produced in 2010 to 0.517 tons per vehicle produced in 2013. In addition, utilization of renewable energy at our plants accounted for 9.7 percent of total energy consumed in 2013. We also cut CO2 emissions by 4.7 percent over the 2010 baseline year through reductions in energy consumption and use of cleaner sources of energy.

Water Management

Water conservation has become an issue of critical importance. As a result of population growth, water is becoming an increasingly scarce and precious resource. Our Water Management Guidelines establish methodologies and procedures targeted at maximizing water recycling and reuse. In 2013, our plants reused 98.8 percent of water utilized in the manufacturing cycle worldwide, resulting in total water savings in excess of 2 billion cubic meters. Additionally, we reduced water withdrawal by 3.6 percent in 2013 compared to 2012 and by 27.1 percent from 2010 to 2013.

Waste Management

We prioritize preventing the level of waste generated in order to minimize consumption of raw materials. Our Waste Management Guidelines are intended to maximize material reuse and recovery for the production of new base materials. Where neither reuse nor recovery is possible, we seek to dispose of materials using the method having the least environmental impact. Between 2011 and 2013, the total amount of waste generated has decreased by 2.5 percent. Due to the continuous improvement achieved in this area, the percentage of total waste recovered has increased to 72.7 percent and waste sent to landfills has been reduced to 24.3 percent. We seek to reduce the quantities of hazardous waste generated. In 2013, we successfully reduced the total amount of hazardous waste generated by 3.1 percent compared with 2012 and 36.7 percent compared with 2010.

Workplace Health and Safety

We are committed to ensuring a safe and healthy working environment for all our employees, and have also extended these efforts toward suppliers, service providers and customers. Our Occupational Health and Safety Guidelines are certified to the OHSAS 18001 standard. We focus on the following areas: application of uniform procedures for the identification and evaluation of risks, standards of safety and ergonomics in plant and machinery design, promotion of safe behavior through training initiatives and awareness campaigns, assurance of a healthy work environment and promotion of a healthy lifestyle. For several years, we have been tracking and analyzing monthly performance data in each of these areas to ensure that objectives are being met.

As of December 31, 2013, a total of 110 plants (including two operated through joint ventures), accounting for 147,000 employees, had an OHSMS in place and were OHSAS 18001-certified.

Applicability of Banking Law and Regulation to Financial Services

Several of our captive finance companies, each of which provide financial services to our customers, are regulated as financial institutions in the jurisdictions in which they operate. Fidis SpA, Ferrari Financial Services S.p.A and FGA Capital S.p.A., each incorporated in Italy, are subject to Bank of Italy supervision. Ferrari Financial Services AG, incorporated in Germany, is subject to the supervision of BAFIN, the German financial supervisory authority. Banco Fidis S.A., incorporated in Brazil, is subject to Brazilian Central Bank supervision. Fiat Credito Compañia Financiera S.A, incorporated in Argentina, is subject to Argentinian Central Bank supervision. Fiat Automotive Finance Co., Ltd, incorporated in China, is subject to the supervision of the Chinese Banking Regulatory Commission. As a result, those companies are subject to regulation in a wide range of areas including solvency, capital requirements, reporting, customer protection and account administration, among other matters.

Cyclical Nature of the Business

As is typical in the automotive industry, our vehicle sales are highly sensitive to general economic conditions, availability of low interest rate vehicle financing for dealers and retail customers and other external factors, including fuel prices, and as a result may vary substantially from quarter to quarter and year to year. Retail consumers tend to delay the purchase of a new vehicle when disposable income and consumer confidence are low. In addition, our vehicle production volumes and related revenues may vary from month to month, sometimes due to plant shutdowns, which may occur for several reasons, including production changes from one model year to the next. Plant shutdowns, whether associated with model year changeovers or other factors, such as temporary supplier interruptions, can have a negative impact on our revenues and a negative impact on our working capital as we continue to pay suppliers under standard contract terms while we do not receive proceeds from vehicle sales. Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Fiat Group—Liquidity and Capital Resources—Liquidity Overview” for additional information.

Legal Proceedings

As a global group with a diverse business portfolio, the Group is exposed to numerous legal risks, particularly in the areas of product liability, competition and antitrust law, environmental risks and tax matters, dealer and supplier relationships and intellectual property rights. Various legal proceedings, claims and governmental investigations are pending against us on a wide range of topics, including vehicle safety; emissions and fuel economy; dealer, supplier and other contractual relationships; intellectual property rights; product warranties and environmental matters. Some of these proceedings allege defects in specific component parts or systems (including air bags, seats, seat belts, brakes, ball joints, transmissions, engines and fuel systems) in various vehicle models or allege general design defects relating to vehicle handling and stability, sudden unintended movement or crashworthiness. These proceedings seek recovery for damage to property, personal injuries or wrongful death, and in some cases include a claim for exemplary or punitive damages. Adverse decisions in one or more of these proceedings could require us to pay substantial damages, or undertake service actions, recall campaigns or other costly actions.

On June 11, 2014 the European Commission announced the opening of an investigation against the Grand Duchy of Luxembourg into a tax ruling issued by the Luxemburg Tax Authorities in 2012 regarding the calculation of the taxable basis of the financing activities carried out by the Group subsidiary Fiat Finance and Trade for the benefit of the Group’s European operations, on the ground that such ruling could yield a tax treatment for Fiat Finance and Trade income in alleged violation of EU state aid rules. In the event that the relevant authorities determine such a violation occurred, Fiat Finance and Trade could be financially liable to the relevant authorities. While there can be no assurance as to the outcome of this investigation, the Group is confident of the legitimacy of such tax ruling and, in any case, is of the view that any potential financial exposure associated with the case would not be material.

Principal Subsidiaries

The following table sets forth a list of the principal subsidiaries that are directly or indirectly controlled by Fiat. Companies in the list are grouped according to each reportable segment.

For each company, the following information is provided: name, country of incorporation or residence, and the percentage interest held by Fiat and its subsidiaries at September 30, 2014.

PRINCIPAL SUBSIDIARIES AT SEPTEMBER 30, 2014

Name	Country	Percentage Interest Held
NAFTA Segment
Chrysler Group LLC	USA (Delaware)	100.00(1)
Chrysler Canada Inc.	Canada	100.00(1)

Name	Country	Percentage Interest Held
Chrysler de Mexico SA. de C.V.	Mexico	100.00(1)
LATAM Segment
Fiat Automoveis SA. - FIASA	Brazil	100.00
Banco Fidis S.A.	Brazil	100.00
Chrysler de Venezuela LLC	USA (Delaware)	100.00(1)
Fiat Auto Argentina S.A.	Argentina	100.00
APAC Segment
Chrysler Australia Pty. Ltd.	Australia	100.00(1)
Chrysler Group (China) Sales Co. Ltd.	People’s Republic of China	100.00(1)
EMEA Segment
Fiat Group Automobiles S.p.A.	Italy	100.00
Sata-Società Automobilistica Tecnologie Avanzate S.p.A.	Italy	100.00
Fiat Automobiles Serbia Doo Kragujevac	Serbia	66.67
Chrysler Russia SAO	Russia	100.00(1)
Chrysler South Africa (Pty) Limited	South Africa	100.00(1)
Fiat Auto Poland S.A.	Poland	100.00
Fiat Group Automobiles Germany AG	Germany	100.00
Fiat Group Automobiles UK Ltd	United Kingdom	100.00
Fiat Powertrain Technologies Poland Sp. z o.o.	Poland	100.00
Fidis S.p.A.	Italy	100.00
Luxury Brands
Ferrari S.p.A.	Italy	90.00
Ferrari Financial Services, Inc.	USA (Delaware)	81.00
Ferrari North America Inc.	USA (Delaware)	90.00
Ferrari Financial Services AG	Germany	81.00
Ferrari Maserati Cars International Trading (Shanghai) Co. Ltd.	People’s Republic of China	72.00(3)
Maserati S.p.A.	Italy	100.00
Maserati North America Inc.	USA (Delaware)	100.00
Components
Magneti Marelli S.p.A.	Italy	99.99(2)
Automotive Lighting LLC	USA (Delaware)	99.99
Automotive Lighting Reutlingen Gmbh	Germany	99.99
Magneti Marelli Sistemas Automotivos Industria e Comercio Ltda	Brazil	99.99
Teksid S.p.A.	Italy	84.79
Comau S.p.A.	Italy	100.00
Comau Inc.	USA (Michigan)	100.00
Holding Companies and Other Companies
Fiat North America LLC	USA (Delaware)	100.00
Fiat Finance S.p.A.	Italy	100.00
Fiat Finance and Trade Ltd S.A.	Luxembourg	100.00
Fiat Finance North America Inc.	USA (Delaware)	100.00
Neptunia Assicurazioni Marittime S.A.	Switzerland	100.00

(1)	On January 21, 2014, we acquired the remaining 41.5 percent of Chrysler that we did not previously own. See “—History of the Fiat Group and the Fiat-Chrysler Alliance.”
(2)	Fiat holds 100 percent of the voting interest in Magneti Marelli S.p.A.
(3)	In August 2014 Ferrari S.p.A. acquired an additional 21 percent in the share capital of Ferrari Maserati Cars International Trading (Shanghai) Co. Ltd. increasing its interest from 59 percent to 80 percent (the Group’s interests increased from 53.10 percent to 72 percent).

MANAGEMENT

Directors and Management of FCA

Set forth below are the names, year of birth and position of each of the persons currently serving as directors of FCA. Unless otherwise indicated, the business address of each person listed below will be c/o FCA, 25 St. James’ Street, London SW1A 1HA, United Kingdom.

Name	Year of Birth	Position
John Elkann	1976	executive director
Sergio Marchionne	1952	executive director
Andrea Agnelli	1975	non-executive director
Tiberto Brandolini d’Adda	1948	non-executive director
Glenn Earle	1958	non-executive director
Valerie A. Mars	1959	non-executive director
Ruth J. Simmons	1945	non-executive director
Ronald L. Thompson	1949	non-executive director
Patience Wheatcroft	1951	non-executive director
Stephen M. Wolf	1941	non-executive director
Ermenegildo Zegna	1955	non-executive director

Summary biographies for persons who are currently directors of FCA are included below:

John Elkann (executive director)—John Elkann was appointed chairman of Fiat on 21 April 2010 where he has served as vice chairman since 2004 and as a board member since December 1997. Mr. Elkann is also chairman and chief executive officer of Exor and chairman of Giovanni Agnelli e C. Sapaz. Born in New York in 1976, Mr. Elkann obtained a scientific baccalaureate from the Lycée Victor Duruy in Paris, and graduated in Engineering and Management from Politecnico, the Engineering University of Turin. While at university, he gained work experience in various companies of the Fiat Group in the UK and Poland (manufacturing) as well as in France (sales and marketing). He started his professional career in 2001 at General Electric as a member of the Corporate Audit Staff, with assignments in Asia, the USA and Europe. Mr. Elkann is chairman of Cushman & Wakefield and Editrice La Stampa and a board member of CNHI, The Economist Group, News Corporation and Banca Leonardo. Mr. Elkann is a member of the IAC of Brookings Institution and of MoMA. He also serves as vice chairman of the Italian Aspen Institute and of the Giovanni Agnelli Foundation.

Sergio Marchionne (executive director)—Mr. Marchionne currently serves as Chief Executive Officer of FCA and Chairman, Chief Executive Officer and Chief Operating Officer of Chrysler. Since October 2014, Mr. Marchionne has served as Chairman of Ferrari S.p.A. Mr. Marchionne leads FCA’s Group Executive Council and has been Chief Operating Officer of its NAFTA region since September 2011. He also serves as Chairman of CNHI. He was the chairman of Fiat Industrial and CNH Global N.V. until the integration of these companies into CNHI.

Prior to joining FCA, Mr. Marchionne served as Chief Executive Officer of SGS SA, Chief Executive Officer of the Lonza Group Ltd. and Chief Executive Officer of Alusuisse Lonza (Algroup). He also served as Vice President of Legal and Corporate Development and Chief Financial Officer of the Lawson Group after serving as Vice President of Finance and Chief Financial Officer of Acklands Ltd. and Executive Vice President of Glenex Industries.

Mr. Marchionne holds a Bachelor of Laws from Osgoode Hall Law School at York University in Toronto, Canada and a Master of Business Administration from the University of Windsor, Canada. Mr. Marchionne also holds a Bachelor of Arts with a major in Philosophy and minor in Economics from the University of Toronto.

Mr. Marchionne serves on the Board of Directors of Philip Morris International Inc. and as Chairman of SGS SA headquartered in Geneva. Additionally, Mr. Marchionne serves as Executive Chairman of CNHI, and as a director of Exor, a shareholder of Fiat and CNHI. Mr. Marchionne is on the Board of Directors of ACEA (European Automobile Manufacturers Association). He previously served as appointed non-executive Vice Chairman and Senior Independent Director of UBS AG as well as a director of Fiat Industrial.

Andrea Agnelli (non executive director)—Andrea Agnelli is chairman of Juventus Football Club S.p.A. and Lamse S.p.A., a holding company of which he is a founding shareholder. Born in Turin in 1975, he studied at Oxford (St. Clare’s International College) and Milan (Università Commerciale Luigi Bocconi). While at university, he gained professional experience both in Italy and abroad, including positions at: Iveco-Ford in London; Piaggio in Milan; Auchan Hypermarché in Lille; Schroder Salomon Smith Barney in London; and, finally, Juventus Football Club S.p.A. in Turin. He began his career in 1999 at Ferrari Idea in Lugano, where he was responsible for promoting and developing the Ferrari brand in non-automotive areas. In November 2000, he moved to Paris and assumed responsibility for marketing at Uni Invest SA, a Banque San Paolo company specialized in managed investment products. From 2001 to 2004, Mr. Agnelli worked at Philip Morris International in Lausanne, where he initially had responsibility for marketing and sponsorships and, subsequently, corporate communication. In 2005, he returned to Turin to work in strategic development for IFIL Investments S.p.A. (now Exor). Mr. Agnelli is a general partner of Giovanni Agnelli e C. S.a.p.az., a member of the board of directors of Exor, a member of the advisory board of BlueGem Capital Partners LLP, in addition to serving on the board of the European Club Association. Mr. Agnelli has been a member of the board of directors of Fiat since May 30, 2004.

Tiberto Brandolini d’Adda (non executive director)—Born in Lausanne (Switzerland) in 1948 and a graduate in commercial law from the University of Parma. From 1972 to 1974, Mr. Brandolini d’Adda gained his initial work experience in the international department of Fiat and then at Lazard Bank in London. In 1975, he was appointed assistant to the Director General for Enterprise Policy at the European Economic Commission in Brussels. In 1976 he joined Ifint, as general manager for France. In 1985, he was appointed general manager for Europe and then in 1993 managing director of Exor group (formerly Ifint), where he also served as vice chairman from 2003 until 2007. He has extensive international experience as a main board director of several companies, including: Le Continent, Bolloré Investissement, Société Foncière Lyonnaise, Safic-Alcan and advisory member of the European board of Blackstone.

Mr. Brandolini d’Adda served as director and then, from 1997 to 2003, as chairman of the conseil de surveillance of Club Mediterranée. In May 2004, he was appointed chairman of the conseil de surveillance of Worms & Cie, where he had served as deputy chairman since 2000. In May 2005, he became chairman and chief executive officer of Sequana Capital (formerly Worms & Cie). Then he served as chairman of the board of Sequana from 2007 to 2013. He was also a member of the board of Vittoria Assicurazioni S.p.A. from 2004 to 2010. Mr. Brandolini d’Adda currently serves as chairman of Exor S.A. (Luxembourg) and is also a member of the board of directors of YAFA S.p.A. He is general partner of Giovanni Agnelli & C. S. a.p.A. and vice chairman of Exor, formed through the merger between IFI and IFIL Investments. Brandolini d’Adda is Officier de la Légion d’Honneur. He has been a member of the board of directors of Fiat since May 30, 2004.

Glenn Earle (non executive director)—Glenn Earle is a Senior Advisor at Affiliated Managers Group Limited (AMG) and a Board Member and Trustee of the Royal National Theatre and of Teach First, where he is a member of the Finance Committee. He is also Chairman of the Advisory Board of Cambridge University Judge Business School. Mr. Earle retired in December 2011 from Goldman Sachs International, where he was most recently a Partner Managing Director and the Chief Operating Officer. He previously worked at Goldman Sachs in various roles in New York, Frankfurt and London from 1987, becoming a Partner in 1996. In 1979, he joined Grindlays Bank Group and from 1980 to 1985 worked in the Latin America Department in London and New York, leaving as a Vice President. He is a graduate of Emmanuel College, Cambridge and of Harvard Business School, where he earned an MBA with High Distinction and was a Baker Scholar and Loeb, Rhoades Fellow. His other activities include membership of the Development Advisory Forum of Emmanuel College, Cambridge, The Higher Education Commission and The William Pitt Group at Chatham House. His previous responsibilities include membership of the Board of Trustees of the Goldman Sachs Foundation and of the Ministerial Task Force for Gifted and Talented Youth. Mr. Earle has been an independent member of the Board of Directors of Fiat since June 23, 2014.

Valerie A. Mars (non executive director)—Valerie Mars serves as senior vice president & head of corporate development for Mars, Incorporated, a $32 billion diversified food business, operating in over 120 countries and one of the largest privately held companies in the world. In this position, she focuses on acquisitions, joint ventures and divestitures for the company. She served on the Mars, Incorporated audit committee, currently serves on its remuneration committee and is a member of the board of Royal Canin. Additionally, Mars is a member of the Rabobank North American Advisory Board and is on the Board of Hello Stage. Mars is also a founding partner of KKM, a consulting partnership dedicated to advising family businesses that are planning the transition from the owner-manager to the next generation. Mars served on the board of Celebrity Inc., a NASDAQ listed company, from 1994 to September 2000. Previously, Mars was the director of corporate development for Masterfoods Europe. Her European work experience began in 1996 when she became general manager of Masterfoods Czech and Slovak Republics. Mars joined M&M/Mars on a part time basis in 1992 and began working on special projects. Prior to joining Mars, Incorporated, Mars was a controller with Whitman Heffernan Rhein, a boutique investment company. She began her career with Manufacturers Hanover Trust Company supporting U.S. and global clients. Mars was involved in a number of community and educational organizations and currently serves on the Board of Conservation International. She is a director emeritus of The Open Space Institute. Previously she served on the Hotchkiss School Alumni Nominating Committee and the Prague American Chamber of Commerce Board.

Mars holds a Bachelor of Arts degree from Yale University and a MBA from the Columbia Business School.

Ruth J. Simmons (non executive director)—Ruth J. Simmons was appointed to the board of directors of Chrysler Group LLC in June 2012. Simmons, President of Brown University from 2001 until June 30, 2012, remains with the university as president emerita. Prior to joining Brown University, she was president of Smith College, where she started the first engineering program at a U.S. women’s college. She also was vice provost at Princeton University and provost at Spelman College and she held various positions of increasing responsibility until becoming associate dean of the faculty at Princeton University; she previously was assistant dean and then associate dean at the University of Southern California, she held various positions including acting director of international programs at the California State University (Northridge), she was assistant dean at the College of Liberal Arts, assistant professor of French at the University of New Orleans, admissions officer at the Radcliffe College, instructor in French at the George Washington University and interpreter—Language Services Division at the U.S. Department of State.

Simmons serves on several boards, including those of Princeton University and Texas Instruments.

Simmons is a graduate of Dillard University in New Orleans (1967), and received her Ph.D. in Romance languages and literatures from Harvard University (1973). Simmons is a Fellow of the American Academy of Arts and Sciences and a member of the Council on Foreign Relations.

Ronald L. Thompson (non executive director)—Ronald L. Thompson was appointed to the board of directors of Chrysler Group LLC on July 6, 2009. Thompson is currently chairman of the board of trustees for Teachers Insurance and Annuity Association (TIAA), a for-profit life insurance company that serves the retirement and financial needs of faculty and employees of colleges and universities, hospitals, cultural institutions and other nonprofit organizations. He also serves on the board of trustees for Washington University in St. Louis, Mo., and as a member of the advisory board of Plymouth Venture Partners Fund. Thompson was the chief executive officer and chairman of Midwest Stamping Company of Maumee, Ohio, a manufacturer of medium and heavy gauge metal components for the automotive market. Under Thompson’s ownership, the company experienced rapid growth as a Tier One automotive supplier and became one of the largest minority-

owned companies in the U.S. He sold the company in late 2005. Thompson has served on the boards of many different companies including Commerce Bank of St. Louis, GR Group (U.S.), Illinova Corporation, Interstate Bakeries Corporation, McDonnell Douglas Corporation, Midwest Stamping Company, Ralston Purina Company and Ryerson Tull, Inc. He was also a member of the board of directors of the National Association of Manufacturers. He was general manager at Puget Sound Pet Supply Company and chairman and chief executive officer at Evaluation Technologies. Thompson has served on the faculties of Old Dominion University, Virginia State University and the University of Michigan.

Thompson holds a Ph.D. and Master of Science in Agricultural Economics from Michigan State University and a Bachelor of Business Administration from the University of Michigan.

In addition, he has received many honors including: Top Entrepreneurs, U.S. Black Engineer & Information Technology Magazine (2004), National Minority Entrepreneur of the Year Black Achievement Award (1989), The Equitable Financial Companies Distinguished Community Service Award, Southern Illinois University Outstanding Business Leader of the Year, Tiffin University Distinguished Service to Education Award, Harris-Stowe State College.

Patience Wheatcroft (non executive director)—Patience Wheatcroft is a British national and graduate in law from the University of Birmingham. She is also a member of the House of Lords and a financial commentator and journalist. Ms. Wheatcroft currently serves on the advisory board of the public relations company Bell Pottinger LLP. She also serves as non-executive director of the wealth management company St. James’s Place PLC. Ms. Wheatcroft has a broad range of experience in the media and corporate world with past positions at the Wall Street Journal Europe, where she was editor-in-chief, The Sunday Telegraph, The Times, Mail on Sunday, as well as serving as non-executive director of Barclays Group PLC and Shaftesbury PLC. Since 2011, she has been a member of the House of Lords. Finally, Ms. Wheatcroft is also on the board of trustees of the British Museum. Ms. Wheatcroft has been an independent member of the board of directors of Fiat since April 4, 2012.

Stephen M. Wolf (non executive director)—Stephen M. Wolf was appointed to the board of directors of Chrysler Group LLC on July 6, 2009. Wolf became chairman of R. R. Donnelley & Sons Company, a full service provider of print and related services, in 2004, a position he held until 2014. He also served as the managing partner of Alpilles LLC since 2003. Previously, he was chairman of US Airways Group Inc. and US Airways Inc. Wolf was chairman and CEO of US Airways from 1996 until 1998. Prior to joining US Airways, Wolf had served since 1994 as senior advisor to the investment banking firm Lazard Frères & Co. From 1987 to 1994, he served as chairman and chief executive officer of UAL Corporation and United Airlines Inc. Wolf’s career in the aviation industry began in 1966 with American Airlines, where he rose to the position of vice president. He joined Pan American World Airways as a senior vice president in 1981 and became president and COO of Continental Airlines in 1982. In 1984, he became president and CEO of Republic Airlines, where he served until 1986 at which time he orchestrated the Company’s merger with Northwest Airlines. Thereafter, he served as chairman and CEO of Tiger International, Inc. and The Flying Tiger Line, Inc. where he oversaw the sale of the company to Federal Express. Wolf also serves as a member of the board of directors of Philip Morris International and as Chairman of the Advisory Board of Trilantic Capital Partners, previously Lehman Brothers Merchant Banking. Wolf had also served as chairman of Lehman Brothers Private Equity Advisory Board.

Wolf is an honorary trustee of The Brookings Institution. Wolf holds a Bachelor of Arts degree in Sociology from San Francisco State University.

Ermenegildo Zegna (non executive director)—Ermenegildo Zegna has been chief executive officer of the Ermenegildo Zegna Group since 1997, having served on the board since 1989. Previously, he held senior executive positions within the Zegna Group including the U.S., after a retail industry experience at Bloomingdale’s, New York. Zegna Group, a standard of excellence for the entire luxury fashion industry, is a vertically integrated company since 1910 that covers sourcing wool at the markets of origin, manufacturing, marketing right through directly operated stores. Under the guidance of the third generation, the Zegna Group expanded its network to 545 stores, of which 310 are fully owned, in over 100 countries. In 2013, the Zegna Group reached consolidated sales of €1.27 billion, achieving global leadership in men’s luxury wear.

He is also a member of the international advisory board of IESE Business School of Navarra; he is board member of the Camera Nazionale della Moda Italiana and of the Council for the United States and Italy. In 2011 he was nominated Cavaliere del Lavoro by the President of the Italian Republic.

A graduate in economics from the University of London, Ermenegildo Zegna also studied at the Harvard Business School.

The Group’s management consists of a Group Executive Council, or GEC, led by FCA’s Chief Executive Officer. The members of the GEC are:

•	Sergio Marchionne as Chief Executive Officer, FCA, Chairman and Chief Executive Officer, Chrysler, and Chief Operating Officer of NAFTA;

•	Alfredo Altavilla as Chief Operating Officer Europe, Africa and Middle East (EMEA) and Head of Business Development;

•	Cledorvino Belini as Chief Operating Officer Latin America;

•	Michael Manley as Chief Operating Officer APAC and Head of Jeep Brand;

•	Riccardo Tarantini as Chief Operating Officer Systems and Castings (Comau and Teksid);

•	Eugenio Razelli as Chief Operating Officer Components (Magneti Marelli);

•	Olivier François as Chief Marketing Officer and Head of Fiat Brand;

•	Harald Wester as Chief Technology Officer and Head of Alfa Romeo and Maserati;

•	Reid Bigland as Head of U.S. Sales, Head of NAFTA Alfa Romeo and Head of Canada;

•	Pietro Gorlier as Head of Parts & Service (MOPAR);

•	Lorenzo Ramaciotti as Head of Design;

•	Stefan Ketter as Chief Manufacturing Officer;

•	Scott Garberding as Head of Group Purchasing;

•	Bob Lee as Head of Powertrain Coordination;

•	Mark Chernoby as Head of Quality, Head of Product Portfolio Management and Chief Operating Officer Product Development;

•	Richard K. Palmer as Chief Financial Officer;

•	Linda Knoll as Chief Human Resources Officer;

•	Alessandro Baldi as Chief Audit Officer and Sustainability; and

•	Michael J. Keegan as GEC Coordinator.

Summary biographies for the persons who are currently members of the Fiat Group Executive Council are included below. For the biography of Mr. Marchionne, see above.

Alfredo Altavilla—Mr. Altavilla has been Chief Operating Officer Europe, Africa and Middle East (EMEA) since November 2012. He has also been a member of the Fiat Group Executive Councel (GEC) and Head of Business Development since September 2011. He began his career as an assistant at Università Cattolica, Milan. In 1990, he joined Fiat Auto, where he initially focused on international ventures in the area of strategic planning and product development. In 1995, he was appointed head of Fiat Auto’s Beijing office and in 1999 head of Asian Operations. He has been involved in Business Development since 2001, becoming responsible for coordination of the alliance with General Motors in 2002 and, in 2004, being assigned responsibility for management of all alliances. In September 2004, Mr. Altavilla was appointed Chairman of FGP (Fiat/GM Powertrain JV) and Senior Vice President of Business Development of Fiat Auto. From July 2005 to November 2006, he was Chief Executive Officer of Türk Otomobil Fabrikasil A.S. (TOFAS)—a 50-50 joint venture between Fiat Auto and Koç Holding listed on the Istanbul stock exchange—while retaining his role as head of Business Development. From November 2006 to October 2009, he was Chief Executive Officer of FPT—Fiat Powertrain Technologies. From July 2009 to June 2013, he was a member of the Board of Directors of Chrysler Group LLC. From October 2009 to November 2012 he was Executive Vice President of Business Development for Fiat Group. From November 2010 to November 2012 he was President and Chief Executive Officer of Iveco. He was also a member of the Fiat Industrial Executive Council (FIEC) from January 2011 to November 2012. Mr. Altavilla holds a degree in Economics from Università Cattolica, Milan.

Cledorvino Belini—Mr. Belini has been Chief Operating Officer Latin America and a member of the Fiat GEC since September 2011. He was appointed President of FIASA in 2004, and, in 2005, he also became President of Fiat Group Latin America and President of Fiat Finance Brazil. He currently also serves as Chairman of the Board of Fidis Bank Brazil. Mr. Belini started his career in 1967 in the Human Resources department at I.R.F. Matarazzo in Brazil. In 1970, he assumed a new role in the Systems & Methods department which he held until 1972. He joined the Fiat Group at Fiat Allis Brazil (CNH Brazil) where, from 1973 to 1986, he made a significant contribution in various roles including: Production Planning Director, Purchasing Director, Fiat Allis Logistic Director, Tractor Sales General Manager, Spare Parts Manager and Systems & Methods. In 1987, he joined Fiat Automóveis (FIASA) as Purchasing Director and was appointed Commercial Director in 1994. In 1997, Mr. Belini was made President of Magneti Marelli Latin America, a role which he held until 2003. Mr. Belini is a graduate in Business Administration. He also holds a Masters in Finance and an advanced MBA from INSEAD/FDC (France).

Michael Manley—Mr. Manley has been President and Chief Executive Officer—Jeep® Brand since June 2009. Mr. Manley was appointed to the Board of Directors of Chrysler Group LLC in June 2014. Mr. Manley was also the lead Chrysler Group executive for the international activities of Chrysler outside of NAFTA where he was responsible for implementing the co-operation agreements for distribution of Chrysler Group products through Fiat’s international distribution network. Previously, Mr. Manley was Executive Vice President—International Sales and Global Product Planning Operations at Chrysler from December 2008. In this position, he was responsible for product planning and all sales activities outside North America. Mr. Manley joined DaimlerChrysler in 2000 as Director of Network Development of DaimlerChrysler United Kingdom, Ltd., bringing with him extensive experience in the international automobile business at the distributor level. He holds a Master of Business Administration from Ashridge Management College.

Riccardo Tarantini—Mr. Tarantini has been Chief Operating Officer of Systems and Castings and a member of the Fiat GEC since September 2011. He was Managing Director and General Manager of Teksid from February 2003 to September 2011. From August 2006 to September 2011 he was also Chief Executive Officer of Comau. Mr. Tarantini joined 3M Italia in 1974, as a plant controller. The following year he moved to Delchi S.p.A. (Westinghouse Electric) in charge of Corporate Reporting, later becoming Head of Control and Finance. He joined Teksid in 1979 as Central Controller for the Diversified products grouping, later taking charge of Administration and Control, first of the Tube and Pipe division and then of the Aluminium Foundry division. He worked for Toro for two years (1985-1986) as head of the Management Control Project, and returned to Teksid in 1987 in other management positions. After four years of managerial experience in the U.S.A., he was appointed head of the Aluminium Foundries division and then Assistant General Manager of the Metallurgical Products Sector, responsible for New Initiatives and International Development. Mr. Tarantini has a degree in the Economics of Industrial Companies from the Bocconi University of Milan. He has also taken specialization courses in Milan and Fontainebleau.

Eugenio Razelli—Mr. Razelli has been Chief Operating Officer of Components and a member of the Fiat GEC since September 2011. He was appointed Chief Executive Officer of Magneti Marelli in April 2005. He began his career at Fiat Auto and Zanussi, going on to become Chief Executive Officer of Gilardini Industriale in 1983. Mr. Razelli subsequently held positions of growing responsibility at Comind (General Manager of Stars and Politecna) and Magneti Marelli. At the Components Sector of Fiat Group, in particular, he served as General Manager of the Electronic Components Division, Executive Vice President Manufacturing for the Electromechanical Components Group and, later on, General Manager of the same Group. In 1991, he was appointed President of Engine Control Systems. He moved to Pirelli Cavi in 1993 as Vice President Manufacturing, and was later appointed President and Chief Executive Officer of Pirelli Cable North America. Upon his return to Italy in 1997, Mr. Razelli continued to work at Pirelli Cavi, serving first as Senior Executive Vice President, Telecom Division and then as Senior Executive Vice President, Energy Division. From 2001 to 2003, he was President and Chief Executive Officer of Fiamm. From May 2003 to March 2005, Mr. Razelli served as Senior Vice President of Business Development at Fiat. He holds a degree in Electrical Engineering.

Olivier François—Mr. François has been Head of Fiat brand, Chief Marketing Officer and a member of the Fiat Group Executive Council since September 2011. Previously, Mr. François was President and Chief Executive Officer for the Chrysler brand from October 2009 to September 2011. Prior to that, he was President and Chief Executive Officer for the Lancia brand. He was also the lead marketing executive at Chrysler Group with responsibility for marketing strategies, brand development and advertising for the Chrysler Group and Fiat Group Automobiles brands. He has been the lead executive for Fiat Group Automobiles’ Lancia brand since September 2005. To enhance the effectiveness of Fiat Group Automobiles and further strengthen synergies within the company, from January 2009 to March 2013 he was head of Brand Marketing Communication with responsibility for coordinating communication activities for all brands. Before joining Fiat in 2005, Mr. François worked in positions of increasing responsibility at Citroën. He holds a degree in economy, finance and marketing from Dauphine University and a diploma from the IEP (Institute des Sciences Politiques) in Paris.

Harald Wester—Mr. Wester has been Chief Technology Officer since September 2007. He has also been Head of Alfa Romeo and Maserati and a member of the Fiat GEC since September 2011. While holding his role as Chief Technology Officer, in August 2008 he was appointed Chief Executive Officer of Maserati and in January 2009 was appointed Chief Executive Officer of Abarth & C. S.p.A. From 2011 to 2013 he was Chief Executive Officer of Alfa Romeo Automobiles. Mr. Wester started his professional career at Volkswagen AG in Wolfsburg, where he was General Manager of the Vehicle Research & New Concepts department from 1991 to 1995. Later that year, he joined Audi AG in Ingolstadt where he became Program Manager for the A2 models & Special Vehicles, a position that he held until January 1999. Subsequently, he joined Ferrari S.p.A. at Maranello as Director of Product Development, where he remained until January 2002. Mr. Wester was then hired by Magna Steyr AG, Magna AG (Graz, Vienna) as Group President Engineering and Chief Technical Officer (Research, Development and Technologies). In 2004 he joined the Fiat Group where he took on the role of Chief Technical Officer of Fiat Group Automobiles. Mr. Wester holds a Masters in Mechanical Engineering from Braunschweig University.

Reid Bigland—Mr. Bigland was appointed Head of Alfa Romeo brand for the NAFTA region in August 2014 and has been a member of the Fiat GEC since September 2011. Mr. Bigland was appointed to the Board of Directors of Chrysler Group LLC in June 2014. He was named Head of U.S. sales in June 2011. In his capacity as Head of U.S. sales, he is in charge of sales strategy, dealer relations and operations, order facilitation, incentives and field operations in the U.S. He remains President and Chief Executive Officer of Chrysler Canada,

a position he was named to in July 2006. Mr. Bigland also serves as Chairman of Chrysler Canada. He was Head of Ram until August 2014 and Head of Dodge Brand until April 2013. Previously, he was President of Freightliner Custom Chassis Corporation, a South Carolina-based company. During Mr. Bigland’s career he has had responsibility for all aspects of Management, including Human Resources, Sales and Marketing, Manufacturing, Engineering, Product Planning, Customer Service and Distribution in both Canada and the U.S. Mr. Bigland has served on the Board of Directors of the University of Windsor since 2006. He received a Bachelor of Arts from the University of British Columbia. Mr. Bigland holds both American and Canadian citizenship.

Pietro Gorlier—Mr. Gorlier has been Head of Parts & Service (MOPAR) and a member of the Fiat GEC since September 2011. Mr. Gorlier was appointed President and Chief Executive Officer of MOPAR Brand Service, Parts and Customer Care, Chrysler , in June 2009. He had shared accountability with the brands, and was responsible for parts and services growth and delivery and developing an integrated world class approach to customer support. He joined Chrysler from Fiat Group Automobiles and CNH , where he previously served as head of the Network and Owned Dealerships organization. Mr. Gorlier joined the Fiat Group in 1989 as a Market Analyst in Iveco and held various positions in Logistics, After Sales, and Customer Care before joining Fiat Group Automobiles in 2006 in Network Development. He holds a Master of Economics from the University of Turin.

Lorenzo Ramaciotti—Mr. Ramaciotti has been Head of Design and a member of the Fiat GEC since September 2011. Mr. Ramaciotti was Head of Style for Fiat Group Automobiles from June 2007 to September 2011. He has a broad professional experience in automobile styling from his time at Pininfarina. He joined Pininfarina in 1973 and was soon responsible for producing models and prototypes. In 1982 he was appointed Deputy Manager of Pininfarina Studi e Ricerche at Cambiano. Six years later he became General Manager, and in 1994, he became a member of the Board of Directors. In 2002 he was appointed Chief Executive Officer of Pininfarina Ricerca e Sviluppo S.p.A. During the 17-year-period in which he headed the Pininfarina design, he developed approximately 20 concept cars, several of which were awarded at the international level, and directed successful automobile projects on behalf of several manufacturers. He developed the Maserati Quattroporte, as well as some of the most beautiful Ferrari models: the 550 Maranello, the 360 Modena, the Ferrari Enzo, and the current Ferrari F430 and 612 Scaglietti. Mr. Ramaciotti graduated in Mechanical Engineering at the Turin Polytechnic.

Stefan Ketter—Mr. Ketter has been Chief Manufacturing Officer and a member of the Fiat GEC since September 2011. He was appointed Chief Manufacturing Officer of the Fiat Group in January 2008. Mr. Ketter entered BMW Munich in 1986 as a trainee and held positions of growing responsibility in the technical area until 1996, when he was appointed Quality Manager. In 1996 Mr. Ketter joined AUDI and, in 1997, he became Quality Director of America Latina VW Group. In this framework, he was charged with the launch of a new plant in Brazil for export to the United States. From 2002 to 2004, he was responsible for Quality & Service of Volkswagen of America, where he integrated Group activities and regional operations. From 2004 to 2008 he was head of Quality at Fiat Group Automobiles, and from 2005 to 2008 was responsible for Manufacturing. From 2006 to 2008 he also took on responsibility for coordinating implementation of World Class Manufacturing for the Fiat Group. Mr. Ketter holds a degree in Mechanical Engineering at the Technical University of Munich and took Business Management courses at Insead in France.

Scott Garberding—Mr. Garberding has been Fiat Chrysler Head of Group Purchasing and a member of the Fiat GEC since September 2013. From 2009 to 2013 he was Senior Vice President of Manufacturing/World Class Manufacturing at Chrysler. In this position, he was responsible for all assembly, stamping, and powertrain manufacturing operations worldwide as well as implementation of the World Class Manufacturing system at all Chrysler manufacturing facilities. He was also Head of Manufacturing/World Class Manufacturing at Chrysler from 2009. Prior to that, he was Senior Vice President and Chief Procurement Officer of Chrysler from June 2009. He also held the position of Senior Vice President and Chief Procurement Officer at Chrysler from 2008, with responsibility for all global sourcing activities worldwide. He previously served as Vice President of Global

Alliance Operations in 2008 and prior to that as Vice President of Supply and Supplier Quality of Chrysler beginning in 2007. Mr. Garberding joined Chrysler Corporation in 1993 in the Manufacturing organization. He holds a Bachelor of Science degree in Electrical Engineering from the University of Texas (1986) and a Master of Business Administration degree in Management from the Massachusetts Institute of Technology (MIT) (1993).

Robert (Bob) Lee—Mr. Lee has been Head of Powertrain Coordination and a member of the Fiat GEC since September 2011. He was appointed Vice President and Head of Engine and Electrified Propulsion Engineering at Chrysler in July 2011, with responsibility for directing the design, development and release of all engines and electrified propulsion systems for Chrysler products. Mr. Lee joined the company in 1978 as an engineer-in-training in the Chrysler Institute of Engineering program and has since held a variety of positions in different areas of Powertrain. He has been an active member of the Society of Automotive Engineers (SAE) since 1978 and is a founding member of the SAE North American International Powertrain Conference Leadership Team where he served as the 2007 NAIPC Conference Chairman. Mr. Lee is known for leading many new engine programs including the rebirth of the HEMI® V-8 engine in 2003 and the new Pentastar V-6 engine in 2010. Mr. Lee holds a Master of Business Administration degree from Michigan State University, a Master of Science degree in Mechanical Engineering from the University of Michigan and a Bachelor of Science degree in Mechanical Engineering from Ohio State University.

Mark Chernoby—Mr. Chernoby was appointed Head of Quality in October 2014 and Chief Operating Officer Product Development in August 2014. He has been Head of Product Portfolio Management and a member of the Fiat GEC since September 2011. He was also appointed Senior Vice President of Engineering at Chrysler in April 2012. He also currently serves as Product Committee Coordinator for the NAFTA Region. Prior to his current role, Mr. Chernoby was Head of Vehicle Engineering. Since joining Chrysler Corporation in 1985 as a powertrain engineer, Mr. Chernoby has made use of his experience in focused component engineering, advanced vehicle programs and vehicle homologation for Chrysler, Jeep® and Dodge products. In 2005, Mr. Chernoby was elected chair for the SAE Technical Standards Board, and in 2007, he served as a member of the Hydrogen Technology Advisory Committee reporting to the U.S. Secretary of Energy. He holds a master’s degree in business administration from the University of Michigan and a master’s degree in mechanical engineering from the University of Michigan. His studies began with a bachelor’s degree in mechanical engineering from Michigan State University.

Richard K. Palmer—Mr. Palmer is the Chief Financial Officer of FCA and Chief Financial Officer of Chrysler. He became the Chief Financial Officer of Chrysler in 2009 and Chief Financial Officer of Fiat in 2011. Mr. Palmer was appointed to the Board of Directors of Chrysler in June 2014. Prior to joining Chrysler, Mr. Palmer was Chief Financial Officer of Fiat Group Automobiles S.p.A., a position he held from December 2006. He joined the Fiat Group in 2003 as Chief Financial Officer of Comau and later moved to Iveco in the same role. From 1997 until 2003, Mr. Palmer was Finance Manager for several business units at General Electric Oil and Gas. Mr. Palmer spent the first years of his career in Audit with UTC and Price Waterhouse. Mr. Palmer is a member of the Board of Directors of R.R. Donnelley & Sons Co. Mr. Palmer is a Chartered Accountant and member of ICAEW (UK) and he holds a Bachelor of Science degree in Microbiology and Microbial Technology from the University of Warwick (U.K.).

Linda Knoll—Ms. Knoll has been Chief Human Resources Officer and a member of the Fiat GEC since September 2011. Concurrently, she has been Senior Vice President of Human Resources for CNH since September 2007 and Chief Human Resources Officer for Fiat Industrial since January 2011. She is also a member of the CNHI Group Executive Council. Ms. Knoll first joined CNH in 1994 from the Land Systems Division of General Dynamics Corporation. Since then, she has held numerous roles at CNH, which ultimately culminated in a variety of high-level leadership appointments. Her first position was with Case Corporation as Manager of Development for Production Programs in 1994. In 1995, she was appointed Director of Supply Chain Planning, and in 1996, Product Development Director for Advanced Farming Systems (AFS). With the formation of CNH in 1999, she became Vice President and General Manager of the Crop Production Global Product Line.

From 2003-2005, she served as Vice President, North America Agricultural Industrial Operations. For the following two years, 2005-2007, she served as Executive Vice President for Worldwide Agricultural Manufacturing and then briefly as Executive Vice President, Agricultural Product Development. Ms. Knoll served as interim President of CNH Parts and Service from 2010-2011. She represented CNH on the National Association of Manufacturers (NAM)’s Board of Directors from 2007-2011. Ms. Knoll holds a Bachelor of Science degree in Business Administration from Central Michigan University.

Alessandro Baldi—Mr. Baldi has been Head of Audit & Compliance since February 2013. He also coordinates the Fiat Group’s sustainability initiative. He began his professional career in 1981 as an auditor at Ernst & Young in Zurich, and subsequently became Senior Manager. In 1989, he joined the Internal Audit department at Alusuisse Lonza in Zurich (Algroup), and later became head of the department. In 1994, he was appointed Group Controller at Algroup. In 1997, Mr. Baldi became Chief Financial Officer of Algroup’s Aluminum Sector and the following year resumed his previous role as Group Controller. In 1999, he was appointed Group Controller for Lonza Group, the company formed through the demerger of the chemical and energy businesses of Algroup. In 2002, he moved to Société Générale Services (SGS) in Geneva to serve as Group Controller. Mr. Baldi was Head of Fiat Group Control from August 2004 to August 2011 and Head of Fiat Services & Holdings from September 2011 to January 2013. He was also Group Executive Council Coordinator. Mr. Baldi is a Swiss Chartered Accountant.

Michael J. Keegan—Mr. Keegan has been Group Executive Council Coordinator and a member of the Fiat GEC since October 2013. He was also appointed Senior Vice President—Human Resources, Chrysler effective January 2014. Mr. Keegan was appointed to the Board of Directors of Chrysler Group LLC in June 2014. From 2009 to 2013 he covered the role of Senior Vice President Supply Chain Management in Chrysler. In this position he was responsible for critical volume planning and logistics functions in close coordination with the Brand Chief Executive Officers, establishing consistent and effective supply chain processes. Prior to his current role, Mr. Keegan was Volume Planning and Sales Operations Vice President. Mr. Keegan was also appointed Corporate Sustainability Officer for Chrysler Group in November 2012. In this role, Mr. Keegan leads Chrysler’s activities with respect to sustainable development, encompassing the areas of economic success, environmental stewardship, and social responsibility. Since joining Chrysler Corporation in 1990 as a Finance Controller, Mr. Keegan has held various roles in Finance, Sales & Marketing controlling, Strategic Planning and Post Demerger Integration. Mr. Keegan earned a Bachelor of Business Administration degree in Accounting from the University of Michigan (1988). He also earned a Master of Business Administration degree in Finance from Indiana University (1990).

Committees

On October 13, 2014, the Board of Directors of FCA appointed the following internal committees: (i) an Audit Committee; (ii) a Governance and Sustainability Committee and (iii) a Compensation Committee, such appointment becoming effective as of the Merger effective date.

The Audit Committee consists of the following members:

Name	Position
Glenn Earle	Chairman
Ronald L. Thompson	Member
Patience Wheatcroft	Member

On October 29, 2014, the Board of Directors approved the charter of the Audit Committee. The function of the Audit Committee shall be to assist the Board of Directors’ oversight of, inter alia: (i) the integrity of the Company’s financial statements, including any published interim reports; (ii) the Company’s financing; (iii) the systems of internal controls that management and/or the Board of Directors have established; (iv) the Company’s compliance with legal and regulatory requirements; (v) the Company’s policies and procedures for addressing certain actual or perceived conflicts of interest; (vi) risk management guidelines and policies; and (vii) the implementation and effectiveness of the company’s ethics and compliance program. The Audit Committee shall be comprised of at least three (3) non-executive directors elected by the Board of Directors. Each member of the Audit Committee shall:

•	neither have a material relationship with the Company, as determined by the Board of Directors nor be performing the functions of auditors or accountants for the Company;

•	be an “independent” member of the Board of Directors under the rules of the NYSE and Rule 10A-3 under the Exchange Act and within the meaning of the Dutch Corporate Governance Code; and

•	be “financially literate” and have “accounting or selected financial management expertise” qualifications, as determined by the Board of Directors.

At least one member of the Audit Committee shall be a “financial expert” as defined in the rules of the SEC and best practice provisions of the Dutch Code.

The Governance and Sustainability Committee consists of the following members:

Name	Position
John Elkann	Chairman
Patience Wheatcroft	Member
Ruth J. Simmons	Member

On October 29, 2014, the Board of Directors approved the charter of the Governance and Sustainability Committee. The function of the Governance and Sustainability Committee shall be to assist the Board of Directors with respect to the determination of, inter alia: (i) drawing up the selection criteria and appointment procedures for directors of the Company; (ii) periodic assessment of the size and composition of the Board of Directors; (iii) periodic assessment of the performance of individual directors and reporting this to the Board of Directors; (iv) proposals for appointment and reappointments of executive and non-executive directors. The Governance and Sustainability Committee shall be comprised of at least three (3) non-executive directors, at most two (2) of whom will not be independent under the Dutch Corporate Governance Code, elected by the Board of Directors.

The Compensation committee consists of the following members:

Name	Position
Stephen M. Wolf	Chairman
Valerie A. Mars	Member
Ermenegildo Zegna	Member

On October 29, 2014, the board of directors approved the charter of the Compensation Committee. The function of the Compensation Committee shall be to assist and advise the Board of Directors’ oversight of: (i) executive compensation; (ii) remuneration policy to be pursued; (iii) compensation of non-executive directors; (iv) remuneration report. The Compensation Committee shall be comprised of at least three (3) non-executive directors, at most one (1) of whom will not be independent under the Dutch Corporate Governance Code, elected by the Board of Directors.

Loyalty Voting Structure

For a description of the loyalty voting system of FCA please read “The FCA Shares, Articles of Association and Terms and Conditions of the Special Voting Shares—Loyalty Voting Structure.”

Voting—Shareholders Entitled to Vote

At general meetings, resolutions are adopted with the favorable vote of an absolute majority of votes validly cast at the meeting, unless otherwise provided for under the FCA Articles of Association or Dutch law.

In the event that a shareholder is unable to attend a general meeting, the shareholder may appoint another person to attend on his or her behalf by returning a completed and signed proxy form to FCA. Only persons in attendance at a general meeting who are either registered shareholders or holding proxies of registered shareholders as of the record date are entitled to vote at that general meeting. Persons with the right to vote or attend a general meeting shall be those persons who, as of the record date for attendance at that general meeting, are registered in FCA’s register of shareholders, if they are shareholders, and in the general meeting register, designated by the Board of Directors for such purpose, if they are not shareholders.

Record Date

The record date for a general meeting of FCA’s shareholders is 28 days prior to the date of that general meeting.

Group Structure

The principal subsidiaries of FCA are identified under the caption “Business—Principal Subsidiaries”.

Share Buy-Backs

Under Dutch law FCA as a public company with limited liability (naamloze vennootschap), may acquire its own fully paid-up shares for a consideration, subject to certain provisions of Dutch law and the FCA Articles of Association, if (i) the company’s equity after deduction of the acquisition price of the relevant shares, is not less than the sum of paid-up and called-up capital and any reserves that have to be maintained pursuant to Dutch law or the FCA Articles of Association, and (ii) FCA and its subsidiaries would not thereafter hold shares or hold a pledge over shares with an aggregate nominal value exceeding 50 percent of its issued share capital. Subject to certain exceptions under Dutch Law, FCA may only acquire its shares if its general meeting of shareholders has granted the FCA Board of Directors the authority to effect such acquisitions, such authority to be valid for a maximum period of 18 months.

No votes can be cast at a general meeting of shareholders on FCA shares held by FCA or its subsidiaries. Nonetheless, the holders of a right of usufruct or pledge in respect of shares held by FCA and its subsidiaries in its share capital are not excluded from the right to vote such shares, if the right of usufruct or pledge was granted prior to the time such shares were acquired by FCA or its subsidiaries. Neither FCA nor any of its subsidiaries may cast votes in respect of a share on which it or its subsidiaries holds a right of usufruct or pledge.

REMUNERATION OF THE MEMBERS OF THE BOARD OF DIRECTORS AND THE GROUP EXECUTIVE COUNCIL OF FCA

None of Messrs. Marchionne, Palmer or Neilson received compensation for their services as directors or officers of FCA prior to the effective time of the Merger.

Prior to the completion of the Merger, Fiat, as FCA’s sole shareholder, adopted a compensation policy, which will remain effective until a compensation policy will be approved by FCA’s first general shareholders’ meeting following completion of the Merger. The form and amount of the compensation to be paid to each of FCA’s directors will be determined by the FCA Board of Directors in accordance with the compensation policy. The remuneration of members of our Group Executive Council is consistent with Fiat’s past practice and its compensation policy.

Set forth below is information relating to the compensation that was paid in 2013 by Fiat and its subsidiaries to (i) the current members of the FCA Board of Directors, (ii) the individuals who served on Fiat’s Board of Directors as of December 31, 2013 and (iii) FCA’s current executive officers, all of whom served as executive officers of Fiat before the Merger.

The members of the FCA Board of Directors are:

•	John Elkann

•	Sergio Marchionne

•	Andrea Agnelli

•	Tiberto Brandolini d’Adda

•	Glenn Earle

•	Valerie A. Mars

•	Ruth J. Simmons

•	Ronald L. Thompson

•	Patience Wheatcroft

•	Stephen M. Wolf

•	Ermenegildo Zegna

Eur/000	Fixed compensation	Special offices	Salary (employees)	Participation in internal committees	Bonus and other incentives	Non-monetary benefits	Other compensation	Total compensation	Equity compensation (fair value)		Post-mandate indemnity
FIAT DIRECTORS
John Elkann (paid by Fiat S.p.A.)*	50.0	1,250.0	—	20.0	—	197.1	—	1,517.1	—		—
Sergio Marchionne (paid by Fiat S.p.A. and its subsidiaries)*	800.0	1,500.0	—	—	1,346.0	107.1	—	3,753.1	6,197.6	(1)	—
Andrea Agnelli (paid by Fiat S.p.A.)*	50.0	—	—	—	—	—	—	50.0	—		—
Joyce Victoria Bigio (paid by Fiat S.p.A.)	50.0	—	—	35.0	—	—	—	85.0	—		—
Tiberto Brandolini D’Adda (paid by Fiat S.p.A.)	50.0	—	—	—	—	—	—	50.0	—		—
René Carron (paid by Fiat S.p.A.)	50.0	—	—	40.0	—	—	—	90.0	—		—
Luca Cordero di Montezemolo (paid by Fiat S.p.A. and its subsidiaries)**	2,792.0(2)	—	—	—	2,742.0	—	—	5,534.0	—		—
Gian Maria Gros Pietro (paid by Fiat S.p.A.) (3)	50.0	—	—	45.0	—	—	—	95.0	—		—
Patience Wheatcroft (paid by Fiat S.p.A.)*	50.0	—	—	30.0	—	—	—	80.0	—		—
FIAT EXECUTIVE OFFICERS (4)

Paid by Fiat S.p.A.	—	—	5,711.1	—	1,647.0	46.5	—	7,404.6	—		1,061.6
Paid by Fiat S.p.A subsidiaries and/or affiliates.	—	—	4,498.2	—	2,522.9	144.4	787.2	7,952.7	10,028.0		239.2

(*)	Director of FCA.
(**)	Resigned effective October 13, 2014.
(1)	Nominal cost (non-cash item) recognized in the 2013 consolidated income statement against the increase of a specific equity reserve.
(2)	Includes compensation for office held at Fiat subsidiary Ferrari.
(3)	Effective June 23, 2014, Mr. Gros Pietro resigned from the Fiat Board of Directors and was replaced by Glenn Earle.
(4)	Includes 19 executive officers of Fiat at December 31, 2013.

The table below shows the stock options granted to directors and executive officers of Fiat as of December 31, 2013.

	Plan	Options held at beginning of the year			Options granted during the year						Options exercised during the year			Options expired during the year	Options held at the end of the year
		Number of options	Exercise price (*)	Possible exercise period (from/to – mm/yy)	Number of options	Average exercise price (*)	Possible exercise period (from/to – mm/yy)	Fair value on the granting date (*)	Granting date	Market price of the shares underlying the granting of the options (*)	Number of options	Exercise price (*)	Market price of the shares underlying the granting of the options (*)	Number of options	Number of options
FIAT DIRECTORS

Sergio Marchionne (paid by Fiat S.p.A.)**	July 26, 2004(2)	10,670,000	6.583	01/11- 01/16	—	—	—	—	—	—	—	—	—	—	10,670,000
	November 3, 2006(2)	6,250,000	13.370	11/10- 11/14	—	—	—	—	—	—	—	—	—	—	6,250,000
FIAT EXECUTIVE OFFICERS(1)
Paid by Fiat S.p.A.	November 3, 2006(2)	557,500	13.370	02/11- 11/14	—	—	—	—	—	—	105,000	13.370	15.632	156,250	296,250

(*)	Amounts expressed in Euro.
(**)	Director of FCA.
(1)	Includes 10 executive officers of Fiat at December 31, 2013.
(2)	Plan allows the beneficiary to receive one ordinary share of Fiat and one common share in CNH Industrial for each option held as the plan was established before the Demerger of Fiat Industrial (now CNH Industrial).

The table below shows the stock grants granted to directors or executive officers of Fiat as of December 31, 2013.

	Plan	Securities granted in the past financial years		Securities granted during the year					Securities forfeited during the year	Securities vested during the year			Securities relating to the year
		Number of securities	Vesting period (from/to)	Number of securities	Fair value on the granting date	Vesting period (from/to)	Granting date	Market price on the granting date	Number of securities	Number of securities		Value on the maturity date	Fair value (notional compensation cost) recognized as cost during the year (in (€/000)
FIAT DIRECTORS
Sergio Marchionne***
Paid by Fiat S.p.A.	Stock Grant of Fiat S.p.A. shares (04/04/2012)	4,666,667	2/22/13- 2/22/15	—	—			—	—	2,333,333	(1)	4.205(**)	6,005.0	(2)
Paid by Fiat S.p.A subsidiaries	Chrysler Directors’ Restricted Stock Unit Plan(3)	—		20,161.3	9.92(*)	7/30/13- 6/10/14	7/30/13	9.92(*)	—	25,032		9.00(*)	192.6
Total.		4,666,667		20,161.3	—			—	—	—		—	6,197.6
FIAT EXECUTIVE OFFICERS(4)
Paid by Fiat S.p.A subsidiaries	Chrysler Deferred Phantom Shares Plan	—		—	—			—	—	—		—	316.0
	Chrysler Cash Restricted Share Units	636,830	03/12/10- 06/30/15	53,552	9.92(*)	3/12/13- 6/30/15	2013	9.92(*)	—	196,748		9.00(*)	2,590.0
	Chrysler Long- Term Incentive Plan Restricted Share Units (02/23/2012)	133,536	2/23/12 2/23/15	172,320	9.00(*)	2/26/13- 2/26/16	2/26/13	9.00(*)	—	66,761		9.00(*)	1,439.0
	Chrysler Long Term Incentive Plan Performance Share Units (02/23/2012)	1,514,995	2/23/12 2/23/15	87,745	9.92(*)	12/1/13- 12/31/14	12/1/13	9.92(*)	—	—		—	5,683.0
Total.		2,285,361		313,617	—			—	—	263,509		—	10,028.0

(*)	Amounts expressed in U.S. dollars.
(**)	Amounts expressed in Euro.
(***)	Director of FCA.
(1)	As of the date of this prospectus, the beneficiary has not exercised his right with respect to the stock grants vested.
(2)	Nominal cost (non-cash item) recognized in the 2013 income statement against the increase of a specific equity reserve.
(3)	Mr. Marchionne does not receive any direct compensation for his service on behalf of Chrysler. In connection with his service as a director of Chrysler, similar to the equity-based compensation granted to the other board members, he was assigned “restricted stock units” under the Director RSU Plan. Such RSUs will be paid within 60 days following the date on which he ceases to serve as a director of Chrysler.
(4)	Includes 8 executive officers of Fiat at December 31, 2013.

The table below shows the monetary incentives granted to the directors or executive officers of Fiat as of December 31, 2013.

	Bonus in the reference year			Bonus related to past financial years
(€ Thousand)	Disbursed/ Disbursable	Deferred	Deferral period	No longer disbursable	Disbursed/ Disbursable	Further deferred
FIAT DIRECTORS
Sergio Marchionne*
Paid/Payable by Fiat S.p.A.	897.0	—	—	—	—	—
Paid/Payable by Fiat S.p.A subsidiaries	449.0	—	—	—	—	—

Total.	1,346.0	—	—	—	—	—

Luca Cordero di Montezemolo (paid by Fiat S.p.A subsidiaries)**	2,742.0(1)	—	—	—	—	—

FIAT EXECUTIVE OFFICERS(2)

Paid/Payable by Fiat S.p.A.	1,647.0	—	—	—	—	—
Paid/Payable by Fiat S.p.A subsidiaries	2,522.9	—	—	—	—	—

Total.	4,169.9	—	—	—	—	—

(*)	Director of FCA.
(**)	Resigned effective October 13, 2014.
(1)	Includes compensation for office held at Fiat subsidiary Ferrari.
(2)	Includes 19 executive officers of Fiat at December 31, 2013.

Share ownership

The table below shows the number of FCA common shares owned at December 3, 2014 by members of FCA’s board and GEC.

	Shares	%
FCA DIRECTORS AND EXECUTIVE OFFICERS OWNING FCA COMMON SHARES AT DECEMBER 3, 2014
Sergio Marchionne	12,102,411	0.74
John Elkann	133,000	—
Stephen M. Wolf	45,200	—
Alessandro Baldi	35,450	—
Alfredo Altavilla	17,158	—
Linda Knoll	13,500	—
Harald Wester	12,000	—
Michael Keegan	9,000	—
Eugenio Razelli	6,908	—
Stefan Ketter	4,803	—
Michael Manley	3,800	—
Ricardo Tarantini	3,000	—

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

Exor is the largest shareholder of FCA through its 30.81 percent shareholding interest in our issued common shares (as of December 2, 2014). See “The FCA Merger.” As a result of the loyalty voting mechanism, Exor’s voting power is approximately 46.15 percent.

Consequently, Exor could strongly influence all matters submitted to a vote of FCA shareholders, including approval of annual dividends, election and removal of directors and approval of extraordinary business combinations.

Exor is controlled by Giovanni Agnelli e C. S.a.p.az, (“G.A.”) which holds 51.39 percent of its share capital. G.A. is a limited partnership with interests represented by shares (Societa’ in Accomandita per Azioni), founded by Gianni Agnelli and currently held by members of the Agnelli and Nasi families, descendants of Giovanni Agnelli, founder of Fiat. Its present principal business activity is to purchase, administer and dispose of equity interests in public and private entities and, in particular, to ensure the cohesion and continuity of the administration of its controlling equity interests. The managing directors of G.A. are John Elkann, Umberto Brandolini d’Adda, Alessandro Nasi, Andrea Agnelli, Gianluigi Gabetti, Gianluca Ferrero and Maria Sole Agnelli.

Based on the information in FCA’s shareholder register, regulatory filings with the Netherlands Authority for the Financial Markets (stichting Autoriteit Financiële Markten, the “AFM”) and the SEC and other sources available to FCA, the following persons owned, directly or indirectly, in excess of three percent of the common shares of FCA, as of December 2, 2014:

FCA Shareholders	Number of Issued Common Shares	Percentage Owned
Exor	375,803,870	30.81
Baillie Gifford & Co.	62,484,782	5.12(1)

(1)	Baillie Gifford & Co. has voting power of approximately 3.88 percent.

Our reference shareholder, Exor, has indicated its intention to purchase for investment an amount of the offered Mandatory Convertible Securities that would protect against dilution of its approximately 31 percent ownership interest in our common shares. We expect that the underwriters will not receive any discounts or commissions relating to any Mandatory Convertible Securities purchased by Exor.

As of December 2, 2014, approximately 1,000 holders of record of FCA common shares had registered addresses in the U.S. and in total held approximately 220 million common shares, or 18 percent of the FCA common shares.

Related Party Transactions

The related parties of the Group are entities and individuals capable of exercising control, joint control or significant influence over FCA and its subsidiaries, companies belonging to the Exor Group (including the CNH Industrial Group) and unconsolidated subsidiaries, associates or joint ventures of the Group. Members of FCA’s Board of Directors, Board of Statutory Auditors and executives with strategic responsibilities and their families are also considered related parties.

The Group carries out transactions with unconsolidated subsidiaries, jointly-controlled entities, associates and other related parties, on commercial terms that are normal in the respective markets, considering the characteristics of the goods or services involved. Transactions carried out by the Group, which have had an effect on revenues, cost of sales, and trade receivables and payables, with unconsolidated subsidiaries, jointly-controlled entities, associates and other related parties, are primarily of a commercial nature; these transactions primarily involve the following:

•	the purchase of commercial vehicles from, and provision of services to, the CNHI Group;

•	the sale of motor vehicles to the joint venture Tofas-Turk Otomobil Fabrikasi A.S. and FGAC;

•	the sale of engines, other components and production systems and the purchase of commercial vehicles with Sevel;

•	the sale of engines, other components and production systems to Chrysler in the first five months of 2011;

•	the sale of engines, other components and production systems to companies of CNH Industrial and, for 2012, to Société Européenne de Véhicules Légers du Nord-Sevelnord Société Anonyme;

•	the provision of services and the sale of goods with Fiat India Automobiles Limited;

•	the provision of services and the sale of goods to the joint venture GAC FIAT Automobiles Co Ltd;

•	the provision of services (accounting, payroll, tax, information technology, purchasing and security) to the companies of CNH Industrial;

•	the purchase of commercial vehicles from the joint ventures Tofas-Turk Otomobil Fabrikasi A.S and, for 2012, Société Européenne de Véhicules Légers du Nord-Sevelnord Société Anonyme;

•	the purchase of engines from the VM Motori group in 2012 and in the nine months ended September 30, 2013; and

•	the purchase of commercial vehicles under contract manufacturing agreement from CNH Industrial.

The most significant financial transactions with related parties generated receivables from financing activities of the Group’s financial services companies due from joint ventures and asset-backed financing relating to amounts due to FGAC for the sale of receivables which do not qualify for derecognition under IAS 39 – Financial Instruments: Recognition and Measurement. At September 30, 2014, at December 31, 2013 and at December 31, 2012, receivables from financing activities due from related parties also included receivables due from CNHI Group companies mainly arising from customer factoring provided by the Group’s financial services companies. On the other hand, debt due to related parties included certain balances due to CNHI Group companies, mainly relating to factoring and dealer financing in Latin America.

In accordance with IAS 24, transactions with related parties also include compensation payable to Directors, Statutory Auditors and managers with strategic responsibilities. Please see Note 31 to the Annual Consolidated Financial Statements included elsewhere in this prospectus for further details on our related party transactions.

THE FCA SHARES, ARTICLES OF ASSOCIATION AND

TERMS AND CONDITIONS OF THE SPECIAL VOTING SHARES

FCA was incorporated as a public limited liability company (naamloze vennootschap) under the laws of the Netherlands on April 1, 2014 in contemplation of the Merger under the name Fiat Investments N.V. Upon effectiveness of the Merger, this name was changed to Fiat Chrysler Automobiles N.V. FCA’s corporate seat (statutaire zetel) is in Amsterdam, the Netherlands, and its registered office and principal place of business is located at 25 St. James’ Street, London SW1A 1HA, United Kingdom. Its telephone number is +44 (0) 2077 660311.

Following is a summary of material information relating to the FCA common shares, including summaries of certain provisions of the FCA Articles of Association, the terms and conditions in respect of the special voting shares and the applicable Dutch law provisions in effect at the date of this prospectus. The summaries of the FCA Articles of Association and the Terms and Conditions of Special Voting Shares as set forth in this prospectus are qualified in their entirety by reference to the full text of the FCA Articles of Association, and the FCA’s Terms and Conditions of Special Voting Shares.

Share Capital

The authorized share capital of FCA is forty million Euro (€40,000,000), divided into two billion (2,000,000,000) FCA common shares, nominal value of one Euro cent (€0.01) per share and two billion (2,000,000,000) special voting shares, nominal value of one Euro cent (€0.01) per share.

FCA has 35,000,000 common shares held in treasury. The shares held by FCA in its own capital may be offered and allocated for trading on the market in accordance with applicable laws and regulations.

The delegation of authority to the Board of FCA to authorize the issuance of common shares without pre-emptive rights enables FCA to offer and sell newly issued common shares or securities convertible into or exercisable for common shares of FCA. FCA may also offer and sell any or all of the 35 million common shares that it holds in treasury. FCA may carry out one or more of these market transactions for any purpose, including to facilitate the development of a more liquid trading market for FCA common shares on the NYSE.

In connection with the Merger, we assumed the obligations under the Fiat S.p.A. July 2004 Stock Options to CEO, the Fiat S.p.A. November 2006 Stock Option Plan and the Fiat S.p.A. 2012 Long Term Incentive Plan, which we refer to collectively as the Plans. As of the effectiveness of the Merger, there were an additional 31,163,334 common shares issuable under the Plans. As of the date of this prospectus only 2,333,334 common shares are issuable under the 2012 Long Term Incentive Plan to the CEO, as all other stock options have been exercised by the CEO and the other beneficiaries of the Plans. The CEO may exercise his rights in accordance with the terms of the 2012 Long Term Incentive Plan.

On October 29, 2014, the Board of Directors of FCA resolved to authorize the issuance of up to a maximum of 90,000,000 common shares under the framework equity incentive plan which had been adopted before the closing of the Merger. No grants have occurred under such framework equity incentive plan and any issuance of shares thereunder in the period from 2014 to 2018 will be subject to the satisfaction of certain performance/retention requirements. Any issuances to directors will be subject to shareholders approval.

Other than as described above, FCA has not increased its share capital since its incorporation or issued convertible or exchangeable bonds, warrants, options or other securities granting rights to FCA common shares.

FCA common shares are registered shares represented by an entry in the share register of FCA. The FCA Board of Directors may determine that, for the purpose of trading and transfer of shares on a foreign stock exchange, such share certificates shall be issued in such form as shall comply with the requirements of such foreign stock exchange. A register of shareholders is maintained by FCA in the Netherlands and a branch register is maintained in the U.S. on FCA’s behalf by the Transfer Agent, which serves as branch registrar and transfer agent.

Beneficial interests in FCA common shares that are traded on the NYSE are held through the book-entry system provided by The Depository Trust Company (“DTC”) and are registered in FCA’s register of shareholders in the name of Cede & Co., as DTC’s nominee. Beneficial interests in the FCA common shares traded on the MTA are held through Monte Titoli S.p.A., the Italian central clearing and settlement system, as a participant in DTC.

Directors

Set forth below is a summary description of the material provisions of the FCA Articles of Association (the “FCA Articles of Association”), relating to our directors. The summary does not restate the Articles of Association in their entirety.

FCA’s directors serve on the FCA Board of Directors for a term of approximately one year, such term ending on the day that the first annual general meeting of the shareholders is held in the following calendar year. FCA’s shareholders appoint the directors of the FCA Board of Directors at a general meeting. Each director may be reappointed at any subsequent general meeting of shareholders. The general meeting of shareholders determines whether a director is an executive director or a non-executive director.

The FCA Board of Directors is a one tier board and consists of three or more members, comprising both members having responsibility for the day-to-day management of FCA (executive directors) and members not having such day-to-day responsibility (non-executive directors). The tasks of the executive and non-executive directors in a one-tier board such as FCA’s Board of Directors may be allocated under or pursuant to the FCA Articles of Association, provided that the general meeting has stipulated whether such director is appointed as executive or as non-executive director and furthermore provided that the task to supervise the performance by the directors of their duties can only be performed by the non-executive directors. In addition, an executive director may not be appointed chairman of the board or delegated the task of establishing the remuneration of executive directors or nominating directors for appointment. Tasks that are not allocated fall within the power of the FCA Board of Directors as a whole. Regardless of an allocation of tasks, all directors remain collectively responsible for the proper management and strategy of FCA (including supervision thereof in case of non-executive directors).

FCA has a policy in respect of the remuneration of the members of the FCA Board of Directors. With due observation of the remuneration policy, the FCA Board of Directors may determine the remuneration for the directors in respect of the performance of their duties. The FCA Board of Directors must submit to the general meeting of shareholders for its approval plans to award shares or the right to subscribe for shares.

FCA shall not grant the directors any personal loans or guarantees.

Loyalty Voting Structure

FCA issued special voting shares with a nominal value of one Euro cent (€0.01) per share, to those shareholders of Fiat who elected to receive such special voting shares upon closing of the Merger in addition to FCA common shares, provided they met the conditions more fully described under “—Terms and Conditions of the Special Voting Shares” below.

Subject to meeting certain conditions, FCA common shares can be registered in the loyalty register of FCA (the “Loyalty Register”) and may qualify as qualifying common shares (“Qualifying Common Shares”). The holder of Qualifying Common Shares are entitled to receive without consideration one FCA special voting share in respect of each such Qualifying Common Share. Pursuant to the terms and conditions of the FCA special voting shares (the “Terms and Conditions”), and for so long as the FCA common shares remain in the Loyalty Register, such FCA common shares shall not be sold, disposed of, transferred, except in very limited circumstances, (i.e., transfers to affiliates or to relatives through succession, donation or other transfers (defined in the Terms and Conditions as “Loyalty Transferee”), but a shareholder may create or permit to exist any pledge lien, fixed or floating charge or other encumbrance over such FCA common shares, provided that the voting rights in respect of such FCA common shares and any corresponding special voting shares remain with such shareholder at all times. FCA’s shareholders who want to directly or indirectly sell, dispose of, trade or transfer such FCA common shares or otherwise grant any right or interest therin, or create or permit to exist any pledge, lien, fixed or floating charge or other encumbrance over such FCA common shares with a potential transfer of voting rights relating to such encumbrances will need to submit a de-registration request as referred to in the Terms and Conditions, in order to transfer the relevant FCA common shares to the regular trading system except that an FCA shareholder may transfer FCA common shares included in the Loyalty Register to a Loyalty Transferee (as defined in the Terms and Conditions) of such FCA shareholder without transferring such shares from the Loyalty Register to the regular trading system.

FCA’s shareholders who seek to qualify to receive special voting shares can also request to have their FCA common shares registered in the Loyalty Register. Upon registration in the Loyalty Register such shares will be eligible to be treated as Qualifying Common Shares, provided they meet the conditions more fully described under “—Terms and Conditions of the Special Voting Shares” below.

Notwithstanding the fact that Article 13 of the FCA Articles of Association permits the Board of Directors of FCA to approve transfers of special voting shares, the special voting shares cannot be traded and are transferrable only in very limited circumstances (i.e., to a Loyalty Transferee described above, or to FCA for no consideration (om niet)).

The special voting shares have immaterial economic entitlements. Such economic entitlements are designed to comply with Dutch law but are immaterial for investors. The special voting shares carry the same voting rights as FCA common shares.

Section 10 of the Terms and Conditions include liquidated damages provisions intended to deter any attempt by holders to circumvent the terms of the special voting shares. Such liquidated damages provisions may be enforced by FCA by means of a legal action brought by FCA before competent courts of Amsterdam, the Netherlands. In particular, a violation of the provisions of the Terms and Conditions concerning the transfer of special voting shares, Electing Common Shares (common shares registered in the Loyalty Register for the purpose of becoming Qualifying Common Shares in accordance with the FCA Articles of Association) and Qualifying Common Shares may lead to the imposition of liquidated damages. Because we expect the restrictions on transfers of the special voting shares to be effective in practice we do not expect the liquidated damages provisions to be used.

Pursuant to Section 12 of the Terms and Conditions, any amendment to the Terms and Conditions (other than merely technical, non-material amendments and unless such amendment is required to ensure compliance with applicable law or regulations or the listing rules of any securities exchange on which the FCA common shares are listed) may only be made with the approval of the general meeting of shareholders of FCA.

At any time, a holder of Qualifying Common Shares or Electing Common Shares may request the de-registration of such shares from the Loyalty Register to enable free trading thereof in the regular trading system (the “Regular Trading System”). Upon the de-registration from the Loyalty Register, such shares will cease to be Electing Common Shares or Qualifying Common Shares as the case may be and will be freely tradable and voting rights attached to the corresponding special voting shares will be suspended with immediate effect and such special voting shares shall be transferred to FCA for no consideration (om niet).

Terms and Conditions of the Special Voting Shares

The Terms and Conditions apply to the issuance, allocation, acquisition, holding, repurchase and transfer of special voting shares in the share capital of FCA and to certain aspects of Electing Common Shares, Qualifying Common Shares and FCA common shares, which are or will be registered in the Loyalty Register.

Application for Special Voting Shares

An FCA shareholder may at any time elect to participate in the loyalty voting structure by requesting that FCA register all or some of the number of FCA common shares held by such FCA shareholder in the Loyalty Register. Such election shall be effective and registration in the Loyalty Register shall occur as of the end of the calendar month during which the election is made. If such FCA common shares (i.e. Electing Common Shares) have been registered in the Loyalty Register (and thus blocked from trading in the Regular Trading System) for an uninterrupted period of three years in the name of the same shareholder, the holder of such FCA common shares will be entitled to receive one FCA special voting share for each such FCA common share that has been registered. If at any moment in time such FCA common shares are de-registered from the Loyalty Register for whatever reason, the relevant shareholder loses its entitlement to hold a corresponding number of FCA special voting shares.

Withdrawal of Special Voting Shares

As described above, a holder of Qualifying Common Shares or Electing Common Shares may request that some or all of its Qualifying Common Shares or Electing Common Shares be de-registered from the Loyalty Register and if held outside the Regular Trading System, transfer such shares back to the Regular Trading System, which will allow such shareholder to freely trade its FCA common shares, as described below. From the moment of such request, the holder of Qualifying Common Shares shall be considered to have waived his rights to cast any votes associated with the FCA special voting shares which were issued and allocated in respect of such Qualifying Common Shares. Any such request would automatically trigger a mandatory transfer requirement pursuant to which the FCA special voting shares will be offered and transferred to FCA for no consideration (om niet) in accordance with the FCA Articles of Association and the Terms and Conditions. FCA may continue to hold the special voting shares as treasury stock, but will not be entitled to vote any such treasury stock. Alternatively, FCA may withdraw and cancel the special voting shares, as a result of which the nominal value of such shares will be allocated to the special capital reserves of FCA. Consequently, the loyalty voting feature will terminate as to the relevant Qualifying Common Shares being deregistered from the Loyalty Register. No shareholder required to transfer special voting shares pursuant to the Terms and Conditions shall be entitled to any purchase price for such special voting shares and each shareholder expressly waives any rights in that respect as a condition to participation in the loyalty voting structure.

Change of Control

A shareholder who is a holder of Qualifying Common Shares or Electing Common Shares must promptly notify the Agent and FCA upon the occurrence of a “change of control” as defined in the FCA Articles of Association, as described below. The change of control will trigger the de-registration of the relevant Electing Common Shares or Qualifying Common Shares or the relevant FCA common shares in the Loyalty Register. The voting rights attached to the special voting shares issued and allocated in respect of the relevant Qualified Common Shares will be suspended upon a direct or indirect change of control in respect of the relevant holder of such Qualifying Common Shares that are registered in the Loyalty Register.

For the purposes of this section a “change of control” shall mean, in respect of any FCA shareholder that is not an individual (natuurlijk persoon), any direct or indirect transfer in one or a series of related transactions as a result of which (i) a majority of the voting rights of such shareholder, (ii) the de facto ability to direct the casting of a majority of the votes exercisable at general meetings of shareholders of such shareholder and/or (iii) the ability to appoint or remove a majority of the directors, executive directors or board members or executive officers of such shareholder or to direct the casting of a majority or more of the voting rights at meetings of the board of directors, governing body or executive committee of such shareholder has been transferred to a new owner, provided that no change of control shall be deemed to have occurred if (a) the transfer of ownership and/or control is an intragroup transfer under the same parent company, (b) the transfer of ownership and /or control is the result of the succession or the liquidation of assets between spouses or the inheritance, inter vivos donation or other transfer to a spouse or a relative up to and including the fourth degree or

(c) the fair market value of the Qualifying Common Shares held by such shareholder represents less than twenty percent (20%) of the total assets of the Transferred Group at the time of the transfer and the Qualifying Common Shares held by such shareholder, in the sole judgment of the company, are not otherwise material to the Transferred Group or the Change of Control transaction. “Transferred Group” shall mean the relevant shareholder together with its affiliates, if any, over which control was transferred as part of the same change of control transaction within the meaning of the definition of Change of Control.

Liability to Further Capital Calls

All of the outstanding FCA common shares are fully paid and non-assessable.

Discriminating Provisions

There are no provisions of the FCA Articles of Association that discriminate against a shareholder because of its ownership of a substantial number of shares.

Additional Issuances and Rights of Preference

Issuance of Shares

The general meeting of shareholders of FCA (the “General Meeting”) has the authority to resolve on any issuance of shares. In such a resolution, the General Meeting must determine the price and other terms of issuance. The Board of Directors of FCA may have the power to issue shares if it has been authorized to do so by the General Meeting, or pursuant to the FCA Articles of Association. Under Dutch law, such authorization may not exceed a period of five years, but may be renewed by a resolution of the General Meeting for subsequent five-year periods at any time. The FCA Board of Directors has been designated by the FCA Articles of Association as the competent body to issue FCA common shares and special voting shares up to the maximum aggregate amount of the FCA authorized share capital for an initial period of five years from October 12, 2014, which may be extended by the General Meeting with additional consecutive periods of up to a maximum of five years each.

FCA will not be required to obtain approval from a General Meeting of shareholders to issue shares pursuant to the exercise of a right to subscribe for shares that was previously granted pursuant to authority granted by the shareholders or pursuant to delegated authority by the Board of Directors. The general meeting of shareholders of FCA shall, for as long as any such designation of the Board of Directors for this purpose is in force, no longer has authority to decide on the issuance of shares.

Rights of Pre-emption

Under Dutch law and the FCA Articles of Association, each FCA shareholder has a right of pre-emption in proportion to the aggregate nominal value of its shareholding upon the issuance of new FCA common shares (or the granting of rights to subscribe for FCA common shares). Exceptions to this right of pre-emption include the issuance of new FCA common shares (or the granting of rights to subscribe for common shares): (i) to employees of FCA or another member of its Group pursuant to a stock compensation plan of FCA, (ii) against payment in kind (contribution other than in cash) and (iii) to persons exercising a previously granted right to subscribe for FCA common shares.

In the event of an issuance of special voting shares, shareholders shall not have any right of pre-emption.

The General Meeting may resolve to limit or exclude the rights of pre-emption upon an issuance of FCA common shares, which resolution requires approval of at least two-thirds of the votes cast, if less than half of the issued share capital is represented at the General Meeting. The FCA Articles of Association or the General Meeting may also designate the FCA Board of Directors to resolve to limit or exclude the rights of pre-emption in relation to the issuance of FCA common shares. Pursuant to Dutch law, the designation by the General Meeting may be granted to the FCA Board of Directors for a specified period of time of not more than five years and only if the FCA Board of Directors has also been designated or is simultaneously designated the authority to resolve to issue FCA common shares. The FCA Board of Directors is designated in the FCA Articles of Association as the competent body to exclude or limit rights of pre-emption for an initial period of five years from October 12, 2014, which may be extended by the General Meeting with additional periods up to a maximum of five years per period.

Repurchase of Shares

Upon agreement with the relevant FCA shareholder, FCA may acquire its own shares at any time for no consideration (om niet), or subject to certain provisions of Dutch law and the FCA Articles of Association for consideration, if: (i) FCA’s shareholders’ equity less the payment required to make the acquisition does not fall below the sum of called-up and paid-in share capital and any statutory reserves, (ii) FCA and its subsidiaries would thereafter not hold shares or hold a pledge over FCA common shares with an aggregate nominal value exceeding 50 percent of the FCA’s issued share capital and (iii) the Board of Directors has been authorized to do so by the General Meeting.

The acquisition of fully paid-up shares by FCA other than for no consideration (om niet) requires authorization by the General Meeting. Such authorization may be granted for a period not exceeding 18 months and shall specify the number of shares, the manner in which the shares may be acquired and the price range within which shares may be acquired. The authorization is not required for the acquisition of shares for employees of FCA or another member of its Group, under a scheme applicable to such employees and no authorization is required for repurchase of shares acquired in certain other limited circumstances in which the acquisition takes place by operation of law, such as pursuant to mergers or demergers. Such shares must be officially listed on a price list of an exchange.

At a General Meeting the shareholders may resolve to designate the Board of Directors as the competent body to resolve on FCA acquiring any FCA’s fully paid up FCA common shares other than for no consideration (om niet) for a period of up to 18 months.

FCA may, jointly with its subsidiaries, hold FCA shares in its own capital exceeding one-tenth of its issued capital for no more than three years after acquisition of such FCA shares for no consideration (om niet) or in certain other limited circumstances in which the acquisition takes place by operation of law, such as pursuant to mergers or demergers. Any FCA shares held by FCA in excess of the amount permitted shall transfer to all members of the FCA Board of Directors jointly at the end of the last day of such three year period. Each member of the FCA Board of Directors shall be jointly and severally liable to compensate FCA for the value of the FCA shares at such time, with interest at the statutory rate thereon from such time. The term FCA shares in this paragraph shall include depositary receipts for shares and shares in respect of which FCA holds a right of pledge.

No votes may be cast at a General Meeting on the FCA shares held by FCA or its subsidiaries. Also no voting rights may be cast at a General Meeting in respect of FCA shares for which depositary receipts have been issued that are owned by FCA. Nonetheless, the holders of a right of usufruct or pledge in respect of shares held by FCA and its subsidiaries in FCA’s share capital are not excluded from the right to vote on such shares, if the right of usufruct or pledge was granted prior to the time such shares were acquired by FCA or its subsidiaries. Neither FCA nor any of its subsidiaries may cast votes in respect of a share on which it or its subsidiaries holds a right of usufruct or pledge. Currently, FCA has 35,000,000 FCA common shares held in its treasury, all of which will be sold in this offering. No right of pledge may be established on special voting shares and the voting rights attributable to special voting shares may not be assigned to a usufructuary.

Reduction of Share Capital

Shareholders at a General Meeting have the power to cancel shares acquired by FCA or to reduce the nominal value of the shares. A resolution to reduce the share capital requires a majority of at least two-thirds of the votes cast at the General Meeting, if less than one-half of the issued capital is present or represented at the meeting. If more than one-half of the issued share capital is present or represented at the meeting, a simple majority of the votes cast at the General Meeting is required. Any proposal for cancellation or reduction of nominal value is subject to general requirements of Dutch law with respect to reduction of share capital.

Transfer of Shares

In accordance with the provisions of Dutch law, pursuant to Article 12 of the FCA Articles of Association, the transfer or creation of shares or a right in rem thereon requires a deed of transfer executed before a Dutch civil law notary, unless shares are (or shall shortly be) admitted to trading on a regulated market or multilateral trading facility as referred to in Article 1:1 of the Dutch Financial Supervision Act or a system comparable to a regulated market or multilateral trading facility.

The transfer of FCA common shares that have not been entered into a book-entry system will be effected in accordance with Article 12 of the FCA Articles of Association.

Common shares that have been entered into the DTC book-entry system will be registered in the name of Cede & Co., as nominee for DTC and transfers of beneficial ownership of shares held through DTC will be effected by electronic transfer made by DTC participants. Article 12 of the FCA Articles of Association does not apply to the trading of such FCA common shares on a regulated market or the equivalent thereof.

Transfers of shares held outside of DTC (including Monte Titoli S.p.A., as a participant in DTC) or another direct registration system maintained by Computershare US, FCA’s transfer agent in New York (“Transfer Agent”) and not represented by certificates are effected by a stock transfer instrument and require the written acknowledgement by FCA. Transfer of registered certificates is effected by presenting and surrendering the certificates to the Transfer Agent. A valid transfer requires the registered certificates to be properly endorsed for transfer as provided for in the certificates and accompanied by proper instruments of transfer and stock transfer tax stamps for, or funds to pay, any applicable stock transfer taxes.

FCA common shares are freely transferrable. As described below, special voting shares are generally not transferrable.

At any time, a holder of FCA common shares that are registered in the Loyalty Register (i.e. Electing Common Shares or Qualifying Common Shares) wishing to transfer such FCA common shares other than in limited specified circumstances (i.e., transfers to affiliates or to relatives through succession, donation or other transfers) must first request a de-registration of such shares from the Loyalty Register and if held outside the Regular Trading System, transfer such common shares back into the Regular Trading System. After de-registration from the Loyalty Register, such FCA common shares no longer qualify as Electing Common Shares or Qualifying Common Shares, as a result, the holder of such FCA common shares is required to offer and transfer the special voting shares associated with such FCA common shares that were previously Qualifying Common Shares to FCA for no consideration (om niet) as described in detail in “—Loyalty Voting Structure—Terms and Conditions of the Special Voting Shares—Withdrawal of Special Voting Shares.”

Annual Accounts and Independent Auditor

FCA’s financial year is the calendar year. Pursuant to FCA’s deed of incorporation, the first financial year of FCA will end on December 31, 2014. Within four months after the end of each financial year, the FCA Board of Directors will prepare the annual accounts, which must be accompanied by an annual report and an auditor’s report and will publish the accounts and annual report and will make those available for inspection at FCA’s registered office. All members of the FCA Board of Directors are required to sign the annual accounts and in case the signature of any member is missing, the reason for this must be stated. The annual accounts are to be adopted by the General Meeting at the annual general meeting of shareholders, at which meeting the members of the FCA Board of Directors will be discharged from liability for performance of their duties with respect to any matter disclosed in the annual accounts the relevant financial year insofar this appears from the annual accounts.

The annual accounts, the annual report and independent auditor’s report are made available through FCA’s website to the shareholders for review as from the day of the notice convening the annual general meeting of shareholders.

Payment of Dividends

FCA may make distributions to the shareholders and other persons entitled to the distributable profits only to the extent that its shareholders’ equity exceeds the sum of the paid-up portion of the share capital and the reserves that must be maintained in accordance with Dutch law. No distribution of profits may be made to FCA itself for shares that FCA holds in its own share capital.

FCA may only make a distribution of dividends to the shareholders after the adoption of its statutory annual accounts demonstrating that such distribution is legally permitted. The FCA Board of Directors may determine that other freely distributable distributions shall be made, in whole or in part, from FCA’s share premium reserve or from any other reserve, provided that payments from reserves may only be made to the shareholders that are entitled to the relevant reserve upon the dissolution of FCA and provided further that the policy of FCA on additions to reserves and dividends is duly observed.

Holders of special voting shares will not receive any dividend in respect of the special voting shares, however FCA maintains a separate dividend reserve for the special voting shares for the sole purpose of the allocation of the mandatory minimal profits that accrue to the special voting shares. This allocation establishes a reserve for the amount that would otherwise be paid. The special voting shares do not carry any entitlement to any other reserve. Any distribution out of the special dividend reserve or the partial or full release of such reserve requires a prior proposal from the FCA Board of Directors and a subsequent resolution of the meeting of holders of special voting shares.

Insofar as the profits have not been distributed or allocated to the reserves, they may, by resolution of the General Meeting, be distributed as dividends on the FCA common shares only. The General Meeting may resolve, on the proposal of the FCA Board of Directors, to declare and distribute dividends in U.S. dollars. The FCA Board of Directors may decide, subject to the approval of the General Meeting and the FCA Board of Directors having been designated as the body competent to pass a resolution for the issuance of shares, that a distribution shall, wholly or partially, be made in the form of shares, or that shareholders shall be given the option to receive a distribution either in cash or in the form of shares.

The right to dividends and distributions will lapse if the dividends or distributions are not claimed within five years following the day after the date on which they first became payable. Any dividends or other distributions made in violation of the FCA Articles of Association or Dutch law will have to be repaid by the shareholders who knew or should have known, of such violation.

General Meetings and Voting Rights

Annual Meeting

An annual General Meeting must be held within six months from the end of FCA’s preceding financial year. The purpose of the annual General Meeting is to discuss, among other things, the annual report, the adoption of the annual accounts, allocation of profits (including the proposal to distribute dividends), release of members of the FCA Board of Directors from liability for their management and supervision, and other proposals brought up for discussion by the FCA Board of Directors.

General Meeting and Place of Meetings

Other General Meetings will be held if requested by the FCA Board of Directors, the chairman of the FCA Board of Directors, the Senior Independent Board Member or the chief executive officer, or by the written request (stating the exact subjects to be discussed) of one or more shareholders representing in aggregate at least

10 percent of the issued share capital of the company (taking into account the relevant provisions of Dutch law, and the FCA Articles of Association and the applicable stock exchange regulations). General Meetings will be held in Amsterdam or Haarlemmermeer (Schiphol Airport), the Netherlands.

Convocation Notice and Agenda

General Meetings can be convened by a notice, specifying the subjects to be discussed, the place and the time of the meeting and admission and participation procedure, issued at least 42 days before the meeting. All convocations, announcements, notifications and communications to shareholders and other persons entitled to attend the General Meeting must be made on the company’s corporate website in accordance with the relevant provisions of Dutch law. The agenda for a General Meeting may contain the items requested by one or more shareholders representing at least three percent of the issued share capital of the company, taking into account the relevant provisions of Dutch law. Requests must be made in writing, including the reasons for adding the relevant item on the agenda, and received by the FCA Board of Directors at least 60 days before the day of the meeting.

Admission and Registration

Each shareholder entitled to vote, and each person holding a usufruct or pledge to whom the right to vote on the FCA common shares accrues, shall be authorized to attend the General Meeting, to address the General Meeting and to exercise its voting rights. The registration date of each General Meeting is the twenty-eighth day prior to the date of the General Meeting so as to establish which shareholders are entitled to attend and vote at the General Meeting. Only holders of shares and other persons entitled to vote or attend the General Meeting, at such registration date are entitled to attend and vote at the General Meeting. The convocation notice for the meeting shall state the registration date and the manner in which the persons entitled to attend the General Meeting may register and exercise their rights.

Those entitled to attend a General Meeting may be represented at a General Meeting by a proxy authorized in writing. The requirement that a proxy must be in written form is also fulfilled when it is recorded electronically.

Members of the FCA Board of Directors have the right to attend a General Meeting. In these General Meetings they have an advisory role.

Voting Rights

Each FCA common share and each special voting share confers the right on the holder to cast one vote at a General Meeting. Resolutions are passed by a simple majority of the votes cast, unless Dutch law or the FCA Articles of Association prescribes a larger majority. Under Dutch law and/or the FCA Articles of Association, the following matters require at least two-thirds of the votes cast at a meeting if less than half of the issued share capital is present or represented:

•	a resolution to reduce the issued share capital;

•	a resolution to amend the FCA Articles of Association;

•	a resolution to restrict or exclude rights of pre-emption;

•	a resolution to authorize the FCA Board of Directors to restrict or exclude shareholder rights of pre-emption;

•	a resolution to enter into a legal merger or a legal demerger; or

•	a resolution to liquidate FCA.

Shareholders’ Votes on Certain Transactions

Any important change in the identity or character of FCA must be approved by the General Meeting, including (i) the transfer to a third party of the business of FCA or practically the entire business of FCA; (ii) the entry into or breaking off of any long-term cooperation of FCA or a subsidiary with another legal entity or company or as a fully liable partner of a general partnership or limited partnership, where such entry into or breaking off is of far-reaching importance to FCA; and (iii) the acquisition or disposal by FCA or a subsidiary of an interest in the capital of a company with a value of at least one-third of FCA’s assets according to the consolidated statement of financial position with explanatory notes included in the last adopted annual accounts of FCA.

Amendments to the FCA Articles of Association, including Variation of Rights

A resolution of the General Meeting to amend the FCA Articles of Association or to wind up FCA may be approved only if proposed by the FCA Board of Directors and must be approved by a vote of a majority of at least two-thirds of the votes cast if less than one-half of the issued share capital is present or represented at such General Meeting.

The rights of shareholders may be changed only by amending the FCA Articles of Association in compliance with Dutch law.

Dissolution and Liquidation

The General Meeting may resolve to dissolve FCA, upon a proposal of the FCA Board of Directors thereto. A majority of at least two-thirds of the votes cast shall be required if less than one-half of the issued capital is present or represented at the meeting. In the event of dissolution, FCA will be liquidated in accordance with Dutch law and the FCA Articles of Association and the liquidation shall be arranged by the members of the FCA Board of Directors, unless the General Meeting appoints other liquidators. During liquidation, the provisions of the FCA Articles of Association will remain in force as long as possible.

If FCA is dissolved and liquidated, whatever remains of FCA’s equity after all its debts have been discharged shall first be applied to distribute the aggregate balance of share premium reserves and other reserves (other than the special dividend reserve), to holders of FCA common shares in proportion to the aggregate nominal value of the FCA common shares held by each holder; secondly, from any balance remaining, an amount equal to the aggregate amount of the nominal value of the FCA common shares will be distributed to the holders of FCA common shares in proportion to the aggregate nominal value of FCA common shares held by each of them; thirdly, from any balance remaining, an amount equal to the aggregate amount of the special voting shares dividend reserve will be distributed to the holders of special voting shares in proportion to the aggregate nominal value of the special voting shares held by each of them; fourthly, from any balance remaining, the aggregate amount of the nominal value of the special voting shares will be distributed to the holders of special voting shares in proportion to the aggregate nominal value of the special voting shares held by each of them; and, lastly, any balance remaining will be distributed to the holders of FCA common shares in proportion to the aggregate nominal value of FCA common shares held by each of them.

Liability of Directors

Under Dutch law, the management of a company is a joint undertaking and each member of the Board of Directors can be held jointly and severally liable to FCA for damages in the event of improper or negligent performance of their duties. Further, members of the Board of Directors can be held liable to third parties based on tort, pursuant to certain provisions of the Dutch Civil Code. All directors are jointly and severally liable for failure of one or more co-directors. An individual director is only exempted from liability if he proves that he cannot be held seriously culpable for the mismanagement and that he has not been negligent in seeking to prevent the consequences of the mismanagement. In this regard a director may, however, refer to the allocation of tasks between the directors. In certain circumstances, directors may incur additional specific civil and criminal liabilities.

Indemnification of Directors and Officers

Under Dutch law, indemnification provisions may be included in a company’s articles of association. Under the FCA Articles of Association, FCA is required to indemnify its directors, officers, former directors, former officers and any person who may have served at FCA’s request as a director or officer of another company in which FCA owns shares or of which FCA is a creditor who were or are made a party or are threatened to be made a party or are involved in, any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative (each a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, against any and all liabilities, damages, reasonable and documented expenses (including reasonably incurred and substantiated attorney’s fees), financial effects of judgments, fines, penalties (including excise and similar taxes and punitive damages) and amounts paid in settlement in connection with such Proceeding by any of them. Notwithstanding the above, no indemnification shall be made in respect of any claim, issue or matter as to which any of the above-mentioned indemnified persons shall be adjudged to be liable for gross negligence or wilful misconduct in the performance of such person’s duty to FCA. This indemnification by FCA is not exclusive of any other rights to which those indemnified may be entitled otherwise. FCA has purchased directors’ and officers’ liability insurance for the members of the Board of Directors and certain other officers, substantially in line with that purchased by similarly situated companies.

Dutch Corporate Governance Code

The Dutch Corporate Governance Code contains principles and best practice provisions that regulate relations between the board and the shareholders (e.g. the General Meeting). The Dutch Corporate Governance Code is divided into five sections which address the following topics: (i) compliance with and enforcement of the Dutch Corporate Governance Code; (ii) the management board, including matters such as the composition of the board, selection of board members and director qualification standards, director responsibilities, board committees and term of appointment; (iii) the supervisory board or the non-executive directors in a one-tier board; (iv) the shareholders and the general meeting of shareholders; and (v) the audit of the financial reporting and the position of the internal audit function and the external auditor.

Dutch companies whose shares are listed on a government-recognized stock exchange, such as the NYSE or the MTA, are required under Dutch law to disclose in their annual reports whether or not they apply the provisions of the Dutch Corporate Governance Code and, in the event that they do not apply a certain provision, to explain the reasons why they have chosen to deviate.

FCA acknowledges the importance of good corporate governance and supports the best practice provisions of the Dutch Corporate Governance Code. Therefore, FCA intends to comply with the relevant best practice provisions of the Dutch Corporate Governance Code except as may be noted from time to time in FCA’s annual reports.

Disclosure of Holdings under Dutch Law

As a result of the listing of the FCA common shares on the MTA, chapter 5.3 of the Dutch Financial Supervision Act applies, pursuant to which any person who, directly or indirectly, acquires or disposes of an actual or potential capital interest and/or actual or potential voting rights in FCA must immediately give written notice to the AFM of such acquisition or disposal by means of a standard form if, as a result of such acquisition or disposal, the percentage of capital interest and/or voting rights held by such person reaches, exceeds or falls below the following thresholds: 3 percent, 5 percent, 10 percent, 15 percent, 20 percent, 25 percent, 30 percent, 40 percent, 50 percent, 60 percent, 75 percent and 95 percent.

For the purpose of calculating the percentage of capital interest or voting rights, the following interests must, inter alia, be taken into account: (i) shares and/or voting rights directly held (or acquired or disposed of) by any person, (ii) shares and/or voting rights held (or, acquired or disposed of) by such person’s controlled entities or by a third party for such person’s account, (iii) voting rights held (or acquired or disposed of) by a third party with whom such person has concluded an oral or written voting agreement, (iv) voting rights acquired pursuant to an agreement providing for a temporary transfer of voting rights in consideration for a payment, and (v) shares which such person, or any controlled entity or third party referred to above, may acquire pursuant to any option or other right to acquire shares.

As a consequence of the above, special voting shares shall be added to FCA common shares for the purposes of the above thresholds.

Controlled entities (within the meaning of the Dutch Financial Supervision Act) do not themselves have notification obligations under the Dutch Financial Supervision Act as their direct and indirect interests are attributed to their (ultimate) parent. If a person who has a three percent or larger interest in FCA’s share capital or voting rights ceases to be a controlled entity it must immediately notify the AFM and all notification obligations under the Dutch Financial Supervision Act will become applicable to such former controlled entity.

Special rules apply to the attribution of shares and/or voting rights which are part of the property of a partnership or other form of joint ownership. A holder of a pledge or right of usufruct in respect of shares can also be subject to notification obligations, if such person has, or can acquire, the right to vote on the shares. The acquisition of (conditional) voting rights by a pledgee or beneficial owner may also trigger notification obligations as if the pledgee or beneficial owner were the legal holder of the shares and/or voting rights.

Furthermore, when calculating the percentage of capital interest, a person is also considered to be in possession of shares if (i) such person holds a financial instrument the value of which is (in part) determined by the value of the shares or any distributions associated therewith and which does not entitle such person to acquire any shares, (ii) such person may be obliged to purchase shares on the basis of an option, or (iii) such person has concluded another contract whereby such person acquires an economic interest comparable to that of holding a share.

If a person’s capital interest and/or voting rights reaches, exceeds or falls below the above-mentioned thresholds as a result of a change in FCA’s issued and outstanding share capital or voting rights, such person is required to make a notification not later than on the fourth trading day after the AFM has published FCA’s notification as described below.

FCA is required to notify the AFM promptly of any change of one percent or more in its issued and outstanding share capital or voting rights since a previous notification. Other changes in FCA’s issued and outstanding share capital or voting rights must be notified to the AFM within eight days after the end of the quarter in which the change occurred.

Each person whose holding of capital interest or voting rights at the date FCA common shares are listed on the MTA amounts to three percent or more of FCA’s issued and outstanding share capital, must notify the AFM of such holding without delay. Furthermore, each member of the Board of Directors must notify the AFM:

•	immediately after FCA common shares are listed on the MTA of the number of shares he/she holds and the number of votes he/she is entitled to cast in respect of FCA’s issued and outstanding share capital, and

•	subsequently of each change in the number of shares he/she holds and of each change in the number of votes he/she is entitled to cast in respect of FCA’s issued and outstanding share capital, immediately after the relevant change.

The AFM keeps a public register of all notifications made pursuant to these disclosure obligations and publishes any notification received.

Non-compliance with these disclosure obligations is an economic offense and may lead to criminal prosecution. The AFM may impose administrative penalties for non-compliance, and the publication thereof. In addition, a civil court can impose measures against any person who fails to notify or incorrectly notifies the AFM of matters required to be notified. A claim requiring that such measures be imposed may be instituted by FCA and/or by one or more shareholders who alone or together with others represent at least three percent of the issued and outstanding share capital of FCA or are able to exercise at least three percent of the voting rights. The measures that the civil court may impose include:

•	an order requiring appropriate disclosure;

•	suspension of the right to exercise the voting rights for a period of up to three years as determined by the court;

•	voiding a resolution adopted by the General Meeting, if the court determines that the resolution would not have been adopted but for the exercise of the voting rights of the person with a duty to disclose, or suspension of a resolution adopted by the general meeting of shareholders until the court makes a decision about such voiding; and

•	an order to refrain, during a period of up to five years as determined by the court, from acquiring shares and/or voting rights in FCA.

Shareholders are advised to consult with their own legal advisers to determine whether the disclosure obligations apply to them.

Mandatory Bid Requirement

Under Dutch law any person, acting alone or in concert with others, who, directly or indirectly, acquires 30 percent or more of FCA’s voting rights, will be obliged to launch a public offer for all outstanding shares in FCA’s share capital. An exception is made for shareholders who, whether alone or acting in concert with others, had an interest of at least 30 percent of FCA’s voting rights before the shares were first listed on the MTA and who still maintained such an interest after such first listing. Immediately after the first listing of FCA common shares on the MTA, Exor held more than 30 percent of FCA’s voting rights. Therefore Exor’s interest in FCA was grandfathered and the exception that applies to it will continue to apply to it for as long as its holding of shares represents over 30 percent of FCA’s voting rights.

Dutch Financial Reporting Supervision Act

On the basis of the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), or the FRSA, the AFM supervises the application of financial reporting standards by, amongst others, companies whose corporate seat is in the Netherlands and whose securities are listed on a regulated Dutch or foreign stock exchange.

Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards and (ii) recommend to us the making available of further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare our financial reports in accordance with the Enterprise Chamber’s instructions.

Compulsory Acquisition

Pursuant to article 2:92a of the Dutch Civil Code, a shareholder who, for its own account, holds at least 95 percent of the issued share capital of FCA may institute proceedings against the other shareholders jointly for the transfer of their shares to it. The proceedings are held before the Dutch Enterprise Chamber and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure. The Enterprise Chamber may grant the claim for the squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three expert(s) who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares must give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to it. Unless the addresses of all of them are known to it, it must also publish the same in a Dutch daily newspaper with a national circulation. A shareholder can only appeal against the judgment of the Enterprise Chamber before the Dutch Supreme Court.

In addition, pursuant to article 2:359c of the Dutch Civil Code, following a public offer, a holder of at least 95 percent of the issued share capital and of voting rights of FCA has the right to require the minority shareholders to sell their shares to it. Any such request must be filed with the Enterprise Chamber within three months after the end of the acceptance period of the public offer. Conversely, pursuant to article 2:359d of the Dutch Civil Code each minority shareholder has the right to require the holder of at least 95 percent of the issued share capital and the voting rights of FCA to purchase its shares in such case. The minority shareholder must file such claim with the Enterprise Chamber within three months after the end of the acceptance period of the public offer.

Disclosure of Trades in Listed Securities

Pursuant to the Dutch Financial Supervision Act, each of the members of the FCA Board of Directors and any other person who has managerial responsibilities within FCA and who in that capacity is authorized to make decisions affecting the future developments and business prospects of FCA and who has regular access to inside information relating, directly or indirectly, to FCA (each, an “Insider”) must notify the AFM of all transactions, conducted or carried out for his/her own account, relating to FCA common shares or financial instruments, the value of which is (in part) determined by the value of FCA common shares.

In addition, persons designated by the Market Abuse Decree (Besluit melding zeggenschap en kapitaalbelang in uitgevende instellingen Wft, the “Market Abuse Decree”) who are closely associated with members of the Board of Directors or any of the Insiders must notify the AFM of all transactions conducted for their own account relating to FCA’s shares or financial instruments, the value of which is (in part) determined by the value of FCA’s shares. The Market Abuse Decree designates the following categories of persons: (i) the spouse or any partner considered by applicable law as equivalent to the spouse, (ii) dependent children, (iii) other relatives who have shared the same household for at least one year at the relevant transaction date, and (iv) any legal person, trust or partnership, among other things, whose managerial responsibilities are discharged by a member of the Board of Directors or any other Insider or by a person referred to under (i), (ii) or (iii) above.

The AFM must be notified of transactions effected in either FCA’s shares or financial instruments, the value of which is (in part) determined by the value of FCA’s shares, no later than the fifth business day following the transaction date by means of a standard form. Notification may be postponed until the date that the value of the transactions carried out on a person’s own account, together with the transactions carried out by the persons associated with that person, reaches or exceeds the amount of €5,000 in the calendar year in question. The AFM keeps a public register of all notifications made pursuant to the Dutch Financial Supervision Act.

Non-compliance with these reporting obligations under the Dutch Financial Supervision Act could lead to criminal penalties, administrative fines and cease-and-desist orders (and the publication thereof), imprisonment or other sanctions.

Shareholder Disclosure and Reporting Obligations under U.S. Law

Holders of FCA shares are subject to certain U.S. reporting requirements under the Securities Exchange Act of 1934 (the “Exchange Act”) for shareholders owning more than 5 percent of any class of equity securities registered pursuant to Section 12 of the Exchange Act. Among the reporting requirements are disclosure obligations intended to keep investors aware of significant accumulations of shares that may lead to a change of control of an issuer.

If FCA were to fail to qualify as a foreign private issuer in the future, Section 16(a) of the Exchange Act would require FCA’s directors and executive officers, and persons who own more than ten percent of a registered class of FCA’s equity securities, to file reports of ownership of, and transactions in, FCA’s equity securities with the SEC. Such directors, executive officers and ten percent stockholders would also be required to furnish FCA with copies of all Section 16 reports they file.

Further disclosure requirements shall apply to FCA under Italian law by virtue of the listing of FCA’s shares on the MTA. Summarized below are the most significant disclosure requirements to be complied with by FCA. Further requirements may be imposed by CONSOB and/or Borsa Italiana S.p.A. upon admission to listing of FCA’s shares on the MTA.

The breach of the obligations described below may be used in the application of fines and criminal penalties (including, for instance, those provided for insider trading and market manipulation).

Disclosure Requirements under Italian law

Summarized below are the most significant requirements to be complied with by FCA in connection with the admission to listing of FCA common shares on the MTA. The breach of the obligations described below may result in the application of fines and criminal penalties (including, for instance, those provided for insider trading and market manipulation). Further requirements may be imposed by CONSOB and/or Borsa Italiana as a result of the listing of FCA common shares on the MTA.

In particular, the following main disclosure obligations provided for by the Legislative Decree no. 58/1998 (the “Italian Financial Act”) effective as of the date of this document shall apply to FCA, article 92 (equal treatment principle), article 114 (information to be provided to the public), article 114-bis (information to be provided to the market concerning the allocation of financial instruments to corporate officers, employees and collaborators), article 115 (information to be disclosed to CONSOB), article 115-bis (register of persons having access to inside information) and article 180 and the following (relating to insider trading and market manipulation). In addition to the above, the applicable provisions set forth under the market rules (including those relating to the timing for the payment of dividends) shall apply to FCA.

Disclosure of Inside Information

Pursuant to the Italian Financial Act, FCA shall disclose to the public, without delay, any inside information which: (i) is specific, (ii) has not been made public, (iii) relates, directly or indirectly, to FCA or FCA’s common shares, and (iv) if it were made public, would be likely to have a material impact on the prices of FCA’s common shares (the “Inside Information”). In this regard, Inside Information shall be deemed specific if: (a) it refers to a set of circumstances which exists or may reasonably be expected to occur and (b) it is precise enough to allow the recipient to come to a conclusion as to the possible effect of the relevant set of circumstances or events on the prices of listed financial instruments (i.e., FCA’s common shares). The above disclosure requirement shall be complied with through the publication of a press release by FCA, in accordance with the modalities set forth from time to time under Italian law, disclosing to the public the relevant Inside Information.

Under specific circumstances, CONSOB may at any time request: (a) FCA to disclose to the public specific information or documentation where deemed appropriate or necessary or alternatively (b) to be provided with specific information or documentation. For this purpose, CONSOB has wide powers to, among other things, carry out inspections or request information to the members of the managing board, the members of the supervisory board or to the external auditor.

FCA shall publish and transmit to CONSOB any information disseminated in any non EU-countries where FCA’s common shares are listed (i.e., the U.S.), if this information is significant for the purposes of the evaluation of FCA’s common shares listed on the MTA.

Insiders’ Register

FCA and its subsidiaries, as well as persons acting on their behalf or for their account, shall draw up, and keep regularly updated, a list of persons who, in the exercise of their employment, profession or duties, have access to Inside Information.

Public Tender Offers

Certain rules provided for under Italian law with respect to both voluntary and mandatory public tender offers shall apply to any offer launched for FCA’s common shares. In particular, among other things, the provisions concerning the tender offer price, the content of the offer document and the disclosure of the tender offer will be subject to the supervision by CONSOB and Italian law.

Election and Removal of Directors

FCA’s Articles of Association provide that FCA’s Board of Directors shall be composed of three or more members.

Directors are appointed by a simple majority of the votes validly cast at a General Meeting. The General Meeting may at any time suspend or dismiss any director.

Exchange Controls and Other Limitations Affecting Shareholders

Under Dutch law, there are no exchange control restrictions on investments in, or payments on, the FCA common shares. There are no special restrictions in the FCA Articles of Association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote the FCA common shares.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 1,271,919,505 common shares outstanding (or 1,284,919,505 if the underwriters of this offering exercise their option to purchase additional common shares in full). In addition, rights to acquire 2,333,334 common shares under our 2012 Long Term Incentive Plan are outstanding as of the date of this prospectus. Further, in October 2014, the FCA Board of Directors resolved to authorize the issuance of up to a maximum of 90,000,000 common shares in the period from 2014 to 2018 under the framework equity incentive plan which had been adopted before the Merger. Furthermore, we will have outstanding $2,500,000,000 aggregate notional amount of our Mandatory Convertible Securities, which will be convertible into up to                      common shares (or $2,875,000,000 of our Mandatory Convertible Securities if the underwriters of such offering exercise their option to purchase additional Mandatory Convertible Securities in full, which will be exercisable into up to                  common shares), subject to anti-dilution and other adjustments. All of the common shares sold in this offering will be freely transferable by persons other than by our “affiliates” (as defined under Rule 144) without restriction or further registration under the Securities Act of 1933 (the “Securities Act”). Sales of substantial amounts of our common shares, including shares issued upon the conversion of the Mandatory Convertible Securities, in the public market could adversely affect prevailing market prices of our common shares.

Lock-Up Agreements

We and our directors, members of the GEC and Exor have agreed that, subject to certain exceptions, we and they will not, without the prior written consent of J.P. Morgan Securities LLC and Goldman, Sachs & Co. offer, pledge, sell, contract to sell or otherwise dispose of our common shares or other similar securities, or transfer all or a portion of the economic consequences of owning any of our common shares or other similar securities for a period of 90 days after the date of this prospectus (the “Lock-Up Period”). For more information, see “Underwriting.”

Rule 144

Under Rule 144, a person (or persons whose shares are aggregated) (i) who is not considered to have been one of our affiliates at any time during the 90 days preceding a sale and (ii) who has beneficially owned the securities proposed to be sold for at least six months, including the holding period of any prior owner other than an affiliate is entitled to sell his securities without restriction, subject to our compliance with the reporting obligations under the Exchange Act.

In general, under Rule 144, beginning 90 days after the date of this prospectus, a person who is our affiliate and has beneficially owned common shares for at least six months is entitled to sell within any three-month period a number of common shares that does not exceed the greater of (i) 1.0% of the number of common shares then outstanding, which is expected to compare to approximately 12,719,195 common shares immediately after the completion of this offering (or 12,849,195 common shares if the underwriters exercise their option to purchase additional common shares in full); and (ii) the average weekly trading volume of the common shares on the NYSE during the four calendar weeks preceding the filing of a notice on Form 144 in connection with the sale.

Any such sales by an affiliate are also subject to manner of sale provisions, notice requirements and our compliance with Exchange Act reporting obligations.

Regulation S

Regulation S under the Securities Act provides that common shares owned by any person may be sold without registration in the United States, provided that the sale is effected in an offshore transaction and no directed selling efforts are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our common shares may be sold in some other manner outside the United States without requiring registration in the United States.

Rule 701

Beginning 90 days after the date of this prospectus, persons other than affiliates who purchased common shares from us in connection with a compensatory stock plan or other written agreement may be entitled to sell such common shares in the United States in reliance on Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell these common shares in reliance on Rule 144 without complying with the current information or six-month holding period requirements.

TAX CONSEQUENCES

Material U.S. Federal Income Tax Consequences

This section describes the material U.S. federal income tax consequences of owning FCA stock. It applies solely to persons that hold shares as capital assets for U.S. federal income tax purposes. This section does not apply to members of a special class of holders subject to special rules, including:

•	a dealer in securities or foreign currencies,

•	a regulated investment company,

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

•	a tax-exempt organization,

•	a bank, financial institution, or insurance company,

•	a person liable for alternative minimum tax,

•	a person that actually or constructively owns 10 percent or more, by vote or value, of FCA,

•	a person that holds shares as part of a straddle or a hedging, conversion, or other risk reduction transaction for U.S. federal income tax purposes,

•	a person that acquired shares pursuant to the exercise of employee stock options or otherwise as compensation, or

•	a person whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on applicable tax treaties, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

If an entity treated as a partnership for U.S. federal income tax purposes holds shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in an entity treated as a partnership for U.S. federal income tax purposes holding shares should consult its tax advisors with regard to the U.S. federal income tax treatment of the ownership of FCA stock.

No statutory, judicial or administrative authority directly discusses how the ownership of FCA stock should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of the ownership of FCA stock are uncertain. Shareholders should consult their own tax advisors regarding the U.S. federal, state and local and foreign and other tax consequences of owning and disposing of FCA stock in their particular circumstances.

To the extent this section consists of a statement as to matters of U.S. tax law, this section is the opinion of Sullivan & Cromwell LLP.

U.S. Shareholders

For the purposes of this discussion, a “U.S. Shareholder” is a beneficial owner of shares that is:

•	an individual that is a citizen or resident of the United States,

•	a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

Tax Consequences of Owning FCA Stock

Taxation of Dividends. Under the U.S. federal income tax laws, and subject to the discussion of PFIC taxation below, a U.S. Shareholder must include in its gross income the gross amount of any dividend paid by FCA to the extent of its current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Dividends will be taxed as ordinary income to the extent that they are paid out of FCA’s current or accumulated earnings and profits. Dividends paid to a noncorporate U.S. Shareholder by certain “qualified foreign corporations” that constitute qualified dividend income are taxable to the shareholder at the preferential rates applicable to long-term capital gains provided that the shareholder holds the shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other holding period requirements. For this purpose, stock of FCA is treated as stock of a “qualified foreign corporation” if FCA is eligible for the benefits of an applicable comprehensive income tax treaty with the United States or if such stock is listed on an established securities market in the United States. The common shares of FCA are listed on the NYSE and FCA expects to be eligible for the benefits of such a treaty. Accordingly, subject to the discussion of PFIC taxation below, dividends FCA pays with respect to the shares will constitute qualified dividend income, assuming the holding period requirements are met.

A U.S. Shareholder must include any foreign tax withheld from the dividend payment in this gross amount even though the shareholder does not in fact receive the amount withheld. The dividend is taxable to a U.S. Shareholder when the U.S. Shareholder receives the dividend, actually or constructively.

The dividend will not be eligible for the dividends-received deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of the U.S. Shareholder’s basis in the shares of FCA stock, causing a reduction in the U.S. Shareholder’s adjusted basis in FCA stock, and thereafter as capital gain.

Subject to certain limitations, any non-U.S. tax withheld and paid over to a non-U.S. taxing authority is eligible for credit against a U.S. Shareholder’s U.S. federal income tax liability except to the extent a refund of the tax withheld is available to the U.S. Shareholder under non-U.S. tax law or under an applicable tax treaty. The amount allowed to a U.S. Shareholder as a credit is limited to the amount of the U.S. Shareholder’s U.S. federal income tax liability that is attributable to income from sources outside the U.S. and is computed separately with respect to different types of income that the U.S. Shareholder receives from non-U.S. sources. Subject to the discussion below regarding Section 904(h) of the Code, dividends paid by FCA will be foreign source income and will, depending on the circumstances of the U.S. Shareholder, be either “passive” or “general” income for purposes of computing the foreign tax credit allowable to a U.S. Shareholder.

Under Section 904(h) of the Code, dividends paid by a foreign corporation that is treated as 50 percent or more owned, by vote or value, by U.S. persons may be treated as U.S. source income (rather than foreign source income) for foreign tax credit purposes, to the extent the foreign corporation earns U.S. source income. In certain circumstances, U.S. Shareholders may be able to choose the benefits of Section 904(h)(10) of the Code and elect to treat dividends that would otherwise be U.S. source dividends as foreign source dividends, but in such a case the foreign tax credit limitations would be separately determined with respect to such “resourced” income. In general, therefore, the application of Section 904(h) of the Code may adversely affect a U.S. Shareholder’s ability to use foreign tax credits. FCA does not believe that, immediately after the issuance of FCA stock pursuant to this offering and/or the issuance of the Mandatory Convertible Securities pursuant to the Mandatory Convertible Securities offering, it will be 50 percent or more owned by U.S. persons, but this conclusion is a factual determination and is subject to change; no assurance can therefore be given that FCA may not be treated as 50 percent or more owned by U.S. persons for purposes of Section 904(h) of the Code. U.S. Shareholders are strongly urged to consult their own tax advisors regarding the possible impact if Section 904(h) of the Code should apply.

Taxation of Capital Gains. Subject to the discussion of PFIC taxation below, a U.S. Shareholder that sells or otherwise disposes of its FCA common shares will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that the U.S. Shareholder realizes and the U.S. Shareholder’s tax basis in those shares. Capital gain of a noncorporate U.S. Shareholder is generally taxed at preferential rates where the property is held for more than one year. The gain or loss will be U.S. source income or loss for foreign tax credit limitation purposes. The deduction of capital losses is subject to limitations.

Loyalty Voting Structure

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE RECEIPT, OWNERSHIP OR DISPOSITION OF SPECIAL VOTING SHARES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES AND AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES ARE UNCERTAIN. ACCORDINGLY, WE URGE U.S. SHAREHOLDERS TO CONSULT THEIR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP AND DISPOSITION OF SPECIAL VOTING SHARES.

If a U.S. Shareholder receives special voting shares after requesting all or some of the number of its FCA common shares be registered on the Loyalty Register, the tax consequences of the receipt of special voting shares is unclear. While distributions of stock are tax-free in certain circumstances, the distribution of special voting shares would be taxable if it were considered to result in a “disproportionate distribution.” A disproportionate distribution is a distribution or series of distributions, including deemed distributions, that have the effect of the receipt of cash or other property by some shareholders of FCA and an increase in the proportionate interest of other shareholders of FCA in FCA’s assets or earnings and profits. It is possible that the distribution of special voting shares to a U.S. Shareholder that has requested all or some of the number of its FCA common shares be registered on the Loyalty Register and a distribution of cash in respect of FCA common shares could be considered together to constitute a “disproportionate distribution.” Unless FCA has not paid cash dividends in the 36 months prior to a U.S. Shareholder’s receipt of special voting shares and FCA does not intend to pay cash dividends in the 36 months following a U.S. Shareholder’s receipt of special voting shares, FCA intends to treat the receipt of special voting shares as a distribution that is subject to tax as described above in “Consequences of Owning FCA Stock—Taxation of Dividends.” The amount of the dividend should equal the fair market value of the special voting shares received. For the reasons stated above, FCA believes and intends to take the position that the value of each special voting share is minimal. However, because the fair market value of the special voting shares is factual and is not governed by any guidance that directly addresses such a situation, the IRS could assert that the value of the special voting shares (and thus the amount of the dividend) as determined by FCA is incorrect.

Ownership of Special Voting Shares. FCA believes that U.S. Shareholders holding special voting shares should not have to recognize income in respect of amounts transferred to the special voting shares dividend reserve that are not paid out as dividends. Section 305 of the Code may, in certain circumstances, require a holder of preferred shares to recognize income even if no dividends are actually received on such shares if the preferred shares are redeemable at a premium and the redemption premium results in a “constructive distribution.” Preferred shares for this purpose refer to shares that do not participate in corporate growth to any significant extent. FCA believes that Section 305 of the Code should not apply to any amounts transferred to the special voting shares dividend reserve that are not paid out as dividends so as to require current income inclusion by U.S. Shareholders because, among other things, (i) the special voting shares are not redeemable on a specific date and a U.S. Shareholder is only entitled to receive amounts in respect of the special voting shares upon liquidation, (ii) Section 305 of the Code does not require the recognition of income in respect of a redemption premium if the redemption premium does not exceed a de minimis amount and, even if the amounts transferred to the special voting shares dividend reserve that are not paid out as dividends are considered redemption premium, the amount of the redemption premium is likely to be “de minimis” as such term is used in the applicable Treasury Regulations. FCA therefore intends to take the position that the transfer of amounts to the special voting shares dividend reserve that are not paid out as dividends does not result in a “constructive distribution,” and this determination is binding on all U.S. Shareholders of special voting shares other than a U.S. Shareholder that explicitly discloses its contrary determination in the manner prescribed by the applicable regulations. However, because the tax treatment of the loyalty voting structure is unclear and because FCA’s determination is not binding on the IRS, it is possible that the IRS could disagree with FCA’s determination and require current income inclusion in respect of such amounts transferred to the special voting shares dividend reserve that are not paid out as dividends.

Disposition of Special Voting Shares. The tax treatment of a U.S. Shareholder that has its special voting shares redeemed for zero consideration after removing its common shares from the Loyalty Register is unclear. It is possible that a U.S. Shareholder would recognize a loss to the extent of the U.S. Shareholder’s basis in its special voting shares, which should equal (i) if the special voting shares were received in connection with the Merger, the basis allocated to the special voting shares, and (ii) if the special voting shares were received after the requisite holding period on the Loyalty Register, the amount that was included in income upon receipt. Such loss would be a capital loss and would be a long-term capital loss if a U.S. Shareholder has held its special voting shares for more than one year. It is also possible that a U.S. Shareholder would not be allowed to recognize a loss upon the redemption of its special voting shares and instead a U.S. Shareholder should increase the basis in its FCA common shares by an amount equal to the basis in its special voting shares. Such basis increase in a U.S. Shareholder’s FCA common shares would decrease the gain, or increase the loss, that a U.S. Shareholder would recognize upon the sale or other taxable disposition of its FCA common shares.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE LOYALTY VOTING STRUCTURE IS UNCLEAR AND U.S. SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS IN RESPECT OF THE CONSEQUENCES OF ACQUIRING, OWNING, AND DISPOSING OF SPECIAL VOTING SHARES.

PFIC Considerations—Consequences of Holding FCA Stock

FCA believes that shares of its stock are not, and will not become as a result of its receipt of the net proceeds from this offering of common shares and/or the concurrent offering of Mandatory Convertible Securities, stock of a PFIC for U.S. federal income tax purposes, but this conclusion is based on a factual determination made annually and thus is subject to change. As discussed in greater detail below, if shares of FCA stock were to be treated as stock of a PFIC, gain realized (subject to the discussion below regarding a mark-to-market election) on the sale or other disposition of shares of FCA stock would not be treated as capital gain, and a U.S. Shareholder would be treated as if such U.S. Shareholder had realized such gain and certain “excess distributions” ratably over the U.S. Shareholder’s holding period for its shares of FCA stock and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. With certain exceptions, a U.S. Shareholder’s shares of FCA stock would be treated as stock in a PFIC if FCA were a PFIC at any time during such U.S. Shareholder’s holding period in the shares. Dividends received from FCA would not be eligible for the special tax rates applicable to qualified dividend income if FCA were treated as a PFIC in the taxable years in which the dividends are paid or in the preceding taxable year (regardless of whether the U.S. holder held shares of FCA stock in such year) but instead would be taxable at rates applicable to ordinary income.

FCA would be a PFIC with respect to a U.S. Shareholder if for any taxable year in which the U.S. Shareholder held shares of FCA stock, after the application of applicable “look-through rules”:

•	75 percent or more of FCA’s gross income for the taxable year consists of “passive income” (including dividends, interest, gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business, as defined in applicable Treasury Regulations); or

•	at least 50 percent of its assets for the taxable year (averaged over the year and determined based upon value) produce or are held for the production of passive income.

Because the determination whether a foreign corporation is a PFIC is primarily factual and there is little administrative or judicial authority on which to rely to make a determination, the IRS might not agree that FCA is not a PFIC. Moreover, no assurance can be given that FCA would not become a PFIC for any future taxable year if there were to be changes in FCA’s assets, income or operations.

If FCA were to be treated as a PFIC for any taxable year (and regardless of whether FCA remains a PFIC for subsequent taxable years), each U.S. Shareholder that is treated as owning FCA stock for purposes of the PFIC rules (i) would be liable to pay U.S. federal income tax at the highest applicable income tax rates on (a) ordinary income upon the receipt of excess distributions (the portion of any distributions received by the U.S. Shareholder on FCA stock in a taxable year in excess of 125 percent of the average annual distributions received by the U.S. Shareholder in the three preceding taxable years or, if shorter, the U.S. Shareholder’s holding period for the FCA stock) and (b) on any gain from the disposition of FCA stock, plus interest on such amounts, as if such excess distributions or gain had been recognized ratably over the U.S. Shareholder’s holding period of the FCA stock, and (ii) may be required to annually file Form 8621 with the IRS reporting information concerning FCA.

If FCA were to be treated as a PFIC for any taxable year and provided that FCA common shares are treated as “marketable stock” within the meaning of applicable Treasury Regulations, which FCA believes will be the case, a U.S. Shareholder may make a mark-to-market election. Under a mark-to-market election, any excess of the fair market value of the FCA common shares at the close of any taxable year over the U.S. Shareholder’s adjusted tax basis in the FCA common shares is included in the U.S. Shareholder’s income as ordinary income. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. In addition, the excess, if any, of the U.S. Shareholder’s adjusted tax basis at the close of any taxable year over the fair market value of the FCA common shares is deductible in an amount equal to the lesser of the amount of the excess or the amount of the net mark-to-market gains that the U.S. Shareholder included in income in prior years. A U.S. Shareholder’s tax basis in FCA common shares would be adjusted to reflect any such income or loss. Gain realized on the sale, exchange or other disposition of FCA common shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of FCA common shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Shareholder. It is not expected that the special voting shares would be treated as “marketable stock” and eligible for the mark-to-market election.

The adverse consequences of owning stock in a PFIC could also be mitigated if a U.S. Shareholder makes a valid “qualified electing fund” election (“QEF election”), which, among other things, would require a U.S. Shareholder to include currently in income its pro rata share of the PFIC’s net capital gain and ordinary earnings, based on earnings and profits as determined for U.S. federal income tax purposes. Because of the administrative burdens involved, FCA does not intend to provide information to its shareholders that would be required to make such election effective.

A U.S. Shareholder which holds FCA stock during a period when FCA is a PFIC will be subject to the foregoing rules for that taxable year and all subsequent taxable years with respect to that U.S. Shareholder’s holding of FCA stock, even if FCA ceases to be a PFIC, subject to certain exceptions for U.S. Shareholders which made a mark-to-market or QEF election. U.S. Shareholders are strongly urged to consult their tax advisors regarding the PFIC rules, and the potential tax consequences to them if FCA were determined to be a PFIC.

Medicare Tax on Net Investment Income

A U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8 percent tax (the “Medicare tax”) on the lesser of (i) the U.S. person’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (ii) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between U.S.$125,000 and U.S.$250,000, depending on the individual’s circumstances). A shareholder’s net investment income generally includes its dividend income and its net gains from the disposition of shares, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If a shareholder is a U.S. person that is an individual, estate or trust, the shareholder is urged to consult the shareholder’s tax advisors regarding the applicability of the Medicare tax to the shareholder’s income and gains in respect of the shareholder’s investment in FCA stock.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of U.S.$50,000, (and in some cases, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. U.S. Shareholders are urged to consult their tax advisors regarding the application of this legislation to their ownership of FCA stock.

Backup Withholding and Information Reporting

Information reporting requirements for a noncorporate U.S. Shareholder, on IRS Form 1099, will apply to:

•	dividend payments or other taxable distributions made to such U.S. Shareholder within the U.S., and

•	the payment of proceeds to such U.S. Shareholder from the sale of FCA stock effected at a U.S. office of a broker.

Additionally, backup withholding (currently at a 28 percent rate) may apply to such payments to a noncorporate U.S. Shareholder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the IRS that such U.S. Shareholder has failed to report all interest and dividends required to be shown on such U.S. Shareholder’s federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

A person may obtain a refund of any amounts withheld under the backup withholding rules that exceed the person’s income tax liability by properly filing a refund claim with the IRS.

Non-U.S. Shareholders

For the purposes of this discussion, a “Non-U.S. Shareholder” is a beneficial owner of FCA stock that is not a U.S. person for U.S. federal income tax purposes.

Tax Consequences of Owning FCA Stock

Taxation of Dividends. Dividends paid to a Non-U.S. Shareholder in respect of FCA stock (including a dividend in respect of the receipt of special voting shares, as described above in “—U.S. Shareholders—Loyalty Voting Structure”) will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with the Non-U.S. Shareholder’s conduct of a trade or business within the U.S., and, if required by an applicable income tax treaty as a condition for subjecting the Non-U.S. Shareholder to U.S. taxation on a net income basis, the dividends are attributable to a permanent establishment that the Non-U.S. Shareholder maintains in the U.S. In such cases a Non-U.S. Shareholder will be taxed in the same manner as a U.S. Shareholder. If a Non-U.S. Shareholder is a corporate Non-U.S. Shareholder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30 percent rate or at a lower rate if it is eligible for the benefits of an income tax treaty that provides for a lower rate.

Taxation of Capital Gains. A Non-U.S. Shareholder will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of the Non-U.S. Shareholder’s FCA stock unless:

•	the gain is “effectively connected” with the Non-U.S. Shareholder’s conduct of a trade or business in the U.S., and, if required by an applicable income tax treaty as a condition for subjecting the shareholder to U.S. taxation on a net income basis, the gain is attributable to a permanent establishment that the Non-U.S. Shareholder maintains in the U.S., or

•	the Non-U.S. Shareholder is an individual, is present in the U.S. for 183 or more days in the taxable year of the sale and certain other conditions exist.

“Effectively connected” gains of a corporate Non-U.S. Shareholder that it recognizes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30 percent rate or at a lower rate if it is eligible for the benefits of an income tax treaty that provides for a lower rate.

Backup Withholding and Information Reporting

A Non-U.S. Shareholder is exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments made to the Non-U.S. Shareholder outside the U.S., and

•	other dividend payments and the payment of the proceeds from the sale of FCA stock effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax, and:

¡	the payor or broker does not have actual knowledge or reason to know that the shareholder is a U.S. person and the Non-U.S. Shareholder has furnished the payor or broker:

¡	an IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which the Non-U.S. Shareholder certifies, under penalties of perjury that the shareholder is a non-U.S. person, or

¡	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury Regulations, or

¡	the Non-U.S. Shareholder otherwise establishes an exemption.

Payment of the proceeds from the sale of FCA stock effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale of FCA stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by a Non-U.S. Shareholder in the U.S.,

•	the payment of proceeds or the confirmation of the sale is mailed to the Non-U.S. Shareholder at a U.S. address, or

•	the sale has some other specified connection with the U.S. as provided in Treasury Regulations,

unless the broker does not have actual knowledge or reason to know that the shareholder is a U.S. person and the documentation requirements described above are met or the shareholder otherwise establishes an exemption.

In addition, a sale of FCA stock will be subject to information reporting, but not backup withholding, if it is effected at a foreign office of a broker that is:

•	a U.S. person,

•	a controlled foreign corporation for U.S. federal income tax purposes,

•	a foreign person 50 percent or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

¡	one or more of its partners are “U.S. persons,” as defined in Treasury Regulations, which in the aggregate hold more than 50 percent of the income or capital interest in the partnership, or

¡	such foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that the person is a U.S. person and the documentation requirements described above are met or the person otherwise establishes an exemption.

Material Netherlands Tax Consequences

This section describes solely the material Dutch tax consequences of the acquisition, ownership and disposal of FCA common shares and, if applicable, FCA special voting shares. It does not consider every aspect of Dutch taxation that may be relevant to a particular holder of FCA common shares and, if applicable, FCA special voting shares in special circumstances or who is subject to special treatment under applicable law. Shareholders and any potential investor should consult their own tax advisors regarding the Dutch tax consequences of owning and disposing of FCA common shares and, if applicable, FCA special voting shares in their particular circumstances.

Where in this section English terms and expressions are used to refer to Dutch concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Dutch concepts under Dutch tax law. Where in this section the terms “the Netherlands” and “Dutch” are used, these refer solely to the European part of the Kingdom of the Netherlands. This summary also assumes that FCA is organized, and that the business will be conducted, in the manner outlined in this Form. A change to the organizational structure or to the manner in which FCA conducts its business may invalidate the contents of this section, which will not be updated to reflect any such change.

This description is based on the tax law of the Netherlands (unpublished case law not included) as it stands at the date of this Form. The law upon which this description is based is subject to change, perhaps with retroactive effect. Any such change may invalidate the contents of this description, which will not be updated to reflect such change.

To the extent this section consists of a statement as to matters of Dutch tax law, this section is the opinion of Loyens & Loeff N.V.

Where in this Dutch taxation discussion reference is made to “a holder of FCA common shares and, if applicable, FCA special voting shares”, that concept includes, without limitation:

1.	an owner of one or more FCA common shares and/or FCA special voting shares who in addition to the title to such FCA common shares and/or FCA special voting shares, has an economic interest in such FCA common shares and/or FCA special voting shares;

2.	a person who or an entity that holds the entire economic interest in one or more FCA common shares and/or FCA special voting shares;

3.	a person who or an entity that holds an interest in an entity, such as a partnership or a mutual fund, that is transparent for Dutch tax purposes, the assets of which comprise one or more FCA common shares and/or FCA special voting shares, within the meaning of 1. or 2. above; or

4.	a person who is deemed to hold an interest in FCA common shares and/or FCA special voting shares, as referred to under 1. to 3., pursuant to the attribution rules of article 2.14a, of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001), with respect to property that has been segregated, for instance in a trust or a foundation.

Taxes on income and capital gains

General

The description set out in this section “—Taxes on income and capital gains” applies only to a holder of FCA common shares and, if applicable, FCA special voting shares, who is a “Dutch Individual holder” or a “Dutch Corporate holder” or a “Non-resident holder.”

For the purposes of this taxation section a holder is a “Dutch Individual holder” if such holder satisfies the following tests:

a.	such holder is an individual;

b.	such holder is a resident, or deemed to be a resident, in the Netherlands for Dutch income tax purposes;

c.	such holder’s FCA common shares and, if applicable, FCA special voting shares and any benefits derived or deemed to be derived therefrom have no connection with such holder’s past, present or future employment, if any; and

d.	such holder’s FCA common shares and, if applicable, FCA special voting shares do not form part of a substantial interest (aanmerkelijk belang) or a deemed substantial interest in FCA within the meaning of Chapter 4 of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001).

Generally, if a person holds an interest in FCA, such interest forms part of a substantial interest, or a deemed substantial interest, in FCA if any one or more of the following circumstances is present:

1.	Such person – either alone or, in the case of an individual, together with his partner, if any, or pursuant to article 2.14a, of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001) –

owns or is deemed to own, directly or indirectly, either a number of shares in FCA representing five percent or more of the total issued and outstanding capital (or the issued and outstanding capital of any class of shares), or rights to acquire, directly or indirectly, shares, whether or not already issued, representing five percent or more of the total issued and outstanding capital (or the issued and outstanding capital of any class of the shares), or profit-participating certificates (winstbewijzen) relating to five percent or more of the annual profit or to five percent or more of the liquidation proceeds. The FCA common shares and the FCA special voting shares are considered to be separate classes of shares.

2.	Such person’s shares, rights to acquire shares or profit-participating certificates in FCA are held by him or deemed to be held by him following the application of a non-recognition provision.

3.	Such person’s partner or any of his relatives by blood or by marriage in the direct line (including foster-children) or of those of his partner has a substantial interest (as described under (1) and (2) above) in FCA.

For the purposes of circumstances (1), (2) and (3) above, if a holder is entitled to the benefits from shares or profit-participating certificates (for instance if a holder is a holder of a right of usufruct), such holder is deemed to be a holder of shares or profit-participating certificates, as the case may be, and such holder’s entitlement to benefits is considered a share or profit-participating certificate, as the case may be.

If an individual holder of FCA common shares and, if applicable, FCA special voting shares satisfies test (b), but does not satisfy test (c) and/or test (d) above, such holder’s Dutch income tax position is not discussed in this Form. If a holder of FCA common shares and, if applicable, FCA special voting shares is an individual who does not satisfy test (b), please refer to the section “—Non-resident holders.”

For the purposes of this section a holder is a “Dutch Corporate holder” if such holder satisfies the following tests:

i.	such holder is a corporate entity (lichaam), including an association that is taxable as a corporate entity, that is subject to Dutch corporation tax in respect of benefits derived from its FCA common shares and, if applicable, FCA special voting shares;

ii.	such holder is a resident, or deemed to be resident, in the Netherlands for Dutch corporation tax purposes;

iii.	such holder is not an entity that, although subject to Dutch corporation tax, is, in whole or in part, specifically exempt from that tax; and

iv.	such holder is not an investment institution (beleggingsinstelling) as defined in article 28 of the Dutch Corporation Tax Act 1969 (Wet op de vennootschapsbelasting 1969).

If a holder of FCA common shares and, if applicable, FCA special voting shares is not an individual and if such holder does not satisfy any one or more of these tests, with the exception of test (ii), such holder’s Dutch corporation tax position is not discussed in this Form. If a holder of FCA common shares and, if applicable, FCA special voting shares is not an individual and if such holder does not satisfy test (ii), please refer to the section “—Non-resident holders.”

For the purposes of this section, a holder is a “Non-resident holder” if such holder satisfies the following tests:

a.	such holder is neither resident, nor deemed to be resident, in the Netherlands for purposes of Dutch income tax or corporation tax, as the case may be;

b.	such holder’s FCA common shares and, if applicable, FCA special voting shares and any benefits derived or deemed to be derived from such FCA common shares and, if applicable, FCA special voting shares have no connection with past, present or future employment, management activities and functions or membership of a management board (bestuurder) or a supervisory board (commissaris);

c.	such holder’s FCA common shares and, if applicable, FCA special voting shares do not form part of a substantial interest or a deemed substantial interest in FCA within the meaning of Chapter 4 of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001), unless such interest is not held with the main purpose to avoid the levy of Dutch income tax or dividend withholding tax of another person or such interest forms part of the assets of an enterprise; and

d.	if such holder is not an individual, no part of the benefits derived from such holder’s FCA common shares and, if applicable, FCA special voting shares is exempt from Dutch corporation tax under the participation exemption as laid down in the Dutch Corporation Tax Act 1969 (Wet op de vennootschapsbelasting 1969).

See above for a description of the circumstances under which FCA common shares and, if applicable, FCA special voting shares form part of a substantial interest or a deemed substantial interest.

If a holder of FCA common shares and, if applicable, FCA special voting shares satisfies test (a), but does not satisfy any one or more of tests (b), (c), and (d), such holder’s Dutch income tax position or corporation tax position, as the case may be, is not discussed in this Form.

Dutch Individual holders deriving profits or deemed to be deriving profits from an enterprise

If a Dutch Individual holder derives or is deemed to derive any benefits from such holder’s FCA common shares and/or FCA special voting shares, including any capital gain realized on the disposal of such FCA common shares and/or FCA special voting shares, that are attributable to an enterprise from which such holder derives profits, whether as an entrepreneur (ondernemer) or pursuant to a co-entitlement to the net value of an enterprise, other than as a shareholder, such benefits are generally subject to Dutch income tax at progressive rates.

Dutch Individual holders deriving benefits from miscellaneous activities

If a Dutch Individual holder derives or is deemed to derive (as outlined below) any benefits from such holder’s FCA common shares and, if applicable, FCA special voting shares, including any gain realized on the disposal of such FCA common shares and, if applicable, FCA special voting shares, that constitute benefits from miscellaneous activities (as outlined below) (resultaat uit overige werkzaamheden), such benefits are generally subject to Dutch income tax at progressive rates.

A Dutch Individual holder may, inter alia, derive, or be deemed to derive, benefits from FCA common shares and, if applicable, FCA special voting shares that are taxable as benefits from miscellaneous activities if such holder’s investment activities go beyond the activities of an active portfolio investor, for instance in the case of use of insider knowledge or comparable forms of special knowledge.

Other Dutch Individual holders

If a Dutch Individual holder’s situation has not been discussed before in this section “—Taxes on income and capital gains” benefits from such holder’s FCA common shares and, if applicable, FCA special voting shares will be taxed annually as a benefit from savings and investments (voordeel uit sparen en beleggen). Such benefit is deemed to be four percent per annum of the holder’s “yield basis” (rendementsgrondslag), generally to be determined at the beginning of the relevant year, to the extent that such yield basis exceeds the “exempt net asset amount” (heffingvrij vermogen) for the relevant year. The benefit is taxed at the rate of 30 percent. The value of a holder’s FCA common shares and, if applicable, FCA special voting shares forms part of the holder’s yield basis. Under this rule, actual benefits derived from such holder’s FCA common shares and, if applicable, FCA special voting shares, including any gain realised on the disposal of such FCA common shares and, if applicable, FCA special voting shares, are not as such subject to Dutch income tax.

Attribution rule

Benefits derived or deemed to be derived from certain miscellaneous activities by, and yield basis for benefits from savings and investments of, a child or a foster child who is under eighteen years of age are attributed to the parent who exercises, or to the parents who exercise, authority over the child, irrespective of the country of residence of the child.

Dutch Corporate holders

If a holder of FCA common shares and, if applicable, FCA special voting shares is a Dutch Corporate holder, any benefits derived or deemed to be derived by such holder from such holder’s FCA common shares and, if applicable, FCA special voting shares, including any gain realised on the disposal thereof, are generally subject to Dutch corporation tax, except to the extent that the benefits are exempt under the participation exemption as laid down in the Dutch Corporation Tax Act 1969 (Wet op de vennootschapsbelasting 1969).

Non-resident holders

A Non-resident holder of FCA common shares and, if applicable, FCA special voting shares will not be subject to any Dutch taxes on income or capital gains in respect of any benefits derived or deemed to be derived by such holder from such holder’s FCA common shares and, if applicable, FCA special voting shares, including any capital gain realised on the disposal thereof, if FCA is considered to be a tax resident of both the Netherlands and another jurisdiction in accordance with the domestic tax residency provisions applied by each of these jurisdictions, provided that an applicable double tax treaty between the Netherlands and such other jurisdiction attributes the tax residency exclusively to that other jurisdiction.

Regardless of the tax residency of FCA, a Non-resident holder of FCA common shares and, if applicable, FCA special voting shares will not be subject to any Dutch taxes on income or capital gains (other than the Dutch dividend withholding tax described below) in respect of any benefits derived or deemed to be derived by such holder from such holder’s FCA common shares and, if applicable, FCA special voting shares, including any capital gain realised on the disposal thereof, unless:

1.	such holder derives profits from an enterprise directly, or pursuant to a co-entitlement to the net value of such enterprise, other than as a holder of securities, which enterprise either is managed in the Netherlands or carried on, in whole or in part, through a permanent establishment or a permanent representative which is taxable in the Netherlands, and such holder’s FCA common shares and, if applicable, FCA special voting shares are attributable to such enterprise; or

2.	such holder is an individual and such holder derives benefits from FCA common shares and, if applicable, FCA special voting shares that are taxable as benefits from miscellaneous activities in the Netherlands.

See above for a description of the circumstances under which the benefits derived from FCA common shares and, if applicable, FCA special voting shares may be taxable as benefits from miscellaneous activities, on the understanding that such benefits will be taxable in the Netherlands only if such activities are performed or deemed to be performed in the Netherlands.

Attribution rule

Benefits derived or deemed to be derived from certain miscellaneous activities by a child or a foster child who is under eighteen years of age are attributed to the parent who exercises, or the parents who exercise, authority over the child, irrespective of the country of residence of the child.

Dividend withholding tax

General

FCA is generally required to withhold Dutch dividend withholding tax at a rate of 15 percent from dividends distributed by it.

As an exception to this rule, FCA may not be required to withhold Dutch dividend withholding tax if it is considered to be a tax resident of both the Netherlands and the United Kingdom, or the Netherlands and another jurisdiction in accordance with the domestic tax residency provisions applied by each of these jurisdictions, while an applicable double tax treaty between the Netherlands and such other jurisdiction attributes the tax residency exclusively to that other jurisdiction. This exception does not apply to dividends distributed by FCA to a holder who is resident or deemed to be resident in the Netherlands for Dutch income tax purposes or Dutch corporation tax purposes.

The concept of “dividends distributed by FCA” as used in this section “Material Dutch Tax Consequences” includes, but is not limited to, the following:

•	distributions in cash or in kind, deemed and constructive distributions and repayments of capital not recognised as paid-in for Dutch dividend withholding tax purposes;

•	liquidation proceeds and proceeds of repurchase or redemption of FCA common shares and, if applicable, FCA special voting shares in excess of the average capital recognised as paid-in for Dutch dividend withholding tax purposes;

•	the par value of FCA common shares and, if applicable, FCA special voting shares issued by FCA to a holder of FCA common shares and, if applicable, FCA special voting shares or an increase of the par value of FCA common shares and, if applicable, FCA special voting shares, as the case may be, to the extent that it does not appear that a contribution, recognised for Dutch dividend withholding tax purposes, has been made or will be made; and

•	partial repayment of capital, recognised as paid-in for Dutch dividend withholding tax purposes, if and to the extent that there are net profits (zuivere winst), unless (a) the general meeting of FCA’s shareholders has resolved in advance to make such repayment and (b) the par value of the FCA common shares and, if applicable, FCA special voting shares concerned has been reduced by an equal amount by way of an amendment to FCA’s articles of association.

Dutch Individual holders and Dutch Corporate holders

If a holder is a Dutch Individual or a Dutch Corporate holder, such holder can generally credit Dutch dividend withholding tax against its Dutch income tax or Dutch corporation tax liability, as applicable, and such holder is generally entitled to a refund in the form of a negative assessment of Dutch income tax or Dutch corporation tax, as applicable, to the extent such Dutch dividend withholding tax, together with any other creditable domestic and/or foreign taxes, exceeds such holder’s aggregate Dutch income tax or aggregate Dutch corporation tax liability.

Pursuant to domestic rules to avoid dividend stripping, Dutch dividend withholding tax will only be credited against Dutch income tax or Dutch corporation tax, as applicable, exempted, reduced or refunded if a holder is the beneficial owner (uiteindelijk gerechtigde) of dividends distributed by FCA. If a holder receives proceeds from FCA common shares and, if applicable, FCA special voting shares, such holder will not be recognised as the beneficial owner of such proceeds if, in connection with the receipt of the proceeds, such holder has given a consideration, in the framework of a composite transaction including, without limitation, the mere acquisition of one or more dividend coupons or the creation of short-term rights of enjoyment of shares

(kortlopende genotsrechten op aandelen), whereas it may be presumed that (i) such proceeds in whole or in part, directly or indirectly, inure to a person who would not have been entitled to an exemption from, reduction or refund of, or credit for, Dutch dividend withholding tax, or who would have been entitled to a smaller reduction or refund of, or credit for, Dutch dividend withholding tax than such holder, the actual recipient of the proceeds; and (ii) such person acquires or retains, directly or indirectly, an interest in FCA common shares and, if applicable, FCA special voting shares or similar instruments, comparable to its interest in FCA common shares and, if applicable, FCA special voting shares prior to the time the composite transaction was first initiated.

See “—Dividend withholding tax—General” for a description of the concept “dividends distributed by FCA.”

See “—Taxes on income and capital gains—General” for a description of the terms Dutch Individual holders and Dutch Corporate holders.

Non-resident holders

Relief

If a Non-resident holder of FCA common shares and, if applicable, FCA special voting shares is resident in the non-European part of the Kingdom of the Netherlands or in a country that has concluded a double tax treaty with the Netherlands, such holder may be eligible for a full or partial relief from the Dutch dividend withholding tax, provided such relief is timely and duly claimed. Pursuant to domestic rules to avoid dividend stripping, Dutch dividend withholding tax relief will only be available to a holder if such holder is the beneficial owner of dividends distributed by FCA.

In addition, a Non-resident holder of FCA common shares and, if applicable, FCA special voting shares that is not an individual is entitled to an exemption from Dutch dividend withholding tax, provided that the following tests are satisfied:

1.	such holder is, according to the tax law in a Member State of the European Union or a state designated by ministerial decree, that is a party to the Agreement regarding the European Economic Area, resident there and such holder is not transparent for tax purposes according to the tax law of such state;

2.	any one or more of the following threshold conditions are satisfied:

a.   at the time the dividend is distributed by FCA, such holder holds shares representing at least five percent of FCA’s nominal paid-up capital; or

b.   such holder has held shares representing at least five percent of FCA’s nominal paid up capital for a continuous period of more than one year at any time during the four years preceding the time the dividend is distributed by FCA; or

c.   such holder is connected with FCA within the meaning of article 10a, paragraph 4, of the Dutch Corporation Tax Act 1969 (Wet op de Vennootschapsbelasting 1969); or

d.   an entity connected with such holder within the meaning of article 10a, paragraph 4, of the Dutch Corporation Tax Act 1969 (Wet op de Vennootschapsbelasting 1969) holds at the time the dividend is distributed by FCA, shares representing at least five percent of FCA’s nominal paid-up capital;

3.	such holder is not considered to be resident outside the Member States of the European Union or the states designated by ministerial decree, that are a party to the Agreement regarding the European Economic Area, under the terms of a double tax treaty concluded with a third State; and

4.	such holder does not perform a similar function to an investment institution (beleggingsinstelling) as meant by article 6a or article 28 of the Dutch Corporation Tax Act 1969 (Wet op de vennootschapsbelasting 1969).

The exemption from Dutch dividend withholding tax is not available if a holder is a Non-resident holder of FCA common shares and, if applicable, FCA special voting shares and pursuant to a provision for the prevention of fraud or abuse included in a double tax treaty between the Netherlands and such holder’s country of residence, such holder would not be entitled to the reduction of tax on dividends provided for by such treaty. Furthermore, the exemption from Dutch dividend withholding tax will only be available to a holder if such holder is the beneficial owner of dividends distributed by FCA, as described above. If a holder is a Non-resident holder of FCA common shares and, if applicable, FCA special voting shares and such holder is resident in a Member State of the European Union with which the Netherlands has concluded a double tax treaty that provides for a reduction of tax on dividends based on the ownership of the number of voting rights, the test under (2)(a) above is also satisfied if such holder owns five percent of the voting rights in FCA.

Credit

If a Non-resident Holder of FCA common shares and, if applicable, FCA special voting shares is subject to Dutch income tax or Dutch corporation tax in respect of any benefits derived or deemed to be derived from such holder’s FCA common shares and, if applicable, FCA special voting shares, including any capital gain realized on the disposal thereof, such holder can generally credit Dutch dividend withholding tax against Dutch income tax or Dutch corporation tax liability, as applicable, and such holder is generally entitled to a refund pursuant to a negative tax assessment if and to the extent the Dutch dividend withholding tax, together with any other creditable domestic and/or foreign taxes, exceeds such holder’s aggregate Dutch income tax or aggregate Dutch corporation tax liability, respectively.

See “—Dividend withholding tax—Dutch Individual holders and Dutch Corporate holders” for a description of the term beneficial owner.

See “—Dividend withholding tax—General” for a description of the concept “dividends distributed by FCA.”

See the section “—Taxes on income and capital gains—General” for a description of the term Non-resident holder.

See the section “—Taxes on income and capital gains—Non-resident holders” for a description of the circumstances in which a Non-resident holder is subject to Dutch income tax or Dutch corporation tax.

Gift and inheritance taxes

If a holder of FCA common shares and, if applicable, FCA special voting shares disposes of FCA common shares and, if applicable, FCA special voting shares by way of gift, in form or in substance, or if a holder of FCA common shares and, if applicable, FCA special voting shares who is an individual dies, no Dutch gift tax or Dutch inheritance tax, as applicable, will be due, unless:

i.	the donor is, or the deceased was, resident or deemed to be resident in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax, as applicable; or

ii.	the donor made a gift of FCA common shares and, if applicable, FCA special voting shares, then became a resident or deemed resident of the Netherlands, and died as a resident or deemed resident of the Netherlands within 180 days of the date of the gift.

For example, and without being exhaustive, an individual who has the Dutch nationality is deemed to be resident in the Netherlands at the time of his death or the making of the gift, if he resided in the Netherlands at any time during a period of ten years preceding the time of his death or the time of the gift. In addition, as a further example, and without being exhaustive, any individual who has been resident in the Netherlands and who has made a gift within a period of one year after he has taken up his residence outside the Netherlands, is deemed to be resident in the Netherlands at the time of the gift.

For purposes of the above, a gift of FCA common shares and, if applicable, FCA special voting shares made under a condition precedent is deemed to be made at the time the condition precedent is satisfied.

Value Added Tax

No Dutch value added tax will arise in respect of any payment in consideration for the issue of FCA common shares and, if applicable, FCA special voting shares.

Registration taxes and duties

No Dutch registration tax, transfer tax, stamp duty or any other similar documentary tax or duty, other than court fees, is payable in the Netherlands by a holder in respect of or in connection with (i) the subscription, issue, placement or allotment of FCA common shares and, if applicable, FCA special voting shares, (ii) the enforcement by way of legal proceedings (including the enforcement of any foreign judgment in the courts of the Netherlands) of the documents relating to the issue of FCA common shares and, if applicable, FCA special voting shares or the performance by FCA of FCA’s obligations under such documents, or (iii) the transfer of FCA common shares and, if applicable, FCA special voting shares.

Material U.K. Tax Consequences

This section describes the material United Kingdom tax consequences and the ownership of FCA common shares. It does not purport to be a complete analysis of all potential U.K. tax consequences of holding FCA common shares. This section is based on current U.K. tax law and what is understood to be the current practice of H.M. Revenue and Customs, as well as on applicable tax treaties. This law and practice and these treaties are subject to change, possibly on a retroactive basis.

This section applies only to shareholders of FCA that are U.K. Shareholders, as defined below, (except where express reference is made to the treatment of non-U.K. residents), that hold their shares as an investment (other than through an individual savings account), and that are the absolute beneficial owner of both the shares and any dividends paid on them. This section does not apply to members of any special class of shareholders subject to special rules, such as:

•	a pension fund,

•	a charity,

•	persons acquiring their shares in connection with an office or employment,

•	a dealer in securities,

•	an insurance company, or

•	a collective investment scheme.

In addition, this section may not apply to:

•	a person that holds shares as part of or pertaining to or attributable to a fixed base or permanent establishment in a non-U.K. jurisdiction,

•	any shareholders that, either alone or together, with one or more associated persons, such as personal trusts and connected persons, control directly or indirectly at least ten percent of the voting rights or of any class of share capital of FCA, or

•	any person holding shares as a borrower under a stock loan or an interim holder under a repo.

Shareholders should consult their own tax advisors on the U.K. tax consequences of owning and disposing of FCA common shares in their particular circumstances.

For the purposes of this discussion, a “U.K. Shareholder” is a beneficial owner of shares that is resident, and in the case of individual shareholders domiciled, for tax purposes in (and only in) the U.K. Shareholders that meet only one of these criteria should consult their own tax advisors.

To the extent this section consists of a statement as to matters of U.K. tax law, this section is the opinion of Sullivan & Cromwell LLP.

Tax Consequences of Owning FCA common shares

Taxation of Dividends

Withholding from dividend payments. Dividend payments may be made without withholding or deduction for or on account of U.K. income tax.

Individual U.K. Shareholders. Dividends received by individual U.K. Shareholders will be subject to U.K. income tax. The dividend is taxable in the tax year when the dividend is payable. The tax is charged on the gross amount (translated into sterling at the spot rate when the dividend is payable) of any dividend paid as increased for any U.K. tax credit available as described below (the “gross dividend”). A U.K. Shareholder must include any foreign tax withheld from the dividend payment in the gross dividend even though the shareholder does not in fact receive it.

Subject to certain limitations, any non-U.K. tax withheld and paid over to a non-U.K. taxing authority will be eligible for credit against a U.K. Shareholder’s U.K. tax liability except to the extent that a refund of the tax withheld is available under non-U.K. tax law or under an applicable tax treaty to the shareholder, a connected person or, in some circumstances, an unconnected person. If a refund becomes available after the U.K. Shareholder has submitted its tax return, the U.K. Shareholder will be required to notify HMRC and will lose the credit to the extent of the refund.

Individual U.K. Shareholders and some non-U.K.-resident individual shareholders of FCA common shares will be entitled to a non-repayable U.K. tax credit equal to one-ninth of the amount of the dividend received and brought into the charge to tax including any foreign tax withheld (or ten percent of the aggregate of that dividend and tax credit).

An individual U.K. Shareholder that is subject to income tax at a rate or rates not exceeding the basic rate will be liable to tax on the gross dividend at the rate of ten percent and will therefore have no further U.K. income tax liability to pay. Where the tax credit exceeds the U.K. Shareholder’s tax liability, the U.K. Shareholder cannot claim repayment of the tax credit from HMRC.

An individual U.K. Shareholder that is subject to income tax at the higher rate or the additional rate will be liable to income tax on the gross dividend at the rate of 32.5 percent or 37.5 percent respectively to the extent that the gross dividend, when treated as the top slice of that U.K. Shareholder’s income, falls above the threshold for higher rate or additional rate income tax. After taking into account the ten percent tax credit, a higher rate taxpayer will therefore be liable to additional income tax of 22.5 percent of the gross dividend, equal to 25 percent of the dividend ignoring the U.K. tax credit. After taking into account the ten percent tax credit, an additional rate taxpayer will be liable to additional income tax of 27.5 percent of the gross dividend, which is equal to approximately 30.6 percent of the dividend ignoring the U.K. tax credit.

Corporate U.K. Shareholders. Dividends paid on the FCA common shares to corporate U.K. Shareholders may fall within one or more classes of dividend qualifying for exemption from corporation tax. While one would expect most corporate U.K. Shareholders to qualify for such an exemption, the exemptions are not comprehensive and are subject to anti-avoidance rules. Where a U.K. Shareholder benefits from exemption, no credit will be available for any non-U.K. tax withheld and paid over to a non-U.K. taxing authority. U.K. Shareholders within the charge to corporation tax should consult their own professional advisors in relation to the implications of the legislation.

Non-U.K.-resident shareholders. A shareholder of FCA common shares that is not resident in the U.K. for U.K. tax purposes will not be liable to account for income or corporation tax in the U.K. on dividends paid on the shares unless the shareholder carries on a trade (or profession or vocation) in the U.K. and the dividends are either a receipt of that trade or, in the case of corporation tax, the shares are held by or for a U.K. permanent establishment through which the trade is carried on (unless, if certain conditions are met, the trade is carried on through an independent broker or investment manager).

Non-U.K.-resident shareholders that are not otherwise liable to income or corporation tax on dividends will not generally be able to claim repayment of any significant part of the tax credit attaching to dividends received from FCA as the U.K. will levy income tax at the source to offset the amount of the credit. In exceptional circumstances, such a shareholder may be entitled to a cash payment of a small part of the tax credit.

A shareholder that is resident outside the United Kingdom for tax purposes should consult its own tax advisor as to its tax position on dividends received from FCA.

Taxation of Capital Gains

U.K. Shareholders. A disposal or deemed disposal of FCA common shares by a shareholder that is (at any time in the relevant U.K. tax year) resident in the U.K. for tax purposes, may, depending upon the shareholder’s circumstances and subject to any available exemption or relief (such as the annual exempt amount for individuals, or indexation for corporate shareholders), give rise to a chargeable gain or an allowable loss for the purposes of U.K. taxation of capital gains.

A shareholder of FCA common shares that is an individual and that is temporarily non-resident in the U.K. for a period of less than five complete tax years may, under anti-avoidance legislation, still be liable to U.K. taxation on that U.K. Shareholder’s return to the United Kingdom on a chargeable gain realized on the disposal or part-disposal of the common shares during the period when he or she is non-U.K.-resident.

Non-U.K.-resident shareholders. A disposal of FCA common shares by a shareholder that is not resident in the United Kingdom for tax purposes but that carries on a trade, profession or vocation in the United Kingdom through a branch, agency or permanent establishment (excluding, if certain conditions are met, an independent broker or investment manager) and has used, held or acquired FCA common shares for the purposes of that trade, profession or vocation or that branch, agency or permanent establishment may, depending on individual circumstances, give rise to a chargeable gain or allowable loss.

Corporate shareholders. For corporate shareholders only, indexation allowance on the relevant proportion of the original allowable cost should be taken into account for the purposes of calculating a chargeable gain (but not an allowable loss) arising on a disposal or part-disposal of FCA common shares.

Stamp duty and stamp duty reserve tax

No liability to U.K. stamp duty or SDRT will arise on the issue of FCA common shares to shareholders. FCA will not maintain any share register in the U.K. and, accordingly, (i) U.K. stamp duty will not normally be payable in connection with a transfer of common shares, provided that the instrument of transfer is executed and retained outside the U.K. and no other action is taken in the U.K. by the transferor or transferee, and (ii) no U.K. SDRT will be payable in respect of any agreement to transfer FCA common shares.

Tax Consequences of Participating in the Loyalty Voting Structure

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE RECEIPT, OWNERSHIP OR DISPOSAL OF SPECIAL VOTING SHARES SHOULD BE TREATED FOR U.K. TAX PURPOSES AND AS A RESULT THE U.K. TAX CONSEQUENCES ARE UNCERTAIN. ACCORDINGLY, WE URGE U.K. HOLDERS TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP AND DISPOSAL OF SPECIAL VOTING SHARES.

Receipt of Special Voting Shares

The receipt of special voting shares is expected to be treated as a capital distribution of “small” value in respect of the relevant FCA common shares held on the Loyalty Register. On that basis, a U.K. Shareholder should not be treated as making a taxable part-disposal of its common shares. Rather, it should attribute base cost to special voting shares equal to the fair market value of the special voting shares at the time of issue and the base cost in the common shares should be reduced by the same amount. FCA believes and intends to take the position that the value of each special voting share is minimal.

Ownership of Special Voting Shares

U.K. Shareholders of special voting shares should not have to recognize income in respect of any amounts transferred to the special voting shares dividend reserve but not paid out as dividends in respect of the special voting shares.

Disposal of Special Voting Shares

A U.K. Shareholder that has its special voting shares redeemed for zero consideration after removing its shares from the Loyalty Register should recognize a loss accordingly; the loss may be allowable. On the basis that the value of each special voting share is minimal, however, the amount of the loss should be minimal.

Stamp duty and stamp duty reserve tax

FCA will not maintain any share register in the U.K. and, accordingly, no liability to U.K. stamp duty or SDRT will arise to shareholders on the issue or repurchase of special voting shares.

UNDERWRITING

We are offering the common shares described in this prospectus through a number of underwriters. J.P. Morgan Securities LLC, Goldman, Sachs & Co., Barclays Capital Inc., UBS Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. LLC are acting as joint book-running managers of the offering. J.P. Morgan Securities LLC, Goldman, Sachs & Co., Barclays Capital Inc. and UBS Securities LLC are acting as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of common shares listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC
Goldman, Sachs & Co.
Barclays Capital Inc.
UBS Securities LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
Banca IMI S.p.A
BNP Paribas Securities Corp.
Credit Agricole Securities (USA) Inc.
Mediobanca – Banca di Credito Finanziario S.p.A
RBS Securities Inc.
SG Americas Securities, LLC
UniCredit Capital Markets LLC
Drexel Hamilton, LLC
Lebenthal & Co., LLC
Loop Capital Markets LLC
Samuel A. Ramirez & Company, Inc.
The Williams Capital Group, L.P.

Total	87,000,000

The underwriters are committed to purchase all the common shares offered by us if they purchase any common shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common shares directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $             per share. After the initial public offering of the common shares, the offering price and other selling terms may be changed by the underwriters. Sales of common shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 13,000,000 additional common shares from us to cover sales of common shares by the underwriters which exceed the number of common shares specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this over-allotment option. If any common shares are purchased with this over-allotment option, the underwriters will purchase common shares in approximately the same proportion as shown in the table above. If any additional common shares are purchased, the underwriters will offer the additional common shares on the same terms as those on which the common shares are being offered.

The underwriting fee is equal to the public offering price per common share less the amount paid by the underwriters to us per common share. The underwriting fee is $             per common share. The following table shows the per common share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional common shares.

	Without over-allotment exercise	With full over-allotment exercise
Per Common Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $            .

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters participating in the offering. The underwriters may agree to allocate a number of common shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act (other than a Registration Statement on Form S-8 with respect to employee benefit plans described herein) relating to, any common shares or securities convertible into or exchangeable or exercisable for any common shares or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any common shares or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of common shares or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC and Goldman, Sachs & Co. for a period of 90 days after the date of this prospectus, other than the common shares to be sold hereunder and any common shares issued upon the exercise of options granted under our existing plans.

Our directors, members of the GEC and Exor have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus, may not, without the prior written consent of J.P. Morgan Securities LLC and Goldman, Sachs & Co., (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for our common shares (including, without limitation, common shares or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a share option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, provided, that this clause (1) shall not apply to purchase by Exor of the Company’s Mandatory Convertible Securities sold pursuant to the concurrent offering by the Company of the same, so long as no sale of or offer, pledge or contract to sell the same (or any common shares convertible or exchangeable therefrom) is made by Exor during the Lock-Up Period, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common shares or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any common shares or any security convertible into or exercisable or exchangeable for our common shares except, in each case, for certain limited exceptions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

In connection with this offering, the underwriters and their affiliates may engage in stabilizing transactions, which involves making bids for, purchasing and selling common shares in the open market for the purpose of preventing or retarding a decline in the market price of the common shares while this offering is in progress. These stabilizing transactions may include making short sales of the common shares, which involves the sale by the underwriters and their affiliates of a greater number of common shares than they are required to purchase in this offering, and purchasing common shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters and their affiliates may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing common shares in the open market. In making this determination, the underwriters and their affiliates will consider, among other things, the price of common shares available for purchase in the open market compared to the price at which the underwriters may purchase common shares through the over-allotment option. A naked short position is more likely to be created if the underwriters or their affiliates are concerned that there may be downward pressure on the price of the common shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters or their affiliates create a naked short position, they will purchase common shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, the underwriters and their affiliates may also engage in other activities that stabilize, maintain or otherwise affect the price of the common shares, including the imposition of penalty bids. This means that if the representatives of the underwriters and their affiliates purchase common shares in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those common shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common shares or preventing or retarding a decline in the market price of the common shares, and, as a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. There is no assurance that these activities will be undertaken. If the underwriters or their affiliates commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market, on the Mercato Telematico Azionario or otherwise, in accordance with all applicable laws and regulations. Any stabilization action may begin on or after the date on which pricing occurs and, if begun, may be ended at any time, but it must end no later than 30 days after the issue date.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

To the extent that any underwriters are not U.S.-registered broker-dealers, such underwriters will not effect, induce or attempt to induce the purchase or sale of any common shares in the U.S. unless such underwriters do so through one or more U.S.-registered broker-dealers or otherwise as permitted by applicable U.S. securities laws and rules.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), from and including the date on which the European Union Prospectus Directive (the ‘‘EU Prospectus Directive’’) was implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the common shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus may be made to the public in that Relevant Member State at any time:

•	to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

•	in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of securities to the public’’ in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression “EU Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Argentina

The common shares are not authorized for public offering in Argentina and they may not be sold publicly under the Argentine Capital Markets Law No. 26,831, as amended. Therefore, any such transaction must be made privately.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the common shares has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:

(i)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii)	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)	a person associated with the company under section 708(12) of the Corporations Act; or

(iv)	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b)	you warrant and agree that you will not offer any of the common shares for resale in Australia within 12 months of that common shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Brazil

The offering will not be carried out by any means that would constitute a public offering in Brazil under Law 6385, of December 7, 1976, as amended, and under CVM Rule (instruçao) No. 400, of December 29, 2003, as amended. The issuance, placement and sale of the common shares have not been and will not be registered with the Brazilian Securities Commission (Comissao de Valores Mobiliarios, “CVM”). Any representation to the contrary is untruthful and unlawful. Any public offering or distribution, as defined under Brazilian laws and regulations, of the new units in Brazil is not legal without such prior registration. Documents relating to the offering of the common shares, as well as information contained therein, may not be supplied to the public in Brazil, as the offering of the common shares is not a public offering of securities in Brazil, nor may they be used in connection with any offer for subscription or sale of the common shares to the public in Brazil. The underwriters have agreed to offer or sell the common shares in Brazil only under circumstances which do not constitute a public offering of securities under Brazilian laws and regulations.

Hong Kong

The common shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the common shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The common shares have not been and will not be registered under the Securities and Exchange Law of Japan, or the Securities and Exchange Law, and common shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The Netherlands

The common shares which are the subject of this prospectus have not been and shall not be offered, sold, transferred or delivered in the Netherlands other than to qualified investors (within the meaning of the Prospectus Directive (2003/71/EC, as amended)). No approved prospectus within the meaning of the Prospectus Directive is required to be made generally available in connection with the offer.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the common shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the common shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Switzerland

This document, as well as any other material relating to our common shares, which are the subject of the offering contemplated by this prospectus, does not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The common shares will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the common shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

The common shares are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the common shares with the intention to distribute them to the public. The investors will be individually approached by us from time to time.

United Arab Emirates and Dubai International Financial Centre

This offering of the common shares has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority or any other relevant licensing authority in the UAE, including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”). This offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and the Dubai International Financial Exchange Listing Rules, respectively, or otherwise.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

The securities may be sold by us or by one or more of our subsidiaries that previously acquired the securities from us, from other of our subsidiaries, from third parties or in the open market. Any such subsidiary may be deemed to be an underwriter under the Securities Act of 1933.

CONCURRENT OFFERING OF MANDATORY CONVERTIBLE SECURITIES

Concurrently with this offering of our common shares, we are also making an offering of $2,500,000,000 aggregate notional amount (or $2,875,000,000 aggregate notional amount if the underwriters of that offering exercise their over-allotment option with respect to that offering in full) of our Mandatory Convertible Securities. The closing of this offering is not conditioned upon the closing of the offering of Mandatory Convertible Securities, but the closing of our offering of the Mandatory Convertible Securities is conditioned upon the closing of this offering.

Subject to exceptions under applicable law, the Mandatory Convertible Securities will be general, unsecured and subordinated obligations of FCA.

The Mandatory Convertible Securities will mature on                 , 2016, subject to postponement in the event of a Market Disruption Event (the “Mandatory Conversion Date”). Unless previously converted, the Mandatory Convertible Securities will automatically convert on the Mandatory Conversion Date into a number of our common shares equal to the conversion rate described in the table below. The Mandatory Convertible Securities will have an annual coupon of         %, calculated by reference to the notional amount of the Mandatory Convertible Securities from                     , 2014, based on a 360-day year of twelve 30-day months. Coupon payments will be made annually in arrears on                      of each year, commencing on                     , 2015. FCA has the right to defer coupon payments on the Mandatory Convertible Securities and to extend any deferral period at any time or from time to time up to the Mandatory Conversion Date. FCA will be subject to agreed limitations on its ability to make distributions and service debt ranking pari passu with or junior to the Mandatory Convertible Securities during such deferral period. On the Mandatory Conversion Date, FCA may elect to pay any deferred coupon payments and the final coupon payment due on the Mandatory Conversion Date in cash or in common shares. If FCA elects to pay deferred coupon payments and accrued and unpaid coupons in common shares at the Mandatory Conversion Date it shall issue to the holders such number of common shares equal to the amount of such deferred coupon payments and accrued and unpaid coupons divided by the average of the daily VWAPs of the common shares on each of the 20 consecutive Trading Days ending on and including the 3rd Scheduled Trading Day (as defined below) immediately preceding the Mandatory Conversion Date.

The conversion rate will be calculated as follows:

•	if the Applicable Market Value (as defined below) of our common shares is equal to or greater than $ , which we call the “Threshold Appreciation Price,” then the conversion rate will be of our common shares per Mandatory Convertible Security (the “Minimum Conversion Rate”);

•	if the Applicable Market Value of our common shares is less than the Threshold Appreciation Price but greater than $ , which we call the “Initial Price,” then the conversion rate will be equal to the Stated Amount (as defined below) divided by the Applicable Market Value of our common shares; or

•	if the Applicable Market Value of our common shares is less than or equal to the Initial Price, then the conversion rate will be of our common shares per Mandatory Convertible Security (the “Maximum Conversion Rate”).

The “Applicable Market Value” of our common shares is the average of the daily VWAPs of the common shares over the 20 consecutive trading day period ending on, and including, the 3rd Scheduled Trading Day immediately preceding the Mandatory Conversion Date.

The “Stated Amount” in respect of each Mandatory Convertible Security is $100, which is initially equal to the notional amount of each Mandatory Convertible Security, subject to adjustment.

The “daily VWAP” of a Common Share (or other security for which a daily VWAP must be determined), in respect of any Trading Day, means the per share volume-weighted average price of a common share as displayed on Bloomberg page “FCAU US <equity> HP” (or any successor page, and in each case setting Weighted Average Line, or any other successor setting and using values not adjusted for any event occurring after such Trading Day and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off), or if such volume-weighted average price is unavailable, the market value of one Common Share (or other security) on such Trading Day as an internationally recognized investment bank retained for this purpose by FCA determines in good faith using a volume-weighted average method, which determination shall be conclusive. To the extent that the daily VWAP for the Common Shares are reported in a currency other than U.S. Dollars, the daily VWAP for the Common Shares for each Trading Day will be translated into U.S. Dollars at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank in New York.

“Trading Day” means a day on which (i) there is no “Market Disruption Event” (as defined below) and (ii) trading in our common shares generally occurs on the NYSE or, if our common shares are not then listed on the NYSE, on the Mercato Telematico Azionario or, if our common shares are not then listed on a securities exchange, on the primary other market on which our common shares are then listed or admitted for trading. If the common shares (or other security for which a daily VWAP must be determined) are not so listed or admitted for trading, “Trading Day” means a “Business Day.”

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States or European securities exchange or other market on which our common shares listed or admitted for trading. If our common shares are not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

“Market Disruption Event” means (i) a failure by the primary securities exchange or other market on which the common shares are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time (or, if our common shares are not listed on the NYSE but are listed on the Mercato Telematico Azionario or another European securities exchange, 1:00 pm Central European time), on any Trading Day for our common shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in our common shares or in any options, contracts or futures contracts relating to our common shares.

The Maximum Conversion Rate, the Minimum Conversion Rate, the Initial Price and the Threshold Appreciation Price are each subject to adjustment. In addition, upon the occurrence of a Spin-Off (as defined below), the Threshold Appreciation Price, the Initial Price and the Stated Amount are also subject to adjustment.

“Spin-Off” means a distribution (whether through a dividend in kind, spin-off or other transaction) in respect of all or substantially all holders of our common shares consisting of capital stock of, or similar equity interests in, or relating to, a subsidiary or other business unit of ours if, upon issuance, such capital stock or similar equity instruments will be listed on a U.S. national securities exchange.

Subject to certain limitations and adjustments, FCA has the right to convert the Mandatory Convertible Securities at its option, in whole but not in part, at any time from the issue date of the Mandatory Convertible Securities until the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date at the Maximum Conversion Rate.

Subject to certain limitations and adjustments, holders of the Mandatory Convertible Securities have the right to convert each of their Mandatory Convertible Securities at any time until the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date at the Minimum Conversion Rate.

Subject to certain limitations and adjustments, upon the occurrence of certain specified events constituting a “fundamental change,” at any time after the issue date of the Mandatory Convertible Securities up to, and including, the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date, holders will be permitted to convert each of their Mandatory Convertible Securities at any time (subject to certain limitations) during the period beginning on, and including, the effective date of such fundamental change (the “Fundamental Change Effective Date”) and ending on, and including, the earlier of (i) the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date and (ii) the date that is 20 calendar days after the Fundamental Change Effective Date at an agreed conversion rate. In addition to the number of common shares issuable upon an early conversion upon a fundamental change, each holder will have the right to receive an amount payable in cash equal to (i) any deferred coupon payments to, but excluding, the coupon payment date preceding the date of the early conversion, (ii) accrued and unpaid coupon payments from such preceding coupon payment date to, but excluding, the date of the early conversion, and (iii) the present value of all remaining coupon payments on the Mandatory Convertible Securities, including the coupon payment due on the Mandatory Conversion Date (but excluding any accrued and unpaid coupon payments to the relevant conversion date), payable in cash and calculated using a discount rate equal to the Treasury Yield plus 50 basis points. Holders will not be entitled to any further coupon payments in respect of the Mandatory Convertible Securities for any period after such conversion.

Subject to certain limitations and adjustments, if an Accelerated Mandatory Conversion Event occurs at any time prior to the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date, FCA will give notice thereof to holders and the trustee in accordance with the indenture.

In this case, the Mandatory Convertible Securities will be mandatorily converted on the Accelerated Mandatory Conversion Date at the early conversion rate used in the event of a fundamental change. In addition to the number of our common shares issuable upon an early conversion upon an Accelerated Conversion Event, each holder will have the right to receive an amount payable in cash equal to any deferred coupon payments to, but excluding, the coupon payment date preceding the date of the early conversion, accrued and unpaid coupon payments from such preceding coupon payment date to, but excluding, the date of the early conversion, and the present value of all remaining coupon payments on the Mandatory Convertible Securities, including the coupon payment due on the Mandatory Conversion Date (but excluding any accrued and unpaid coupon payments to the relevant conversion date), payable in cash and calculated using a discount rate equal to the Treasury Yield plus 50 basis points. Holders will not be entitled to any further coupon payments in respect of the Mandatory Convertible Securities for any period after such conversion.

“Accelerated Mandatory Conversion Date” means the sixth Scheduled Trading Day following the date on which the notice in connection with the Accelerated Mandatory Conversion Event is sent to holders pursuant to the Indenture, except that if the Accelerated Mandatory Conversion Date would fall within the period from the date that is 30 calendar days prior to the effective date of a Spin-Off to the 10th Trading Day following the effective date of a Spin-Off (both dates inclusive), the Accelerated Mandatory Conversion Date shall be the next succeeding Scheduled Trading Day following the end of such period.

An “Accelerated Mandatory Conversion Event” will occur if:

•	FCA fails to pay an amount or deliver any of our common shares under the Mandatory Convertible Securities within 30 days from the relevant due date (other than in connection with FCA’s exercise of its right to defer coupon payments) after receipt of written notice of such failure given by the trustee or the holders of not less than 30% in notional amount of the Mandatory Convertible Securities; or

•	FCA fails for 60 days after receipt of written notice of such failure given by the trustee or the holders of not less than 30% in notional amount of the Mandatory Convertible Securities to comply with any of its obligations, covenants or agreements (other than a default referred to in the bullet point above) contained in the indenture or the Mandatory Convertible Securities.

In the event of FCA’s bankruptcy, dissolution or liquidation, the Mandatory Convertible Securities will convert at the Maximum Conversion Rate, subject to adjustment. In addition to the number of our common shares issuable upon such conversion, each holder will have the right to receive an amount payable in cash equal to any deferred coupon payments to, but excluding, the coupon payment date preceding the date of the conversion, and accrued and unpaid coupon payments from such preceding coupon date to, but excluding the date of bankruptcy, dissolution or insolvency, but will not be entitled to receive any present value amount in respect of remaining coupon payments on the Mandatory Convertible Securities.

However, if in the context of any bankruptcy, insolvency or reorganization procedure FCA is prevented, pursuant to applicable law and/or court order or judgement, from delivering our common shares, then a holder will have, in the context and subject to the relevant procedure, an unsecured and subordinated claim against FCA in respect of such common shares that FCA is unable to deliver. Any such claim shall equal the amount, if any, as would have been payable to such holder if, throughout such bankruptcy, insolvency or reorganization, such holder were the holder of a number of our common shares equal to the Maximum Conversion Rate in effect immediately prior to the relevant acceleration and so ranks pari passu with the holders of our common shares. Therefore, to the extent that FCA fails to deliver our common shares to holders of Mandatory Convertible Securities upon FCA’s bankruptcy, dissolution or liquidation, holders will only receive a payment to the extent holders of our common shares make any recovery.

LEGAL MATTERS

The validity of the FCA shares to be sold will be passed upon by Loyens & Loeff N.V., which has advised FCA as to certain Dutch law matters. Sullivan & Cromwell LLP has advised FCA as to certain U.S. legal matters. The underwriters have been represented by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The Annual Consolidated Financial Statements of Fiat as of December 31, 2013 and 2012 and for the years ended December 31, 2013 and 2012 included in this prospectus have been audited by Reconta Ernst & Young S.p.A., an independent registered public accounting firm, as set forth in their report thereon, which is included in this prospectus. The Annual Consolidated Financial Statements of Fiat have been included in this prospectus in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

The consolidated income statement, consolidated statements of comprehensive income/(loss), cash flows, and changes in equity for the year ended December 31, 2011 included in this prospectus have been audited by Deloitte & Touche S.p.A., an independent registered public accounting firm, as stated in their report, which is included in this prospectus which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph regarding the adoption of IAS 19 revised and the retrospective application in the year ended December 31, 2011 and the adoption of IFRS 11, which application was not applied to the consolidated income statement, consolidated statements of comprehensive income/(loss), cash flows, and changes in equity for the year ended December 31, 2011 in accordance with the transition guidance. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

FCA is a naamloze vennootschap organized under the laws of the Netherlands with its corporate seat in the Netherlands and with its principal executive office located in the U.K. A majority of its directors and senior management, and some of the experts named in this prospectus, currently reside outside the U.S. All or a substantial portion of the assets of these individuals are located outside the U.S. As a result, it may not be possible for you to effect service of process within the U.S. upon non-U.S. resident directors or upon FCA, or it may be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against FCA.

The Netherlands

As there is no treaty on the reciprocal recognition and enforcement of judgments other than arbitration awards in civil and commercial matters between the U.S. and the Netherlands, courts in the Netherlands will not automatically recognize and enforce a final judgment rendered by a U.S. court. In order to obtain a judgment enforceable in the Netherlands, claimants must litigate the relevant claim again before a Dutch court of competent jurisdiction. Under current practice, however, a Dutch court will generally recognize and consider as conclusive evidence a final and conclusive judgment for the payment of money rendered by a U.S. court and not rendered by default, provided that the Dutch court finds that:

•	the jurisdiction of the U.S. court has been based on grounds that are internationally acceptable;

•	the final judgment results from proceedings compatible with Dutch concepts of due process;

•	the final judgment does not contravene public policy of the Netherlands; and

•	the final judgment has not been rendered in proceedings of a penal, revenue or other public law nature.

If a Dutch court upholds and regards as conclusive evidence the final judgment, that court generally will grant the same judgment without litigating again on the merits.

Shareholders may originate actions in the Netherlands based upon applicable Dutch laws.

Under Dutch law, in the event that a third party is liable to FCA, only FCA itself can bring civil action against that party. The individual shareholders do not have the right to bring an action on behalf of FCA. Only in the event that the cause for the liability of a third party to FCA also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. The Dutch Civil Code does provide for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). In order to obtain compensation for damages, the foundation or association and the defendant may reach – often on the basis of such declaratory judgment – a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages.

Italy

Judgments of U.S. courts may be enforceable in Italy. Final enforceable and conclusive judgments rendered by U.S. courts, even if obtained by default, may not require retrial and will be enforceable in the Republic of Italy, provided that pursuant to article 64 of Italian Law No. 218 of May 31, 1995 (riforma del sistema italiano di diritto internazionale privato), the following conditions are met:

•	the U.S. court which rendered the final judgment had jurisdiction according to Italian law principles of jurisdiction;

•	the relevant summons and complaint was appropriately served on the defendants in accordance with U.S. law and during the proceedings the essential rights of the defendants have not been violated;

•	the parties to the proceeding appeared before the court in accordance with U.S. law or, in the event of default by the defendants, the U.S. court declared such default in accordance with U.S. law;

•	there is no conflicting final judgment previously rendered by an Italian court;

•	there is no action pending in the Republic of Italy among the same parties and arising from the same facts and circumstances which commenced prior to the action in the United States; and

•	the provisions of such judgment would not violate Italian public policy. Italian courts may have jurisdiction on actions based on non-Italian law depending on the nature of the claims brought by the relevant shareholder and subject to the requirements set forth under the Council Regulations (EC) no. 66/2001 of 22 December 2000 on jurisdiction and the recognition and enforcement of judgements in civil and commercial matters.

Italian shareholders should seek advice from their own counsel based on the applicable circumstances.

England

The U.S. and England currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Consequently, a final judgment for payment rendered by any federal or state court in the U.S. based on civil liability, whether or not predicated solely upon U.S. federal securities laws, would not automatically be enforceable in England. In order to enforce any U.S. judgment in England, proceedings must be initiated by way of common law action before a court of competent jurisdiction in England. In a common law action, an English court generally will not reinvestigate the merits of the original matter decided by a U.S. court and may order summary judgment on the basis that there is no arguable defense to the claim for payment. The entry of an enforcement order by an English court is conditional, among other things, upon the following:

•	the U.S. court having had jurisdiction over the original proceeding according to English conflict of laws principles;

•	the judgment being final and conclusive on the merits and being for a debt or a definite sum of money;

•	the judgment not contravening English public policy;

•	the judgment being not for a sum payable in respect of taxes or other charges of a like nature, or in respect of a fine or penalty;

•	the judgment is not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained; and

•	the judgment having not been obtained by fraud or in breach of the principles of natural justice.

Enforcement proceedings would normally have to be required to be commenced within six years of the date of the judgment. In addition, it is questionable whether an English court would accept jurisdiction and impose civil liability if proceedings were commenced in England predicated solely upon U.S. federal securities law.

FCA may comply with a U.S. judgment voluntarily, but, if it were not to do so, you would have to apply to a Dutch, Italian or English court for an original judgment. Consequently, it could prove difficult to enforce civil liabilities solely based on U.S. securities law in the Netherlands, Italy or England. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the Netherlands, Italy or England.

FIAT S.p.A.

UNAUDITED INTERIM CONSOLIDATED INCOME STATEMENT

for the three and nine months ended September 30, 2014 and 2013

		For the three months ended September 30,		For the nine months ended September 30,
	Note	2014	2013	2014	2013
		(€ million)
Net revenues	(1)	23,553	20,693	69,006	62,681
Cost of sales	(2)	20,356	17,747	59,694	53,706
Selling, general and administrative costs	(3)	1,717	1,580	5,151	4,842
Research and development costs	(4)	598	556	1,825	1,615
Other income/(expenses)		44	24	133	(13)
Result from investments:	(5)	36	29	105	73
Share of the profit and (loss) of equity method investees		36	29	88	57
Other income and (expenses) from investments		-	-	17	16
Gains on the disposal of investments		3	6	11	8
Restructuring costs/(income)	(6)	15	14	23	9
Other unusual income/(expenses)	(7)	(24)	7	(405)	(35)

EBIT		926	862	2,157	2,542

Net financial expenses	(8)	(511)	(493)	(1,510)	(1,453)

Profit before taxes		415	369	647	1,089

Tax expenses	(9)	227	180	435	434

Profit from continuing operations		188	189	212	655

Net profit		188	189	212	655

Net profit/(loss) for the period attributable to:
Owners of the parent		174	(15)	160	44
Non-controlling interests		14	204	52	611

Basic earnings/(loss) per ordinary share (in €)	(10)	0.143	(0.013)	0.132	0.036
Diluted earnings/(loss) per ordinary share (in €)	(10)	0.142	(0.013)	0.130	0.036

The accompanying notes are an integral part of the Interim Consolidated Financial Statements.

FIAT S.p.A.

UNAUDITED INTERIM CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME/(LOSS)

for the three and nine months ended September 30, 2014 and 2013

		For the three months ended September 30,		For the nine months ended September 30,
	Note	2014	2013	2014	2013
		(€ million)
Net profit for the period (A)		188	189	212	655

Items that will never be reclassified to the Consolidated income statement:
Gains/(losses) on remeasurements of defined benefit plans	(19)	(1)	(1)	(19)	510
Related tax impact	(19)	(13)	-	(12)	-

Total items that will never be reclassified to the Consolidated income statement (B1)		(14)	(1)	(31)	510

Items that may be reclassified to the Consolidated income statement:
Gains/(losses) on cash flow hedging instruments	(19)	(106)	(12)	(378)	98
Gains/(losses) on available-for-sale financial assets	(19)	(20)	17	(31)	20
Exchange differences on translating foreign operations	(19)	768	(280)	952	(382)
Share of Other comprehensive income/(loss) for equity method investees	(19)	25	(36)	40	(64)
Related tax impact	(19)	25	(11)	110	(13)

Total items that may be reclassified to the Consolidated income statement (B2)		692	(322)	693	(341)

Total Other comprehensive income, net of tax (B1)+(B2)=(B)		678	(323)	662	169

Total Comprehensive income/(loss) (A)+(B)		866	(134)	874	824

Total Comprehensive income/(loss) attributable to:
Owners of the parent		853	(232)	750	22
Non-controlling interests		13	98	124	802

The accompanying notes are an integral part of the Interim Consolidated Financial Statements.

FIAT S.p.A.

UNAUDITED INTERIM CONSOLIDATED STATEMENT OF FINANCIAL POSITION

at September 30, 2014 and December 31, 2013

	Note	At September 30, 2014	At December 31, 2013
		(€ million)
Assets
Intangible assets	(11)	21,813	19,514
Goodwill and intangible assets with indefinite useful lives		13,550	12,440
Other intangible assets		8,263	7,074
Property, plant and equipment	(12)	25,321	23,233
Investments and other financial assets:	(13)	2,079	2,052
Investments accounted for using the equity method		1,461	1,388
Other investments and financial assets		618	664
Defined benefit plan assets		72	105
Deferred tax assets	(9)	3, 365	2,903

Total Non-current assets		52,650	47,807

Inventories	(14)	12,978	10,278
Trade receivables	(15)	3,030	2,544
Receivables from financing activities	(15)	3,689	3,671
Current tax receivables	(15)	341	312
Other current assets	(15)	2,683	2,323
Current financial assets:		604	815
Current investments		36	35
Current securities		213	247
Other financial assets	(16)	355	533
Cash and cash equivalents	(17)	18, 395	19,455

Total Current assets		41,720	39,398

Assets held for sale	(18)	26	9

Total Assets		94,396	87,214

Equity and liabilities
Equity:	(19)	10,713	12,584
Equity attributable to owners of the parent		10,413	8,326
Non-controlling interest		300	4,258
Provisions:	(20)	19,212	17,427
Employee benefits		8, 866	8,326
Other provisions		10,346	9,101
Deferred tax liabilities	(9)	202	278
Debt	(21)	32,933	30,283
Other financial liabilities	(16)	551	137
Other current liabilities	(22)	11, 611	8,963
Current tax payables		328	314
Trade payables	(23)	18,846	17,207
Liabilities held for sale	(18)	-	21

Total Equity and liabilities		94,396	87,214

The accompanying notes are an integral part of the Interim Consolidated Financial Statements.

FIAT S.p.A.

UNAUDITED INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

for the nine months ended September 30, 2014 and 2013

		For the nine months ended September 30,
	Note	2014	2013
		(€ million)
Cash and cash equivalents at beginning of the period	(17)	19,455	17,666

Cash flows from/(used in) operating activities:
Net profit for the period		212	655
Amortization and depreciation		3,599	3,394
Net (gains)/losses on disposal of tangible and intangible assets		(1)	18
Net losses on disposal of investments		(9)	(8)
Other non-cash items	(26)	197	33
Dividends received		60	93
Change in provisions		689	(224)
Change in deferred taxes		(51)	(59)
Change in items due to buy-back commitments and GDP vehicles	(26)	280	125
Change in working capital		(726)	(205)

Total		4,250	3,822

Cash flows from/(used in) investing activities:
Investments in property, plant and equipment and intangible assets		(5,350)	(5,284)
Capital increases in joint ventures, associates and unconsolidated subsidiaries		(16)	(126)
Proceeds from the sale of tangible and intangible assets		32	33
Proceeds from disposal of other interests		11	2
Net change in receivables from financing activities		128	(402)
Change in current securities		41	(6)
Other changes		35	24

Total		(5,119)	(5,759)

Cash flows from/(used in) financing activities:
Issuance of bonds		4,588	2,500
Repayment of bonds		(2,150)	(1,000)
Issuance of other medium-term borrowings		3,950	1,519
Repayment of other medium-term borrowings		(5,241)	(1,460)
Net change in other financial payables and other financial assets/liabilities		509	81
Increase in share capital		3	4
Dividends paid		-	(1)
Distribution for certain tax obligation of the VEBA		(45)	-
Acquisition of non-controlling interests	(26)	(2,691)	-
Distribution for tax withholding obligations on behalf of non-controlling interests		-	(5)

Total		(1,077)	1,638

Translation exchange differences		886	(525)

Total change in cash and cash equivalents		(1,060)	(824)

Cash and cash equivalents at end of the period	(17)	18,395	16,842

The accompanying notes are an integral part of the Interim Consolidated Financial Statements.

FIAT S.p.A.

UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

for the nine months ended September 30, 2014 and 2013

	Share capital	Treasury shares	Other reserves	Cash flow hedge reserve	Cumulative translation differences	Available- for-sale financial assets	Remeasure -ment of defined benefit plans		Cumulative share of OCI of equity method investees	Total equity attributable to owners of the parent	Non- controlling interests	Total
	(€ million)
At December 31, 2012	4,476	(259)	3,935	15	618	(17)	(2,541)		(40)	6,187	2,182	8,369

Capital increase	1	-	2	-	-	-	-		-	3	1	4
Dividends distributed	-	-	-	-	-	-	-		-	-	(1)	(1)
Share-based payments	-	-	6	-	-	-	-		-	6	-	6
Net profit/(loss)	-	-	44	-	-	-	-		-	44	611	655
Other comprehensive income/ (loss)	-	-	-	37	(318)	20	303		(64)	(22)	191	169
Distribution for tax withholding obligations on behalf of NCI s	-	-	-	-	-	-	-		-	-	(5)	(5)
Other changes	-	-	(1)	-	-	-	-		-	(1)	33	32

At September 30, 2013	4,477	(259)	3,986	52	300	3	(2,238)		(104)	6,217	3,012	9,229

	Share capital	Treasury shares	Other reserves	Cash flow hedge reserve	Cumulative translation differences	Available- for-sale financial assets	Remeasure -ment of defined benefit plans reserve		Cumulative share of OCI of equity method investees	Total equity attributable to owners of the parent	Non- controlling interests	Total
	(€ million)
At December 31, 2013	4,477	(259)	4,860	101	51	(13)	(757)		(134)	8,326	4,258	12,584

Capital increase	2	-	2	-	-	-	-		-	4	(1)	3
Dividends distributed	-	-	-	-	-	-	-		-	-	(50)	(50)
Share-based payments	-	35	(32)	-	-	-	-		-	3	-	3
Purchase of shares in subsidiaries from non-controlling interests	-	-	1,633	35	175	-	(518)	(1)	-	1,325	(3,990)	(2,665)
Distribution for certain taxes paid by VEBA	-	-	-	-	-	-	-		-	-	(45)	(45)
Net profit/(loss)	-	-	160	-	-	-	-		-	160	52	212
Other comprehensive income/(loss)	-	-	-	(256)	868	(31)	(31)		40	590	72	662

Other changes	-	-	5	-	-	-	-		-	5	4	9

At September 30, 2014	4,479	(224)	6,628	(120)	1,094	(44)	(1,306)		(94)	10,413	300	10,713

(1)	The €518 million relates to approximately 41.5 percent interest in Chrysler’s remeasurement of defined benefit plans reserve of €1,248 million. Reference should be made to the section - Non-controlling interests.

The accompanying notes are an integral part of the Interim Consolidated Financial Statements.

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THE FCA MERGER

On January 29, 2014, the Board of Directors of Fiat S.p.A. approved a proposed corporate reorganization resulting in the formation of Fiat Chrysler Automobiles N.V. (“FCA”) and decided to establish FCA, organized in the Netherlands, as the parent company of the Group with its principal executive offices in the United Kingdom.

FCA was incorporated as a public limited liability company (naamloze vennootschap) under the laws of the Netherlands on April 1, 2014 under the name Fiat Investments N.V. The issued share capital of the company was €350,000, fully paid and divided into 35,000,000 common shares having a nominal value of €0.01 each.

On June 15, 2014, the Board of Directors of Fiat S.p.A. approved the terms of a cross-border legal merger of Fiat S.p.A., the parent of the Group, into its 100 percent owned direct subsidiary Fiat Investments N.V. which, upon completion of the merger, was renamed Fiat Chrysler Automobiles N.V. (the “Merger”). At that time, Fiat S.p.A. ordinary shares were listed on the Mercato Telematico Azionario (“MTA”) organized and managed by Borsa Italiana S.p.A (“MTA”), as well as Euronext Paris and Frankfurt stock exchange.

The completion of the Merger was subject to the satisfaction of the following conditions:

a) the approval for listing of the FCA common shares on the New York Stock Exchange (“NYSE”);

b) no injunction or court order prohibiting the Merger;

c) a cap equal to a maximum €500 million in the aggregate, in connection with the amount of cash to be paid (i) under Article 2437-quater of the Italian Civil Code (the “Cash Exit Rights”) to Fiat shareholders exercising the Cash Exit Rights, and/or (ii) to creditors exercising their creditor opposition rights, and

d) the approval by the Fiat Extraordinary Meeting of Shareholders.

Fiat shareholders voted and approved the Merger at their extraordinary general meeting held on August 1, 2014. After this approval, Fiat shareholders not voting in favor of the Merger were entitled to exercise the Cash Exit Right by August 20, 2014. The redemption price payable to these shareholders was €7.727 per share (the “Exit Price”), equivalent to the average daily closing price published by Borsa Italiana for the six months prior to the date of the notice calling the meeting).

On October 7, 2014, Fiat announced that all conditions precedent to completion of the Merger were satisfied:

•	on October 6, 2014, the NYSE provided notice that the listing of FCA common shares was approved subject to issuance of these shares upon effectiveness of the Merger. On the same day Borsa Italiana S.p.A. approved the listing of the common shares of FCA on the MTA,

•	the creditors’ opposition period provided under the Italian law expired on October 4, 2014, and no creditors’ oppositions were filed, and

•	the Cash Exit Rights were exercised for a total of 60,002,027 Fiat shares equivalent to an aggregate amount of €464 million at the Exit Price. Pursuant to the Italian Civil Code, these shares were offered to Fiat shareholders not having exercised the Cash Exit Rights, On October 7, 2014, at the completion of the offer period Fiat shareholders elected to purchase 6,085,630 shares out of the total of 60,002,027 for a total of €47 million; as a result, concurrent with the Merger, on October 12, 2014, n. 53,916,397 Fiat shares were cancelled in the Merger with a resulting net aggregate cash disbursement of €417 million.

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

As a consequence, the Merger became effective on October 12, 2014. On October 13, 2014 FCA common shares commenced trading on the NYSE and on the MTA. The last day of trading of Fiat ordinary shares on the MTA, Euronext France and Deutsche Börse was October 10, 2014. The Merger is recognized in FCA’s annual accounts from January 1, 2014, FCA, as successor of Fiat S.p.A. is now therefore the parent company of the Group. There will be no accounting effects as a direct result of the Merger.

In this document, unless otherwise specified, the terms “Group” and “FCA” refer to FCA, together with its subsidiaries, following completion of the Merger or to Fiat S.p.A. together with its subsidiaries, prior to the Merger, as the context may require. Therefore, these Interim Consolidated Financial Statements at September 30, 2014 refers to Fiat S.p.A. together with its subsidiaries, now merged into FCA. Any references to “Fiat” refer solely to Fiat S.p.A., the predecessor of FCA prior to the Merger.

AUTHORIZATION OF INTERIM CONSOLIDATED FINANCIAL STATEMENTS AND COMPLIANCE WITH INTERNATIONAL FINANCIAL REPORTING STANDARDS

These interim consolidated financial statements at September 30, 2014 together with the notes thereto (the “Interim Consolidated Financial Statements”) of FCA were authorized for issuance on November 5, 2014 and have been prepared in accordance with IAS 34 – Interim financial reporting. The Interim Consolidated Financial Statements should be read in conjunction with the Fiat annual consolidated financial statements for the year ended December 31, 2013 (the “Fiat Consolidated Financial Statements at December 31, 2013”), which have been prepared in accordance with IFRS. IFRS is defined to be International Financial Reporting Standards issued by the International Accounting Standards Board (“IASB”). The designation “IFRS” also includes all valid International Accounting Standards (“IAS”), as well as all interpretations of the IFRS Interpretations Committee, formerly the Standing Interpretations Committee (“SIC”) and then the International Financial Reporting Interpretations Committee (“IFRIC”). The accounting policies adopted are consistent with those used at December 31, 2013, except as described in the following paragraph – New standards and amendments effective from January 1, 2014.

BASIS OF PREPARATION FOR INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The preparation of the Interim Consolidated Financial Statements requires management to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets, liabilities and disclosure of contingent liabilities. If in the future such estimates and assumptions, which are based on management’s best judgment at the date of these Interim Consolidated Financial Statements, deviate from the actual circumstances, the original estimates and assumptions will be modified as appropriate in the period in which the circumstances change. Reference should be made to the section – Use of estimates in the Fiat Consolidated Financial Statements at December 31, 2013 for a detailed description of the more significant valuation procedures used by the Group.

Moreover, certain valuation procedures, in particular those of a more complex nature regarding matters such as any impairment of non-current assets, are only carried out in full during the preparation of the annual financial statements, when all the information required is available, other than in the event that there are indications of impairment, when an immediate assessment is necessary. In the same way, the actuarial valuations that are required for the determination of employee benefit provisions are also usually carried out during the preparation of the annual consolidated financial statements, unless in the event of significant market fluctuation, plan amendments or curtailments and settlements.

The recognition of income taxes is based upon the best estimate of the actual tax rate expected for the full financial year for each entity included in the scope of consolidation.

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Format of the Interim Consolidated Financial Statements

For presentation of the Interim Consolidated Income Statement, the Group uses a classification based on the function of expenses, rather than based on their nature, as it is more representative of the format used for internal reporting and management purposes and is consistent with international practice in the automotive sector.

The Group presents a subtotal for Earnings before Interest and Taxes (EBIT). EBIT distinguishes between the Profit before taxes arising from operating items and those arising from financing activities. EBIT is the primary measure used by the Chief Executive Officer to assess the performance of and allocate resources to the operating segments.

In line with the format of the Business Plan presented by the Group to the financial community on May 6, 2014, the Group no longer presents Trading Profit as a supplementary performance assessment measure in addition to EBIT. Comparative amounts have been consistently reported.

For the Interim Consolidated Statement of Financial Position, a mixed format has been selected to present current and non-current assets and liabilities, as permitted by IAS 1 paragraph 60. More specifically, the Group’s consolidated financial statements include both industrial and financial services companies. The investment portfolios of the financial services companies are included in current assets, as the investments will be realized in their normal operating cycle. However, the financial services companies obtain only a portion of their funding from the market; the remainder is obtained from Group operating companies through the Group’s treasury companies (included within the industrial companies), which provide funding to both industrial and financial services companies in the Group, as the need arises. This financial services structure within the Group does not allow the separation of financial liabilities funding the financial services operations (whose assets are reported within current assets) and those funding the industrial operations. Presentation of financial liabilities as current or non-current based on their date of maturity would not facilitate a meaningful comparison with financial assets, which are classified on the basis of their normal operating cycle.

The Interim Consolidated Statement of Cash Flows is presented using the indirect method.

New standards and amendments effective from January 1, 2014

The following new standards and amendments that are applicable from January 1, 2014 were adopted by the Group for the purpose of the preparation of the Interim Consolidated Financial Statements.

Offsetting Financial Assets and Financial Liabilities (Amendments to IAS 32 – Financial Instruments: Presentation)

The Group adopted the amendments to IAS 32 – Financial Instruments: Presentation effective January 1, 2014. The amendments clarify the application of certain offsetting criteria for financial assets and financial liabilities and are required to be applied retrospectively. No significant effect arose on these Interim Consolidated Financial Statements from the application of these amendments.

Recoverable Amount Disclosures for Non-Financial Assets (Amendments to IAS 36 – Impairment of assets)

The Group adopted the amendments to IAS 36 – Recoverable Amount Disclosures for Non-Financial Assets addressing the disclosure of information about the recoverable amount of impaired assets if that amount is based on fair value less cost of disposal effective January 1, 2014 without reporting any effect on these Interim

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Consolidated Financial Statements. The application of these amendments will result in an expanded disclosure in the notes to the future annual consolidated financial statements in case of an impairment that is based on fair value less cost of disposal.

Novation of Derivatives and Continuation of Hedge Accounting (Amendments to IAS 39 – Financial Instruments: Recognition and Measurement)

These amendments, adopted effective January 1, 2014, allow hedge accounting to continue in a situation where a derivative, which has been designated as a hedging instrument, is novated to effect clearing with a central counterparty as a result of laws or regulation, if specific conditions are met. No effect arose on these Interim Consolidated Financial Statements from the application of these amendments.

Accounting for an obligation to pay a levy that is not income tax (IFRIC Interpretation 21 – Levies, an interpretation of IAS 37 – Provisions, Contingent Liabilities and Contingent Assets)

The interpretation, effective from January 1, 2014, sets out the accounting for an obligation to pay a levy that is not income tax. The interpretation addresses what the obligating event is that gives rise to pay a levy and when a liability should be recognized. No effect arose on these Interim Consolidated Financial Statements from the application of this interpretation.

New standards, amendments and interpretations not yet effective

•	In November 2013, the IASB published narrow scope amendments to IAS 19 – Employee benefits entitled “Defined Benefit Plans: Employee Contributions”. These amendments apply to contributions from employees or third parties to defined benefit plans in order to simplify their accounting in specific cases. The amendments are effective, retrospectively, for annual periods beginning on or after July 1, 2014 with earlier application permitted. No significant effect is expected from the first time adoption of these amendments.

•	In December 2013 the IASB issued the Annual Improvements to IFRSs 2010 – 2012 Cycle and Annual Improvements to IFRSs 2011 – 2013 Cycle. The most important topics addressed in these amendments are, among others, the definition of vesting conditions in IFRS 2 – Share based payment, the disclosure on judgment used in the aggregation of operating segments in IFRS 8 – Operating Segments, the identification and disclosure of a related party transaction that arises when a management entity provides key management personnel service to a reporting entity in IAS 24 – Related Party disclosures, the extension of the exclusion from the scope of IFRS 3 – Business Combinations to all types of joint arrangements and to clarify the application of certain exceptions in IFRS 13 – Fair value Measurement. The improvements are effective for annual period beginning on or after January 1, 2015. No significant effect is expected from the first time adoption of these amendments.

•	In May 2014 the IASB issued amendments to IFRS 11 – Joint arrangements: Accounting for acquisitions of interests in joint operations, clarifying the accounting for acquisitions of an interest in a joint operation that constitutes a business. The amendments are effective, retrospectively, for annual periods beginning on or after January 1, 2016 with earlier application permitted. No significant effect is expected from the first time adoption of these amendments.

•

In May 2014, the IASB issued an amendment to IAS 16 – Property, Plant and Equipment and to IAS 38 – Intangible Assets. The IASB has clarified that the use of revenue-based methods to calculate the depreciation of an asset is not appropriate because revenue generated by an activity that includes the use

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of an asset generally reflects factors other than the consumption of the economic benefits embodied in the asset. The IASB also clarified that revenue is generally presumed to be an inappropriate basis for measuring the consumption of the economic benefits embodied in an intangible asset. This presumption, however, can be rebutted in certain limited circumstances. These amendments are effective for annual periods beginning on or after January 1, 2016, with early application permitted. The Group is currently evaluating the impact of these amendments on its consolidated financial statements.

•	In May 2014, the IASB issued IFRS 15 – Revenue from contracts with customers. The standard requires a company to recognize revenue upon transfer of control of goods or services to a customer at an amount that reflects the consideration it expects to receive. This new revenue recognition model defines a five step process to achieve this objective. The updated guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. The standard is effective for annual periods beginning on or after January 1, 2017, and requires either full or modified retrospective application. The Group is currently evaluating the method of implementation and impact of this standard on its consolidated financial statements.

•	In July 2014, the IASB issued IFRS 9 – Financial Instruments. The improvement package introduced by the new standard includes a logical approach for classification and measurement of financial instruments driven by cash flow characteristics and the business model in which an asset is held, a single “expected loss” impairment model for financial assets and a substantially reformed approach for hedge accounting. The standard is effective, retrospectively with limited exceptions, for annual periods beginning on or after January 1, 2018 with earlier application permitted. The Group is currently evaluating the impact of this standard on its consolidated financial statements.

•	In September 2014, the IASB issued narrow amendments to IFRS 10 – Consolidated Financial Statements and IAS 28 – Investments in Associates and Joint Ventures (2011). The amendments address an acknowledged inconsistency between the requirements in IFRS 10 and those in IAS 28 (2011), in dealing with the sale or contribution of assets between an investor and its associate or joint venture. The main consequence of the amendments is that a full gain or loss is recognized when a transaction involves a business (whether it is housed in a subsidiary or not). A partial gain or loss is recognized when a transaction involves assets that do not constitute a business, even if these assets are housed in a subsidiary. The amendments will be effective, prospectively, for annual periods commencing on or after 1 January 2016.

•	In September 2014 the IASB issued the Annual Improvements to IFRSs 2012 – 2014 cycle, a series of amendments to IFRSs in response to issues raised mainly on IFRS 5 – Non-current assets held for sale and discontinued operations, on the changes of method of disposal, on IFRS 7 – Financial Instruments: Disclosures on the Servicing contracts, on the IAS 19 – Employee Benefits, on the discount rate determination. The effective date of the amendments is January 1, 2016. The Group is currently evaluating impact of these amendments on its consolidated financial statements.

CHANGES IN THE SCOPE OF CONSOLIDATION

Other than the acquisition of the remaining approximately 41.5 percent ownership interest in Chrysler Group LLC (together with its subsidiaries “Chrysler” or the “Chrysler Group”) described below, during the nine months ended September 30, 2014 there were the following changes in the scope of consolidation:

•

In August 2014 Ferrari S.p.A. acquired an additional 21 percent in the share capital of the subsidiary Ferrari Maserati Cars International Trading (Shanghai) Co. Ltd. increasing its interest from 59 percent to 80 percent (the Group’s interests increased from 53.10 percent to 72.00 percent).

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In accordance with IFRS 10 – Consolidated Financial Statements, equity reserves were adjusted to reflect the change in the ownership interest through a corresponding adjustment to equity attributable to the parent.

•	In July 2014 Maserati established a new 100 percent owned company named Maserati (China) Cars Trading Co., Ltd. for the distribution of its cars in China.

•	A minor subsidiary belonging to the Components segment, whose total assets and revenues are not material for the Group, previously accounted for under the equity method or at costs was consolidated on a line-by-line basis.

•	In the context of the Merger described above, in April 2014 Fiat Investments N.V. was incorporated as a public limited liability company under the laws of the Netherlands and was renamed FCA upon completion of the Merger. In addition, in June 2014, the Group’s 100 percent interest in Fiat North America LLC (“FNA”) was transferred from Fiat Group Automobiles S.p.A. to Fiat S.p.A. These transactions had no effects on the consolidated financial statements.

Further, as the Merger is a business combination in which all of the combining entities are controlled ultimately by the same party both before and after the business combination, and based on the fact that the control is not transitory, from an accounting standpoint, the transition will be considered as a combination of entities under common control and therefore outside the scope of IFRS 3 and IFRIC 17. Accordingly, in the fourth quarter 2014, the Merger will be accounted for by the Group without adjusting the carrying amounts of assets and liabilities involved in the transaction and will have no impact on the Group consolidated financial statements.

Acquisition of the remaining ownership interest in Chrysler

On January 1, 2014 Fiat’s 100 percent owned subsidiary FNA and the VEBA Trust announced that they had entered into an agreement (“the Equity Purchase Agreement”) under which FNA agreed to acquire the VEBA Trust’s approximately 41.5 percent interest in Chrysler, which included an approximately 10 percent interest in Chrysler subject to previously exercised options that were subject to ongoing litigation, for cash consideration of U.S.$3,650 million (€2,691 million) as follows:

•	a special distribution of U.S.$1,900 million (equivalent to €1,404 million) paid by Chrysler to its members, which served to fund a portion of the transaction, wherein FNA directed its portion of the special distribution to the VEBA Trust as part of the purchase consideration; and

•	an additional cash payment by FNA to the VEBA Trust of U.S.$1,750 million (equivalent to €1,287 million).

The previously exercised options for the approximately 10 percent interests in Chrysler that were settled in connection with the Equity Purchase Agreement had an estimated fair value at the transaction date of U.S.$302 million (€223 million). These options were historically carried at cost, which was zero, in accordance with the guidance in paragraphs AG80 and AG81 of IAS 39 as the options were on shares that did not have a quoted market price in an active market and as the interpretation of the formula required to calculate the exercise price on the options was disputed and was subject to ongoing litigation. Upon consummation of the transactions contemplated by the Equity Purchase Agreement, the fair value of the underlying equity and the estimated exercise price of the options, at that point, became reliably estimable. As such, on the transaction date, the options were remeasured to their fair value of U.S.$302 million (€223 million at the transaction date), which resulted in a corresponding non-taxable gain in Other unusual income/(expenses). The Group has classified this item in Other unusual income/(expenses) because it relates to options held in relation to the acquisition of a non-controlling interest and is expected to occur infrequently.

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The fair value of the options was calculated as the difference between the estimated exercise price for the disputed options encompassed in the Equity Purchase Agreement of U.S.$650 million (€481 million) and the estimated fair value for the underlying approximately 10 percent interest in Chrysler of U.S.$952 million (€704 million).

The exercise price for the disputed options was originally calculated by FNA pursuant to the formula set out in the option agreement between FNA and the VEBA Trust. The VEBA Trust disputed the calculation of the exercise price, which ultimately led to the litigation between the two parties regarding the interpretation of the call option agreement. The dispute primarily related to four elements of the calculation of the exercise price. During the ensuing litigation, the court ruled in FNA’s favor on two of the four disputed elements of the calculation. The court requested an additional factual record be developed on the other two elements, a process that was ongoing at the time the Equity Purchase Agreement was executed and consummated.

The dispute between FNA and the VEBA Trust over the previously exercised options was settled pursuant to the Equity Purchase Agreement, effectively resulting in the fulfillment of the previously exercised options. Given that there was no amount explicitly agreed to by FNA and the VEBA Trust in the Equity Purchase Agreement for the settlement of the previously exercised options, management estimated the exercise price encompassed in the Equity Purchase Agreement taking into account the judgments rendered by the court to date on the litigation and a settlement of the two unresolved elements. Based on the nature of the two unresolved elements, management estimated the exercise price to be between U.S.$600 million (€444 million at the transaction date) and U.S.$700 million (€518 million at the transaction date). Given the uncertainty inherent in court decisions, it was not possible to pick a point within that range that represented the most likely outcome. As such, management believed the mid-point of this range, U.S.$650 million (€481 million at the transaction date), represented the appropriate point estimate of the exercise price encompassed in the Equity Purchase Agreement.

Since there was no publicly observable market price for Chrysler’s membership interests, the fair value as of the transaction date of the approximately 10 percent non-controlling ownership interest in Chrysler was determined based on the range of potential values determined in connection with the initial public offering (“IPO”) that Chrysler was pursuing at the time the Equity Purchase Agreement was negotiated and executed, which was corroborated by a discounted cash flow valuation that estimated a value near the mid-point of the range of potential IPO values. Management concluded that the midpoint of the range of potential IPO value provided the best evidence of the fair value of Chrysler’s membership interests at the transaction date as it reflects market input obtained during the IPO process, thus providing better evidence of the price at which a market participant would transact consistent with the objectives of IFRS 13, the accounting guidance on fair value measurements.

The potential IPO values for 100 percent of Chrysler’s equity on a fully distributed basis ranged from $10.5 billion to U.S.$12.0 billion (€7.6 billion to €8.7 billion at December 31, 2013). Management concluded the mid-point of this range, U.S.$11.25 billion (€8.16 billion at December 31, 2013), was the best point estimate of fair value. The IPO value range was determined using earnings multiples observed in the market for publicly traded US-based automotive companies using the key assumptions discussed below. This fully distributed value was then reduced by approximately 15 percent for the expected discount that would have been realized in order to complete a successful IPO for the minority interest being sold by the VEBA Trust. This discount was estimated based on the following factors that a market participant would have considered and, therefore, would have affected the price of Chrysler’s equity in an IPO transaction:

•

Fiat held a significant controlling interest and had expressed the intention to remain and act as the majority owner of Chrysler. The fully diluted equity value, which is the starting point for the valuation discussed above, does not contemplate the perpetual nature of the non-controlling interest that would

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NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

have been offered in the IPO or the significant level of control that Fiat would have exerted over Chrysler. This level of control creates risk to a non-controlling shareholder that Fiat would make decisions to maximize its value in a manner that would not necessarily maximize value to non-controlling shareholders, which Fiat had indicated was its intention.

•	The fully distributed equity value contemplates an active market for Chrysler’s equity, which did not exist for Chrysler’s membership interests. The IPO price represents the creation of the public market, which would have taken time to develop into an active market. The estimated price that would be received in an IPO transaction reflects the fact that Chrysler’s equity was not yet traded in an active market.

As the expected discount that would have been realized in order to complete a successful IPO represented a market-based discount that would have been reflected in an IPO price, management concluded it should be included in the measurement at the transaction date between a willing buyer and willing seller under the principles in IFRS 13.

The other significant assumptions management used in connection with the development of the fair value of Chrysler’s membership interests discussed above included the following:

•	Inputs derived from Chrysler’s long-term business plans in place at the time the Equity Purchase Agreement was negotiated and executed, including:

•	An estimated 2014 Earnings before interest, tax, depreciation, amortization, pension and OPEB payments (EBITDAPO); and

•	An estimate of net debt, which is composed of debt, pension obligations and OPEB obligations of Chrysler, offset by any expected tax benefit arising from payment of obligations and cash on hand; and

•	An EBITDAPO valuation multiple based on observed multiples for other US-based automotive manufacturers, adjusted for differences between those manufacturers and Chrysler.

The transaction under the Equity Purchase Agreement closed on January 21, 2014. As a result of this transaction Fiat now holds a 100 percent equity interest in Chrysler.

Concurrent with the closing of the acquisition under the Equity Purchase Agreement, Chrysler and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”) executed and delivered a contractually binding and legally enforceable Memorandum of Understanding (“MOU”) to supplement Chrysler’s existing collective bargaining agreement. Under the MOU, the UAW committed to (i) use the best efforts to cooperate in the continued roll-out of Chrysler’s World Class Manufacturing (“WCM”) programs, (ii) to actively participate in benchmarking efforts associated with implementation of WCM programs across all Fiat-Chrysler manufacturing sites to ensure objective competitive assessments of operational performance and provide a framework for the proper application of WCM principles, and (iii) to actively assist in the achievement of Chrysler’s long-term business plan. In consideration for these legally enforceable commitments, Chrysler agreed to make payments to a UAW organized independent VEBA Trust totaling U.S.$700 million (€518 million at the transaction date) to be paid in four equal annual installments. Considering Chrysler’s non-performance risk over the payment period as of the transaction date and its unsecured nature, this payment obligation had a fair value of U.S.$672 million (€497 million) as of the transaction date.

The Group considered the terms and conditions set forth in the above mentioned agreements and has accounted for the Equity Purchase Agreement and the MOU as a single commercial transaction with multiple elements. As such, the fair value of the consideration paid discussed above, which amounts to U.S.$4,624 million

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NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(€3,411 million), including the fair value of the previously exercised disputed options, was allocated to the elements obtained by Fiat and Chrysler. Due to the unique nature and inherent judgment involved in determining the fair value of the UAW’s commitments under the MOU, a residual value methodology was used to determine the portion of the consideration paid attributable to the UAW’s commitments as follows:

(€ million)
Special distribution from Chrysler	1,404
Cash payment from FNA	1,287
Fair value of the previously exercised options	223
Fair value of financial commitments under the MOU	497

Fair value of total consideration paid	3,411

Less the fair value of an approximately 41.5 percent non-controlling ownership interest in Chrysler	(2,916)

Consideration allocated to the UAW’s commitments	495

The fair value of the approximately 41.5 percent non-controlling ownership interest in Chrysler acquired by Fiat from the VEBA Trust (which includes the approximately 10 percent pursuant to the settlement of the previously exercised disputed options discussed above) was determined using the valuation methodology discussed above.

The residual of the fair value of the consideration paid of U.S.$670 million (€495 million) was allocated to the UAW’s contractually binding and legally enforceable commitments to Chrysler under the MOU.

The effects of changes in ownership interests in Chrysler were therefore as follows:

At the transaction date
(€ million)
Carrying amount of non-controlling interest acquired	3,976
Less consideration allocated to the acquisition of the non-controlling interest	(2,916)
Additional net deferred tax assets	251

Effect on the equity attributable to owners of the parent	1,311

In accordance with IFRS 10 – Consolidated Financial Statements, equity reserves were adjusted to reflect the change in the ownership interest in Chrysler through a corresponding adjustment to equity attributable to the parent. As the transaction described above resulted in the elimination of the non-controlling interest in Chrysler, all items of comprehensive income previously attributed to the non-controlling interest were recognized in the appropriate equity reserve.

In accordance with the accounting policies disclosed in the Consolidated Financial Statements at December 31, 2013, €1,248 million of the accumulated actuarial gains and losses from the remeasurement of the defined benefit plans of Chrysler Group has been recognized since the consolidation of Chrysler Group. As of the transaction date, €518 million, which is approximately 41.5 percent of this amount, had been recognized in non-controlling interest. In connection with the acquisition of the non-controlling interest in Chrysler Group, this amount was recognized as an adjustment to the equity reserve for Remeasurement of defined benefit plans.

With respect to the MOU entered into with the UAW, the Group recognized €495 million (U.S.$670 million) in Other unusual expenses in the Interim Consolidated Income Statement. The first U.S.$175 million installment under the MOU was paid on January 21, 2014, which was equivalent to €129 million at that date, and

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is reflected in the operating section of the Interim Consolidated Statement of Cash Flows. The remaining outstanding obligation pursuant to the MOU as of September 30, 2014 of €401 million (U.S.$504 million), which includes €6 million (U.S.$7 million) of accreted interest, is recorded in Other current liabilities sections in the Interim Consolidated Statement Of Financial Position (Note 22). For further information on additional net deferred tax assets recognized reference should be made to Note 9.

The Equity Purchase Agreement also provided for a tax distribution from Chrysler to its members under the terms of Chrysler Group’s Limited Liability Company Operating Agreement (as amended from time to time, the “LLC Operating Agreement”) in the amount of approximately U.S.$60 million (€45 million) to cover the VEBA Trust’s tax obligation. As this payment was made pursuant to a specific requirement in Chrysler’s LLC Operating Agreement, it is not considered part of the multiple element transaction.

Restrictions in relation to the Group’s interest in Chrysler

The Group is subject to several restrictions that may limit its ability to access and use assets or settle liabilities in relation to its interest in Chrysler.

Financing arrangements outstanding at Chrysler may limit the Group’s ability to allocate capital between Group entities or may restrict its ability to receive dividends or other restricted payments from Chrysler. In addition, Fiat’s existing syndicated credit facility currently imposes restrictions that limit Fiat’s capability to extend guarantees or loans to Chrysler.

Chrysler’s tranche B term loan that matures May 24, 2017, tranche B term loan that matures December 31, 2018, and revolving credit facility maturing May 24, 2016, are secured by a senior priority security interest in substantially all of Chrysler Group LLC’s assets and the assets of its U.S. subsidiary guarantors, subject to certain exceptions. The collateral includes 100 percent of the equity interests in Chrysler’s U.S. subsidiaries and 65 percent of the equity interests in its non-U.S. subsidiaries held directly by Chrysler Group LLC and its U.S. subsidiary guarantors. In addition, Chrysler’s secured senior notes are secured by liens junior to the senior credit facilities on substantially all of Chrysler Group LLC’s U.S. assets and the assets of its U.S. subsidiary guarantors, including 100 percent of the equity interests in Chrysler’s U.S. subsidiaries and 65 percent of the equity interests in its non-U.S. subsidiaries held directly by Chrysler Group LLC and its U.S. subsidiary guarantors. These liens cover almost all of Chrysler’s assets. In addition to collateral, these debt instruments include covenants that restrict Chrysler’s ability to make certain distributions or purchase or redeem its capital stock, prepay certain other debt, encumber assets, incur or guarantee additional indebtedness, incur liens, transfer and sell assets or engage in certain business combinations, enter into certain transactions with affiliates or undertake various other business activities as well as the requirement to maintain borrowing base collateral coverage and a liquidity threshold.

As described above, on January 21, 2014, Chrysler paid to its members a special distribution of U.S.$1,900 million (€1,404 million) and a tax distribution to the VEBA Trust of approximately U.S.$60 million (€45 million) to cover its tax obligations. With certain exceptions, while the credit facilities and secured senior notes are outstanding further distributions will be limited to 50 percent of Chrysler’s consolidated net income (as defined in the agreements) for the period from January 2012 until the end of the most recent fiscal quarter, less the amount of the January 2014 special distribution.

For more information regarding Chrysler’s credit facilities and other debt, reference should be made to Note 21.

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NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FINANCIAL RISK FACTORS

The Group is exposed to various operational financial risks, including credit risk, liquidity risk, financial market risk (relating mainly to exchange rates, interest rates and commodity prices). The Interim Consolidated Financial Statements do not include all the information and notes on financial risk management required in the preparation of the annual consolidated financial statements. For a detailed description of this information for the Group, reference should be made to Note 35 to the Fiat Consolidated Financial Statements at December 31, 2013.

OTHER INFORMATION

The principal exchange rates used to translate other currencies into Euro were as follows:

	2014		2013
	For the nine months ended September 30,	At September 30	At December 31	For the nine months ended September 30	At September 30
U.S. Dollar (“U.S.$”)	1.355	1.258	1.379	1.317	1.351
Brazilian Real	3.103	3.082	3.258	2.792	3.041
Chinese Renminbi	8.356	7.726	8.349	8.122	8.265
Serbian Dinar	116.240	118.851	114.642	112.690	114.604
Polish Zloty	4.175	4.178	4.154	4.201	4.229
Argentine Peso	10.818	10.668	8.988	6.950	7.819
Pound Sterling	0.812	0.777	0.834	0.852	0.836
Swiss Franc	1.218	1.206	1.228	1.232	1.223

COMPOSITION AND PRINCIPAL CHANGES

(1)	Net revenues

Net revenues are as follows:

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
	(€ million)
Sales of goods	22,632	19,843	66,104	60,036
Services provided	462	428	1,531	1,405
Contract revenues	267	225	790	695
Interest income from customers and other financial income of financial services companies	60	71	176	187
Lease installments for assets sold with a buy-back commitment and for operating leases	100	77	217	177
Other	32	49	188	181

Total Net revenues	23,553	20,693	69,006	62,681

(2)	Cost of sales

Cost of sales for the three months ended September 30, 2014 and 2013 amounted to €20,356 million and €17,747 million, respectively, and for nine months ended September 30, 2014 and 2013 amounted to €59,694 million and €53,706 million, respectively, comprising mainly of expenses incurred in the manufacturing and

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NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

distribution of vehicles and parts, of which, cost of materials and components are the most significant portion. The remaining costs principally include labor costs, consisting of direct and indirect wages, as well as depreciation of Property, plant and equipment, amortization of Other intangible assets relating to production and transportation costs.

Cost of sales also includes warranty and product-related costs, estimated at the time of sale to dealer networks or to the end customer. Depending on the specific nature of the recall, including the significance and magnitude, certain warranty expenses incurred are reported as unusual expenses, where the Group believes that separate identification allows the users of the Consolidated financial statements to take them into appropriate consideration when analyzing the performance of the Group and assists them in understanding the Group’s financial performance year on year.

Cost of sales for the three months ended September 30, 2014 and 2013 also includes €27 million and €77 million, respectively, and for nine months ended September 30, 2014 and 2013 includes €103 million and €143 million, respectively, of interest and other financial expenses from financial services companies.

(3)	Selling, general and administrative costs

Selling costs for the three months ended September 30, 2014 and 2013 amounted to €1,101 million and €1,001 million, respectively, and for nine months ended September 30, 2014 and 2013 amounted to €3,344 million and €3,057 million, respectively, and mainly consist of marketing, advertising, and sales personnel costs. Marketing and advertising expenses consist primarily of media campaigns, as well as marketing support in the form of trade and auto shows, events, and sponsorship.

General and administrative costs for the three months ended September 30, 2014 and 2013 amounted to €616 million and €579 million, respectively, and for nine months ended September 30, 2014 and 2013 amounted to €1,807 million and €1,785 million, respectively, and mainly consist of administration expenses, which are not attributable to sales, manufacturing or research and development functions.

(4)	Research and development costs

Research and development costs are as follows:

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
	(€ million)
Research and development costs expensed	321	336	1,027	998
Amortization of capitalized development costs	275	220	781	614
Write-down of costs previously capitalized	2	-	17	3

Total Research and development costs	598	556	1,825	1,615

Reference should be made to Note 11 for information on development costs capitalized.

(5)	Result from investments

Result from investments for three months ended September 30, 2014 and 2013 amounted to a net gain of €36 million and €29 million, respectively, and for nine months ended September 30, 2014 and 2013 amounted

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

to €105 million and €73 million, respectively. Result from investments mainly consists of the Group’s share in the Net profit/(loss) of equity method investees for €36 million and €29 million for the three months ended September 30, 2014 and 2013, respectively, for €88 million and €57 million for the nine months ended September 30, 2014 and 2013, respectively, and other income and expenses arising from investments measured at cost.

For a more detailed analysis of Result from investments by segment, reference should be made to Note 28.

(6)	Restructuring costs/(income)

For the three months ended September 30, 2014, Restructuring costs amounted to €15 million and primarily relate to restructuring provisions recognized in the LATAM and Components segments. For the three months ended September 30, 2013, Restructuring costs amounted to €14 million mainly related to the restructuring provision made by Other activities.

Restructuring costs for the nine months ended September 30, 2014 amounted to €23 million and primarily related to the restructuring provisions recognized in the LATAM and Components segments. For the nine months ended September 30, 2013, Restructuring costs amounted to €9 million mainly related to the restructuring provision recognized in relation to Other activities partially offset by release of a restructuring provision previously made by the NAFTA segment.

(7)	Other unusual income/(expenses)

Other unusual income/(expenses) for the three months ended September 30, 2014 and nine months ended September 30, 2014

For the nine months ended September 30, 2014, Other unusual income/(expenses) amounted to net expenses of €405 million, primarily relating to the €495 million expense recognized in connection with the execution of the UAW MOU entered into by Chrysler on January 21, 2014, which was partially offset by the non-taxable gain of €223 million on the remeasurement to fair value of the previously exercised options on approximately 10 percent of Chrysler’s membership interest in connection with the Equity Purchase Agreement both described above in the section – Non-controlling interests. In addition, Other unusual expenses for the nine months ended September 30, 2014 include a €98 million remeasurement charge recognized as a result of the Group’s change in the exchange rate used to remeasure its Venezuelan subsidiary’s net monetary assets in U.S. Dollar, based on first quarter 2014 developments related to the foreign exchange process in Venezuela.

As the official exchange rate is increasingly reserved only for purchases of those goods and services deemed “essential” by the Venezuelan government, the Group began to use the exchange rate determined by an auction process conducted by Venezuela’s Supplementary Foreign Currency Administration System (“SICAD”), referred to as the “SICAD I rate”, as of March 31, 2014. At March 31, 2014, the SICAD I rate was 10.7 Venezuelan Bolivar (“VEF”) to U.S. Dollar. Previously, the Group utilized the official exchange rate of 6.30 VEF to U.S. Dollar. In late March 2014, the Venezuelan government introduced an additional auction-based foreign exchange system, referred to as the SICAD II rate. The SICAD II rate has ranged from 49 to 51.9 VEF to U.S. Dollar in the period since its introduction until November 5, 2014. The SICAD II rate is expected to be used primarily for imports and has been limited to amounts of VEF that can be exchanged into other currencies, such as the U.S. Dollar. As a result of the recent exchange agreement between the Central Bank of Venezuela and the Venezuelan government and the limitations of the SICAD II rate, the Group believes any future remittances of dividends would be transacted at the SICAD I rate. At September 30, 2014, the SICAD I rate was 12.0 VEF to U.S. Dollar.

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2014 and for the nine months ended September 30, 2014 Other unusual expenses also included €15 million related to compensation costs deriving from the resignation of the former Ferrari chairman.

Other unusual income/(expenses) for the three months ended September 30, 2013 and nine months ended September 30, 2013

For the three months ended September 30, 2013 and for the nine months ended September 30, 2013, Other unusual expenses amounted to €2 million and €220 million respectively. For the nine months ended September 30, 2013 this item mainly included a €115 million charge related to the June 2013 voluntary safety recall for the 1993-1998 Jeep Grand Cherokee and the 2002-2007 Jeep Liberty, as well as the customer satisfaction action for the 1999-2004 Jeep Grand Cherokee.

For the nine months ended September 30, 2013 Other unusual net expenses also include a €59 million foreign currency translation loss related to the February 2013 devaluation of the official exchange rate of the VEF relative to the U.S. Dollar from 4.30 VEF per U.S. Dollar to 6.30 VEF per U.S. Dollar. During the three months ended June 30, 2013 and three months ended September 30, 2013, certain monetary liabilities, which had been submitted to the Commission for the Administration of Foreign Exchange (“CADIVI”) for payment approval prior to the devaluation date, were approved to be paid at an exchange rate of 4.30 VEF per U.S. Dollar. As a result, foreign currency translation gains of €12 million in the second quarter of 2013 and €4 million in the third quarter of 2013 were recognized due to these monetary liabilities being previously remeasured at the 6.30 VEF per U.S. Dollar at the devaluation date.

For the three months ended September 30, 2013 and for the nine months ended September 30, 2013, Other unusual income amounted to €9 million and €185 million respectively. For the three months ended September 30, 2013 and for the nine months ended September 30, 2013, this item mainly related to the impacts of a curtailment gain and plan amendments of €166 million with a corresponding net reduction to Chrysler’s pension obligation. During the three months ended June 30, 2013, Chrysler amended its U.S. and Canadian salaried defined benefit pension plans. The U.S. plans were amended in order to comply with Internal Revenue Service regulations, cease the accrual of future benefits effective December 31, 2013, and enhance the retirement factors. The Canada amendment ceases the accrual of future benefits effective December 31, 2014, enhances the retirement factors and continues to consider future salary increases for the affected employees. An interim remeasurement was required for these plans, which resulted in an additional €509 million net reduction to the pension obligation, a €7 million reduction to defined benefit plan assets and a corresponding €502 million increase in other comprehensive income.

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(8)	Net financial expenses

The following table sets out details of the Group’s financial income and expenses, including the amounts reported in the Interim Consolidated Income Statement within the Net financial expenses line item, as well as interest income from financial services activities, recognized under Net revenues, and Interest cost and other financial charges from financial services companies, recognized under Cost of sales.

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
	(€ million)
Financial income:
Interest income and other financial income	53	51	158	152
Interest income of financial services activities	60	71	176	187
Gains on disposal of securities	—	1	2	3

Total Financial income	113	123	336	342

Total Financial income relating to:
Industrial companies (A)	53	52	160	155
Financial services companies (reported within Net revenues)	60	71	176	187

Financial expenses:
Interest expenses and other financial expenses	473	473	1,423	1,421
Write-downs of financial assets	—	49	26	76
Losses on disposal of securities	3	1	5	3
Net interest expenses on employee benefit provisions	82	98	244	283

Total Financial expenses	558	621	1,698	1,783

Net (income)/expenses from derivative financial instruments and exchange rate differences	33	1	75	(32)

Total Financial expenses and net (income)/expenses from derivative financial instruments and exchange rate differences	591	622	1,773	1,751

Total Financial expenses and net (income)/expenses from derivative financial instruments and exchange rate differences relating to:
Industrial companies (B)	564	545	1,670	1,608
Financial services companies (reported within Cost of sales)	27	77	103	143

Net financial expenses relating to industrial companies (A – B)	(511)	(493)	(1,510)	(1,453)

For the three months ended September 30, 2013 and for nine months ended September 30, 2013, Net (income)/expenses from derivative financial instruments and exchange rate differences included net income of €24 million and €60 million, respectively, arising from the equity swaps on Fiat and CNH Industrial N.V. ordinary shares relating to certain stock option plans, which expired at the end of 2013.

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(9)	Tax expenses

Tax expenses are as follows:

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
	(€ million)
Tax expenses	222	182	401	434
Taxes relating to prior periods	5	(2)	34	-

Tax expenses	227	180	435	434

At December 31, 2013, previously unrecognized deferred tax assets of €1,500 million were recognized, principally related to tax loss carry forwards and temporary differences in the NAFTA operations. In the three months ended September 30, 2014 utilization of a part of these temporary book/tax differences resulted in higher deferred tax expense compared with the prior year.

In the nine months ended September 2014 the utilization of a part of these temporary differences resulted in a higher deferred tax expense as compared to the prior year, which was offset by the recognition of a €125 million deferred tax benefit and by other non-recurring deferred tax benefits which did not occur in the nine months ended September 30, 2013.

The Regional Italian Income Tax (“IRAP”) recognized for the three months ended September 30, 2014 and 2013 was €12 million and €9 million, respectively, and for the nine months ended September 30, 2014 and 2013 was €44 million and €44 million, respectively.

The Group recognizes in its Interim Consolidated Statement of Financial Position within Deferred tax assets, the amount of Deferred tax assets less the Deferred tax liabilities of the individual consolidated companies, where these may be offset. Amounts recognized are as follows:

	At September 30, 2014	At December 31, 2013
	(€ million)
Deferred tax assets	3,365	2,903
Deferred tax liabilities	(202)	(278)

Net deferred tax assets	3,163	2,625

The increase in net deferred tax assets during the nine months ended September 30, 2014 is mainly related to the acquisition of the remaining approximately 41.5 percent ownership interest in Chrysler (previously not held by the Group) in accordance with its tax transparency regime.

(10)	Earnings/(loss) per share

Basic earnings/(loss) per share

The basic earnings/(loss) per share is determined by dividing the Profit/(Loss) attributable to the equity holders of the parent company, by the weighted average number of ordinary shares outstanding during the periods.

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The following table provides the amounts used in the calculation of basic earnings/(loss) per share for the periods presented:

		For the three months ended September 30,
		2014	2013
Profit/(loss) attributable to owners of the parent	€ million	174	(15)
Weighted average number of shares outstanding	thousands	1,218,007	1,215,921

Basic earnings/(losses) per ordinary share	Euros	0.143	(0.013)

		For the nine months ended September 30,
		2014	2013
Profit/(loss) attributable to owners of the parent	€ million	160	44
Weighted average number of shares outstanding	thousands	1,216,815	1,215,862

Basic earnings/(loss) per ordinary share	Euros	0.132	0.036

Diluted earnings/(loss) per share

In order to calculate the diluted earnings per share for the three months ended September 30, 2014 and for the nine months ended September 30, 2014 and 2013, the weighted average number of ordinary shares has been increased to also take into consideration the theoretical effect that would arise if all the share-based payment plans were exercised. No other instruments could potentially dilute the basic earnings per share in the future, as all contingently issuable shares existing under the stock grant plan were included in the calculation of the diluted earnings per share for the periods presented. There were no instruments excluded from the calculation of diluted earnings per share for these periods presented because of an antidilutive impact. For the three months ended September 30, 2013, conversely, the theoretical effect that would arise if the share based payment plans were exercised were not taken into consideration in the calculation of diluted earnings per share as this would have had an antidilutive effect.

The following table provides the amounts used in the calculation of diluted earnings/(loss) per share for the periods presented:

		For the three months ended September 30,
		2014	2013
Profit/(loss) attributable to owners of the parent	€ million	174	(15)
Weighted average number of shares outstanding	thousands	1,218,007	1,215,921
Number shares deployable for stock option plans linked to Fiat shares	thousands	6,062	-
Number shares deployable for stock grant plans linked to Fiat shares	thousands	5,377	-
Weighted average number of shares outstanding for diluted earnings per share	thousands	1,229,446	1,215, 921

Diluted earnings/(losses) per ordinary share	euros	0.142	(0.013)

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

		For the nine months ended September 30,
		2014	2013
Profit/(loss) attributable to owners of the parent	€ million	160	44
Weighted average number of shares outstanding	thousands	1,216,815	1,215,862
Number shares deployable for stock option plans linked to Fiat shares	thousands	6,901	6,022
Number shares deployable for stock grant plans linked to Fiat shares	thousands	6,453	7,000
Weighted average number of shares outstanding for diluted earnings per share	thousands	1,230,169	1,228,884

Diluted earnings/(losses) per ordinary share	euros	0.130	0.036

(11)	Intangible assets

	Balance at December 31, 2013	Additions	Amortization	Translation differences and other changes	Balance at September 30, 2014
	(€ million)
Goodwill and intangible assets with indefinite useful lives	12,440	-	-	1,110	13,550
Other intangible assets	7,074	1,815	(976)	350	8,263

Total Intangible assets	19,514	1,815	(976)	1,460	21,813

During the three months ended September 30, 2014 and the nine months ended September 30, 2014, the Group capitalized development costs for €536 million and €1,521 million, respectively (€469 and €1,479 million for the corresponding periods in 2013).

At September 30, 2014, the “Goodwill and intangible assets with indefinite useful lives” item mainly includes goodwill of €9,828 million for Chrysler (€8,967 million at December 31, 2013) and €786 million for Ferrari S.p.A (€786 million at December 31, 2013) resulting from their respective acquisitions.

For the nine months ended September 30, 2014, the item Translation differences and other changes includes foreign exchange gains of €1,482 million relating to the appreciation of the Brazilian Real and U.S. Dollar against the Euro offset by a write-down of €17 million on certain Development costs.

(12)	Property, plant and equipment

	Balance at December 31, 2013	Additions	Depreciation	Translation differences	Divestitures and other changes	Balance at September 30, 2014
			(€ million)

Property, plant and equipment	23,233	3,535	(2,623)	1,241	(65)	25,321

Additions of €3,535 million for the nine months ended September 30, 2014 mainly relate to the mass-market operations. Foreign exchange gains of €1,241 million for the nine months ended September 30, 2014 arose principally from the appreciation of the Brazilian Real and U.S. Dollar against the Euro.

At September 30, 2014, the Group had contractual commitments for the purchase of Property, plant and equipment amounting to €742 million (€1,536 million at December 31, 2013).

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(13)	Investments and other financial assets

	At September 30, 2014	At December 31, 2013
	(€ million)
Interest in joint ventures	1,316	1,225
Interest in associates	111	123
Interests in unconsolidated subsidiaries	34	40
Equity method investments	1,461	1,388

Available-for-sale investments	118	148
Equity Investments at fair value through Income statement	112	151
Investments at fair value	230	299

Other Investments measured at cost	50	52
Total Investments	1,741	1,739

Non-current financial receivables	273	257
Other securities and other financial assets	65	56

Total Investments and other financial assets	2,079	2,052

Investments in joint ventures

The Group’s interests in joint ventures, amounting to €1,316 million at September 30, 2014 (€1,225 million at December 31, 2013) are all accounted for using the equity method and mainly include the Group’s interests in: FGA Capital S.p.A amounting to €905 million (€839 million at December 31, 2013), Tofas-Turk Otomobil Fabrikasi A.S. (“Tofas”) amounting to €266 million (€240 million at December 31, 2013) and GAC Fiat Automobiles Limited amounting to €58 million (€85 million at December 31, 2013).

Changes in interests in joint ventures during the nine months ended September 30, 2014 are as follows:

Interests in joint ventures
(€ million)
Balance at December 31, 2013	1,225
Capital injection and increase in share capital	13
Share of the net profit	93
Translation differences	28
Other changes	(43)

Balance at September 30, 2014	1,316

Other changes mainly consists of a net decrease of €43 million mainly relate to dividends received from Tofas for €42 million and from FGA Capital S.p.A. for €14 million.

Investments in associates

The Group’s interests in associates, amounting to €111 million at September 30, 2014 (€123 million at December 31, 2013) are all accounted for using the equity method and include the Group’s interests in RCS MediaGroup S.p.A. (“RCS”) amounting to €78 million (€87 million at December 31, 2013).

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Investments at fair value

At September 30, 2014, Investments at fair value include the investment in CNH Industrial N.V. for €212 million (€282 million at December 31, 2013), the investment in Fin. Priv. S.r.l. for €15 million (€14 million at December 31, 2013) and the investment in Assicurazioni Generali S.p.A. for €3 million (€3 million at December 31, 2013).

(14)	Inventories

	At September 30, 2014	At December 31, 2013
	(€ million)
Raw materials, supplies and finished goods	10,499	8,910
Assets sold with a buy-back commitment and GDP vehicles	2,318	1,253
Gross amount due from customers for contract work	161	115

Total Inventories	12,978	10,278

* Assets sold through Guaranteed Depreciation Program (“GDP”).

Inventories, excluding assets sold with a buy-back commitment and GDP vehicles, increased by €1,010 million from December 31, 2013 due to increased production and sales levels for all regions and Luxury Brands. Assets sold with a buy-back commitment and GDP vehicles increased by €1,065 million from December 31, 2013. The increase is mainly related to the GDP vehicles and is in line with the increase of vehicles in-service during the nine month ended September 30, 2014.

The amount of inventory write-downs recognized as an expense during the nine months ended September 30, 2014 is €400 million (€434 million for nine months ended September 30, 2013).

The amount due from customers for contract work relates to the design and production of industrial automation systems and related products for the automotive sector and can be analyzed as follows:

	At September 30, 2014	At December 31, 2013
	(€ million)
Aggregate amount of costs incurred and recognized profits (less recognized losses) to date	1,924	1,506
Less: Progress billings	(2,000)	(1,600)

Construction contracts, net of advances on contract work	(76)	(94)

Gross amount due from customers for contract work as an asset	161	115
Less: Gross amount due to customers for contract work as a liability included in Other current liabilities	(237)	(209)

Construction contracts, net of advances on contract work	(76)	(94)

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(15)	Current receivables and Other current assets

The composition of the Current receivables and Other current assets is as follows:

	At September 30, 2014	At December 31, 2013
	(€ million)
Trade receivables	3,030	2,544
Receivables from financing activities	3,689	3,671
Current tax receivables	341	312
Other current assets:
Other current receivables	2,192	1,881
Accrued income and prepaid expenses	491	442
Total Other current assets	2,683	2,323

Total Current receivables and Other current assets	9,743	8,850

Receivables from financing activities include the following:

	At September 30, 2014	At December 31, 2013
	(€ million)
Dealer financing	2,164	2,286
Retail financing	1,038	970
Finance leases	344	297
Other	143	118

Total Receivables from financing activities	3,689	3,671

Transfer of receivables

At September 30, 2014, the Group had receivables due after that date which had been transferred without recourse and which were derecognized in accordance with the requirements of IAS 39 amounting to €3,662 million (€3,603 million at December 31, 2013). The transfers related to trade receivables and other receivables for €2,816 million (€2,891 million at December 31, 2013) and financial receivables of €846 million (€712 million at December 31, 2013). These amounts include receivables of €2,202 million (€2,177 million at December 31, 2013), mainly due from the sales network, transferred to jointly controlled financial services companies FGA Capital S.p.A.).

(16)	Other financial assets and Other financial liabilities

These line items mainly consist of fair value measurement of derivative financial instruments and collateral deposits (held in connection with derivative transactions and debts). The overall change in Other financial assets (from €533 million at December 31, 2013 to €355 million at September 30, 2014), and in Other financial liabilities (from €137 million at December 31, 2013 to €551 million at September 30, 2014), is mostly due to fluctuations in exchange rates during the period.

As Other financial assets and liabilities primarily consist of hedging derivatives, the change in their value is compensated by the change in the value of the hedged items.

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(17)	Cash and cash equivalents

At September 30, 2014, Cash and cash equivalents, amounting to €18,395 million (€19,455 million at December 31, 2013), include cash at banks, units in money market funds and other money market securities, comprising commercial paper and certificate of deposits that are readily convertible into cash, with original maturities of three months or less at the date of purchase. Cash and cash equivalents are subject to an insignificant risk of changes in value, and consist of balances spread across various primary national and international banking institutions, and money market instruments.

The Group holds a subsidiary, which operates in Venezuela whose functional currency is the U.S. Dollar. Pursuant to certain Venezuelan foreign currency exchange control regulations, the Central Bank of Venezuela centralizes all foreign currency transactions in the country. Under these regulations, the purchase and sale of foreign currency must be made through the Centro Nacional de Comercio Exterior en Venezuela (“CENCOEX”) from January 1, 2014 (CADIVI until December 31, 2013). The cash and cash equivalents denominated in VEF amounted to €72 million (VEF1,084 million) at September 30, 2014 and €270 million (VEF2,347 million) at December 31, 2013. The reduction, in Euro terms, is largely due to the adoption of SICAD I rate at March 31, 2014 for the conversion of the VEF denominated monetary items, as explained in more detail in Note 7, and in part to the payments made by the subsidiary during the period.

In addition, Cash and cash equivalents held in certain foreign countries (China for €1 billion and Argentina for €0.2 billion) are subject to local exchange control regulations providing for restrictions on the amount of cash other than dividends that can leave the country.

(18)	Assets and liabilities held for sale

At September 30, 2014, Assets held for sale consists of certain properties allocated to the Components segment and of the assets available for sale arising from the other minor activities in the EMEA segment.

At December 31, 2013, Assets and liabilities held for sale consisted of the same properties mentioned above in addition to the assets and liabilities related to a subsidiary consolidated (Fonderie du Poitou Fonte S.A.S.) by the Components segment for which the Group disposed of its interest in the company during May 2014.

(19)	Equity

Consolidated shareholders’ equity at September 30, 2014 decreased by €1,871 million from December 31, 2013, mainly due to the decrease of €2,665 million arising from the acquisition of the 41.5 percent of residual interest in Chrysler (previously not held by the Group), and a decrease of €259 million in the cash flow hedge reserve. These decreases were partially offset by the increase of €983 million in the cumulative exchange differences on translating foreign operations and the net profit for the period of €212 million.

Share capital

At September 30, 2014, fully paid-up share capital of Fiat amounted to €4,479 million (€4,477 million at December 31, 2013) and consisted of 1,250,963,898 ordinary shares (1,250,687,773 ordinary shares at December 31, 2013), with a par value of €3.58 each.

At September 30, 2014, Treasury shares held by Fiat consisted of 29,911,246 ordinary shares for an amount of €224 million (34,577,867 ordinary shares for an amount of €259 million at December 31, 2013).

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

As a result of the Merger becoming effective on October 12, 2014 and explained in the paragraph “The FCA merger” above:

•	60,002,027 Fiat ordinary shares were reacquired by Fiat with a disbursement of €464 million. Pursuant to the Italian law these shares were offered to Fiat Shareholders not having exercised the Cash Exit Rights. Fiat shareholders elected to purchase 6,085,630 shares with a cash disbursement of €47 million. As a result, concurrent with the Merger, on October 12, 2014, 53,916,397 Fiat shares were cancelled in the Merger with a net aggregate cash disbursement of €417 million.

•	All Fiat ordinary shares outstanding as of the Merger date (1,167,181,255 ordinary shares) were cancelled and exchanged. FCA allotted one FCA common share (each having a nominal value of €0.01) for each Fiat ordinary share (each having a nominal value of €3.58). The 35,000,000 FCA common shares held by Fiat were not cancelled in accordance with Section 2:325, paragraph 3, of the DCC, and will be shares held by FCA in its own capital.

Changes in the ordinary share number of Fiat from September 30, 2014 to October 12, 2014 are as follows:

	Balance at December 31, 2013	Share based payments	At September 30, 2014	Share based payments	Exit rights	At October 12, 2014
(number of shares in thousands)
Ordinary shares issued	1,250,688	276	1,250,964	44	(53,916)	1,197,092
Less: Ordinary treasury shares	(34,578)	4,667	(29,911)	-	-	(29,911)

Ordinary shares outstanding	1,216,110	4,943	1,221,053	44	(53,916)	1,167,181

The FCA Loyalty voting structure

The purpose of the loyalty voting structure is to reward long-term ownership of FCA common shares and promote stability of the FCA shareholder base by granting long-term FCA shareholders with Special Voting Shares to which one voting right is attached additional to the one granted by each FCA common share that they hold. In connection with the Merger, FCA issued 408,941,767 special voting shares, with a nominal value of Euro 0.01 each, to those eligible shareholders of Fiat who had validly elected to participate in the loyalty voting structure upon completion of the Merger in addition to FCA common shares. After closing of the Merger, an FCA shareholder may at any time elect to participate in the loyalty voting structure by requesting that FCA register all or some of the number of FCA common shares held by such FCA shareholder in the Loyalty Register. Only a minimal dividend accrues to the special voting shares allocated to a separate special dividend reserve, and they shall not carry any entitlement to any other reserve of FCA. Having only immaterial economics entitlements, the special voting shares will not impact the FCA EPS calculation.

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Other comprehensive income/(loss)

Other comprehensive income/(loss) can be analyzed as follows:

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
	(€ million)
Items that will never be reclassified to the Consolidated income statement:
Gain/(losses) on remeasurement of defined benefit plans	(1)	(1)	(19)	510

Total items that will never be reclassified to the Consolidated income statement (B1)	(1)	(1)	(19)	510

Items that may be reclassified to the Consolidated income statement:
Gains/(losses) on cash flow hedging instruments arising during the period	(219)	34	(383)	203
Losses on cash flow hedging instruments reclassified to the Consolidated income statement	113	(46)	5	(105)

Gains/(losses) on cash flow hedging instruments	(106)	(12)	(378)	98

Gains/(losses) on available-for-sale financial assets arising during the period	(20)	17	(31)	20

Gains/(losses) on available-for-sale financial assets	(20)	17	(31)	20

Exchange differences on translating foreign operations arising during the period	768	(280)	952	(382)

Exchange differences on translating foreign operations	768	(280)	952	(382)

Share of Other comprehensive income/(loss) for equity method investees arising during the period	22	(28)	29	(54)
Share of Other comprehensive income for equity method investees reclassified to the Consolidated income statement	3	(8)	11	(10)

Share of Other comprehensive income/(loss) for equity method investees	25	(36)	40	(64)

Total items that may be reclassified to the Consolidated income statement (B2)	667	(311)	583	(328)

Total Other comprehensive income/(loss) (B1)+(B2)=(B)	666	(312)	564	182

Tax effect	12	(11)	98	(13)

Total Other comprehensive income, net of tax	678	(323)	662	169

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The tax effect relating to Other comprehensive income/(loss) are as follows:

	For the three months ended September 30,
	2014			2013
	Pre-tax balance	Tax income (expense)	Net balance	Pre-tax balance	Tax income (expense)	Net balance
	(€ million)
Gains/(losses) on remeasurement of defined benefit plans	(1)	(13)	(14)	(1)	-	(1)
Gains/(losses) on cash flow hedging instruments	(106)	25	(81)	(12)	(11)	(23)
Gains/(losses) on available-for-sale financial assets	(20)	-	(20)	17	-	17
Exchange gains/(losses) on translating foreign operations	768	-	768	(280)	-	(280)
Share of Other comprehensive income/(loss) of equity method investees	25	-	25	(36)	-	(36)

Total Other comprehensive income/(loss)	666	12	678	(312)	(11)	(323)

	For the nine months ended September 30,
	2014			2013
	Pre-tax balance	Tax income (expense)	Net balance	Pre-tax balance	Tax income (expense)	Net balance
	(€ million)
Gains/(losses) on remeasurement of defined benefit plans	(19)	(12)	(31)	510	-	510
Gains/(losses) on cash flow hedging instruments	(378)	110	(268)	98	(13)	85
Gains/(losses) on available-for-sale financial assets	(31)	-	(31)	20	-	20
Exchange gains/(losses) on translating foreign operations	952	-	952	(382)	-	(382)
Share of Other comprehensive income/(loss) of equity method investees	40	-	40	(64)	-	(64)

Total Other comprehensive income/(loss)	564	98	662	182	(13)	169

Non-controlling interest

The total non-controlling interests at September 30, 2014 of €300 million mainly relate to Ferrari S.p.A. and its subsidiaries for €187 million. At December 31, 2013 the total non-controlling interests of €4,258 million mainly related to Chrysler for €3,944 million, and to Ferrari S.p.A. and its subsidiaries for €215 million.

(20)	Provisions

	At September 30, 2014	At December 31, 2013
	(€ million)
Employee benefits	8,866	8,326
Other provisions:
Warranty provision	4,496	3,656
Restructuring provision	144	191
Investment provision	7	12
Other risks and charges	5,699	5,242
Total Other provisions	10,346	9,101

Total Provisions	19,212	17,427

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Provisions for Employee benefits include provisions for both pension plans and other post-employment benefits.

Warranty provision increased by €840 million in the nine months ended September 30, 2014. The increase was primarily driven by an increase to the overall warranty expenses of €557 million, which also included the effects of recently approved recall campaigns in the NAFTA segment. Additionally, there was an increase to the warranty provision of approximately €260 million with respect to foreign exchange effects when translating from U.S. Dollar to Euro.

For the nine months ending September 30, 2014, provisions for Other risks and charges, including provisions for sale incentives and for contractual, commercial and legal risks, increased by €457 million. The increase is primarily related to foreign exchange effects of approximately €291 million. The remaining increase of €166 million relates to an increase in retail shipments, primarily in the NAFTA segment.

(21)	Debt

	At September 30, 2014	At December 31, 2013
	(€ million)
Asset-backed financing	377	756
Bonds	17,582	14,466
Bank debt	12,315	8,830
Payables represented by securities	995	4,532
Other debt	1,664	1,699

Total Debt	32,933	30,283

Debt increased by €2,650 million in the nine months ended September 30, 2014. Excluding the foreign exchange translation effects, the increase of Debt amounted to €1,438 million.

The increases in Bonds and in Bank debt were largely a consequence of the following transactions entered into by Chrysler on February 7, 2014 in order to facilitate the prepayment of the senior unsecured note issued June 10, 2009 to the VEBA Trust, with an original face amount of U.S.$4,587 million (“VEBA Trust Note”):

•	New Senior Credit Facilities – a U.S.$250 million (€199 million) incremental term loan under Chrysler’s existing tranche B term loan facility that matures on May 24, 2017 (the U.S.$250 million incremental term loan and the U.S.$3.0 billion tranche B term loan, which was fully drawn on May 24, 2011, are collectively referred to as the “Tranche B Term Loan due 2017” and along with the revolving credit facility maturing May 24, 2016, the “Senior Credit Facilities”) and a new U.S.$1,750 million (€1.4 billion) tranche B term loan (“Tranche B Term Loan due 2018”), issued under the term loan credit facility (“Term Loan Credit Facility”) that matures on December 31, 2018;

•	Secured Senior Notes due 2019 – issuance of an additional U.S.$1,375 million (€1.1 billion) aggregate principal amount of 8 percent secured senior notes (“Offered 2019 Notes”), due June 15, 2019, at an issue price of 108.25 percent of the aggregate principal amount; and

•	Secured Senior Notes due 2021 – issuance of an additional U.S.$1,380 million (€1.1 billion) aggregate principal amount of 8 1/4 percent secured senior notes (“Offered 2021 Notes”), due June 15, 2021 at an issue price of 110.50 percent of the aggregate principal amount (together with the Offered 2019 Notes, referred to as the “Offered Notes”).

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The proceeds of these transactions were used to prepay all amounts outstanding of approximately U.S.$5.0 billion under the VEBA Trust Note, which included a principal payment of U.S.$4,715 million (including U.S.$128 million of interest that was previously capitalized as additional debt) and interest accrued through February 7, 2014, previously included in Payables represented by securities.

At September 30, 2014, debt secured by assets of the Group excluding Chrysler amounted to €704 million (€432 million at December 31, 2013), of which €381 million (€386 million at December 31, 2013) was due to creditors for assets acquired under finance leases and the remaining part is mainly related to subsidized financing in Latin America. At September 30, 2014, debt secured by assets of Chrysler amounted to €9,682 million (€5,180 million at December 31, 2013), and included €8,883 million (€4,448 million at December 31, 2013) related to the Secured Senior Notes, including the 2019 Notes and 2021 Notes, the Senior Credit Facilities, the Term Loan Credit Facility, and €230 million (€165 million at December 31, 2013) due to creditors for assets acquired under finance leases and other debt and financial commitments for €569 million (€567 million at December 31, 2013).

Bonds

The principal bond issues outstanding at September 30, 2014 and at December 31, 2013 are as follows:

	Currency	Face value of outstanding bonds (in million)	Coupon	Maturity	At September 30, 2014	At December 31, 2013
GLOBAL MEDIUM TERM NOTES PROGRAM:					(€ million)
Fiat Finance and Trade Ltd S.A. (1)	EUR	900	6.125%	July 8, 2014	-	900
Fiat Finance and Trade Ltd S.A. (1)	EUR	1,250	7.625%	September 15, 2014	-	1,250
Fiat Finance and Trade Ltd S.A. (1)	EUR	1,500	6.875%	February 13, 2015	1,500	1,500
Fiat Finance and Trade Ltd S.A. (2)	CHF	425	5.000%	September 7, 2015	352	346
Fiat Finance and Trade Ltd S.A. (1)	EUR	1,000	6.375%	April 1, 2016	1,000	1,000
Fiat Finance and Trade Ltd S.A. (1)	EUR	1,000	7.750%	October 17, 2016	1,000	1,000
Fiat Finance and Trade Ltd S.A. (2)	CHF	400	5.250%	November 23, 2016	332	326
Fiat Finance and Trade Ltd S.A. (1)	EUR	850	7.000%	March 23, 2017	850	850
Fiat Finance North America Inc. (1)	EUR	1,000	5.625%	June 12, 2017	1,000	1,000
Fiat Finance and Trade Ltd S.A. (2)	CHF	450	4.000%	November 22, 2017	373	367
Fiat Finance and Trade Ltd S.A. (1)	EUR	1,250	6.625%	March 15, 2018	1,250	1,250
Fiat Finance and Trade Ltd S.A. (1)	EUR	600	7.375%	July 9, 2018	600	600
Fiat Finance and Trade Ltd S.A. (2)	CHF	250	3.125%	September 30, 2019	207	-
Fiat Finance and Trade Ltd S.A. (1)	EUR	1,250	6.750%	October 14, 2019	1,250	1,250
Fiat Finance and Trade Ltd S.A. (1)	EUR	1,000	4.750%	March 22, 2021	1,000	-
Fiat Finance and Trade Ltd S.A. (1)	EUR	1,350	4.750%	July 15, 2022	1,350	-
Others	EUR	7			7	7
TOTAL GLOBAL MEDIUM TERM NOTES					12,071	11,646

CHRYSLER’S SECURED SENIOR NOTES (3):
Chrysler Group LLC	USD	2,875	8.000%	June 15, 2019	2,285	1,088
Chrysler Group LLC	USD	3,080	8.250%	June 15, 2021	2,448	1,232
TOTAL CHRYSLER’S SECURED SENIOR NOTES					4,733	2,320

HEDGING EFFECT, ACCRUED INTEREST AND AMORTIZED COST VALUATION					778	500

TOTAL BONDS					17,582	14,466

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(1)	Bond for which a listing on the Irish Stock Exchange was obtained.
(2)	Bond for which a listing on the SIX Swiss Exchange was obtained.
(3)	Include “2019 Notes” and “2021 Notes”.

Changes in bonds during the nine months ended September 30, 2014 are due to the above mentioned issuances and:

•	the repayment at maturity of bonds having a nominal value of €900 million and of €1,250 million respectively, originally issued by Fiat Finance and Trade Ltd S.A.;

•	In addition Fiat Finance and Trade Ltd S.A., as part of the Global Medium Term Note Program (“GMTN Program”) issued:

•	in March, a 4.75 percent notes at par, having a principal of €1 billion and due March 2021

•	in July, a 4.75 percent notes at par, having a principal of €850 million and due July 2022. The notes issuance has been reopened in September for a further €500 million principal value, priced at 103.265 percent of par value, increasing the total principal amount to €1.35 billion; and

•	in September, a 3.125 percent notes at par having a principal of CHF250 million and due September 2019.

All outstanding bonds issued by Fiat Finance and Trade Ltd S.A. and Fiat Finance North America Inc. are governed by the terms and conditions of the GMTN Program. A maximum of €15 billion may be used under this program, of which notes of approximately €12.1 billion have been issued and are outstanding to September 30, 2014 (€11.6 billion at December 31, 2013). As of September 30, 2014 the GMTN Program was guaranteed by Fiat S.p.A. and such guarantee has been assumed by FCA by operation of law upon effectiveness of the Merger.

Further details are provided in Note 27 to the Fiat Consolidated Financial Statements at December 31, 2013.

Bank debt

At September 30, 2014, Bank debt includes €3,875 million (€2,119 million at December 31, 2013) outstanding on the U.S.$3.25 billion Tranche B Term Loan due 2017 issued by Chrysler and on the new U.S.$1.75 billion Tranche B Term Loan due 2018, issued by Chrysler.

The outstanding principal amount of the Tranche B Term Loan due 2018 is payable in equal quarterly installments of U.S.$4.4 million that commenced on June 30, 2014, with the remaining balance due at maturity. The Tranche B Term Loan due 2018 bears interest, at Chrysler’s option, either at a base rate plus 1.50 percent per annum or at LIBOR plus 2.50 percent per annum, subject to a base rate floor of 1.75 percent per annum or a LIBOR floor of 0.75 percent per annum, respectively. As of September 30, 2014, Chrysler may refinance or re-price the Tranche B Term Loan due 2017 and the Tranche B Term Loan due 2018 without premium or penalty.

The €1 billion (U.S.$1.3 billion) secured revolving credit facility (the “Revolving Credit Facility”) maturing May 24, 2016 of Chrysler remained undrawn at September 30, 2014. Subsequent to the issuances of, and subject to the limitations in, the senior credit agreement, as amended and restated as of June 21, 2013 (“Senior Credit Agreement”), the term loan credit agreement governing the Term Loan Credit Facility, and the indenture governing the secured senior notes, including the 2019 Notes and 2021 Notes, Chrysler has the option to increase the amount of the Revolving Credit Facility in an aggregate principal amount not to exceed U.S.$700 million (approximately €556 million at September 30, 2014), subject to certain conditions.

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The remaining terms of the Term Loan Credit Facility and the 2019 Notes and 2021 Notes are generally consistent with the terms of the existing Senior Credit Facilities and the existing Secured Senior Notes, respectively. Refer to Note 27 to the Fiat Consolidated Financial Statements at December 31, 2013 for further information regarding the terms of those agreements.

Medium/long term committed credit lines (expiring after twelve months) currently available to the treasury companies of the Group excluding Chrysler amount to approximately €3.3 billion at September 30, 2014, of which €2.1 billion related to the 3-year syndicated revolving credit line due in July 2016 was undrawn at September 30, 2014. Additionally, the operating entities of the Group excluding Chrysler have committed credit lines available, with residual maturity after twelve months, to fund scheduled investments, of which approximately €1.7 billion was still undrawn at September 30, 2014. Further information on the Medium/Long term committed credit lines is included in Note 27 to the Fiat Consolidated Financial Statements at December 31, 2013.

Payables represented by securities

At September 30, 2014, the item Payables represented by securities mainly includes the Canadian Health Care Trust Notes (the “Canadian HCT Notes”) totaling €638 million (€703 million at December 31, 2013). During the nine months ended September 30, 2014 and September 30, 2013, Chrysler made payments on the Canadian HCT Notes, including accrued interest of U.S.$173 million (€128 million) and U.S.$183 million (€139 million), respectively.

At December 31, 2013, the item Payables represented by securities also included the VEBA Trust Note of €3,575 million (U.S.$4,930 million), including accrued interest; this Note was fully repaid on February 7, 2014 by Chrysler with proceeds of the issuance of additional Secured Senior Notes for U.S.$2,755 million, new Term Loan Credit Facility for U.S.$1,750 million, and U.S.$250 million incremental term loan under the existing tranche B term loan facility that matures on May 24, 2017. In July 2013, Chrysler made a scheduled payment, including unpaid interest, of U.S.$600 million.

Further information on this debt is included in Note 27 to the Fiat Consolidated Financial Statements at December 31, 2013.

(22)	Other current liabilities

At September 30, 2014, Other current liabilities include €2,963 million of advances on buy-back agreements and GDP vehicles (€1,583 million at December 31, 2013) and accrued expenses and deferred income of €2,870 million (€2,370 million at December 31, 2013), which includes the outstanding obligation as of September 30, 2014 of €401 million arising from the MOU signed by Chrysler and the UAW. For further information on the MOU refer to the section – Acquisition of the remaining ownership interest in Chrysler.

(23)	Trade payables

Trade payables of €18,846 million at September 30, 2014 increased by €1,639 million at December 31, 2013. Excluding the foreign exchange translation effects, the increase of Trade payables amounted to €676 million, and mainly related to the increased production in the NAFTA segment.

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(24)	Fair value measurement

IFRS 13 establishes a hierarchy that categorizes into three levels the inputs to the valuation techniques used to measure fair value by giving the highest priority to quoted prices (unadjusted) in active markets for identical assets and liabilities (level 1 inputs) and the lowest priority to unobservable inputs (level 3 inputs). In some cases, the inputs used to measure the fair value of an asset or a liability might be categorized within different levels of the fair value hierarchy. In those cases, the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy at the lowest level input that is significant to the entire measurement. Levels used in the hierarchy are as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets and liabilities that the Group can access at the measurement date.

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the assets or liabilities, either directly or indirectly.

•	Level 3 inputs are unobservable inputs for the assets and liabilities.

Assets and liabilities that are measured at fair value on a recurring basis

The following table shows the fair value hierarchy for financial assets and liabilities that are measured at fair value on a recurring basis at September 30, 2014:

		At September 30, 2014				At December 31, 2013
	Note	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
		(€ million)
Assets at fair value available-for-sale:
Investments at fair value with changes directly in Other comprehensive income/(loss)	(13)	103	15	-	118	134	14	-	148
Investments at fair value through profit or loss	(13)	112	-	-	112	151	-	-	151
Other non-current securities	(13)	40	-	12	52	42	-	12	54
Current securities available-for-sale		30	-	-	30	92	-	-	92
Financial assets at fair value held-for-trading:
Current investments		36	-	-	36	35	-	-	35
Current securities held for trading		183	-	-	183	155	-	-	155
Other financial assets	(16)	25	327	3	355	20	509	4	533
Cash and cash equivalents	(17)	17,086	1,309	-	18,395	18,514	941	-	19,455

Total Assets		17,615	1,651	15	19,281	19,143	1,464	16	20,623

Other financial liabilities	(16)	-	544	7	551	-	135	2	137

Total Liabilities		-	544	7	551	-	135	2	137

In the nine months ended September 30, 2014 and in 2013, there were no transfers between Levels in the fair value hierarchy.

The fair value of Other financial assets and liabilities that are mainly composed of derivatives financial instruments is measured by taking into consideration market parameters at the balance sheet date and using valuation techniques widely accepted in the financial business environment. In particular:

•	the fair value of forward contracts and currency swaps is determined by taking the prevailing exchange rates and interest rates at the balance sheet date;

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

•	the fair value of interest rate swaps and forward rate agreements is determined by taking the prevailing interest rates at the balance sheet date and using the discounted expected cash flow method;

•	the fair value of combined interest rate and currency swaps is determined using the exchange and interest rates prevailing at the balance sheet date and the discounted expected cash flow method;

•	the fair value of swaps and options hedging commodity price risk is determined by using suitable valuation techniques and taking market parameters at the balance sheet date (in particular, underlying prices, interest rates and volatility rates).

The par value of Cash and cash equivalents usually approximates fair value due to the short maturity of these instruments, which consist primarily of bank current accounts and time deposits, certificates of deposit, commercial paper, bankers’ acceptances and money market funds. Money market funds valuation is also based on available market quotations. In these cases, Cash and cash equivalents are represented in Level 1. Sometimes the fair value of Cash equivalents needs to be determined with discounted expected cash flow techniques, using observable market yields (represented in Level 2 above).

The following table provides reconciliation from the opening balances to the closing balances for fair value measurements categorized in Level 3 in the three months ended September 30, 2014 and nine months ended September 30, 2014:

	For the three months ended September 30
	2014		2013
(€ million)	Other non- current securities	Other financial assets/(liabilities)	Other non- current securities	Other financial assets/(liabilities)
At June 30	12	14	12	(4)
Gains/(Losses) recognized in the Consolidated income statement	-	4	-	-
Gains/(Losses) recognized in Other comprehensive income/losses	-	(17)	-	11
Issues/Settlements	-	(5)	-	(2)

At September 30	12	(4)	12	5

	For the nine months ended September 30
	2014		2013
(€ million)	Other non- current securities	Other financial assets/(liabilities)	Other non- current securities	Other financial assets/(liabilities)
At December 31	12	2	12	7
Gains/(Losses) recognized in the Consolidated income statement	-	10	-	3
Gains/(Losses) recognized in Other comprehensive income/losses	-	(3)	-	1
Issues/Settlements	-	(13)	-	(6)

At September 30	12	(4)	12	5

For the three months ended September 30, 2014 and 2013, the losses included in the Consolidated Income Statement are recognized in Cost of sales for €4 million and for nil, respectively. For the three months

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

ended September 30, 2014 the losses recognized in Other comprehensive income/(loss) have been included in Gains/(losses) on cash flow hedging instruments amounted to €17 million (a €12 million gain for the three months ended September 30, 2013). For the three months ended September 30, 2013 a loss of €1 million was also recognized in Exchange gains/(losses) on translating foreign operations (Note 19).

For the nine months ended September 30, 2014 and 2013, the losses included in the Consolidated Income Statement are recognized in Cost of sales for €10 million and €3 million, respectively. For the nine months ended September 30, 2014, the losses recognized in Other comprehensive income/(loss) have been included in Gains/(losses) on cash flow hedging instruments for €3 million (a gain of €2 million recognized for the nine months ended September 30, 2013). For the nine months ended September 30, 2013 a loss of €1 million was also recognized in Exchange gains/(losses) on translating foreign operations (Note 19).

Assets and liabilities not measured at fair value on a recurring basis

For financial instruments represented by short-term receivables and payables, for which the present value of future cash flows does not differ significantly from carrying value, we assume that carrying value is a reasonable approximation of the fair value. In particular, the carrying amount of Current receivables and Other current assets and of Trade payables and Other current liabilities approximates their fair value.

Refer to section – Acquisition of the remaining ownership interest in Chrysler for a discussion of the residual value methodology used to determine the fair values of the acquired elements in connection with the transactions under the Equity Recapture Agreement and MOU.

The following table represents carrying amount and fair value for the most relevant categories of financial assets and liabilities not measured at fair value on a recurring basis:

	Note	At September 30, 2014		At December 31, 2013
(€ million)		Carrying amount	Fair Value	Carrying amount	Fair Value
Dealer financing		2,164	2,164	2,286	2,290
Retail financing		1,038	1,030	970	957
Finance lease		344	346	297	296
Other receivables from financing activities		143	143	118	118

Receivables from financing activities	(15)	3,689	3,683	3,671	3,661

Asset backed financing		377	377	756	756
Bonds		17,582	18,597	14,466	15,464
Other debt		14,974	15,015	15,061	15,180

Debt	(21)	32,933	33,989	30,283	31,400

The fair values of Receivables from financing activities, which are categorized within the Level 3 of the fair value hierarchy, have been estimated with discounted cash flows models. The most significant inputs used for this measurement are market discount rates, that reflect conditions applied in various reference markets on receivables with similar characteristics, adjusted in order to take into account the credit risk of the counterparties.

Bonds that are traded in active markets for which quoted prices are available are classified within Level 1 of the fair value hierarchy. Bonds for which such prices are not available (valued at the last available price or based on observable prices received from independent pricing services or from dealers who trade in such

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

securities), which are primarily the Chrysler Secured Senior Notes, including the 2019 Notes and 2021 Notes, are categorized as Level 2. At September 30, 2014, €13,361 million and €5,236 million (€12,854 million and €2,610 million at December 31, 2013) fair value of Bonds were classified within Level 1 and Level 2, respectively.

The fair value of Other debt included in Level 2 of the fair value hierarchy has been estimated using discounted cash flow models. The main inputs used are period-end market interest rates, adjusted for market expectations of the Group’s non-performance risk implied in quoted prices of traded securities issued by the Group and existing credit derivatives on Group debt. The fair value of the debt that requires significant adjustments using unobservable inputs is categorized in Level 3 of the fair value hierarchy. At September 30, 2014, €12,436 million and €2,579 million (€9,006 million and €6,174 million at December 31, 2013) fair value of Other debt were classified within Level 2 and Level 3, respectively.

(25)	Related party transactions

Pursuant to IAS 24, the related parties of the Group are entities and individuals capable of exercising control, joint control or significant influence over the Group and its subsidiaries, companies belonging to the Exor group, (including the CNH Industrial group companies – “CNHI”) and unconsolidated subsidiaries, associates, joint ventures and joint operations of the Group. In addition, at September 30, 2014, members of the Fiat Board of Directors, Board of Statutory Auditors and executives with strategic responsibilities and their families are also considered related parties.

The Group carries out transactions with unconsolidated subsidiaries, joint ventures, joint operations, associates and other related parties, on commercial terms that are normal in the respective markets, considering the characteristics of the goods or services involved. Transactions carried out by the Group with these related parties are primarily of those a commercial nature, which have had an effect on revenues, cost of sales, and trade receivables and payables; in particular, these transactions relate to:

•	the sale of motor vehicles to the joint ventures Tofas and FGA Capital S.p.A;

•	the sale of engines, other components and production systems and the purchase of commercial vehicles with the joint operation Sevel;

•	the sale of engines, other components and production systems to companies of CNHI;

•	the provision of services and the sale of goods with the joint operation Fiat India Automobiles Limited;

•	the provision of services and the sale of goods to the joint venture GAC FIAT Automobiles Co Ltd;

•	the provision of services (accounting, payroll, tax, information technology, purchasing and security) to the companies of the CNHI;

•	the purchase of commercial vehicles from the joint venture Tofas;

•	the purchase of engines from the VM Motori group for the three months ended September 30, 2013;

•	the purchase of commercial vehicles under contract manufacturing agreement from CNHI.

The most significant financial transactions with related parties generated Receivables from financing activities of the Group’s financial services companies from joint ventures and Asset-backed financing relating to amounts due to FGA Capital S.p.A. for the sale of receivables which do not qualify for derecognition under IAS

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

39 Financial Instruments Recognition and Measurement. At September 30, 2014 and at December 31, 2013, Receivables from financing activities due from related parties also included receivables due from CNHI mainly arising from customer factoring provided by the Group’s financial services companies. On the other hand, Debt due to related parties included certain balances due to CNHI, mainly relating to factoring and dealer financing in Latin America.

In accordance with IAS 24, transactions with related parties also include compensation payable to Directors, Statutory Auditors and managers with strategic responsibilities.

The amounts of the transactions with related parties recognized in the Consolidated Income Statement are as follows:

	For the nine months ended September 30, 2014				For the nine months ended September 30, 2013
	Net Revenues	Cost of sales	Selling, general and administrative costs	Net financial income/ (expenses)	Net Revenues	Cost of sales	Selling, general and administrative costs	Net financial income/ (expenses)
	(€ million)
Tofas	818	851	1	-	898	969	2	-
Sevel S.p.A.	203	-	3	-	175	-	2	-
FGA Capital S.p.A.	120	8	7	(21)	179	45	7	(17)
Fiat India Automobiles Limited	13	2	1	-	9	-	1	-
GAC FIAT Automobiles Co Ltd	112	-	-	-	110	-	-	-
VM Motori group	-	-	-	-	-	121	-	-
Other	10	12	-	-	5	5	-	-

Total joint arrangements	1,276	873	12	(21)	1,376	1,140	12	(17)
To-dis S.r.l.	34	2	-	-	38	1	-	-
Arab American Vehicles Company S.A.E.	20	-	-	-	8	-	-	-
Other	5	-	3	-	2	-	3	-

Total associates	59	2	3	-	48	1	3	-
CNHI	475	373	-	-	537	376	-	(3)
Poltrona Frau Group	-	3	-	-	-	16	-	-
Directors, Statutory Auditors and Key Management	-	-	19	-	-	-	29	-
Other	-	-	16	-	-	2	9	-

Total CNHI and others	475	376	35	-	537	394	38	(3)

Total unconsolidated subsidiaries	36	5	21	(1)	32	80	18	3

Total transactions with related parties	1,846	1,256	71	(22)	1,993	1,615	71	(17)

Total for the Group	69,006	59,694	5,151	(1,510)	62,681	53,706	4,842	(1,453)

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Non-financial assets and liabilities originating from related party transactions are as follows:

	At September 30, 2014				At December 31, 2013
	Trade receivables	Trade payables	Other current assets	Other current liabilities	Trade receivables	Trade payables	Other current assets	Other current liabilities
	(€ million)
Tofas	92	126	-	-	50	232	-	-
Sevel S.p.A.	15	-	-	5	10	-	2	5
FGA Capital S.p.A.	27	106	-	234	49	165	1	93
Fiat India Automobiles Limited	4	2	-	-	5	1	-	-
GAC FIAT Automobiles Co Ltd	41	20	-	-	35	3	-	5
Other	8	5	1	-	5	1	1	-

Total joint arrangements	187	259	1	239	154	402	4	103
Arab American Vehicles Company S.A.E.	20	9	-	-	9	3	-	-
Other	16	3	-	25	13	3	-	25

Total associates	36	12	-	25	22	6	-	25
CNHI	53	48	23	10	48	51	24	13
Directors, Statutory Auditors and Key Management	-	-	13	27	-	-	-	17
Other	-	7	-	-	-	7	-	1

Total CNH Industrial group and other related parties	53	55	36	37	48	58	24	31

Total unconsolidated subsidiaries	29	11	2	2	39	24	4	1

Total originating from related parties	305	337	39	303	263	490	32	160

Total for the Group	3,030	18,846	2,683	11,611	2,544	17,207	2,323	8,963

Financial assets and liabilities originating from related party transactions are as follows:

	At September 30, 2014		At December 31, 2013
	Current receivables from financing activities	Debt	Current receivables from financing activities	Debt
(€ million)
FGA Capital S.p.A.	88	206	54	355
Tofas	26	-	3	-
GAC FIAT Automobiles Co Ltd	12	-	15	-
Sevel S.p.A.	9	19	14	10
Other	9	-	-	-

Total joint arrangements	144	225	86	365

Total associates	12	-	7	-

Total CNHI	4	-	18	53

Total unconsolidated subsidiaries	15	30	38	20

Total originating from related parties	175	255	149	438

Total for the Group	3,689	32,933	3,671	30,283

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Guarantees pledged in favor of related parties

Guarantees pledged in favor of related parties are as follows:

	At September 30, 2014	At December 31, 2013
(€ million)
Joint ventures	11	6
Unconsolidated subsidiaries	4	9

Total	15	15

In addition, at September 30, 2014 the Group had commitments for establishment, acquisition agreements and capital increases in respect of Joint ventures for €2 million and, with reference to its interest in the joint venture Tofas, had a take or pay commitment whose future minimum expected obligations are as follows:

(€ million)
2015	150
2016	98
2017	98
2018	98

Emoluments to Directors, Statutory Auditors and Key Management

The fees of the Director and Statutory Auditors of Fiat for carrying out their respective functions, including those in other consolidated companies, are as follows:

	For the nine months ended September 30,
(in € thousands)	2014	2013
Directors (a)	8,096	11,018
Statutory auditors	173	173

Total Emoluments	8,242	11,191

(a) This amount includes the notional compensation cost arising from stock grants granted to the Chief Executive Officer.

The aggregate compensation payable to executives with strategic responsibilities was €11.1 million for the nine months ended September 30, 2014 (€18.0 million in the nine months ended September 30, 2013). This is inclusive of the following:

•	an amount of approximately €8.3 million for the nine months ended September 30, 2014 (€9.2 million for the nine months ended September 30, 2013) for short-term employee benefits;

•	an amount of €2.0 million for the nine months ended September 30, 2014 (€2.2 million for the nine months ended September 30, 2013) as the Group’s contribution to State and employer defined contribution pension funds;

•	cost for share-based payments for the nine months ended September 30, 2014 was €0.8 million (€6.6 million for the nine months ended September 30, 2013).

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(26)	Explanatory notes to the Interim Consolidated statement of cash flows

The Interim Consolidated Statement of Cash Flows sets out changes in Cash and cash equivalents during the nine months ended September 30, 2014 and 2013. As required by IAS 7 – Statement of Cash Flows, cash flows are separated into operating, investing and financing activities. The effects of changes in exchange rates on Cash and cash equivalents are shown separately under the line item Translation exchange differences.

Cash flows from (used in) operating activities mostly derive from the Group’s industrial activities.

For the nine months ended September 30, 2014, Other non-cash items (positive for €197 million) mainly include (i) €372 million related to the non-cash portion of the expense recognized in connection with the execution of the UAW MOU entered into by Chrysler on January 21, 2014, as described in the section –Acquisition of the remaining ownership interest in Chrysler, and (ii) €98 million remeasurement charge related to the change in the exchange rate of the VEF relative to the U.S. Dollar used by the Group (Note 7), which were partially offset by (iii) the non-taxable gain of €223 million on the remeasurement to fair value of the previously exercised options on approximately 10 percent of Chrysler’s membership interest in connection with the Equity Purchase Agreement described above in the section – Acquisition of the remaining ownership interest in Chrysler.

For the nine months ended September 30, 2013, Other non-cash items (positive for €33 million) consisted of the reversal of non-cash profit and loss items, including the €56 million gain arising on the fair value measurement of the equity swaps on Fiat S.p.A. and CNH Industrial N.V. ordinary shares and the €55 million loss related to the devaluation of the official exchange rate of the Venezuelan Bolivar (VEF) relative to the US Dollar (reference should be made to Note 7 for further details).

The cash flows generated by the sale of vehicles under buy-back commitments and GDP vehicles, net of the amounts included in Profit/(loss) for the period, are included under operating activities in a single line item which includes changes in working capital arising from these transactions.

The negative impact of the Change in working capital for €726 million for the nine months ended September 30, 2014 was primarily driven by (a) €1,010 increase in inventory (net of vehicles sold under buy-back commitments and GDP vehicles) due to increased production and sales levels for all regions and Luxury Brands, (b) €350 million increase in trade receivables, principally in the NAFTA segment following the increased shipments at the end of September 2014 as compared to the end of December 2013 as a result of the annual plant shutdowns, and (c) €90 million in net other current assets and liabilities which was partially offset by (d) €724 million increase in trade payables, mainly related to increased production in the NAFTA segment.

For the nine months ended September 30, 2013, the negative impact of change in working capital of €205 million was primarily driven by (a) €1,772 million increase in inventory (net of vehicles sold under buy-back commitments) in relation to the reduction in business volume in EMEA during the third quarter and a temporary increase in inventory associated with the preparation for new product shipment in NAFTA and (b) a €207 million increase in trade receivables, primarily due to increased sales volumes in NAFTA and APAC. These negative cash flows were partially offset by a (c) €1,299 million increase in trade payables, mainly related to increased production in NAFTA as a result of increased consumer demand for vehicles in this region and (d) €475 million in net other current assets and liabilities mainly referred to higher amounts payable to customers relating to buy-back agreements.

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

For the nine months ended September 30, 2014, net cash used in financing activities was €1,077 million and was primarily the result of:

•	Cash payment to the VEBA Trust for the acquisition of the remaining approximately 41.5% ownership interest in Chrysler held by the VEBA Trust equal to U.S.$3.65 billion (€2.69 billion) and U.S.$60 million (€45 million) of tax distribution by Chrysler to cover the VEBA Trust’s tax obligation. In particular the consideration for the acquisition consisted of a special distribution paid by Chrysler to its members on January 21, 2014 of U.S. $1.9 billion, or €1.4 billion (FNA’s portion of the special distribution was assigned to the VEBA Trust as part of the purchase consideration) which served to fund a portion of the transaction; and a cash payment by FNA to the VEBA Trust of U.S.$1.75 billion or €1.3 billion. The special distribution by Chrysler and the cash payment by FNA for an aggregate amount of €2,691 million is classified as acquisition of non-controlling interest on the cash flow statement while the tax distribution (€45 million) is classified separately;

•	payment of medium-term borrowings for a total of €5,241 million, mainly related to the prepayment of all amounts under the VEBA Trust Note amounting to approximately U.S.$5 billion (€3.5 billion), including accrued and unpaid interest;

•	the repayment on maturity of notes issued under the GMTN Program, for a total principal amount of €2,150 million; which were partially offset by

•	proceeds from bond issuances for a total amount of €4,588 million which includes (a) approximately €2.6 billion of notes issued as part of the Global Medium Term Notes Program (“GMTN Program”) and €2 billion (for a total face value of U.S.$ 2,755 million) of senior secured notes issued by Chrysler as part of the VEBA Trust Note refinancing transaction (see Note 21 to the Interim Financial Statements for further information); and

•	proceeds from new medium-term borrowings for a total of €3,950 million, which include the incremental term loan entered into by Chrysler of U.S.$ 250 million (€199 million) under its existing tranche B term loan facility, the new U.S.$ 1.75 billion tranche B, issued under a new term loan credit facility entered into by Chrysler as part of the refinancing transaction to facilitate repayment of the VEBA Trust Note, and new medium term borrowing in Brazil; and

•	a positive net contribution of €509 million from the net change in other financial payables and other financial assets/liabilities.

For the nine months ended September 30, 2013, net cash from financing activities was €1,638 million and was primarily the result of:

•	proceeds from bond issuances for a total amount of €2,500 million, relating to notes issued as part of the GMTN Program;

•	proceeds from new medium-term borrowings for a total of €1,519 million, which mainly include medium term borrowings in Brazil;

•	a positive net contribution of €81 million from the net change in other financial payables and other financial assets/liabilities, which were partially offset by the repayment on maturity of notes issued under the GMTN Program in 2006, for a total principal amount of €1 billion; and

•	repayment of medium-term borrowings on their maturity for a total of €1,460 million.

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(27)	Guarantees granted, commitments and contingent liabilities

Guarantees granted

At September 30, 2014, the Group had pledged guarantees on the debt or commitments of third parties totaling €26 million (€31 million at December 31, 2013), as well as guarantees of €15 million on related party debt (€15 million at December 31, 2013).

Other commitments and important contractual rights

The Group has important commitments and rights derived from outstanding agreements. These commitments and rights are described in Note 33 of the Fiat Consolidated Financial Statements at December 31, 2013, to which reference should be made, insofar, as no changes occurred in the nine months ended September 30, 2014. In particular, these involve commitments and rights regarding:

•	relations of FCA with Renault concerning the subsidiary Teksid;

•	relations of FCA with PSA concerning the entity Sevel S.p.A.

Lawsuits and controversies

The Parent Company and certain subsidiaries, including Chrysler, are party to various lawsuits and disputes. Nevertheless, it is believed that the resolution of these disputes will not cause significant liabilities for which specific risk provisions have not already been set aside.

(28)	Segment reporting

The Group’s activities are carried out through six reportable segments: four regional mass-market vehicle segments, a global Luxury Brands segment and a global Components segment as discussed below.

The Group’s four regional mass-market vehicle reportable segments deal with the design, engineering, development, manufacturing, distribution and sale of passenger cars, light commercial vehicles and related parts and services in specific geographic areas: NAFTA (U.S., Canada Mexico and Caribbean islands), LATAM (South and Central America, excluding Mexico), APAC (Asia and Pacific countries) and EMEA (Europe, Middle East and Africa). The Group also operates on a global basis in the luxury vehicle and components industries. In the luxury vehicle sector the Group has the operating segments Ferrari and Maserati, while in the components sector the Group has the operating segments Magneti Marelli, Teksid and Comau. These operating segments did not meet the quantitative thresholds required in IFRS 8 – Operating segments for separate disclosure. Therefore, based on their characteristics and similarities, they are presented as the following reportable segments: “Luxury Brands” and “Components”. In support of the vehicles sales, the Group makes available dealer and retail customer financing either through subsidiaries or joint ventures and strategic commercial arrangements with third party financial institutions.

The operating segments reflect the components of the Group that are regularly reviewed by the Chief Executive Officer, who is the “chief operating decision maker”, as defined under IFRS 8, for making strategic decisions, allocating resources and assessing performance.

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

In more detail, the reportable segments identified by the Group are the following:

•	NAFTA mainly earns its revenues from the design, engineering, development, manufacturing, distribution and sale of automobiles under the Chrysler, Jeep, Dodge, Ram and Fiat brand names and from sales of the related parts and accessories (under the Mopar brand name) in the United States, Canada and Mexico.

•	LATAM mainly earns its revenues from the design, engineering, development, manufacturing, distribution and sale of passenger cars and light commercial vehicles and related spare parts under the Fiat and Fiat Professional brand names in South and Central America, excluding Mexico, and from the distribution of Chrysler Group brand cars in the same region; in addition, it provides financial services to the dealer network in Brazil and Argentina.

•	APAC mainly earns its revenues from the distribution and sale of passenger cars and related spare parts under the Abarth, Alfa Romeo, Chrysler, Dodge, Fiat and Jeep brands mostly in China, Japan, Australia, South Korea and India. These activities are carried out through both subsidiaries and joint ventures.

•	EMEA mainly earns its revenues from the design, engineering, development, manufacturing, distribution and sale of passenger cars and light commercial vehicles under the Fiat, Alfa Romeo, Lancia, Abarth and Fiat Professional brand names and the sale of the related spare parts in Europe, Middle East and Africa, and from the distribution of Chrysler Group vehicles in the same areas. In addition, the segment provides financial services related to the sale of cars and light commercial vehicles in Europe, primarily through the 50/50 joint venture FGA Capital S.p.A. set up with the Crédit Agricole group.

•	Luxury Brands (Ferrari and Maserati) earns its revenues from the design, engineering, development, manufacturing, distribution and sale of luxury sport cars under the Ferrari and Maserati brands, from managing the Ferrari racing team and from providing financial services offered in conjunction with the sale of Ferrari brand cars.

•	Components (Magneti Marelli, Teksid and Comau) earns its revenues from the production and sale of lighting components, engine control units, suspensions, shock absorbers, electronic systems, exhaust systems and plastic molding components and in the spare parts distribution activities carried out under the Magneti Marelli brand name, cast iron components for engines, gearboxes, transmissions and suspension systems and aluminum cylinder heads (Teksid), in addition to the design and production of industrial automation systems and related products for the automotive industry (Comau).

Transactions among mass-market vehicle segments generally are presented on a “where-sold” basis, which reflects the profit/(loss) on the ultimate sale to the external customer within the segment. This presentation generally eliminates the effect of the legal entity transfer price within the segments. For the segments, which also provide financial services activities, revenues and costs also include interest income and expense and other financial income and expense arising from those activities.

Revenues and EBIT of the other segments are those directly generated by or attributable to the segment as the result of its usual business activities and include revenues from transactions with third parties as well as those arising from transactions with segments, recognized at normal market prices. For the Luxury Brands segment, which also provides financial services activities, revenues and costs include interest income and expense, and other financial income and expense arising from those activities.

Other activities include the results of the activities and businesses that are not operating segments under IFRS 8, the Unallocated items and adjustments include consolidation adjustments and eliminations in addition to financial income and expense and income taxes that are not attributable to the performance of the segments and are subject to separate assessment by the Chief Executive Officer.

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

EBIT is the measure used by the chief operating decision maker to assess performance of and allocate resources to our operating segments. Operating assets are not included in the data reviewed by the Chief Executive Officer, consequently, as permitted by IFRS 8, the related information is not provided.

As previously described in the section – Format of the Interim Consolidated Financial Statements, in line with the format of the Business plan presented by the Group to the financial community on May 6, 2014, the Group no longer presents Trading Profit as a supplementary performance assessment measure in addition to EBIT. Comparative amounts have been consistently reported.

Details of the Consolidated Income statement by segment for the three months ended September 30, 2014 and 2013 are as follows:

	Car Mass-Market Vehicle segment
(€ million)	NAFTA	LATAM	APAC	EMEA	Luxury Brands	Components	Other activities	Unallocated items & adjustments	Fiat Group
For the three months ended September 30, 2014
Revenues	13,134	2,162	1,578	4,080	1,248	2,086	200	(935)	23,553
Revenues from transactions with other segments	(44)	(27)	-	(154)	(2)	(598)	(110)	935	-

Revenues from external customers	13,090	2,135	1,578	3,926	1,246	1,488	90	-	23,553

Profit/(loss) from investments	1	-	(13)	42	-	(1)	9	(2)	36
Unusual income/(expenses)*	(5)	(11)	-	-	(15)	(9)	4	-	(36)
EBIT	549	51	169	(63)	179	48	(4)	(3)	926
Net financial expense								(511)	(511)
Profit before taxes									415
Tax income								227	227

Profit for the period									188

* Comprises Gains and (losses) on the disposal of investments, Restructuring costs/(income) and other unusual income/(expenses).

	Car Mass-Market Vehicle Segment
(€ million)	NAFTA	LATAM	APAC	EMEA	Luxury Brands	Components	Other activities	Unallocated items & adjustments	Fiat Group
For the three months ended September 30, 2013
Revenues	10,965	2,446	1,215	3,843	922	1,877	216	(791)	20,693
Revenues from transactions with other segments	(22)	(22)	(2)	(47)	-	(584)	(114)	791	-

Revenues from external customers	10,943	2,424	1,213	3,769	922	1,293	102	-	20,693

Profit/(loss) from investments	-	-	(10)	38	-	1	-	-	29
Unusual income/(expenses)*	1	4	1	6	-	(2)	(16)	5	(1)
EBIT	536	169	99	(116)	131	37	(23)	29	862
Net financial expense								(493)	(493)
Profit before taxes									369
Tax expenses								180	180

Profit for the period									189

* Comprises Gains and (losses) on the disposal of investments, Restructuring costs/(income) and other unusual income/(expenses).

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Details of the Consolidated Income statement by segment for the nine months ended September 30, 2014 and 2013 are as follows:

	Car Mass-Market Vehicle segment
(€ million)	NAFTA	LATAM	APAC	EMEA	Luxury Brands	Components	Other activities	Unallocated items & adjustments	Fiat Group
For the nine months ended September 30, 2014
Revenues	37,124	6,315	4,597	13,031	3,861	6,240	602	(2,764)	69,006
Revenues from transactions with other segments	(104)	(55)	(1)	(424)	(6)	(1,857)	(317)	2,764	-

Revenues from external customers	37,020	6,260	4,596	12,607	3,855	4,383	285	-	69,006

Profit/(loss) from investments	1	-	(34)	122	-	8	9	(1)	105
Unusual income/(expenses)*	(499)	(105)	-	-	(15)	(19)	9	212	(417)
EBIT	1,030	64	410	(141)	484	150	(40)	200	2,157
Net financial expense								(1,510)	(1,510)
Profit before taxes									647
Tax income								435	435

Profit for the period									212

* Comprises Gains and (losses) on the disposal of investments, Restructuring costs/(income) and other unusual income/(expenses).

	Car Mass-Market Vehicle Segment
(€ million)	NAFTA	LATAM	APAC	EMEA	Luxury Brands	Components	Other activities	Unallocated items & adjustments	Fiat Group
For the nine months ended September 30, 2013
Revenues	32,474	7,753	3,332	12,929	2,491	5,932	685	(2,915)	62,681
Revenues from transactions with other segments	(143)	(79)	(2)	(413)	(33)	(1,905)	(340)	2,915	-

Revenues from external customers	32,331	7,674	3,330	12,516	2,458	4,027	345	-	62,681

Profit/(loss) from investments	(1)	-	(31)	110	-	5	(8)	(2)	73
Unusual income/(expenses)*	70	(55)	(1)	(1)	-	(4)	(50)	5	(36)
EBIT	1,669	520	284	(292)	312	132	(101)	18	2,542
Net financial expense								(1,453)	(1,453)
Profit before taxes									1,089
Tax expenses								434	434

Profit for the period									655

* Comprises Gains and (losses) on the disposal of investments, Restructuring costs/(income) and other unusual income/(expenses).

Unallocated items, and in particular financial income/(expenses), are not attributed to the segments as they do not fall under the scope of their operational responsibilities and are therefore assessed separately. These items arise from the management of treasury assets and liabilities by the treasuries of FCA and Chrysler, which work independently and separately within the Group.

(29)	Subsequent events

•	On October 6, 2014, the NYSE provided notice that the listing of FCA common shares was approved subject to issuance of such shares upon effectiveness of the Merger. On the same day Borsa Italiana S.p.A. approved the listing of the common shares of FCA on the MTA, subject to Consob’s authorization to publish the related information document (“Documento di Equivalenza”).

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

•	On October 9, 2014 Fiat announced the results of the preemptive offer to Fiat shareholders of the shares with respect to which Cash Exit Rights were exercised in connection with the pending Merger. At completion of the offer period, Fiat shareholders had elected to purchase 6,085,630 shares of the total of 60,002,027 shares with respect to which Cash Exit Rights were exercised. Fiat in addition determined not to exercise its right to offer on the market the residual shares with respect to which Cash Exit Rights were exercised and therefore the purchased shares were delivered to purchasing shareholders against payment of the Cash Exit Price on October 14, 2014. On October 14, 2014 FCA also paid the Cash Exit Price of €7.727 per share for each of the residual shares and on the same date shareholders that exercised Cash Exit Rights received the cash exit price to which they were entitled.

•	On October 12, 2014 FCA announced that the Merger of Fiat S.p.A. with and into FCA (formerly Fiat Investments N.V.) became effective. FCA is now the holding company for the Fiat Chrysler Group.

In connection with the Merger, FCA issued 1,167,181,255 common shares for allotment to Fiat shareholders on the basis of the Merger exchange ratio of one FCA common share for each Fiat ordinary share. In addition FCA retained 35,000,000 common shares formerly constituting the share capital of Fiat Investments N.V. as treasury shares. FCA also issued 408,941,767 special voting shares to eligible Fiat shareholders who elected to participate in FCA’s loyalty voting program. The total number of common and special voting shares constituting the share capital of FCA is therefore 1,611,123,022 shares. FCA common shares have been admitted to listing on the NYSE and MTA and commenced trading on the NYSE and MTA beginning October 13, 2014.

•	Upon effectiveness of the Merger, the Board of Directors of FCA became comprised of the following members: John Elkann, Sergio Marchionne, Andrea Agnelli, Tiberto Brandolini d’Adda, Glenn Earle, Valerie A. Mars, Ruth J. Simmons, Ronald L. Thompson, Patience Wheatcroft, Stephen M. Wolf and Ermenegildo Zegna. The Board of Directors of FCA resolved to appoint John Elkann as Chairman of FCA and Sergio Marchionne as Chief Executive Officer. The Board also appointed Ronald L. Thompson as Senior Non-executive Director and appointed from among its members an Audit Committee, a Compensation Committee and a Governance and Sustainability Committee. Glenn Earle (Chair), Ronald L. Thompson and Patience Wheatcroft were appointed as members of the Audit Committee. Stephen M. Wolf (Chair), Valerie A. Mars and Ermenegildo Zegna were appointed as members of the Compensation Committee. John Elkann (Chair), Patience Wheatcroft and Ruth J. Simmons were appointed as members of the Governance and Sustainability Committee.

•	On October 29, 2014 the Board of Directors of FCA announced that in connection with FCA’s implementation of a capital plan appropriate to support the Group’s long-term success, it has authorized the separation of Ferrari from FCA. The separation will be effected through a public offering of FCA’s interest in Ferrari equal to 10% of Ferrari’s outstanding shares and a distribution of FCA’s remaining Ferrari shares to FCA shareholders. The Board authorized FCA management to take the steps necessary to complete these transactions during 2015. FCA expects that the Ferrari shares will be listed in the United States and possibly in an European stock exchange. The spin-off of Ferrari will be subject to customary regulatory approvals, tax and legal considerations, final approval of the transaction structure from the FCA Board of Directors and other customary requirements.

•	On October 29, 2014 the Board of Directors of FCA announced that it has authorized the offer and sale of FCA common shares and mandatory convertible securities in offerings to be registered with the U.S. Securities and Exchange Commission. FCA anticipates that it will offer up to 100 million FCA common shares including 35 million common shares currently held in treasury by FCA and approximately 54 million common shares that will be issued by FCA to replenish the share capital canceled following the exercise by Fiat shareholders of Cash Exit Rights under Italian law in connection with the Merger. Those Fiat shares were redeemed and cancelled in the Merger as required by Italian law.

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

In addition, U.S.$2.5 billion in aggregate principal amount of mandatory convertible securities are expected to be offered in an SEC-registered offering to U.S. and international institutional investors. The mandatory convertible securities will be mandatorily convertible into FCA common shares at maturity. The interest rate, conversion rates and other terms and conditions of the mandatory convertible securities will be determined at pricing of the offering. It is expected that investors participating in the offering, subject to completion of the spin-off of Ferrari mentioned above, will be entitled to participate in the spin-off and receive shares of Ferrari pursuant to customary provisions adjusting the conversion terms. The offerings are expected to be completed by the end of 2014. The timing of the offerings remains subject to market conditions, as well as registration requirements under applicable law.

The mandatory convertible securities are compound financial instruments that consist of an equity contract combined with a financial liability for the coupon payments. The equity contract meets the definition of an equity instrument in accordance with IAS 32, as the equity contract does not include a contractual obligation to (i) deliver cash or another financial asset to another entity; or (ii) exchange financial assets or financial liabilities with another entity under conditions that are potentially unfavorable to FCA. Additionally, the equity contract is a non-derivative that includes no contractual obligation for the Company to deliver a variable number of its own equity, as FCA controls its ability to settle for a fixed number of shares under the terms of the contract, and management has determined that this term is substantive as there are legitimate corporate objectives that could cause the Company to seek early conversion of mandatory convertible securities. The obligation to pay coupons meets the definition of a financial liability as it is a contractual obligation to deliver cash to another entity, therefore it will be accounted for separately as a financial liability. The early settlement features defined in the mandatory convertible securities require bifurcation from the financial liability for the coupon payments since they require the repayment of the coupon obligation at an amount other than fair value or the amortized cost of the financial liability as required by IAS 39. As required by IAS 32, the initial carrying amount of a compound financial instrument is allocated to its equity and liability components. The equity component is assigned the residual amount after deducting the amount separately determined for the liability component from the fair value of the instrument as a whole. The value of any derivative features embedded in the compound financial instrument other than the equity component is included in the liability component. Therefore, the financial liability for the coupon payments will be initially recognized at its fair value. The derivative related to the early settlement features defined in the mandatory convertible securities will be bifurcated from the financial liability for the coupon payments and will be accounted for at fair value through profit and loss. Subsequently, the financial liability related to the coupon payments will be accounted for at amortized cost. The residual amount of the proceeds received from the issuance of the mandatory convertible security will be allocated to share reserves in equity. The amount of proceeds recorded in equity will not be remeasured subsequently.

•	On October 29, 2014, the Board of Directors of FCA, in connection with its discussions regarding capital planning to support the Group’s 2014-2018 Business Plan, confirmed FCA’s intention to eliminate any contractual terms limiting the free flow of capital among members of the Group. As a result, FCA expects to redeem each series of Chrysler Group’s outstanding Secured Senior Notes no later than at its initial optional redemption date of June 2015 for Chrysler Group’s 8% Senior Secured Notes due 2019 and June 2016 for Chrysler Group’s 8-1/4% Secured Senior Notes due 2021. FCA also expects to refinance the Chrysler Group term loans and revolving credit facility at or before this time.

FIAT S.p.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

•	On November 4, 2014, FCA announced that the Company’s Chief Executive Officer exercised his stock options pursuant to the equity incentive plans as follows:

•	purchase of 6,250,000 shares of FCA and 6,250,000 shares of CNH Industrial N.V. (“CNHI”) at the aggregate price of €13.37 for one FCA share and one CNHI share. The shares so purchased have been sold on the regulated markets;

•	purchase of 10,670,000 FCA common shares and 10,670,000 CNHI common shares at the aggregate price of €6.583 for one FCA share and one CNHI share. Out of these shares, 5,400,000 FCA shares and 5,400,000 CNHI shares have been sold on the regulated markets, for the sole purpose of funding the strike price and meeting the relevant tax liabilities.

As a result of these transactions the Chief Executive Officer increased his shareholding in FCA to 12,102,411 common shares.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Fiat S.p.A.

We have audited the accompanying consolidated statements of financial position of Fiat S.p.A. as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, cash flows and changes in equity for each of the two years in the period ended December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fiat S.p.A. at December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2013, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

As discussed in the section “New standards applicable from January 1, 2013” of the ”Significant accounting policies”, the Company retrospectively applied the new standard IFRS 11 – Joint Arrangements and the amendments to IAS 19 – Employee Benefits and to IAS 1 – Presentation of Financial Statements, effective January 1, 2013.

/s/ Reconta Ernst & Young S.p.A.

Turin, Italy

June 20, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Fiat S.p.A.

We have audited the accompanying consolidated income statement, statements of comprehensive income/(loss), cash flows, and changes in equity of Fiat S.p.A. and subsidiaries (the “Group”) for the year ended December 31, 2011. These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations of Fiat S.p.A. and subsidiaries and their cash flows for the year ended December 31, 2011, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

As discussed in the Note “Significant Accounting Policies” to the consolidated financial statements, the Group adopted IAS 19 (Revised 2011) – Employee Benefits on January 1, 2013. This adjustment was retrospectively applied in the year ended December 31, 2011. Additionally, the Group adopted IFRS 11 – Joint Arrangements on January 1, 2013. As allowed by the transition guidance in IFRS 11 – Joint Arrangements, this standard was not applied to the consolidated financial statements for the year ended December 31, 2011 and accordingly the financial statements for the year ended December 31, 2011 are not comparable with those for the years ended December 31, 2012 and 2013.

/s/ Deloitte & Touche S.p.A.

Turin, Italy

June 20, 2014

FIAT S.p.A.

CONSOLIDATED INCOME STATEMENT

for the years ended December 31, 2013, 2012 and 2011

		For the years ended December 31,
	Note	2013(a)	2012(a)	2011(b)
		(€ million)

Net revenues	(1)	86,624	83,765	59,559
Cost of sales	(2)	74,326	71,473	51,047
Selling, general and administrative costs	(3)	6,702	6,775	5,082
Research and development costs	(4)	2,236	1,858	1,385
Other income/(expenses)		77	(68)	(49)
Result from investments:	(5)	84	87	131
Share of the profit and (loss) of equity method investees		74	74	146
Other income and (expenses) from investments		10	13	(15)
Gains and (losses) on the disposal of investments	(6)	8	(91)	21
Restructuring costs	(7)	28	15	102
Other unusual income/(expenses)	(8)	(499)	(138)	1,245

EBIT		3,002	3,434	3,291
Net financial income/(expenses)	(9)	(1,987)	(1,910)	(1,359)

Profit before taxes		1,015	1,524	1,932

Tax (income)/expenses	(10)	(936)	628	534

Profit from continuing operations		1,951	896	1,398

Net profit		1,951	896	1,398

Net profit attributable to:
Owners of the parent		904	44	1,199
Non-controlling interests		1,047	852	199

Basic earnings per ordinary share (in €)	(12)	0.744	0.036	0.962

Basic earnings per preference share (in €)	(12)	-	-	0.962

Basic earnings per savings share (in €)	(12)	-	-	1.071

Diluted earnings per ordinary share (in €)	(12)	0.736	0.036	0.955

Diluted earnings per preference share (in €)	(12)	-	-	0.955

Diluted earnings per savings share (in €)	(12)	-	-	1.063

(a)	See “Impact of the retrospective application of IFRS 11 and IAS 19 revised and reclassifications” for the effects arising from the adoption of these standards.
(b)	The amounts reported include seven months of operations for Chrysler and were adjusted to reflect the adoption of IAS 19 revised and the classification of the fair value step-up of the inventories acquired in the Chrysler business combination. In accordance with the transition provisions of IFRS 11, these amounts were prepared under IAS 31 and not under IFRS 11. See “New standards applicable from January 1, 2013” and “Impact of the retrospective application of IFRS 11 and IAS 19 revised and reclassifications” for the effects arising from the adoption of this standard and the reclassifications.

The accompanying notes are an integral part of the Consolidated financial statements.

FIAT S.p.A.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME/(LOSS)

for the years ended December 31, 2013, 2012 and 2011

		For the years ended December 31,
	Note	2013(a)	2012(a)	2011(b)
		(€ million)
Net profit (A)		1,951	896	1,398

Items that will never be reclassified to the Income statement:
Gains/(losses) on remeasurements of defined benefit plans	(23)	2,676	(1,846)	(2,344)
Share of gains/(losses) on remeasurements of defined benefit plans for equity method investees	(23)	(7)	4	1
Related tax impact	(23)	239	3	(2)

Total items that will never be reclassified to the Income statement (B1)		2,908	(1,839)	(2,345)

Items that may be reclassified to the Income statement:
Gains/(losses) on cash flow hedging instruments	(23)	162	184	(160)
Gains/(losses) on available-for-sale financial assets	(23)	4	27	(42)
Exchange differences on translating foreign operations	(23)	(720)	(285)	452
Share of Other comprehensive income/(loss) for equity method investees	(23)	(88)	36	(63)
Related tax impact	(23)	(27)	(24)	15

Total items that may be reclassified to the Income statement (B2)		(669)	(62)	202

Total Other comprehensive income/(loss), net of tax (B1)+(B2)=(B)		2,239	(1,901)	(2,143)

Total Comprehensive income/(loss) (A)+(B)		4,190	(1,005)	(745)

Total Comprehensive income/(loss) attributable to:
Owners of the parent		2,117	(1,062)	(222)
Non-controlling interests		2,073	57	(523)

(a)	See “Impact of the retrospective application of IFRS 11 and IAS 19 revised and reclassifications” for the effects arising from the adoption of these standards.
(b)	The amounts reported include seven months of operations for Chrysler and were adjusted to reflect the adoption of IAS 19 revised. In accordance with the transition provisions of IFRS 11, these amounts were prepared under IAS 31 and not under IFRS 11. See “New standards applicable from January 1, 2013” for a further explanation.

The accompanying notes are an integral part of the Consolidated financial statements.

FIAT S.p.A.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

At December 31, 2013 and 2012

		At December 31,		At January 1,
	Note	2013(a)	2012(a)	2012(a)
		(€ million)
Assets
Intangible assets:		19,514	19,294	18,200
Goodwill and intangible assets with indefinite useful lives	(13)	12,440	12,949	13,213
Other intangible assets	(14)	7,074	6,345	4,987
Property, plant and equipment	(15)	23,233	22,496	21,125
Investments and other financial assets:	(16)	2,052	2,119	2,566
Investments accounted for using the equity method		1,388	1,377	1,485
Other investments and financial assets		664	742	1,081
Defined benefit plan assets		105	93	105
Deferred tax assets	(10)	2,903	1,747	1,699

Total Non-current assets		47,807	45,749	43,695

Inventories	(17)	10,278	9,359	9,166
Trade receivables	(18)	2,544	2,816	2,714
Receivables from financing activities	(18)	3,671	3,720	3,953
Current tax receivables	(18)	312	266	369
Other current assets	(18)	2,323	2,195	2,101
Current financial assets:		815	807	789
Current investments		35	32	33
Current securities	(19)	247	256	199
Other financial assets	(20)	533	519	557
Cash and cash equivalents	(21)	19,455	17,666	17,526

Total Current assets		39,398	36,829	36,618

Assets held for sale	(22)	9	55	66

Total Assets		87,214	82,633	80,379

Equity and liabilities
Equity:	(23)	12,584	8,369	9,711
Equity attributable to owners of the parent		8,326	6,187	7,358
Non-controlling interest		4,258	2,182	2,353
Provisions:		17,427	20,328	18,242
Employee benefits	(25)	8,326	11,546	9,640
Other provisions	(26)	9,101	8,782	8,602
Deferred tax liabilities	(10)	278	801	762
Debt	(27)	30,283	28,303	27,093
Other financial liabilities	(20)	137	201	429
Other current liabilities	(29)	8,963	7,811	7,559
Current tax payables		314	231	230
Trade payables	(28)	17,207	16,589	16,353
Liabilities held for sale	(22)	21	-	-

Total Equity and liabilities		87,214	82,633	80,379

(a)	See “Impact of the retrospective application of IFRS 11 and IAS 19 revised and reclassifications” for the effects arising from the adoption of these standards.

The accompanying notes are an integral part of the Consolidated financial statements.

FIAT S.p.A.

CONSOLIDATED STATEMENT OF CASH FLOWS

for the years ended December 31, 2013, 2012 and 2011

		For the years ended December 31,
	Note	2013(a)	2012(a)	2011(b)
		(€ million)
Cash and cash equivalents at beginning of the period	(21)	17,666	17,526	11,967

Cash flows from/(used in) operating activities:
Net profit for the period		1,951	896	1,398
Amortization and depreciation		4,635	4,201	3,358
Net (gains)/losses on disposal of tangible and intangible assets		31	14	21
Net (gains)/losses on disposal of investments		(8)	91	(21)
Other non-cash items	(32)	535	582	(853)
Dividends received		92	89	105
Change in provisions		457	63	(116)
Change in deferred taxes		(1,578)	(72)	(19)
Change in items due to buy-back commitments and GDP vehicles	(32)	93	(61)	(90)
Change in working capital	(32)	1,410	689	1,412

Total		7,618	6,492	5,195

Cash flows from/(used in) investing activities:
Investments in property, plant and equipment and intangible assets	(32)	(7,492)	(7,564)	(5,528)
Acquisitions and capital increases in joint ventures, associates and unconsolidated subsidiaries		(166)	(24)	(120)
Net cash acquired in the acquisition of interests in subsidiaries and joint operations	(32)	15	14	5,602
Proceeds from the sale of tangible and intangible assets		59	118	324
Proceeds from disposal of investments in consolidated subsidiaries		-	-	29
Proceeds from disposal other investments		5	21	96
Net change in receivables from financing activities		(459)	(14)	(1,218)
Change in current securities		(10)	(64)	(14)
Other changes		(6)	(29)	(29)

Total		(8,054)	(7,542)	(858)

Cash flows from/(used in) financing activities:
Issuance of bonds		2,866	2,535	2,500
Repayment of bonds		(1,000)	(1,450)	(2,448)
Issuance of other medium-term borrowings		3,188	1,925	2,149
Repayment of other medium-term borrowings		(2,558)	(1,535)	(3,895)
Changes in net financial receivables from CNH Industrial group	(32)	-	-	2,761
Net change in other financial payables and other financial assets/liabilities		677	171	143
Increase in share capital		4	22	41
Dividends paid		(1)	(58)	(181)
Acquisition of non-controlling interests	(32)	(34)	-	(438)
Distribution for tax withholding obligations on behalf of non- controlling interests		(6)	-	-

Total		3,136	1,610	632

Translation exchange differences.		(911)	(420)	590

Total change in Cash and cash equivalents		1,789	140	5,559

Cash and cash equivalents at end of the period	(21)	19,455	17,666	17,526

(a)	See “Impact of the retrospective application of IFRS 11 and IAS 19 revised and reclassifications” for the effects arising from the adoption of these standards.
(b)	The amounts reported include seven months of operations for Chrysler and were adjusted to reflect the adoption of IAS 19 revised.
In accordance with the transition provisions of IFRS 11, these amounts were prepared under IAS 31 and not under IFRS 11. See “New standards applicable from January 1, 2013” for a further explanation.

The accompanying notes are an integral part of the Consolidated financial statements.

FIAT S.p.A.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY(a)(b)

for the years ended December 31, 2013, 2012 and 2011

	Attributable to owners of the parent
	Share capital	Treasury shares	Other reserves	Cash flow hedge reserve	Currency translation differences	Available- for-sale financial assets	Remeasure -ment of defined benefit plans	Cumulative share of OCI of equity method investees	Non- controlling interests	Total
	(€ million)
At January 1, 2011	6,377	(657)	4,746	(45)	1,111	(2)	-	14	917	12,461

Effects of the Demerger:
Direct effects of the Demerger	(1,913)	-	(1,673)	23	(398)	-	-	(31)	(724)	(4,716)
Effects of the Demerger Treasury shares and on the Fiat S.p.A. Reserve for Share-based payments	-	368	(185)	-	-	-	-	-	-	183
Capital increase	-	-	-	-	-	-	-	-	36	36
Increase in share capital due to the exercising of stock option	2	-	3	-	-	-	-	-	-	5
Dividends distributed	-	-	(152)	-	-	-	-	-	(30)	(182)
Share-based payments	-	-	3	-	-	-	-	-	-	3
Non-controlling interest arising from the consolidation of Chrysler	-	-	-	-	-	-	-	-	3,112	3,112
Purchase and sale of shares in subsidiaries from/to non-controlling interests	-	-	(83)	-	-	-	-	-	(426)	(509)
Net Profit	-	-	1,199	-	-	-	-	-	199	1,398
Other comprehensive income/(loss)	-	-	-	(148)	121	(41)	(1,291)	(62)	(722)	(2,143)
Other changes	-	-	72	-	-	-	-	-	(9)	63

At December 31, 2011	4,466	(289)	3,930	(170)	834	(43)	(1,291)	(79)	2,353	9,711

Capital increase	-	-	-	-	-	-	-	-	22	22
Effect of the conversion of preference and savings shares into ordinary shares	10	-	(10)	-	-	-	-	-	-	-
Share-based payments	-	30	(15)	-	-	-	-	-	-	15
Dividends distributed	-	-	(40)	-	-	-	-	-	(18)	(58)
Purchase and sale of shares in subsidiaries from/to non-controlling interests	-	-	22	1	3	-	(114)	-	(232)	(320)
Net Profit	-	-	44	-	-	-	-	-	852	896
Other comprehensive income/(loss)	-	-	-	184	(219)	26	(1,136)	39	(795)	(1,901)
Other changes	-	-	4	-	-	-	-	-	-	4

At December 31, 2012	4,476	(259)	3,935	15	618	(17)	(2,541)	(40)	2,182	8,369

Capital increase	1	-	2	-	-	-	-	-	1	4
Dividends distributed	-	-	-	-		-	-	-	(1)	(1)
Share-based payments	-	-	9	-	-	-	-	-	-	9
Net Profit	-	-	904	-	-	-	-	-	1,047	1,951
Other comprehensive income/(loss)	-	-	-	86	(567)	4	1,784	(94)	1,026	2,239
Distribution for tax withholding obligations on behalf of NCI	-	-	-	-	-	-	-	-	(6)	(6)
Purchase of shares in subsidiaries from non-controlling interests	-	-	2	-	-	-	-	-	-	2
Other changes	-	-	8	-	-	-	-	-	9	17

At December 31, 2013	4,477	(259)	4,860	101	51	(13)	(757)	(134)	4,258	12,584

(a)	See “Impact of the retrospective application of IFRS 11 and IAS 19 revised and reclassifications” for the effects arising from the adoption of these standards for the years ending December 31, 2013 and 2012.
(b)	For the year ending December 31, 2011, the amounts reported include seven months of operations for Chrysler and were adjusted to reflect the adoption of IAS 19 revised. In accordance with the transition provisions of IFRS 11, these amounts were prepared under IAS 31 and not under IFRS 11. See “New standards applicable from January 1, 2013” for a further explanation.

The accompanying notes are an integral part of the Consolidated financial statements.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

PRINCIPAL ACTIVITIES

Fiat S.p.A. is a corporation organized under the laws of the Republic of Italy. Fiat S.p.A. and its subsidiaries (“Fiat Group” or the “Group”), among which the most significant is Chrysler Group LLC (together with its subsidiaries, “Chrysler” or “Chrysler Group”), are engaged in the design, engineering, manufacturing, distribution and sale of automobiles and light commercial vehicles, engines, transmission systems, automotive-related components, metallurgical products and production systems. In addition, the Group has for a long while also been involved in certain other activities, including services (mainly captive) and publishing, which represent an insignificant portion of the business.

Proposed reorganization following the completion of the purchase of Chrysler

On January 29, 2014, the Board of Directors of Fiat S.p.A. approved a proposed corporate reorganization resulting in the formation of Fiat Chrysler Automobiles N.V. (“FCA”) as a fully-integrated global automaker. In accordance with the proposed corporate reorganization, Fiat S.p.A. shareholders will receive one FCA common share for each Fiat S.p.A. share held. Refer to Note 36 for additional discussion of the corporate reorganization.

SIGNIFICANT ACCOUNTING POLICIES

Authorization of Consolidated financial statements and compliance with International Financial Reporting Standards

These Consolidated financial statements were authorized for issuance by the Group Chief Executive Officer on June 20, 2014 and have been prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). The Group has previously published consolidated financial statements for the year ended December 31, 2013 in accordance with International Financial Reporting Standards as adopted by the European Union (“IFRS EU”) (hereinafter referred to as the “2013 Group Annual Report”). These financial statements, which were authorized for issue on February 27, 2014, did not reflect the adoption of IFRS 10, IFRS 11, IFRS 12 and the amendments to IAS 27 and IAS 28 because the effective date of these standards was deferred by one year by the EU for companies presenting financial statements in accordance with IFRS EU.

These Consolidated financial statements reflect the retrospective application of the amendments to IAS 19 – Employee Benefits (“IAS 19 revised”), IAS 1 – Presentation of Financial Statements and IFRS 11 – Joint Arrangements, which became effective from January 1, 2013. A number of other new and revised standards became effective from January 1, 2013, the most significant of which are IFRS 10 – Consolidated Financial Statements, IFRS 12 – Disclosure of Interests in Other Entities and IFRS 13 – Fair value measurement which had no impact for the Group except for the additional disclosures required. These new standards are further explained below under the Section - New standards applicable from January 1, 2013.

Basis of preparation

The Consolidated financial statements are prepared under the historical cost method, modified as required for the measurement of certain financial instruments, as well as on a going concern basis. In this respect, the Group’s assessment is that no material uncertainties (as defined in paragraph 25 of IAS 1) exist about its ability to continue as a going concern, also considering the ongoing operational integration between Fiat and Chrysler and the Group’s industrial and financial flexibility.

The Group’s presentation currency is Euro.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Format of the financial statements(1)

For presentation of the Consolidated income statement, the Group uses a classification based on the function of expenses, rather than based on their nature, as it is more representative of the format used for internal reporting and management purposes and is consistent with international practice in the automotive sector.

In this consolidated income statement, the Group also presents a subtotal for Earnings before Interest and Taxes (EBIT). EBIT distinguishes between the Profit before taxes arising from operating items and those arising from financing activities. EBIT is the primary measure used by the Chief Executive Officer to assess the performance of and allocate resources to the operating segments.

For the Consolidated statement of financial position, a mixed format has been selected to present current and non-current assets and liabilities, as permitted by IAS 1 paragraph 60. More specifically, the Group’s financial statements include both industrial companies and financial services companies. The investment portfolios of the financial services companies are included in current assets, as the investments will be realized in their normal operating cycle. However, the financial services companies obtain only a portion of their funding from the market; the remainder is obtained from Group operating companies through the Group’s treasury companies (included within the industrial companies), which provide funding to both industrial companies and financial services companies in the Group, as the need arises. This financial service structure within the Group does not allow the separation of financial liabilities funding the financial services operations (whose assets are reported within current assets) and those funding the industrial operations. Presentation of financial liabilities as current or non-current based on their date of maturity would not facilitate a meaningful comparison with financial assets, which are categorized on the basis of their normal operating cycle. Disclosure as to the due date of the financial liabilities is provided in Note 27.

The Consolidated statement of cash flows is presented using the indirect method.

Comparative information

As required by US public company reporting requirements, these Consolidated financial statements include two years of comparative information (for the years ending December 31, 2012 and 2011) for the Consolidated income statement, Consolidated statement of comprehensive income/(loss), Consolidated statement of cash flows, Consolidated statement of changes in equity and related Notes.

An additional Consolidated statement of financial position at January 1, 2012 has been presented as required by IAS 1 paragraph 40A, as the Group’s retrospective application of IAS 19 revised has a material effect on the information reported in the Consolidated statement of financial position at that date.

For further details on the IAS 19 revised and IFRS 11 adjustments to the amounts as originally reported, reference should be made to the Sections - New standards applicable from January 1, 2013 and Impact of the retrospective application of IFRS 11 and IAS 19 revised and reclassifications below.

(1)	The Consolidated financial statements include the Consolidated income statement, Consolidated statement of comprehensive income/(loss), Consolidated statement of financial position, Consolidated statement of cash flows and Consolidated statement of changes in equity and are referred to with and without the term “consolidated”.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

New standards applicable from January 1, 2013

The following new standards, amendments and interpretations issued by the International Accounting Standards Board (“IASB”) that are mandatorily applicable from January 1, 2013 were adopted by the Group for the purpose of the preparation of the Consolidated financial statements included in this document.

Amendments to IAS 19 – Employee Benefits

The Group adopted IAS 19 revised effective January 1, 2013. The revised standard modifies the requirements for recognizing defined benefit plans and termination benefits. The main changes relate to the:

•	Recognition of the plan deficit or surplus: the amendments remove the previous option of deferring actuarial gains and losses under the off balance sheet “corridor method”, and require them to be recognized directly in Other comprehensive income/(loss). In addition, the amendments require the immediate recognition of past service costs in the Consolidated income statement. These amendments led to the recognition of the entire plan deficit or surplus in the balance sheet.

•	Net interest expense: the interest expense, calculated by using a discount rate, and the expected return on plan assets, calculated by using a long-term rate of return of assets, are replaced by the net interest expense on the plan deficit or surplus, which consists of (i) the interest expense calculated on the present value of the obligations, (ii) the interest income arising from the valuation of the plan assets, and (iii) the interest expense or income on the effect of the asset ceiling. All of the above components are calculated by using the discount rate applied for measuring the obligation at the beginning of the period.

•	Classification of net interest expense: the Group recognizes net interest expense in Net financial income/(expenses). Under the previous version of IAS 19, the Group recognized all income and expense arising from the measurement of funded pension plan assets and liabilities in operating costs, by function, while the interest expense relating to unfunded defined benefit plans was included in Net financial income/(expenses).

•	Administrative expenses: the amendments require that the cost of managing plan assets should be deducted from the return on plan assets – through Other comprehensive income/(loss) - and all other administrative costs relating to assets should be recognized in the Consolidated income statement in the year they occur. Under the previous version of IAS 19, the Group recognized all administrative costs and costs for managing plan assets in the Consolidated income statement in the year in which they occurred, as a deduction from the expected return on assets.

The Group applied the relevant transition provisions and adjusted the comparative amounts reported in these Consolidated financial statements. The impacts of the adoption of IAS 19 revised on amounts originally reported are presented together with the effects arising from the adoption of IFRS 11 in the Section – Impact of the retrospective application of IFRS 11 and IAS 19 revised and reclassifications, below.

IFRS 11 – Joint arrangements

The Group adopted IFRS 11, as amended as of January 1, 2013.

The adoption of this standard required the reclassification of investments previously classified as jointly controlled entities under IAS 31 – Interests in joint ventures, as either joint operations (if the Group has rights to the assets, and obligations for the liabilities, relating to an arrangement) or joint ventures (if the Group has right only to the net assets of an arrangement). The classification focuses on the rights and obligations of the

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

arrangements, rather than their legal form. Under the new standard, joint ventures are accounted for under the equity method while joint operations are accounted for by recognizing the Group’s share of assets, liabilities, revenues and expenses (these interests would have previously been accounted for using the equity method under IAS 31).

In accordance with the transition provisions in IFRS 11, the Group has presented adjusted comparatives for the Consolidated income statement, Consolidated statement of comprehensive income/(loss), Consolidated statement of financial position, and Consolidated statement of cash flows for the immediately preceding year ended December 31, 2012. In addition, the Group presented adjusted comparatives for the Consolidated statement of financial position at January 1, 2012 (required by IAS 1 – see Comparative information above). The Consolidated income statement, Consolidated statement of comprehensive income/(loss) and Consolidated statement of cash flows for the year ended December 31, 2011 have not been adjusted and have been prepared in accordance with IAS 31 – Interest in Joint ventures, under which all of the Group’s joint arrangement were accounted for using the equity method.

As a result of the IFRS 11 retrospective adoption, at January 1, 2012 the Group’s interest in Sevel S.p.A., a joint arrangement with PSA-Peugeot was classified as a joint operation. From that date the Group recognized its share of assets, liabilities, revenues and expenses instead of recognizing its interest in the net assets of the entity under the equity method. In addition, from April 2012, as mentioned below under the Section - Scope of consolidation, as a result of changes in the shareholding agreements with Tata Motor for the joint venture Fiat India Automobiles Limited, the Group started to classify this arrangement as a Joint operation and recognized its share of assets, liabilities, revenues and expenses instead of recognizing the Group’s interest in the net assets under the equity method.

The Group’s interests in joint arrangements which were classified as jointly controlled entities under IAS 31 and have been reclassified as Joint ventures under IFRS 11 continue to be accounted for using the equity method. The reclassification of these interests had no impact on the Consolidated financial statements.

The impacts of the adoption of IFRS 11 on amounts originally reported in the 2013 Group Annual Report are set out in the Section – Impact of the retrospective application of IFRS 11 and IAS 19 revised and reclassifications, below.

IFRS 10 – Consolidated Financial Statements

The Group adopted IFRS 10, as amended, effective January 1, 2013. The new standard builds on existing principles by identifying a single control model applicable to all entities, including “structured entities”. The standard also provides additional guidance to assist in the determination of control where this is difficult to assess.

In accordance with the transition provision in IFRS 10, the Group reassessed the conclusion on control for its investees on January 1, 2013 without reporting any significant effect on the adoption of the new standard.

IFRS 12 – Disclosure of Interests in Other Entities

The Group adopted IFRS 12, as amended, effective January 1, 2013. The standard is a new and comprehensive standard on disclosure requirements for all forms of interests in other entities, including subsidiaries, joint arrangements, associates, structured entities and other unconsolidated entities. Other than the modifications to the disclosures regarding these interests reported below under the Section - Scope of Consolidation and in Note 16, the adoption of the new standard did not have a significant effect on these Consolidated financial statements.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

IFRS 13 – Fair Value Measurement

The new standard clarifies the measurement of fair value and is applicable to all IFRSs permitting or requiring a fair value measurement or the presentation of disclosures based on fair value. Moreover, IFRS 13 includes extensive disclosure requirements on fair value measurements. In accordance with the relevant transition provision, the Group adopted the new fair value measurement guidance prospectively from January 1, 2013 without applying the new disclosure requirements in the standard for comparative information reported in this document. Other than the additional disclosures on the fair value measurement reported in Note 30, the adoption of the new standard did not have a significant effect on these Consolidated financial statements.

Amendments to IFRS 7 – Financial Instruments: Disclosures: Offsetting Financial Assets and Financial Liabilities

The amendments require information about the effect or potential effect of netting arrangements for financial assets and liabilities on an entity’s financial position. The Group applied the amendments effective January 1, 2013 retrospectively. The adoption of the amendments did not have a significant effect on these Consolidated financial statements.

Amendments to IAS 1 – Presentation of Financial Statements: Presentation of items of Other Comprehensive Income

The amendments required items of Other comprehensive income/(loss) to be grouped on the basis of whether they will be reclassified subsequently to the Consolidated income statement when specific conditions are met. The Group adopted these amendments in the Consolidated financial statements. The prior year financial information has been reclassified to conform to the current year presentation.

Amendments to IAS 1 – Presentation of Financial Statements (as part of the Annual Improvements to IFRS’s – 2009-2011 Cycle)

On May 17, 2012, the IASB issued the Annual Improvements to IFRS’s – 2009-2011 Cycle, which contained amendments to five of its standards. The amendments that are relevant to the Group, effective January 1, 2013, are the amendments to IAS 1. The amendments clarify the way in which comparative information should be presented when an entity changes accounting policies or retrospectively adjusts or reclassifies items in its financial statements and when an entity provides comparative information in addition to the minimum comparative financial statements. The Consolidated statement of financial position as of January 1, 2012 has been included as a result of the adjustment of the Group’s financial information due to applying IAS 19 revised and IFRS 11.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Impact of the retrospective application of IFRS 11 and IAS 19 revised and reclassifications

The impacts of the retrospective application of IFRS 11 on amounts originally reported for the year ended December 31, 2013 are set out below (impacts from IAS 19 revised were already reflected in the 2013 Group Annual Report):

	For the year ended December 31, 2013
	Amounts as originally reported	IFRS 11	Amounts as adjusted
Items of Consolidated income statement impacted by IFRS 11:		(€ million)
Net revenues	86,816	(192)	86,624
Cost of sales	74,570	(244)	74,326
Selling, general and administrative costs	6,689	13	6,702
Research and development costs	2,231	5	2,236
Other income/(expenses)	68	9	77
Result from investments:	97	(13)	84

EBIT	2,972	30	3,002
Net financial income/(expenses)	(1,964)	(23)	(1,987)
Tax (income)/expenses	(943)	7	(936)

Net profit	1,951	-	1,951

Net profit attributable to:
Owners of the parent	904	-	904
Non-controlling interests	1,047	-	1,047

Basic and diluted earnings per share
Basic earnings per ordinary share	0.744	-	0.744

Diluted earnings per ordinary share	0.736	-	0.736

	For the year ended December 31, 2013
	Amounts as originally reported	IFRS 11	Amounts as adjusted
Items of Consolidated statement of comprehensive income/(loss) impacted by IFRS 11:		(€ million)
Net profit	1,951	-	1,951
Gains/(losses) on remeasurement of defined benefit plans	2,678	(2)	2,676
Share of gains/(losses) on remeasurement of defined benefit plans for equity method investees	(9)	2	(7)
Exchange differences on translating foreign operations	(708)	(12)	(720)
Share of Other comprehensive income/(loss) for equity method investees	(100)	12	(88)

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

	At December 31, 2013
	Amounts as originally reported	IFRS 11	Amounts as adjusted
Items of Consolidated statement of financial position impacted by IFRS 11:	(€ million)
Assets
Intangible assets	19,509	5	19,514
Property, plant and equipment	22,844	389	23,233
Investments and other financial assets:	2,260	(208)	2,052
Deferred tax assets	2,893	10	2,903

Total Non-current assets	47,611	196	47,807

Inventories	10,230	48	10,278
Trade receivables	2,406	138	2,544
Current tax receivables	291	21	312
Other current assets	2,302	21	2,323
Cash and cash equivalents	19,439	16	19,455

Total Current assets	39,154	244	39,398

Total Assets	86,774	440	87,214

Equity and liabilities
Equity	12,584	-	12,584
Provisions:	17,360	67	17,427
Employee benefits	8,265	61	8,326
Other provisions	9,095	6	9,101
Debt	29,902	381	30,283
Other current liabilities	8,943	20	8,963
Trade payables	17,235	(28)	17,207

Total Equity and liabilities	86,774	440	87,214

	For the year ended December 31, 2013
	Amounts as originally reported	IFRS 11	Amounts as adjusted
		(€ million)
Items of Consolidated statement of cash flows impacted by IFRS 11:
Cash and cash equivalents at beginning of the period	17,657	9	17,666

Cash flows from/(used in) operating activities	7,589	29	7,618
Cash flows from/(used in) investing activities	(8,086)	32	(8,054)
Cash flows from/(used in) financing activities	3,188	(52)	3,136
Translation exchange differences	(909)	(2)	(911)

Total change in cash and cash equivalents	1,782	7	1,789

Cash and cash equivalents at end of the period	19,439	16	19,455

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

The impacts of the retrospective application of IFRS 11 and IAS 19 revised and reclassifications on amounts originally reported by the Group for the years ended December 31, 2012 and 2011, as well as of January 1, 2012 are set out below:

	For the years ended December 31,
	2012				2011
	Amounts as originally reported	IAS 19	IFRS 11	Amounts as adjusted	Amounts as originally reported	IAS 19	Reclassifications(1)	Amounts as adjusted
Items of Consolidated income statement impacted by IAS 19, IFRS 11 and reclassifications:	(€ million)
Net revenues	83,957	-	(192)	83,765	59,559	-	-	59,559
Cost of sales	71,474	227	(228)	71,473	50,704	123	220	51,047
Selling, general and administrative costs	6,731	32	12	6,775	5,047	35	-	5,082
Research and development costs	1,835	15	8	1,858	1,367	18	-	1,385
Other income/(expenses)	(103)	1	34	(68)	(49)	-	-	(49)
Result from investments:	107	-	(20)	87	131	-	-	131
Other unusual income/(expenses)	(138)	-	-	(138)	1,025	-	220	1,245

EBIT	3,677	(273)	30	3,434	3,467	(176)	-	3,291
Net financial income/(expenses)	(1,641)	(244)	(25)	(1,910)	(1,282)	(77)	-	(1,359)
Tax (income)/expenses	625	(2)	5	628	534	-	-	534

Net profit	1,411	(515)	-	896	1,651	(253)	-	1,398

Net profit attributable to:
Owners of the parent	348	(304)	-	44	1,334	(135)	-	1,199
Non-controlling interests	1,063	(211)	-	852	317	(118)	-	199

Basic and diluted earnings per share
Basic earnings per ordinary share	0.286	(0.250)	-	0.036	1.071	(0.081)	-	0.990

Diluted earnings per ordinary share	0.284	(0.248)	-	0.036	1.063	(0.081)	-	0.982

(1)	In 2011, Inventories acquired in the Chrysler business combination were valued at their acquisition-date fair value, resulting in a fair value step-up. All the acquired Inventories were sold in 2011 and the historical cost of the Inventories acquired was reported as Cost of sales while the fair value step-up was reported as Other unusual expense to highlight components of financial performance that may differ in terms of frequency, potential for gain or loss and predictability. However, due to practice that has developed in connection with the application of the business combination guidance, management believes that the entire carrying amount of Inventory, including the effects of the fair value step-up, should be presented as Cost of sales.

	For the years ended December 31,
	2012				2011
	Amounts as originally reported	IAS 19	IFRS 11	Amounts as adjusted	Amounts as originally reported	IAS 19	Amounts as adjusted
	(€ million)
Items of Consolidated statement of comprehensive income/(loss) impacted by IAS 19 and IFRS 11:
Net profit	1,411	(515)		896	1,651	(253)	1,398
Gains/(losses) on remeasurement of defined benefit plans, net of tax	-	(1,839)		(1,839)	-	(2,345)	(2,345)
Exchange differences on translating foreign operations	(359)	89	(15)	(285)	452	-	452
Share of Other comprehensive income/(loss) for equity method investees	21	-	15	36	(63)	-	(63)

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

	At December 31, 2012				At January 1, 2012
	Amounts as originally reported	IAS 19	IFRS 11	Amounts as adjusted	Amounts at December 31, 2011 as originally reported	IAS 19	IFRS 11	Amounts at January 1, 2012 as adjusted
Items of Consolidated statement of financial position impacted by IAS 19 and IFRS 11:	(€ million)
Assets
Intangible assets	19,284	-	10	19,294	18,200	-	-	18,200
Property, plant and equipment	22,062	-	434	22,496	20,830	-	295	21,125
Investments and other financial assets:	2,290	(3)	(168)	2,119	2,660	3	(97)	2,566
Defined benefit plan assets	105	(12)	-	93	97	8	-	105
Deferred tax assets	1,736	2	9	1,747	1,690	(1)	10	1,699

Total Non-current assets	45,477	(13)	285	45,749	43,477	10	208	43,695

Inventories	9,295	-	64	9,359	9,123	-	43	9,166
Trade receivables	2,702	-	114	2,816	2,625	-	89	2,714
Receivables from financing activities	3,727	-	(7)	3,720	3,968	-	(15)	3,953
Current tax receivables	236	-	30	266	369	-	-	369
Other current assets	2,163	-	32	2,195	2,088	-	13	2,101
Cash and cash equivalents	17,657	-	9	17,666	17,526	-	-	17,526

Total Current assets	36,587	-	242	36,829	36,488	-	130	36,618

Total Assets	82,119	(13)	527	82,633	80,031	10	338	80,379

Equity and liabilities
Equity:	13,173	(4,804)	-	8,369	12,260	(2,549)	-	9,711
Of which:
Other reserves	4,324	(389)	-	3,935	4,009	(79)	-	3,930
Currency translation differences	580	53	(15)	618	834	-	-	834
Remeasurement of defined benefit plans	-	(2,534)	(7)	(2,541)	-	(1,287)	(4)	(1,291)
Cumulative share of OCI of equity method investees	(60)	(2)	22	40	(80)	(3)	4	(79)
Non-controlling interest	4,114	(1,932)	-	2,182	3,533	(1,180)	-	2,353
Provisions:	15,484	4,792	52	20,328	15,624	2,558	60	18,242
Employee benefits	6,694	4,792	60	11,546	7,026	2,558	56	9,640
Other provisions	8,790	-	(8)	8,782	8,598	-	4	8,602
Deferred tax liabilities	802	(1)	-	801	760	1	1	762
Debt	27,889	-	414	28,303	26,772	-	321	27,093
Other current liabilities	7,781	-	30	7,811	7,538	-	21	7,559
Trade payables	16,558	-	31	16,589	16,418	-	(65)	16,353

Total Equity and liabilities	82,119	(13)	527	82,633	80,031	10	338	80,379

	For the years ended December 31,
	2012				2011
	Amounts as originally reported	IAS 19	IFRS 11	Amounts as adjusted	Amounts as originally reported	IAS 19	Amounts as adjusted
	(€ million)
Effects on Consolidated statement of cash flows:
Cash and cash equivalents at beginning of the period	17,526	-	-	17,526	11,967	-	11,967

Cash flows from/(used in) operating activities	6,444	-	48	6,492	5,195	-	5,195
Of which:
Profit/(loss) for the period	1,411	(515)	-	896	1,651	(253)	1,398
Other non-cash items	47	515	20	582	(1,106)	253	(853)
Cash flows from/(used in) investing activities	(7,537)	-	(5)	(7,542)	(858)	-	(858)
Cash flows from/(used in) financing activities	1,643	-	(33)	1,610	632	-	632
Translation exchange differences	(419)	-	(1)	(420)	590	-	590

Total change in cash and cash equivalents	131	-	9	140	5,559	-	5,559

Cash and cash equivalents at end of the period	17,657	-	9	17,666	17,526	-	17,526

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Basis of consolidation

Subsidiaries

Subsidiaries are entities over which the Group has control. Control is achieved when the Group has power over the investee, when it is exposed to, or has rights to, variable returns from its involvement with the investee, and has the ability to use its power over the investee to affect the amount of the investor’s returns. Subsidiaries are consolidated on a line by line basis from the date on which control is achieved by the Group. The Group reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

The Group recognizes any non-controlling interest in the acquiree on an acquisition-by-acquisition basis, either at fair value or at the non-controlling interest’s share of the recognized amounts of the acquiree’s identifiable net assets. Net profit or loss and each component of Other comprehensive income/(loss) are attributed to the owners of the parent and to the non-controlling interest. Total comprehensive income /(loss) of subsidiaries is attributed to owners of the parent and to the non-controlling interest even if this results in the non-controlling interest having a deficit balance.

Changes in the Group’s ownership interests in a subsidiary that do not result in the Group losing control over the subsidiary are accounted for as an equity transaction. The carrying amounts of the Equity attributable to owners of the parent and Non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiary. Any difference between the carrying amount of the non-controlling interests and the fair value of the consideration paid or received in the transaction is recognized directly in the Equity attributable to the owners of the parent.

Subsidiaries are deconsolidated from the date on which control ceases. When the Group ceases to have control over a subsidiary, it derecognizes the assets (including any goodwill) and liabilities of the subsidiary at their carrying amounts at the date when control is lost, and derecognizes the carrying amount of non-controlling interests in the former subsidiary at the same date and recognizes the fair value of any consideration received form the transaction. Any retained interest in the former subsidiary is remeasured to its fair value at the date when control is lost. This fair value is the initial carrying amount for the purposes of subsequent accounting for the retained interest as an associate, joint venture or financial asset. In addition, any amounts previously recognized in Other comprehensive income/(loss) in respect of that entity are accounted for as if the Group had directly disposed of the related assets or liabilities. This may mean that amounts previously recognized in Other comprehensive income/(loss) are reclassified to the Consolidated income statement or transferred directly to retained earnings.

Interests in joint ventures and associates

A joint venture is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the net assets of the arrangement. Joint control involves the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

An associate is an entity over which the Group has significant influence. Significant influence is the power to participate in the financial and operating policy decisions of the investees but does not have control or joint control over those policies.

Joint ventures and associates are accounted for using the equity method of accounting from the date on which joint control and significant influence is obtained. On acquisition of the investment, any excess of the cost of the investment and the Group’s share of the net fair value of the investee’s identifiable assets and liabilities is

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

recognized as goodwill and is included in the carrying amount of the investment. Any excess of the Group’s share of the net fair value of the investee’s identifiable assets and liabilities over the cost of the investment is included as income in the determination of the Group’s share of the investee’s profit or loss in the acquisition period.

Under the equity method, the investments are initially recognized at cost, and adjusted thereafter to recognize the Group’s share of the profit or loss and Other comprehensive income/(loss) of the investee. The Group’s share of the investee’s profit or loss is recognized in the Consolidated income statement. Distributions received from an investee reduce the carrying amount of the investment. Post-acquisition movements in Other comprehensive income/(loss) are recognized in Other comprehensive income/(loss) with a corresponding adjustment to the carrying amount of the investment.

Unrealized gains on transactions between the Group and its joint ventures and associates are eliminated to the extent of the Group’s interest in the joint venture or associate. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

When the Group’s share of the losses of a joint venture or associate exceeds the Group’s interest in that joint venture or associate the Group discontinues recognizing its share of further losses. Additional losses are provided for, and a liability is recognized only to the extent that the Group has incurred legal or constructive obligations or made payments on behalf of the joint venture or associate.

The Group discontinues the use of the equity method from the date when the investment ceases to be an associate or a joint venture or when it is classified as available-for-sale.

Interests in joint operations

A joint operation is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the assets and obligations for the liabilities, relating to the arrangement. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

When the Group undertakes its activities under joint operations, it recognizes in relation to its interest in the joint operation: (i) its assets, including its share of any assets held jointly, (ii) its liabilities, including its share of any liabilities incurred jointly, (iii) its revenue from the sale of its share of the output arising from the joint operation (iv) its share of the revenue from the sale of the output by the joint operation and (v) its expenses, including its share of any expenses incurred jointly.

Interests in other companies

Interests in other companies are measured at fair value. Investments in equity investments that do not have a quoted market price in an active market and whose fair value cannot be reliably measured are measured at cost. For investments classified as available-for-sale financial assets gains or losses arising from changes in fair value are recognized in Other comprehensive income/(loss) until the assets are sold or are impaired; at that time, the cumulative Other comprehensive income/(loss) is recognized in the Consolidated income statement. Interests in other companies for which fair value is not available are stated at cost less any impairment losses.

Dividends received are included in Other income/(expenses) from investments.

Transactions eliminated in consolidation

All significant intragroup balances and transactions and any unrealized gains and losses arising from intragroup transactions are eliminated in preparing the Consolidated financial statements.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Unrealized gains and losses arising from transactions with associates and joint ventures are eliminated to the extent of the Group’s interest in those entities. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

Foreign currency transactions

The functional currency of the Group’s entities is the currency of their primary economic environment. In individual companies, transactions in foreign currencies are recorded at the exchange rate prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the exchange rate prevailing at that date. Exchange differences arising on the settlement of monetary items or on reporting monetary items at rates different from those at which they were initially recorded during the period or in previous financial statements, are recognized in the Consolidated income statement.

Consolidation of foreign entities

All assets and liabilities of foreign consolidated companies with a functional currency other than the Euro are translated using the closing rates at the date of the Consolidated statement of financial position. Income and expenses are translated into Euro at the average exchange rate for the period. Translation differences resulting from the application of this method are classified as Other comprehensive income/(loss) until the disposal of the investment. Average exchange rates for the period are used to translate the cash flows of foreign subsidiaries in preparing the Consolidated statement of cash flows.

Goodwill, assets acquired and liabilities assumed arising from the acquisition of entities with a functional currency other than the Euro are recognized in the Consolidated financial statements in the functional currency and translated at the exchange rate at the acquisition date. These balances are translated at subsequent balance sheet dates at the relevant exchange rate.

The principal exchange rates used to translate other currencies into Euros were as follows:

	2013		2012		2011
	Average	At December 31,	Average	At December 31,	Average	At December 31,
U.S. Dollar	1.328	1.379	1.285	1.319	1.392	1.294
Brazilian Real	2.867	3.258	2.508	2.704	2.327	2.416
Chinese Renminbi	8.164	8.349	8.106	8.221	8.996	8.159
Serbian Dinar	113.096	114.642	113.120	113.718	101.978	104.858
Polish Zloty	4.197	4.154	4.185	4.074	4.121	4.458
Argentine Peso	7.263	8.988	5.836	6.478	5.742	5.561
Pound Sterling	0.849	0.834	0.811	0.816	0.868	0.835
Swiss Franc	1.231	1.228	1.205	1.207	1.233	1.216

Business combinations

Business combinations are accounted for by applying the acquisition method. Under this method:

•	The consideration transferred in a business combination is measured at fair value, which is calculated as the sum of the acquisition-date fair values of the assets transferred and liabilities incurred by the Group to the former owners of the acquiree and the equity interests issued by the group in exchange for control of the acquiree. Acquisition-related costs are generally recognized in the Consolidated income statement as incurred.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

•	The identifiable assets acquired and the liabilities assumed are recognized at their acquisition date fair values, except for deferred tax assets and liabilities, assets and liabilities relating to employee benefit arrangements, liabilities or equity instruments relating to share-based payment arrangements of the acquiree or share-based payment arrangements of the Group entered into to replace share-based payment arrangements of the acquiree and assets (or disposal groups) that are classified as held for sale, which are measured in accordance with the relevant standard.

•	Goodwill is measured as the excess of the aggregate of the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previously held equity interest in the acquiree over the acquisition-date values of the identifiable net assets acquired. If the value of the identifiable net assets acquired exceeds the aggregate of the consideration transferred, any non-controlling interest recognized and the fair value of any previously held interest in the acquiree, the excess is recognized immediately in the Consolidated income statement as a gain on a bargain purchase.

•	Non-controlling interest is initially measured either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s identifiable net assets. The selection of the measurement method is made on a transaction-by-transaction basis.

•	Any contingent consideration arrangement in the business combination is initially measured at its acquisition-date fair value and included as part of the consideration transferred in the business combination in order to measure goodwill. Contingent consideration that is classified within Equity is not remeasured and its subsequent settlement is accounted for within Equity. Contingent consideration that is classified within Liabilities is remeasured at fair value at each reporting date with changes in fair value recorded in the Consolidated income statement.

•	During the measurement period, which may not exceed one year from the acquisition date, any adjustments to the value of assets or liabilities recognized at the acquisition date arising from additional information obtained about facts and circumstances that existed at the acquisition date are recognized retrospectively with corresponding adjustments to goodwill.

When a business combination is achieved in stages, the Group’s previously held equity interest in the acquiree is remeasured at its acquisition-date fair value and any resulting gain or loss is recognized in the Consolidated income statement. Changes in the equity interest in the acquiree that have been recognized in Other comprehensive income/(loss) in prior reporting periods are reclassified to the Consolidated income statement as if the interest had been disposed.

Intangible assets

Goodwill

Goodwill is not amortized, but is tested for impairment annually or more frequently if events or changes in circumstances indicate that it might be impaired. After initial recognition, Goodwill is measured at cost less any accumulated impairment losses.

Development costs

Development costs for vehicle project production and related components, engines and production systems are recognized as an asset if, and only if, both of the following conditions under IAS 38 – Intangible assets are met: that development costs can be measured reliably and that the technical feasibility of the product,

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

volumes and pricing support the view that the development expenditure will generate future economic benefits. Capitalized development costs include all direct and indirect costs that may be directly attributed to the development process.

Capitalized development costs are amortized on a straight-line basis from the start of production over the expected life cycle of the models (generally 5-6 years) or powertrains developed (generally 10-12 years). All other development costs are expensed as incurred.

Intangible assets with indefinite useful lives

Intangible assets with indefinite useful lives consist principally of brands which have no legal, contractual, competitive, economic, or other factors that limit their useful lives. Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually or more frequently whenever there is an indication that the asset may be impaired, by comparing the carrying amount with the recoverable amount.

Property, plant and equipment

Cost

Property, plant and equipment is initially recognized at cost which comprises the purchase price, any costs directly attributable to bringing the assets to the location and condition necessary to be capable of operating in the manner intended by management and any initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located. Self-constructed assets are initially recognized at production cost. Subsequent expenditures and the cost of replacing parts of an asset are capitalized only if they increase the future economic benefits embodied in that asset. All other expenditures are expensed as incurred. When such replacement costs are capitalized, the carrying amount of the parts that are replaced is recognized in the Consolidated income statement.

Assets held under finance leases, which provide the Group with substantially all the risks and rewards of ownership, are recognized as assets of the Group at their fair value or, if lower, at the present value of the minimum lease payments. The corresponding liability to the lessor is included in the financial statements within Debt. The assets are depreciated by the method and at the rates indicated below depending on the nature of the leased assets.

Leases under which the lessor retains substantially all the risks and rewards of ownership of the leased assets are classified as operating leases. Operating lease expenditures are expensed on a straight-line basis over the lease terms.

Depreciation

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets during years ended December 31, 2013, 2012 and 2011, as follows:

Depreciation rates
Buildings	3% - 8%
Plant, machinery and equipment	3% - 33%
Other assets	5% - 33%

Land is not depreciated.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Impairment of assets

At the end of each reporting period, the Group assesses whether there is any indication that its Intangible assets (including development costs) and its Property, plant and equipment may be impaired. Goodwill and Intangible assets with indefinite useful lives are tested for impairment annually or more frequently, if there is an indication that an asset may be impaired.

If indications of impairment are present, the carrying amount of the asset is reduced to its recoverable amount which that is the higher of fair value less costs to sell and its value in use. The recoverable amount is determined for the individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets, in which case the asset is tested as part of the cash-generating unit (“CGU”) to which the asset belongs. A CGU is the smallest identifiable group of assets that generates cash inflows that are largely independent of the cash inflows from other assets or groups of assets. In assessing the value in use of an asset or CGU, the estimated future cash flows are discounted to their present value using a discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU. An impairment loss is recognized if the recoverable amount is lower than the carrying amount. Impairment of Property plant and equipment and Intangible assets arising from transactions that are only incidentally related to the ordinary activities of the Group and that are not expected to occur frequently, are considered to hinder comparability of the Group’s year-on-year financial performance and are recognized under Other unusual expenses.

Where an impairment loss for assets other than Goodwill, subsequently no longer exists or has decreased, the carrying amount of the asset or CGU is increased to the revised estimate of its recoverable amount, but not in excess of the carrying amount that would have been recorded had no impairment loss been recognized. The reversal of an impairment loss is recognized in the Consolidated income statement immediately.

Financial instruments

Presentation

Financial instruments held by the Group are presented in the Consolidated financial statements as described in the following paragraphs.

Investments and other non-current financial assets comprise investments in unconsolidated companies and other non-current financial assets (held-to-maturity securities, non-current loans and receivables and other non-current available-for-sale financial assets).

Current financial assets, as defined in IAS 39 – Financial Instruments: Recognition and Measurement, include Trade receivables, Receivables from financing activities, Current investments, Current securities and Other financial assets (which include derivative financial instruments stated at fair value), as well as Cash and cash equivalents. In particular, Cash and cash equivalents include cash at banks, units in money market funds and other money market securities, comprising commercial papers and certificate of deposits, that are readily convertible into cash and are subject to an insignificant risk of changes in value. Money market funds comprise investments in high quality, short-term, diversified financial instruments which can generally be liquidated on demand. Current securities include short-term or marketable securities which represent temporary investments of available funds and do not satisfy the requirements for being classified as cash equivalents; Current securities include both available-for-sale and held-for-trading securities.

Financial liabilities comprise Debt and Other financial liabilities (which include derivative financial instruments stated at fair value), Trade payables and Other current liabilities.

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At December 31, 2013 and 2012

Measurement

Non-current financial assets other than Investments, as well as current financial assets and financial liabilities, are accounted for in accordance with IAS 39.

Current financial assets and held-to-maturity securities are recognized on the basis of the settlement date and, on initial recognition, are measured at acquisition cost, including transaction costs. Subsequent to initial recognition, available-for-sale and held-for-trading financial assets are measured at fair value. When market prices are not directly available, the fair value of available-for-sale financial assets is measured using appropriate valuation techniques (e.g. discounted cash flow analysis based on market information available at the balance sheet date).

Gains and losses on available-for-sale financial assets are recognized in Other comprehensive income/(loss) until the financial asset is disposed of or is impaired. When the asset is disposed of, the cumulative gains or losses, including those previously recognized in Other comprehensive income/(loss), are reclassified to the Consolidated income statement for the period, within Financial income and expenses; when the asset is impaired, accumulated losses are recognized in the Consolidated income statement. Gains and losses arising from changes in the fair value of held-for-trading financial instruments are included in the Consolidated income statement for the period.

Loans and receivables which are not held by the Group for trading (loans and receivables originating in the ordinary course of business), held-to-maturity securities and equity investments whose fair value cannot be determined reliably, are measured, to the extent that they have a fixed term, at amortized cost, using the effective interest method. When the financial assets do not have a fixed term, they are measured at acquisition cost. Receivables with maturities of over one year which bear no interest or an interest rate significantly lower than market rates are discounted using market rates. Assessments are made regularly as to whether there is any objective evidence that a financial asset or group of assets may be impaired. If any such evidence exists, an impairment loss is included in the Income statement for the period.

Except for derivative instruments, financial liabilities are measured at amortized cost using the effective interest method.

Financial assets and liabilities hedged against changes in fair value (fair value hedges) are measured in accordance with hedge accounting principles: gains and losses arising from remeasurement at fair value, due to changes in the respective hedged risk, are recognized in the Consolidated income statement and are offset by the effective portion of the loss or gain arising from remeasurement at fair value of the hedging instrument.

Derivative financial instruments

Derivative financial instruments are used for economic hedging purposes, in order to reduce currency, interest rate and market price risks (primarily concerning commodities and securities). In accordance with IAS 39, derivative financial instruments qualify for hedge accounting only when at the inception of the hedge there is formal designation and documentation of the hedging relationship, the hedge is expected to be highly effective, its effectiveness can be reliably measured and it is highly effective throughout the financial reporting periods for which it is designated.

All derivative financial instruments are measured at fair value.

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At December 31, 2013 and 2012

When derivative financial instruments qualify for hedge accounting, the following accounting treatments apply:

•	Fair value hedges – Where a derivative financial instrument is designated as a hedge of the exposure to changes in fair value of a recognized asset or liability that is attributable to a particular risk and could affect the Consolidated income statement, the gain or loss from remeasuring the hedging instrument at fair value is recognized in the Consolidated income statement. The gain or loss on the hedged item attributable to the hedged risk adjusts the carrying amount of the hedged item and is recognized in the Consolidated income statement.

•	Cash flow hedges – Where a derivative financial instrument is designated as a hedge of the exposure to variability in future cash flows of a recognized asset or liability or a highly probable forecasted transaction and could affect the Consolidated income statement, the effective portion of any gain or loss on the derivative financial instrument is recognized directly in Other comprehensive income/(loss). The cumulative gain or loss is reclassified from Other comprehensive income/(loss) to the Consolidated income statement at the same time as the economic effect arising from the hedged item affects the Consolidated income statement. The gain or loss associated with a hedge or part of a hedge that has become ineffective is recognized in the Consolidated income statement immediately. When a hedging instrument or hedge relationship is terminated but the hedged transaction is still expected to occur, the cumulative gain or loss realized to the point of termination remains in Other comprehensive income/(loss) and is recognized in the Consolidated income statement at the same time as the underlying transaction occurs. If the hedged transaction is no longer probable, the cumulative unrealized gain or loss held in Other comprehensive income/(loss) is recognized in the Consolidated income statement immediately.

•	Hedges of a net investment – If a derivative financial instrument is designated as a hedging instrument for a net investment in a foreign operation, the effective portion of the gain or loss on the derivative financial instrument is recognized in Other comprehensive income/(loss). The cumulative gain or loss is reclassified from Other comprehensive income/(loss) to the Consolidated income statement on the disposal of the foreign operation.

For further information on the effects reflected on the Consolidated income statement on derivative financial instruments refer to Note 20.

If hedge accounting cannot be applied, the gains or losses from the fair value measurement of derivative financial instruments are recognized immediately in the Consolidated income statement.

Transfers of financial assets

The Group derecognizes financial assets when, and only when, the contractual rights to the cash flows arising from the asset are no longer held or if it transfers the financial asset. In case of a transfer of financial asset:

•	if the Group transfers substantially all the risks and rewards of ownership of the financial asset, it derecognizes the financial asset and recognizes separately as assets or liabilities any rights and obligations created or retained in the transfer;

•	if the Group retains substantially all the risks and rewards of ownership of the financial asset, it continues to recognize the financial asset;

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At December 31, 2013 and 2012

•	if the Group neither transfers nor retains substantially all the risks and rewards of ownership of the financial asset, it determines whether it has retained control of the financial asset. In this case:

-	if it has not maintained control, it derecognizes the financial asset and recognizes separately as assets and liabilities any rights and obligations created or retained in the transfer;

-	if it has retained control, it continues to recognize the financial asset to the extent of its continuing involvement in the financial asset.

On derecognition of financial assets, the difference between the carrying amount of the asset and the consideration received or receivable for the transfer of the asset is recognized in the Consolidated income statement.

Inventories

Inventories of raw materials, semi-finished products and finished goods are stated at the lower of cost and net realizable value, cost being determined on a first in-first-out (FIFO) basis. The measurement of Inventories includes the direct costs of materials, labor and indirect costs (variable and fixed). Provision is made for obsolete and slow-moving raw materials, finished goods, spare parts and other supplies based on their expected future use and realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs for sale and distribution.

The measurement of production systems construction contracts is based on the stage of completion determined as the proportion of cost incurred at the balance sheet date over the estimated total contract cost. These items are presented net of progress billings received from customers. Any losses on such contracts are fully recorded in the Consolidated income statement when they are known.

Employee benefits

Defined contribution plans

Costs arising from defined contribution plans are expensed as incurred.

Defined benefit plans

The Group’s net obligations are determined separately for each plan by estimating the present value of future benefits that employees have earned in the current and prior periods, and deducting the fair value of any plan assets. The present value of the defined benefit obligation is measured using actuarial techniques and actuarial assumptions that are unbiased and mutually compatible and attributes benefits to periods in which the obligation to provide post-employment benefits arise by using the Projected Unit Credit Method. Plan assets are recognized and measured at fair value.

When the net obligation is a potential asset, the recognized amount is limited to the present value of any economic benefits available in the form of future refunds or reductions in future contributions to the plan (asset ceiling).

The components of the defined benefit cost are recognized as follows:

•	the service costs are recognized in the Consolidated income statement by function and presented in the relevant line items (Cost of sales, Selling, general and administrative costs, Research and development costs, etc.);

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At December 31, 2013 and 2012

•	the net interest on the defined benefit liability or asset is recognized in the Consolidated income statement as Financial income (expenses), and is determined by multiplying the net liability/(asset) by the discount rate used to discount obligations taking into account the effect of contributions and benefit payments made during the year; and

•	the remeasurement components of the net obligations, which comprise actuarial gains and losses, the return on plan assets (excluding interest income recognized in the Consolidated income statement) and any change in the effect of the asset ceiling are recognized immediately in Other comprehensive income/(loss). These remeasurement components are not reclassified in the Income statement in a subsequent period.

Past service costs arising from plan amendments and curtailments are recognized immediately in the Consolidated income statement within Other unusual income /(expenses). Gains and losses on the settlement of a plan are recognized in the Consolidated income statement within Other unusual income/(expenses) when the settlement occurs.

Other long term employee benefits

The Group’s obligations represent the present value of future benefits that employees have earned in return for their service during the current and prior periods. Remeasurement components on other long term employee benefits are recognized in the Consolidated income statement in the period in which they arise.

Termination benefits

Termination benefits are expensed at the earlier of when the Group can no longer withdraw the offer of those benefits and when the Group recognizes costs for a restructuring.

Share-based compensation

Share-based compensation expenses are measured at the fair value of the goods or services received. If this fair value cannot be reliably estimated, their value is measured indirectly by reference to the fair value of the equity instruments granted. Compensation expense for equity-classified awards is measured at the grant date based on the fair value of the award. For those awards with post-vesting contingencies, an adjustment is applied to the fair value of the award to account for the probability of meeting the contingencies. Liability-classified awards are remeasured to fair value at each balance sheet date until the award is settled.

Share-based compensation expenses are recognized over the employee service period with an offsetting increase to Equity or other liabilities depending on the nature of the award. If awards contain certain performance conditions in order to vest, the Group recognizes the cost of the award when achievement of the performance condition is probable. Share-based compensation expenses related to plans with graded vesting are generally recognized using the graded vesting method. Share-based compensation expenses are recognized in Selling, general and administrative costs in the accompanying Consolidated income statement.

Provisions

Provisions are recognized when the Group has a present obligation, legal or constructive, as a result of a past event; it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate of the amount of the obligation can be made.

Changes in estimates of provisions are reflected in the Consolidated income statement in the period in which the change occurs.

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At December 31, 2013 and 2012

Revenue recognition

Revenue from sale of vehicles and service parts is recognized if it is probable that the economic benefits associated with a transaction will flow to the Group and the revenue can be reliably measured. Revenue is recognized when the risks and rewards of ownership are transferred to the customer, the sales price is agreed or determinable and collectability is reasonably assured; for vehicles this corresponds generally to the date when the vehicles are made available to dealers, or when the vehicle is released to the carrier responsible for transporting vehicles to dealers.

Revenues are recognized net of discounts, including but not limited to, sales incentives and customer bonuses.

The estimated costs of sales incentive programs include incentives offered to dealers and retail customers, and granting of retail financing at a significant discount to market interest rates. These costs are recognized at the time of the sale of the vehicle.

New vehicle sales with a buy-back commitment, or through GDP under which the Group guarantees the residual value or otherwise assumes responsibility for the minimum resale value of the vehicle, are not recognized at the time of delivery but are accounted for similar to an operating lease. Rental income is recognized over the contractual term of the lease on a straight-line basis. At the end of the lease term, the Group recognizes revenue for the portion of the vehicle sales price which had not been previously recognized as rental income and recognizes, in Cost of sales, the remainder of the cost of the vehicle.

Revenues from services contracts, separately-priced extended warranty and from construction contracts are recognized as revenues over the contract period in proportion to the costs expected to be incurred based on historical information. A loss on these contracts is recognized if the sum of the expected costs for services under the contract exceeds unearned revenue.

Revenues also include lease rentals recognized over the contractual term of the lease on a straight-line basis as well as interest income from financial services companies.

Cost of sales

Cost of sales comprises expenses incurred in the manufacturing and distribution of vehicles and parts, of which, cost of materials and components are the most significant portion. The remaining costs principally include labor costs, consisting of direct and indirect wages, as well as depreciation, amortization and transportation costs.

Cost of sales also includes warranty and product-related costs, estimated at the time of sale to dealer networks or to the end customer. Depending on the specific nature of the recall, including the significance and magnitude, certain warranty costs incurred are reported as unusual expenses, where the Group believes that separate identification allows the users of the Consolidated financial statements to take them into appropriate consideration when analyzing the performance of the Group and assists them in understanding the Group’s financial performance year on year.

Expenses which are directly attributable to the financial services companies, including the interest expenses related to their financing as a whole and provisions for risks and write-downs of assets, are reported in Cost of sales.

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At December 31, 2013 and 2012

Government grants

Government grants are recognized in the financial statements when there is reasonable assurance that the company concerned will comply with the conditions for receiving such grants and that the grants themselves will be received. Government grants are recognized as income over the periods necessary to match them with the related costs which they are intended to offset.

The benefit of a government loan at a below-market rate of interest is treated for accounting purposes as a government grant. The benefit of the below-market rate of interest is measured as the difference between the initial carrying amount of the loan (fair value plus transaction costs) and the proceeds received, and it is accounted for in accordance with the policies used for the recognition of government grants.

Taxes

Income taxes include all taxes based upon the taxable profits of the Group. Current and deferred taxes are recognized as income or expense and are included in the Consolidated income statement for the period, except tax arising from (i) a transaction or event which is recognized, in the same or a different period, either in Other comprehensive income/(loss) or directly in Equity, or (ii) a business combination.

Deferred taxes are accounted for under the full liability method. Deferred tax liabilities are recognized for all taxable temporary differences between the carrying amounts of assets or liabilities and their tax base, except to the extent that the deferred tax liabilities arise from the initial recognition of goodwill or the initial recognition of an asset or liability in a transaction which is not a business combination and at the time of the transaction, affects neither accounting profit nor taxable profit. Deferred tax assets are recognized for all deductible temporary differences to the extent that it is probable that taxable profit will be available against which the deductible temporary differences can be utilized, unless the deferred tax assets arise from the initial recognition of an asset or liability in a transaction that is not a business combination and at the time of the transaction, affects neither accounting profit nor taxable profit.

Deferred tax assets and liabilities are measured at the substantively enacted tax rates in the respective jurisdictions in which the Group operates that are expected to apply to the period when the asset is realized or liability is settled.

The Group recognizes deferred tax liabilities associated with the existence of a subsidiary’s undistributed profits, except when it is able to control the timing of the reversal of the temporary difference; and it is probable that this temporary difference will not reverse in the foreseeable future. The Group recognizes deferred tax assets associated with the deductible temporary differences on investments in subsidiaries only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred tax assets relating to the carry-forward of unused tax losses and tax credits, as well as those arising from deductible temporary differences, are recognized to the extent that it is probable that future profits will be available against which they can be utilized. The Group reassesses unrecognized deferred tax assets at the end of each year and recognizes a previously unrecognized deferred tax asset to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

Current income taxes and deferred taxes are offset when they relate to the same taxation authority and there is a legally enforceable right of offset.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Other taxes not based on income, such as property taxes and capital taxes, are included in Other income/(expenses).

New standards issued by the IASB and not yet applicable

The standards, amendments and interpretations issued by the IASB that will have mandatory application in 2014 or subsequent years are listed below.

On December 16, 2011, the IASB issued certain amendments to IAS 32 – Financial Instruments: Presentation to clarify the application of certain offsetting criteria for financial assets and financial liabilities in IAS 32. The amendments are effective for annual periods beginning on or after January 1, 2014 and are required to be applied retrospectively. No significant effect is expected from the first time adoption of the standard.

On May 29, 2013, the IASB issued an amendment to IAS 36 – Recoverable Amount Disclosures for Non-Financial Assets addressing the disclosure of information about the recoverable amount of impaired assets if that amount is based on fair value less cost of disposal. The amendments are effective retrospectively for annual periods beginning on or after January 1, 2014. Earlier application is permitted for periods when the entity has already applied IFRS 13. The application of this amendment will result in an expanded disclosure in the Notes to the Consolidated financial statements in case of impairment based on fair value less cost of disposal.

On June 27, 2013, the IASB issued narrow scope amendments to IAS 39 – Financial Instruments: Recognition and Measurement entitled “Novation of Derivatives and Continuation of Hedge Accounting”. The amendments will allow hedge accounting to continue in a situation where a derivative, which has been designated as a hedging instrument, is novated to effect clearing with a central counterparty as a result of laws or regulation, if specific conditions are met. Similar relief will be included in IFRS 9 - Financial Instruments. The amendments are effective retrospectively for annual periods beginning on or after January 1, 2014. No significant effect is expected from the first time adoption of these amendments.

On November 12, 2009, the IASB issued IFRS 9 – Financial Instruments. The new standard was reissued in October 2010 and subsequently amended in November 2013. The standard addresses the classification, measurement and recognition of financial assets and financial liabilities and hedge accounting. It replaces the relevant parts of IAS 39 – Financial Instruments: recognition and measurement. As part of the November 2013 amendments, among other, the IASB removed the standard’s mandatory effective date, previously set on January 1, 2015. This date will be added to the standard when all phases of the IFRS 9 project are completed and a final complete version of the standard is issued.

On May 20, 2013, the IASB issued the IFRIC Interpretation 21 - Levies, an interpretation of IAS 37 - Provisions, Contingent Liabilities and Contingent Assets. The interpretation sets out the accounting for an obligation to pay a levy that is not income tax. The interpretation addresses what the obligating event is that gives rise to pay a levy and when a liability should be recognized. IFRIC 21 is effective for annual periods beginning on or after January 1, 2014. No significant effect is expected from the first time adoption of this interpretation.

On November 21, 2013, the IASB published narrow scope amendments to IAS 19 – Employee benefits entitled “Defined Benefit Plans: Employee Contributions”. These amendments apply to contributions from employees or third parties to defined benefit plans in order to simplify their accounting in specific cases. The amendments are effective, retrospectively, for annual periods beginning on or after 1 July 2014 with earlier application permitted. No significant effect is expected from the first time adoption of these amendments.

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At December 31, 2013 and 2012

On December 12, 2013 the IASB issued the Annual Improvements to IFRSs 2010–2012 Cycle and Annual Improvements to IFRSs 2011–2013 Cycle. The most important topics addressed in these amendments are, among others, the definition of vesting conditions in IFRS 2 – Share-based payment, the aggregation of operating segments in IFRS 8 – Operating Segments, the definition of key management personnel in IAS 24 – Related Party disclosures, the extension of the exclusion from the scope of IFRS 3 – Business Combinations to all types of joint arrangements (as defined in IFRS 11 – Joint arrangements) and to clarify the application of certain exceptions in IFRS 13 – Fair value Measurement.

SEGMENT REPORTING

The Group’s activities are carried out through six reportable segments: four regional mass-market vehicle segments, a global Luxury Brands segment and a global Components segment as discussed below.

The Group’s four regional mass-market vehicle reportable segments deal with the design, engineering, development, manufacturing, distribution and sale of passenger cars, light commercial vehicles and related parts and services in specific geographic areas: NAFTA (U.S., Canada and Mexico), LATAM (South and Central America, excluding Mexico), APAC (Asia and Pacific countries) and EMEA (Europe, Middle East and Africa). The Group also operates on a global basis in the luxury vehicle and components sectors. In the luxury vehicle sector the Group has the operating segments Ferrari and Maserati, while in the components sector the Group has the operating segments Magneti Marelli, Teksid and Comau. These operating segments did not meet the quantitative thresholds required in IFRS 8 for separate disclosure. Therefore, based on their characteristics and similarities, they are presented as the following reportable segments: “Luxury Brands” and “Components”. In support of the vehicles sales, the Group makes available dealer and retail customer financing either through subsidiaries or joint ventures and strategic commercial arrangements with third party financial institutions.

The operating segments reflect the components of the Group that are regularly reviewed by the Chief Executive Officer, who is the “chief operating decision maker” as defined under IFRS 8– Operating segments, for making strategic decisions, allocating resources and assessing performance.

In more detail, the reportable segments identified by the Group are the following:

•	NAFTA mainly earns its revenues from the design, engineering, development, manufacturing, distribution and sale of automobiles under the Chrysler, Jeep, Dodge, Ram and Fiat brand names, vehicles with the SRT performance designation and from sales of the related parts and accessories (under the Mopar brand name) in the United States, Canada and Mexico.

•	LATAM mainly earns its revenues from the design, engineering, development, manufacturing, distribution and sale of passenger cars and light commercial vehicles and related spare parts under the Fiat and Fiat Professional brand names in South and Central America, excluding Mexico, and from the distribution of Chrysler Group brand cars in the same region; in addition, it provides financial services to the dealer network in Brazil and Argentina.

•	APAC mainly earns its revenues from the distribution and sale of cars and related spare parts under the Abarth, Alfa Romeo, Chrysler, Dodge, Fiat and Jeep brands mostly in China, Japan, Australia, South Korea and India. These activities are carried out through both subsidiaries and joint ventures.

•	EMEA mainly earns its revenues from the design, engineering, development, manufacturing, distribution and sale of passenger cars and light commercial vehicles under the Fiat, Alfa

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Romeo, Lancia, Abarth and Fiat Professional brand names and the sale of the related spare parts in Europe, Middle East and Africa, and from the distribution of Chrysler Group vehicles in the same areas. In addition, the segment provides financial services related to the sale of cars and light commercial vehicles in Europe, primarily through the 50/50 joint venture FGAC set up with the Crédit Agricole group.

•	The Luxury Brands (Ferrari and Maserati) earns its revenues from the design, engineering, development, manufacturing, distribution and sale of luxury sport cars under the Ferrari and Maserati brands, from managing the Ferrari racing team and from providing financial services offered in conjunction with the sale of Ferrari brand cars.

•	The Components (Magneti Marelli, Teksid and Comau) earns its revenues from the production and sale of lighting components, engine control units, suspensions, shock absorbers, electronic systems, exhaust systems and plastic molding components and in the spare parts distribution activities carried out under the Magneti Marelli brand name, cast iron components for engines, gearboxes, transmissions and suspension systems and aluminum cylinder heads (Teksid), in addition to the design and production of industrial automation systems and related products for the automotive industry (Comau).

USE OF ESTIMATES

The Consolidated financial statements are prepared in accordance with IFRS which require the use of estimates, judgments and assumptions that affect the carrying amount of assets and liabilities, the disclosure of contingent assets and liabilities and the amounts of income and expenses recognized. The estimates and associated assumptions are based on elements that are known when the financial statements are prepared, on historical experience and on any other factors that are considered to be relevant.

The estimates and underlying assumptions are reviewed periodically and continuously by the Group. If the items subject to estimates do not perform as assumed, then the actual results could differ from the estimates, which would require adjustment accordingly. The effects of any changes in estimate are recognized in the Consolidated income statement in the period in which the adjustment is made, or in future periods.

The items requiring estimates for which there is a risk that a material difference may arise in respect of the carrying amounts of assets and liabilities in the future are discussed below.

Pension plans

Group companies, primarily in the U.S. and Canada, sponsor both non-contributory and contributory defined benefit pension plans. The majority of the plans are funded plans. The non-contributory pension plans cover certain hourly and salaried employees. Benefits are based on a fixed rate for each year of service. Additionally, contributory benefits are provided to certain salaried employees under the salaried employees’ retirement plans. These plans provide benefits based on the employee’s cumulative contributions, years of service during which the employee contributions were made and the employee’s average salary during the five consecutive years in which the employee’s salary was highest in the 15 years preceding retirement.

The Group’s defined benefit pension plans are accounted for on an actuarial basis, which requires the use of estimates and assumptions to determine the net liability or net asset. The Group estimates the present value of the projected future payments to all participants taking into consideration parameters of a financial nature such

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At December 31, 2013 and 2012

as discount rate, the rates of salary increases and the likelihood of potential future events estimated by using demographic assumptions such as mortality, dismissal and retirement rates. These assumptions may have an effect on the amount and timing of future contributions.

Plan obligations and costs are based on existing retirement plan provisions, which include plan amendments with certain provisions taking effect in future periods.

During the second quarter of 2013, the Group amended the U.S. and Canadian salaried defined benefit pension plans. The U.S. plans were amended in order to comply with Internal Revenue Service regulations, cease the accrual of future benefits effective December 31, 2013, and enhance the retirement factors. The Canada amendment ceases the accrual of future benefits effective December 31, 2014, enhances the retirement factors and continues to consider future salary increases for the affected employees. The plan amendments resulted in an interim remeasurement of the plans and a corresponding curtailment gain. As a result, the Group recognized a €509 million net reduction to its pension obligation, a €7 million reduction to defined benefit plan assets, and a corresponding €502 million increase in Other comprehensive income/(loss).

Assumptions regarding any potential future changes to benefit provisions beyond those to which the Group is presently committed are not made.

The assumptions used in developing the required estimates include the following key factors:

• Discount rates. The Group selects discount rates on the basis of the rate of return on high-quality (AA-rated) fixed income investments for which the timing and amounts of payments match the timing and amounts of the projected pension payments.

• Salary growth. The salary growth assumption reflects the Group’s long-term actual experience, outlook and assumed inflation.

• Inflation. The inflation assumption is based on an evaluation of external market indicators.

• Expected contributions. The expected amount and timing of contributions is based on an assessment of minimum funding requirements. From time to time contributions are made beyond those that are legally required.

• Retirement rates. Retirement rates are developed to reflect actual and projected plan experience.

• Mortality rates. Mortality rates are developed to reflect actual and projected plan experience.

Plan assets measured at net asset value. Plan assets are recognized and measured at fair value in accordance with IFRS 13. At December 31, 2013, plan assets for which the fair value is represented by the net asset value (“NAV”) since there are no active markets for these assets, amounted to €2,780 million. These investments include private equity, real estate and hedge fund investments.

Significant differences in actual experience or significant changes in assumptions may affect the pension obligations and pension expense. The effects of actual results differing from assumptions and of changing assumptions are included in Other comprehensive income/(loss).

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

At December 31, 2013 the effect of the indicated decrease or increase in selected factors, holding all other assumptions constant, is shown below:

Effect on pension defined benefit obligation
(€ million)

10 basis point decrease in discount rate	265
10 basis point increase in discount rate	(261)

At December 31, 2013 net liabilities and net assets for pension benefits amounted to €4,253 million and to €95 million, respectively (€7,008 million and €83 million, respectively at December 31, 2012). Refer to Note 25 for a detailed discussion of the Group’s pension plans.

Other post-retirement benefits

The Group provides health care, legal, severance indemnity and life insurance benefits to certain hourly and salaried employees. Upon retirement, these employees may become eligible for continuation of certain benefits. Benefits and eligibility rules may be modified periodically.

Health care, life insurance plans and other employment benefits are accounted for on an actuarial basis, which requires the selection of various assumptions. The estimation of the Group’s obligations, costs and liabilities associated with these plans requires the use of estimates of the present value of the projected future payments to all participants, taking into consideration parameters of a financial nature such as discount rate, the rates of salary increases and the likelihood of potential future events estimated by using demographic assumptions such as mortality, dismissal and retirement rates.

Plan obligations and costs are based on existing plan provisions. Assumptions regarding any potential future changes to benefit provisions beyond those to which the Group is presently committed are not made.

The assumptions used in developing the required estimates include the following key factors:

• Discount rates. The Group selects discount rates on the basis of the rate of return on high-quality (AA-rated) fixed income investments for which the timing and amounts of payments match the timing and amounts of the projected pension payments.

• Health care cost trends. The Group’s health care cost trend assumptions are developed based on historical cost data, the near-term outlook, and an assessment of likely long-term trends.

• Salary growth. The salary growth assumptions reflect the Group’s long-term actual experience, outlook and assumed inflation.

• Retirement and employee leaving rates. Retirement and employee leaving rates are developed to reflect actual and projected plan experience, as well as the legal requirements for retirement in Italy.

• Mortality rates. Mortality rates are developed to reflect actual and projected plan experience.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

At December 31, 2013 the effect of the indicated decreases or increases in the key factors affecting the health care, life insurance plans and severance indemnity in Italy (trattamento di fine rapporto or “TFR”), holding all other assumptions constant, is shown below:

	Effect on Health care and life insurance defined benefit obligation	Effect on the TFR obligation
	(€ million)
10 basis point / 100 basis point (respectively) decrease in discount rate	24	52
10 basis point / 100 basis point (respectively) increase in discount rate	(23)	(43)

100 basis point decrease in health care cost trend rate	(40)	n/a
100 basis point increase in health care cost trend rate	48	n/a

Recoverability of non-current assets with definite useful lives

Non-current assets with definite useful lives include property, plant and equipment, intangible assets and assets held for sale. Intangible assets with definite useful lives mainly consist of capitalized development costs related to the EMEA and NAFTA segments.

The Group periodically reviews the carrying amount of non-current assets with definite useful lives when events and circumstances indicate that an asset may be impaired. Impairment tests are performed by comparing the carrying amount and the recoverable amount of the cash-generating unit (“CGU”). The recoverable amount is the higher of the CGU’s fair value less costs of disposal and its value in use. In assessing the value in use, the pre-tax estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the CGU.

During the years ended December 31, 2013 and 2012, due to the decline in the demand for vehicles in the European market (primarily in Italy) and to the streamlining of architectures and related production platforms associated with the region’s refocused product strategy, impairment tests relating to EMEA net assets were performed.

As a result of the new product strategy, the operations to which specific capitalized development costs belonged was redesigned. For example, certain models were switched to new platforms considered technologically more appropriate. As no future economic benefits were expected from these specific capitalized development costs, they were derecognized in accordance with IAS 38 paragraph 112(b) and characterized by the Group as an impairment. For the year ended December 31, 2013, capitalized development costs relating to EMEA were impaired by approximately €90 million as a result.

Also as a result of the new product strategy, certain models were identified for reduced production going forward. The cash-generating units (comprising tangible assets and capitalized development costs) related to such models were tested for impairment by comparing the carrying amount of the assets allocated to the cash-generating unit (“CGU”) to its value in use. In assessing the value in use, the pre-tax estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the CGU. In testing these CGUs, cash flows for the remaining useful life of the related products were discounted using a pre-tax weighted average cost of capital of 12.2 percent. For the year ended December 31, 2013, total impairments of approximately €116 million relating to EMEA were recorded as a result of this testing (of which €61 million related to development costs and €55 million related to Property, plant and equipment).

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Additionally, specific CGUs in the Components reportable segment were tested following the identification of impairment indicators. Lastly, the Group wrote off specific development costs within the Maserati operating segment due to changes in the platform to be used for a new model, and wrote off €32 million of development costs within the LATAM segment.

During the year ended December 31, 2011, the process for the strategic realignment of the manufacturing and commercial activities of Fiat with those of Chrysler led to the write off of certain development costs and property, plant and equipment, mainly as a result of an assessment of the effects of convergence towards the use of a reduced number of common platforms, a process which was accelerated after obtaining control of Chrysler.

The following table sets forth all impairment charges recognized for non-current assets with definite useful lives during the years ended December 31, 2013, 2012 and 2011.

Impairments to Property, plant and equipment:

		For the years ended December 31,
	Note	2013	2012	2011
		(€ million)
EMEA:		55	40	204
Components:		31	8	103
LATAM:		-	1	-
Other:		-	1	16

	(15)	86	50	323

Recorded in the Consolidated income statement within:
Cost of sales		-	50	16
Other unusual expenses		86	-	307

		86	50	323

Impairments to Other intangible assets:

		For the years ended December 31,
	Note	2013	2012	2011
		(€ million)
Development costs:
EMEA:		151	33	161
Components:		2	21	4
Luxury Brands (Maserati operating segment):		65	-	-
LATAM:		32	2	-
APAC:		-	1	-

		250	57	165

Other intangible assets		-	1	1

	(14)	250	58	166

Recorded in the Consolidated income statement within:
Cost of sales		-	1	1
Research and development costs		24	57	4
Other unusual expenses		226	-	161

		250	58	166

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

In addition, following the downward trend in the demand for vehicles in Europe, the Group considered necessary to test the recoverable amount of the EMEA segment (which is mainly composed of property plant and equipment and capitalized development costs) at December 31, 2013 and 2012. The recoverable amount of the EMEA segment was its value in use determined with the following assumptions:

•	the reference scenario for each year was based on the following year’s budget, the expected trading conditions and the automotive market trends for the following five year period;

•	the six year period has been deemed necessary to take into account the full cycle of new vehicles introduced reflecting the benefits arising from the capital expenditure devoted to the product portfolio enrichment and renewal, largely concentrated in 2015-2016;

•	the expected future cash flows, represented by the projected EBIT before result from investments, gains on the disposal of investments, restructuring costs, other unusual income/(expenses), and depreciation and amortization and reduced by expected capital expenditure, include a normalized terminal value used to estimate the future results beyond the time period explicitly considered. This terminal value was assumed substantially in line with 2017-2019 amounts. The long-term growth rate was set at zero;

•	the expected future cash flows have been discounted using a pre-tax Weighted Average Cost of Capital (“WACC”) of 12.2 percent (13.1 percent in 2012). This WACC reflects the current market assessment of the time value of money for the period being considered and the risks specific to the EMEA region. The WACC was calculated by referring among other factors to the yield curve of 10 year European government bonds and to Fiat’s cost of debt.

In 2013, the recoverable amount of the EMEA segment was higher than the corresponding carrying amount. In addition, sensitivity analysis was performed by simulating two different scenarios:

a)	WACC was increased by 1.0 percent for 2017, 2.0 percent for 2018 and 3.0 percent for 2019 and for Terminal Value;

b)	Cash-flows were reduced by estimating the impact of a 5.0 percent decrease in the European car market demand for 2015, 7.5 percent for 2016 and 10.0 percent for 2017-2019 as compared to the base assumptions.

In all cases the recoverable amount was higher than the carrying amount.

In 2012, the recoverable amount of the EMEA operating segment was higher than the corresponding carrying amount. In addition, sensitivities analysis were performed simulating two different scenarios:

a)	WACC was increased by 1.0 percent for 2017 and 2.0 percent for 2018 and for Terminal Value;

b)	Cash-flows were reduced by estimating the impact of a 10.0 percent decrease in the European car market demand for 2016-2018 as compared to the base assumptions.

In all cases the recoverable amount was higher than the carrying amount.

The estimates and assumptions described reflect the Group’s current available knowledge as to the expected future development of the businesses and are based on an assessment of the future development of the markets and the automotive industry, which remain subject to a high degree of uncertainty due to the continuation of the economic difficulties in most countries of the Eurozone and its effects on the industry. More specifically, considering the uncertainty, a future worsening in the economic environment in the Eurozone that is

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

not reflected in these Group assumptions, could result in actual performance that differs from the original estimates, and might therefore require adjustments to the carrying amounts of certain non-current assets in future periods.

Recoverability of Goodwill and intangible assets with indefinite useful lives

In accordance with IAS 36 – Impairment of Assets, Goodwill and intangible assets with indefinite useful lives are not amortized and are tested for impairment annually or more frequently if facts or circumstances indicate that the asset may be impaired.

Goodwill and intangible assets with indefinite useful lives are allocated to operating segments or to CGUs within the operating segments, which represent the lowest level within the Group at which goodwill is monitored for internal management purposes in accordance with IAS 36. The impairment test is performed by comparing the carrying amount (which mainly comprises property, plant and equipment, goodwill, brands and capitalized development costs) and the recoverable amount of each CGU or group of CGUs to which Goodwill has been allocated. The recoverable amount of a CGU is the higher of its fair value less costs to sell and its value in use.

Goodwill and intangible assets with indefinite useful lives at December 31, 2013 include €8,967 million and €2,600 million respectively resulting from the acquisition of Chrysler (€9,372 million and €2,717 million respectively at December 31, 2012), and €786 million from the acquisition of interests in Ferrari (€786 million at December 31, 2012).

The following table sets forth the impairment charges recognized for Goodwill and intangible assets with indefinite useful lives during the years ended December 31, 2013, 2012 and 2011.

		For the years ended December 31,
	Note	2013	2012	2011
		(€ million)

Goodwill
EMEA		-	-	17
Components		-	-	193
Other		-	-	14

Goodwill and intangible assets with indefinite useful lives	(13)	-	-	224

These amounts were fully recognized in the Consolidated income statement in 2011 under Other unusual expenses.

For a discussion on impairment testing of Goodwill and intangible assets with indefinite useful lives, reference should be made to Note 13.

Recoverability of deferred tax assets

The carrying amount of deferred tax assets is reduced to the extent that it is not probable that sufficient taxable profit will be available to allow the benefit of part or all of the deferred tax assets to be utilized.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

At December 31, 2013, the Group had deferred tax assets on deductible temporary differences of €6,183 million (€6,363 million at December 31, 2012), of which €435 million was not recognized (€2,445 million at December 31, 2012). At the same date the Group had also theoretical tax benefits on losses carried forward of €3,810 million (€3,399 million at December 31, 2012), of which €2,891 million was unrecognized (€2,473 million at December 31, 2012).

In addition, at December 31, 2013, in view of the results achieved by Chrysler, of the continuous improvement of its product mix, its trends in international sales and its implementation of new vehicles, together with the consolidation of the alliance between Fiat and Chrysler, following Fiat’s acquisition of the remaining shareholding at the beginning of 2014, the Group recorded previously unrecognized deferred tax assets for a total of €1,734 million, of which €1,500 million was recognized in Income taxes and €234 million in Other comprehensive income/(loss).

The recoverability of deferred tax assets is dependent on the Group’s ability to generate sufficient future taxable income in the period in which it is assumed that the deductible temporary differences reverse and tax losses carried forward can be utilized. In making this assessment, the Group considers future taxable income arising on the most recent budgets and plans, prepared by using the same criteria described for testing the impairment of assets and goodwill, moreover, it estimates the impact of the reversal of taxable temporary differences on earnings and it also considers the period over which these assets could be recovered.

These estimates and assumptions are subject to a high degree of uncertainty, in particular with regard to the future performance in the Eurozone; therefore changes in current estimates due to unanticipated events could have a significant impact on the Group’s Consolidated financial statements.

Sales incentives

The Group records the estimated cost of sales incentive programs offered to dealers and consumers as a reduction to revenue at the time of sale to the dealer. This estimated cost represents the incentive programs offered to dealers and consumers, as well as the expected modifications to these programs in order to facilitate sales of the dealer inventory. Subsequent adjustments to incentive programs related to vehicles previously sold to dealers are recognized as an adjustment to net revenues in the period the adjustment is determinable.

The Group uses price discounts to adjust vehicle pricing in response to a number of market and product factors, including: pricing actions and incentives offered by competitors, economic conditions, the amount of excess industry production capacity, the intensity of market competition, consumer demand for the product and the desire to support promotional campaigns. The Group may offer a variety of sales incentive programs at any given point in time, including: cash offers to dealers and consumers and subvention programs offered to customers, or lease subsidies, which reduce the retail customer’s monthly lease payment or cash due at the inception of the financing arrangement, or both. Incentive programs are generally brand, model and region specific for a defined period of time, which may be extended.

Multiple factors are used in estimating the future incentive expense by vehicle line including the current incentive programs in the market, planned promotional programs and the normal incentive escalation incurred as the model year ages. The estimated incentive rates are reviewed monthly and changes to the planned rates are adjusted accordingly, thus impacting revenues. As discussed previously, there are a multitude of inputs affecting the calculation of the estimate for sales incentives, and an increase or decrease of any of these variables could have a significant effect on recorded revenues.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Product warranties and liabilities

The Group establishes reserves for product warranties at the time the sale is recognized. The Group issues various types of product warranties under which the performance of products delivered is generally guaranteed for a certain period or term. The reserve for product warranties includes the expected costs of warranty obligations imposed by law or contract, as well as the expected costs for policy coverage, recall actions and buyback commitments. The estimated future costs of these actions are principally based on assumptions regarding the lifetime warranty costs of each vehicle line and each model year of that vehicle line, as well as historical claims experience for the Group’s vehicles. In addition, the number and magnitude of additional service actions expected to be approved, and policies related to additional service actions, are taken into consideration. Due to the uncertainty and potential volatility of these estimated factors, changes in the assumptions used could materially affect the results of operations.

The Group periodically initiates voluntary service and recall actions to address various customer satisfaction, safety and emissions issues related to vehicles sold. Included in the reserve is the estimated cost of these service and recall actions. The estimated future costs of these actions are based primarily on historical claims experience for the Group’s vehicles. Estimates of the future costs of these actions are inevitably imprecise due to some uncertainties, including the number of vehicles affected by a service or recall action. It is reasonably possible that the ultimate cost of these service and recall actions may require the Group to make expenditures in excess of (or less than) established reserves over an extended period of time. The estimate of warranty and additional service and recall action obligations is periodically reviewed during the year. Experience has shown that initial data for any given model year can be volatile; therefore, the process relies upon long-term historical averages until actual data is available. As actual experience becomes available, it is used to modify the historical averages to ensure that the forecast is within the range of likely outcomes. Resulting accruals are then compared with current spending rates to ensure that the balances are adequate to meet expected future obligations.

Warranty costs incurred are generally recorded in the Consolidated income statement as Cost of sales. However, depending on the specific nature of the recall, including the significance and magnitude, the Group reports certain of these costs as Unusual expenses. As such, for comparability purposes, the Group believes that separate identification allows users of the Group’s Consolidated financial statements to take them into appropriate consideration when analyzing the performance of the Group and assists them in understanding the Group’s financial performance year on year.

In addition, the Group makes provisions for estimated product liability costs arising from property damage and personal injuries including wrongful death, and potential exemplary or punitive damages alleged to be the result of product defects. By nature, these costs can be infrequent, difficult to predict and have the potential to vary significantly in amount. The valuation of the reserve is actuarially determined on an annual basis based on, among other factors, the number of vehicles sold and product liability claims incurred. Costs associated with these provisions are recorded in the Consolidated income statement and any subsequent adjustments are recorded in the period in which the adjustment is determined.

Other contingent liabilities

The Group makes provisions in connection with pending or threatened disputes or legal proceedings when it is considered probable that there will be an outflow of funds and when the amount can be reasonably estimated. If an outflow of funds becomes possible but the amount cannot be estimated, the matter is disclosed in the notes to the financial statements. The Group is the subject of legal and tax proceedings covering a wide range of matters in various jurisdictions. Due to the uncertainty inherent in such matters, it is difficult to predict the

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

outflow of funds that could result from such disputes with any certainty. Moreover, the cases and claims against the Group often derive from complex legal issues which are subject to a differing degree of uncertainty, including the facts and circumstances of each particular case and the manner in which applicable law is likely to be interpreted and applied to such fact and circumstances, and the jurisdiction and the different laws involved. The Group monitors the status of pending legal procedures and consults with experts on legal and tax matters on a regular basis. It is therefore possible that the provisions for the Group’s legal proceedings and litigation may vary as the result of future developments in pending matters.

Litigation

Various legal proceedings, claims and governmental investigations are pending against the Group on a wide range of topics, including vehicle safety; emissions and fuel economy; dealer, supplier and other contractual relationships; intellectual property rights; product warranties and environmental matters. Some of these proceedings allege defects in specific component parts or systems (including airbags, seats, seat belts, brakes, ball joints, transmissions, engines and fuel systems) in various vehicle models or allege general design defects relating to vehicle handling and stability, sudden unintended movement or crashworthiness. These proceedings seek recovery for damage to property, personal injuries or wrongful death and in some cases include a claim for exemplary or punitive damages. Adverse decisions in one or more of these proceedings could require the Group to pay substantial damages, or undertake service actions, recall campaigns or other costly actions.

Litigation is subject to many uncertainties, and the outcome of individual matters is not predictable with assurance. An accrual is established in connection with pending or threatened litigation if a loss is probable and a reliable estimate can be made. Since these accruals represent estimates, it is reasonably possible that the resolution of some of these matters could require the Group to make payments in excess of the amounts accrued. It is also reasonably possible that the resolution of some of the matters for which accruals could not be made may require the Group to make payments in an amount or range of amounts that could not be reasonably estimated.

The term “reasonably possible” is used herein to mean that the chance of a future transaction or event occurring is more than remote but less than probable. Although the final resolution of any such matters could have a material effect on the Group’s operating results for the particular reporting period in which an adjustment of the estimated reserve is recorded, it is believed that any resulting adjustment would not materially affect the consolidated financial position or cash flows.

Environmental Matters

The Group is subject to potential liability under government regulations and various claims and legal actions that are pending or may be asserted against the Group concerning environmental matters. Estimates of future costs of such environmental matters are inevitably imprecise due to numerous uncertainties, including the enactment of new laws and regulations, the development and application of new technologies, the identification of new sites for which the Group may have remediation responsibility and the apportionment and collectability of remediation costs among responsible parties. The Group establishes provisions for these environmental matters when a loss is probable and a reliable estimate can be made. It is reasonably possible that the final resolution of some of these matters may require the Group to make expenditures, in excess of established provisions, over an extended period of time and in a range of amounts that cannot be reliably estimated. Although the final resolution of any such matters could have a material effect on the Group’s operating results for the particular reporting period in which an adjustment to the estimated provision is recorded, it is believed that any resulting adjustment would not materially affect the consolidated financial position or cash flows.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Business combinations

As discussed below in the paragraph – Accounting for the Chrysler’s business combination, the consolidation of Chrysler was accounted for as a business combination under achieved in stages using the acquisition method of accounting required under IFRS 3. In accordance with the acquisition method, the Group remeasured its previously held equity interest in Chrysler at fair value. The non-controlling interest in Chrysler was also recognized at its acquisition date fair value. Additionally, the Group recognized the acquired assets and assumed liabilities at their acquisition date fair values, except for deferred income taxes and certain liabilities associated with employee benefits, which were recorded according to other accounting guidance. These values were based on market participant assumptions, which were based on market information available at the date of obtaining control and which affected the value at which the assets, liabilities, non-controlling interests and goodwill were recognized as well as the amount of income and expense for the period.
Share-based compensation

The Group accounts for share-based compensation plans in accordance with IFRS 2 - Share-based payments, which requires measuring share-based compensation expense based on fair value. As described in Note 24, within the Group, Fiat and Chrysler granted share-based payments for the years ended December 31, 2013, 2012 and 2011 to certain employees and directors.

The fair value of Fiat share-based payments is measured based on market prices of Fiat S.p.A. shares at the grant date taking into account the terms and conditions upon which the instruments were granted. The fair value of Chrysler awards is measured by using a discounted cash flow methodology to estimate the price of the awards at the grant date and subsequently for liability-classified awards at each balance sheet date, until they are settled.

For Chrysler’s awards, since there are no publicly observable market prices for Chrysler’s membership interests, the fair value was determined contemporaneously with each measurement using a discounted cash flow methodology. The Group uses this approach, which is based on projected cash flows, to estimate Chrysler’s enterprise value. Then the Group deducts the fair value of Chrysler’s outstanding interest bearing debt as of the measurement date from the enterprise value to arrive at the fair value of Chrysler’s equity.

The significant assumptions used in the measurement of the fair value of these awards at each measurement date include different assumptions, for example, four years of annual projections that reflect the estimated after-tax cash flows a market participant would expect to generate from Chrysler’s operating business, an estimated after-tax weighted average cost of capital and projected worldwide factory shipments.

The assumptions noted above used in the contemporaneous estimation of fair value at each measurement date have not changed significantly during the years ended December 31, 2013, 2012 and 2011 with the exception of the weighted average cost of capital, which is directly influenced by external market conditions.

The Group updates the measurement of the fair value of these awards on a regular basis. It is therefore possible that the amount of share-based payments reserve and liabilities for share-based payments may vary as the result of a significant change in the above mentioned assumptions.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

SCOPE OF CONSOLIDATION

Fiat S.p.A. is the parent company of Fiat Group and it holds, directly and indirectly, interests in the Group’s main operating companies. The Consolidated financial statements at December 31, 2013, 2012 and 2011 include Fiat S.p.A. and its subsidiaries over which it has control.

At December 31, 2013, 2012 and January 1, 2012 Fiat S.p.A. had the following significant direct and indirect interests in subsidiaries:

		At December 31, 2013		At December 31, 2012		At January 1, 2012

Name	Country	Shares held by the Group	Shares held by NCI	Shares held by the Group	Shares held by NCI	Shares held by the Group	Shares held by NCI
		(%)
Directly held interests
Fiat Group Automobiles S.p.A.	Italy	100.0	-	100.0	-	100.0	-
Ferrari S.p.A.	Italy	90.0	10.0	90.0	10.0	90.0	10.0
Maserati S.p.A.	Italy	100.0	-	100.0	-	100.0	-
Magneti Marelli S.p.A.	Italy	99.99	0.01	99.99	0.01	99.99	0.01
Teksid S.p.A.	Italy	84.79	15.21	84.79	15.21	84.79	15.21
Comau S.p.A.	Italy	100.00	-	100.00	-	100.00	-

Indirectly held interests
Chrysler Group LLC	USA	58.5	41.5	58.5	41.5	53.5	46.5

Each of these subsidiaries holds direct or indirect interests in other Group companies. Overall, these Consolidated financial statements include 303 subsidiaries consolidated on a line-by-line basis at December 31, 2013 (297 at December 31, 2012, and 302 at January 1, 2012).

Certain subsidiaries (mainly dealership, captive service, dormant and companies under liquidation) are excluded from consolidation on a line-by-line basis and are accounted for at cost or using the equity method. Their aggregate assets and revenues represent less than 1 percent of the Group’s respective amounts for each period and at each date presented by these Consolidated financial statements.

Non-controlling interests

The total non-controlling interests at December 31, 2013 of €4,258 million (€2,182 million at December 31, 2012) mainly relate to Chrysler for €3,944 million (€1,920 million at December 31, 2012) representing the 41.5 percent interest held, and to Ferrari S.p.A. and its subsidiaries for €215 million (€161 million at December 31, 2012), representing the 10.0 percent interest held.

For more information regarding the Group’s non-controlling interest in Chrysler, see Note 36.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Financial information before intra-group eliminations for Chrysler Group LLC and Ferrari S.p.A. and their subsidiaries are summarized below.

	At December 31
	2013	2012	2013	2012
	Chrysler Group LLC and its subsidiaries		Ferrari S.p.A. and its subsidiaries
	(€ million)
Non-current assets	27,150	26,648	896	919
Current assets	16,870	14,961	2,217	1,767

Total assets	44,020	41,609	3,113	2,686

Debt	9,565	10,354	322	284
Other liabilities	24,943	26,625	1,264	1,151

Equity (100%)	9,512	4,630	1,527	1,251

	For the years ended December 31,
	2013	2012	2013	2012
	Chrysler Group LLC and its subsidiaries		Ferrari S.p.A. and its subsidiaries
	(€ million)
Net revenues	54,370	51,202	2,335	2,225
EBIT	3,160	3,217	364	336
Profit before income tax	2,185	2,149	366	335

Net profit	2,392	1,944	246	233
Other comprehensive income/(loss)	2,500	(1,893)	29	46

Total comprehensive income/(loss)	4,892	(51)	275	279

Dividends paid to non-controlling interests	-	-	-	-

Cash generated in operating activities	5,204	5,889	561	621
Cash used in investing activities	(3,557)	(4,214)	(314)	(334)
Cash used in financing activities	(262)	(113)	(223)	(276)

Total change in cash and cash equivalents	873	1,383	15	7

Cash and cash equivalents at December 31,	9,676	8,803	116	101

Significant restrictions

The Group is subject to several restrictions that limit its ability to access and use assets or settle liabilities in relation to its interest in Chrysler.

Financing arrangements outstanding may limit the Group’s ability to allocate capital between Group entities or may restrict its ability to receive dividends or other restricted payments from Chrysler. In particular, Fiat’s existing syndicated credit facility currently imposes restrictions that limit Fiat’s capability to extend guarantees or loans to Chrysler.

Additionally, Chrysler’s Senior Credit Facilities, which include the U.S.$3.0 billion tranche B term loan maturing May 24, 2017 and the Revolving Credit Facility, are secured by a senior priority security interest in substantially all of Chrysler Group LLC’s assets and the assets of its U.S. subsidiary guarantors, subject to certain exceptions. The collateral includes 100 percent of the equity interests in Chrysler’s U.S. subsidiaries and

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

65 percent of the equity interests in its non U.S. subsidiaries held directly by Chrysler Group LLC and its U.S. subsidiary guarantors. In addition, Chrysler’s Secured Senior Notes are secured by liens junior to the Senior Credit Facilities on substantially all of Chrysler Group LLC’s assets and the assets of its U.S. subsidiary guarantors, including 100 percent of the equity interests in Chrysler’s U.S. subsidiaries and 65 percent of the equity interests in its non U.S. subsidiaries held directly by Chrysler Group LLC and its U.S. subsidiary guarantors. These liens cover almost all of Chrysler’s assets as detailed above. In addition to collateral, these debt instruments include covenants that restrict Chrysler’s ability to make certain distributions or purchase or redeem its capital stock, prepay certain other debt, encumber assets, incur or guarantee additional indebtedness, incur liens, transfer and sell assets or engage in certain business combinations, enter into certain transactions with affiliates or undertake various other business activities as well as the requirement to maintain borrowing base collateral coverage and a liquidity threshold.

In this respect, Chrysler has not issued cash dividends or distributions, other than certain state taxes withheld on behalf of its members as required by state statutes, on its membership interests in the two most recent fiscal years. As described in Note 36, on January 21, 2014, Chrysler paid to its member a distribution of U.S.$1,900 million (€1,404 million) and a tax distribution of approximately U.S.$60 million (€45 million). With certain exceptions, further distributions will be limited to 50 percent of Chrysler’s consolidated net income (as defined in the agreements) for the period from January 2012 until the end of the most recent fiscal quarter, less the amount of the January 2014 distribution.

For more information regarding the Chrysler’s credit facilities and other debt, see Note 27.

There are no other restrictions on the ability of subsidiaries to transfer funds to the Group in the form of cash dividends, or to repay loans or advances made by the entity, that have a material impact on the Group’s liquidity.

Other commitments and important contractual rights relating to the Non-controlling interests

Fiat S.p.A. is subject to a put contract with Renault relating to its original non-controlling investment of 33.5 percent in Teksid, now 15.21 percent. In particular, Renault has the right to exercise a sale option to Fiat on its interest in Teksid, in the following cases:

•	in the event of non-fulfillment in the application of the protocol of the agreement and admission to receivership or any other redressement procedure;

•	in the event Renault’s investment in Teksid falls below 15 percent or Teksid decides to diversify its activities outside the foundry sector; or

•	should Fiat be the object of the acquisition of control by another car manufacturer.

The exercise price of the option is established as follows:

•	for the first 6.5 percent of the share capital of Teksid, the initial investment price as increased by a specified interest rate; and

•	for the remaining amount of share capital of Teksid, the share of the accounting net equity at the exercise date.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

CHANGES IN THE SCOPE OF CONSOLIDATION

The following significant changes in the scope of consolidation occurred in 2011, 2012 and 2013:

•	During 2010, the Group initiated and completed a strategic project to separate the Agricultural and Construction Equipment (CNH – Case New Holland sector) and Trucks and Commercial Vehicles (Iveco sector) activities, as well as the “Industrial & Marine” business line (FPT Industrial sector), from the Automobile and Automobile-related Components and Production Systems activities. The separation of those businesses, in the form of their demerger from Fiat S.p.A. and transfer to Fiat Industrial S.p.A. (the “Demerger” – a Scissione Parziale Proporzionale pursuant to Article 2506-bis of the Italian Civil Code), resulted in the creation of the Fiat Industrial Group (now named CNH Industrial N.V.) and took effect on January 1, 2011. See the following paragraph Effects of the Demerger for further details.

•	On May 24, 2011, Fiat acquired an additional 16 percent (on a fully-diluted basis) of the capital of its associate Chrysler, increasing its interest to 46 percent (on a fully-diluted basis). As a result of the potential voting rights associated with options that became exercisable on that date, Fiat was deemed to have acquired control of Chrysler for purposes of consolidation. The operating activities from this acquisition date through May 31, 2011 were not material to Fiat. As such, Chrysler was consolidated on a line-by-line basis by Fiat with effect from June 1, 2011. Subsequently, on July 21, 2011 Fiat completed the purchase of the 6.031 percent and 1.508 percent fully-diluted ownership interests in Chrysler held by the U.S. Treasury and the Canadian Government respectively. As a result of a series of transactions between 2011 and early 2014 that were contemplated in the Chrysler governance documents (forming part of the broader strategic alliance entered into between Fiat and Chrysler in 2009) and certain other agreements, at the date of this document Fiat owns 100 percent of Chrysler’s membership interests. See the following paragraph Investment in Chrysler for further details.

•	On June 29, 2011, Fiat acquired a 50 percent interest in VM Motori group for a consideration of €34 million. The company was a joint venture with General Motors in the powertrain sector specialized in the production of auto engines, industrial engines and related spare parts. Moreover Fiat was party to a put and call agreement with General Motors under which two years after the date of this acquisition Fiat will have the right to buy the residual interest in VM Motori from General Motors and General Motors had a put option to sell its interest in VM Motori to Fiat if certain conditions occur. This interest was consolidated by using the equity method from that date and until the July 1, 2013 when, the above mentioned call option became exercisable for Fiat. At that date, Fiat, through its wholly owned subsidiary Fiat Group Automobiles S.p.A., acquired control of the VM Motori group. The company was therefore consolidated on a line-by-line basis. On the same date, General Motors, holding the 50 percent remaining interest in VM Motori, notified Fiat of the exercise of its put option to sell its interest, subject to the approval of the relevant anti-trust authorities. The transaction closed on October 28, 2013 with the payment of purchase consideration of €34 million. Other option rights existing at that date expired unexercised. At December 31, 2013, the purchase price allocation was completed with the recognition of goodwill for €15 million. Amounts of fair valued assets and liabilities acquired are disclosed, where significant, in the relevant Notes as a Change in the scope of consolidation.

•	From April 2012, as a result of changes in the Fiat India Automobiles Limited (“FIAL”) shareholding agreements, the Group started to classify this entity as a Joint operation and recognized its share of assets, liabilities, revenues and expenses instead of accounting for the Group’s interests under the equity method.

•

On July 26, 2012, as part of the discussions which began in 2011 on the future of the Fiat-PSA Peugeot Citroën joint ventures, the Group entered into an agreement with PSA Peugeot Citroën providing for the

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

transfer of its interest in the company Sevelnord Société Anonyme at a symbolic value. In accordance with IFRS 5, from June 2012 the Group reclassified its investment in Sevelnord Société Anonyme within assets held for sale and measured it at fair value, by recognizing an unusual loss of €91 million.

•	From November 2013, the investment in the Brazilian company, CMP Componentes e Modulos Plasticos Industria e Comercio Ltda, which was previously classified as held for sale on acquisition, has been consolidated on a line by line basis as a result of changes in the plans for its sale.

•	From December 2013, the assets and liabilities related to a subsidiary consolidated by the Components segment (Fonderie du Poitou Fonte S.A.S.) were reclassified as Assets and liabilities held for sale (Note 22).

Effects of the Demerger

As the Demerger qualifies as a transaction between parties under common control, it is outside the scope of IFRIC 17 – Distributions of Non-cash Assets to Owners. Accordingly, the Demerger has been accounted for in the Consolidated financial statements of the Group based on the carrying amounts of the assets and liabilities derecognized as a result of the Demerger. Fiat S.p.A. shareholders were granted, without consideration, one share in Fiat Industrial S.p.A. for each share of the same class they held in Fiat S.p.A.

The following table summarizes the effects of the Demerger:

	Share capital	Treasury shares	Other reserves	Cash flow hedge	Currency translation differences	Available- for-sale financial assets	Remeasure - ment of defined benefit plans	Cumulative share of OCI of equity method investees	Non- controlling interests	Total
					(€ million)
Direct effect of the Demerger.	(1,913)	-	(1,673)	23	(398)	-	-	(31)	(724)	(4,716)
Effects of the Demerger on treasury shares and on Fiat S.p.A. reserve for share-based payments		368	(185)	-	-	-	-	-	-	183

Direct effects of the Demerger

The carrying amount of the net assets transferred from Fiat S.p.A. to Fiat Industrial S.p.A., amounting to €4,716 million, which resulted in a reduction in equity in the Consolidated financial statements based either on specific allocation of assets and liabilities relating to the Fiat Industrial Group or on a proportional basis as follows:

•	Share capital was reduced by €1,913 million, through a pro-rata reduction of the par value of shares by €1.5 per share (from €5.00 per share to €3.50 per share),

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

•	Other reserves were reduced by €1,673 million as follows:

–	legal reserve was reduced by €215 million based on a shareholders’ resolution,

–	additional paid-in capital reserve was reduced by €462 million based on a shareholders’ resolution, and
–	retained earnings reserve was reduced by €996 million based on a shareholders’ resolution and consolidation effects.

•	Cash flow hedge, Currency translation differences, Cumulative share of OCI of equity method investees and non-controlling interest was derecognized based on the historical amounts of the Fiat Industrial Group in the Consolidated Financial Statements.

Effects of the Demerger on treasury shares and on Fiat S.p.A. reserve for share-based payments

As a result of the transaction, Fiat S.p.A. received 38,568,458 ordinary shares in Fiat Industrial S.p.A. corresponding to the number of treasury shares held at that date. The Group recognized a financial asset, reclassified from treasury shares recorded in equity, amounting to €368 million based on a pro-rata basis using the initial trading prices of the Fiat S.p.A. and Fiat Industrial S.p.A. shares. The difference between the initial recognition of the financial assets measured at fair value and €368 million amounted to €21 million which was recorded in Other reserves.

The stock option plans and the stock grant plans outstanding at December 31, 2010 were linked to Fiat S.p.A. As a result of the Demerger, the board of directors amended the stock option plans and stock grant plans to allow its beneficiaries to receive one Fiat S.p.A. ordinary share and one Fiat Industrial S.p.A. ordinary share, for each right held, all other conditions remained unchanged. This change required that the stock option and stock grant plans be accounted for as compound financial instruments and in particular that the Reserve for share-based payments at the date of the Demerger be separated into a liability component (right to receive one Fiat Industrial S.p.A. ordinary share) and an equity component (right to receive one Fiat S.p.A. ordinary share). This led to the reclassification of a portion of the share-based payments reserve to liabilities for share-based payments. At the same time, the liability was aligned to fair value (amounting to €164 million) with a corresponding entry made to Other reserves.

Investment in Chrysler

On June 10, 2009 through its wholly owned subsidiary Fiat North America LLC (“FNA”), Fiat obtained a 20 percent ownership interest in Chrysler in exchange for specific intellectual property (“IP”) contributed to Chrysler in the form of licenses in North America. Those membership interests were granted to Fiat as contemplated in the Chrysler governance documents and in connection with a transaction contemplated by the master transaction agreement pursuant to Section 363 of the U.S. Bankruptcy Code, which is referred to as the “363 Transaction”. Those interests were recognized by Fiat as an interest in associate and accounted for under the equity method.

Under the Chrysler governance documents, Fiat was also granted the opportunity of increasing its ownership interest in Chrysler by a further 15 percent subject to the achievement of three specific events (the “Performance Events”). Assignment of these additional ownership interests did not require payment of any cash consideration by Fiat and would be granted in three tranches of 5 percent each, subject to certain pre-established technological, distribution, and ecological targets being achieved. Should one or more of those targets not be

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

reached, Fiat would, in any event, have the option to purchase, at a price determined using a pre-established market-based formula, the percentage interest corresponding to the objective(s) not reached (the Alternative call option).

The technological event and the distribution events occurred in 2011 and Fiat increased its membership interest to 25 percent in January 2011 and to 30 percent in April 2011, respectively.

In addition, under the Chrysler governance documents, Fiat was also granted the following rights on Chrysler’s remaining ownership interests:

•	the Incremental Equity Call Option pursuant to which Fiat was entitled to acquire additional membership interests enabling it to increase its ownership interest in Chrysler by up to 16 percent in aggregate. This call option was originally exercisable during the period from 1 January 2013 to 30 June 2016;

•	the UST Call Option, pursuant to which Fiat was entitled to purchase the entire interest held in Chrysler by the U.S. Treasury, exercisable for a period of 12 months following the full repayment by Chrysler of the U.S. Treasury loans;

•	the VEBA Trust Call Option, that was exercisable from July 1, 2012 to June 30, 2016, and covered up to 40 percent of the membership interests held by the VEBA Trust, less any membership interests previously transferred under the Equity Recapture Agreement described below, and could be exercised for no more than 8 percent of such membership interests in any six month period. The price of the membership interests acquired in connection with the exercise of the VEBA Trust Call Option was dependent on whether or not a Chrysler Group Initial Public Offering (“IPO”) was completed at the time the option is exercised;

On May 24, 2011, and in connection with Chrysler’s repayment of the U.S. Treasury and Canada Government credit facilities, Fiat exercised its Incremental Equity Call Option to acquire an additional 16 percent fully-diluted ownership interest in Chrysler. Fiat contributed U.S.$1,268 million (€881 million) of cash to Chrysler for the issuance of the Class A Membership Interests. As a result of these transactions, FNA’s ownership interest in Chrysler Group increased to 46 percent on a fully-diluted basis. In connection with these transactions, Fiat acquired control of Chrysler, and accounted for this transaction as a business combination, as discussed below in the paragraph Accounting for the Chrysler’s business combination.

On July 21, 2011, Fiat acquired the 6.031 percent fully-diluted ownership interest in Chrysler held by the U.S. Treasury for U.S.$500 million (€351 million) by exercising the UST call option, and acquired all of the residual ownership interests held by the Canadian Government for U.S.$125 million (€87 million), which represented approximately 1.5 percent of the fully-diluted ownership interest in Chrysler Group. Finally, on the same date Fiat acquired the U.S. Treasury’s rights under the Equity Recapture Agreement between the U.S. Treasury and the VEBA Trust for U.S.$75 million (€56 million), of which U.S.$15 million (€11 million) was paid to the Canadian Government pursuant to a separate arrangement between the U.S. Treasury and the Canadian Government.

The Equity Recapture Agreement provided Fiat the rights to the economic benefit associated with the membership interests held by the VEBA Trust once the VEBA Trust received proceeds, including certain distributions, in excess of U.S.$4.25 billion plus 9 percent per annum from January 1, 2010 (“Threshold Amount”). Once the VEBA Trust had received the Threshold Amount, any additional distributions payable to the VEBA Trust for its Chrysler membership interests and any membership interests retained by the VEBA Trust

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

were to be transferred to Fiat for no further consideration. In addition, Fiat had the right to acquire VEBA Trust’s entire membership interest in Chrysler at a price equivalent to the specified Threshold Amount, less any proceeds already received by the VEBA Trust on that interest.

In January 2012, Fiat’s ownership interest in Chrysler increased by an additional 5 percent on a fully-diluted basis when Chrysler Group notified the U.S. Treasury that it achieved the third and final Performance Event.

Fiat exercised its options to purchase a first tranche of VEBA’s equity interest in Chrysler on July 2, 2012 and a second tranche on January 3, 2013 – each representing approximately 3.3 percent of Chrysler’s outstanding equity. On 26 September 2012, following exercise of the first tranche, Fiat sought a declaratory judgment in the Delaware Chancery Court (“the Court”) to confirm the price to be paid. On July 8, 2013, Fiat exercised its option to purchase a third tranche of the interest, representing approximately 3.3 percent of Chrysler’s outstanding equity. On July 30, 2013, the Court granted Fiat’s motion for a judgment on the pleadings with respect to two issues in dispute. The Court also denied, in its entirety, the VEBA’s cross-motion for judgment on the pleadings. Other disputed items remain open, as the Court ordered additional discovery on these issues.

As of December 31, 2013, FIAT held a 58.5 percent ownership interest in Chrysler and the VEBA Trust held the remaining 41.5 percent. As described in Note 36, on January 1, 2014, Fiat S.p.A. announced an agreement with the VEBA Trust, under which its wholly-owned subsidiary, FNA, acquired all of the VEBA Trust’s equity membership interests in Chrysler, representing the remaining 41.5 percent of Chrysler. The transaction closed on January 21, 2014. In consideration for the sale of its membership interests in Chrysler, the VEBA Trust received an aggregate consideration of U.S.$3,650 million (€2,691 million) consisting of a special distribution paid from available cash on hand by Chrysler to its members, in an aggregate amount of U.S.$1,900 million or €1,404 million (FNA directed its portion of the special distribution to the VEBA Trust as part of the purchase consideration), and a payment from FNA for the remainder of U.S.$1,750 million (€1,287 million) in cash purchase consideration to the VEBA Trust. At the date of publication of this document, therefore, Fiat holds a 100 percent interest in Chrysler and all previously mentioned unexercised rights (VEBA Trust Call Option and Equity Recapture Agreement) existing in respect to Fiat’s investment in Chrysler have lapsed. As part of the transactions, FNA and the VEBA Trust dismissed with prejudice the proceedings before the Court with respect to the interpretation of the call option agreement.

Accounting for the Chrysler business combination

As explained above, on June 10, 2009 through its wholly owned subsidiary FNA, Fiat obtained a 20 percent membership interest in Chrysler in exchange for specific IP contributed in the form of licenses in North America. Fiat moreover was also granted the right to increase its ownership interest in Chrysler by a further 15 percent subject to the occurrence of three Performance Events. The initial IP contribution leading to the recognition of the initial 20 percent interest and of the right to receive the further 15 percent membership interest in Chrysler was measured at fair value by the Group and recognized as unusual income/(expense) after offsetting 35 percent of the gain not realized with third parties. The residual 65 percent gain was considered unrealized by the Group as, due to Chrysler’s dividend restrictions arising from the financial liabilities outstanding at that time, it was not possible to estimate when the economic benefits of the transaction would flow to the Group. This residual gain was, therefore, deferred against the carrying amount of the initial interest in Chrysler and the rights referred to above were consequently measured at zero. Following initial recognition, the interest in Chrysler was subsequently measured under the equity method. Under this method, since the interest had been initially recognized at zero, the Group was not required to recognize any portion of future losses incurred by the associate

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

as it had no obligation to settle them. For any profit subsequently reported by Chrysler, the Group could only recognize the portion of profit in excess of losses not recognized in prior periods.

Finally, as explained above the Group received the Incremental Equity Call Option, the UST Call Option and the VEBA Trust Call Option whose prices were not fixed but to be determined using the same pre-established market-based formula and therefore deemed equivalent to a fair value of the underlying asset at the date of exercise. These options were therefore recognized on a fair value basis at zero.

Immediately prior to the business combination, the carrying amount of Fiat’s previously held 30 percent equity interest in Chrysler was zero due to cumulative losses recognized by Chrysler.

Chrysler was consolidated on a line-by-line basis upon obtaining control due to increasing the ownership to 46 percent (on a fully-diluted basis) in addition to the potential voting rights associated with options that became exercisable on the same date. Control was obtained on May 24, 2011, or the Acquisition Date, and Chrysler was consolidated from June 1, 2011.

The consolidation of Chrysler Group was accounted for as a business combination achieved in stages using the acquisition method of accounting as follows: (effects in U.S.$ translated into Euros using the exchange rate of 1.4385 at the Acquisition Date):

•	The previously held 30 percent ownership interest in Chrysler initially recognized at zero by Fiat was remeasured at fair value at the Acquisition Date and the resulting gain of €1,729 million (U.S.$2,487 million) was recognized in the Consolidated income statement as an Unusual income/(expense). The fair values of the previously held equity interest were determined based on the fair value of Chrysler’s total membership interest as of the Acquisition Date. This was determined based on the purchase price of U.S.$500 million (€351 million) Fiat negotiated with the U.S. Treasury to acquire their 6.031 percent membership interest in Chrysler agreed on early June 2011. The purchase price, which represented an arm’s length agreement, implied Chrysler’s total equity was valued at U.S.$8,290 million (€5,763 million).

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

•	The identifiable assets acquired and identifiable liabilities assumed were measured at their Acquisition Date fair value, with certain exception as provided in the applicable accounting guidance. The measurement process was completed in December 2011 as follows:

	At the Acquisition Date
	(U.S.$ million)	(€ million)
Intangible assets	5,059	3,517
Property, plant and equipment	13,863	9,637
Investments and other financial assets	435	302
Leased assets	331	230
Defined benefit plan assets	90	63
Deferred tax assets	65	45
Total Non-current assets	19,843	13,794
Inventories	5,651	3,928
Trade receivables	1,765	1,227
Receivables from financing activities	21	15
Current tax receivables	123	86
Other current assets	993	690
Current financial assets	127	88
Cash and cash equivalents	9,358	6,505
Total Current assets	18,038	12,539

Total assets acquired (a)	37,881	26,333

Provisions	14,159	9,843
Deferred tax liabilities	772	536
Debt	13,659	9,495
Other financial liabilities	112	78
Other current liabilities	5,029	3,496
Current tax payables	21	15
Trade payables	8,298	5,769

Total liabilities assumed (b)	42,050	29,232

Net assets acquired (liabilities assumed) (a)-(b)	(4,169)	(2,899)

•	Non-controlling interests of 54 percent on a fully-diluted basis, were recognized at fair value in accordance with paragraph 19(a) of IFRS 3 at an amount of €3,112 million (U.S.$4,477 million) determined with reference to the above-stated fair value of Chrysler’s total membership interest.

•	Goodwill was determined at the end of the measurement period as follows:

		At the Acquisition Date
		(U.S.$ million)	(€ million)
Consideration paid for the acquisition of the additional 16% ownership interest	+	1,268	881
Fair value of the previously held ownership interest (30%)	+	2,487	1,729
Value attributed to non-controlling interests	+	4,477	3,112
Net assets acquired/(net liabilities assumed)	-	(4,169)	(2,899)

Goodwill	=	12,401	8,621

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

The goodwill was primarily attributable to the favorable earnings expectations for Chrysler, set out in the 2010-2014 business plan presented in November 2009 by Chrysler and validated by subsequent results, in addition to synergies achievable through increased integration with Fiat.

•	Fiat’s contractual right to receive an additional 5 percent ownership interest in Chrysler on the occurrence of the third Performance Event, previously recognized at zero, was recognized under Other investments and financial assets at fair value at June 1, 2011 as the occurrence of this event was determined to be virtually certain. The resulting gain of €288 million (U.S.$415 million) was recognized in the Consolidated income statement as Unusual income/(expense). Fair value was also based on the above-stated fair value of Chrysler’s total membership interest.

•	The consideration paid excluded costs relating to obtaining control totaling approximately €5 million, which were recognized in the Consolidated income statement as Unusual income/(expense) and were as follows:

	At the Acquisition Date
	(U.S.$ million)	(€ million)
Consideration paid	1,268	881

Net cash outflows/(inflows) on acquisition:
Consideration paid	1,268	881
Cash and cash equivalents acquired	(9,358)	(6,505)

Total net cash inflows on acquisition	(8,090)	(5,624)

In 2011 the acquired business contributed net revenues to Fiat Group of €22,465 million and a profit of €645 million (of which €291 million attributable to non-controlling interests). Had the Group obtained control of Chrysler on January 1, 2011, assuming that Chrysler had also repaid its U.S. Treasury and Canadian government loans and completed the concurrent refinancing on that date, Fiat Group would have reported net revenues of approximately €75 billion and a Net Profit of approximately €2 billion in 2011.

After the Chrysler business combination, the other outstanding rights on Chrysler’s non-controlling interests, the VEBA Trust Call Option and the acquired Equity Recapture Agreement, were recognized in the group Consolidated financial statement at cost, since during this period (i) the variability in the range of reasonable fair value estimates was significant for these instruments and (ii) the probabilities that were used to weight the various estimates in the range of fair values cannot be reasonably established and used in estimating fair value (see Note 16). The Equity Recapture Agreement was written-off at December 31, 2013, due to the acquisition of the remaining interest in Chrysler. See also Note 36.

Significant assumption used in the valuation of Chrysler’s assets and liabilities

The significant assumptions related to the valuation of Chrysler’s assets and liabilities recorded in connection with the consolidation are discussed below.

Trade Receivables

The Group recorded trade receivables at a fair value of U.S.$1,765 million (€1,227 million), which takes into account the risk that not all contractual amounts will be collected. Contractual amounts due to us for acquired trade receivables amounted to U.S.$1,850 million (€1,286 million). Due to the short-term nature of the acquired trade receivables, management did not expect cash collections for trade receivables to differ materially from the fair value recognized.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Inventories

The Group recorded inventories at a fair value of U.S.$5,651 million (€3,928 million), which was determined as follows:

•	Finished products were determined based on the estimated selling price of finished products on hand less costs to sell, including disposal and holding period costs, as well as a reasonable profit margin on the selling and disposal effort for each specific category of finished products being evaluated;

•	Work in process was determined based on the estimated selling price once completed less total costs to complete the manufacturing process, costs to sell including disposal and holding period costs, as well as a reasonable profit margin on the remaining manufacturing, selling and disposal effort; and

•	Raw materials were determined based on current replacement cost.

Property, Plant and Equipment

The Group recorded property, plant and equipment, which includes land, buildings, leasehold improvements, machinery, equipment, construction in progress and special tooling, at a fair value of U.S.$13,863 million (€9,637 million). The fair value was based on the premise of highest and best use.

The cost approach was applied in determining fair value for certain assets related to buildings, leasehold improvements and the majority of our machinery, equipment and special tooling. This method considers the amount required to construct or purchase a new asset of equal utility at current prices, with adjustments in value for physical deterioration, as well as functional and economic obsolescence. Economic obsolescence represents a loss in value due to unfavorable external conditions, such as the economics of the automotive industry as of May 25, 2011. Economic obsolescence was estimated based on expectations of the highest and best use of the property, plant and equipment, which generally contemplated an in-use valuation premise. Land was valued using the comparable sales method, which is a market approach that uses recent transactions for similar types of real property as a basis for estimating the fair value of the land acquired.

Leased assets

The Group recorded equipment and other assets on operating leases, for which Chrysler is the lessor, at a fair value of U.S.$331 million (€230 million), which was based on the market value of comparable assets.

Intangible Assets

The Group recorded intangible assets at a fair value of U.S.$5,059 million (€3,517 million). The following is a summary of the methods used to determine the fair value of our significant intangible assets:

•	The relief from royalty method was used to calculate the fair value of brand names of U.S.$3,580 million (€2,489 million). The significant assumptions used in this method included:

–	Forecasted revenue for each brand name (Chrysler, Jeep, Dodge, Ram and Mopar);

–	Royalty rates based on licensing arrangements for the use of brands and trademarks in the automotive industry and related industries;

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

–	Estimated tax expense a market participant would incur on the net royalties;

–	After-tax discount rates ranging from 14 percent to 25 percent based on an estimated WACC and adjusted for perceived business risks related to these intangible assets; and

–	Indefinite economic lives for the acquired brands.

•	The cost approach was used to calculate the fair value of the acquired dealer networks of U.S.$378 million (€263 million). The fair value of the acquired dealer networks was determined based on our estimated costs to re-create the dealer networks, which took into consideration an estimate of an optimal number of dealers.

•	The relief from royalty method was used to calculate the fair value of patented and unpatented technology of U.S.$293 million (€204 million). The significant assumptions used included:

–	Forecasted revenue for each technology category;

–	Royalty rates based on licensing arrangements for similar technologies and obsolescence factors by technology category;

–	Estimated tax expense a market participant would incur on the net royalties;

–	After-tax discount rates ranging from 16 percent to 20 percent based on an estimated WACC and adjusted for perceived business risks related to these developed technologies; and

–	Estimated economic lives, which ranged from 3 to 8 years.

•	The relief from royalty method was used to calculate the fair value of the Fiat IP previously contributed by FNA LLC in connection with the initial capitalization of Chrysler Group. This reacquired right had a fair value of U.S.$370 million (€257 million), based on the following significant assumptions:

–	Forecasts of revenues for vehicles expected to be manufactured in the future utilizing this intellectual property;

–	A royalty rate of 3 percent based on licensing arrangements for the use of technology in the automotive industry and related industries;

–	Estimated costs expected to be incurred to allow the Fiat IP to be used on vehicles sold in North America;

–	A discount rate of 15 percent commensurate with the perceived business risks related to the cash flows attributable to the Fiat IP; and

–	An estimated economic life of 10 years.

•	The Group recorded other intangible assets of U.S.$438 million (€304 million), which included the fair value of software, other intellectual property and favorable operating leases.

Provisions

The Group recorded provisions of U.S.$14,159 million (€9,843 million), which primarily included the following:

•	Provisions for employee benefits of U.S.$7,257 million (€5,045 million), measured in accordance with the accounting guidance for employee benefits discussed above.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

•	Certain warranty obligations of U.S.$1,990 million (€1,383 million) measured at fair value. Fair value was determined based on the expected future cash flows to satisfy the obligations, adjusted for a profit margin that would be required by a market participant to assume the obligations and discounted to a single present value using a discount rate that considers the timing of the expected cash flows and the non-performance risk of the obligations of 7.7 percent based on the timing of the claims and their relationship to other secured and unsecured obligations of the Company. The Group used Chrysler’s historical data regarding profit margins on its service contract business as a basis for estimating the profit margin a market participant would expect to earn on the assumed warranty obligations;

•	Various other provisions, including accrued sales incentives of U.S.$2,388 million (€1,660 million) measured at fair value; and

•	Various other contingent liabilities totaling U.S.$1,888 million (€1,312 million) primarily relating to certain pre-acquisition contingent liabilities assumed from Chrysler in the transaction. Pre-acquisition contingencies included U.S.$1,244 million (€865 million) for certain warranty obligations and U.S.$633 million (€440 million) relating to product liabilities, including various pending legal actions and proceedings arising in connection with Chrysler’s activities as an automotive manufacturer.

Warranty obligations related to voluntary service actions and recall actions to address various customer satisfaction, safety and emissions issues on past vehicle sales. Estimates of the future costs of these actions are inevitably imprecise due to numerous uncertainties, including the enactment of new laws and regulations, the number of vehicles affected by a service or recall action and the nature of the corrective actions. The estimated future costs of these actions are based primarily on historical claims experience for our vehicles.

Product liabilities and pending legal actions and proceedings arising from Chrysler’s activities as an automotive manufacturer included various legal proceedings, claims and governmental investigations which were pending on a wide range of topics, including: vehicle safety; emissions and fuel economy; dealer, supplier and other contractual relationships; intellectual property rights; product warranties; and environmental matters. Some of these proceedings allege defects in specific component parts or systems (including airbags, seats, seat belts, brakes, ball joints, transmissions, engines and fuel systems) in various vehicle models or allege general design defects relating to vehicle handling and stability, sudden unintended movement or crashworthiness. These proceedings seek recovery for damage to property, personal injuries or wrongful death and in some cases, include a claim for exemplary or punitive damages. Adverse decisions in one or more of these proceedings could require us to pay substantial damages, or undertake service actions, recall campaigns or other costly actions.

Debt

The Group recorded debt, including financial liabilities and capital leases, at a fair value of U.S.$13,659 million (€9,495 million). The U.S.$3.0 billion tranche B term loan maturing May 24, 2017 and Secured Senior Notes were issued immediately prior to the business combination. This provided market observable information to establish the fair values of these instruments at the Acquisition Date. The fair values of all other financial liabilities were calculated using a discounted cash flow methodology utilizing a synthetic credit rating to estimate the non-performance risk associated with our debt instruments, adjusted where appropriate for any security interests. Appropriate discount rates were

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

estimated by extrapolating market observable debt yields at the measurement dates. Financial liabilities primarily included the following:

•	VEBA Trust Note with an Acquisition Date fair value of U.S.$5,101 million (€3,546 million), (“VEBA Trust Note”);

•	Canadian Health Care Trust Notes with an Acquisition Date fair value of U.S.$1,112 million (€773 million);

•	Mexican development banks credit facility due 2025 with an Acquisition Date fair value of U.S.$439 million (€305 million).

•	Other various financial liabilities and capital lease obligations with fair values totaling U.S.$798 million (€555 million).

Refer to Note 27 of the accompanying Consolidated Financial Statements for additional information related to the nature, terms, and amounts of this debt.

Transactions with non-controlling interests

Transactions with non-controlling interests in the three-year period 2011-2013 were as follows:

•	On July 21, 2011, Fiat acquired the 6.031 percent fully-diluted ownership interest in Chrysler held by the U.S. Treasury for U.S.$500 million (€351 million) by exercising the UST call option, and acquired all of the residual ownership interests held by the Canadian Government for U.S.$125 million (€87 million), which represented approximately 1.5 percent of the fully-diluted ownership interest in Chrysler Group. Additionally, on the same date Fiat acquired the U.S. Treasury’s rights under the Equity Recapture Agreement between the U.S. Treasury and the VEBA Trust for U.S.$75 million (€56 million), of which U.S.$15 million (€11 million) was paid to the Canadian Government pursuant to a separate arrangement between the U.S. Treasury and the Canadian Government.

•	On January 2012, Fiat’s ownership interest in Chrysler increased by an additional 5 percent on a fully-diluted basis when Chrysler notified the U.S. Treasury that it achieved the third and final Performance Event.

•	On October 28, 2013, Fiat acquired the remaining 50 percent interests in VM Motori Group.

The effects of changes in ownership interests in Chrysler and VM Motori Group on the equity attributable to owners of the parent are as follows:

	2013	2012	2011
	(€ million)

Carrying amount of non-controlling interest acquired	36	200	426
Consideration paid to non-controlling interests	(34)	-	(438)
Other financial assets derecognized	-	(288)	-
Deferred tax liabilities recognized	-	-	(71)

Effect on the equity attributable to owners of the parent	2	(88)	(83)

In addition, as explained in Note 36, on January 21, 2014 Fiat acquired the remaining ownership interest of Chrysler (41.5 percent).

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

COMPOSITION AND PRINCIPAL CHANGES

For comparative purposes it should be noted that the Consolidated income statement for the year ended December 31, 2011 includes the operations of Chrysler for the seven months.

(1)	Net revenues

Net revenues are as follows:

	For the years ended December 31,
	2013	2012	2011
	(€ million)
Revenues from:
Sales of goods	82,815	80,101	55,751
Services provided	2,033	2,043	2,140
Contract revenues	1,038	1,078	977
Interest income of financial services activities	239	277	235
Lease installments from assets under operating leases	238	244	255
Other	261	22	201

Total Net revenues	86,624	83,765	59,559

Net revenues are attributed as follows:

	For the years ended December 31,
	2013	2012	2011
	(€ million)
Revenues in:
Italy	6,699	7,048	9,258
Rest of the world:
United States, Canada and Mexico	47,552	45,171	21,423
Brazil	8,431	9,839	9,860
China	4,445	2,700	1,557
Germany	3,054	3,167	3,158
France	1,956	2,042	2,251
UK	1,453	1,429	1,321
Argentina	1,439	1,179	1,046
Turkey	1,268	1,236	1,357
Spain	1,015	873	1,019
Other countries	9,312	9,081	7,309
Total Rest of the world	79,925	76,717	50,301

Total Net revenues	86,624	83,765	59,559

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

(2)	Cost of sales

Cost of sales in 2013, 2012 and 2011 amounted to €74,326 million, €71,473 million and €51,047 million, respectively, comprising mainly of expenses incurred in the manufacturing and distribution of vehicles and parts, of which, cost of materials and components are the most significant portion. The remaining costs principally include labor costs, consisting of direct and indirect wages, as well as depreciation of Property, plant and equipment, amortization of Other intangible assets relating to production and transportation costs.

Cost of sales also includes warranty and product-related costs, estimated at the time of sale to dealer networks or to the end customer. Depending on the specific nature of the recall, including the significance and magnitude, certain warranty costs incurred are reported as unusual expenses, where the Group believes that separate identification allows the users of the Consolidated financial statements to take them into appropriate consideration when analyzing the performance of the Group and assists them in understanding the Group’s financial performance year on year.

Cost of sales in 2013, 2012 and 2011 also includes €190 million, €158 million and €148 million, respectively, of interest cost and other financial expenses from financial services companies.

(3)	Selling, general and administrative costs

Selling costs in 2013, 2012 and 2011 amounted to €4,269 million, €4,367 million and €3,264 million, respectively, and mainly consist of marketing, advertising, and sales personnel costs. Marketing and advertising expenses consist primarily of media campaigns, as well as marketing support in the form of trade and auto shows, events, and sponsorship.

General and administrative costs in 2013, 2012 and 2011 amounted to €2,433 million, €2,408 million and €1,818 million, respectively, and mainly consist of administration expenses which are not attributable to sales, manufacturing or research and development functions.

(4)	Research and development costs

Research and development costs are as follows:

	For the years ended December 31,
	2013	2012	2011
	(€ million)
Research and development costs expensed during the year	1,325	1,180	755
Amortization of capitalized development costs	887	621	626
Write-down of costs previously capitalized	24	57	4

Total Research and development costs	2,236	1,858	1,385

Reference should be made to Note 14 for information on development costs capitalized.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

(5)	Result from investments

The net gain in 2013, 2012 and 2011, amounting to €84 million, €87 million and €131 million, respectively, mainly consists of the Group’s share in the Net profit/(loss) of equity method investees for €74 million (€74 million in 2012 and €146 million in 2011), and other income and expenses arising from investments measured at cost.

For a more detailed analysis of Result from investments by operating segment, reference should be made to the Note 34.

(6)	Gains/(losses) on the disposal of investments

In 2013, the Group recognized net gains on the disposal of investments of €8 million.

In 2012, the Group recognized a write-down of €91 million of the interest in Sevelnord Société Anonyme following its reclassification to Assets held for sale and subsequent transfer during the first quarter of 2013.

In 2011, Gains/(losses) on the disposal of investments amounted to a net gain of €21 million and included the gain of €8 million arising from the disposal of the investment in Fiat Switzerland to the CNH Industrial group.

(7)	Restructuring costs

Net restructuring costs amount to €28 million in 2013 and primarily relate to restructuring provisions in other minor business aggregated within Other activities for the purpose of segment reporting for €38 million, partially offset by the release of a restructuring provision previously made by the NAFTA segment for €10 million.

Net restructuring costs in 2012 amounted to €15 million and related to the EMEA segment for €43 million, the Components segment and Other activities for €20 million, partially offset by the release of restructuring provisions previously made by the NAFTA segment for €48 million.

Restructuring costs in 2011 amounted to €102 million and mainly related to the EMEA segment for €78 million and the Components segment for €16 million.

For a more detailed analysis of Restructuring provisions, reference should be made to Note 26.

(8)	Other unusual income/(expenses)

In 2013, Other unusual expenses amount to €686 million and mainly includes write-downs of €272 million as a result of the rationalization of architectures associated with the new product strategy, particularly for the Alfa Romeo, Maserati and Fiat brands; in particular, €226 million related to development costs and €46 million to tangible assets. In addition, in relation to the market expected trends, the assets of the cast-iron business in the Components segment (Teksid) were written down by €57 million. Moreover, there was a

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

€56 million write-off of the book value of the Equity Recapture Agreement Right considering the agreement closed on January 21, 2014 to purchase the remaining minority equity stake in Chrysler from the VEBA Trust (as described in Note 36). Other unusual charges also include for 2013 a €115 million charge related to the June 2013 voluntary safety recall for the 1993-1998 Jeep Grand Cherokee and the 2002-2007 Jeep Liberty, as well as the customer satisfaction action for the 1999-2004 Jeep Grand Cherokee. This item also includes a €59 million foreign currency translation loss recognized in the first quarter of 2013 related to the February 2013 devaluation of the official exchange rate of the Venezuelan Bolivar (“VEF”) relative to the U.S. dollar from 4.30 VEF per U.S. dollar to 6.30 VEF per U.S. dollar. During the second and third quarter of 2013, certain monetary liabilities, which had been submitted to the Commission for the Administration of Foreign Exchange (“CADIVI”) for payment approval through the ordinary course of business prior to the devaluation date, were approved to be paid at an exchange rate of 4.30 VEF per U.S. dollar. As a result, €12 million in the second quarter of 2013 and €4 million in the third quarter of 2013 of foreign currency transaction gains were recognized due to these monetary liabilities being previously remeasured at the 6.30 VEF per U.S. dollar at the devaluation date. See also Note 36 for recent developments regarding the VEF.

In 2012, Other unusual expenses of net €138 million mainly included €145 million of costs arising from disputes relating to operations terminated in prior years and costs related to the agreement with PSA Peugeot Citroën providing for the transfer of the Group’s interest in the company Sevelnord Société Anonyme at a symbolic value.

In 2011, Other unusual expenses, amounting to €855 million arising from the other segments (mainly EMEA) was principally the result of the process for the strategic realignment of the manufacturing and commercial activities of Fiat with those of Chrysler, which accelerated further after obtaining control, as well as the realignment of certain minor activities. The above-mentioned amount included the write-down of Goodwill by €224 million, of Development costs by €161 million, and of certain Property, plant and equipment by €307 million.

In 2013, Other unusual income amount to €187 million. This item mainly includes the impacts of a curtailment gain and plan amendments of €166 million with a corresponding net reduction to Chrysler’s pension obligation. During the second quarter of 2013, Chrysler amended its U.S. and Canadian salaried defined benefit pension plans. The U.S. plans were amended in order to comply with Internal Revenue Service regulations, cease the accrual of future benefits effective December 31, 2013, and enhance the retirement factors. The Canada amendment ceases the accrual of future benefits effective December 31, 2014, enhances the retirement factors and continues to consider future salary increases for the affected employees. An interim remeasurement was required for these plans, which resulted in an additional €509 million net reduction to the pension obligation, a €7 million reduction to defined benefit plan assets and a corresponding €502 million increase in Total Other comprehensive income/(loss).

In 2011, Other unusual income amounted to €2,100 million. Of this, €1,729 million related to the gain resulting from the measurement at fair value of the investment of 30 percent in Chrysler held before obtaining control and €288 million to the valuation of the right to receive an additional ownership interest of 5 percent following the occurrence of the third Performance Event. In 2011, Other unusual income also included a gain of €69 million on Other post-employment benefits arising from a plan amendment associated with a Chrysler legal services plan which terminated in 2013.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

(9)	Net financial income/(expenses)

The following table sets out details of the Group’s financial income and expenses, including the amounts reported in the Consolidated income statement within the Financial income/(expenses) line item, as well as interest income from financial services activities, recognized under Net revenues, and Interest cost and other financial charges from financial services companies, recognized under Cost of sales.

	For the years ended December 31,
	2013	2012	2011
Financial income:	(€ million)
Interest income and other financial income:	201	266	352
Interest income from banks deposits	153	180	211
Interest income from securities	8	14	8
Other interest income and financial income	40	72	133
Interest income of financial services activities	239	277	235
Gains on disposal of securities	4	2	2

Total Financial income	444	545	589

Total Financial income relating to:
Industrial companies (A)	205	268	354
Financial services companies (reported within Net revenues)	239	277	235

Financial expenses:
Interest expense and other financial expenses:	1,904	1,973	1,588
Interest expenses on bonds	959	921	818
Interest expenses on bank borrowing	367	382	249
Commission expenses	25	21	10
Other interest cost and financial expenses	553	649	511
Write-downs of financial assets	105	50	43
Losses on disposal of securities	3	9	11
Net interest expenses on employee benefits provisions	371	388	173

Total Financial expenses	2,383	2,420	1,815

Net (income)/expenses from derivative financial instruments and exchange rate differences	(1)	(84)	46

Total Financial expenses and net (income)/expenses from derivative financial instruments and exchange rate differences	2,382	2,336	1,861

Total Financial expenses and net (income)/expenses from derivative financial instruments and exchange rate differences relating to:
Industrial companies (B)	2,192	2,178	1,713
Financial services companies (reported with Cost of sales)	190	158	148

Net financial income/(expenses) relating to industrial companies (A-B)	(1,987)	(1,910)	(1,359)

Net financial expenses in 2013 (excluding the financial services companies) amount to €1,987 million (€1,910 in 2012 and €1,359 in 2011).

Net income/(expenses) from derivative financial instruments and exchange rate differences include net income of €31 million (net income of €34 million in 2012 and net expense of €108 million in 2011) arising from the equity swaps on Fiat S.p.A. and CNH Industrial N.V. (formerly Fiat Industrial S.p.A.) shares relating to certain stock option plans. These equity swaps expired in 2013.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

(10)	Tax (income)/expenses

Income taxes are as follows:

	For the years ended December 31,
	2013	2012	2011
	(€ million)
Current tax expense	615	691	591
Deferred tax (income)/expense	(1,570)	(71)	(25)
Taxes relating to prior periods	19	8	(32)

Total Tax (income)/expenses	(936)	628	534

In 2013 Total tax income amounts to €936 million, mainly as a result of the recognition of deferred tax assets related to Chrysler of €1,500 million, previously unrecognized due to uncertainties as to their recoverability.

In 2013, the Regional Italian Income Tax (“IRAP”) recognized within current taxes was €58 million (€64 million in 2012 and €72 million in 2011) and IRAP recognized within deferred tax costs was €11 million (€21 million in 2012 and -€8 million in 2011). In 2011 Income taxes also included non-recurring income relating to benefits arising from the recovery of prior year income taxes mainly related to benefits arising from the favorable outcome of certain tax proceedings.

The reconciliation between the theoretical income taxes calculated on the basis of the theoretical tax rate enacted in Italy for IRES (equal to 27.5 percent in 2013, 2012 and 2011) and income taxes recognized is as follows:

	For the years ended December 31,
	2013	2012	2011
	(€ million)
Theoretical income taxes	279	419	532
Tax effect on:
Recognition and utilization of previously unrecognized deferred tax assets	(1,745)	(529)	(181)
Permanent differences	8	(79)	1
Tax effect of non-taxable income recognized on obtaining control of Chrysler	-	-	(555)
Deferred tax assets not recognized and write-downs	380	472	522
Differences between foreign tax rates and the theoretical Italian tax rate and tax holidays	24	164	69
Taxes relating to prior years	19	8	(32)
Unrecognized withholding tax	84	95	73
Other differences	(54)	(7)	41

Total Tax (income)/expenses, excluding IRAP	(1,005)	543	470

Effective tax rate	-	35.7%	24.3%

IRAP (current and deferred)	69	85	64

Total Tax (income)/expenses	(936)	628	534

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Because the IRAP taxable basis differs from Profit before taxes, it is excluded from the above effective tax rate calculation.

In 2013, the Group’s effective tax rate includes a significant tax benefit and is not comparable to prior periods primarily due to Chrysler recognizing previously unrecognized deferred tax assets of €1,500 million. Excluding this effect, the effective tax rate of the Group in 2013 would have been 48.7 percent. The difference between the 2013 theoretical and effective income tax was primarily due to the above-mentioned recognition and utilization of previously unrecognised deferred tax assets of €1,734 million (€1,500 million of which was recognised in income taxes and €234 million in Other Comprehensive income/(loss)). These benefits were partially offset by the negative impact of €380 million arising from the unrecognized deferred tax assets on temporary differences and tax losses originating in the year.

In 2012, the Group’s effective tax rate was 35.7 percent. The difference between the theoretical and the effective income tax rate was due to the recognition and utilization of previously unrecognized deferred tax assets for €529 million, net of €472 million arising from the unrecognized deferred tax assets on temporary differences and tax losses originating in the year.

In 2011, the Group’s effective tax rate was 24.3 percent. The difference between the theoretical and the effective income tax rate was due to the recognition and utilization of previously unrecognized deferred tax assets of €181 million offset by the negative impact of €522 million arising from the unrecognized deferred tax assets on temporary differences and tax losses originating in the year. In addition, the 2011 effective tax rate was impacted by the tax effect of non-taxable income recognized on obtaining control of Chrysler arising from the fair value measurement of the 30 percent interest in Chrysler prior to obtaining control and from the fair value measurement of the right to receive an additional 5 percent interest in Chrysler, which had not been recognized as it related to temporary differences on the investment and other financial assets that are controlled by the Group and whose reversal was not deemed to be probable in the foreseeable future.

The Group recognizes in its Consolidated statement of Financial Position within Deferred tax asset, the amount of Deferred tax assets less the Deferred tax liabilities of the individual consolidated companies, where these may be offset. Amounts recognized are as follows:

	At December 31,

	2013	2012
	(€ million)

Deferred tax assets	2,903	1,747
Deferred tax liabilities	(278)	(801)

Net deferred tax assets	2,625	946

In 2013, net deferred tax assets increased by €1,679 million mainly due to the following:

•	€1,570 million increase for recognition of previously unrecognized Deferred tax assets and the recognition of Deferred tax assets on temporary differences originating during the year, net of the reversal of deferred taxes relating to previous years;
•	€212 million increase for recognition directly to Equity of net deferred tax assets;
•	offset by €98 million net decrease in Deferred tax assets due to exchange rate differences and other changes.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

The significant components of Deferred tax assets and liabilities and their changes during the year are as follows:

	At December 31, 2012	Recognized in Consolidated income statement	Charged to equity	Changes in the scope of consolidation	Translation differences and other changes	At December 31, 2013
	(€ million)
Deferred tax assets arising on:
Provisions	2,922	368	-	3	(355)	2,938
Provision for employee benefits	1,022	137	18	-	(46)	1,131
Intangible assets	381	(38)	-	1	(1)	343
Impairment of financial assets	228	13	-	-	(50)	191
Inventories	264	(1)	-	1	(3)	261
Allowances for doubtful accounts	90	18	-	-	2	110
Other	1,456	(224)	-	2	(25)	1,209

Total	6,363	273	18	7	(478)	6,183

Deferred tax liabilities arising on:
Accelerated depreciation	(1,354)	(128)	-	1	77	(1,404)
Capitalization of development costs	(1,211)	(252)	-	-	47	(1,416)
Other Intangible assets and Intangible assets with indefinite useful lives	(784)	48	-	(17)	113	(640)
Provision for employee benefits	(22)	-	-	(1)	3	(20)
Other	(527)	54	(23)	(2)	(64)	(562)

Total	(3,898)	(278)	(23)	(19)	176	(4,042)

Deferred tax asset arising on tax loss carry-forward	3,399	437	-	7	(33)	3,810
Unrecognized deferred tax assets	(4,918)	1,138	217	-	237	(3,326)

Total net Deferred tax assets	946	1,570	212	(5)	(98)	2,625

	At January 1, 2012	Recognized in Consolidated income statement	Charged to equity	Changes in the scope of consolidation	Translation differences and other changes	At December 31, 2012
	(€ million)
Deferred tax assets arising on:
Provisions	3,097	162	-	11	(348)	2,922
Provision for employee benefits	1,374	(50)	-	-	(302)	1,022
Intangible assets	419	(38)	-	-	-	381
Impairment of financial assets	212	12	-	-	4	228
Inventories	229	15	-	-	20	264
Allowances for doubtful accounts	85	9	-	-	(4)	90
Other	571	(8)	3	37	853	1,456

Total	5,987	102	3	48	223	6,363

Deferred tax liabilities arising on:
Accelerated depreciation	(1,733)	35	-	(1)	345	(1,354)
Capitalization of development costs	(800)	(140)	-	-	(271)	(1,211)
Other Intangible assets and Intangible assets with indefinite useful lives	-	(89)	-	-	(695)	(784)
Provision for employee benefits	(19)	(2)	-	-	(1)	(22)
Other	(1,357)	58	(24)	(4)	800	(527)

Total	(3,909)	(138)	(24)	(5)	178	(3,898)

Deferred tax asset arising on tax loss carry-forward	3,215	392	-	(20)	(188)	3,399
Unrecognized deferred tax assets	(4,363)	(285)	-	(19)	(251)	(4,918)

Total net Deferred tax assets	930	71	(21)	4	(38)	946

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

The decision to recognize Deferred tax assets is made for each company in the Group by assessing critically whether the conditions exist for the future recoverability of such assets by taking into account the basis of most recent forecasts from budgets and plans. In this regard at December 31, 2013, in view of the results achieved by Chrysler, of the continuous improvement of its product mix and of its trends in international sales and its implementation of new vehicles, together with the consolidation of the alliance between Fiat and Chrysler, after Fiat obtained full control at the beginning of 2014, the Group recognized previously unrecognized deferred tax assets of €1,734 million, of which €1,500 million was recognized in Income taxes and €234 million in Other comprehensive income/(loss). Moreover, in respect to the Group’s Italian entities, at December 31, 2013, despite a tax loss in the Italian tax consolidation, the Group continued to recognize Deferred tax assets of €1,016 million (€1,063 million at December 31, 2012) on the basis of the future taxable income expected to arise in future periods and taking into account that these tax losses can be carried forward indefinitely.

At December 31, 2013, the Group had deferred tax assets on deductible temporary differences of €6,183 million (€6,363 million at December 31, 2012), of which €435 million was not recognized (€2,445 million at December 31, 2012). At the same date the Group had also theoretical tax benefit on losses carried forward of €3,810 million (€3,399 million at December 31, 2012), of which €2,891 million was unrecognized (€2,473 million at December 31, 2012). At December 31, 2013, net deferred tax assets included the amount of €919 million in respect of benefits on unused tax losses carry-forwards (€926 million at December 31, 2012).

Deferred taxes on the undistributed earnings of subsidiaries have not been recognized, except in cases where it is probable the distribution will occur in the foreseeable future.

Total deductible and taxable temporary differences and accumulated tax losses at December 31, 2013, together with the amounts for which deferred tax assets have not been recognized, analyzed by year of expiration, are as follows:

		Year of expiration
	Total at December 31, 2013	2014	2015	2016	2017	Beyond 2017	Unlimited/ indeterminable
	(€ million)

Temporary differences and tax losses relating to corporate taxation:

Deductible temporary differences	18,804	4,997	1,738	1,641	1,804	8,624	-
Taxable temporary differences	(11,607)	(1,133)	(1,396)	(1,229)	(1,218)	(5,363)	(1,268)
Tax losses	13,555	86	16	303	31	1,556	11,563
Amounts for which deferred tax assets were not recognized	(11,545)	(685)	(90)	(193)	(136)	(171)	(10,270)

Temporary differences and tax losses relating to corporate taxation	9,207	3,265	268	522	481	4,646	25

Temporary differences and tax losses relating to local taxation (i.e. IRAP in Italy):
Deductible temporary differences	18,582	3,923	1,946	2,248	2,067	8,398	-
Taxable temporary differences	(15,154)	(1,193)	(1,634)	(1,540)	(1,529)	(6,937)	(2,321)
Tax losses	1,091	2	3	9	54	234	789
Amounts for which deferred tax assets were not recognized	(1,168)	(124)	(30)	(21)	(13)	(211)	(769)

Temporary differences and tax losses relating to local taxation	3,351	2,608	285	696	579	1,484	(2,301)

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

(11)	Other information by nature

Personnel costs in 2013, 2012 and 2011 amounted to €9,471 million, €9,256 million and €6,708 million, respectively, these amounts include costs that were capitalized mainly in connection to the product development activities.

In 2013, Fiat Group had an average number of employees of 223,658 (208,835 employees in 2012 and 195,404 employees in 2011).

(12)	Earnings per share

As explained in Note 23, until May 21, 2012 the share capital of Fiat S.p.A. was represented by three classes of shares (ordinary shares, preference shares and savings shares) each of which had different dividend rights. In accordance with the resolution adopted at the extraordinary session of Shareholders’ General Meeting of April 4, 2012, as all the necessary conditions precedent had been satisfied, the mandatory conversion of all 103,292,310 Fiat S.p.A. preference shares and 79,912,800 Fiat S.p.A. savings shares into 157,722,163 Fiat S.p.A. ordinary shares took place on May 21, 2012. The conversion ratio was 0.850 ordinary shares per preference share and 0.875 ordinary shares per savings share.

Basic earnings per share

The basic earnings per share for 2013 is determined by dividing the Profit attributable to the equity holders of the parent company, by the weighted average number of ordinary shares outstanding during the period taking into account the number of ordinary shares existing after the conversion. For 2012, the basic earnings per share takes into account the above-mentioned conversion by dividing the Profit attributable to the equity holders of the parent, by the weighted average number of ordinary shares outstanding during the period (assuming conversion occurred at the beginning of the year).

The following table provides the amounts used in the calculation of basic earnings per share for the years ended December 31, 2013 and 2012:

			For the years ended December 31,
			2013	2012
			Ordinary shares	Ordinary shares
Profit attributable to owners of the parent	€	million	904	44
Weighted average number of shares outstanding		thousand	1,215,921	1,215,828

Basic earnings per share		€	0.744	0.036

In order to calculate the earnings per share for 2011 the three different classes of shares, together with their different dividend rights have been taken into account. For this purpose, the Profit attributable to the equity holders of the parent company had been adjusted by the amount of the dividends that would be contractually due to each class of shares in the theoretical event of a total distribution of profits and the amount allocated to each class of shares was then divided by the weighted average number of shares for the period. The following table provides the amounts used in the calculation of basic earnings per share for the year ended December 31, 2011.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

			For the year ended December 31, 2011
			Ordinary shares	Preference shares	Savings shares	Total
Profit attributable to owners of the parent	€	million				1,199
Theoretical preference right	€	million	-	23	17	40
Profit attributable to all classes of shares	€	million	1,014	76	69	1,159

Profit attributable to each class of shares	€	€ million	1,014	99	86	1,199
Weighted average number of shares outstanding		thousand	1,054,007	103,292	79,913	1,237,212

Basic earnings per share		€	0.962	0.962	1.071

Diluted earnings per share

In order to calculate the diluted earnings per share, the average number of outstanding shares has been increased to also take into consideration the theoretical effect that would arise if all the share-based payment plans were exercised. No other instruments could potentially dilute the basic earnings per share in the future as all contingently issuable shares existing under the stock grant plan were included in the calculation of the diluted earnings per share for the three periods presented. There were no instruments that were excluded from the calculation of diluted earnings per share for the periods presented because they were antidilutive.

The following table provides the amounts used in the calculation of diluted earnings per share for the years ended December 31, 2013 and 2012:

			For the years ended December 31,
			2013	2012
			Ordinary shares	Ordinary shares
Profit attributable to shares	€	million	904	44
Weighted average number of shares outstanding		thousand	1,215,921	1,215,828
Number of shares deployable for stock option plans linked to Fiat S.p.A. plans		thousand	6,005	4,843
Number of shares deployable for stock grant plans linked to Fiat S.p.A. shares		thousand	7,000	5,197

Weighted average number of shares for diluted EPS		thousand	1,228,926	1,225,868

Diluted earnings per share		€	0.736	0.036

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

The following table provides the amounts used in the calculation of diluted earnings per each class of share (ordinary, preference and savings shares of Fiat S.p.A.) for the year ended December 31, 2011:

			For the year ended December 31, 2011
			Ordinary shares	Preference shares	Savings shares	Total
Profit attributable to each class of shares	€	million	1,015	99	85	1,199
Weighted average number of shares outstanding		thousand	1,054,007	103,292	79,913	1,237,212
Number of shares deployable for stock option plans linked to Fiat S.p.A. plans		thousand	5,677	-	-	5,677
Number of shares deployable for stock grant plans linked to Fiat S.p.A. shares		thousand	4,000	-	-	4,000

Weighted average number of shares for diluted EPS		thousand	1,063,684	103,292	79,913	1,246,889

Diluted earnings per share		€	0.955	0.955	1.063

(13)	Goodwill and intangible assets with indefinite useful life

Changes Goodwill and intangible assets with indefinite useful life were as follows:

	At December 31, 2012	Change in the scope of consolidation	Impairment losses	Translation differences and other changes	At December 31, 2013
	(€ million)
Gross amount	10,645	15	-	(377)	10,283
Accumulated impairment losses	(413)	-	-	(30)	(443)

Goodwill	10,232	15	-	(407)	9,840

Brands	2,717	-	-	(117)	2,600

Total Goodwill and intangible assets with indefinite useful lives	12,949	15	-	(524)	12,440

	At January 1, 2012	Change in the scope of consolidation	Impairment losses	Translation differences and other changes	At December 31, 2012
	(€ million)
Gross amount	10,864	1	-	(220)	10,645
Accumulated impairment losses	(421)	-	-	8	(413)

Goodwill	10,443	1	-	(212)	10,232

				-
Brands	2,770	-	-	(53)	2,717

Total Goodwill and intangible assets with indefinite useful lives	13,213	1	-	(265)	12,949

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Foreign exchange effects in 2013 and in 2012 arose mainly from changes in the U.S. dollar/Euro rate and amount to €524 million and €265 million, respectively.

Changes in the scope of consolidation in 2013 include the effects of the consolidation of the VM Motori group from July 1, 2013, as discussed in the section Scope of consolidation.

Brands

Brands arise from the NAFTA operating segment and comprise the Chrysler, Jeep, Dodge, Ram and Mopar brands. These rights are protected legally through registration with government agencies and through the continuous use in commerce. As these rights have no legal, contractual, competitive or economic term that limits their useful lives, they are classified as intangible assets with indefinite useful lives, and are therefore not amortized.

For the purpose of impairment testing, Brands and Goodwill are tested jointly and the carrying amount of Brands is allocated to the NAFTA segment.

Goodwill

At December 31, 2013, goodwill includes €8,967 million for Chrysler (€9,372 million at December 31, 2012) and €786 million for Ferrari S.p.A (€786 million at December 31, 2012) resulted from their respective acquisitions.

Goodwill is allocated to operating segments or to CGUs within the operating segments as appropriate, in accordance with IAS 36 – Impairment of assets.

The following table presents the allocation of Goodwill across the segments:

	At December 31
	2013	2012
	(€ million)
NAFTA	7,330	7,661
APAC	968	1,012
LATAM	461	482
EMEA	208	217
Luxury Brands	786	786
Components	51	51
Other activities	36	23

Total Goodwill (net carrying amount)	9,840	10,232

In accordance with IAS 36, Goodwill is not amortized and is tested for impairment annually or more frequently if facts or circumstances indicate that the asset may be impaired. Impairment testing is performed by comparing the carrying amount and the recoverable amount of each CGU to which Goodwill has been allocated. The recoverable amount of a CGU is the higher of its fair value less costs to sell and its value in use.

The assumptions used in this process represent the management’s best estimate for the period under consideration. Goodwill allocated to the NAFTA segment represents approximately 75 percent of the Group’s total Goodwill. Additionally, all of the carrying value of the Group’s Brands was included within the NAFTA

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

segment as described before. The estimate of the value in use of the NAFTA segment for purposes of performing the annual impairment test was based on the following assumptions:

•	The expected future cash flows covering the period from 2014 through 2017 have been derived from the Chrysler business plan prepared in connection with the recent public offering process (then withdrawn after the Fiat acquisition of the securities proposed to be offered through a private transaction). More specifically, in making the estimates, expected EBITDA for the periods under consideration was adjusted to reflect the expected capital expenditure and monetary contributions to pension plans and other post-employment benefit plans. These cash flows relate to the CGU in its condition when preparing the financial statements and exclude the estimated cash flows that might arise from restructuring plans or other structural changes. Volumes and sales mix used for estimating the future cash flow are based on assumptions that are considered reasonable and sustainable and represent the best estimate of expected conditions regarding market trends and segment, brand and model share for the NAFTA segment over the period considered.

•	The expected future cash flows include a normalized terminal period used to estimate the future results beyond the time period explicitly considered. This terminal period was calculated by applying to the average 2014-2017 expected revenues, an EBITDA margin of the average of those estimated for 2014-2017; the EBITDA calculated in this way was then adjusted by a normalized amount of investments determined assuming a steady state business and by the expected monetary contributions to pension plans and post-employment benefit plans.

•	Pre-tax expected future cash flows have been estimated in U.S. Dollars, and discounted using a pre-tax discount rate appropriate for that currency, determined by using a base WACC of 16.0 percent (15.1 percent in 2012). The WACC used reflects the current market assessment of the time value of money for the period being considered and the risks specific to the segment under consideration. The WACC was calculated using the Capital Asset Pricing Model (“CAPM”) technique in which the risk free rate has been calculated by referring to the yield curve of long-term U.S. government bonds and the beta coefficient and the debt/equity ratio have been extrapolated by analyzing a group of comparable companies operating in the automotive sector. Additionally, to reflect the uncertainty of the current economic environment and future market conditions, the cost of equity component of the WACC was progressively increased by a 50 basis point risk premium for the years 2014 through 2016 and by 300 basis points in the terminal period.

The surplus between the value in use estimated as above and the book value of the net capital employed (inclusive of Goodwill and Brands allocated to the NAFTA segment) at December 31, 2013 amounts to approximately €560 million. A sensitivity analysis was performed by increasing the WACC determined as above by 0.5 percent, resulting in a surplus of approximately €200 million of the value in use over the carrying amount.

Impairment tests for other segments, where Goodwill was allocated, were based on the expected future cash flows covering the period from 2014 through 2017. The assumptions used to determine the pre-tax WACCs and the risk premiums were consistent with those described above for the NAFTA segment. Cash flows were measured in U.S. Dollars and base pre-tax WACCs of 14.9 percent (14.4 percent in 2012), 22.3 percent (17.2 percent in 2012) and 17.9 percent (16.4 percent in 2012) were used for the APAC, LATAM and EMEA segments, respectively. For these segments, after an increase of 0.5 percent in WACCs, the recoverable amounts still exceed their carrying amounts.

Within the Luxury Brands segment, the Ferrari operating segment was tested. The expected future cash flows are the operating cash flows taken from the estimates included in the 2014 budget and the expected business performance, taking account of the uncertainties of the global financial and economic situation,

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

extrapolated for subsequent years by using the specific medium/long-term growth rate for the sector equal to 1.0 percent (2.0 percent in 2012). These cash flows were then discounted using a post-tax discount rate of 8.35 percent (8.05 percent in 2012). The recoverable amount of the CGU to which the Ferrari Goodwill relates is significantly higher than its carrying amount; in addition, the exclusivity of the business, its historical profitability and its future earnings prospects indicate that this carrying amount will continue to be recoverable, even in the event of difficult economic and market condition.

Finally, given that impairment indicators existed in 2011 for certain CGUs within the Components segment and other minor CGUs within the EMEA segment, the Group tested the recoverability of the net carrying amount of certain goodwill allocated to these CGUs. The recoverable amount was estimated by calculating their value in use, meaning the present value of an estimate of future cash flows based on operating cash flows derived from the respective 2010-2014 strategic plans, suitably revised by management to take account of expected developments and also the integration of Fiat with Chrysler, extrapolated to subsequent years and discounted using specific rates, which took into consideration the specific risk of the individual CGUs. These revised economic valuations and estimates led to the write-down of goodwill by €224 million, fully recognized in the Consolidated income statement in 2011 under Other unusual income/(expenses). The impairment loss recognized related to the Components segment for €193 million and to the EMEA segment for €17 million. In the Components segment the same impairment testing led to the write-down of assets included in Property, plant and equipment (Note 15).

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

(14)	Other intangible assets

	Externally acquired development costs	Development costs internally generated	Patents, concessions and licenses	Other intangible assets	Total
	(€ million)
Gross carrying amount Balance at January 1, 2012	3,841	4,116	1,982	606	10,545
Additions	1,547	591	175	73	2,386
Change in the scope of consolidation	-	-	-	33	33
Divestitures	(4)	(51)	(35)	(47)	(137)
Translation differences and other changes	(157)	(19)	(22)	(27)	(225)

Balance at December 31, 2012	5,227	4,637	2,100	638	12,602

Additions	1,562	480	224	64	2,330
Change in the scope of consolidation	198	-	1	21	220
Divestitures	(5)	(304)	(19)	(2)	(330)
Translation differences and other changes	(123)	(159)	(21)	(100)	(403)

Balance at December 31, 2013	6,859	4,654	2,285	621	14,419

Accumulated amortization and impairment losses Balance at January 1, 2012	2,280	2,157	705	416	5,558
Change in the scope of consolidation	-	-	-	20	20
Amortization	234	387	208	59	888
Impairment losses	19	38	-	1	58
Divestitures	-	(45)	(34)	(46)	(125)
Translation differences and other changes	(97)	(21)	(4)	(20)	(142)

Balance at December 31, 2012	2,436	2,516	875	430	6,257

Change in the scope of consolidation	142	-	-	11	153
Amortization	479	408	213	48	1,148
Impairment losses	120	130	-	-	250
Divestitures	(1)	(286)	(18)	(1)	(306)
Translation differences and other changes	(11)	(90)	16	(72)	(157)

Balance at December 31, 2013	3,165	2,678	1,086	416	7,345

Carrying amount at January 1, 2012	1,561	1,959	1,277	190	4,987

Carrying amount at December 31, 2012	2,791	2,121	1,225	208	6,345

Carrying amount at December 31, 2013	3,694	1,976	1,199	205	7,074

Additions of €2,330 million in 2013 (€2,386 million in 2012) include development costs of €2,042 million (€2,138 million in 2012), consisting primarily of material costs and personnel related expenses relating to engineering, design and development focused on content enhancement of existing vehicles, new models and powertrain programs in NAFTA and EMEA segments.

In 2013, to reflect the new product strategy the Group wrote-down certain development costs by €250 million. This amount mainly includes €151 million for the EMEA segment, €32 million for the LATAM segment and €65 million for Maserati in connection with development costs on new Alfa Romeo, Fiat and

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Maserati products, which have now been switched to new platforms considered technologically more appropriate. Write-downs of development costs have been recognized as Other unusual expenses for €226 million and the remaining impairments of €24 million were recognized in Research and development costs. In 2012, the write-down of development costs amounted to €57 million and it was recognized within Research and development costs, as this was not related to strategic factors. In 2011 the Group wrote-down certain Development costs by €165 million. This was made necessary mainly by an assessment of the effects of a convergence towards the use of a reduced number of platforms common to Fiat and Chrysler, which were accelerated in the period after control of Chrysler was obtained. Of this amount, €4 million were recognized as Research and development costs and €161 million as Other unusual income (expenses) in the Consolidated income statement.

Change in the scope of consolidation in 2013 mainly includes the effects of the consolidation of the VM Motori group, as discussed in the section Scope of consolidation.

Foreign exchange losses of €243 million in 2013 principally reflect the changes in the U.S. dollar and Brazilian Real against the Euro. Foreign exchange losses of €88 million in 2012 principally reflected the devaluation of the U.S. dollar and Brazilian Real against the Euro, partially offset by the appreciation of the Polish Zloty against the Euro.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

(15)	Property, plant and equipment

	Land	Industrial buildings	Plant, machinery and equipment	Other assets	Advances and tangible assets in progress	Total
	(€ million)
Gross carrying amount
Balance at January 1, 2012	727	6,069	32,843	2,004	2,682	44,325
Additions	4	171	1,295	118	3,590	5,178
Divestitures	(7)	(33)	(878)	(129)	(9)	(1,056)
Change in the scope of consolidation	-	2	206	2	-	210
Translation differences	(8)	(70)	(410)	(17)	(104)	(609)
Other changes	1	351	2,397	(59)	(2,877)	(187)

Balance at December 31, 2012	717	6,490	35,453	1,919	3,282	47,861

Additions	4	513	2,559	137	1,949	5,162
Divestitures	(5)	(29)	(858)	(56)	(20)	(968)
Change in the scope of consolidation	3	19	240	5	4	271
Impairment losses	-	-	-	-	(2)	(2)
Translation differences	(55)	(282)	(1,362)	(92)	(177)	(1,968)
Other changes	216	324	2,373	124	(2,752)	285

Balance at December 31, 2013	880	7,035	38,405	2,037	2,284	50,641

Accumulated amortization and impairment losses
Balance at January 1, 2012	7	2,046	20,171	966	10	23,200
Depreciation	-	256	2,879	178	-	3,313
Divestitures	-	(13)	(847)	(65)	-	(925)
Impairment losses	-	2	47	-	1	50
Change in the scope of consolidation	-	2	27	2	-	31
Translation differences	-	(22)	(202)	(16)	-	(240)
Other changes	-	(4)	16	(75)	(1)	(64)

Balance at December 31, 2012	7	2,267	22,091	990	10	25,365

Depreciation	-	261	3,048	178	-	3,487
Divestitures	-	(14)	(818)	(41)	-	(873)
Impairment losses	-	-	84	-	-	84
Change in the scope of consolidation	-	2	148	4	-	154
Translation differences	-	(82)	(693)	(43)	-	(818)
Other changes	-	(40)	58	(10)	1	9

Balance at December 31, 2013	7	2,394	23,918	1,078	11	27,408

Carrying amount at January 1, 2012	720	4,023	12,672	1,038	2,672	21,125

Carrying amount at December 31, 2012	710	4,223	13,362	929	3,272	22,496

Carrying amount at December 31, 2013	873	4,641	14,487	959	2,273	23,233

Additions of €5,162 million in 2013 (€5,178 million in 2012) are primarily related to the car mass-market operations in the NAFTA and EMEA segments, as well as to the ongoing construction of the new LATAM plant in Pernambuco (Brazil) in 2013.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

In 2013, €30 million of impairment losses are related to assets in the Cast Iron business unit of the Components segment as a result of an expected reduction in these activities compared to the previous expectations, due to the increasing use of aluminum in the production of the automotive engine blocks rather than cast iron. These impairments, which are due to a structural change in the market, were fully recognized within Unusual expenses. The remaining impairment losses (€55 million) are related to the above mentioned streamlining of architectures and models associated with the EMEA segment’s refocused product strategy. In 2012, the impairment losses amounted to €50 million and it was recognized within Cost of sales. During 2011, the Group reviewed the recoverable amount of certain buildings, plant, machinery and industrial equipment as a result of the process of updating the economic valuations and estimates carried out during the year of certain assets in the Components segment, and recognized an impairment loss totalling €103 million. EMEA recognized a further impairment loss of €204 million in connection with the process for the strategic realignment of manufacturing and commercial activities with Chrysler, classified as Other unusual income (expenses).

In 2013 and 2012, changes in the scope of consolidation mainly reflect the consolidation of the VM Motori group and the classification of FIAL as a Joint operation respectively, as discussed in the section Scope of consolidation.

In 2013, Exchange losses of €1,150 million mainly reflect the changes of the U.S. Dollar and the Brazilian Real against the Euro. In 2012, Exchange losses of €369 million mainly reflected the depreciation of the U.S. Dollar and the Brazilian Real against the Euro, partially offset by the appreciation of the Polish Zloty against the Euro.

In 2013 Other changes primarily consisted of the reclassification of prior year balances for Advances and tangible assets in progress to the respective categories when the assets were acquired and entered service. With reference to Land, Other changes also includes €214 million which is the fair value of the land donated to Fiat by the State of Pernambuco (Brazil) at the end of the year following the Group commitment to implement an industrial unit designed to produce, assemble and sell vehicles.

The net carrying amount of assets leased under finance lease agreements included in Property, plant and equipment are as follows:

	At December 31,
	2013	2012
	(€ million)
Industrial buildings	87	16
Plant machinery and equipment	307	270

Property plant and equipment	394	286

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Property, plant and equipment of the Fiat Group excluding Chrysler reported as pledged as collateral for loans, is mainly related to assets that are legally owned by suppliers but are recognized in the consolidated financial statements in accordance with IFRIC 4 with the corresponding recognition of a financial lease payable. They are as follows:

	At December 31,
	2013	2012
	(€ million)
Land and industrial buildings pledged as security for debt	103	33
Plant and machinery pledged as security for debt and other commitments	310	275
Other assets pledged as security for debt and other commitments	5	6

Property plant and equipment pledged as security for debt	418	314

Information on the assets of Chrysler subject to lien are set out in the section Significant restrictions under Scope of Consolidation.

At December 31, 2013, the Group had contractual commitments for the purchase of Property, plant and equipment amounting to €1,536 million (€919 million at December 31, 2012).

(16)	Investments and other financial assets

	At December 31,
	2013	2012
	(€ million)
Interest in joint ventures	1,225	1,282
Interest in associates	123	58
Interests in unconsolidated subsidiaries	40	37

Equity method investments	1,388	1,377

Available-for-sale investments	148	142
Equity Investments at fair value	151	153

Investments at fair value	299	295

Other Investments measured at cost	52	56

Total Investments	1,739	1,728

Non-current financial receivables	257	272
Other securities and other financial assets	56	119

Total Investments and other financial assets	2,052	2,119

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Investments in joint ventures

The Group’s interests in joint ventures, amounting to €1,225 million at December 31, 2013 (€1,282 million at December 31, 2012) are all measured by using the equity method and at December 31, 2013 mainly include the Group’s interests in FGA Capital S.p.A (“FGAC”) amounting to €839 million (€770 million at December 31, 2012), the Group’s interest in Tofas-Turk Otomobil Fabrikasi A.S. (“Tofas”) amounting to €240 million (€329 million at December 31, 2012) and the Group’s interest in GAC Fiat Automobiles Limited amounting to €85 million (€90 million at December 31, 2012).

Changes in interests in joint ventures in 2013 and 2012 are as follows:

Investments in joint ventures
(€ million)
Balance at January 1, 2012	1,306

Share of the net profit	148
Acquisitions, Capitalizations (Refunds)	3
Change in the scope of consolidation	(25)
Reclassification to assets held for sale	(91)
Translations differences	14
Other changes	(73)

Balance at December 31, 2012	1,282

Share of the net profit	112
Acquisitions, Capitalizations (Refunds)	44
Change in the scope of consolidation	(37)
Translations differences	(69)
Other changes	(107)

Balance at December 31, 2013	1,225

In 2013 Other changes consisting of a net decrease of €107 million mainly relates to dividends distributed by FGAC for €15 million and by Tofas for €72 million, and to the negative change in the cash flow hedge reserve of Tofas of €17 million.

In 2012 Other changes consisting of a net decrease of €73 million mainly relate to dividends distributed by FGAC for €40 million (€50 million in 2011) and by Tofas for €41 million (€40 million in 2011), partially offset by the positive changes in the cash flow hedge reserve of Tofas of €12 million (a negative change of €23 million in 2011).

The only material joint venture for the Group is FGAC: a 50/50 joint venture with Crédit Agricole Consumer Finance S.A. FGAC operates in 14 European countries including Italy, France, Germany, UK and Spain. In July 2013, the Group reached an agreement with Crédit Agricole to extend the term of that joint venture through to December 31, 2021. Under the agreement, FGAC will continue to benefit from the financial support of the Crédit Agricole Group while continuing to strengthen its position as an active player in the securitization and debt markets. FGAC provides retail and dealer financing and long-term rental services in the automotive sector, directly or through its subsidiaries as a partner of our mass market brands, and, as of 2013, for Maserati.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Summarized financial information relating to FGAC are as follows:

	At December 31,
	2013	2012
	(€ million)
Financial assets	14,484	13,660
Of which: Cash and cash equivalents	-	-
Other assets	2,079	2,081
Financial liabilities	13,959	13,359
Other liabilities	802	722
Equity (100%)	1,802	1,660
Net assets attributable to owners of the parent	1,788	1,648

Group’s share of net assets	894	824
Elimination of unrealized profits and other adjustments	(55)	(54)

Carrying amount of interest in the joint venture	839	770

	For the years ended December 31,
	2013	2012
	(€ million)
Interest and similar income	752	859
Interest and similar (expenses)	(381)	(447)
Income tax income (expense)	(76)	(90)
Profit/(loss) from continuing operations	172	166
Net profit/(loss)	172	166

Net profit (loss) attributable to owners of the parent (A)	170	165

Group’s share of net profit/(loss)	85	83
Elimination of unrealized profits	-	-

Group’s share of net profit in the joint venture	85	83

Other comprehensive income/(loss) attributable to owners of the parent (B)	(1)	3

Total comprehensive income/(loss) attributable to owners of the parent (A+B)	169	168

Tofas, which is registered with the Turkish Capital Market Board (“CMB”) and listed on the İstanbul Stock Exchange (“ISE”) since 1991, is classified as a joint venture as Fiat and the other partner have a shareholding of 37.9 percent each. As at December 31, 2013 the fair value of the Group’s interest in Tofas was €857 million (€840 million at December 31, 2012).

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

The aggregate amounts for the Group’s share in all individually immaterial Joint ventures that are accounted for using the equity method are as follows:

	For the years ended December 31,
	2013	2012	2011
	(€ million)
Net Profit (loss) from continuing operations	27	65	65

Net profit (loss)	27	65	65

Other comprehensive income/(loss)	(90)	39	(60)

Total other comprehensive income/(loss)	(63)	104	5

There are no restrictions on the ability of joint ventures to transfer funds to the Group in the form of cash dividends, or to repay loans or advances made by the entity, that have a material impact on the Group’s liquidity.

Investments in associates

The Group’s interests in associates, amounting to €123 million at December 31, 2013 (€58 million at December 31, 2012) are all measured by using the equity method and include the Group’s interests in RCS MediaGroup S.p.A. (“RCS”) amounting to €87 million at December 31, 2013 (€28 million at December 31, 2012). In 2013, Fiat increased its ownership in RCS to 16.4 percent of the whole capital (representing a 20.55 percent of ordinary shares) as a result of subscriptions for additional share capital with a €94 million cash investment. In order to account for this investment, reference was made to the company’s most recent published financial statements, being the “Interim Management Statements at 30 September 2013”. As at December 31, 2013 the fair value of the Group’s interest in RCS, which is a company listed on the Italian Stock exchange was €115 million (€97 million at December 31, 2012).

The aggregate amounts for the Group’s share in all individually immaterial associates accounted for using the equity method, including RCS are as follows:

	For the years ended December 31,
	2013	2012	2011
	(€ million)
Profit (loss) from continuing operations	(42)	(72)	(2)

Net profit (loss)	(42)	(72)	(2)

Other comprehensive income/(loss)	2	(1)	(1)

Total other comprehensive income/(loss)	(40)	(73)	(3)

There are no restrictions on the ability of associates to transfer funds to the Group in the form of cash dividends, or to repay loans or advances made by the entity, that have a material impact on the Group’s liquidity.

Investments at fair value

At December 31, 2013, Investments at fair value include the investment in CNH Industrial N.V. for €282 million (€283 million at December 31, 2012), the investment in Fin. Priv. S.r.l. for €14 million (€10 million at December 31, 2012) and the investment in Assicurazioni Generali S.p.A. for €3 million (€2 million at December 31, 2012).

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

At January 1, 2011, on the Demerger, Fiat S.p.A. was allotted 38,568,458 ordinary shares in Fiat Industrial S.p.A. (now named CNH Industrial N.V., after the merger of Fiat Industrial S.p.A. with and into CNH Industrial N.V.), without consideration, corresponding to the number of Treasury shares it held. Following this allotment, the portion of the cost of Treasury shares recognised in equity and attributable to the demerged entity’s shares, amounting to €368 million, was reclassified as an asset in the Consolidated statement of financial position. This initial allocation was calculated on the basis of the weighting of the stock market prices of Fiat and Fiat Industrial shares on the first day of quotation. At the same time, in accordance with IAS 39 and its interpretations, the investment was measured at fair value (€347 million) with a corresponding entry made to Other reserves. Following initial recognition, the investment has subsequently been measured at fair value through profit or loss.

In addition, the Demerger also established that 23,021,250 of these shares would service the stock option and stock grant plans outstanding at December 31, 2010. These shares were therefore considered linked to the liability for share-based payments recognized by the Group as a result of changes to the plans made by the Demerger. The remaining CNH Industrial N.V. shares were classified as Available-for-sale investments and were measured at fair value with changes recognized directly in Other comprehensive income/(loss).

Overall, at December 31, 2013, the investment in CNH Industrial N.V. consists of 34,007,650 ordinary shares (34,216,027 ordinary shares at December 31, 2012), corresponding to 3.72 percent voting rights, for an amount of €282 million (€283 million at December 31, 2012), of which 18,160,000 shares (18,496,875 shares at December 31, 2012), for an amount of €151 million (€153 million at December 31, 2012), will service the stock option plans and 15,847,650 shares (15,719,152 shares at December 31, 2012), for an amount of €131 million (€130 million at December 31, 2012), are classified as available-for-sale.

In addition, after the merger of Fiat Industrial S.p.A. with and into CNH Industrial N.V., the Group received 33,955,402 special voting shares, which cannot directly or indirectly be sold, disposed of or transferred, and over which the Group cannot create or permit to exist any pledge, lien, fixed or floating charge or other encumbrance.

Other securities and other financial assets

At December 31, 2012, Other securities and other financial assets included €57 million (U.S.$75 million) relating to the amount paid for the contractual rights arising from the Equity Recapture Agreement, in addition to the VEBA Call Option. Following the agreement with the VEBA Trust to purchase the remaining minority equity stake in Chrysler, which closed on January 21, 2014, the equivalent amount at December 31, 2013 of the U.S.$75 million amount paid for these rights (€56 million) was written-off and recognized within the unusual charges (see Note 8).

(17)	Inventories

	At December 31,
	2013	2012
	(€ million)
Raw materials, supplies and finished goods	8,910	8,224
Assets sold with a buy-back commitment	1,253	952
Gross amount due from customers for contract work	115	183

Total Inventories	10,278	9,359

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

At December 31, 2013, Inventories increased by €919 million in line with the trend in production and sales volumes for the period in the various markets in which the Group operates. The increase in 2013 is primarily related to the launch of the new models in NAFTA during the last months of the year.

At December 31, 2013, Inventories include those measured at net realizable value (estimated selling price less the estimated costs of completion and the estimated costs necessary to make the sale) amounting to €1,343 million (€1,296 million at December 31, 2012).

The amount of inventory write-downs recognized as an expense, within cost of sales, during 2013 is €571 million (€635 million in 2012).

The amount due from customers for contract work relates to the design and production of industrial automation systems and related products for the automotive sector and can be analyzed as follows:

	At December 31,
	2013	2012
	(€ million)

Aggregate amount of costs incurred and recognized profits (less recognized losses) to date	1,507	1,475
Less: Progress billings	(1,600)	(1,469)

Construction contracts, net of advances on contract work	(94)	5

Gross amount due from customers for contract work as an asset	115	183
Less: Gross amount due to customers for contract work as a liability included in Other current liabilities (Note 29)	(209)	(178)

Construction contracts, net of advances on contract work	(94)	5

(18)	Current receivables and Other current assets

The composition of the Current receivables and Other current assets is as follows:

	At December 31,
	2013	2012
	(€ million)

Trade receivables	2,544	2,816
Receivables from financing activities	3,671	3,720
Current tax receivables	312	266
Other current assets:
Other current receivables	1,881	1,808
Accrued income and prepaid expenses	442	387

Total Other current assets	2,323	2,195

Total Current receivables and Other current assets	8,850	8,997

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

The analysis by due date (excluding the Accrued income and prepaid expenses item) is as follows:

	At December 31,
	2013				2012
	Due within one year	Due between one and five years	Due beyond five years	Total	Due within one year	Due between one and five years	Due beyond five years	Total
	(€ million)
Trade receivables	2,527	15	2	2,544	2,774	42	-	2,816
Receivables from financing activities	2,776	863	32	3,671	2,681	1,014	25	3,720
Current tax receivables	227	44	41	312	175	27	64	266
Other current receivables	1,658	184	39	1,881	1,440	334	34	1,808

Total Current receivables	7,188	1,106	114	8,408	7,070	1,417	123	8,610

Trade receivables

Trade receivables, amounting to €2,544 million at December 31, 2013 (€2,816 million at December 31, 2012), are shown net of allowances for doubtful accounts of €344 million at December 31, 2013 (€347 million at December 31, 2012). Changes in these allowances, which are calculated on the basis of historical losses on receivables, were as follows in 2013:

	At December 31, 2012	Provision	Use and other changes	At December 31, 2013
	(€ million)
Allowances for doubtful accounts	347	47	(50)	344

	At January 1, 2012	Provision	Use and other changes	At December 31, 2012
	(€ million)
Allowances for doubtful accounts	329	61	(43)	347

Receivables from financing activities

Receivables from financing activities mainly relate to the business of financial services companies fully consolidated by the Group (primarily dealer and retail financing).

	At December 31,
	2013	2012
	(€ million)
Dealer financing	2,286	2,101
Retail financing	970	1,115
Finance leases	297	331
Other	118	173

Total Receivables from financing activities	3,671	3,720

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Receivables from financing activities decreased by €49 million over the period; net of foreign exchange translation effects, mainly from changes in the Real Brazilian/Euro rate, Receivables from financing activities increased by €338 million.

Receivables from financing activities are shown net of an allowance for doubtful accounts determined on the basis of specific insolvency risks. At December 31, 2013, the allowance amounts to €119 million (€101 million at December 31, 2012). Changes in the allowance accounts during the year are as follows:

	At December 31, 2012	Provision	Use and other changes	At December 31, 2013
	(€ million)

Allowance for Receivables from financing activities	101	89	(71)	119

	At January 1, 2012	Provision	Use and other changes	At December 31, 2012
	(€ million)

Allowance for Receivables from financing activities	101	32	(32)	101

Receivables for dealer financing are typically generated by sales of vehicles, and are generally managed under dealer network financing programs as a component of the portfolio of the financial services companies. These receivables are interest bearing, with the exception of an initial limited, non-interest bearing period. The contractual terms governing the relationships with the dealer networks vary from country to country, although payment terms range from two to six months.

Finance lease receivables refer to vehicles leased out under finance lease arrangements, mainly by the Luxury Brands segment. This item may be analyzed as follows, gross of an allowance of €5 million at December 31, 2013 (€5 million at December 31, 2012):

	At December 31,
	2013				2012
	Due within one year	Due between one and five years	Due beyond five years	Total	Due within one year	Due between one and five years	Due beyond five years	Total
	(€ million)
Receivables for future minimum lease payments	104	223	8	335	123	236	5	364
Less: unrealized interest income	(14)	(18)	(1)	(33)	(11)	(17)	-	(28)

Present value of future minimum lease payments	90	205	7	302	112	219	5	336

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Other current assets

At December 31, 2013, Other current assets mainly consist of Other tax receivables for VAT and other indirect taxes of €969 million (€884 million at December 31, 2012), Receivables from employees of €151 million (€77 million at December 31, 2012) and Accrued income and prepaid expenses of €442 million (€387 million at December 31, 2012).

Transfer of financial assets

The Group transfers certain of its financial, trade and tax receivables, mainly through factoring transactions. Factoring transactions may be either with recourse or without recourse; certain without recourse transfers include deferred payment clauses (for example, when the payment by the factor of a minor part of the purchase price is dependent on the total amount collected from the receivables), requiring first loss cover, meaning that the transferor takes priority participation in the losses, or require a significant exposure to the cash flows arising from the transferred receivables to be retained. These types of transactions do not meet the requirements of IAS 39 – Financial Instruments: Recognition and Measurement for the derecognition of the assets since the risks and rewards connected with collection are not transferred, and accordingly the Group continues to recognize the receivables transferred by this means in its balance sheet and recognizes a financial liability of the same amount under Asset-backed financing (Note 27). The gains and losses arising from the transfer of these assets are only recognized when the assets are derecognized.

At December 31, 2013 and 2012, the carrying amount of transferred financial assets not derecognized and the related liabilities was as follows:

	At December 31,
	2013				2012

	Trade receivables	Receivables from financing activities	Current tax receivables	Total	Trade receivables	Receivables from financing activities	Current tax receivables	Total

	(€ million)
Carrying amount of assets transferred and not derecognized	283	440	33	756	122	405	35	562
Carrying amount of the related liabilities	283	440	33	756	122	405	35	562

At December 31, 2013, the Group had receivables due after that date which had been transferred without recourse and which were accordingly derecognized amounting to €3,603 million (€3,658 million at December 31, 2012). The transfers related to trade receivables and other receivables for €2,891 million (€2,959 million at December 31, 2012) and financial receivables for €712 million (€699 million at December 31, 2012). These amounts include receivables of €2,177 million (€2,179 million at December 31, 2012), mainly due from the sales network, transferred to jointly controlled financial services companies (FGAC).

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

(19)	Current securities

Current securities consist of short-term or marketable securities which represent temporary investments, but which do not satisfy all the requirements for being classified as cash equivalents. In particular:

	At December 31,
	2013	2012
	(€ million)

Current securities available-for-sale	92	83
Current securities held-for-trading	155	173

Total Current securities	247	256

(20)	Other financial assets and Other financial liabilities

These line items mainly consist of fair value measurement of derivative financial instruments. They also include some collateral deposits (held in connection with derivative transactions and debts).

	At December 31,
	2013		2012
	Positive fair value	Negative fair value	Positive fair value	Negative fair value
	(€ million)
Fair value hedges:
Interest rate risk - interest rate swaps	93	-	121	-
Interest rate and exchange rate risk - combined interest rate and currency swaps	15	-	1	(1)

Total Fair value hedges	108	-	122	(1)

Cash flow hedge:
Currency risks - forward contracts, currency swaps and currency options	260	(59)	108	(75)
Interest rate risk - interest rate swaps	1	(3)	-	(8)
Interest rate and currency risk - combined interest rate and currency swaps	9	(22)	7	(9)
Commodity price risk – commodity swaps and commodity options	6	(5)	10	(6)

Total Cash flow hedges	276	(89)	125	(98)

Derivatives for trading	129	(48)	254	(102)

Fair value of derivative instruments	513	(137)	501	(201)

Collateral deposits	20	-	18	-

Other financial assets/(liabilities)	533	(137)	519	(201)

The overall change in Other financial assets (from €519 million at December 31, 2012 to €533 million at December 31, 2013) and in Other financial liabilities (from €201 million at December 31, 2012 to €137 million at December 31, 2013) is mostly due to fluctuations in exchange rates, in interest rates and in commodity prices during the year, and to the equity swaps on Fiat S.p.A. and CNH Industrial N.V. ordinary shares, expired in 2013.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

As Other financial assets and liabilities primarily consist of hedging derivatives financial instruments, the change in their value is compensated by the change in the value of the hedged items.

At December 31, 2013 Derivatives for trading consisted principally of derivative contracts entered for hedging purposes which do not qualify for hedge accounting and one embedded derivative in a bond issue in which the yield is determined as a function of trends in the inflation rate and related hedging derivative, which converts the exposure to floating rate (the total value of the embedded derivative is offset by the value of the hedging derivative). At December 31, 2012 Derivatives for trading also included certain equity swaps on Fiat S.p.A. and CNH Industrial N.V. shares that expired in 2013.

The notional amount of outstanding derivative financial instruments is as follows:

	At December 31,
	2013	2012
	(€ million)

Currency risk management	11,248	10,540
Interest rate risk management	2,546	5,226
Interest rate and currency risk management	1,455	1,118
Commodity price risk management	473	495
Other derivative financial instruments	14	168

Total notional amount	15,736	17,547

At December 31, 2013, the notional amount of Other derivative financial instruments of €14 million (€168 million at December 31, 2012) relates to the notional amount of the above mentioned embedded derivative and the related hedging derivative. At December 31, 2012 this amount also included €154 million which was the notional amount of the above mentioned equity swaps.

The following table provides an analysis by due date of outstanding derivatives financial instruments based on their notional amounts:

	At December 31,
	2013				2012
	Due within one year	Due between one and five years	Due beyond five years	Total	Due within one year	Due between one and five years	Due beyond five years	Total
	(€ million)
Currency risk management	10,446	802	-	11,248	9,236	1,304	-	10,540
Interest rate risk management	764	1,782	-	2,546	695	3,781	750	5,226
Interest rate and currency risk management	-	1,455	-	1,455	-	1,118	-	1,118
Commodity price risk management	450	23	-	473	461	34	-	495
Other derivative financial instruments	-	-	14	14	154	-	14	168

Total notional amount	11,660	4,062	14	15,736	10,546	6,237	764	17,547

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Cash flow hedges

The effects recognized in the Consolidated income statement mainly relate to currency risk management and, to a lesser extent, to hedges regarding commodity price risk management and the cash flows that are exposed to an interest rate risk.

The policy of the Group for managing currency risk normally requires that projected future cash flows from trading activities which will occur within the following twelve months, and from orders acquired (or contracts in progress), whatever their due dates, be hedged. It is considered reasonable to suppose that the hedging effect arising from this and recorded in the cash flow hedge reserve will be recognized in the Consolidated income statement, mainly during the following year.

Derivatives relating to interest rate and currency risk management are treated as cash flow hedges and were entered into by treasuries for the purpose of hedging bonds issued in currencies different from Euro. The amount recorded in the cash flow hedge reserve will be recognized in the Consolidated income statement according to the timing of the flows of the underlying bonds.

With respect to cash flow hedges, in 2013 the Group reclassified gains of €190 million (losses of €105 million in 2012 and gains of €13 million in 2011), net of the tax effect, from Other comprehensive income/(loss) to Consolidated income statement. These items are reported in the following lines:

	For the years ended December 31,
	2013	2012	2011
	(€ million)
Currency risk
Increase/(Decrease) in Net revenues	126	(92)	65
Decrease/(Increase) in Cost of sales	44	25	(36)
Financial income/(expenses)	22	32	(19)
Result from investments	17	(12)	23
Interest rate risk
Decrease/(Increase) in Cost of sales	(6)	(6)	(4)
Result from investments	(4)	(5)	(5)
Financial income/(expenses)	(10)	(6)	(2)
Commodity price risk
Decrease/(Increase) in Cost of sales	(1)	(40)	(3)
Ineffectiveness - overhedge	5	(6)	(3)
Taxes (income)/expenses	(3)	5	(3)

Total recognized in the Consolidated income statement	190	(105)	13

The ineffectiveness of cash flow hedges was not material for the years 2013, 2012 and 2011.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Fair value hedges

The gains and losses arising from the valuation of outstanding interest rate and currency derivatives financial instruments (mostly for managing currency risk) and interest rate derivatives (for managing the interest rate risk) recognized in accordance with fair value hedge accounting and the gains and losses arising from the respective hedged items are set out in the following table:

	For the years ended December 31,
	2013	2012	2011

	(€ million)
Currency risk
Net gains/(losses) on qualifying hedges	19	14	(19)
Fair value changes in hedged items	(19)	(14)	19
Interest rate risk
Net gains/(losses) on qualifying hedges	(28)	(51)	24
Fair value changes in hedged items	29	53	(26)

Net gains/(losses)	1	2	(2)

The effect of fair value hedges related to exchange rate risk and on other derivative instruments was not material for the years 2013, 2012 and 2011.

(21)	Cash and cash equivalents

Cash and cash equivalents consist of:

	At December 31,
	2013	2012
	(€ million)
Cash at banks	9,939	7,577
Money market securities	9,516	10,089

Total Cash and cash equivalents	19,455	17,666

These amounts include cash at banks, units in money market funds and other money market securities, comprising commercial papers and certificate of deposits that are readily convertible into cash, with original maturities of three months or less at the date of purchase. Cash and cash equivalents are subject to an insignificant risk of changes in value, and consist of balances spread across various primary national and international banking institutions, and money market instruments.

The item Cash at banks includes bank deposits which may be used exclusively by Group companies entitled to perform specific operations (cash with a pre-determined use) amounting to €3 million at December 31, 2013 (€8 million at December 31, 2012).

The Group holds a subsidiary which operates in Venezuela whose functional currency is the U.S. Dollar. Pursuant to certain Venezuelan foreign currency exchange control regulations, the Central Bank of Venezuela centralizes all foreign currency transactions in the country. Under these regulations, the purchase and sale of foreign currency must be made through the Commission for the Administration of Foreign Exchange (“CADIVI”). The cash and cash equivalents denominated in VEF amounted to €270 million (VEF 2,347 million) at December 31, 2013 and

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

€260 million (VEF 1,476 million) at December 31, 2012. In addition, Cash and cash equivalents held in certain foreign countries (China, Brazil and Argentina) are subject to local exchange control regulations providing for restrictions on the amount of cash other than dividends that can leave the country.

(22)	Assets and Liabilities held for sale

The items included in Assets and liabilities held for sale are as follows:

	At December 31,
	2013	2012
	(€ million)
Property, plant and equipment	1	1
Investments and other financial assets	-	54
Inventories	3	-
Trade and other receivables	5	-

Total Assets held for sale	9	55

Provisions	5	-
Trade and other payables	16	-

Total Liabilities held for sale	21	-

Assets and liabilities held for sale at December 31, 2013 consist of certain properties and the assets and liabilities related to a subsidiary consolidated by the Components segment.

At December 31, 2012, Assets held for sale included the above mentioned properties allocated to the Components segment, the interest in Sevelnord Société Anonyme (transferred during the first quarter of 2013) and the investment in a company in Brazil (consolidated on line-by-line basis at December 31, 2013).

(23)	Equity

Consolidated shareholders’ equity at December 31, 2013 increased by €4,215 million from December 31, 2012, mainly due to an increase of €2,908 million in the remeasurement of defined benefit plans reserve net of related tax impact, the profit for the period of €1,951 million and an increase of €123 million in the cash flow hedge reserve partially offset by the decrease of €796 million in the cumulative exchange differences on translating foreign operations.

Consolidated shareholders’ equity at December 31, 2012 decreased by €1,342 million from January 1, 2012, mainly due to the decrease of €1,839 million in the remeasurement of defined benefit plans reserve net of related tax impact, decrease of €320 million arising from the 5 percent increase of Fiat’s interest in Chrysler following the occurrence of the third Performance Event, foreign exchange losses of €258 million recognized in the cumulative translation adjustment reserve and the distribution of dividends (to shareholders of Fiat S.p.A. and minority shareholders in Group subsidiaries) of €58 million, partially offset by the profit for the period of €896 million and an increase of €170 million in the cash flow hedge reserve.

Consolidated shareholders’ equity at December 31, 2011 decreased by €2,750 million over January 1, 2011, due principally to the Demerger for €4,533 million, a decrease of €152 million resulting from the distribution of dividends by Fiat S.p.A., the decrease of €2,345 million in the remeasurement of defined benefit

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

plans reserve net of related tax impact, and a decrease totaling €509 million arising from exercising the UST Call Option on the 6.031 percent fully-diluted ownership interest in Chrysler and the acquisition of the 1.508 percent fully-diluted ownership interest in Chrysler held by the Canadian government. These decreases were partially offset by the recognition of the non-controlling interests of Chrysler amounting to €3,112 million and by the profit for the period of €1,398 million.

Share capital

At December 31, 2013, fully paid-up share capital amounts to €4,477 million (€4,476 million at December 31, 2012 and €4,466 million at December 31, 2011).

The following table provides a reconciliation between the number of Fiat S.p.A. shares outstanding at December 31, 2010 and the number outstanding at December 31, 2013:

	At December 31, 2010	Capital increase	At December 31, 2011	Conversion of preferences and saving shares	Share-based payments	At December 31, 2012	Exercise of Stock Options	At December 31, 2013
	(number of shares in thousands)
Ordinary shares issued	1,092,247	434	1,092,681	157,722	-	1,250,403	285	1,250,688
Less: Ordinary treasury shares	(38,568)	-	(38,568)	(10)	4,000	(34,578)	-	(34,578)
Ordinary shares outstanding	1,053,679	434	1,054,113	157,712	4,000	1,215,825	285	1,216,110

Preference shares issued	103,292	-	103,292	(103,292)	-	-	-	-

Savings shares issued	79,913	-	79,913	(79,913)	-	-	-	-

Total Shares issued by Fiat S.p.A.	1,275,452	434	1,275,886	(25,483)	-	1,250,403	285	1,250,688

Less: Treasury shares	(38,568)	-	(38,568)	(10)	4,000	(34,578)	-	(34,578)

Total Fiat S.p.A. outstanding shares	1,236,884	434	1,237,318	(25,493)	4,000	1,215,825	285	1,216,110

Each ordinary share at December 31, 2013 has a par value of €3.58.

The extraordinary Shareholders’ meeting of April 4, 2012 resolved the mandatory conversion of all 103,292,310 Fiat S.p.A. preference shares and 79,912,800 Fiat S.p.A. savings shares into 157,722,163 Fiat S.p.A. ordinary shares with dividend right from January 1, 2012. Conversion ratios of 0.850 ordinary shares per preference share and 0.875 ordinary shares per savings share were used. Following the expiry of the term for shareholders of saving shares and preference shares to exercise their withdrawal rights, on April 28, 2012, withdrawal notifications for 1,016,190 preference shares and 1,616,509 savings shares had been received.

On May 21, 2012, pursuant to the resolution adopted by shareholders, the mandatory conversion took place. The final trading date for Fiat S.p.A. preference and savings shares was May 18, 2012. From May 21, 2012 only Fiat S.p.A. ordinary shares are traded on the Borsa Italiana electronic exchange (“MTA”). The par value of each share increased to €3.58 by utilizing €10.8 million of the share premium reserve.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

The redemption procedures for shares exercising withdrawal right took place on May 23, 2012, in accordance with paragraph 3, article 2437-ter of the Italian civil code, with the redemption amounts set at €3.317 per preference share and €3.458 per savings share. The 863,761 ordinary shares resulting from the conversion of the preference shares and the 1,414,445 ordinary shares resulting from the conversion of the savings shares were offered at the same time to existing shareholders pursuant to article 2437-quater of the Italian civil code. At the conclusion of the offer period on June 20, 2012, a total of 36,244 shares resulting from the conversion of the Fiat preference shares had been purchased at a price of €3.902 per share and 46,242 shares resulting from conversion of the Fiat savings shares had been purchased at a price of €3.952 per share by the exercising of rights and pre-emption rights pursuant to article 2437-quater(3) of the Italian civil code. All the shares requested under pre-emption rights were allocated. Payment for the shares purchased through the exercising of rights and pre-emption right was made on July 4, 2012 with value July 3, 2012. Pursuant to article 2437-quater (4) of the Italian civil code, the company offered the remaining 827,517 shares resulting from the conversion of the Fiat S.p.A. preference shares and 1,368,203 shares resulting from the conversion of the Fiat S.p.A. savings shares on the Electronic Stock Market (“MTA”) on July 4, 2012. For all shares settlement took place on July 9, 2012.

As a result of the above-mentioned conversion, the allocation of the annual profit of Fiat S.p.A. as stated in its annual separate financial statements is currently as follows:

•	to the legal reserve, 5 percent of net profit until the amount of the reserve is equal to one-fifth of share capital;

•	further allocations to the legal reserve, allocations to the extraordinary reserve, to retained profit reserve and/or to other allocations as may be resolved by Shareholders;

•	to each share, any remaining net profit which Shareholders may resolve to distribute;

•	in the case of winding up, the Company’s assets shall be distributed in equal pro rata amounts to shares.

In addition, on the basis of existing Shareholders approvals at December 31, 2013, share capital may be increased by a further of €33,229,112.50 through the issue of a maximum 9,281,875 ordinary shares at a price of €13.37 to managers employed by the Company and/or its subsidiaries who are beneficiaries of the relative incentive plan that capital increase is subject to the conditions of the plan being satisfied.

Policies and processes for managing capital

Italian laws and regulations regarding the share capital and reserves of a joint stock corporation establish the following:

•	the minimum share capital is €120,000;

•	any change in the amount of share capital must be approved in a General meeting by shareholders who may delegate powers to the Board of Directors to increase share capital up to a predetermined amount for a maximum period of five years; the General meeting of shareholders is also required to adopt suitable measures when share capital decreases by more than one third as the result of ascertained losses and to reduce share capital if by the end of the following year such losses have not fallen by at least one third. If as the consequence of a loss of more than one third of capital this then falls below the legal minimum, shareholders in General meeting are required to approve a decrease and simultaneous increase of capital to an amount not less than this minimum or must change a company’s legal form;

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

•	an additional paid-in capital reserve is established if a company issues shares at a price exceeding their nominal value. This reserve may not be distributed until the legal reserve has reached one fifth of share capital;

•	a company may not purchase treasury shares for an amount exceeding the distributable profits and available reserves stated in its most recently approved Financial statements. Any purchase must be approved by shareholders in General meeting and in no case may the nominal value of the shares acquired exceed one fifth of share capital.

For 2013, the Board of Directors proposed to Shareholders at their annual general meeting not to pay a dividend on Fiat shares, given the company’s desire to maintain a balanced level of liquidity following the acquisition of the minority stake in Chrysler on January 21, 2014.

The objectives identified by the Group for managing capital are to create value for shareholders as a whole, safeguard business continuity and support the growth of the Group. As a result, the Group endeavors to maintain an adequate level of capital that at the same time enables it to obtain a satisfactory economic return for its shareholders and guarantee economic access to external sources of funds, including by means of achieving an adequate credit rating.

The Group constantly monitors the ratio between debt and equity and in particular the level of net debt and the generation of cash from its industrial activities. In order to reach these objectives, the Group aims at a continuous improvement in the profitability of the business in which it operates. Further, in general, it may sell part of its assets to reduce the level of its debt, while the Board of Directors may make proposals to Shareholders in the general meeting to reduce or increase share capital or, where permitted by law, to distribute reserves. In this context, the Group may also make purchases of treasury shares, without exceeding the limits authorized by Shareholders in the general meeting, under the same logic of creating value, compatible with the objectives of achieving financial equilibrium and an improvement in its rating.

In this respect, capital means the value brought into Fiat S.p.A. by its shareholders (share capital plus the additional paid-in capital reserve less treasury shares), equal to €5,292 million at December 31, 2013 (€5,289 million at December 31, 2012 and €5,259 million at December 31, 2011) and the value generated by the Group in terms of the results achieved in operations (retained earnings and other reserves), equal in total, before the result for the year, to €3,786 million at December 31, 2013, €2,863 million at December 31, 2012 and €2,848 million at December 31, 2011, excluding Other comprehensive income/(loss) and Non-controlling interests.

Treasury shares

Treasury shares consist of 34,577,867 Fiat S.p.A. ordinary shares for an amount of €259 million (34,577,766 ordinary shares for an amount of €259 million at December 31, 2012 and 38,568,458 ordinary shares for an amount of €289 million at December 31, 2011).

On March 31, 2014, the Shareholders in their annual general meeting revoked the previous resolution, for the part not already utilized, and approved a new resolution for the purchase of own treasury shares for a further period of 18 months and for an amount not to exceed the legally established percentage of share capital and the maximum amount of approximately €1.2 billion, inclusive of the equity reserves allocated for treasury shares already held for €259 million. Shareholders also approved the authorization to dispose of treasury shares, directly or through subsidiaries, on one or more occasions, even if the total of approved purchases has not been made, without time limits or restraints and using procedures that best suit the interests of the Group, as permitted by law.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Other reserves

Other reserves mainly include:

•	the legal reserve of Fiat S.p.A. of €529 million at December 31, 2013 (€529 million at December 31, 2012 and €524 million at December 31, 2011);

•	retained earnings of €3,225 million at December 31, 2013 (retained earnings of €3,171 million at December 31, 2012 and €2,008 million at December 31, 2011);

•	the profit attributable to owners of the parent of €904 million at December 31, 2013 (a profit of €44 million for the year ended December 31, 2012 and a profit of €1,199 million at December 31, 2011);

•	the reserve for share-based payments of Fiat S.p.A. of €63 million at December 31, 2013 (€54 million at December 31, 2012 and €52 million at December 31, 2011).

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Other comprehensive income/(loss)

Other comprehensive income/(loss) are as follows:

	For the years end December 31,
	2013	2012	2011

	(€ million)
Items that will never be reclassified to the Consolidated income statement:
Gains/(losses) on remeasurement of defined benefit plans	2,676	(1,846)	(2,344)
Shares of gains/(losses) on remeasurement of defined benefit plans for equity method investees	(7)	4	1

Total items that will never be reclassified to the Consolidated income statement (B1)	2,669	(1,842)	(2,343)

Items that may be reclassified to the Consolidated income statement:
Gains/(losses) on cash flow hedging instruments arising during the period	343	91	(162)
Gains/(losses) on cash flow hedging instruments reclassified to the Consolidated income statement	(181)	93	2

Gains/(losses) on cash flow hedging instruments	162	184	(160)

Gains/(losses) on available-for-sale financial assets arising during the period	4	27	(42)
Gains/(losses) on available-for-sale financial assets reclassified to the Consolidated income statement	-	-	-

Gains/(losses) on available-for-sale financial assets	4	27	(42)

Exchange differences on translating foreign operations arising during the period	(720)	(285)	452
Exchange differences on translating foreign operations reclassified to the Consolidated income statement	-	-	-

Exchange differences on translating foreign operations	(720)	(285)	452

Share of Other comprehensive income/(loss) for equity method investees arising during the period	(75)	19	(45)
Share of Other comprehensive income/(loss) for equity method investees reclassified to the Consolidated income statement	(13)	17	(18)

Share of Other comprehensive income/(loss) for equity method investees	(88)	36	(63)

Total items that may be reclassified to the Consolidated income statement (B2)	(642)	(38)	187

Total Other comprehensive income/(loss) (B1)+(B2)=(B)	2,027	(1,880)	(2,156)

Tax effect	212	(21)	13

Total Other comprehensive income/(loss), net of tax	2,239	(1,901)	(2,143)

With reference to the Group defined benefit plans, the gains and losses arising from the remeasurement mainly include actuarial gains and losses arising during the period, the return on plan assets (net of interest income recognized in the Consolidated income statement) and any changes in the effect of the asset ceiling. These gains and losses are offset against the related net liabilities or assets for defined benefit plans (see Note 25).

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

The tax effect relating to Other comprehensive income/(loss) are as follows:

	For the years ended December 31,
	2013			2012			2011
	Pre-tax balance	Tax income/ (expense)	Net balance	Pre-tax balance	Tax income/ (expense)	Net balance	Pre-tax balance	Tax income/ (expense)	Net balance
	(€ million)
Gains/(Losses) on remeasurement of defined benefit plans	2,676	239	2,915	(1,846)	3	(1,843)	(2,344)	(2)	(2,346)
Gains/(losses) on cash flow hedging instruments	162	(27)	135	184	(24)	160	(160)	14	(146)
Gains/(losses) on available- for-sale financial assets	4	-	4	27	-	27	(42)	1	(41)
Exchange gains/(losses) on translating foreign operations	(720)	-	(720)	(285)	-	(285)	452	-	452
Share of Other comprehensive income/(loss) for equity method investees	(95)	-	(95)	40	-	40	(62)	-	(62)

Total Other comprehensive income/(loss)	2,027	212	2,239	(1,880)	(21)	(1,901)	(2,156)	13	(2,143)

(24)	Share-based compensation

The following share-based compensation plans relating to managers of Group companies and the Chief Executive Officer of Fiat S.p.A. were in place.

Stock option plans linked to Fiat S.p.A. and CNH Industrial N.V. ordinary shares

On July 26, 2004, the Board of Directors granted the Chief Executive Officer, as a part of his variable compensation in that position, options to purchase 10,670,000 Fiat S.p.A. ordinary shares at a price of €6.583 per share. Options are vested and exercisable at any time until January 1, 2016. Following the demerger of CNH Industrial N.V., the beneficiary now has the right to receive one ordinary Fiat S.p.A. share and one ordinary CNH Industrial N.V. share for each original option, with the option exercise price remaining unchanged.

At December 31, 2013, the features of the stock option plan are as follows:

Plan	Beneficiary	Date of amendment	Expiry date	Strike price (€)	N° of options granted	Vesting date	Vesting portion
Stock Options July 2004 (modified)	Chief Executive Officer	March 27, 2009	January 1, 2016	6.583	10,670,000	December 31, 2010	100%

On November 3, 2006, the Fiat S.p.A. Board of Directors approved (subject to the subsequent approval of Shareholders in general meeting, which was given on April 5, 2007) an eight year stock option plan, which granted certain managers of the Group and the Chief Executive Officer of Fiat S.p.A. the right to purchase a specific number of Fiat S.p.A. ordinary shares at a fixed price of €13.37 each. More specifically, the 10,000,000 options granted to employees and the 5,000,000 options granted to the Chief Executive Officer had a vesting period of four years, with an equal number vesting each year, were subject to achieving certain predetermined profitability targets (Non-Market Conditions or “NMC”) in the reference period and are exercisable from the date

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

on which the 2010 Financial statements were approved. An additional 5,000,000 options were granted to the Chief Executive Officer of Fiat S.p.A. that were not subject to performance conditions but also had a vesting period of four years with an equal number vesting each year and are exercisable from November 2010. The ability to exercise the options is additionally subject to specific restrictions regarding the duration of the employment relationship or the continuation of the position held. Following the demerger of CNH Industrial N.V., the beneficiaries now have the right to receive one ordinary Fiat S.p.A. share and one ordinary CNH Industrial N.V. share for each original option, with the option exercise price remaining unchanged.

The contractual terms of the plan are as follows:

Plan	Recipient	Expiry date	Strike price (€)	N° of options vested	Vesting date	Vesting portion
Stock Option November 2006	Chief Executive Officer	November 3, 2014	13.37	5,000,000	November 2007 November 2008 November 2009 November 2010	25% 25% 25% 25%
Stock Option November 2006	Chief Executive Officer	November 3, 2014	13.37	5,000,000	1st Quarter 2008 (*) 1st Quarter 2009 (*) 1st Quarter 2010 (*) 1st Quarter 2011 (*)	25%xNMC 25%xNMC 25%xNMC 25%xNMC
Stock Option November 2006	Managers	November 3, 2014	13.37	10,000,000	1st Quarter 2008 (*) 1st Quarter 2009 (*) 1st Quarter 2010 (*) 1st Quarter 2011 (*)	25%xNMC 25%xNMC 25%xNMC 25%xNMC

  (*) On approval of the prior year’s Consolidated financial statements; subject to continuation of the professional relationship.

With specific reference to the options under the November 2006 Stock Option Plan, for which vesting was subject to the achievement of pre-established profitability targets, only the first tranche of those rights had vested as the profitability targets originally established for the 3-year period 2008-2010 were not met.

A summary of the terms of the stock option plans outstanding at December 31, 2013 and 2012 and January 1, 2012 is as follows:

	Rights granted to managers				Rights granted to the Chief Executive Officer
	Average remaining contractual life (in years) at December 31, 2013	Options outstanding at December 31, 2013	Options outstanding at December 31, 2012	Options outstanding at January 1, 2012	Average remaining contractual life (in years) at December 31, 2013	Options outstanding at December 31, 2013	Options outstanding at December 31, 2012	Options outstanding at January 1, 2012
Exercise price (€):
6.583	-	-	-	-	2.0	10,670,000	10,670,000	10,670,000
13.370	0.8	1,240,000	1,576,875	1,636,875	0.8	6,250,000	6,250,000	6,250,000

Total		1,240,000	1,576,875	1,636,875		16,920,000	16,920,000	16,920,000

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Changes during the years 2013, 2012 and 2011 were as follows:

	Rights granted to managers
	2013		2012		2011
	Number of options	Average exercise price (€)	Number of options	Average exercise price (€)	Number of options	Average exercise price (€)
Outstanding shares at the beginning of the year	1,576,875	13.37	1,636,875	13.37	2,101,250	13.37
Granted	-	-	-	-	-	-
Forfeited	-	-	-	-	-	-
Exercised	(285,000)	13.37	-	-	(433,125)	13.37
Expired	(51,875)	13.37	(60,000)	13.37	32,250	13.37

Outstanding shares at the end of the year	1,240,000	13.37	1,576,875	13.37	1,636,875	13.37

Exercisable at the end of the year	1,240,000	13.37	1,576,875	13.37	1,636,875	13.37

	Rights granted to the Chief Executive Officer
	2013		2012		2011
	Number of options	Average exercise price (€)	Number of options	Average exercise price (€)	Number of options	Average exercise price (€)
Outstanding shares at the beginning of the year	16,920,000	9.09	16,920,000	9.09	16,920,000	9.09
Granted	-	-	-	-	-	-
Forfeited	-	-	-	-	-	-
Exercised	-	-	-	-	-	-
Expired	-	-	-	-	-	-

Outstanding shares at the end of the year	16,920,000	9.09	16,920,000	9.09	16,920,000	9.09

Exercisable at the end of the year	16,920,000	9.09	16,920,000	9.09	16,920,000	9.09

As they were already fully vested at December 31, 2010, the above stock option plans did not lead to any nominal costs for 2013, 2012 and 2011.

Stock Grant plans linked to Fiat S.p.A. shares

On April 4, 2012, General Shareholders Meeting resolved to approve the adoption of a Long Term Incentive Plan (the “Retention LTI”), in the form of stock grants.

As a result of the Shareholders’ resolution the Group attributed the Chief Executive Officer with 7 million rights, representative of an equal number of Fiat S.p.A. ordinary shares. The rights vest ratably, one third on February 22, 2013, one third on February 22, 2014 and one third on February 22, 2015, subject to the requirement that the Chief Executive Officer remains in office.

The Plan is to be serviced through treasury shares without issuing new shares. The Company has the right to replace, in whole or in part, shares vested under the Plan with a cash payment calculated on the basis of the Official Price of those shares published by Borsa Italiana on the date of vesting fulfillment.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

At December 31, 2013, the contractual terms of the Plan are therefore as follows:

Plan	Beneficiary	N° of options vested	Vesting date	Vesting portion
Retention LTI	Chief Executive Officer	7,000,000 Fiat S.p.A.	February 22, 2013 February 22, 2014 February 22, 2015	2,333,333 2,333,333 2,333,334

Changes in the Retention LTI were as follows:

	2013		2012
	Number of Fiat S.p.A. shares	Average fair value at the grand date (€)	Number of Fiat S.p.A. shares	Average fair value at the grand date (€)
Outstanding shares unvested at the beginning of the year	7,000,000	4.205	-	-
Granted	-	-	7,000,000	4.205
Forfeited	-	-	-	-
Vested	2,333,333	4.205	-	-

Outstanding shares unvested at the end of the year	4,666,667	4.205	7,000,000	4.205

Nominal costs of €6 million were recognized in 2013 for this plan (€9 million in 2012).

Share-Based Compensation Plans Issued by Chrysler

Four share-based compensation plans have been issued by Chrysler: the Chrysler Group LLC Restricted Stock Unit Plan (“RSU Plan”), the Amended and Restated Chrysler Group LLC Directors’ Restricted Stock Unit Plan (“Directors’ RSU Plan”), the Chrysler Group LLC Deferred Phantom Share Plan (“DPS Plan”) and the Chrysler Group LLC 2012 Long-Term Incentive Plan (“2012 LTIP Plan”).

The fair value of each unit issued under the plans is based on the fair value of Chrysler’s membership interests. Each unit represents a “Chrysler Group Unit,” which is equal to 1/600th of the value of a Chrysler Class A Membership Interest. Since there is no publicly observable trading price for Chrysler’s interests, fair value was determined using a discounted cash flow methodology. This approach, which is based on projected cash flows of Chrysler, is used to estimate the Chrysler enterprise value. The fair value of Chrysler’s outstanding interest bearing debt as of the measurement date is deducted from Chrysler’s enterprise value to arrive at the fair value of equity. This amount is then divided by the total number of Chrysler Group Units, as determined above, to estimate the fair value of a single Chrysler Group Unit.

The significant assumptions used in the contemporaneous calculation of fair value at each issuance date and for each period included the following:

•	four years of annual projections prepared by management that reflect the estimated after-tax cash flows a market participant would expect to generate from operating the business;

•	a terminal value which was determined using a growth model that applied a 2.0 percent long-term growth rate to projected after-tax cash flows of Chrysler beyond the four year window. The long-term growth rate was based on internal projections of Chrysler, as well as industry growth prospects;

•	an estimated after-tax weighted average cost of capital ranging from 16.0 percent to 16.5 percent in both 2013 and 2012, and 14.4 percent to 16.5 percent in 2011; and

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

•	projected worldwide factory shipments ranging from approximately 2.4 million vehicles in 2012 to approximately 3.3 million vehicles in 2017.

In 2011, the implied fair value of the Chrysler Group, resulting from the transactions through which Fiat acquired beneficial ownership of the membership interests previously held by the U.S. Treasury and Canadian Government, was used to corroborate the values determined using the discounted cash flow methodology. There were no such transactions during 2012 and 2013. On January 21, 2014, Fiat acquired the VEBA Trust’s remaining membership interest in Chrysler Group. Refer to Note 36 for additional information. The implied fair value of the Chrysler Group resulting from this transaction, along with certain other factors, was used to corroborate the fair value determined at December 31, 2013 using the Group’s discounted cash flow methodology.

Based on the discounted cash flow methodology, the per unit fair value of a Chrysler Group Unit, calculated based on the Chrysler Group Units of 980 million, was €7.59, €6.82 and €5.90 at December 31, 2013, 2012 and 2011, respectively. All per unit fair values include a discount for lack of marketability of 10 percent.

As of December 31, 2013, 29,400,000 units are authorized to be granted for the RSU Plan, Director RSU Plan and 2012 LTIP Plan. There is no limit on the number of Phantom Shares authorized under the DPS Plan. Upon adoption of the 2012 LTIP Plan, the Group ceased making further grants under the RSU Plan and DPS Plan.

Restricted Stock Unit Plans issued by Chrysler

During 2009, the U.S. Treasury’s Office of the Special Master for Troubled Asset Relief Program Executive Compensation (the “Special Master”) and the Compensation Committee of Chrysler approved the Chrysler Group LLC Restricted Stock Unit Plan (“RSU Plan”), which authorized the issuance of Restricted Stock Units (“RSUs”) to certain key employees. RSUs represent a contractual right to receive a payment in an amount equal to the fair value of one Chrysler Group Unit, as defined in the RSU plan. Originally, RSUs granted to Chrysler’s employees in 2009 and 2010 vested in two tranches. In September 2012, Chrysler’s Compensation Committee approved a modification to the second tranche of RSUs. The modification removed the performance condition requiring an IPO to occur prior to the award vesting. Prior to this modification, the second tranche of the 2009 and 2010 RSUs were equity-classified awards. In connection with the modification of these awards, Chrysler determined that it was no longer probable that the awards would be settled with Chrysler’s company stock and accordingly reclassified the second tranche of the 2009 and 2010 RSUs from equity-classified awards to liability-classified awards. As a result of this modification, additional compensation expense of €12 million was recognized during 2012. RSUs granted to employees generally vest if the participant is continuously employed by Chrysler through the third anniversary of the grant date. The settlement of these awards is in cash.

Further, during 2009 Chrysler established the Amended and Restated Chrysler Group LLC Directors’ Restricted Stock Unit Plan (“Directors’ RSU Plan”). In April 2012, the Compensation Committee amended and restated the Chrysler Group LLC 2009 Directors’ Restricted Stock Unit Plan to allow grants having a one year vesting term to be granted on an annual basis. Director RSUs are granted to Chrysler non-employee members of the Chrysler Board of Directors. Prior to the change, Director RSUs were granted at the beginning of a three-year performance period and vested in three equal tranches on the first, second, and third anniversary of the date of grant, subject to the participant remaining a member of the Chrysler Board of Directors on each vesting date. Under the plan, settlement of the awards is made within 60 days of the Director’s cessation of service on the Board of Directors and awards are paid in cash; however, upon completion of an IPO, Chrysler has the option to settle the awards in cash or shares. The value of the awards is recorded as compensation expense over the requisite service periods and is measured at fair value.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

The liability from the vast majority of these awards is measured and adjusted to fair value at each reporting date. The expense recognized in total for both of the RSU Plans for the years ended December 31, 2013, 2012 and 2011 approximated €14 million, €28 million and €2 million, respectively. Total unrecognized compensation expense at December 31, 2013 for both of the RSU Plans was approximately €4 million.

Changes during 2013, 2012 and 2011 were as follows:

	2013		2012		2011
	Restricted Stock Units	Weighted average fair value at the grant date (€)	Restricted Stock Units	Weighted average fair value at the grant date (€)	Restricted Stock Units	Weighted average fair value at the grant date (€)
Outstanding shares unvested at the beginning of the year	4,735,442	4.34	5,952,331	2.51	5,220,692	0.86
Granted	161,290	7.46	1,466,523	5.87	2,799,836	4.14
Vested	(977,573)	2.61	(2,586,060)	0.95	(1,331,943)	0.86
Forfeited	(225,403)	5.25	(97,352)	4.76	(736,254)	1.43

Outstanding shares unvested at the end of the year	3,693,756	4.72	4,735,442	4.34	5,952,331	2.51

Deferred Phantom Shares issued by Chrysler

During 2009 the Special Master approved the Chrysler Group LLC Deferred Phantom Share Plan (“DPS Plan”) which authorized the issuance of phantom shares of the Company (“Phantom Shares”). Under the DPS Plan, Phantom Shares were granted to certain key employees as well as to the Chief Executive Officer in connection with his role as a member of the Chrysler Board of Directors. The Phantom Shares vested immediately on the grant date and will be settled in cash. The Phantom Shares are redeemable in three equal annual installments.

Changes during 2013, 2012 and 2011 were as follows:

	2013		2012		2011
	Phantom Shares	Weighted average fair value at the grant date (€)	Phantom Shares	Weighted average fair value at the grant date (€)	Phantom Shares	Weighted average fair value at the grant date (€)
Outstanding shares at the beginning of the year	1,508,785	2.68	4,944,476	1.83	3,988,292	1.03
Granted and Vested	-	-	-	-	956,184	4.47
Settled	(1,190,054)	2.13	(3,435,691)	1.43	-	-

Outstanding shares at the end of the year	318,731	4.53	1,508,785	2.68	4,944,476	1.83

The expense recognized in connection with this plan in 2013, 2012 and 2011 approximated €2 million, €2 million and €3 million, respectively.

2012 Long-Term Incentive Plan of Chrysler

In February 2012, the Compensation Committee of Chrysler adopted the 2012 Long-Term Incentive Plan (the “2012 LTIP”). The 2012 LTIP covers senior Chrysler executives (other than the Chief Executive Officer). It is designed to retain talented professionals and reward their performance through grants of phantom

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

equity in the form of restricted share units (“LTIP RSUs”) and performance share units (“LTIP PSUs”). LTIP RSUs may be granted annually, while LTIP PSUs are generally granted at the beginning of a three-year performance period. The Compensation Committee also has authority to grant additional LTIP PSUs awards during the three-year performance period. The LTIP RSUs will vest over three years in one-third increments on the anniversary of their grant date, while the LTIP PSUs will vest at the end of the three-year performance period only if Chrysler meets or exceeds certain three-year cumulative financial performance targets. Concurrent with the adoption of the 2012 LTIP Plan, the Compensation Committee established financial performance targets based on Chrysler’s consolidated financial results for the three-year performance period, ending December 31, 2014. If Chrysler does not fully achieve these targets, the LTIP PSUs will be deemed forfeited. LTIP RSUs and LTIP PSUs represent a contractual right to receive a payment in an amount equal to the fair value of one Chrysler Group Unit, as defined in the LTIP Plan. Once vested, LTIP RSUs and LTIP PSUs will be settled in cash or, in the event Chrysler conducts an IPO, in cash or shares of publicly traded stock, at the Compensation Committee’s discretion. Settlement will be made as soon as practicable after vesting, however in any case no later than March 15 of the year following. Vesting of the LTIP RSUs and LTIP PSUs may be accelerated in certain circumstances, including upon the participant’s death, disability or in the event of a change of control.

Changes during 2013 and 2012 were as follows:

	2013		2012
	LTIP RSUs	Weighted average fair value at the grant date (€)	LTIP RSUs	Weighted average fair value at the grant date (€)
Outstanding shares unvested at the beginning of the year	1,805,123	5.78	-	-
Granted	1,628,822	6.89	1,835,833	5.73
Vested	(615,315)	5.77	(20,123)	5.91
Forfeited	(120,423)	6.20	(10,587)	5.91

Outstanding shares unvested at the end of the year	2,698,207	6.13	1,805,123	5.78

	2013		2012
	LTIP PSUs	Weighted average fair value at the grant date (€)	LTIP PSUs	Weighted average fair value at the grant date (€)
Outstanding shares unvested at the beginning of the year	8,419,684	5.78	-	-
Granted	587,091	7.15	8,450,275	5.73
Vested	-	-	-	-
Forfeited	(589,264)	5.77	(30,591)	5.91

Outstanding shares unvested at the end of the year	8,417,511	5.64	8,419,684	5.78

The expense recognized in connection with these plans in 2013 was €36 million (€24 million in 2012). Total unrecognized compensation expenses at December 31, 2013 were approximately €32 million. These expenses will be recognized over the remaining service periods based upon the assessment of the performance conditions being achieved.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

(25)	Provisions for employee benefits

Group’s provisions and net assets for employee benefits are as follows:

	At December 31,		At January 1,
	2013	2012	2012
	(€ million)
Present value of defined benefit obligations:
Pension benefits	23,137	26,974	25,202
Health care and life insurance plans	1,945	2,289	2,070
Other post-employment benefits	1,023	997	953

Total present value of defined benefit obligations	26,105	30,260	28,225

Fair value of plan assets	18,982	20,049	20,005

Asset ceiling	3	-	-

Total net defined benefit plans	7,126	10,211	8,220

of which:
Net defined benefit liability	7,221	10,294	8,314
(Defined benefit plan asset)	(95)	(83)	(94)

Other provisions for employees and liabilities for share-based payments	1,105	1,252	1,326

Total Provisions for employee benefits	8,326	11,546	9,640

The Group provides post-employment benefits for certain of their active employees and retirees. The way these benefits are provided varies according to the legal, fiscal and economic conditions of each country in which the Group operates and may change periodically. The plans are classified by the Group on the basis of the type of benefit provided as follows: Pension benefits, Health care and life insurance plans, and Other post-employment benefits. Moreover, Group companies provide post-employment benefits, such as pension or health care benefits, to its employees under defined contribution plans. In this case, the Group pays contributions to public or private insurance plans on a legally mandatory, contractual, or voluntary basis. By paying these contributions the Group fulfills all of its obligations. The Group recognizes the cost for defined contribution plans over the period in which the employee renders service and classifies this by function in Cost of sales, Selling, general and administrative costs and Research and development costs. In 2013 this costs totaled €1,314 million (€1,114 million in 2012 and €1,047 in 2011).

Pension benefits

Group companies in the United States and Canada sponsor both non-contributory and contributory defined benefit pension plans. The non-contributory pension plans cover certain hourly and salaried employees. Benefits are based on a fixed rate for each year of service. Additionally, contributory benefits are provided to certain salaried employees under the salaried employees’ retirement plans. These plans provide benefits based on the employee’s cumulative contributions, years of service during which the employee contributions were made and the employee’s average salary during the five consecutive years in which the employee’s salary was highest in the 15 years preceding retirement.

In the United Kingdom, the Group participates, amongst others, in a pension plan financed by various entities belonging to the Group, called the “Fiat Group Pension Scheme” covering mainly deferred and retired employees.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Liabilities arising from these plans are usually funded by contributions made by Group subsidiaries and, at times by their employees, into legally separate trusts from which the employee benefits are paid. The Group’s funding policy for defined benefit pension plans is to contribute at least the minimum amounts required by applicable laws and regulations. Occasionally, additional discretionary contributions in excess of these legally required are made to achieve certain desired funding levels. In the U.S. these excess amounts are tracked, and the resulting credit balance can be used to satisfy minimum funding requirements in future years. As of December 31, 2013, the combined credit balances for the U.S. and Canadian qualified pension plans was approximately €1.9 billion, the usage of this credit balances to satisfy minimum funding requirements is subject to the plans maintaining certain funding levels. The Group contributions to funded pension plans for 2014 are expected to be €666 million, of which €647 million related to Chrysler and more specifically, €573 million are discretionary contributions and €74 million will be made to satisfy minimum funding requirement. The expected benefit payments for pension plans are as follows:

Expected benefit payments
(€ million)
2014	1,654
2015	1,623
2016	1,598
2017	1,572
2018	1,554
2019-2023	7,552

The following summarizes the changes in the pension plans:

	2013				2012
	Obligation	Fair value of plan assets	Asset ceiling	Liability (asset)	Obligation	Fair value of plan assets	Asset ceiling	Liability (asset)
				(€ million)

Amounts at January 1,	26,974	(20,049)	-	6,925	25,202	(20,005)	-	5,197

Included in the Consolidated income statement	1,142	(712)	-	430	1,480	(898)	-	582

Included in Other comprehensive income/loss
Actuarial losses/(gains) from:
- Demographic assumptions	(35)	-	-	(35)	172	-	-	172
- Financial assumptions	(1,943)	(1)	-	(1,944)	2,556	-	-	2,556
- Other	(2)	2	-	-	(248)	-	-	(248)
Return on assets	-	(518)	-	(518)	-	(989)	-	(989)
Changes in the effect of limiting net assets	-	-	3	3	-	-	-	-
Changes in exchange rates	(1,352)	1,107	-	(245)	(402)	286	-	(116)

Other
Change in the scope of consolidation	-	-	-	-	1	-	-	1
Employer contributions	-	(458)	-	(458)	-	(216)	-	(216)
Plan participant contributions	9	(9)	-	-	10	(9)	-	1
Benefits paid	(1,673)	1,667	-	(6)	(1,796)	1,781	-	(15)
Other changes	17	(11)	-	6	(1)	1	-	-

Amounts at December 31,	23,137	(18,982)	3	4,158	26,974	(20,049)	-	6,925

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

During 2013 an increase in discount rates resulted in actuarial gains for the year ended December 31, 2013, compared with actuarial losses for the year ended December 31, 2012, when interest rates declined from the prior year end. The actuarial losses were partially offset by the return on plan assets during the year.

Amounts recognized in the Consolidated income statement are as follows:

	For the years ended December 31,
	2013	2012	2011
	(€ million)
Current service cost	292	271	121
Interest expense	1,026	1,199	667
(Interest income)	(768)	(942)	(586)
Other administration costs	42	44	16
Past service costs/(credits) and gains or losses arising from settlements	(162)	10	39

Total recognized in the Consolidated income statement	430	582	257

During the second quarter of 2013, Chrysler amended its U.S. and Canadian salaried defined benefit pension plans. The U.S. plans were amended in order to comply with U.S. regulations, cease the accrual of future benefits effective December 31, 2013, and enhance the retirement factors. The Canada amendment ceases the accrual of future benefits effective December 31, 2014, enhances the retirement factors and continues to consider future salary increases for the affected employees. An interim re-measurement was performed for these plans, which resulted in a curtailment gain of €166 million recognized in unusual income in the Consolidated income statement (see Note 8). In addition, the Group recognized a €509 million reduction to its pension obligation, a €7 million reduction to defined benefit plan assets and a corresponding €502 million increase in accumulated Other comprehensive income/(loss).

The fair value of plan assets by class is as follows:

	At December 31, 2013		At December 31, 2012
	Amount	of which have a quoted market price in an active market	Amount	of which have a quoted market price in an active market
	(€ million)
Cash and cash equivalent	532	401	516	403
US equity securities	2,047	2,033	1,882	1,787
Non-US equity securities	1,540	1,531	1,558	1,549
Commingled funds	1,518	195	967	69

Equity instruments	5,105	3,759	4,407	3,405

Government securities	2,545	729	3,632	1,708
Corporate bonds (including Convertible and high yield bonds)	5,049	38	5,271	11
Other fixed income	635	-	717	1

Fixed income securities	8,229	767	9,620	1,719

Private equity funds	1,713	-	1,861	-
Mutual funds	4	-	3	3
Real estate funds	1,222	-	1,221	-
Hedge funds	1,759	-	1,844	-

Investment funds	4,698	-	4,929	3

Insurance contracts and other	418	46	577	7

Total fair value of plan assets	18,982	4,974	20,049	5,537

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Non-US Equity securities are invested broadly in developed international and emerging markets. Debt instruments are fixed income securities which comprise primarily long duration U.S. Treasury and global government bonds, as well as U.S. developed international and emerging market companies’ debt securities diversified by sector, geography and through a wide range of market capitalization. Commingled funds include common collective trust funds, mutual funds and other investment entities. Private equity funds include those in limited partnerships that invest primarily in operating companies that are not publicly traded on a stock exchange. Real estate investments includes those in limited partnerships that invest in various commercial and residential real estate projects both domestically and internationally. Hedge fund investments include those seeking to maximize absolute return using a broad range of strategies to enhance returns and provide additional diversification.

The investment strategies and objectives for pension assets primarily in the U.S. and Canada reflect a balance of liability-hedging and return-seeking investment considerations. The investment objectives are to minimize the volatility of the value of the pension assets relative to the pension liabilities and to ensure assets are sufficient to pay plan obligations. The objective of minimizing the volatility of assets relative to liabilities is addressed primarily through asset diversification, partial asset–liability matching and hedging. Assets are broadly diversified across many asset classes to achieve risk–adjusted returns that, in total, lower asset volatility relative to the liabilities. Additionally, in order to minimize pension asset volatility relative to the pension liabilities, a portion of the pension plan assets are allocated to fixed income securities. The group policy, for these plans, rebalances investments regularly and ensures actual allocations are in line with target allocations as appropriate.

Assets are actively managed, primarily, by external investment managers. Investment managers are not permitted to invest outside of the asset class or strategy for which they have been appointed. The Group uses investment guidelines to ensure investment managers invest solely within the mandated investment strategy. Certain investment managers use derivative financial instruments to mitigate the risk of changes in interest rates and foreign currencies impacting the fair values of certain investments. Derivative financial instruments may also be used in place of physical securities when it is more cost effective and/or efficient to do so. Plan assets do not include shares of Fiat S.p.A. or properties occupied by Group companies.

Sources of potential risk in the pension plan assets measurements relate to market risk, interest rate risk and operating risk. Market risk is mitigated by diversification strategies and as a result, there are no significant concentrations of risk in terms of sector, industry, geography, market capitalization, or counterparty. Interest rate risk is mitigated by partial asset–liability matching. The fixed income target asset allocation partially matches the bond–like and long–dated nature of the pension liabilities. Interest rate increases generally will result in a decline in the fair value of the investments in fixed income securities and the present value of the obligations. Conversely, interest rate decreases generally will increase the fair value of the investments in fixed income securities and the present value of the obligations.

The weighted average assumptions used to determine the defined benefit obligations are as follows:

	At December31,
	2013			2012
	USA	Canada	UK	USA	Canada	UK
	(%)
Discount rate	4.7	4.6	4.5	4.0	3.9	4.6
Future salary increase rate	3.0	3.5	3.1	3.0	3.5	3.0

The discount rates are used in measuring the obligation and the interest expense/(income) of net period cost. The Group selects these rates on the basis of the rate on return on high-quality (AA rated) fixed income

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

investments for which the timing and amounts of payments match the timing and amounts of the projected pension and other post-employment plan. The average duration of the U.S. and Canadian liabilities was approximately 11 and 12 years, respectively. The average duration of the UK pension liabilities was approximately 21 years.

Health care and life insurance plans

Liabilities arising from these plans comprise obligations for retiree health care and life insurance granted to employees and to retirees in the U.S. and Canada by Chrysler Group companies. Upon retirement from the Company, these employees may become eligible for continuation of certain benefits. Benefits and eligibility rules may be modified periodically. These plans are unfunded. The expected benefit payments for unfunded health care and life insurance plans are as follows:

Expected benefit payments
(€ million)
2014	128
2015	127
2016	127
2017	127
2018	126
2019-2023	631

Changes in the net defined benefit obligations for healthcare and life insurance plans are as follows:

	2013	2012
	(€ million)
Present value of obligations at January 1,	2,289	2,070

Included in the Consolidated income statement	112	119

Included in OCI:
Actuarial losses (gains) from:
- Demographic assumptions	(21)	52
- Financial assumptions	(207)	231
- Other	11	(1)
Effect of movements in exchange rates	(112)	(38)
Other changes
Benefits paid	(126)	(145)
Other	(1)	1

Present value of obligations at December 31,	1,945	2,289

Amounts recognized in the Consolidated income statement are as follows:

	For the years ended December 31,
	2013	2012	2011
	(€ million)

Current service cost	23	22	9
Interest expense	89	103	57
Past service costs (credits) and gains or losses arising from settlements	-	(6)	2

Total recognized in the Consolidated income statement	112	119	68

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Health care and life insurance plans are accounted for on an actuarial basis, which requires the selection of various assumptions, in particular, it requires the use of estimates of the present value of the projected future payments to all participants, taking into consideration the likelihood of potential future events such as health care cost increases and demographic experience.

The weighted average assumptions used to determine the defined benefit obligations are as follows:

	At December 31,
	2013		2012
	USA	Canada	USA	Canada
		(%)
Discount rate	4.9	4.7	4.1	3.9
Salary growth	n/a	2.7	n/a	2.7
Weighted average ultimate healthcare cost trend rate	5.0	3.6	5.0	3.7

The discount rates used for the measurement of these obligations are based on yields of high-quality (AA-rated) fixed income securities for which the timing and amounts of payments match the timing and amounts of the projected benefit payments. The average duration of the U.S. and Canadian liabilities was approximately 12 and 15 years, respectively.

The annual rate of increase in the per capita cost of covered U.S. health care benefits assumed for 2013 was 6.8 percent (8.0 percent in 2012). The annual rate was assumed to decrease gradually to 5.0 percent after 2017 and remain at that level thereafter. The annual rate of increase in the per capita cost of covered Canadian health care benefits assumed for 2013 was 3.3 percent (3.7 percent in 2012). The annual rate was assumed to remain at 3.6 percent thereafter.

Other post-employment benefits

Other post-employment benefits includes other employee benefits granted to Group employees in Europe and comprises, amongst others, the Italian employee severance indemnity (TFR) obligation amounting to €861 million at December 31, 2013 and to €830 million at December 31, 2012. These schemes are required under Italian Law.

The amount of TFR to which each employee is entitled must be paid when the employee leaves the company and is calculated based on the period of employment and the taxable earnings of each employee. Under certain conditions the entitlement may be partially advanced to an employee during its working life.

The legislation regarding this scheme was amended by Law 296 of 27 December 2006 and subsequent decrees and regulations issued in the first part of 2007. Under these amendments, companies with at least 50 employees are obliged to transfer the TFR to the “Treasury fund” managed by INPS or to supplementary pension funds. Prior to the amendments, accruing TFR for employees of all Italian companies could be managed by the company itself. Consequently, the Italian companies’ obligation to INPS and the contributions to supplementary pension funds take the form, under IAS 19, of “Defined contribution plans” whereas the amounts recorded in the provision for employee severance pay retain the nature of “Defined benefit plans”. Accordingly, the provision for employee severance indemnity in Italy consists of the residual obligation for TFR until December 31, 2006. This is an unfunded defined benefit plan as the benefits have already been almost entirely earned, with the sole exception of future revaluations. Since 2007 the scheme has been classified as a defined contribution plan, and the Group recognizes the associated cost over the period in which the employee renders service.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Changes in defined benefit obligations for other post-employment benefits are as follows:

	2013	2012
	(€ million)
Present value of obligations at January 1,	997	953

Included in the Consolidated income statement:	24	30

Included in OCI:
Actuarial losses (gains) from:
Demographic assumptions	(2)	(4)
Financial assumptions	37	54
Other	23	25
Effect of movements in exchange rates	(4)	2

Other:
Benefits paid	(59)	(77)
Change in the scope of consolidation	21	-
Other	(14)	14

Present value of obligations at December 31,	1,023	997

Amounts recognized in the Consolidated income statement are as follows:

	For the years ended December 31,
	2013	2012	2011
	(€ million)
Current service cost	9	8	8
Interest expense	15	25	28
Past service costs (credits) and gains or losses arising from settlements	-	(3)	(68)

Total recognized in the Consolidated income statement	24	30	(32)

In 2011 a net gain of €69 million arose in connection to a plan amendment associated with the termination of the Chrysler legal services plan in 2013. This gain was included within Other unusual income (Note 8).

The main assumptions used in developing the required estimates for other post-employment benefits include the discount rate, the retirement or employee leaving rate and the mortality rates.

The discount rates used for the measurement of the Italian TFR obligation are based on yields of high-quality (AA rated) fixed income securities for which the timing and amounts of payments match the timing and amounts of the projected benefit payments. For this plan, the single weighted average discount rate that reflects the estimated timing and amount of the scheme future benefit payments for 2013 is equal to 2.77 percent (3.4 percent in 2012). The average duration of the Italian TFR is approximately 7 years. Retirement or employee leaving rates are developed to reflect actual and projected Group experience and law requirements for retirement in Italy.

Other provisions for employees and liabilities for share-based payments

At December 31, 2013, Other provisions for employees and liabilities for share-based payments comprised other long term benefits obligations for €332 million (€323 million at December 2012), representing

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

the expected obligation for benefits as jubilee and long term disability granted to certain employees by the Group. This item also comprised liabilities for share-based payments amounting to €123 million at December 31, 2013 (€125 million at December 31, 2012).

(26)	Other provisions

Changes in Other provisions are as follows:

	At December 31, 2012	Additional provisions	Settlements	Unused amounts	Translation differences	Changes in the scope of consolidation and other changes	At December 31, 2013
	(€ million)
Warranty provision	3,617	2,011	(1,720)	(62)	(194)	4	3,656
Sales incentives	2,622	539	-	-	(153)	(15)	2,993
Legal proceedings and disputes	529	127	(62)	(48)	(46)	47	547
Commercial risks	394	130	(108)	(31)	(4)	(10)	371
Restructuring provision	261	41	(90)	(21)	(2)	2	191
Indemnities	62	-	-	-	-	-	62
Environmental risks	36	1	(7)	-	-	(1)	29
Investment provision	13	-	-	-	(2)	1	12
Other risks	1,248	344	(177)	(130)	(20)	(25)	1,240

Total Other provisions	8,782	3,193	(2,164)	(292)	(421)	3	9,101

The effect of discounting these provisions is €21 million in 2013 (€11 million in 2012).

The warranty provision represents the best estimate of commitments given by the Group for contractual, legal, or constructive obligations arising from product warranties given for a specified period of time beginning at the date of sale to the end customer. This estimate is principally based on assumptions regarding the lifetime warranty costs of each vehicle and each model year of that vehicle line, as well as historical claims experience for vehicles. The Group establishes provisions for product warranty obligations when the related sale is recognized. Warranty provisions also include management’s best estimate of the costs that are expected to be incurred in connection with product defects that could result in a general recall of vehicles, which are estimated by making an assessment of the historical occurrence of defects on a case-by-case basis and are accrued when a reliable estimate of the amount of the obligation can be made.

The following table sets forth total warranty costs recognized for the years ended December 31, 2013, 2012 and 2011.

	For the years ended December 31,
	2013	2012	2011
	(€ million)
Warranty costs	2,011	1,759	1,219

Recorded in the Consolidated income statement within:
Cost of sales	1,896	1,759	1,219
Other unusual expenses	115	-	-

	2,011	1,759	1,219

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Sales incentives: are offered on a contractual basis to the Group’s dealer networks, primarily on the basis of a specific cumulative level of sales transactions during a certain period. The provision also includes sales cash incentives provided to retail customers.

Legal proceedings and disputes: this provision represents management’s best estimate of the liability to be recognized by the Group with regard to legal proceedings arising in the ordinary course of business with dealers, customers, suppliers or regulators (such as contractual or patent disputes), legal proceedings involving claims with active and former employees and legal proceedings involving different tax authorities. None of these provisions are individually significant. Each Group company recognizes a provision for legal proceedings when it is deemed probable that the proceedings will result in an outflow of resources. In determining their best estimate of the liability, each Group company evaluates their legal proceedings on a case-by-case basis to estimate the probable losses that typically arise from events of the type giving rise to the liability. Their estimate takes into account, as applicable, the views of legal counsel and other experts, the experience of the Group and others in similar situations and the Group’s intentions with regard to further action in each proceeding. Group’s consolidated provision combines these individual provisions established by each of the Group’s companies.

Commercial risks arise in connection with the sale of products and services such as maintenance contracts. An accrual is recorded when the expected costs to complete the services under these contracts exceed the revenues expected to be realized.

The restructuring provision at December 31, 2013 consists of termination benefits of €106 million (€194 million at December 31, 2012) payable to employees in connection with restructuring plans, manufacturing rationalization costs of €15 million (€21 million at December 31, 2012) and other costs of €70 million (€46 million at December 31, 2012). These provisions are related to EMEA segment €53 million (€125 million at December 31, 2012), NAFTA segment €41 million (€53 million at December 31, 2012), Components €28 million (€40 million at December 31, 2012) and publishing activities €31 million (€3 million at December 31, 2012) and other minor €38 million (€40 million at December 31, 2012).

The Group’s restructuring programs primarily relate to restructuring and rationalization activities in the NAFTA and EMEA segments. With reference to restructuring programs carried out in the NAFTA segment, in connection with the April 2009 master transaction agreement, Chrysler assumed certain liabilities related to work force reduction actions related to its represented and non-represented hourly and salaried workforce, as well as liabilities for other costs, including supplier cancellation claims. The remaining actions under this restructuring program principally include the completion of the activities associated with the idling of two manufacturing facilities and the restructuring of the Chrysler’s international distribution operations, the plans for which have been refined, including the integration of the operations of its European distribution and dealer network into Fiat’s distribution organization. Costs associated with these remaining actions include, but are not limited to: employee severance, legal claims, and other international dealer network related costs. The remaining workforce reductions will affect represented and non-represented hourly and salaried employees and will be achieved through a combination of retirements, special programs, attrition and involuntary separations. In connection with these programs, the Group made refinements to existing reserve estimates resulting in net reductions of €10 million, €48 million and €7 million for the years ended December 31, 2013, 2012 and 2011, respectively. During the year ended December 31, 2013, 2012 and 2011, the adjustments mainly related to decreases in the expected workforce reduction costs and legal claim reserves. These refinements, which were based on management’s adequacy reviews, took into consideration the status of the restructuring actions and the estimated costs to complete the actions. With reference to EMEA segment, restructuring provision mainly relates to costs for workforce reduction process underway at certain production plants outside Italy and to costs related to the integration and rationalization of the operations of the Fiat’s European distribution and dealer network with those

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

of Chrysler. The restructuring charges and reserve adjustments are included in the Income statement within Restructuring costs.

Indemnities are estimated by the Group in connection with divestitures. These liabilities primarily arise from indemnities relating to contingent liabilities in existence at the time of the sale, as well as those covering any possible breach of the representations and warranties provided in the contract and, in certain instances, environmental or tax matters. These provisions were determined estimating the amount of the expected outflow of resources, taking into consideration the relevant level of probability of occurrence.

Environmental risks: this provision represents best estimate of the Group’s probable environmental obligations. Amounts included in the estimate comprise direct costs to be incurred by the Group in connection with environmental obligations associated with current or formerly owned facilities and sites. This provision also includes costs related to claims on environmental matters.

Other risks includes, among other items: provisions for disputes with suppliers related to supply contracts or other matters that are not subject to legal proceedings; provisions for product liabilities arising from personal injuries including wrongful death and potential exemplary or punitive damages alleged to be the result of product defects; and disputes with other parties relating to contracts or other matters not subject to legal proceedings. The valuation of these provisions is determined based on, among other factors, claims incurred and our historical experiences regarding similar disputes.

(27)	Debt

Breakdown of debt by category and by maturity is as follows:

	At December 31,
	2013				2012
	Due within one year	Due between one and five years	Due beyond five years	Total	Due within one year	Due between one and five years	Due beyond five years	Total
	(€ million)
Asset-backed financing	746	10	-	756	549	13	-	562
Bonds	2,572	8,317	3,577	14,466	1,389	8,295	3,032	12,716
Borrowings from banks	2,584	5,639	607	8,830	2,669	5,124	566	8,359
Payables represented by securities	554	1,374	2,604	4,532	516	1,220	3,137	4,873
Other debt	1,019	353	327	1,699	1,046	358	389	1,793

Total Debt	7,475	15,693	7,115	30,283	6,169	15,010	7,124	28,303

At December 31, 2013, Debt includes €9,458 million (€10,312 million at December 31, 2012) of Chrysler debt due to third parties.

Debt increased by €1,980 million at December 31, 2013. Net of foreign exchange translation effects and scope of consolidation, the increase in Debt was €3,075 million: the Group issued new bonds for €2,866 million during the year and repaid bonds on maturity for €1,000 million; during the year, medium and long-term loans obtained by the Group amounted to €2,593 million while medium and long-term borrowings repayments amounted to €1,963 million2.

[2]	These amounts exclude the proceeds and repayments of €595 million arising from the amendments to the U.S.$3.0 billion tranche B term loan maturing May 24, 2017 made in June and December 2013 by Chrysler.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Asset-backed financing represents the amount of financing received through factoring transactions which do not meet IAS 39 derecognition requirements and is recognized as an asset in the Consolidated statement of financial position under Current receivables and other current assets (Note 18). Asset-backed financing increased by €194 million in 2013.

The annual effective interest rates and the nominal currencies of debt at December 31, 2013 are as follows:

	Interest rate					Total at December 31, 2013
	less than 5%	from 5% to 7.5%	from 7.5% to 10%	from 10% to 12.5%	more than 12.5%
	(€ million)
Euro	5, 382	7,412	2,253	90	-	15,137
U.S. Dollar	2,962	122	5,744	12	169	9,009
Brazilian Real	1,271	431	256	1,190	-	3,148
Swiss Franc	378	672	-	-	-	1,050
Canadian Dollar	39	79	584	-	-	702
Mexican Peso	-	-	414	-	-	414
Chinese Renminbi	2	292	66	-	-	360
Polish Zloty	141	15	-	10	-	166
British Pound	116	-	-	-	-	116
Argentine Peso	-	-	33	-	64	97
Indian Rupee	1	-	16	-	30	47
Other	33	2	2	-	-	37

Total Debt	10,325	9,025	9,368	1,302	263	30,283

	Interest rate					Total at December 31, 2012
	less than 5%	from 5% to 7.5%	from 7.5% to 10%	from 10% to 12.5%	more than 12.5%
	(€ million)
Euro	4,886	5,862	2,254	97	-	13,099
U.S. Dollar	642	2,384	6,170	8	217	9,421
Brazilian Real	1,165	965	723	89	-	2,942
Canadian Dollar	53	82	725	-	-	860
Swiss Franc	10	684	-	-	-	694
Mexican Peso	-	-	459	-	-	459
Chinese Renminbi	4	321	-	-	-	325
Polish Zloty	14	145	-	11	-	170
Argentine Peso	-	-	64	5	84	153
British Pound	88	-	-	-	-	88
Indian Rupee	1	-	18	1	35	55
Other	36	-	1	-	-	37

Total Debt	6,899	10,443	10,414	211	336	28,303

For further information on the management of interest rate and currency risk reference should be made to Note 35.

At December 31, 2013, debt secured by assets of the Fiat Group excluding Chrysler amounts to €432 million (€379 million at December 31, 2012), of which €386 million (€292 million at December 31, 2012) due to creditors for assets acquired under finance leases. The total carrying amount of assets acting as security for loans amounts to €418 million at December 31, 2013 (€314 million at December 31, 2012).

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

At December 31, 2013, debt secured by assets of Chrysler amounts to €5,180 million (€5,530 million at December 31, 2012), and includes €4,448 million (€4,665 million at December 31, 2012) relating to the Secured Senior Notes and the Senior Credit Facility (the “U.S.$3.0 billion tranche B term loan maturing May 24, 2017” and the “Revolving Credit Facility”, which at December 31, 2013 was undrawn), €165 million (€183 million at December 31, 2012) was due to creditors for assets acquired under finance leases and other debt and financial commitments for €567 million (€682 million at December 31, 2012).

In addition, at December 31, 2013 the Group’s assets include current receivables to settle Asset-backed financing of €756 million (€562 million at December 31, 2012), see Note 18.

Bonds

The bond issues outstanding at December 31, 2013 are as follows:

					At December 31, (€ million)
	Currency	Face value of outstanding bonds (€ million)	Coupon	Maturity	2013	2012
Global Medium Term Note Program:
Fiat Finance & Trade Ltd S.A. (1)	EUR	900	6.125%	July 8, 2014	900	900
Fiat Finance & Trade Ltd S.A. (1)	EUR	1,250	7.625%	September 15, 2014	1,250	1,250
Fiat Finance & Trade Ltd S.A. (1)	EUR	1,500	6.875%	February 13, 2015	1,500	1,500
Fiat Finance & Trade Ltd S.A. (2)	CHF	425	5.000%	September 7, 2015	346	352
Fiat Finance & Trade Ltd S.A. (1)	EUR	1,000	6.375%	April 1, 2016	1,000	1,000
Fiat Finance & Trade Ltd S.A. (1)	EUR	1,000	7.750%	October 17, 2016	1,000	1,000
Fiat Finance & Trade Ltd. S.A. (2)	CHF	400	5.250%	November 23, 2016	326	331
Fiat Finance & Trade Ltd S.A. (1)	EUR	850	7.000%	March 23, 2017	850	850
Fiat Finance North America Inc. (1)	EUR	1,000	5.625%	June 12, 2017	1,000	1,000
Fiat Finance & Trade Ltd S.A. (2)	CHF	450	4.000%	November 22, 2017	367	-
Fiat Finance & Trade Ltd S.A. (1)	EUR	1,250	6.625%	March 15, 2018	1,250	-
Fiat Finance & Trade Ltd S.A. (1)	EUR	600	7.375%	July 9, 2018	600	600
Fiat Finance & Trade Ltd S.A. (1)	EUR	1,250	6.750%	October 14, 2019	1,250	-
Others	EUR	7			7	7

Total Global Medium Term Notes					11,646	8,790

Other bonds:
Fiat Finance & Trade Ltd S.A. (1)	EUR	1,000	6.625%	February 15, 2013	-	1,000
Chrysler Group LLC (Secured Senior Notes) (3)	U.S.$	1,500	8.000%	June 15, 2019	1,088	1,137
Chrysler Group LLC (Secured Senior Notes) (3)	U.S.$	1,700	8.250%	June 15, 2021	1,232	1,288

Total Other bonds					2,320	3,425

Hedging effect and amortized cost valuation					500	501

Total Bonds					14,466	12,716

(1)	Bond for which a listing on the Irish Stock Exchange was obtained.
(2)	Bond for which a listing on the SIX Swiss Exchange was obtained.
(3)	The Secured Senior Notes were issued at par on May 24, 2011 and initially sold in a private placement to qualified institutional buyers and non-US persons as defined by the Securities Act of 1933. On 29 December 2011, in accordance with the indenture, Chrysler commenced an offer to exchange the Original Notes outstanding for notes having substantially identical terms as those originally issued and the same principal amount but do not contain restrictions on transfer. The offer to exchange the Original Notes expired on February 1, 2012. Substantially all of the Original Notes were tendered for Secured Senior Notes.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Changes in bonds during 2013 are mainly due to:

•	the issue by Fiat Finance and Trade Ltd S.A. as part of the Global Medium Term Note Program of 6.625 percent notes at par having a principal of €1,250 million and due March 2018;

•	the repayment on maturity of a bond having a nominal value of €1 billion issued by Fiat Finance and Trade Ltd S.A. in 2006;

•	the issue by Fiat Finance and Trade Ltd S.A. as part of the Global Medium Term Note Program of 6.75 percent notes at par having a principal of €850 million and due October 2019;

•	the re-opening of the above €850 million 6.75 percent notes due October 2019, with the issue by Fiat Finance and Trade Ltd S.A. of a further €400 million of notes at 101.231 percent of par value and a yield to maturity of 6.50 percent, increasing the total principal amount of the bond to €1,250 million;

•	the issue by Fiat Finance and Trade Ltd S.A. as part of the Global Medium Term Note Program of 4.00 percent notes at par having a principal of CHF 450 million and due November 2017.

Following the repayment on February 15, 2013 of the bond issued by Fiat Finance and Trade Ltd. S.A. having a nominal value of €1 billion, bearing fixed interest at 6.625 percent, all the bonds issued by the Fiat Group excluding Chrysler are currently governed by the terms and conditions of the Global Medium Term Note Program. A maximum of €15 billion may be issued under this Program, of which notes of approximately €11.6 billion have been issued to December 31, 2013; the Program is guaranteed by Fiat S.p.A. The issuers taking part in the program include, amongst others, Fiat Finance and Trade Ltd. S.A. for an amount outstanding of €10.6 billion and Fiat Finance North America Inc. with a bond having a nominal value of €1 billion.

The companies in the Fiat Group may from time to time buy back bonds on the market that have been issued by the Group, also for purposes of their cancellation. Such buybacks, if made, depend upon market conditions, the financial situation of the Group and other factors which could affect such decisions.

Chrysler Secured Senior Notes

The original Secured Senior Notes were issued, at par, on May 24, 2011 and initially sold in a private placement to qualified institutional buyers and non-US persons as defined by the Securities Act of 1933, as amended. On December 29, 2011, in accordance with the indenture, Chrysler commenced an offer to exchange the original notes outstanding for notes having substantially identical terms as those originally issued and in the same principal amount however, the exchanged notes do not contain restrictions on transfer. The offer to exchange the original notes expired on February 1, 2012. Substantially all of the original notes were tendered for the Secured Senior Notes.

Chrysler may redeem, at any time, all or any portion of the Secured Senior Notes on not less than 30 and not more than 60 days’ prior notice mailed to the holders of the Secured Senior Notes to be redeemed.

Prior to June 15, 2015, the 2019 Secured Senior Notes (“2019 Notes”) will be redeemable at a price equal to the principal amount of the 2019 Notes being redeemed, plus accrued and unpaid interest to the date of redemption and a “make–whole” premium calculated under the indenture. At any time prior to June 15, 2014, Chrysler may also redeem up to 35 percent of the aggregate principal amount of the 2019 Notes, at a redemption price equal to 108 percent of the principal amount of the 2019 Notes being redeemed, plus accrued and unpaid

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

interest to the date of redemption with the net cash proceeds from certain equity offerings. On and after June 15, 2015, the 2019 Notes are redeemable at redemption prices specified in the 2019 Notes, plus accrued and unpaid interest to the date of redemption. The redemption price is initially 104 percent of the principal amount of the 2019 Notes being redeemed for the twelve months beginning June 15, 2015, decreasing to 102 percent for the twelve months beginning June 15, 2016 and to par on and after June 15, 2017.

Prior to June 15, 2016, the 2021 Secured Senior Notes (“2021 Notes”) will be redeemable at a price equal to the principal amount of the 2021 Notes being redeemed, plus accrued and unpaid interest to the date of redemption and a “make–whole” premium calculated under the indenture. At any time prior to June 15, 2014, Chrysler may also redeem up to 35 percent of the aggregate principal amount of the 2021 Notes, at a redemption price equal to 108.25 percent of the principal amount of the 2021 Notes being redeemed, plus accrued and unpaid interest to the date of redemption with the net cash proceeds from certain equity offerings. On and after June 15, 2016, the 2021 Notes are redeemable at redemption prices specified in the 2021 Notes, plus accrued and unpaid interest to the date of redemption. The redemption price is initially 104.125 percent of the principal amount of the 2021 Notes being redeemed for the twelve months beginning June 15, 2016, decreasing to 102.75 percent for the twelve months beginning June 15, 2017, to 101.375 percent for the year beginning June 15, 2018 and to par on and after June 15, 2019.

The indenture of the Secured Senior Notes issued by Chrysler includes affirmative covenants, including the reporting of financial results and other developments. The indenture also includes negative covenants which limited Chrysler’s ability and, in certain instances, the ability of certain of its subsidiaries to, (i) pay dividends or make distributions of Chrysler’s capital stock or repurchase Chrysler’s capital stock; (ii) make restricted payments; (iii) create certain liens to secure indebtedness; (iv) enter into sale and leaseback transactions; (v) engage in transactions with affiliates; (vi) merge or consolidate with certain companies and (vii) transfer and sell assets. The indenture provides for customary events of default, including but not limited to, (i) non-payment; (ii) breach of covenants in the indenture; (iii) payment defaults or acceleration of other indebtedness; (iv) a failure to pay certain judgments and (v) certain events of bankruptcy, insolvency and reorganization. If certain events of default occur and are continuing, the trustee or the holders of at least 25 percent in aggregate of the principal amount of the Secured Senior Notes outstanding under one of the series may declare all of the notes of that series to be due and payable immediately, together with accrued interest, if any. As of December 31, 2013 Chrysler was in compliance with all covenants under its financing agreements.

The Secured Senior Notes are secured by liens junior to the Senior Credit Facilities on substantially all of Chrysler’s assets and the assets of its U.S. subsidiary guarantors subject to certain exceptions. The collateral includes 100 percent of the equity interests in Chrysler’s U.S. subsidiaries and 65 percent of the equity interests in certain of its non-U.S. subsidiaries held directly by Chrysler and its U.S. subsidiary guarantors.

In February 2014 Chrysler issued additional secured senior notes with an aggregate principal amount of U.S.$1,375 million (€1.0 billion) and U.S.$1,380 million (€1.0 billion) due 2019 and 2021, respectively. For further details reference should be made to Note 36.

Borrowing from banks

At December 31, 2013, the item includes €2,119 million (€2,265 million at December 31, 2012) outstanding on the U.S.$3.0 billion tranche B term loan maturing May 24, 2017 of Chrysler, payable in equal quarterly installments of U.S.$7.5 million (€5.4 million), with the remaining balance due at maturity in May 2017. Taking advantage of market conditions and its improved credit profile, in June 2013, Chrysler had reduced the interest rate for its U.S.$3.0 billion tranche B term loan maturing May 24, 2017 and its undrawn

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

U.S.$1.3 billion (€0.9 billion) Revolving Credit Facility, maturing in May 2016. Certain loan covenants were also amended to be consistent with those in Chrysler’s bond agreement. Subsequently, in December 2013, Chrysler further reduced the interest rate on the U.S.$3.0 billion tranche B term loan maturing May 24, 2017.

Medium/long term committed credit lines (expiring after twelve months) currently available to the treasury companies of Fiat Group excluding Chrysler amount to approximately €3.2 billion at December 31, 2013, of which €2.1 billion related to the 3-year syndicated revolving credit line due in July 2016 that was undrawn at December 31, 2013. In June 2013, Fiat S.p.A. signed a new €2 billion 3-year revolving credit line, which replaced the existing of €1.95 billion credit line signed in July 2011. The syndication of the new line was successfully completed on July 18, 2013 with a group of 19 banks and, as a result of the positive response, the facility was increased to €2.1 billion.

Additionally, the operating entities of Fiat Group excluding Chrysler have committed credit lines available, with residual maturity after twelve months, to fund scheduled investments, of which approximately €1.8 billion was still undrawn at December 31, 2013.

The €2.1 billion syndicated credit facility of Fiat contains typical covenants for contracts of this type and size, such as financial covenants (Net Debt/EBITDA and EBITDA/Net Interest ratios related to industrial activities) and negative pledge, pari passu, cross default and change of control clauses. The failure to comply with these covenants, in certain cases, if not suitably remedied, can lead to the requirement to make early repayment of the outstanding loans. Similar covenants are contemplated for loans granted by the European Investment Bank for a total of €1.1 billion, in order to fund the Group’s investments and research and development costs. In addition, the above syndicated credit facility, currently includes limits on the ability to extend guarantees or loans to Chrysler.

At December 31, 2013, Chrysler has a secured revolving credit facility (“Revolving Credit Facility”) amounting to approximately €0.9 billion (U.S.$1.3 billion), fully undrawn at that date and maturing in May 2016.

Chrysler’s senior credit facilities, which include the above mentioned U.S.$3.0 billion tranche B term loan maturing May 24, 2017 and the Revolving Credit Facility, are secured by a senior priority security interest in substantially all of Chrysler’s assets and the assets of its U.S. subsidiary guarantors, subject to certain exceptions. The collateral includes 100 percent of the equity interests in Chrysler’s U.S. subsidiaries and 65 percent of the equity interests in its non U.S. subsidiaries held directly by Chrysler and its U.S. subsidiary guarantors.

The Senior Credit Agreement includes negative covenants, including but not limited to: (i) limitations on incurrence, repayment and prepayment of indebtedness; (ii) limitations on incurrence of liens; (iii) limitations on making certain payments; (iv) limitations on transactions with affiliates, swap agreements and sale and leaseback transactions; (v) limitations on fundamental changes, including certain asset sales and (vi) restrictions on certain subsidiary distributions. In addition, the Senior Credit Agreement requires Chrysler to maintain a minimum ratio of “borrowing base” to “covered debt” (as defined in the Senior Credit Agreement), as well as a minimum liquidity of U.S.$3.0 billion, which includes any undrawn amounts on the Revolving Credit Facility.

The Senior Credit Agreement contains a number of events of default related to: (i) failure to make payments when due; (ii) failure to comply with covenants; (iii) breaches of representations and warranties; (iv) certain changes of control; (v) cross–default with certain other debt and hedging agreements and (vi) the failure to pay or post bond for certain material judgments.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Payables represented by securities

At December 31, 2013, the item Payables represented by securities includes the VEBA Trust Note of €3,575 million, including accrued interest, (€3,863 million at December 31, 2012), including accrued interest, which represents Chrysler’s financial liability to the International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America (“UAW”) Retiree Medical Benefits Trust (“VEBA Trust”) having a principal outstanding amount of U.S.$4,715 million (€3,419 million). The VEBA Trust Note was issued by Chrysler in connection with the settlement of its obligations related to postretirement healthcare benefits for certain UAW retirees. The VEBA Trust Note had an implied interest rate of 9.0 percent and required annual payments of principal and interest through July 15, 2023. On February 7, 2014, Chrysler prepaid the VEBA Trust Note through the issuance of additional secured senior notes for U.S.$2.8 billion (€2.0 billion) and new senior credit facilities for U.S.$1.75 billion, or €1.3 billion, (as described in Note 36 – Subsequent events).

At December 31, 2013, Chrysler’s Payables represented by securities also includes the unsecured Canadian Health Care Trust Notes totaling €703 million, including accrued interest, (€864 million at December 31, 2012, including accrued interest, which represents Chrysler’s financial liability to the Canadian Health Care Trust arising from the settlement of its obligations for postretirement health care benefits for National Automobile, Aerospace, Transportation and General Workers Union of Canada “CAW” (now part of Unifor), which represented employees, retirees and dependents. These notes were issued in four tranches maturing up to 2024.

Other debt

At December 31, 2013, payables for finance leases amount to €551 million and may be analyzed as follows:

	At December 31,
	2013					2012
	Due within one year	Due between one and three years	Due between three and five years	Due beyond five years	Total	Due within one year	Due between one and three years	Due between three and five years	Due beyond five years	Total
			(€ million)
Minimum future lease payments	82	151	133	270	636	91	133	118	225	567
Interest expense	(20)	(31)	(21)	(13)	(85)	(20)	(33)	(23)	(16)	(92)

Present value of minimum lease payments	62	120	112	257	551	71	100	95	209	475

At December 31, 2013, the Fiat Group excluding Chrysler had outstanding financial lease agreements for certain Property, plant and equipment whose overall net carrying amount totals €394 million (€286 million at December 31, 2012) (Note 15). As discussed in Note 15, finance lease payables also relate to suppliers’ assets recognized in the Consolidated financial statements in accordance with IFRIC 4.

(28)	Trade payables

Trade payables of €17,207 million at December 31, 2013 increased by €618 million over December 31, 2012 and entirely due within one year.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

(29)	Other current liabilities

An analysis of Other current liabilities is as follows:

	At December 31,
	2013	2012
	(€ million)
Advances on buy-back agreements	1,583	1,198
Indirect tax payables	1,304	1,235
Accrued expenses and deferred income	2,370	1,927
Payables to personnel	781	731
Social security payables	349	328
Amounts due to customers for contract work (Note 17)	209	178
Other	2,367	2,214

Total Other current liabilities	8,963	7,811

An analysis of Other current liabilities (excluding Accrued expenses and deferred income) by due date is as follows:

	At December 31,
	2013				2012
	Due within one year	Due between one and five years	Due beyond five years	Total	Due within one year	Due between one and five years	Due beyond five years	Total
	(€ million)
Total Other current liabilities (excluding Accrued expenses and deferred income)	5,731	840	22	6,593	5,147	703	34	5,884

Advances on buy-back agreements refers to buy-back agreements entered into by the Group and comprises the price received for the product recognized as an advance at the date of the sale, and subsequently, the repurchase price and the remaining lease installments yet to be recognized.

Indirect tax payables includes taxes on commercial transactions accrued by the Brazilian subsidiary FIASA for which the company (as well as a number of important industrial groups which operate in Brazil) is awaiting the decision by the Supreme Court regarding its claim alleging double taxation. In March 2007, FIASA received a preliminary trial court decision allowing the payment of such tax on a taxable base consistent with the company’s position. Since it is a preliminary decision and the amount may be required to be paid to the tax authorities at any time, the difference between the tax payments as preliminary allowed and the full amount determined as required by the legislation still in force is recognized as a current liability due between one and five years. Timing for the Supreme Court decision is not predictable.

Deferred income includes the revenues not yet recognized in relation to separately-priced extended warranties and service contracts offered by Chrysler. These revenues will be recognized in the Consolidated income statement over the contract period in proportion to the costs expected to be incurred based on historical information. In addition, at December 31, 2013, deferred revenue also includes €214 million deferred income arising from the donation of a land from the State of Pernambuco. This deferred income will be recognized in the Consolidated income statement starting from the entering in to activity of the plant (see Note 15).

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

(30)	Fair value measurement

IFRS 13 establishes a hierarchy that categorizes into three levels the inputs to the valuation techniques used to measure fair value by giving the highest priority to quoted prices (unadjusted) in active markets for identical assets and liabilities (level 1 inputs) and the lowest priority to unobservable inputs (level 3 inputs). In some cases, the inputs used to measure the fair value of an asset or a liability might be categorized within different levels of the fair value hierarchy. In those cases, the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy at the lowest level input that is significant to the entire measurement.

Levels used in the hierarchy are as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets and liabilities that the Group can access at the measurement date.

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the assets or liabilities, either directly or indirectly.

•	Level 3 inputs are unobservable inputs for the assets and liabilities.

Assets and liabilities that are measured at fair value on a recurring basis

The following table shows the fair value hierarchy for financial assets and liabilities that are measured at fair value on a recurring basis at December 31, 2013:

	Note	At December 31, 2013
		Level 1	Level 2	Level 3	Total
		(€ million)
Assets at fair value available-for-sale:
Investments at fair value with changes directly in Other comprehensive income/(loss)	(16)	134	14	-	148
Investments at fair value through profit or loss	(16)	151	-	-	151
Other non-current securities	(16)	42	-	12	54
Current securities available-for-sale	(19)	92	-	-	92
Financial assets at fair value held-for-trading:
Current investments		35	-	-	35
Current securities held for trading	(19)	155	-	-	155
Other financial assets	(20)	20	509	4	533
Cash and cash equivalents	(21)	18,514	941	-	19,455

Total Assets		19,143	1,464	16	20,623

Other financial liabilities	(20)	-	135	2	137

Total Liabilities		-	135	2	137

In 2013, there were no transfers between Levels in the fair value hierarchy.

The fair value of Other financial assets and liabilities that are mainly composed of derivatives financial instruments is measured by taking into consideration market parameters at the balance sheet date and using valuation techniques widely accepted in the financial business environment. In particular:

•	the fair value of forward contracts and currency swaps is determined by taking the prevailing exchange rate and interest rates at the balance sheet date;

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

•	the fair value of interest rate swaps and forward rate agreements is determined by taking the prevailing interest rates at the balance sheet date and using the discounted expected cash flow method;

•	the fair value of combined interest rate and currency swaps is determined using the exchange and interest rates prevailing at the balance sheet date and the discounted expected cash flow method;

•	the fair value of swaps and options hedging commodity price risk is determined by using suitable valuation techniques and taking market parameters at the balance sheet date (in particular, underlying prices, interest rates and volatility rates);

•	the fair value of equity swaps is determined using market prices at the balance sheet date.

The par value of Cash and cash equivalents usually approximates fair value due to the short maturity of these instruments, which consist primarily of bank current accounts and time deposits, certificates of deposit, commercial paper, bankers’ acceptances and money market funds. Money market funds valuation is also based on available market quotations. Where appropriate, the fair value of Cash equivalents is determined with discounted expected cash flow techniques, using observable market yields (represented in level 2 above).

The following table provides a reconciliation from the opening balances to the closing balances for fair value measurements categorized in Level 3 in 2013:

	Other non- current securities	Other financial assets/(liabilities)
	(€ million)
At December 31, 2012	12	7
Gains/(Losses) recognized in Consolidated income statement	-	6
Gains/(Losses) recognized in Other comprehensive income/loss	-	(3)
Issues/Settlements	-	(8)

At December 31, 2013	12	2

The gains/losses included in the Consolidated income statement are recognized in Cost of sales for €6 million. The gains and losses recognized in Other comprehensive income/(loss) have been included in Gains/(losses) on cash flow hedging instruments for €2 million and in Exchange differences on translating foreign operations for €1 million.

Assets and liabilities not measured at fair value on recurring basis

For financial instruments represented by short-term receivables and payables, for which the present value of future cash flows does not differ significantly from carrying value, we assume that carrying value is a reasonable approximation of the fair value. In particular, the carrying amount of Current receivables and Other current assets and of Trade payables and Other current liabilities approximates their fair value.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

The following table represents carrying amount and fair value for the most relevant categories of financial assets and liabilities not measured at fair value on a recurring basis:

	Note	At December 31,
		2013		2012
		Carrying amount	Fair Value	Carrying amount	Fair Value
		(€ million)
Dealer financing		2,286	2,290	2,101	2,101
Retail financing		970	957	1,115	1,112
Finance lease		297	296	331	331
Other receivables from financing activities		118	118	173	173

Receivables from financing activities	(18)	3,671	3,661	3,720	3,717

Asset backed financing		756	756	562	562
Bonds		14,466	15,464	12,716	13,164
Other debt		15,061	15,180	15,025	15,048

Debt	(27)	30,283	31,400	28,303	28,774

The fair values of Receivables from financing activities, which are categorized within the Level 3 of the fair value hierarchy, have been estimated with discounted cash flows models. The most significant inputs used for this measurement are market discount rates, that reflect conditions applied in various reference markets on receivables with similar characteristics, adjusted in order to take into account the credit risk of the counterparties.

Bonds that are traded in active markets for which close or last trade pricing is available are classified within Level 1 of the fair value hierarchy. Bonds for which such prices are not available (valued at the last available price or based on quotes received from independent pricing services or from dealers who make markets in such securities), which are primarily the Chrysler Secured Senior Notes, are categorized as Level 2. At December 31, 2013, €12,854 million and €2,610 million of Bonds were classified within Level 1 and Level 2, respectively.

The fair value of Other debt included in Level 2 of the fair value hierarchy has been estimated using discounted cash flow models. The main inputs used are year-end market interest rates, adjusted for market expectations of the Group’s non-performance risk implied in quoted prices of traded securities issued by the Group and existing credit derivatives on Group liabilities. The Fair value of the debt that requires significant adjustments using unobservable inputs is categorized in Level 3 of the fair value hierarchy.

At December 31, 2013, €9,006 million and €6,174 million of Other Debt were classified within Level 2 and Level 3, respectively.

(31)	Related party transactions

Pursuant to IAS 24, the related parties of the Group are entities and individuals capable of exercising control, joint control or significant influence over Fiat Group and its subsidiaries, companies belonging to the Exor group, (including the CNH Industrial group) and unconsolidated subsidiaries, associates or joint ventures of the Fiat Group. In addition, members of Fiat Group Board of Directors, Board of Statutory Auditors and executives with strategic responsibilities and their families are also considered related parties.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

The Group carries out transactions with unconsolidated subsidiaries, joint ventures, associates and other related parties, on commercial terms that are normal in the respective markets, considering the characteristics of the goods or services involved. Transactions carried out by the Group with unconsolidated subsidiaries, joint ventures, associates and other related parties are primarily of those a commercial nature, which have had an effect on revenues, cost of sales, and trade receivables and payables; in particular, these transactions relate to:

•	the sale of motor vehicles to the Joint venture Tofas-Turk Otomobil Fabrikasi A.S. and FGAC;

•	the sale of engines, other components and production systems and the purchase of commercial vehicles with Sevel. Amounts reflected in the tables below represents the 100 percent amounts in 2011 when the interest in Sevel was accounted for under the equity method and the 50 percent amounts in 2012 and in 2013 when the interest was accounted for as a joint operation;

•	the sale of engines, other components and production systems to the Chrysler Group in the first five months of 2011;

•	the sale of engines, other components and production systems to companies of the CNH Industrial group and, for 2012, to Société Européenne de Véhicules Légers du Nord-Sevelnord Société Anonyme;

•	the provision of services and the sale of goods with Fiat India Automobiles Limited. Amounts reflected in the tables below represents the 100 percent amounts in 2011 when the entity was a joint venture accounted for under the equity method and the 50 percent amounts from 2012 when the entity became a joint operation;

•	the provision of services and the sale of goods to the joint venture GAC FIAT Automobiles Co Ltd;

•	the provision of services (accounting, payroll, tax, information technology, purchasing and security) to the companies of the CNH Industrial group;

•	the purchase of commercial vehicles from the joint ventures Tofas-Turk Otomobil Fabrikasi A.S and, for 2012, Société Européenne de Véhicules Légers du Nord-Sevelnord Société Anonyme;

•	the purchase of engines from the VM Motori group in 2012 and in the first half of 2013;

•	the purchase of commercial vehicles under contract manufacturing agreement from the CNH Industrial group.

The most significant financial transactions with related parties generated Receivables from financing activities of the Group’s financial services companies due from joint ventures and Asset-backed financing relating to amounts due to FGAC for the sale of receivables which do not qualify for derecognition under IAS 39 – Financial Instruments: Recognition and Measurement. At December 31, 2013 and at December 31, 2012, Receivables from financing activities due from related parties also included receivables due from CNH Industrial group companies mainly arising from customer factoring provided by the Group’s financial services companies. On the other hand, Debt due to related parties included certain balances due to CNH Industrial group companies, mainly relating to factoring and dealer financing in Latin America.

In accordance with IAS 24, transactions with related parties also include compensation payable to Directors, Statutory Auditors and managers with strategic responsibilities.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

The amounts of the transactions with related parties recognized in the Consolidated income statement are as follows:

	For the years ended December 31,
	2013				2012				2011
	Net Revenues	Cost of sales	Selling, general and administra- tive costs	Financial income/ (expenses)	Net Revenues	Cost of sales	Selling, general and admini- strative costs	Financial income/ (expenses)	Net Revenues	Cost of sales	Selling, general and admini- strative costs	Financial income/ (expenses)
	(€ million)
Tofas-Turk Otomobil Fabrikasi A.S.	1,145	1,287	3	-	1,115	1,227	4	-	1,257	1,289	10	-
Società Europea Veicoli Leggeri-Sevel S.p.A.	237	-	3	-	235	-	-	-	465	1,603	-	-
FGAC	223	62	10	(24)	200	82	12	(28)	207	80	14	(34)
GAC FIAT Automobiles Co Ltd	144	-	1	-	150	-	-	-	42	3	-	-
Fiat India Automobiles Limited	14	-	2	1	19	-	1	-	42	14	-	-
Société Européenne de Véhicules Légers du Nord- Sevelnord Société Anonyme (*)	-	-	-	-	24	218	-	-	32	265	-	-
VM Motori group	-	121	-	-	-	215	-	-	-	115	-	-
Other	7	6	-	-	6	4	-	-	4	4	-	-

Total joint arrangements	1,770	1,476	19	(23)	1,749	1,746	17	(28)	2,049	3,373	24	(34)

Chrysler Group (**)	-	-	-	-	-	-	-	-	165	310	-	-
To-dis S.r.l.	48	4	-	-	48	2	-	-	51	3	-	-
Arab American Vehicles Company S.A.E.	15	-	-	-	24	-	-	-	-	-	-	-
Other	7	-	5	-	6	1	7	-	2	-	10	-

Total associates	70	4	5	-	78	3	7	-	218	313	10	-

CNH Industrial group	703	500	-	-	676	452	1	-	663	428	1	72
Tata Steel IJmuiden BV	-	-	-	-	-	-	-	-	-	55	-	-
Poltrona Frau group	-	22	1	-	-	18	-	-	-	25	-	-
Directors, Statutory Auditors and Key Management	-	-	49	-	-	-	57	-	-	-	58	-
Other	-	2	12	-	1	18	7	-	2	7	3	-

Total other related parties and CNH Industrial group	703	524	62	-	677	488	65	-	665	515	62	72

Total unconsolidated subsidiaries	45	15	28	1	38	99	27	3	38	71	21	2

Total transactions with related parties	2,588	2,019	114	(22)	2,542	2,336	116	(25)	2,970	4,272	117	40

Total for the Group	86,624	74,326	6,702	(1,987)	83,765	71,473	6,775	(1,910)	59,559	50,827	5,082	(1,359)

(*) At December 31, 2012, the Investment was classified as Asset held for sale, then transferred at the beginning of the 2013.

(**) The revenues and cost of sales relating to the Chrysler group refer in 2011 to the first five months.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Non-financial assets and liabilities originating from related party transactions are as follows:

	At December 31,
	2013				2012
	Trade receivables	Trade payables	Other current assets	Other current liabilities	Trade receivables	Trade payables	Other current assets	Other current liabilities
	(€ million)
Tofas-Turk Otomobil Fabrikasi A.S.	50	232	-	-	32	257	-	2
FCAC	49	165	1	93	64	147	12	85
GAC FIAT Automobiles Co Ltd	35	3	-	5	25	4	-	-
Società Europea Veicoli Leggeri-Sevel S.p.A.	10	-	2	5	11	-	1	3
Fiat India Automobiles Limited	5	1	-	-	48	-	1	-
Société Européenne de Véhicules Légers du Nord-Sevelnord Société Anonyme (*)	-	-	-	-	1	55	-	-
VM Motori group	-	-	-	-	-	20	-	-
Other	5	1	1	-	6	-	1	-

Total joint arrangements	154	402	4	103	187	483	15	90

Arab American Vehicles Company S.A.E.	9	3	-	-	11	3	-	-
Other	13	3	-	25	29	4	-	27

Total associates	22	6	-	25	40	7	-	27

CNH Industrial group	48	51	24	13	74	61	27	45
Poltrona Frau group	-	6	-	-	-	5	-	-
Directors, Statutory Auditors and Key Management	-	-	-	17	-	-	-	14
Other	-	1	-	1	-	11	-	-

Total other related parties and CNH Industrial group	48	58	24	31	74	77	27	59

Total unconsolidated subsidiaries	39	24	4	1	26	32	4	1

Total originating from related parties	263	490	32	160	327	599	46	177

Total for the Group	2,544	17,207	2,323	8,963	2,816	16,589	2,195	7,811

(*) At December 31, 2012, the Investment was classified as Asset held for sale, then transferred at the beginning of the 2013.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Financial assets and liabilities originating from related party transactions are as follows:

	At December 31,
	2013			2012
	Current receivables from financing activities	Asset- backed financing	Other debt	Current receivables from financing activities	Asset- backed financing	Other debt
	(€ million)
FGAC	54	85	270	88	56	96
Società Europea Veicoli Leggeri-Sevel S.p.A.	14	-	10	12	-	2
Other	18	-	-	5	-	-

Total joint arrangements	86	85	280	105	56	98

Global Engine Alliance LLC	-	-	-	-	-	4
Other	7	-	-	-	-	-

Total associates	7	-	-	-	-	4

Total CNH Industrial group	18	-	53	18	5	87
Total unconsolidated subsidiaries	38	-	20	66	-	20
Total originating from related parties	149	85	353	189	61	209

Total for the Group	3,671	756	29,527	3,720	562	27,741

Commitments and Guarantees pledged in favor of related parties

Guarantees pledged in favor of related parties are as follows:

	At December 31,
	2013	2012
	(€ million)
Joint ventures	6	5
Other related parties and CNH Industrial group	-	7
Unconsolidated subsidiaries	9	13

Total related parties guarantees	15	25

In addition, at December 31, 2013 the Group had commitments for constitution, acquisition agreements and capital increases in respect of Joint ventures for € 10 million and, with reference to its interest in the joint venture Tofas, had a take or pay commitment whose future minimum expected obligations are as follows:

(€ million)

2014	150
2015	150
2016	98
2017	98
2018	98

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Emoluments to Directors, Statutory Auditors and Key Management

The fees of the Director and Statutory Auditors of Fiat S.p.A. for carrying out their respective functions, including those in other consolidated companies, are as follows:

	For the years ended December 31,
	2013	2012	2011
	(€ thousand)
Directors (a)	18,912	22,780	24,570
Statutory auditors	230	229	260

Total emoluments	19,142	23,009	24,830

(a) This amount includes the notional compensation cost arising from stock grants granted to the Chief Executive Officer.

The aggregate compensation payable to executives with strategic responsibilities was approximately €30 million for 2013 (€34 million in 2012 and €32 million in 2011). This is inclusive of the following:

•	an amount of approximately €15 million in 2013 (approximately €19 million in 2012 and approximately €17 million in 2011) for short-term employee benefits;

•	an amount of €3 million in 2013 (€5 million in 2012 and €12 million in 2011) as the Fiat Group’s contribution to State and employer defined contribution pension funds;

•	an amount of approximately €1 million in 2013 (nil in 2012 and approximately €2 million in 2011) for termination benefits;

•	an amount of approximately €10 million in 2013 (approximately €9 million in 2012 and approximately €1 million in 2011) for share-based payments.

(32)	Explanatory notes to the Consolidated statement of cash flows

The Consolidated statement of cash flows sets out changes in Cash and cash equivalents during the year. As required by IAS 7 – Statement of cash flows, cash flows are separated into operating, investing and financing activities. The effects of changes in exchange rates on cash and cash equivalents are shown separately under the line item Translation exchange differences.

Cash flows from (used in) operating activities mostly derive from the Group’s industrial activities.

The cash flows generated by the sale of vehicles under buy-back commitments and GDP vehicles, net of the amounts included in Profit/(loss) for the year, are included under operating activities in a single line item which includes change in working capital arising from these transactions.

For 2013, Other non-cash items (positive for €535 million) mainly include €336 million impairment losses on tangible and intangible assets, €54 million loss related to the devaluation of the official exchange rate of the Venezuelan Bolivar (VEF) relative to the U.S.$ (Note 8) and €56 million write-off of the book value of the Equity Recapture Agreement Right. For 2012, Other non-cash items (positive for €582 million) mainly included impairment losses on fixed assets, the share of the net profit and loss of equity method investees and the effect, for €515 million, related to the adjustment of the Consolidated income statement for 2012 following the retrospective adoption of IAS 19 revised from January 1, 2013, as if the amendment had always been applied.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

For 2011, Other non-cash items (negative for €853 million) mainly included the reversal of the following non-cash items:

•	unusual income totaling €2,017 million arising from remeasurement of the 30 percent interest previously held in Chrysler and Fiat’s right to receive an additional 5 percent on the occurrence of the final Performance Event, which took place in early January 2012;

•	impairment losses on property, plant and equipment and other intangible assets amounting to €713 million;

•	a €220 million charge arising on the fair value step-up of the inventories acquired in the Chrysler business combination;

•	the negative change in fair value of €110 million arising from the equity swaps on the ordinary shares of Fiat S.p.A. and CNH Industrial N.V.;

•	the share of the profit or loss of equity method investees and the impairment losses recognized during the period for investments measured at cost totaling €123 million;

•	the other unusual income of €69 million resulting from changes in Other post-employment benefits in Chrysler in North America;

•	the effect, for €253 million, related to the adjustment of the Consolidated income statement for 2011 following the retrospective adoption of IAS 19 revised from January 1, 2013, as if the amendment had always been applied.

Change in working capital generated cash of €1,410 million for the year ended December 31, 2013 primarily driven by (a) €1,328 million increase in trade payables, mainly related to increased production in NAFTA as a result of increased consumer demand for vehicles, and increased production for Luxury Brands, (b) €817 million in net other current assets and liabilities, mainly related to increases in accrued expenses and deferred income as well as indirect taxes payables, (c) €213 million decrease in trade receivables, principally due to the contraction of sales volumes in EMEA and LATAM which were partially offset by (d) €948 million increase in inventory (net of vehicles sold under buy-back commitments), mainly related to increased finished vehicle and work in process levels at December 31, 2013 compared to December 31, 2012, in part driven by higher production levels in late 2013 to meet anticipated consumer demand in NAFTA, APAC and for Luxury Brands.

Change in working capital generated cash of €689 million for the year ended December 31, 2012 primarily driven by (a) €506 million increase in trade payables, mainly related to increased production in response to increased consumer demand of vehicles especially in NAFTA and APAC, partially offset by reduced production and sales levels in EMEA, (b) €961 million in other current assets and liabilities, primarily due to increases in accrued expenses, deferred income and taxes which were partially offset by (c) €572 million increase in inventory (net of vehicles sold under buy-back commitments), primarily due to increased finished vehicle and work in process levels at December 31, 2012 versus December 31, 2011, driven by an increase in vehicle inventory levels in order to support consumer demand in NAFTA and APAC and (d) €206 million increase in trade receivables, primarily due to an increase in receivables from third party international dealers and distributors due to increased sales at the end of 2012 as compared to 2011 due to consumer demand.

Change in working capital generated cash of €1,412 million for the year ended December 31, 2011 primarily driven by (a) €412 million decrease in trade receivables, primarily due to increased level of receivables

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

sold to financial companies, (b) €1,523 million increase in trade payables, primarily due to increased production in response to increased consumer demand of vehicles especially in NAFTA and APAC, partially offset by reduced production and sales levels in EMEA and (c) €230 million in other current assets and liabilities, primarily due to increases in accrued expenses and deferred income partially offset by (d) €753 million increase in inventory, primarily due to increased finished vehicle and work in process levels at December 31, 2011 versus December 31, 2010. These increases were primarily driven by the increase in inventory levels in order to support consumer demand in NAFTA and APAC.

Cash flows for income tax payments net of refunds amount to €429 million in 2013 (€475 million in 2012 and €532 million in 2011).

Net cash acquired in the acquisition of interests in subsidiaries and joint operations amounting to €5,602 million in 2011 mainly comprises the cash and cash equivalents arising from the consolidation of Chrysler, amounting to €6,505 million, net of the consideration paid for the acquisition of the additional 16 percent interest, amounting to €881 million (U.S.$1,268 million), as explained in further detail in the Section – Accounting for the Chrysler business combination. In 2012 Acquisition of interest in subsidiaries and joint operations amounting to €14 million mainly refers to cash and cash equivalents arising from the recognition of net assets arising from the FIAL joint operation. In 2013 the item amounting to € 15 million includes €12 million of Cash and cash equivalents arising from the consolidation of VM Motori.

In 2011 Cash flows from financing activities included €438 million arising from the acquisition of the additional 6.031 percent and 1.508 percent fully diluted ownership interest in Chrysler from the U.S. Treasury and the Canadian government, for consideration of U.S.$500 million (€351 million) and U.S.$125 million (€87 million), respectively. In 2013 Cash flows from financing activities includes €34 million arising from the acquisition of the remaining 50 percent interest of VM Motori. Both amounts were classified under Acquisition of non-controlling interests.

In 2011 Cash flows from financing activities included €2,761 million cash inflows arising from changes in net financial receivable from CNH Industrial Group mainly related to the repayment of the financing provided by the central treasury companies of Fiat post-Demerger to the companies transferred to the CNH Industrial group net of debt payables.

Interest of €1,832 million (€1,951 million in 2012 and €1,569 million in 2011) was paid and interest of €398 million (€647 million in 2012 and €793 million in 2011) was received in 2013. Amounts indicated are inclusive of interest rate differentials paid or received on interest rate derivatives.

(33)	Guarantees granted, commitments and contingent liabilities

Guarantees granted

At December 31, 2013, the Group had pledged guarantees on the debt or commitments of third parties totaling €31 million (€50 million at December 31, 2012), as well as guarantees of €15 million on related party debt (€25 million at December 31, 2012).

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

SCUSA Private-Label Financing Agreement

In February 2013, Chrysler entered into a private-label financing agreement with Santander Consumer USA Inc. (“SCUSA”), an affiliate of Banco Santander (the “SCUSA Agreement”). The new financing arrangement launched on May 1, 2013. Under the SCUSA Agreement, SCUSA provides a wide range of wholesale and retail financing services to Chrysler’s dealers and consumers in accordance with its usual and customary lending standards, under the Chrysler Capital brand name. The financing services include credit lines to finance dealers’ acquisition of vehicles and other products that Chrysler sells or distributes, retail loans and leases to finance consumer acquisitions of new and used vehicles at independent dealerships, financing for commercial and fleet customers, and ancillary services. In addition, SCUSA will work with dealers to offer them construction loans, real estate loans, working capital loans and revolving lines of credit.

Under the new financing arrangement, SCUSA has agreed to specific transition milestones for the initial year following launch. If the transition milestones are met, or otherwise satisfactory to Chrysler, the SCUSA Agreement will have a ten-year term, subject to early termination in certain circumstances, including the failure by a party to comply with certain of its ongoing obligations under the SCUSA Agreement. In accordance with the terms of the agreement, SCUSA provided Chrysler an upfront, nonrefundable payment of €109 million (U.S.$150 million) in May 2013, which was recognized as deferred revenue and will be amortized over ten years. As of December 31, 2013 €102 million remained in deferred revenue.

From time to time, Chrysler works with certain lenders to subsidize interest rates or cash payments at the inception of a financing arrangement to incentivize customers to purchase its vehicles, a practice known as “subvention.” Chrysler has provided SCUSA with limited exclusivity rights to participate in specified minimum percentages of certain of its retail financing rate subvention programs. SCUSA has committed to certain revenue sharing arrangements, as well as to consider future revenue sharing opportunities. SCUSA bears the risk of loss on loans contemplated by the SCUSA Agreement. The parties share in any residual gains and losses in respect of consumer leases, subject to specific provisions in the SCUSA Agreement, including limitations on Chrysler participation in gains and losses.

Ally Auto Finance Operating Agreement and Repurchase Obligations

In April 2013, the Auto Finance Operating Agreement between Chrysler Group and Ally Financial Inc. (“Ally”), referred as the “Ally Agreement”, was terminated. Notwithstanding the termination of the Ally Agreement, Ally will continue to provide wholesale and retail financing to Chrysler dealers and retail customers in the U.S. in accordance with its usual and customary lending standards. Chrysler’s dealers and retail customers also obtain funding from other financing sources.

In accordance with the terms of the Ally Agreement, Chrysler remains obligated to repurchase Ally-financed U.S. dealer inventory that was acquired on or before April 30, 2013, upon certain triggering events and with certain exceptions, in the event of an actual or constructive termination of a dealer’s franchise agreement, including in certain circumstances when Ally forecloses on all assets of a dealer securing financing provided by Ally. These obligations exclude vehicles that have been damaged or altered, that are missing equipment or that have excessive mileage or an original invoice date that is more than one year prior to the repurchase date.

As of December 31, 2013, the maximum potential amount of future payments required to be made to Ally under this guarantee was approximately €167 million and was based on the aggregate repurchase value of eligible vehicles financed by Ally in Chrysler’s U.S. dealer stock. If vehicles are required to be repurchased under this arrangement, the total exposure would be reduced to the extent the vehicles can be resold to another

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

dealer. The fair value of the guarantee was less than €0.1 million at December 31, 2013, which considers both the likelihood that the triggering events will occur and the estimated payment that would be made net of the estimated value of inventory that would be reacquired upon the occurrence of such events. The estimates are based on historical experience.

On February 1, 2013, the Canadian automotive finance business of Ally was acquired by the Royal Bank of Canada (“RBC”). Dealers with financing through Ally were offered new lending agreements with RBC, as the Ally-financing arrangements did not transfer with the sale. As such, Chrysler Group no longer has an obligation to repurchase dealer inventory in Canada that was acquired prior to February 1, 2013 and was financed by Ally.

Other Repurchase Obligations

In accordance with the terms of other wholesale financing arrangements in Mexico, Chrysler is required to repurchase dealer inventory financed under these arrangements, upon certain triggering events and with certain exceptions, including in the event of an actual or constructive termination of a dealer’s franchise agreement. These obligations exclude certain vehicles including, but not limited to, vehicles that have been damaged or altered, that are missing equipment or that have excessive mileage or an original invoice date that is more than one year prior to the repurchase date.

As of December 31, 2013, the maximum potential amount of future payments required to be made in accordance with these other wholesale financing arrangements was approximately €262 million and was based on the aggregate repurchase value of eligible vehicles financed through such arrangements in the respective dealer’s stock. If vehicles are required to be repurchased through such arrangements, the total exposure would be reduced to the extent the vehicles can be resold to another dealer. The fair value of the guarantee was less than €0.1 million at December 31, 2013, which considers both the likelihood that the triggering events will occur and the estimated payment that would be made net of the estimated value of inventory that would be reacquired upon the occurrence of such events. These estimates are based on historical experience.

Arrangements with Key Suppliers

From time to time, in the ordinary course of our business, the Group enters into various arrangements with key third party suppliers in order to establish strategic and technological advantages. A limited number of these arrangements contain unconditional purchase obligations to purchase a fixed or minimum quantity of goods and/or services with fixed and determinable price provisions. Future minimum purchase obligations under these arrangements as of December 31, 2013 were as follows:

(€ million)

2014	236
2015	183
2016	126
2017	62
2018	9
2019 and thereafter	22

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Other commitments and important contractual rights

The Group has important commitments and rights deriving from outstanding agreements, summarized below.

Sevel

As part of the Sevel cooperation agreement with PSA, the Fiat Group is party to a call agreement with PSA whereby, from July 1, 2017 to September 30, 2017, Fiat will have the right to acquire the residual interest in the Joint operation Sevel S.p.A. held by PSA, with effect from December 31, 2017.

Operating lease contracts

The Group has entered operating lease contracts for the right to use industrial buildings and equipment with an average term of 10-20 years and 3-5 years, respectively. At December 31, 2013, the total future minimum lease payments under non-cancellable lease contracts are as follows:

	At December 31,
	2013					2012
	Due within one year	Due between one and three years	Due between three and five years	Due beyond five years	Total	Due within one year	Due between one and three years	Due between three and five years	Due beyond five years	Total
	(€ million)
Future minimum lease payments under operating lease agreements	133	203	147	227	710	147	205	142	222	716

During 2013, the Group recognized for lease payments expenses of €199 million (€184 million in 2012).

Contingent liabilities

As a global group with a diverse business portfolio, the Group is exposed to numerous legal risks, particularly in the areas of product liability, competition and antitrust law, environmental risks and tax matters, dealer and supplier relationships and intellectual property rights. The outcome of any proceedings cannot be predicted with certainty. These proceedings seek recovery for damage to property, personal injuries and in some cases include a claim for exemplary or punitive damage. It is therefore possible that legal judgments could give rise to expenses that are not covered, or not fully covered, by insurers’ compensation payments and could affect the Group’s financial position and results.

At December 31, 2013, contingent liabilities estimated by the Group for which no provisions have been recognized since an outflow of resources is not considered to be probable and for which a reliable estimate can be made amount to approximately €100 million (approximately €100 million at December 31, 2012). Furthermore, contingent assets and expected reimbursement in connection with these contingent liabilities for approximately €12 million (€16 million at December 31, 2012) have been estimated but not recognized.

Instead, when it is probable that an outflow of resources embodying economic benefits will be required to settle obligations and this amount can be reliably estimated, the Group recognizes specific provisions for this purpose (see Note 26).

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Furthermore, in connection with significant asset divestitures carried out in prior years, the Group provided indemnities to purchasers with the maximum amount of potential liability under these contracts generally capped at a percentage of the purchase price. These liabilities refer principally to potential liabilities arising from possible breaches of representations and warranties provided in the contracts and, in certain instances, environmental or tax matters, generally for a limited period of time. At December 31, 2013, potential obligations with respect to these indemnities were approximately €240 million (approximately €430 million at December 31, 2012). Against these obligations, at December 31, 2013 provisions of €62 million (€62 million December 31, 2012) have been made which are classified as Other provisions. The Group has provided certain other indemnifications that do not limit potential payment; it is not possible to estimate a maximum amount of potential future payments that could result from claims made under these indemnities.

(34)	Segment reporting

The segments, as defined at the beginning of these Notes (section – Segment reporting), reflect the components of the Group that are regularly reviewed by the Chief Executive Officer, who is the “chief operating decision maker”, for making strategic decisions, allocating resources and assessing performance.

Transactions among mass-market brand segments generally are presented on a “where-sold” basis, which reflects the profit/(loss) on the ultimate sale to the external customer within the segment. This presentation generally eliminates the effect of the legal entity transfer price within the segments. For the segments which also provide financial services activities, revenues and costs also include interest income and expense and other financial income and expense arising from those activities.

Revenues and EBIT of the other segments are those directly generated by or attributable to the segment as the result of its usual business activities and include revenues from transactions with third parties as well as those arising from transactions with segments, recognized at normal market prices. For the Luxury Brands segment which also provides financial services activities, revenues and costs include interest income and expense, and other financial income and expense arising from those activities.

Other activities include the results of the activities and businesses that are not operating segments under IFRS 8, the Unallocated items and adjustments include consolidation adjustments and eliminations in addition to financial income and expense and income taxes that are not attributable to the performance of the segments and are subject to separate assessment by the Chief Executive Officer.

EBIT is the measure used by the chief operating decision maker to assess performance of and allocate resources to our operating segments. Operating assets are not included in the data reviewed by the Chief Executive Officer, consequently, as permitted by IFRS 8, the related information is not provided.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Details of the Consolidated income statement by segment in 2013 and 2012 are as follows:

	Car Mass-Market brands
2013	NAFTA	LATAM	APAC	EMEA	Luxury Brands	Components	Other activities	Unallocated items & adjustments	FIAT Group
	(€ million)

Revenues	45,777	9,973	4,668	17,335	3,809	8,080	929	(3,947)	86,624
Revenues from transactions with other segments	(173)	(100)	(2)	(641)	(33)	(2,544)	(454)	3,947	-

Revenues from external customers	45,604	9,873	4,666	16,694	3,776	5,536	475	-	86,624

Profit/(loss) from investments	(1)	-	(46)	141	-	5	(13)	(2)	84
Unusual income/(expenses)*	71	(127)	(1)	(195)	(65)	(60)	(87)	(55)	(519)
EBIT	2,290	492	335	(506)	470	146	(167)	(58)	3,002
Net financial income/(expenses)									(1,987)
Profit before taxes									1,015
Tax (income)/expenses									(936)

Profit									1,951

* Comprises Gains and (losses) on the disposal of investments, Restructuring costs/(income) and other unusual income/(expenses)

	Car Mass-Market brands
2012	NAFTA	LATAM	APAC	EMEA	Luxury Brands	Components	Other activities	Unallocated items & adjustments	FIAT Group
	(€ million)

Revenues	43,521	11,062	3,173	17,717	2,898	8,030	979	(3,615)	83,765
Revenues from transactions with other segments	(27)	(89)	(2)	(544)	(11)	(2,489)	(453)	3,615	-

Revenues from external customers	43,494	10,973	3,171	17,173	2,887	5,541	526	-	83,765

Profit/(loss) from investments	-	-	(20)	157	-	2	(52)	-	87
Unusual income/(expenses)*	48	(31)	-	(194)	-	(11)	(12)	(44)	(244)
EBIT	2,491	1,025	274	(725)	392	165	(149)	(39)	3,434
Net financial income/(expenses)									(1,910)
Profit before taxes									1,524
Tax (income)/expenses									628

Profit									896

* Comprises Gains and (losses) on the disposal of investments, Restructuring costs/(income) and other unusual income/(expenses)

	Car Mass-Market brands
2011	NAFTA	LATAM	APAC	EMEA	Luxury Brands	Components	Other activities	Unallocated items & adjustments	FIAT Group
	(€ million)

Revenues	19,830	10,562	1,513	19,591	2,699	8,122	1,068	(3,826)	59,559
Revenues from transactions with other segments	(4)	(60)	(5)	(660)	(13)	(2,633)	(451)	3,826	-

Revenues from external customers	19,826	10,502	1,508	18,931	2,686	5,489	617	-	59,559

Profit/(loss) from investments	4	-	(25)	160	-	(15)	5	2	131
Unusual income/(expenses)*	(145)	(25)	-	(544)	6	(312)	(39)	2,003	944
EBIT	691	1,331	63	(941)	358	(110)	(108)	2,007	3,291
Net financial income/(expenses)									(1,359)
Profit before taxes									1,932
Tax (income)/expenses									534

Profit									1,398

* Comprises Gains and (losses) on the disposal of investments, Restructuring costs/(income) and other unusual income/(expenses)

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Unallocated items, and in particular financial income/(expenses), are not attributed to the segments as they do not fall under the scope of their operational responsibilities and are therefore assessed separately. These items arise from the management of treasury assets and liabilities by the treasuries of Fiat and Chrysler, which work independently and separately within the Group.

Information about geographical area

	At December 31,
	2013	2012
	(€ million)
Non-current assets (excluding financial assets, deferred tax assets and post-employment benefits assets) in:
Italy	10,710	10,017
Rest of the world:
United States, Canada and Mexico	26,689	26,733
Brazil	2,955	2,306
Poland	1,277	1,455
Serbia	1,007	985
Other countries	1,848	2,022
Total Rest of the world	33,776	33,501

Total Non-current assets (excluding financial assets, deferred tax assets and post-employment benefits assets)	44,486	43,518

(35)	Qualitative and quantitative information on financial risks

The Group is exposed to the following financial risks connected with its operations:

•	credit risk, arising both from its normal commercial relations with final customers and dealers, and its financing activities;

•	liquidity risk, with particular reference to the availability of funds and access to the credit market and to financial instruments in general;

•	financial market risk (principally relating to exchange rates, interest rates and commodity prices), since the Group operates at an international level in different currencies and uses financial instruments which generate interests. The Group is also exposed to the risk of changes in the price of certain commodities and of certain listed shares.

These risks could significantly affect the Group’s financial position and results, and for this reason the Group systematically identifies, and monitors these risks, in order to detect potential negative effects in advance and take the necessary action to mitigate them, primarily through its operating and financing activities and if required, through the use of derivative financial instruments in accordance with established risk management policies.

Financial instruments held by the funds that manage pension plan assets are not included in this analysis (see Note 25).

The following section provides qualitative and quantitative disclosures on the effect that these risks may have upon the Group. The quantitative data reported in the following does not have any predictive value, in

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

particular the sensitivity analysis on finance market risks does not reflect the complexity of the market or the reaction which may result from any changes that are assumed to take place.

Credit risk

Credit risk is the risk of economic loss arising from the failure to collect a receivable. Credit risk encompasses the direct risk of default and the risk of a deterioration of the creditworthiness of the counterparty.

The Group’s credit risk differs in relation to the activities carried out. In particular, dealer financing and operating and financial lease activities that are carried out through the Group’s financial services companies are exposed both to the direct risk of default and the deterioration of the creditworthiness of the counterparty, while the sale of vehicles and spare parts is mostly exposed to the direct risk of default of the counterparty. These risks are however mitigated by the fact that collection exposure is spread across a large number of counterparties and customers.

Taken overall, however, the credit risk regarding the Group’s trade receivables and receivables from financing activities is concentrated in the European Union and Latin America markets for Fiat excluding Chrysler and in the North American market for Chrysler.

In order to test for impairment, significant receivables from corporate customers and receivables for which collectability is at risk are assessed individually, while receivables from end customers or small business customers are grouped into homogeneous risk categories. A receivable is considered impaired when there is objective evidence that the Group will be unable to collect all amounts due specified in the contractual terms. Objective evidence may be provided by the following factors: significant financial difficulties of the counterparty, the probability that the counterparty will be involved in an insolvency procedure or will default on its installment payments, the restructuring or renegotiation of open items with the counterparty, changes in the payment status of one or more debtors included in a specific risk category and other contractual breaches. The calculation of the amount of the impairment loss is based on the risk of default by the counterparty, which is determined by taking into account all the information available as to the customer’s solvency, the fair value of any guarantees received for the receivable and the Group’s historical experience.

The maximum credit risk to which the Group is theoretically exposed at December 31, 2013 is represented by the carrying amounts of financial assets in the financial statements and the nominal value of the guarantees provided on liabilities and commitments to third parties as discussed in Note 31.

Dealers and final customers for which the Group provides financing are subject to specific assessments of their creditworthiness under a detailed scoring system; in addition to carrying out this screening process, the Group also obtains financial and non-financial guarantees for risks arising from credit granted. These guarantees are further strengthened where possible by reserve of title clauses on financed vehicle sales to the sales network made by Group financial service companies and on vehicles assigned under finance and operating lease agreements.

Receivables for financing activities amounting to €3,671 million at December 31, 2013 (€3,720 million at December 31, 2012) contain balances totaling €21 million (€7 million at December 31, 2012), which have been written down on an individual basis. Of the remainder, balances totaling €72 million are past due by up to one month (€107 million at December 31, 2012), while balances totaling €23 million are past due by more than one month (€62 million at December 31, 2012). In the event of installment payments, even if only one installment is overdue, the whole amount of the receivable is classified as such.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Trade receivables and Other current receivables amounting to €4,425 million at December 31, 2013 (€4,624 million at December 31, 2012) contain balances totaling €19 million (€39 million at December 31, 2012) which have been written down on an individual basis. Of the remainder, balances totaling €243 million are past due by up to one month (€216 million at December 31, 2012), while balances totaling €376 million are past due by more than one month (€307 million at December 31, 2012).

Provided that Current securities and Cash and cash equivalents consist of balances spread across various primary national and international banking institutions and money market instruments that are measured at fair value, there was no exposure to sovereign debt securities at December 31, 2013 which might lead to significant repayment risk.

Liquidity risk

Liquidity risk arises if the Group is unable to obtain the funds needed to carry out its operations under economic conditions. Any actual or perceived limitations on the Group’s liquidity may affect the ability of counterparties to do business with the Group or may require additional amounts of cash and cash equivalents to be allocated as collateral for outstanding obligations.

The continuation of a difficult economic situation in the markets in which the Group operates and the uncertainties that characterize the financial markets, necessitate special attention to the management of liquidity risk. In that sense, measures taken to generate funds through operations and to maintain a conservative level of available liquidity are important factors for ensuring operational flexibility and addressing strategic challenges over the next few years.

The two main factors that determine the Group’s liquidity situation are on the one hand the funds generated by or used in operating and investing activities and on the other the debt lending period and its renewal features or the liquidity of the funds employed and market terms and conditions.

The Group has adopted a series of policies and procedures whose purpose is to optimize the management of funds and to reduce liquidity risk as follows:

•	centralizing the management of receipts and payments, where it may be economical in the context of the local civil, currency and fiscal regulations of the countries in which the Group is present;

•	maintaining a conservative level of available liquidity;

•	diversifying the means by which funds are obtained and maintaining a continuous and active presence in the capital markets;

•	obtaining adequate credit lines;

•	monitoring future liquidity on the basis of business planning.

From an operating point of view the Group manages liquidity risk by monitoring cash flows and keeping an adequate level of funds at its disposal. The operating cash flows, main funding operations and liquidity of the Fiat Group excluding Chrysler are centrally managed in the Group’s treasury companies with the aim of ensuring effective and efficient management of the Group’s funds. These companies obtain funds in the financial markets various funding sources.

Chrysler currently manages its liquidity independently. Intercompany financing from Chrysler to other Group entities is not restricted other than through the application of covenants requiring that transactions with

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

related parties be conducted at arm’s length terms or be approved by a majority of the “disinterested” members of the Board of Directors of Chrysler. In addition certain of Chrysler’s finance agreements restrict the distributions which it is permitted to make. Fiat has currently not pledged any guarantee, commitment or similar obligation in relation to any of Chrysler’s financial obligations, nor has it assumed any kind of obligation or commitment to fund Chrysler. However, certain bonds issued by Fiat include covenants which may be affected by circumstances related to Chrysler, in particular in relation to cross-default clauses which may accelerate the repayments in the event that Chrysler fails to pay certain of its debt obligations.

Details of the repayment structure of the Group’s financial assets and liabilities are provided in Note 18 - Current Receivables and Other current assets and in Note 27 - Debt. Details of the repayment structure of derivative financial instruments are provided in Note 20.

The Group believes that the funds currently available to the treasuries of Fiat and Chrysler, in addition to those that will be generated from operating and financing activities, will enable the Fiat Group to satisfy the requirements of its investing activities and working capital needs, fulfill its obligations to repay its debt at the natural due dates and ensure an appropriate level of operating and strategic flexibility.

Financial market risks

Due to the nature of our business, the Group is exposed to a variety of market risks, including foreign currency exchange rate risk, commodity price risk and interest rate risk.

The Group’s exposure to foreign currency risk arises both in connection with the geographical distribution of the Group’s industrial activities compared to the markets in which it sells its products, and in relation to the use of external borrowing denominated in foreign currencies.

The Group’s exposure to interest rate risk arises from the need to fund industrial and financial operating activities and the necessity to deploy surplus funds. Changes in market interest rates may have the effect of either increasing or decreasing the Group’s net profit/(loss), thereby indirectly affecting the costs and returns of financing and investing transactions.

The Group’s exposure to commodity price risk arises from the risk of changes occurring in the price of certain raw materials and energy used in production. Changes in the price of raw materials could have a significant effect on the Group’s results by indirectly affecting costs and product margins.

These risks could significantly affect the Group’s financial position and results, and for this reason these risks are systematically identified and monitored, in order to detect potential negative effects in advance and take the necessary actions to mitigate them, primarily through its operating and financing activities and if required, through the use of derivative financial instruments in accordance with its established risk management policies.

The Group’s policy permits derivatives to be used only for managing the exposure to fluctuations in foreign currency exchange rates and interest rates as well as commodities prices connected with future cash flows and assets and liabilities, and not for speculative purposes.

The Group utilizes derivative financial instruments designated as fair value hedges, mainly to hedge:

•	the foreign currency exchange rate risk on financial instruments denominated in foreign currency;

•	the interest rate risk on fixed rate loans and borrowings.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

The instruments used for these hedges are mainly currency forward contracts, interest rate swaps and combined interest rate and currency financial instruments.

The Group uses derivative financial instruments as cash flow hedges for the purpose of pre-determining:

•	the exchange rate at which forecasted transactions denominated in foreign currencies will be accounted for;

•	the interest paid on borrowings, both to match the fixed interest received on loans (customer financing activity), and to achieve a targeted mix of floating versus fixed rate funding structured loans;

•	the price of certain commodities.

The foreign currency exchange rate exposure on forecasted commercial flows is hedged by foreign currency swaps and forward contracts. Interest rate exposures are usually hedged by interest rate swaps and, in limited cases, by forward rate agreements. Exposure to changes in the price of commodities is generally hedged by using commodity swaps and commodity options.

Counterparties to these agreements are major financial institutions.

Information on the fair value of derivative financial instruments held at the balance sheet date is provided in Note 20.

The following section provides qualitative and quantitative disclosures on the effect that these risks may have. The quantitative data reported below does not have any predictive value, in particular the sensitivity analysis on financial market risks does not reflect the complexity of the market or the reaction which may result from any changes that are assumed to take place.

Financial instruments held by the funds that manage pension plan assets are not included in this analysis.

Quantitative information on foreign currency exchange rate risk

The Group is exposed to risk resulting from changes in exchange rates, which can affect its earnings and equity. In particular:

•	where a Group company incurs costs in a currency different from that of its revenues, any change in exchange rates can affect the operating results of that company. In 2013, the total trade flows exposed to foreign currency exchange rate risk amounted to the equivalent of 13 percent of the Group’s turnover.

•	the principal exchange rates to which the Group is exposed are the following:

¡	U.S. Dollar/CAD, relating to sales in Canadian Dollars made by Chrysler in Canada;

¡	EUR/U.S. Dollar, relating to sales in US Dollars made by Italian companies (in particular, companies belonging to the Luxury Brands segment) and to sales and purchases in Euro made by Chrysler;

¡	GBP, AUD, MXN, CHF, CNY, ARS and VEF in relation to sales in the UK, Australian, Mexican, Swiss, Chinese, Argentinean and Venezuelan markets;

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

¡	PLN and TRY, relating to manufacturing costs incurred in Poland and Turkey;

¡	JPY mainly in relation to purchase of parts from Japanese suppliers and sales of vehicles in Japan;

¡	U.S. Dollar/BRL, EUR/BRL, relating to Brazilian manufacturing operations and the related import and export flows.

•	Overall trade flows exposed to changes in these exchange rates in 2013 made up approximately 90 percent of the exposure to currency risk from trade transactions.

•	The Group’s policy is to use derivative financial instruments to hedge a percentage, on average between 55 percent and 85 percent of certain exposures subject to foreign currency exchange rate risk exposure for the upcoming 12 months (including such risk before or beyond that date where it is deemed appropriate in relation to the characteristics of the business) and to hedge completely the exposure resulting from firm commitments unless not deemed appropriate.

•	Group companies may have trade receivables or payables denominated in a currency different from the functional currency of the company. In addition, in a limited number of cases, it may be convenient from an economic point of view, or it may be required under local market conditions, for companies to obtain financing or use funds in a currency different from the functional currency of the respective company. Changes in exchange rates may result in exchange gains or losses arising from these situations. The Group’s policy is to hedge fully, whenever deemed appropriate, the exposure resulting from receivables, payables and securities denominated in foreign currencies different from the company’s functional currency.

•	Certain of the Group’s subsidiaries are located in countries which are outside of the Eurozone, in particular the U.S., Brazil, Canada, Poland, Serbia, Turkey, Mexico, Argentina, the Czech Republic, India, China and South Africa. As the Group’s reference currency is the Euro, the income statements of those entities are converted into Euros using the average exchange rate for the period, and while revenues and margins are unchanged in local currency, changes in exchange rates may lead to effects on the converted balances of revenues, costs and the result in Euro.

The monetary assets and liabilities of consolidated companies who have a reporting currency other than the Euro, are translated into Euro at the period-end foreign exchange rate. The effects of these changes in foreign exchange rates are recognized directly in the Cumulative Translation Adjustments reserve, included in other comprehensive income/(losses) (see Note 23).

The Group monitors its principal exposure to conversion exchange risk, although there was no specific hedging in this respect at the balance sheet date.

There have been no substantial changes in 2013 in the nature or structure of exposure to foreign currency exchange rate risk or in the Group’s hedging policies.

The potential loss in fair value of derivative financial instruments held for currency risk management (currency swaps/forwards, currency options, cross-currency interest rate and currency swaps) at December 31, 2013 resulting from a hypothetical, 10 percent decrease in the exchange rates of the leading foreign currencies with the Euro would have been approximately €745 million (€690 million at December 31, 2012).

Receivables, payables and future trade flows whose hedging transactions have been analyzed were not considered in this analysis. It is reasonable to assume that changes in exchange rates will produce the opposite effect, of an equal or greater amount, on the underlying transactions that have been hedged.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Quantitative information on interest rate risk

The manufacturing companies and treasuries of the Group make use of external borrowings and invest in monetary and financial market instruments. In addition, Group companies sell receivables resulting from their trading activities on a continuing basis. Changes in market interest rates can affect the cost of the various forms of financing, including the sale of receivables, or the return on investments, and the employment of funds, this negatively impacting the net financial expenses incurred by the Group.

In addition, the financial services companies provide loans (mainly to customers and dealers), financing themselves using various forms of direct debt or asset-backed financing (e.g. factoring of receivables). Where the characteristics of the variability of the interest rate applied to loans granted differ from those of the variability of the cost of the financing obtained, changes in the current level of interest rates can affect the Operating result of those companies and the Group as a whole.

In order to manage these risks, the Group uses interest rate derivative financial instruments, mainly interest rate swaps and forward rate agreements, when available in the market, with the object of mitigating, under economically acceptable conditions, the potential variability of interest rates on net profit/(loss).

In assessing the potential impact of changes in interest rates, the Group segregates fixed rate financial instruments (for which the impact is assessed in terms of fair value) from floating rate financial instruments (for which the impact is assessed in terms of cash flows).

The fixed rate financial instruments used by the Group consist principally of part of the portfolio of the financial services companies (basically customer financing and financial leases) and part of debt (including subsidized loans and bonds).

The potential loss in fair value of fixed rate financial instruments (including the effect of interest rate derivative financial instruments) held at December 31, 2013, resulting from a hypothetical 10 percent increase in market interest rates, would have been approximately €110 million (approximately €100 million at December 31, 2012).

Floating rate financial instruments consist principally of cash and cash equivalents, loans provided by the financial services companies to the sales network and part of debt. The effect of the sale of receivables is also considered in the sensitivity analysis as well as the effect of hedging derivative instruments.

A hypothetical of 10 percent increase in short-term interest rates at December 31, 2013, applied to floating rate financial assets and liabilities, operations for the sale of receivables and derivative financial instruments, would have resulted in increased net financial expenses before taxes, on an annual basis, of approximately €13 million (€10 million at December 31, 2012).

This analysis is based on the assumption that there is a general and instantaneous change of 10 percent in interest rates across homogeneous categories. A homogeneous category is defined on the basis of the currency in which the financial assets and liabilities are denominated. In addition, the sensitivity analysis applied to floating rate financial instruments assumes that cash and cash equivalents and other short-term financial assets and liabilities which expire during the projected 12 month period will be renewed or reinvested in similar instruments, bearing the hypothetical short-term interest rates.

Quantitative information on commodity price risk

The Group has entered into derivative contracts for certain commodities to hedge its exposure to commodity price risk associated with buying raw materials and energy used in its normal operations.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

In connection with the commodity price derivative contracts outstanding at December 31, 2013, a hypothetical 10 percent increase in the price of the commodities at that date would have caused a fair value loss of €45 million (€51 million at December 31, 2012). Future trade flows whose hedging transactions have been analyzed were not considered in this analysis. It is reasonable to assume that changes in commodity prices will produce the opposite effect, of an equal or greater amount, on the underlying transactions that have been hedged.

(36)	Subsequent events

Acquisition of the Remaining Equity Interest in Chrysler

On January 1, 2014 the Company announced an agreement with the VEBA Trust, under which its wholly owned subsidiary, FNA would acquire the remaining approximately 41.5 percent ownership interest in Chrysler held by the VEBA Trust. The transaction closed on January 21, 2014. The consideration for the acquisition consisted of:

•	a special distribution paid by Chrysler to its members on January 21, 2014 of U.S.$1.9 billion, or €1.4 billion, (FNA’s portion of the special distribution was assigned to the VEBA Trust as part of the purchase consideration); and

•	a cash payment by FNA to the VEBA Trust of U.S.$1.75 billion, or €1.3 billion.

The distribution from Chrysler was funded from Chrysler’s available cash on hand. The payment by FNA was funded by Fiat’s available cash on hand.

Agreement with the UAW

On January 21, 2014, Chrysler and the UAW entered into a memorandum of understanding, or MOU, to supplement Chrysler’s existing collective bargaining agreement, in which the UAW made commitments to continue to support Chrysler’s industrial operations, continued roll-out of our WCM programs and actively assist in the achievement of Chrysler’s long-term business plan. In consideration of these commitments, Chrysler agreed to make payments to the VEBA Trust totaling U.S.$700 million (€518 million at the transaction date) to be paid in four equal annual installments. The initial payment of U.S.$175 million (€129 million at the transaction date) was made on January 21, 2014 and additional payments will be payable on each of the next three anniversaries of the initial payment.

Proposed Corporate Reorganization

On January 29, 2014, the Board of Directors of Fiat S.p.A. approved a proposed corporate reorganization resulting in the formation of FCA. Following Fiat’s acquisition of the minority equity interest in Chrysler, previously held by the VEBA Trust, the Fiat Board of Directors reviewed options for the most appropriate governance and corporate structure. In order to establish a true peer to the major global automotive groups, in both scale and capital market appeal, the Board decided to establish Fiat Chrysler Automobiles N.V., organized in the Netherlands, as the parent company of the Group. Under the proposal approved by the Fiat S.p.A. Board of Directors, Fiat S.p.A. shareholders will receive one FCA common share for each Fiat S.p.A. share held and the FCA common shares will be listed on the New York Stock Exchange (NYSE) with an additional listing on the Mercato Telematico Azionario (MTA) in Milan. It is intended that FCA will be resident for tax purposes in the United Kingdom, but this is not expected to affect the taxes payable by Group companies in the jurisdictions where their activities are carried out.

FIAT S.p.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013 and 2012

Chrysler New Debt Issuances and Prepayment of VEBA Trust Note

Following the acquisition of the VEBA Trust’s equity interests in Chrysler, Chrysler prepaid all amounts outstanding, including accrued and unpaid interest, of approximately U.S.$5.0 billion (€3.6 billion) under the VEBA Trust Note on February 7, 2014. Such prepayment was financed by Chrysler as follows:

•	New Senior Credit Facilities – a U.S.$250 million (€199 million) incremental term loan under Chrysler’s existing U.S.$3.0 billion tranche B term loan maturing May 24, 2017 facility that matures on May 24, 2017 and a new U.S.$1.75 billion (€1.4 billion) term loan credit facility (the “Term Loan Credit Facility”) that matures on December 31, 2018;

•	Secured Senior Note due 2019 – issuance of an additional U.S.$1.375 billion (€1.1 billion) aggregate principal amount of 8 percent secured senior notes due June 15, 2019, at an issue price of 108.25 percent of the aggregate principal amount; and

•	Secured Senior Notes due 2021 – issuance of an additional U.S.$1.38 billion (€1.1 billion) aggregate principal amount of 8.25 percent secured senior notes due June 15, 2021 at an issue price of 110.50 percent of the aggregate principal amount.

The outstanding principal amount of the Term Loan Credit Facility is payable in equal quarterly installments of approximately U.S.$4.4 million (€3.2 million), commencing June 30, 2014, with the remaining balance due at maturity. All loans outstanding under the Term Loan Credit Facility bear interest, at Chrysler’s option, either at a base rate plus 1.50 percent per annum or at LIBOR plus 2.50 percent per annum, subject to a base rate floor of 1.75 percent per annum and a LIBOR floor of 0.75 percent per annum, respectively. Interest is accrued based on LIBOR and the stated rate as of February 7, 2014 was 3.25 percent.

The new notes were issued as additional Secured Senior Notes and have the same terms and conditions and will be fully fungible with the existing Secured Senior Notes following completion of an exchange offer launched in April 2014.

Fiat New Debt Issuances

On March 21, 2014 Fiat Finance and Trade Ltd S.A. issued €1 billion of notes under the GMTN Program. The notes, issued at an issue price of 100 percent of the principal amount, bear fixed rate of interest of 4.75 percent and mature in March 2021. The proceeds will be used for general corporate purposes. The notes have been admitted to listing on the Irish Stock Exchange.

Venezuela

Based on recent developments related to the foreign exchange process in Venezuela, we have changed the exchange rate used to remeasure our Venezuelan subsidiary’s financial statements in U.S. dollars. As of March 31, 2014 we have begun to use the SICAD I rate of 10.7 Venezuelan Bolivar, or VEF, to U.S. dollars as determined by the periodic auctions for U.S. dollars under SICAD I. Previously we utilized the official exchange rate of 6.30 VEF to U.S. dollars. In late March 2014, the Venezuelan government introduced an additional auction-based foreign exchange system, referred to as the SICAD II rate. The SICAD II rate has ranged from 49 to 51.9 VEF to U.S. dollars in the period since its introduction until June 30, 2014. The SICAD II rate is expected to be used primarily for imports and has been limited to amounts of VEF that can be exchanged into other currencies, such as the U.S. dollar. As a result of the recent exchange agreement between the Central Bank of Venezuela and the Venezuelan government and the limitations of the SICAD II rate, the Group believes any future remittances of dividends would be transacted at the SICAD I rate. As a result, the Group determined that the SICAD I rate, and not the SICAD II rate, is the most appropriate rate to use.

87,000,000 Shares

Fiat Chrysler Automobiles N.V.

Common Shares

J.P. Morgan	Goldman, Sachs & Co.

Barclays	UBS Investment Bank

BofA Merrill Lynch	Citigroup	Morgan Stanley

Banca IMI	BNP PARIBAS	Credit Agricole CIB	Mediobanca

RBS	SOCIETE GENERALE	UniCredit Capital Markets

Drexel Hamilton	Lebenthal Capital Markets	Loop Capital Markets

Ramirez & Co., Inc.	The Williams Capital Group, L.P.

The Information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED DECEMBER 4, 2014.

Fiat Chrysler Automobiles N.V.

$2,500,000,000 Mandatory Convertible Securities due 2016 Mandatorily

Convertible into Common Shares

We are offering $2,500,000,000 aggregate amount of our     % mandatory convertible securities due 2016 (the “Mandatory Convertible Securities”). Coupon payments on the Mandatory Convertible Securities will be payable annually in arrears on              of each year, commencing on             , 2015.

The Mandatory Convertible Securities will be mandatorily converted into between                  and                  of our common shares (the “Common Shares”). Mandatory conversion will occur on                 , 2016 (the “Mandatory Conversion Date”). Until the 25th scheduled trading day immediately preceding the Mandatory Conversion Date, and subject to certain other limitations, you may elect to convert each of your Mandatory Convertible Securities at the Minimum Conversion Rate (as defined herein) together with a cash payment in respect of deferred coupon payments to, but excluding, the immediately preceding coupon payment date. See “Description of the Mandatory Convertible Securities—Early Conversion at the Option of the Holder at the Minimum Conversion Rate.” Coupon payments may be deferred at our election until the Mandatory Conversion Date. Deferred coupons are payable in cash except that at the Mandatory Conversion Date or upon early conversion at the option of the holder at the Minimum Conversion Rate, deferred coupons may be paid in cash or Common Shares at our election.

If a fundamental change occurs, you will be permitted to convert each of your Mandatory Convertible Securities at the rate described under “Description of the Mandatory Convertible Securities—Other Early Conversions—Conversion at the Option of the Holder upon Fundamental Change”, together with a cash payment in respect of accrued and unpaid coupons on the Mandatory Convertible Securities (including any deferred coupon payments) and the present value of all remaining coupon payments. Each of the Fixed Conversion Rates (as defined herein) is subject to certain adjustment described below under “Description of the Mandatory Convertible Securities—Standard Conversion Rate Adjustments” and under certain other circumstances. We may convert the Mandatory Convertible Securities at our option under certain circumstances as described under “Description of the Mandatory Convertible Securities—Early Conversion at the Option of FCA at the Maximum Conversion Rate.”

The Mandatory Convertible Securities will be our general, unsecured and subordinated obligations, as described under “Description of the Mandatory Convertible Securities—Ranking.”

Our reference shareholder, Exor S.p.A. (“Exor”), has indicated its intention to purchase for investment an amount of the offered Mandatory Convertible Securities that would protect against dilution of its approximately 31 percent ownership interest in our Common Shares. We expect that the underwriters will not receive any discounts or commissions relating to any Mandatory Convertible Securities purchased by Exor.

Prior to this offering, there has been no public market for the Mandatory Convertible Securities. We will apply to have the Mandatory Convertible Securities listed on the New York Stock Exchange but the closing of this offering is not conditioned on such a listing. If the Mandatory Convertible Securities are approved for listing, we expect trading on the New York Stock Exchange to commence within 30 calendar days after the Mandatory Convertible Securities are first issued.

Concurrently with this offering, we are also making a public offering of 87,000,000 Common Shares. In that offering, we have granted the underwriters of that offering an option to purchase up to an additional 13,000,000 Common Shares. The completion of this offering is conditioned upon the closing of the offering of our Common Shares, but the closing of the offering of Common Shares is not conditioned upon the closing of this offering. The closing price on the New York Stock Exchange for the Common Shares was $13.56 on December 3, 2014.

Investing in the Mandatory Convertible Securities involves risk. See Risk Factors beginning on page 13 to read about factors you should consider before purchasing the Mandatory Convertible Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Mandatory Convertible Security	Total(1)
Public offering price	$	$
Underwriting discount and commissions	$	$

Proceeds, before expenses, to us	$	$

(1)	Assuming the underwriters do not exercise their option to purchase additional Mandatory Convertible Securities.

We have granted the underwriters the option to purchase up to an additional $375,000,000 Mandatory Convertible Securities at the initial public offering price less the underwriting discount.

The underwriters expect to deliver the Mandatory Convertible Securities against payment in New York, New York on                , 2014.

Goldman, Sachs & Co.		J.P. Morgan

Barclays		UBS Investment Bank

BofA Merrill Lynch	Citigroup	Morgan Stanley

Banca IMI	BNP PARIBAS	Credit Agricole CIB	Mediobanca

RBS	SOCIETE GENERALE	UniCredit Capital Markets

Drexel Hamilton	Lebenthal Capital Markets	Loop Capital Markets

Ramirez & Co., Inc.		The Williams Capital Group, L.P.

Prospectus dated                     , 2014

THE OFFERING

The summary below describes the principal terms of the mandatory convertible securities due 2016 (the “Mandatory Convertible Securities”). Certain of the terms and conditions described below are subject to important limitations and exceptions. Refer to the section of this prospectus entitled “Description of the Mandatory Convertible Securities” for a more detailed description of the terms of the Mandatory Convertible Securities.

Concurrently with this offering of our Mandatory Convertible Securities, we are making a public offering of our Common Shares. The closing of the offering of the Mandatory Convertible Securities is conditioned upon the closing of the offering of our Common Shares, but the closing of the offering of our Common Shares is not conditioned upon the closing of the offering of the Mandatory Convertible Securities.

Issuer	Fiat Chrysler Automobiles N.V. (“FCA”)

Amount of Mandatory Convertible Securities Offered	$2,500,000,000 aggregate amount (or $2,875,000,000 aggregate amount if the underwriters exercise their over-allotment option in full) of % Mandatory Convertible Subordinated Securities due , 2016 (the “Mandatory Conversion Date”). The Mandatory Convertible Securities will initially be convertible into a minimum of or a maximum of Common Shares (or a minimum of or a maximum of Common Shares in total if the underwriters exercise their over-allotment option in full), subject to adjustments as set forth in this prospectus.

Our reference shareholder, Exor S.p.A. (“Exor”), has indicated its intention to purchase for investment an amount of the offered Mandatory Convertible Securities that would protect against dilution of its approximately 31 percent ownership interest in our Common Shares. We expect that the underwriters will not receive any discounts or commissions relating to any Mandatory Convertible Securities purchased by Exor.

Ranking	Subject to any exceptions under applicable law, the Mandatory Convertible Securities will be general, unsecured and subordinated obligations of FCA.

In the event of FCA’s bankruptcy, dissolution or liquidation, the Mandatory Convertible Securities will convert into Common Shares at the Maximum Conversion Rate, subject to adjustment as described under “Description of the Mandatory Convertible Securities—Standard Conversion Rate Adjustments.”

In such case, in addition to the number of Common Shares issuable upon such conversion, each holder will have the right to receive an amount payable in cash equal to any deferred coupon payments to, but excluding, the coupon payment date preceding the date of the conversion and accrued and unpaid coupon payments from such preceding coupon payment date to, but excluding the date of the Enforcement Event (as defined in “Description of the Mandatory

Convertible Securities—Enforcement Events”), but will not be entitled to receive any present value amount in respect of remaining coupon payments on the Mandatory Convertible Securities. Holders’ claims in respect of deferred coupon payments and accrued and unpaid coupon payments will be subordinated in right of payment to all of FCA’s existing and future Senior Obligations (as defined in “Description of the Mandatory Convertible Securities—Ranking”), if any.

See “Description of the Mandatory Convertible Securities—Enforcement Event” for a discussion of the ranking and treatment of the Mandatory Convertible Securities and deferred coupon payments and accrued and unpaid coupon payments upon an Enforcement Event (as defined herein).

Initial Offering Price	$100 per Mandatory Convertible Security.

Notional Amount	$100 per Mandatory Convertible Security.

Coupon	The Mandatory Convertible Securities will have an annual coupon of %, calculated by reference to the notional amount of the Mandatory Convertible Securities from , 2014, based on a 360-day year of twelve 30-day months.

Coupon Payment Dates	Coupon payments will be made annually in arrears on of each year, commencing on , 2015.

Deferral of Coupon Payments	We may elect to defer coupon payments, in which case any deferred coupon payments will accrue additional coupons at the stated coupon rate, as described under “Description of the Mandatory Convertible Securities—Deferral of Coupon Payments.” Coupon payments may be deferred at our election until the Mandatory Conversion Date. Deferred coupon payments are payable in cash except that at the Mandatory Conversion Date or upon early conversion at the option of the holders at the Minimum Conversion Rate, deferred coupons may be paid in cash or in Common Shares at our election.

During any such deferral period, subject to the exceptions listed in “Description of the Mandatory Convertible Securities—Deferral of Coupon Payments,” and except for distributions of SpinCo Shares by FCA upon a Spin-Off, none of FCA or any of its subsidiaries shall declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of FCA’s share capital. In addition, during any such deferral period, FCA shall not make any payment of interest, principal or premium on, or repay, purchase or redeem, any debt securities issued by FCA or guarantees issued by FCA, in each case, that expressly pursuant to their terms rank equally with or junior to the Mandatory Convertible Securities other than pro rata payments of accrued and unpaid coupon payments on the Mandatory Convertible Securities and any other debt securities issued by FCA or guarantees issued by FCA that rank equally with the Mandatory Convertible Securities (except and to the extent the terms of any such debt securities or guarantees would prohibit FCA from making such payment).

Redemption	Other than pursuant to an early mandatory conversion at our option at the Maximum Conversion Rate, the Mandatory Convertible Securities are not redeemable by us prior to the Mandatory Conversion Date.

Mandatory Conversion Date	, 2016, subject to postponement in limited circumstances.

Mandatory Conversion	Each Mandatory Convertible Security, unless previously converted, will automatically convert on the Mandatory Conversion Date into a number of Common Shares equal to the conversion rate calculated by the calculation agent, which will be as follows:

•	if the Applicable Market Value (as defined below) of the Common Shares is equal to or greater than $ , which we call the “Threshold Appreciation Price,” then the conversion rate will be Common Shares per Mandatory Convertible Security (the “Minimum Conversion Rate”);

•	if the Applicable Market Value of the Common Shares is less than the Threshold Appreciation Price but greater than $ , which we call the “Initial Price,” then the conversion rate will be equal to the Stated Amount (as defined below) divided by the Applicable Market Value of the Common Shares; or

•	if the Applicable Market Value of the Common Shares is less than or equal to the Initial Price, then the conversion rate will be Common Shares per Mandatory Convertible Security (the “Maximum Conversion Rate”).

The “Threshold Appreciation Price” will be % of the Initial Price, subject to adjustment as described below.

The “Minimum Conversion Rate” will be the Stated Amount divided by the Threshold Appreciation Price.

The “Initial Price” represents the offer price of the Common Shares in the concurrent public offering of Common Shares. The “Initial Price” is subject to adjustment as described below.

The Maximum Conversion Rate will be the Stated Amount divided by the Initial Price.

The “Applicable Market Value” of the Common Shares is the average of the daily VWAPs of the Common Shares over the 20 consecutive Trading Day period ending on, and including, the 3rd Scheduled Trading Day immediately preceding the Mandatory Conversion Date.

The “Stated Amount” in respect of each Mandatory Convertible Security is $100, which is initially equal to the notional amount of each Mandatory Convertible Security, subject to adjustment as described below.

The “daily VWAP” of a Common Share (or other security for which a daily VWAP must be determined), in respect of any Trading Day,

means the per share volume-weighted average price of the Common Shares as displayed on Bloomberg page “FCAU US <equity> HP” (or any successor page, and in each case setting Weighted Average Line, or any other successor setting and using values not adjusted for any event occurring after such Trading Day and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) ,or if such volume-weighted average price is unavailable, the market value of one Common Share (or other security) on such Trading Day as an internationally recognized investment bank retained for this purpose by FCA determines in good faith using a volume-weighted average method, which determination shall be conclusive. To the extent that the daily VWAP for the Common Shares are reported in a currency other than U.S. Dollars, the daily VWAP for the Common Shares for each Trading Day will be translated into U.S. Dollars at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank in New York.

The Fixed Conversion Rates, the Initial Price and the Threshold Appreciation Price are each subject to adjustment as described under “Description of the Mandatory Convertible Securities—Standard Conversion Rate Adjustments” below. In addition, upon the occurrence of a Spin-Off (as defined under “Description of the Mandatory Convertible Securities—Adjustment in Respect of a Spin-Off”), the Threshold Appreciation Price, the Initial Price and the Stated Amount are also subject to adjustment as set forth in “Description of the Mandatory Convertible Securities—Adjustment in Respect of a Spin-Off.”

In addition to the Common Shares issuable upon conversion of each Mandatory Convertible Security on the Mandatory Conversion Date, holders will have the right to receive on the Mandatory Conversion Date an amount equal to (i) any deferred coupon payments to, but excluding, the coupon payment date preceding the Mandatory Conversion Date and (ii) all accrued and unpaid coupon payments on such Mandatory Convertible Securities to but excluding the Mandatory Conversion Date. On the Mandatory Conversion Date FCA may elect to pay any deferred coupon payments and the final coupon payment due on the Mandatory Conversion Date in cash or in Common Shares. If FCA elects to pay deferred coupon payments and accrued and unpaid coupon payments in Common Shares at the Mandatory Conversion Date it shall issue to the holders such number of Common Shares equal to the amount of such deferred coupon payments and accrued and unpaid coupon payments divided by the average of the daily VWAPs of the Common Shares on each of the 20 consecutive Trading Days ending on and including the 3rd Scheduled Trading Day immediately preceding the Mandatory Conversion Date.
FCA shall give the trustee and holders written notice of its intention to make deferred coupon payments and the final coupon payment due on the Mandatory Conversion Date in Common Shares five Trading Days prior to the commencement of the aforementioned averaging period, and if such notice is not given by this date, such deferred coupon payments and accrued and unpaid coupons shall be paid in cash.

Each holder of Mandatory Convertible Securities agrees that upon conversion, the full amount of the issue price of each Common Share shall be deemed to be paid by set-off (verrekenig) against the outstanding claim on FCA, or the relevant part thereof, under the relevant Mandatory Convertible Securities.

Early Conversion at the Option of FCA at the Maximum Conversion Rate	FCA has the right to convert the Mandatory Convertible Securities at its option, in whole but not in part, at any time (other than the period from the date that is 30 calendar days prior to the effective date of a Spin-Off to the 10th Trading Day following the effective date of such Spin-Off (both dates inclusive)) from the issue date of the Mandatory Convertible Securities until the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date at the Maximum Conversion Rate, subject to adjustment as described under “Description of the Mandatory Convertible Securities—Standard Conversion Rate Adjustments.”

In addition to the number of Common Shares issuable upon an early conversion at the option of FCA, each holder will have the right to receive an amount payable in cash equal to (i) any deferred coupon payments to, but excluding, the coupon payment date preceding the date of the early conversion at the option of FCA, (ii) accrued and unpaid coupon payments from such preceding coupon payment date to, but excluding, the date of the early conversion, and (iii) the present value of all remaining coupon payments on the Mandatory Convertible Securities, including the coupon payment due on the Mandatory Conversion Date (but excluding any accrued and unpaid coupon payments to the relevant conversion date), payable in cash and calculated using a discount rate equal to the Treasury Yield (as defined in “Description of the Mandatory Convertible Securities—Early Conversion at the Option of FCA at the Maximum Conversion Rate”) plus 50 basis points. Holders will not be entitled to any further coupon payments in respect of the Mandatory Convertible Securities for any period after such conversion.

Early Conversion at the Option of the Holder at the Minimum Conversion Rate

Holders of the Mandatory Convertible Securities have the right to convert each of their Mandatory Convertible Securities at any time (other than the period from the date that is 30 calendar days prior to the effective date of a Spin-Off to the 10th Trading Day following the effective date of such Spin-Off (both dates inclusive)) until the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date at the Minimum Conversion Rate, subject to adjustment as described under “Description of the Mandatory Convertible Securities—Standard Conversion Rate Adjustments” below.

In addition to the number of Common Shares issuable upon such conversion, each holder that elects to convert its Mandatory Convertible Securities early as described in the preceding paragraph at the Minimum Conversion Rate will have the right to receive on the date of the optional conversion an amount equal to any deferred coupon payments to, but excluding, the coupon payment date preceding the date of the optional conversion as described under “Description of the Mandatory Convertible Securities—Early Conversion at the Option of the Holder at the Minimum Conversion Rate.” Such deferred coupon payments shall be payable in cash or in Common Shares at the election of FCA. If FCA elects to pay deferred coupon payments in Common Shares, it shall give notice of its intention to do so within five Trading Days after the date of the optional conversion and shall issue to the holders such number of Common Shares equal to the amount of such deferred coupon payments divided by the average of the daily VWAPs of the Common Shares on each of the 20 consecutive Trading Days ending on and including the 3rd Scheduled Trading Day immediately preceding the date of the optional conversion. If FCA does not provide the trustee and the holders with such written notice, the deferred coupon payments shall be payable in cash on the sixth Trading Day after the date of optional conversion. Holders electing to convert their Mandatory Convertible Securities early will not be entitled to accrued interest from the coupon payment date preceding the date of the optional conversion or to any further coupon payments in respect of the Mandatory Convertible Securities for any period after such conversion.

Conversion at the Option of the Holder Upon Fundamental Change

If a Fundamental Change (as defined under “Description of the Mandatory Convertible Securities—Other Early Conversions—Conversion at the Option of the Holder upon Fundamental Change”) occurs at any time after the initial issuance of the Mandatory Convertible Securities up to, and including, the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date, then holders will be permitted to convert each of their Mandatory Convertible Securities at any time (other than the period from the date that is 30 calendar days prior to the effective date of a Spin-Off to the 10th Trading Day following the effective date of such Spin-Off (both dates inclusive)) during the period beginning on, and including, the effective date of such Fundamental Change (the “Fundamental Change Effective Date”) and ending on, and including, the earlier of (i) the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date and (ii) the date that is 20 calendar days after the Fundamental Change Effective Date at the conversion rate determined by the calculation agent as described under “Description of the Mandatory Convertible Securities—Other Early Conversions—Conversion at the Option of the Holder upon

Fundamental Change.” Notwithstanding the foregoing, if a Fundamental Change occurs within the period from the date that is 30 calendar days prior to the effective date of a Spin-Off to the 10th Trading Day following the effective date of the Spin-Off (both dates inclusive), the holders’ right to convert their Mandatory Convertible Securities shall be extended to 20 Trading Days following the effective date of a Spin-Off.

In addition to the number of Common Shares issuable upon an early conversion upon a Fundamental Change, each holder will have the right to receive an amount payable in cash equal to (i) any deferred coupon payments to, but excluding, the coupon payment date preceding the date of the early conversion, (ii) accrued and unpaid coupon payments from such preceding coupon payment date to, but excluding, the date of the early conversion, and (iii) the present value of all remaining coupon payments on the Mandatory Convertible Securities, including the coupon payment due on the Mandatory Conversion Date (but excluding any accrued and unpaid coupon payments to the relevant conversion date), payable in cash and calculated using a discount rate equal to the Treasury Yield (as defined in “Description of the Mandatory Convertible Securities—Early Conversion at the Option of FCA at the Maximum Conversion Rate”) plus 50 basis points. Holders will not be entitled to any further coupon payments in respect of the Mandatory Convertible Securities for any period after such conversion.

Accelerated Mandatory Conversion	If an Accelerated Mandatory Conversion Event occurs at any time prior to the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date, FCA will give written notice thereof to holders and the trustee in accordance with the indenture (as defined in “Description of the Mandatory Convertible Securities”).

In this case, the Mandatory Convertible Securities will be mandatorily converted on the Accelerated Mandatory Conversion Date at the Early Conversion Rate calculated by the calculation agent as described under “Description of the Mandatory Convertible Securities—Other Early Conversions—Conversion at the Option of the Holder upon Fundamental Change.”

In addition to the number of Common Shares issuable upon an early conversion upon an Accelerated Conversion Event, each holder will have the right to receive an amount payable in cash equal to (i) any deferred coupon payments to, but excluding, the coupon payment date preceding the date of the early conversion, (ii) accrued and unpaid coupon payments from such preceding coupon payment date to, but excluding, the date of the early conversion, and (iii) the present value of all remaining coupon payments on the Mandatory Convertible Securities, including the coupon payment due on the Mandatory Conversion Date (but excluding any accrued and unpaid coupon payments to the relevant conversion date), payable in cash and calculated using a discount rate equal to the Treasury Yield (as defined in “Description of the Mandatory Convertible Securities—Early Conversion at the Option of FCA at the Maximum Conversion Rate”)

plus 50 basis points. Holders will not be entitled to any further coupon payments in respect of the Mandatory Convertible Securities for any period after such conversion.

“Accelerated Mandatory Conversion Date” means the sixth Scheduled Trading Day following the date on which the notice in connection with the Accelerated Mandatory Conversion Event is sent to holders pursuant to the Indenture, except that if the Accelerated Mandatory Conversion Date would fall within the period from the date that is 30 calendar days prior to the effective date of a Spin-Off to the 10th Trading Day following the effective date of the Spin-Off (both dates inclusive), the Accelerated Mandatory Conversion Date shall be the next succeeding Scheduled Trading Day following the end of such period.

An “Accelerated Mandatory Conversion Event” will occur if:

•	FCA fails to pay an amount or deliver any Common Shares under the Mandatory Convertible Securities within 30 days from the relevant due date (other than in connection with FCA’s exercise of its right to defer coupon payments) after receipt of written notice of such failure given by the trustee or the holders of not less than 30% in notional amount of the Mandatory Convertible Securities; or

•	FCA fails for 60 days after receipt of written notice of such failure given by the trustee or the holders of not less than 30% in notional amount of the Mandatory Convertible Securities to comply with any of its obligations, covenants or agreements (other than as referred to in the bullet point above) contained in the indenture or the Mandatory Convertible Securities.

Adjustment in Respect of a Spin-Off

In lieu of any other adjustment pursuant to “Description of the Mandatory Convertible Securities—Standard Conversion Rate Adjustments,” FCA shall, following the effective date of a Spin-Off, deliver no later than the same Trading Day that SpinCo Shares (as defined below) are delivered to holders of Common Shares, a number of SpinCo Shares which shall be based upon the Spin-Off Ratio (as defined below) applied to the number of “Underlying Common Shares.” The Underlying Common Shares shall be calculated by the calculation agent by applying the conversion rates that would apply upon a mandatory conversion (assuming the Measurement Date were the Mandatory Conversion Date) of the Mandatory Convertible Securities, with the Applicable Market Value based on the average of the daily VWAPs of the Common Shares during the 10 consecutive Trading Day period immediately prior to the Measurement Date. For the avoidance of doubt, in connection with any Spin-Off occurring after the Mandatory Conversion Date, FCA will set a record date and effective date for such Spin-Off such that a holder that holds Mandatory Convertible Securities through the Mandatory Conversion Date will participate in the Spin-Off and receive SpinCo Shares either as a holder of the Mandatory Convertible Securities or as a holder of common shares.

“Spin-Off” means a distribution (whether through a dividend in kind, spin-off or other transaction) in respect of all or substantially all holders of the Common Shares consisting of capital stock of, or similar equity interests in, or relating to, a subsidiary or other business unit of ours (a “SpinCo”) if, upon issuance, such capital stock or similar equity instruments (“SpinCo Shares”) will be listed on a U.S. national securities exchange.

The “effective date” of a Spin-Off means the date on which trading of the SpinCo Shares commences on a U.S. national securities exchange.

“Spin-Off Ratio” means the ratio of SpinCo Shares to Common Shares to be issued or delivered to holders of Common Shares in connection with a Spin-Off, expressed as a fraction.

“Measurement Date” means the date that is 30 calendar days prior to the effective date of a Spin-Off as declared by FCA. FCA shall give written notice of any Spin-Off to the trustee and the holders on or prior to the date that is 15 Scheduled Trading Days prior to the Measurement Date, with such notice containing the following information: (i) the beginning of the 10 consecutive Trading Day period, (ii) the Measurement Date, (iii) the scheduled Spin-Off announcement date and (iv) the effective date of a Spin-Off.

The Fixed Conversion Rates will not be subject to adjustment in respect of a Spin-Off pursuant to “Description of the Mandatory Convertible Securities—Standard Conversion Rate Adjustments” below. Rather, holders will receive SpinCo Shares as described above and the Threshold Appreciation Price, the Initial Price and the Stated Amount will be adjusted as set forth in “Description of the Mandatory Convertible Securities—Adjustment in Respect of a Spin-Off.”

During the period from the date that is 30 calendar days prior to the effective date of a Spin-Off to the 10th Trading Day following the effective date of a Spin-Off (both dates inclusive), FCA will not be permitted to exercise its rights set forth under “Description of the Mandatory Convertible Securities—Early Conversion at the Option of FCA at the Maximum Conversion Rate” and holders will not be permitted to exercise their rights set forth under “Description of the Mandatory Convertible Securities—Early Conversion at the Option of the Holder at the Minimum Conversion Rate” or “Description of the Mandatory Convertible Securities—Other Early Conversions—Conversion at the Option of the Holder upon Fundamental Change.”

Following any Spin-Off, the Initial Price, the Threshold Appreciation Price and the Stated Amount will be adjusted, with such adjustments calculated by the calculation agent. Each of the Initial Price, the Threshold Appreciation Price and the Stated Amount in effect immediately prior to 5:00 P.M., New York City time, on the effective date of the Spin-Off will be multiplied by a fraction the numerator of which is equal to the average of the daily VWAPs of the Common Shares over the Spin-Off Valuation Period and the denominator of which is equal to (i) the average of the daily VWAPs of the Common Shares over the Spin-Off Valuation Period, plus (ii) the average of the daily VWAPs of the SpinCo Shares over the Spin-Off Valuation Period, multiplied by the Spin-Off Ratio.

Any adjustment to the Initial Price, the Threshold Appreciation Price and the Stated Amount made pursuant to a Spin-Off will become effective immediately after 5:00 P.M., New York City time, on the last Scheduled Trading Day of the Spin-Off Valuation Period; provided that if any date for determining the number of SpinCo Shares issuable to a holder occurs during the Spin-Off Valuation Period, references in the definition of “Spin-Off Valuation Period” to 10 Trading Days will, for the purpose of such issue, be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date of a Spin-Off to, and including, such determination date for purposes of determining the Initial Price, the Threshold Appreciation Price and the Stated Amount.

“Spin-Off Valuation Period” means, in respect of any Spin-Off, the 10 consecutive Trading Day period commencing on, and including the effective date of such Spin-Off.

Standard Conversion Rate Adjustments	The Minimum Conversion Rate and the Maximum Conversion Rate are referred to as the “Fixed Conversion Rates.” Each of the Fixed Conversion Rates, the Threshold Appreciation Price and the Initial Price will be adjusted in certain events, including cash dividends, share splits, share dividends, special distributions, share repurchases or other transactions, but will not be adjusted in the event of a Spin-Off or for accrued and unpaid coupon payments on the Mandatory Convertible Securities. Such adjustments will be calculated by the calculation agent. See “Description of the Mandatory Convertible Securities—Standard Conversion Rate Adjustments.”

Voting Rights	Holders of the Mandatory Convertible Securities will have no voting rights in respect of the Common Shares prior to conversion.

Enforcement Event	In the event of FCA’s bankruptcy, dissolution or liquidation, the Mandatory Convertible Securities will convert at the Maximum Conversion Rate, subject to adjustment as described under “Description of the Mandatory Convertible Securities—Standard Conversion Rate Adjustments.”

In addition to the number of Common Shares issuable upon such conversion, each holder will have the right to receive an amount payable in cash equal to any deferred coupon payments to, but excluding, the coupon payment date preceding the date of the conversion and accrued and unpaid coupon payments from such preceding coupon payment date to, but excluding the date of the Enforcement Event (as defined in “Description of the Mandatory Convertible Securities—Enforcement Events”), but will not be entitled to receive any present value amount in respect of remaining coupon payments on the Mandatory Convertible Securities. Holders’ claims in respect of deferred coupon payments and accrued and unpaid coupon payments will be subordinated in right of payment to all of FCA’s existing and future Senior Obligations (as defined in “Description of the Mandatory Convertible Securities—Ranking”), if any.

However, if in the context of any bankruptcy, insolvency or reorganization procedure FCA is prevented, pursuant to applicable law and/or court order or judgment, from delivering Common Shares, and/or setoff is not possible, then a holder will have, in the context and subject to the relevant procedure, an unsecured and subordinated claim against FCA in respect of such Common Shares that FCA is unable to deliver. Any such claim shall give entitlements to receive distributions from the bankruptcy estate that equal the amount, if any, as would have been payable to such holder if, throughout such bankruptcy, insolvency or reorganization, such holder were the holder of a number of Common Shares equal to the Maximum Conversion Rate in effect immediately prior to the relevant acceleration. To the extent that FCA fails to deliver Common Shares to holders of Mandatory Convertible Securities upon FCA’s bankruptcy, dissolution or liquidation, and/or setoff is not possible, holders will only receive a payment to the extent holders of the Common Shares make any recovery.

For the avoidance of doubt, in the event of FCA’s bankruptcy, insolvency or liquidation, FCA’s estate will be a beneficiary of the agreement of each holder of the Mandatory Convertible Securities.

Additional Amounts	FCA will make all payments on the Mandatory Convertible Securities without deduction or withholding for any taxes, assessments or other governmental charges imposed by any Taxing Jurisdiction (as defined in “Description of the Mandatory Convertible Securities—Payment of Additional Amounts”). If deduction or withholding of any of these charges is required by a Taxing Jurisdiction, subject to certain exceptions, FCA will pay any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding.

Use of Proceeds	We estimate that the net proceeds to us from this offering of Mandatory Convertible Securities, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $ billion (or $ billion if the underwriters exercise their over-allotment option with respect to this offering in full).

We estimate that the net proceeds to us from the concurrent offering of Common Shares, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $ million.

We intend to use the anticipated net proceeds of both offerings for general corporate purposes.

Book-Entry, Delivery and Form	The Mandatory Convertible Securities will be represented by one or more permanent global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company, or DTC. You will hold beneficial interests in the Mandatory Convertible Securities through DTC and DTC and its direct and indirect participants will record your beneficial interest on their books. Certificated Mandatory Convertible Securities will not be issued except in certain limited circumstances.

Listing	We will apply to have the Mandatory Convertible Securities listed on the New York Stock Exchange but the closing of this offering is not conditioned on such a listing. If the Mandatory Convertible Securities are approved for listing, we expect trading on the New York Stock Exchange to commence within 30 calendar days after the Mandatory Convertible Securities are first issued.

Trustee, Registrar, Paying Agent and Conversion Agent	The Bank of New York Mellon

Calculation Agent	Conv-Ex Advisors Limited

Governing Law	The indenture and the Mandatory Convertible Securities will be governed by, and shall be construed in accordance with, the laws of the State of New York.

Concurrent Offering	Concurrently with this offering of Mandatory Convertible Securities, we are offering 87,000,000 Common Shares (or 100,000,000 Common Shares if the underwriters of that offering exercise their over-allotment option with respect to that offering in full), in a public offering. The completion of the offering of the Mandatory Convertible Securities is contingent on the completion of our concurrent offering of Common Shares.

Risks Related to this Offering and Ownership of Our Mandatory Convertible Securities

We are not required to repay the notional amount of the Mandatory Convertible Securities.

We are not required to repay the notional amount whether at maturity or otherwise. Instead, the Mandatory Convertible Securities will be mandatorily convertible into our Common Shares, the market value of which will not necessarily correspond to the purchase price or notional amount of the Mandatory Convertible Securities. Accordingly, holders are exposed to fluctuation in the value of the Common Shares into which the Mandatory Convertible Securities will be converted upon maturity.

Coupon payments under the Mandatory Convertible Securities may be deferred.

We have the right to defer the coupon payments on the Mandatory Convertible Securities and to extend any deferral period at any time or from time to time. We may not defer coupon payments beyond the Mandatory Conversion Date, and any deferral period must end on a coupon payment date or the Mandatory Conversion Date. Coupon payments shall continue to accrue during any deferral period, see “Description of the Mandatory Convertible Securities—Deferral of Coupon Payments.”

In no event will holders of Mandatory Convertible Securities or the trustee under the indenture be able to accelerate the holders’ Mandatory Convertible Securities as a result of such deferral; such holders are only entitled to receive amounts then due and payable on their Mandatory Convertible Securities. Even in the event we have fully paid all deferred coupon payments on the Mandatory Convertible Securities, and if Mandatory Convertible Securities remain outstanding, future coupon payments on the Mandatory Convertible Securities will be subject to further deferral as described above.

Any deferral of coupon payments may have an adverse effect on the market price of the Mandatory Convertible Securities. In addition, the coupon deferral provision of the Mandatory Convertible Securities may cause the market price of the Mandatory Convertible Securities to be more volatile than prices of other securities that are not subject to such a deferral provision and may be more sensitive generally to adverse changes in our financial condition and results of operations.

The terms of the Mandatory Convertible Securities limit the rights of holders so that your ability to receive payments under the Mandatory Convertible Securities in the event of our bankruptcy, dissolution or liquidation is equivalent to the rights of holders of our Common Shares, either because you will receive Common Shares automatically upon a bankruptcy, insolvency or liquidation or because the terms of the Mandatory Convertible Securities require holders to agree to a claim equal to that of a holder of our Common Shares.

In the event of our bankruptcy, dissolution or liquidation, holders of the Mandatory Convertible Securities will not receive payment as our unsecured creditors (except in respect of deferred coupon payments and accrued and unpaid coupon payments). As a result of their receipt of Common Shares in a conversion upon our bankruptcy, dissolution or liquidation or their agreement to be treated as though they were holders of our Common Shares as described under “Description of the Mandatory Convertible Securities—Enforcement Event”, holders of the Mandatory Convertible Securities will receive the same payment, if any, as holders of our Common Shares receive other than in relation to deferred coupon payments and accrued and unpaid coupon payments. There can be no assurance that holders of our Common Shares would receive any payment on account of their shares in a bankruptcy, insolvency or liquidation. As such, in the event of our bankruptcy, insolvency or liquidation, you may receive nothing on account of the Mandatory Convertible Securities.

You will bear the risk of a decline in the market price of our Common Shares between the pricing date for the Mandatory Convertible Securities and the Mandatory Conversion Date.

The number of Common Shares that you will receive upon mandatory conversion is not fixed, but instead will depend on the Applicable Market Value, which is the average of the daily VWAPs (as defined under

“Description of the Mandatory Convertible Securities—Mandatory Conversion”) of our Common Shares over the 20 consecutive Trading Day period ending on, and including, the 3rd Scheduled Trading Day immediately preceding the Mandatory Conversion Date. The aggregate market value of our Common Shares that you would receive upon mandatory conversion may be less than the aggregate notional amount of your Mandatory Convertible Securities. Specifically, if the applicable market value of our Common Shares is less than the Initial Price of $            , the market value of our Common Shares that you would receive upon mandatory conversion of each Mandatory Convertible Security will be less than the $100 notional amount, and an investment in the Mandatory Convertible Securities would result in a loss. Accordingly, you will bear the risk of a decline in the market price of our Common Shares. Any such decline could be substantial.

The opportunity for equity appreciation provided by your investment in the Mandatory Convertible Securities is less than that provided by a direct investment in our Common Shares.

The market value of each of our Common Shares that you would receive upon mandatory conversion of each Mandatory Convertible Security on the Mandatory Conversion Date will only exceed the notional amount of $100 per Mandatory Convertible Security if the applicable market value of our Common Shares exceeds the Threshold Appreciation Price of $            . The Threshold Appreciation Price represents         percent of the Initial Price. In this event, you would receive on the Mandatory Conversion Date approximately         percent (which percentage is equal to the Initial Price divided by the Threshold Appreciation Price) of the number of our Common Shares that you would have received if you had made a direct investment in our Common Shares at the Initial Price on the date of this prospectus. This means that the opportunity for equity appreciation provided by an investment in our Mandatory Convertible Securities is less than that provided by a direct investment in shares of our Common Shares.

In addition, if the market value of our Common Shares appreciates and the Applicable Market Value of our Common Shares is equal to or greater than the Initial Price but less than or equal to the Threshold Appreciation Price, the aggregate market value of our Common Shares that you would receive upon mandatory conversion will only be equal to the aggregate notional amount of the Mandatory Convertible Securities, and you will realize no equity appreciation on our Common Shares.

The market price of our Common Shares, which may fluctuate significantly, may adversely affect the market price for our Mandatory Convertible Securities.

We expect that the market price of our Common Shares will be the principal factor affecting the market price of our Mandatory Convertible Securities. This may result in greater volatility in the market price of the Mandatory Convertible Securities than would be expected for nonconvertible securities. The market price of our Common Shares will likely fluctuate in response to a number of factors, including our financial condition, operating results, cash flow and prospects, changes in the amount of our outstanding indebtedness, changes to significant contracts, acquisitions, dispositions and financings, capital commitments by us or our competitors, additions or departures of our key personnel, changes in financial estimates or recommendations by research analysts, announcements and filings with the SEC and other competent authorities, developments related to significant claims or proceedings against us and additional economic, financial and other factors, such as prevailing interest rates, interest rate volatility, changes in our industry and competitors and government regulations, many of which are beyond our control. For more information regarding such factors, see the section of this prospectus above entitled “—Risks Related to Our Business, Strategy and Operations.”

In addition, we expect that the market price of the Mandatory Convertible Securities will be influenced by yield and coupon rates in the capital markets, the time remaining to the Mandatory Conversion Date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the conversion rate. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of the Mandatory Convertible Securities and our Common Shares. Any such arbitrage could, in turn, affect the market prices of our Common Shares and the Mandatory Convertible Securities.

Recent regulatory actions may adversely affect the trading price and liquidity of the Mandatory Convertible Securities.

We expect that many investors in, and potential purchasers of, the Mandatory Convertible Securities will employ, or seek to employ, a convertible arbitrage strategy with respect to the Mandatory Convertible Securities. Investors that employ a convertible arbitrage strategy with respect to convertible instruments typically implement that strategy by selling short the Common Shares underlying the convertible instrument and adjusting their short position while they hold the instrument. Investors may also implement this strategy by entering into swaps on our Common Shares in lieu of or in addition to short selling the Common Shares. As a result, any regulatory or market changes affecting equity swaps or short selling of securities that interferes with the ability of market participants to effect short sales or equity swaps with respect to our Common Shares could adversely affect demand for the Mandatory Convertible Securities. This could, in turn, adversely affect the trading price and liquidity of the Mandatory Convertible Securities.

We may mandatorily convert all of the Mandatory Convertible Securities prior to the Mandatory Conversion Date and this may impact the value of the Common Shares received.

Subject to restrictions as to timing contained in “Description of the Mandatory Convertible Securities—Early Conversion at the Option of FCA at the Maximum Conversion Rate,” we may mandatorily convert all of the Mandatory Convertible Securities at the Maximum Conversion Rate. It is not possible to predict whether we will exercise our right to early mandatory conversion prior to the Mandatory Conversion Date. There can be no assurances that, in the event of any such early mandatory conversion, the value of the Common Shares received will be equal to the return of the Mandatory Convertible Securities if they could be held until maturity. In addition, the early mandatory conversion feature of the Mandatory Convertible Securities may limit their market value.

The conversion rate applicable for Mandatory Convertible Securities converted in connection with a Fundamental Change may not adequately compensate holders for the lost option time value of their Mandatory Convertible Securities as a result of such Fundamental Change.

If a Fundamental Change occurs, we may be required to change the conversion rate for any Mandatory Convertible Securities converted in connection with such Fundamental Change. The extent to which the conversion rate will be changed will be based on the date on which the Fundamental Change becomes effective and the price paid, or deemed to be paid in the Fundamental Change, as described under “Description of Mandatory Convertible Securities—Other Early Conversions—Conversion at the Option of the Holder upon Fundamental Change.” While this adjustment, together with the payment in cash of accrued but unpaid coupons, is designed to compensate you for the lost option time value of your Mandatory Convertible Securities as a result of a Fundamental Change, the adjustment is only an approximation of such lost value and may not adequately compensate you for such loss.

Certain adjustment payments due upon certain conversions may not adequately compensate you for the lost option time value of your Mandatory Convertible Securities as a result of any such conversion.

Under an Accelerated Mandatory Conversion Event, early mandatory conversion at the option of FCA or conversion at the option of the holder upon a Fundamental Change, we will be required to make certain adjustment payments as described under “Description of the Mandatory Convertible Securities—Early Conversion at the Option of FCA at the Maximum Conversion Rate.” That adjustment is based on a fixed amount and may not adequately compensate you for the lost option time value of your Mandatory Convertible Securities. In addition, our obligation to deliver such adjustment payments could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The conversion rate of the Mandatory Convertible Securities may not be adjusted for all dilutive events that may adversely affect the market price of the Mandatory Convertible Securities or the Common Shares issuable upon conversion of the Mandatory Convertible Securities.

The number of our Common Shares that you are entitled to receive upon conversion of the Mandatory Convertible Securities is subject to adjustment only upon certain events, including cash dividends, share splits, share dividends, special distributions, share repurchases or other transactions. See the sections of this prospectus entitled “Description of Mandatory Convertible Securities—Standard Conversion Rate Adjustments” and “—Adjustment in Respect of a Spin-Off” for further discussion of anti-dilution adjustments. Such anti-dilution adjustments to the Mandatory Convertible Securities, whether in the event of a Spin-Off or other transaction described under “Description of the Mandatory Convertible Securities—Adjustment in Respect of a Spin-Off” or “—Standard Conversion Rate Adjustments,” may not offset the reduction in value of the Mandatory Convertible Securities or the Underlying Common Shares (as defined below) caused by such corporate transaction. However, other events, such as employee stock option grants or offerings of our Common Shares or securities convertible into Common Shares (other than those set forth in the section of this prospectus entitled “Description of the Mandatory Convertible Securities—Standard Conversion Rate Adjustments”) for cash or in connection with acquisitions, which may adversely affect the market price of our Common Shares, may not result in any adjustment. Further, if any of these other events adversely affects the market price of our Common Shares, it may also adversely affect the market price of the Mandatory Convertible Securities. In addition, the terms of our Mandatory Convertible Securities do not restrict our ability to offer Common Shares or securities convertible into Common Shares in the future or to engage in other transactions that could dilute our Common Shares. We have no obligation to consider the interests of the holders of our Mandatory Convertible Securities in engaging in any such offering or transaction.

You will have no rights with respect to our Common Shares until you convert your Mandatory Convertible Securities, but you may be adversely affected by certain changes made with respect to our Common Shares.

You will have no rights with respect to our Common Shares, including voting rights, rights to respond to tender offers made for our Common Shares, if any, and rights to receive dividends or other distributions on our Common Shares, if any (other than through a conversion rate adjustment), prior to the conversion date with respect to a conversion of your Mandatory Convertible Securities, but your investment in our Mandatory Convertible Securities may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of Common Shares only as to matters for which the record date occurs after the conversion date. For example, in the event that an amendment is proposed to our articles of association requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Shares.

The loyalty voting structure may affect the liquidity of our Common Shares and reduce our Common Share price.

The implementation of the loyalty voting structure could reduce the liquidity of our Common Shares and adversely affect the trading prices of our Common Shares. The loyalty voting structure was intended to reward the Fiat shareholders for maintaining long-term share ownership by granting initial shareholders and persons holding our Common Shares continuously for at least three years at any time following the effectiveness of the Merger the option to elect to receive FCA special voting shares. FCA special voting shares cannot be traded and, immediately prior to the deregistration of Common Shares from the FCA Loyalty Register, any corresponding FCA special voting shares shall be transferred to FCA for no consideration (om niet). This loyalty voting structure is designed to encourage a stable shareholder base for FCA and, conversely, it may deter trading by those shareholders who are interested in gaining or retaining FCA special voting shares. Therefore, the loyalty voting structure may reduce liquidity in FCA Common Shares and adversely affect their trading price.

The loyalty voting structure may make it more difficult for shareholders to acquire a controlling interest in FCA, change our management or strategy or otherwise exercise influence over us, and the market price of our Common Shares may be lower as a result.

The provisions of our articles of association which establish the loyalty voting structure may make it more difficult for a third party to acquire, or attempt to acquire, control of our company, even if a change of control were considered favorably by shareholders holding a majority of our Common Shares. As a result of the loyalty voting structure, a relatively large proportion of the voting power of FCA could be concentrated in a relatively small number of shareholders who would have significant influence over FCA. Exor has a voting interest in FCA of 46.15 percent due to its participation in the loyalty voting structure and as a result will have the ability to exercise significant influence on matters involving our shareholders. Such shareholders participating in the loyalty voting structure could effectively prevent change of control transactions that may otherwise benefit our shareholders. The loyalty voting structure may also prevent or discourage shareholders’ initiatives aimed at changing FCA’s management or strategy or otherwise exerting influence over FCA.

Tax may be required to be withheld from coupon payments.

The attention of holders of the Mandatory Convertible Securities is drawn to the paragraphs headed “FCA intends to operate so as to be treated as exclusively resident in the United Kingdom for tax purposes, but the relevant tax authorities may treat it as also being tax resident elsewhere.” in the section “Risk factors—Risks Related to Our Business, Strategy and Operations”.

Unless and until the U.K. and the Dutch competent authorities rule that FCA should be treated as solely resident in the U.K. for the purposes of the Netherlands-U.K. double tax treaty, dividends distributed by FCA will be subject to Dutch dividend withholding tax (subject to any relief which may be available under Dutch law under the terms of any applicable double tax treaty or otherwise). Coupon payments on the Mandatory Convertible Securities may be treated as dividends for the purposes of Dutch dividend withholding tax. As such, if the residence status of FCA is not resolved prior to the first coupon payment date, coupons paid by FCA may be subject to Dutch dividend withholding tax. FCA would have an obligation to pay additional amounts in respect of such withholding tax in accordance with the “Payment of Additional Amounts” paragraph of the Description of the Mandatory Convertible Securities, subject to the exceptions contained therein, including exceptions where the beneficial owner of the Mandatory Convertible Securities is a Dutch resident or fails to accurately comply with a request from FCA to provide confirmation to FCA that the beneficial owner of the Mandatory Convertible Securities is not a Dutch resident. The attention of holders is drawn to “Arrangements To Receive Coupons Free From, Or Additional Amounts In Respect Of, Dutch Dividend Withholding Tax”.

In addition, even if the U.K. and Dutch competent authorities rule that FCA should be treated as solely resident in the U.K. for the purposes of the Netherlands-U.K. tax treaty, under Dutch domestic law dividend payments (which may include coupon payments on the Mandatory Convertible Securities) made by FCA to Dutch residents may still be subject to Dutch dividend withholding tax. FCA would not then be obliged to pay additional amounts in respect of such withholding from coupon payments on the Mandatory Convertible Securities: see the “Payment of Additional Amounts” paragraph of the Description of the Mandatory Convertible Securities and the exceptions contained therein, including exceptions where the beneficial owner of the Mandatory Convertible Securities is a Dutch resident or fails to accurately comply with a request from FCA to provide confirmation to FCA that the beneficial owner of the Mandatory Convertible Securities is not a Dutch resident. FCA intends to seek confirmation from the Dutch tax authorities that such withholding will not be required, but no assurances can be given. Holders should refer to “Arrangements To Receive Coupons Free From, or Additional Amounts In Respect of, Dutch Dividend Withholding Tax.”

In addition, if the U.K. and Dutch competent authorities were to rule that FCA should be treated as solely tax resident in the Netherlands and the Mandatory Convertible Securities were not listed on the NYSE or another established securities market in the United States, the risk could arise that coupon payments made to noncorporate U.S. holders (as defined in “Tax Consequences— Material U.S. Federal Income Tax

Consequences”) may not constitute qualified dividend income taxable to such holders at the preferential rates applicable to long-term capital gains. See “Tax Consequences—Material U.S. Federal Income Tax Consequences—U.S. holders—Taxation of Coupon Payments”.

Should Dutch, Italian or U.K. withholding taxes be imposed on coupon payments or distributions with respect to Mandatory Convertible Securities, whether such withholding taxes are creditable against a tax liability to which a holder is otherwise subject depends on the laws of the holder’s jurisdiction and the holder’s particular circumstances. Holders are urged to consult their tax advisors in respect of the consequences of the potential imposition of withholding taxes.

U.S. holders may be subject to tax if FCA makes or fails to make certain adjustments to the conversion rate even though they do not receive a corresponding cash distribution.

Upon certain adjustments to (or certain failures to make adjustments to) the conversion rate a U.S. holder as defined in “Tax Consequences—Material U.S. Federal Income Tax Consequences” may be treated as having received a constructive distribution from FCA, resulting in taxable income for U.S. federal income tax purposes, even though the U.S. holder would not receive any cash in connection with the adjustment (or failure to adjust) the conversion rate. See “Tax Consequences—Material U.S. Federal Income Tax Consequences—U.S. Holders—Constructive Distributions” for a further discussion.

FCA intends to treat the Mandatory Convertible Securities as equity of FCA for U.S. federal income tax purposes.

No statutory, judicial or administrative authority directly discusses how ownership of the Mandatory Convertible Securities should be treated for U.S. federal income tax purposes. No ruling is expected to be requested from the IRS with respect to the Mandatory Convertible Securities and no assurance can be given that the IRS or a court will agree with the treatment described herein. Because the Mandatory Convertible Securities are subject to mandatory conversion into Common Shares, and based on certain other factors, FCA intends to treat, and by purchasing Mandatory Convertible Securities holders agree to treat, the Mandatory Convertible Securities as equity of FCA for all U.S. federal income tax purposes. Therefore, coupon payments on the Mandatory Convertible Securities will be treated by FCA as taxable dividends to a U.S. holder to the extent of the earnings and profits of FCA. There can be no assurance that the IRS or a court will agree with this position. Holders are urged to consult their own tax advisors regarding alternative characterizations of the Mandatory Convertible Securities. If the Mandatory Convertible Securities are treated as debt or derivative instruments for U.S. federal income tax purposes, U.S. federal income tax consequences to a U.S. holder could be different and could be materially more adverse than those described herein, including that the coupon payments would not constitute qualified dividend income. See “Tax Consequences—Material U.S. Federal Income Tax Consequences” for a further discussion.

We are a Dutch public company with limited liability, and our shareholders may have rights different to those of shareholders of companies organized in the U.S.

The rights of our shareholders may be different from the rights of shareholders governed by the laws of U.S. jurisdictions. We are a Dutch public company with limited liability (naamloze vennootschap). Our corporate affairs are governed by our articles of association and by the laws governing companies incorporated in the Netherlands. The rights of shareholders and the responsibilities of members of our board of directors may be different from the rights of shareholders and the responsibilities of members of our board of directors in companies governed by the laws of other jurisdictions, including the U.S. In the performance of its duties, our board of directors is required by Dutch law to consider our interests and the interests of our shareholders, our employees and other stakeholders, in all cases with due observation of the principles of reasonableness and fairness. It is possible that some of these parties will have interests that are different from, or in addition to, your interests as a shareholder.

There may be potential “Passive Foreign Investment Company” tax considerations for U.S. holders

Mandatory Convertible Securities held by a U.S. holder would be stock of a “passive foreign investment company”, or a PFIC, for U.S. federal income tax purposes with respect to a U.S. holder (as defined in “Tax Consequences—Material U.S. Federal Income Tax Consequences” below) if for any taxable year in which such U.S. holder held Mandatory Convertible Securities, after the application of applicable “look-through rules” (i) 75 percent or more of FCA’s gross income for the taxable year consists of “passive income” (including dividends, interest, gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business, as defined in applicable Treasury Regulations), or (ii) at least 50 percent of its assets for the taxable year (averaged over the year and determined based upon value) produce or are held for the production of “passive income.” U.S. persons who own shares of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the dividends they receive from the PFIC, and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC. For this purpose, assuming the Mandatory Convertible Securities as are treated as equity of FCA for U.S. federal income tax purposes, coupon payments on the Mandatory Convertible Securities will be treated as dividends to the extent paid out of earnings and profits of FCA and gains derived from the sale or other disposition of Mandatory Convertible Securities will be treated as a sale or disposition of shares in FCA.

While FCA believes that the Mandatory Convertible Securities are not, and will not become as a result of our receipt of the net proceeds from this offering of Mandatory Convertible Securities and/or the concurrent offering of Common Shares, stock of a PFIC for U.S. federal income tax purposes, this conclusion is based on a factual determination made annually and thus is subject to change. Moreover, the Mandatory Convertible Securities may become stock of a PFIC in future taxable years if there were to be changes in FCA’s assets, income or operations. See “Tax Consequences—Material U.S. Federal Income Tax Consequences—U.S. Holders—PFIC Considerations—Consequences of Holding Mandatory Convertible Securities” for a further discussion.

An active trading market for the Mandatory Convertible Securities does not exist and may not develop.

The Mandatory Convertible Securities are a new issue of securities with no established trading market, and while FCA will apply to list the Mandatory Convertible Securities on the New York Stock Exchange, subject to satisfaction of the New York Stock Exchange’s minimum equity listing standards with respect to the Mandatory Convertible Securities, there is no guarantee that such requirement will be satisfied and that the Mandatory Convertible Securities will ultimately be listed on the New York Stock Exchange or any other organized trading market or quoted on any automated quotation system. The underwriters have advised FCA that they intend to make a market in the Mandatory Convertible Securities, but they will not be obligated to do so and may discontinue any market-making in the Mandatory Convertible Securities at any time, in their sole discretion. As a result, FCA cannot assure you as to the development or liquidity of any trading market for the Mandatory Convertible Securities.

RATIO OF EARNINGS TO FIXED CHARGES

		Year ended December 31,
	Nine months ended September 30, 2014	2013	2012	2011	2010	2009

Earnings(1)	2,042	2,902	3,480	3,409	2,393	1,507

Fixed Charges(2)	1,636	1,994	2,217	1,686	1,721	1,469

Ratio of earnings to fixed charges	1.248	1.455	1.570	2.022	1.390	1.026

(1)	Earnings is calculated by summing: (a) pre-tax income from continuing operations, (b) fixed charges (as defined below), (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) share of pre-tax losses of equity investees, and subtracting interest capitalized.
(2)	Fixed charges is calculated by adding: (a) interest costs (both expensed and capitalized, related to both continuing and discontinued operations) excluding losses recognized on early extinguishment of debt, (b) amortization of debt expense and discount or premium relating to indebtedness, whether expenses or capitalized, and (c) an estimate of the interest factor for operating leases.

DESCRIPTION OF THE MANDATORY CONVERTIBLE SECURITIES

The following description of the Mandatory Convertible Securities is a summary of the material terms of the Mandatory Convertible Securities and the indenture, between FCA and The Bank of New York Mellon, as trustee, registrar, paying agent and conversion agent (the “indenture”). This summary does not restate the terms of the Mandatory Convertible Securities or the indenture in their entirety. We urge you to read the Mandatory Convertible Securities and the indenture because they, and not this description, define your rights as investors. For information on how you may obtain a copy of the indenture and the Mandatory Convertible Securities please see “Where You Can Find More Information” in this prospectus.

General

Fiat Chrysler Automobiles N.V. (“FCA”) is issuing $2,500,000,000 aggregate amount (or $2,875,000,000 aggregate amount if the underwriters exercise their over-allotment option in full) of its     % mandatory convertible securities due 2016 (the “Mandatory Convertible Securities”). FCA is issuing the Mandatory Convertible Securities only in fully registered form without coupons in denominations of $100 each. The Mandatory Convertible Securities will initially be convertible into a maximum of                  common shares in the capital of FCA, nominal value €0.01 per share (the “Common Shares”) (or a maximum of                  Common Shares in total if the underwriters in this offering exercise their over-allotment option in full).

The Mandatory Convertible Securities will mature on             , 2016 (the “Mandatory Conversion Date”). The Mandatory Conversion Date is subject to postponement as described below under “—Mandatory Conversion.” Each Mandatory Convertible Security, unless previously converted, will automatically convert at the Mandatory Conversion Date into a number of Common Shares at the conversion rate described herein.

Ranking

Subject to any exceptions under applicable law, the Mandatory Convertible Securities will be general, unsecured and subordinated obligations of FCA. In the event of FCA’s bankruptcy, dissolution or liquidation, the Mandatory Convertible Securities will convert at the Maximum Conversion Rate, subject to adjustment as described under “—Standard Conversion Rate Adjustments.”

In each case, in addition to the number of Common Shares issuable upon such conversion, each holder will have the right to receive an amount payable in cash equal to any deferred coupon payments to, but excluding, the coupon payment date preceding the date of the conversion and accrued and unpaid coupon payments from such preceding coupon payment date to, but excluding the date of the Enforcement Event (as defined in “—Enforcement Event”), but will not be entitled to receive any present value amount in respect of remaining coupon payments on the Mandatory Convertible Securities. Holders’ claims in respect of deferred coupon payments and accrued and unpaid coupon payments will be subordinated in right of payment to all of FCA’s existing and future Senior Obligations, if any.

See “—Enforcement Event” for a discussion of the ranking and treatment of the Mandatory Convertible Securities and deferred coupon payments and accrued and unpaid coupon payments upon an Enforcement Event (as defined herein).

“Senior Obligations” means:

•	all obligations for money borrowed;

•	obligations evidenced by debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or business;

•	reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of FCA;

•	obligations issued or assumed as the deferred purchase price of property or services (other than trade payables or accrued liabilities in the ordinary course of business);

•	capital lease obligations; obligations for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options, swaps and similar arrangements;

•	all obligations of the types previously described of other persons for the payment of which FCA is responsible or liable as obligor, guarantor or otherwise; and

•	any renewals, extensions, refundings, amendments or modifications of any of the obligations described above.

However, “Senior Obligations” does not include:

•	any obligation that is by its terms pari passu with or subordinated to the Mandatory Convertible Securities;

•	shares of FCA’s share capital or warrants, options or rights to acquire shares of FCA’s share capital (but excluding any debt security that is convertible into, or exchangeable for, shares of FCA’s share capital, which may constitute Senior Obligations);

•	any obligations owed to our subsidiaries;

•	any liability for federal, state, local or other taxes owed or owing by such person; or

•	any accounts payable or other liability to trade creditors arising in the ordinary course of business.

The indenture does not limit the amount of debt securities FCA or its subsidiaries may issue and does not restrict the ability of FCA or its subsidiaries to incur additional indebtedness. Any such indebtedness will rank senior in right of payment to the Mandatory Convertible Securities unless such indebtedness expressly pursuant to its terms ranks equally with or junior to the Mandatory Convertible Securities (including as to the right to defer any payments in respect thereof). At September 30, 2014, our outstanding debt was approximately €32,933 million.

Payment of Coupons

The Mandatory Convertible Securities will have an annual coupon of     %, calculated by reference to the notional amount of the Mandatory Convertible Securities. The notional amount of each Mandatory Convertible Security is $100.

Coupon payments on the Mandatory Convertible Securities will accrue from the date of the initial issuance of the Mandatory Convertible Securities and will be made annually in arrears on                  of each year, commencing             , 2015, to holders of record at the close of the business on the                  immediately preceding the coupon payment date. FCA will pay the coupons to holders in whose name Mandatory Convertible Securities are registered at the close of business on the regular record date relating to the coupon payment date.

Each coupon payment due on a coupon payment date or at maturity will include coupon payments accrued from and including the last date to which coupon payments have been paid or made available for payment (or from and including the issue date, if none has been paid or made available for payment) to, but excluding, the relevant payment date, except as described under “—Deferral of Coupon Payments.” Coupons on the Mandatory Convertible Securities and on deferred coupons (described below) will be computed on the basis of a 360-day year of twelve 30-day months.

If any coupon payment date or the maturity of the Mandatory Convertible Securities falls on a day that is not a Business Day, payment of any amount otherwise payable on that date will be made on the first following day that is a Business Day with the same force and effect as if made on the date it would otherwise have been payable. No deferred coupon payments will accrue as a result solely of such delayed payment.

“Business Day” means each day which is not a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

Deferral of Coupon Payments

FCA will have the right under the indenture to defer coupon payments and to extend any deferral period on the Mandatory Convertible Securities at any time or from time to time. FCA may not defer coupon payments beyond the Mandatory Conversion Date, and any deferral period must end on a coupon payment date or the Mandatory Conversion Date. During any deferral period, coupons shall continue to accrue. At the end of a deferral period FCA must pay all deferred coupon payments then accrued and unpaid, together with coupon payments in respect of the deferred, accrued and unpaid coupon payments, to the extent permitted by applicable law, at a rate equal to the stated coupon rate for the Mandatory Convertible Securities to the date of payment. Unless the context requires otherwise, the term “deferred coupons” as used in this prospectus includes such coupon payments on deferred, accrued and unpaid coupon payments. Upon termination of a coupon deferral period, deferred coupon payments will be made to holders in cash on the coupon payment date on which the deferral period ends in the same manner as the payment of non-deferred coupons except as set forth below under “—Mandatory Conversion” and “—Early Conversion at the Option of the Holder at the Minimum Conversion Rate.” For the avoidance of doubt, all deferred coupon payments (including coupon payments in respect thereof) shall be paid to holders of the Mandatory Convertible Securities no later than the Mandatory Conversion Date. In no event will holders of Mandatory Convertible Securities or the trustee under the indenture be entitled to declare a default or accelerate any payments or other obligations under the Mandatory Convertible Securities as a result of such deferral.

If FCA intends to begin or extend a coupon deferral period, FCA must give the trustee and the holders of the Mandatory Convertible Securities written notice of such election to begin or extend a deferral period at least 20 calendar days prior to the date on which coupons on the Mandatory Convertible Securities would have been payable or such deferral period would otherwise terminate, and the notice must indicate the coupon payment date or the Mandatory Conversion Date on which FCA expects the deferral period will end. Prior to the termination of any deferral period, FCA may extend such deferral period to a later coupon payment date or the Mandatory Conversion Date, subject to the notice requirement described above. Upon the termination of any deferral period and the payment of all amounts then due, FCA may begin a new deferral period, subject to the limitations described above.

Subject to the foregoing limitations, there is no limitation on the number of times that FCA may begin or extend a deferral period.

During any such deferral period, subject to the exceptions listed below, none of FCA or any of its subsidiaries shall declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of FCA’s share capital. In addition, during any such deferral period, FCA shall not make any payment of interest, principal or premium on, or repay, purchase or redeem, any debt securities issued by FCA or guarantees issued by FCA, in each case, that expressly pursuant to their terms rank equally with or junior to the Mandatory Convertible Securities other than pro rata payments of accrued and unpaid coupon payments on the Mandatory Convertible Securities and any other debt securities issued by FCA or guarantees issued by FCA that rank equally with the Mandatory Convertible Securities (except and to the extent the terms of any such debt securities or guarantees would prohibit FCA from making such payment).

The restrictions listed above shall not apply to:

•	any purchase, redemption or other acquisition of shares or share capital of FCA in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a publicly announced dividend reinvestment or stockholder purchase plan or (3) the issuance of shares or share capital, or securities convertible into or exercisable for shares or share capital, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

•	any exchange, redemption or conversion of any class or series of FCA share capital, or the share capital of a subsidiary of FCA, for any other class or series of FCA share capital, or of any class or series of FCA or a subsidiary’s indebtedness for any class or series of FCA share capital;

•	any purchase of fractional interests in shares of FCA share capital pursuant to the conversion or exchange provisions of such share capital or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, shares or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

•	any dividend in the form of shares, warrants, options or other rights where the dividend or shares issuable upon exercise of such warrants, options or other rights is the same class of shares as that on which the dividend is being paid or ranks equally with or junior to such shares;

•	any payments, by way of dividends or otherwise, made by FCA’s subsidiaries to FCA or to other subsidiaries; and

•	distribution of SpinCo Shares by FCA upon a Spin-Off.

Mandatory Conversion

Each Mandatory Convertible Security, unless previously converted, will automatically convert on the Mandatory Conversion Date into a number of Common Shares equal to the conversion rate, which will be as set out below. In addition to the Common Shares issuable upon conversion of each Mandatory Convertible Security on the Mandatory Conversion Date, holders will have the right to receive on the Mandatory Conversion Date an amount equal to (i) any deferred coupon payments to, but excluding, the coupon payment date preceding the Mandatory Conversion Date and (ii) all accrued and unpaid coupon payments on such Mandatory Convertible Securities to but excluding the Mandatory Conversion Date. On the Mandatory Conversion Date FCA may elect to pay any deferred coupon payments and the final coupon payment due on the Mandatory Conversion Date in cash or in Common Shares. If FCA elects to pay deferred coupon payments and accrued and unpaid coupons in Common Shares at the Mandatory Conversion Date it shall issue to the holders such number of Common Shares equal to the amount of such deferred coupon payments and accrued and unpaid coupons divided by the average of the daily VWAPs of the Common Shares on each of the 20 consecutive Trading Days ending on and including the 3rd Scheduled Trading Day immediately preceding the Mandatory Conversion Date. FCA shall provide the trustee and the holders written notice of its intention to make deferred coupon payments and the final coupon payment due on the Mandatory Conversion Date in Common Shares five Trading Days prior to the commencement of the aforementioned averaging period, and if such written notice is not given by this date, such deferred coupon payments and accrued and unpaid coupons shall be paid in cash.

The conversion rate will be calculated by the calculation agent as follows:

•	if the Applicable Market Value (as defined below) of the Common Shares is equal to or greater than $ , which we call the “Threshold Appreciation Price,” then the conversion rate will be Common Shares per Mandatory Convertible Security (the “Minimum Conversion Rate”);

•	if the Applicable Market Value of the Common Shares is less than the Threshold Appreciation Price but great than $ , which we call the “Initial Price,” then the conversion rate will be equal to the Stated Amount (as defined below) divided by the Applicable Market Value of the Common Shares; and

•	if the Applicable Market Value of the Common Shares is less than or equal to the Initial Price, then the conversion rate will be Common Shares per Mandatory Convertible Security (the “Maximum Conversion Rate”).

The Threshold Appreciation Price will be     % of the Initial Price, subject to adjustment as described below.

The Minimum Conversion Rate will be the Stated Amount divided by the Threshold Appreciation Price.

The Initial Price represents the offer price of the Common Shares in the concurrent public offering of Common Shares. The Initial Price is subject to adjustment as described below.

The Maximum Conversion Rate will be the Stated Amount divided by the Initial Price.

The “Applicable Market Value” of the Common Shares is the average of the daily VWAPs of the Common Shares over the 20 consecutive Trading Day period ending on, and including, the 3rd Scheduled Trading Day immediately preceding the Mandatory Conversion Date.

The “Stated Amount” in respect of each Mandatory Convertible Security is $100, which is initially equal to the notional amount of each Mandatory Convertible Security, subject to adjustment as described below.

We refer to the Minimum Conversion Rate and the Maximum Conversion Rate collectively as the “Fixed Conversion Rates.”

The Fixed Conversion Rates, the Initial Price and the Threshold Appreciation Price are each subject to adjustment as described under “—Standard Conversion Rate Adjustments” below. In addition, upon the occurrence of a Spin-Off (as defined under “—Adjustment in Respect of a Spin-Off”), the Threshold Appreciation Price, the Initial Price and the Stated Amount are also subject to adjustment as set forth in “—Adjustment in Respect of a Spin-Off.”

Because a holder cannot receive more Common Shares than the Maximum Conversion Rate, the market price of the Common Shares FCA delivers to you upon conversion may be less than the Stated Amount of your Mandatory Convertible Securities.

In connection with any conversion on the Mandatory Conversion Date, the holder in question will become the holder of record of such common shares as of 5:00 P.M., New York City time, on the last Trading Day of the period during which the Applicable Market Value is determined.

Beneficial holders will be required to provide certain information to the trustee and/or the conversion agent and registrar for the Common Shares in order to receive Common Shares upon conversion of the Mandatory Convertible Securities.

FCA will not issue fractional common shares at any time, as discussed under “—Fractional Common Shares” below.

The “daily VWAP” of a Common Share (or other security for which a daily VWAP must be determined), in respect of any Trading Day, means the per share volume-weighted average price of the Common Share as displayed on Bloomberg page “FCAU US <equity> HP” (or any successor page, and in each case setting Weighted Average Line, or any other successor setting and using values not adjusted for any event occurring after such Trading Day and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off), or if such volume-weighted average price is unavailable, the market value of one Common Share (or other security) on such Trading Day as an internationally recognized investment bank retained for this purpose by FCA determines in good faith using a volume-weighted average method, which determination shall be conclusive. To the extent that the daily VWAP for the Common Shares are reported in a currency other than U.S. Dollars, the daily VWAP for the Common Shares for each Trading Day will be translated into U.S. Dollars at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank in New York.

“Trading Day” means a day on which (i) there is no “Market Disruption Event” (as defined below) and (ii) trading in Common Shares generally occurs on The New York Stock Exchange or, if the Common Shares are not then listed on The New York Stock Exchange, on the Mercato Telematico Azionario or, if the Common Shares are not then listed on a securities exchange, on the primary other market on which the Common Shares are then listed or admitted for trading. If the common shares (or other security for which a daily VWAP must be determined) are not so listed or admitted for trading, “Trading Day” means a “Business Day.”

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States or European securities exchange or other market on which the Common Shares listed or admitted for trading. If the Common Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

“Market Disruption Event” means (i) a failure by the primary securities exchange or other market on which the Common Shares are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time (or, if the Common Shares are not listed on The New York Stock Exchange but are listed on the Mercato Telematico Azionario or another European securities exchange, 1:00 pm Central European time), on any Trading Day for the Common Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the Common Shares or in any options, contracts or futures contracts relating to the Common Shares.

The following chart shows examples of the number of Common Shares that an investor would receive for each Mandatory Convertible Security on the Mandatory Conversion Date at the assumed Applicable Market Value, based on an Initial Price of $         and a Threshold Appreciation Price of $            . The table assumes that there will be no adjustments to the fixed settlement rates described under “—Standard Conversion Rate Adjustments” below. We cannot assure you that the actual Applicable Market Value will be within the assumed range set forth below

Assumed Applicable Market Value	Number of Common Shares received on the Mandatory Conversion Date per Mandatory Convertible Security	Conversion value (Applicable Market Value multiplied by the number of Common Shares received on the Mandatory Conversion Date per Mandatory Convertible Security)

$6.00		$

$7.50		$

$8.50		$

$9.50		$

$10.50		$

$11.50		$

$12.50		$

$13.50		$

$14.50		$

$15.50		$

$16.50		$

$17.50		$

As the above chart illustrates,

•	If the Applicable Market Value is greater than or equal to $ (the Threshold Appreciation Price), FCA will be obligated to deliver Common Shares for each Mandatory Convertible Security.

•	If the Applicable Market Value is greater than $ (the Initial Price) but less than $ (the Threshold Appreciation Price), FCA will be obligated to deliver a number of Common Shares equal to the Stated Amount divided by the Applicable Market Value.

•	If the Applicable Market Value is less than or equal to $ (the Initial Price), FCA will be obligated to deliver Common Shares per Mandatory Convertible Security, regardless of the market price of the Common Shares.

If a Market Disruption Event occurs during the 20 consecutive Scheduled Trading Day period (such period subject to extension by a number of Scheduled Trading Days during such period, as extended, on which a Market Disruption Event occurs) ending on, and including the 3rd Scheduled Trading Day immediately preceding the Mandatory Conversion Date, the Mandatory Conversion Date will be postponed by the number of Scheduled Trading Days during such period on which a Market Disruption Event occurred but by no more than 20 such Trading Days after the Mandatory Conversion Date.

For the avoidance of doubt, coupons shall continue to accrue to, and including, the Mandatory Conversion Date, as postponed as described above.

Early Conversion at the Option of FCA at the Maximum Conversion Rate

FCA has the right to convert the Mandatory Convertible Securities at its option, in whole but not in part, at any time (other than the period from the date that is 30 calendar days prior to the effective date of a Spin-Off to the 10th Trading Day following the effective date of such Spin-Off (both dates inclusive)) from the issue date of the Mandatory Convertible Securities until the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date at the Maximum Conversion Rate of                 Common Shares per Mandatory Convertible Security, subject to adjustment as described under “—Standard Conversion Rate Adjustments.” In connection with any early conversion at the option of FCA, the holders will become the holders of record of the Common Shares due upon conversion as of 5:00 P.M., New York City time, on the relevant conversion date.

In addition to the number of Common Shares issuable upon an early conversion at the option of FCA, each holder will have the right to receive an amount payable in cash equal to (i) any deferred coupon payments to, but excluding, the coupon payment date preceding the date of the early conversion, (ii) accrued and unpaid coupon payments from such preceding coupon payment date to, but excluding, the date of the early conversion, and (iii) the present value of all remaining coupon payments on the Mandatory Convertible Securities, including the coupon payment due on the Mandatory Conversion Date (but excluding any accrued and unpaid coupon payments to the relevant conversion date), payable in cash and calculated by the calculation agent using a discount rate equal to the Treasury Yield plus 50 basis points. Holders will not be entitled to any further coupon payments in respect of the Mandatory Convertible Securities for any period after such conversion.

“Treasury yield” means the weekly average yield at the time of computation for United States Treasury securities at constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the relevant conversion date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then-remaining term to the Mandatory Conversion Date; provided, however, that if the then-remaining term to the Mandatory Conversion Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the treasury yield will be obtained by linear interpolation between the next longest and next shortest constant maturities.

Early Conversion at the Option of the Holder at the Minimum Conversion Rate

Holders of the Mandatory Convertible Securities have the right to convert each of their Mandatory Convertible Securities at any time (other than the period from the date that is 30 calendar days prior to the effective date of a Spin-Off to the 10th Trading Day following the effective date of such Spin-Off (both dates inclusive)) from the issue date of the Mandatory Convertible Securities until the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date at the Minimum Conversion Rate of                 Common Shares per Mandatory Convertible Security, subject to adjustment as described under “—Standard Conversion Rate Adjustments.” In connection with any early conversion at the option of the holder, the converting holder will become the holder of record of the Common Shares due upon conversion (other than any Common Shares delivered in respect of deferred coupon payments as described below) as of 5:00 P.M., New York City time, on the relevant conversion date.

In addition to the number of Common Shares issuable upon such conversion, each holder that elects to convert its Mandatory Convertible Securities early at the Minimum Conversion Rate will have the right to receive an amount equal to any deferred coupons to, but excluding, the coupon payment date preceding the date of the optional conversion. Accrued and unpaid coupon payments from such preceding coupon payment date to, but excluding, the conversion date, will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Except as described herein, upon any conversion of the Mandatory Convertible Securities at the option of the holder, FCA will make no payment or allowance for unpaid coupon payments on the Mandatory Convertible Securities. Such deferred coupon payments shall be payable in cash or in Common Shares at the election of FCA. If FCA elects to pay deferred coupon payments in Common Shares, it shall give the trustee and the holders written notice of its intention to do so within five Trading Days after the date of the optional conversion and shall issue to the holders such number of Common Shares equal to the amount of such deferred coupon payments divided by the average of the daily VWAPs of the Common Shares on each of the 20 consecutive Trading Days ending on and including the 3rd Scheduled Trading Day immediately preceding the date of the optional conversion, as calculated by the calculation agent. If FCA does not provide such written notice, the deferred coupon payments shall be payable in cash on the sixth Trading Day after the date of optional conversion. Holders electing to convert their Mandatory Convertible Securities early will not be entitled to accrued interest from the coupon payment date preceding the date of the optional conversion or to any further coupon payments in respect of the Mandatory Convertible Securities for any period after such conversion.

If Mandatory Convertible Securities are converted early at the holder’s option at the Minimum Conversion Rate after the close of business on any regular record date but prior to the open of business on the related coupon payment date, holders of such Mandatory Convertible Securities as of the close of business on such record date will receive payment of coupons (including deferred coupons) accrued to, but excluding, such coupon payment date. Such Mandatory Convertible Securities, upon surrender for conversion, must be accompanied by funds equal to the amount of accrued and unpaid coupon payments from the preceding coupon payment date payable on the Mandatory Convertible Securities so converted on such coupon payment date.

Other Early Conversions

Conversion at the Option of the Holder upon Fundamental Change

If a Fundamental Change (as defined below) occurs at any time after the initial issuance of the Mandatory Convertible Securities up to, and including, the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date, then, holders will be permitted to convert each of their Mandatory Convertible Securities at any time (other than the period from the date that is 30 calendar days prior to the effective date of a Spin-Off to the 10th Trading Day following the effective date of such Spin-Off (both dates inclusive)) during the period (the “Fundamental Change Conversion Period”) beginning on, and including, the effective date of such Fundamental Change (the “Fundamental Change Effective Date”) and ending on, and including, the earlier of (i) the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date and (ii) the date that is 20 calendar days after the Fundamental Change Effective Date at the Early Conversion Rate determined using the table below (and calculated by the calculation agent in a manner described below). Notwithstanding the foregoing, if a Fundamental Change occurs within the period from the date that is 30 calendar days prior to the effective date of a Spin-Off to the 10th Trading Day following the effective date of the Spin-Off (both dates inclusive), the holders’ right to convert their Mandatory Convertible Securities shall be extended to 20 Trading Days following the effective date of a Spin-Off. In connection with any conversion upon Fundamental Change, the converting holder will become the holder of record of the Common Shares due upon conversion as of 5:00 P.M., New York City time, on the relevant conversion date.

In addition to the number of Common Shares issuable upon an early conversion upon a Fundamental Change, each holder will have the right to receive an amount payable in cash equal to (i) any deferred coupon payments to, but excluding, the coupon payment date preceding the date of the early conversion, (ii) accrued and unpaid coupon payments from such preceding coupon payment date to, but excluding, the date of the early conversion, and (iii) the present value of all remaining interest payments on the Mandatory Convertible Securities, including the coupon payment due on the Mandatory Conversion Date (but excluding any accrued and unpaid coupon payments to the relevant conversion date), payable in cash and calculated by the calculation agent using a discount rate equal to the Treasury Yield (as defined in “—Early Conversion at the Option of FCA at the Maximum Conversion Rate”) plus 50 basis points. Holders will not be entitled to any further coupon payments in respect of the Mandatory Convertible Securities for any period after such conversion.

FCA will notify the trustee and holders, in writing, to the extent practicable, at least 20 Business Days prior to the anticipated effective date of such Fundamental Change of the anticipated Fundamental Change effective date and the corresponding Fundamental Change Conversion Period, but in any event not later than two Business Days following the date it becomes aware of the anticipated occurrence of a Fundamental Change.

A “Fundamental Change” will be deemed to have occurred if any of the following occurs:

(1)	the Common Shares are not listed for trading on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), the Hong Kong Stock Exchange, or any EEA regulated market (within the meaning of Directive 2004/39/EC of the European Parliament and of the Council on markets in financial instruments) operating in France, Germany, Italy, the Netherlands or the United Kingdom;

(2)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), other than a Related Person, files a Schedule TO or any schedule, form or report under the Exchange Act and/or under Italian legislative decree No. 58 of 24 February 1997, as amended (the “Decree”), disclosing that such person or group has become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) or the owner for purposes of the Decree of Common Shares representing more than 50% of the voting power of the Common Shares;

(3)	Related Persons have become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) or the owner for purposes of the Decree of more than 60% of the Common Shares;

(4)	consummation of any consolidation or merger of FCA or similar transaction with, or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of FCA to, any person other than one of FCA’s subsidiaries or affiliates, in each case pursuant to which the Common Shares will be converted into cash, securities or other property; or

(5)	FCA’s shareholders approve any plan for FCA’s liquidation, dissolution or termination,

provided, however, that a Fundamental Change will not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Shares, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal, cash exit, withdrawal or similar rights, in connection with such transaction or transactions consists of shares of common stock, ordinary shares or other common equity interests (or depositary receipts in respect thereof) that are traded on an established United States or European securities exchange or that will be so traded when issued or exchanged in connection with such transaction or transactions. For the avoidance of doubt, a Fundamental Change will also be deemed not to have occurred as a result of a Spin-Off.

A “Related Person” means Exor S.p.A. and Giovanni Agnelli e C. S.a.p.az and their respective subsidiaries.

The “Early Conversion Rate” will be calculated by the calculation agent by reference to the table below, based on the Fundamental Change Effective Date and the “Common Share Price” in the Fundamental Change, which will be:

•	in the case of a Fundamental Change described in paragraph (4) above in which holders of Common Shares receive only cash in the Fundamental Change, the cash amount paid per Common Share; and

•	in all other cases, the average of the daily VWAPs of the Common Shares on each of the five consecutive Trading Days ending on, and including the Trading Day immediately preceding the Fundamental Change Effective Date.

The following table sets forth the Early Conversion Rate per Mandatory Convertible Security based on the Fundamental Change Effective Date and the Common Share Price at the time of the early conversion:

Common Share price
Fundamental Change Effective Date	$2.50	$5.00	$7.50	$10.50	$11.75	$12.60	$15.00	$20.00	$25.00	$30.00	$40.00	$50.00
, 2014
, 2015
, 2016

The Common Share prices set forth in the column headers will be adjusted as of any date on which the Fixed Conversion Rates of the Mandatory Convertible Securities are adjusted. The adjusted Common Share prices will equal the common share prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Maximum Conversion Rate immediately prior to the adjustment giving rise to the Common Shares price adjustment and the denominator of which is the Maximum Conversion Rate as so adjusted. Each of the conversion rates in the table will be subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth under “—Standard Conversion Rate Adjustments.”

In addition, upon the effective date of a Spin-Off (as defined under “—Adjustment in Respect of a Spin-Off”), the Common Share prices set forth in the column headers will be adjusted by multiplying by a fraction the numerator of which is equal to the average of the daily VWAPs of the Common Shares over the Spin-off Valuation Period (as defined in “—Adjustment in Respect of a Spin-Off”) and the denominator of which is equal to (i) the average of the daily VWAPs of the Common Shares over the Spin-Off Valuation Period, plus (ii) the average of the daily VWAPs of the SpinCo Shares over the Spin-Off Valuation Period, multiplied by the Spin-Off Ratio.

The exact Common Share price and effective date of the early conversion may not be set forth on the table, in which case:

•	if the Common Share price is between two Common Share prices on the table or the effective date is between two effective dates on the table, the Early Conversion Rate will be determined by straight-line interpolation between the Early Conversion Rates set forth for the higher and lower Common Share prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	if the Common Share price is in excess of $ per share (subject to adjustment in the same manner and at the same time as the Common Share prices in the table above), then the Early Conversion Rate will be the Minimum Conversion Rate, subject to adjustment as set forth under “—Standard Conversion Rate Adjustments;” and

•	if the Common Share price is less than $ per share (subject to adjustment in the same manner and at the same time as the Common Share prices in the table above), then the Early Conversion Rate will be the Maximum Conversion Rate, subject to adjustment as set forth under “—Standard Conversion Rate Adjustments.”

Accelerated Mandatory Conversion

If an Accelerated Mandatory Conversion Event occurs at any time prior to the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date, FCA will give written notice thereof to holders and the trustee in accordance with the indenture without undue delay.

In this case, the Mandatory Convertible Securities will be mandatorily converted on the Accelerated Mandatory Conversion Date at the Early Conversion Rate calculated by the calculation agent using the table set forth under “—Other Early Conversions—Conversion at the Option of the Holder upon Fundamental Change,” with the “Common Share Price” being the average of the daily VWAPs of the Common Shares over the 10 consecutive Trading Day period ending on the 3rd Scheduled Trading Day immediately preceding the date on which notice of an Accelerated Mandatory Conversion Event is given. In connection with any conversion upon an Accelerated Mandatory Conversion Event, a holder will become the holder of record of the Common Shares due upon conversion as of 5:00 P.M., New York City time, on the relevant conversion date.

In addition to the number of Common Shares issuable upon an early conversion upon an Accelerated Mandatory Conversion Event, each holder will have the right to receive an amount payable in cash equal to (i) any deferred coupon payments to, but excluding, the coupon payment date preceding the date of the early conversion, (ii) accrued and unpaid coupon payments from such preceding coupon payment date to, but excluding, the date of the early conversion, and (iii) the present value of all remaining interest payments on the Mandatory Convertible Securities, including the coupon payment due on the Mandatory Conversion Date (but excluding any accrued and unpaid coupon payments to the relevant conversion date), payable in cash and calculated using a discount rate equal to the Treasury Yield (as defined in “—Early Conversion at the Option of FCA at the Maximum Conversion Rate”) plus 50 basis points. Holders will not be entitled to any further coupon payments in respect of the Mandatory Convertible Securities for any period after such conversion.

“Accelerated Mandatory Conversion Date” means the sixth Scheduled Trading Day following the date on which the notice in connection with the Accelerated Mandatory Conversion Event is sent to holders pursuant to the indenture, except that if the Accelerated Mandatory Conversion Date would fall within the period from the date that is 30 calendar days prior to the effective date of a Spin-Off to the 10th Trading Day following the effective date of a Spin-Off (both dates inclusive), the Accelerated Mandatory Conversion Date shall be the next succeeding Scheduled Trading Day following the end of such period.

An “Accelerated Mandatory Conversion Event” will occur if:

(1)	FCA fails to pay an amount or deliver any Common Shares under the Mandatory Convertible Securities within 30 days from the relevant due date (other than in connection with FCA’s exercise of its right to defer coupon payments) after receipt of written notice of such failure given by the trustee or the holders of not less than 30% in notional amount of the Mandatory Convertible Securities; or

(2)	FCA fails for 60 days after receipt of written notice of such failure given by the trustee or the holders of not less than 30% in notional amount of the Mandatory Convertible Securities to comply with any of its obligations, covenants or agreements (other than as referred to in clause (1) above) contained in the indenture or the Mandatory Convertible Securities.

Fractional Common Shares

No fractional Common Shares will be issued to holders of the Mandatory Convertible Securities upon conversion. In lieu of any fractional shares otherwise issuable in respect of the Mandatory Convertible Securities that are converted, that holder will be entitled to receive an amount of cash (computed to the nearest cent by the calculation agent) equal to the same fraction of:

•	in the case of a Fundamental Change or Accelerated Mandatory Conversion Event, the Common Share price in the Fundamental Change or Accelerated Mandatory Conversion Event;

•	in the case of mandatory conversion on the Mandatory Conversion Date, the daily VWAP of the Common Shares on the last Trading Day of the period during which the Applicable Market Value is determined; and

•	in the case of any other conversion, the average of the daily VWAPs of the Common Shares on each of the five consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date of conversion.

If more than one Mandatory Convertible Security is surrendered for conversion at one time by or for the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Mandatory Convertible Securities so surrendered.

Adjustment in Respect of a Spin-Off

In lieu of any other adjustment pursuant to “—Standard Conversion Rate Adjustments” below, FCA shall, following the effective date of a Spin-Off, deliver no later than the same Trading Day that SpinCo Shares (as defined below) are delivered to holders of Common Shares (except as provided below for cash in lieu of fractional SpinCo Shares), a number of SpinCo Shares (as defined below) which shall be based upon a Spin-Off Ratio (as defined below) applied to the number of “Underlying Common Shares.” The Underlying Common Shares shall be calculated by the calculation agent by applying the conversion rates that would apply upon a mandatory conversion at maturity of the Mandatory Convertible Securities (assuming the Measurement Date were the Mandatory Conversion Date), with the Applicable Market Value based on the average of the daily VWAPs of the Common Shares during the 10 consecutive Trading Day period immediately prior to the Measurement Date. No fractional SpinCo Shares will be delivered to holders of the Mandatory Convertible Securities upon a Spin-Off. In lieu of any fractional SpinCo Shares otherwise deliverable in respect of a Spin-Off, holders will be entitled to receive an amount of cash (computed to the nearest cent by the calculation agent) equal to the same fraction of the daily VWAP of the SpinCo Shares on the first Trading Day of the Spin-Off Valuation Period, provided that the number of SpinCo Shares to be delivered and any entitlement to a cash amount in lieu of fractional entitlements shall be on the basis of the aggregate notional amount of the Mandatory Convertible Securities held. Notwithstanding the foregoing, cash in lieu of fractional SpinCo Shares shall be paid as soon as practicable following the first Trading Day of the Spin-Off Valuation Period. For the avoidance of doubt, in connection with any Spin-Off occurring after the Mandatory Conversion Date, FCA will set a record date and effective date for such Spin-off such that a holder that holds Mandatory Convertible Securities through the Mandatory Conversion Date will participate in the Spin-Off and receive SpinCo Shares either as a holder of the Mandatory Convertible Securities or as a holder of Common Shares.

“Spin-Off” means a distribution (whether through a dividend in kind, spin-off or other transaction) in respect of all or substantially all holders of the Common Shares consisting of capital stock of, or similar equity interests in, or relating to, a subsidiary or other business unit of ours (a “SpinCo”) if, upon issuance, such capital stock or similar equity instruments (“SpinCo Shares”) will be listed on a U.S. national securities exchange.

The “effective date” of a Spin-Off means the date on which trading of SpinCo Shares commences on a U.S. national securities exchange.

“Spin-Off Ratio” means the ratio of SpinCo Shares to Common Shares to be issued or delivered to holders of Common Shares in connection with a Spin-Off, expressed as a fraction.

“Measurement Date” means the date that is 30 calendar days prior to the effective date of a Spin-Off as declared by FCA. FCA shall give written notice of any Spin-Off to the trustee and holders on or prior to the date that is 15 Scheduled Trading Days prior to the Measurement Date, with such notice containing the following information: (i) the beginning of the 10 consecutive Trading Day period, (ii) the Measurement Date, (iii) the scheduled Spin-Off announcement date and (iv) the effective date of such Spin-Off.

During the period from the date that is 30 calendar days prior to the effective date of a Spin-Off to the 10th Trading Day following the effective date of such Spin-Off (both dates inclusive), FCA will not be permitted to exercise its rights set forth under “—Early Conversion at the Option of FCA at the Maximum Conversion Rate” and holders will not be permitted to exercise their rights set forth under “—Early Conversion at the Option of the Holder at the Minimum Conversion Rate” or “—Other Early Conversions—Conversion at the Option of the Holder Upon Fundamental Change.”

Following any Spin-Off, the Initial Price, the Threshold Appreciation Price and the Stated Amount will be adjusted, with such adjustments calculated by the calculation agent. Each of the Initial Price, the Threshold Appreciation Price and the Stated Amount in effect immediately prior to 5:00 P.M., New York City time, on the effective date of a Spin-Off will be multiplied by a fraction the numerator of which is equal to the average of the daily VWAPs of the Common Shares over the Spin-Off Valuation Period and the denominator of which is equal to (i) the average of the daily VWAPs of the Common Shares over the Spin-Off Valuation Period, plus (ii) the average of the daily VWAPs of the SpinCo Shares over the Spin-Off Valuation Period, multiplied by the Spin-off Ratio.

Any adjustment to the Initial Price, the Threshold Appreciation Price and the Stated Amount made pursuant to a Spin-Off will become effective immediately after 5:00 P.M., New York City time, on the last Scheduled Trading Day of the Spin-Off Valuation Period; provided that if any date for determining the number of SpinCo Shares issuable to a holder occurs during the Spin-Off Valuation Period, references in the definition of “Spin-Off Valuation Period” to 10 Trading Days will, for the purpose of such issue, be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date of a Spin-Off to, and including, such determination date for purposes of determining the Initial Price, the Threshold Appreciation Price and the Stated Amount. The Initial Price, the Threshold Appreciation Price and the Stated Amount will be rounded to the nearest $0.0001 in case of any such adjustment.

“Spin-Off Valuation Period” means, in respect of a Spin-Off, the 10 consecutive Trading Day period commencing on, and including the effective date of such Spin-Off.

Standard Conversion Rate Adjustments

Each Fixed Conversion Rate will be adjusted as described below, with such adjustments calculated by the calculation agent, except that FCA will not make any adjustments to the Fixed Conversion Rates if holders of the Mandatory Convertible Securities are entitled to participate, as a result of holding the Mandatory Convertible Securities, in any of the transactions described in clause (1) (but only with respect to an issue by FCA of Common Shares either as a dividend or as a distribution on the Common Shares), clause (2), clause (3) and clause (4) below at the same time as holders of Common Shares without having to convert their Mandatory Convertible Securities as if they held a number of Common Shares equal to the Maximum Conversion Rate in effect prior to the relevant ex-dividend date or effective date.

As used herein, “current market price” of Common Share on any date means the average of the daily VWAPs of the Common Shares for each of the five consecutive Trading Days ending on and including the Trading Day immediately preceding such date.

As used in this section “ex-dividend date” means the first date on which the Common Shares trade on the applicable exchange or in the applicable market regular way without the right to receive the issuance, dividend or distribution in question from FCA on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market or if no such date is established by such exchange or market, the record date established for the payment of the dividend or distribution or if no record date is established the date on which the holders are determined to be eligible to receive the dividend or distribution.

References in this section to “open of business” or “close of business” mean the open or close of business in The City of New York.

(1)	If FCA issues common shares as a dividend or distribution on the Common Shares, or if FCA effects a share split or share combination, each Fixed Conversion Rate will be adjusted based on the following formula:

CR1     =     CR0     x     CS1/CS0

where,

CR0 =	the Fixed Conversion Rate in effect immediately prior to 5:00 P.M., New York City time, on the record of such dividend or distribution, or immediately prior to 5:00 P.M., New York City time, on the effective date of such share split or combination, as applicable;

CR1 =	the Fixed Conversion Rates in effect immediately after 5:00 P.M., New York City time, on such record or effective date;

CS0 =	the number of Common Shares outstanding immediately prior to 5:00 P.M., New York City time, on such record date or such effective date;

CS1 =	the number of Common Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination;

Any adjustment made under this clause (1) shall become effective immediately after 5:00 P.M., New York City time, on the record date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date FCA’s board of directors determines not to pay such dividend or distribution, to the applicable Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(2)	If FCA issues to all or substantially all holders of the Common Shares any rights, options or warrants entitling them for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase Common Shares at a price per share less than the current market price of the Common Shares on the date of the first public announcement of the terms of such issuance, each Fixed Conversion Rate will be increased based on the following formula:

CR1     =    CR0     x     (CS0 + X)/(CS0 + Y)

where,

CR0 =	the Fixed Conversion Rate in effect immediately prior to 5:00 P.M., New York City time, on the record date for such issuance;

CR1 =	the Fixed Conversion Rate in effect immediately after 5:00 P.M., New York City time, on such record date;

CS0 =	the number of Common Shares outstanding immediately prior to 5:00 P.M., New York City time, on such record date;

X =	the total number of Common Shares issuable pursuant to such rights, options or warrants; and

Y =	the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the current market price of the Common Shares on the date of the first public announcement of the terms of issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever such rights, options or warrants are issued and shall become effective immediately after 5:00 P.M., New York City time, on the record date for such issuance. To the extent that Common Shares are not delivered after the expiration of such rights, options or warrants, each Fixed Conversion Rate shall be decreased to the applicable Fixed Conversion Rate that would then be in effect had the increase with respect to such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be decreased to the applicable Fixed Conversion Rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

In determining whether any rights options or warrants entitle the holders to subscribe for or purchase Common Shares at less than the current market price of the Common Shares on the date of the first public announcement of the terms of such issuance, and in determining the aggregate offering price of such common shares, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by FCA’s board of directors.

(3)	If FCA distributes shares of its share capital, evidences of its indebtedness, other assets or its property or rights or warrants to acquire the Common Shares or other securities to all or substantially all holders of Common Shares, excluding

•	dividends or distributions and rights, options or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

•	spin-offs, to which the provisions set forth below in this clause (3) shall apply or a Spin-Off, to which “—Adjustment in Respect of a Spin-Off” shall apply;

then each Fixed Conversion Rate will be increased based on the following formula:

CR1    =    CR0     x    SP0/(SP0 – FMV)

where,

CR0 =	the Fixed Conversion Rate in effect immediately prior to 5:00 P.M., New York City time, on the record date for such distribution;

CR1 =	the Fixed Conversion Rate in effect immediately after 5:00 P.M., New York City time, on the record date;

SP0 =	the current market price of the Common Shares on the ex-dividend date for such distribution; and

FMV =	the fair market value (as determined by FCA’s board of directors and as calculated on a per share basis) of the share capital, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each of the outstanding Common Shares on the ex-dividend date for such distribution.

If the then fair market value of the portion of the Common Shares, evidences of indebtedness or other assets or property so distributed applicable to one Common Share is equal to or greater than the current market price of the Common Shares on the ex-dividend date for such distribution, in lieu of the foregoing adjustment, each holder of a Mandatory Convertible Security shall receive, at the same time and upon the same terms as holders of Common Shares, the amount and kind of securities and assets such holder would have received as if such holder owned a number of Common Shares underlying a number of Common Shares equal to the Maximum Conversion Rate in effect on the record date for the distribution of the securities or assets.

Any increase made under this clause (3) above will become effective immediately after 5:00 P.M., New York City time, on the record date for such distribution. If such distribution is not so paid or made, each Fixed Conversion Rate shall be decreased to the applicable Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Other than in the case of a Spin-Off to which the provisions of “—Adjustment in Respect of a Spin-Off” apply, with respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on the Common Shares or shares in its share capital of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours and such dividend or distribution is listed for trading on a United States or European securities exchange, which we refer to as a “spin-off,” then each fixed conversion rate will be increased based on the following formula:

CR1    =    CR0     x     (FMV0 + MP0)/MP0

where,

CR0 =	the Fixed Conversion Rate in effect immediately prior to the end of the valuation period (as defined below);

CR1 =	the Fixed Conversion Rate in effect immediately after the end of the valuation period;

FMV0 =	the average of the daily VWAPs of the share capital or similar equity interest distributed to holders of the Common Shares applicable to one Common Share over the first 10 consecutive Trading Day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 =	the average of the daily VWAPs of the Common Shares over the valuation period.

The adjustment to each Fixed Conversion Rate under the preceding paragraph will occur as of the close of business on the last Trading Day of the valuation period; provided that in respect of any conversion during the valuation period, references above to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the ex-dividend date for such spin-off and the date of conversion in determining the applicable fixed conversion rate.

(4)	If FCA pays any cash dividend or distribution made to all or substantially all holders of the Common Shares, each Fixed Conversion Rate will be increased based on the following formula:

CR1    =    CR0     x     SP0/(SP0 – C)

where,

CR0 =	the Fixed Conversion Rate in effect immediately prior to 5:00 P.M., New York City time, on the record date for such dividend or distribution;

CR1 =	the Fixed Conversion Rate in effect immediately after 5:00 P.M., New York City time, on the record date for such dividend or distribution;

SP0 =	the current market price of the Common Shares on the ex-dividend date for such dividend or distribution;

C =	the aggregate amount of cash per Common Share FCA distributes to holders of the Common Shares.

For purposes of the calculation contained in this paragraph (4), any distribution paid in a currency other than U.S. dollars shall be converted into U.S. dollars at the “prevailing rate” on the record date fixed for such distribution. The “prevailing rate” means (i) in respect of any pair of currencies (of which neither is euro) on any calendar day, the spot rate of exchange between the relevant currencies prevailing as at or about 12 noon (London time) on that date as appearing on or derived from the Relevant Page; or (ii) in respect of any pair of currencies of which one is euro and any other currency on any day, the European Central Bank reference rate for such pair of currencies on that day as appearing on or derived from the “relevant page.” “Relevant page” means the relevant page on Bloomberg or such other information service provider that displays the relevant information.

If such a rate cannot be determined as aforesaid, the prevailing rate shall be determined mutatis mutandis but with respect to the immediately preceding day on which such rate can be so determined or if such rate cannot be so determined by reference to the relevant page, the rate determined in such other manner as our board of directors shall consider in good faith appropriate.

Any increase made under this clause (4) shall become effective immediately after 5:00 P.M. New York City time, on the record date for such dividend or distribution. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date FCA’s board of directors determines not to make or pay such dividend or distribution, to the applicable Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(5)	If FCA or any of its subsidiaries make a payment in respect of a tender offer or exchange offer for Common Shares and if and solely to the extent the cash and value of any other consideration included in the payment per share of Common Shares exceeds the average of the daily VWAPs of the Common Shares over the first consecutive 10 Trading Day period after, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), each Fixed Conversion Rate will be increased based on the following formula:

CR1     =     CR0     x (AC + (SP1 x OS1))/(OS0 x SP1)

where,

CR0 =	the Fixed Conversion Rate in effect immediately prior to the close of business on the 10th consecutive Trading Day immediately following, and including, the Trading Day next succeeding the expiration date;

CR1 =	the Fixed Conversion Rate in effect immediately after the close of business on the 10th consecutive Trading Day immediately following, and including, the Trading Day next succeeding the expiration date;

AC =	the aggregate value of all cash and any other consideration (as determined by FCA’s board of directors) paid or payable for Common Shares purchased in such tender or exchange offer;

OS0 =	the number of Common Shares outstanding immediately prior to the expiration date;

OS1 =	the number of Common Shares outstanding immediately after the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the average of the daily VWAPs of the Common Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the expiration date.

The adjustment to the Fixed Conversion Rate under the preceding paragraph will occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the expiration date; provided that in respect of any conversion within 10 Trading Days immediately following, and including, the expiration date, references to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date and the conversion date in determining the applicable Fixed Conversion Rate.

Whenever any provision of the indenture requires FCA to calculate the current market price, the daily VWAPs of the Common Shares, the Applicable Market Value of the Common Shares or the applicable Fixed Conversion Rate over a span of multiple days (including, but not limited to, for purposes of determining the number of Common Shares due upon mandatory conversion at the Mandatory Conversion Date, the Underlying Common Shares in connection with a Spin-Off and the Common Share price for purposes of a Fundamental Change or Accelerated Mandatory Conversion Event), FCA’s board of directors will make or cause to be made appropriate adjustments to account for any adjustment to the Fixed Conversion Rates that becomes effective, or any event requiring an adjustment to the Fixed Conversion Rates where the ex-dividend date of the event occurs, at any time during the period when the current market price, the daily VWAPs, the Applicable Market Value or the applicable Fixed Conversion Rate are to be calculated.

In the event of:

(1)	any subdivision or split of the outstanding Common Shares,

(2)	any distribution of additional stock to holders of Common Shares, and

(3)	any combination of the outstanding Common Shares into a smaller number of Common Shares,

FCA will adjust the Fixed Conversion Rates of the Mandatory Convertible Securities in effect immediately before the event triggering the adjustment so that you will be entitled to receive, upon conversion, the number of Common Shares that you would have owned or been entitled to receive immediately following this event had the Mandatory Convertible Securities been exchanged for the corresponding Common Shares immediately before this event or any record date with respect to it.

If the Common Shares cease to be listed on the New York Stock Exchange (and are not at that time listed on another United States or European securities exchange), all references in this prospectus supplement to the Common Shares relative to the terms of the Mandatory Convertible Securities will be deemed to have been replaced by a reference to:

(1)	the number of Common Shares on the last day on which the Common Shares were traded on the New York Stock Exchange (or another United States or European securities exchange),

(2)	as adjusted, pursuant to the adjustment provisions above, for any other property the Common Shares represented as if the other property had been distributed to holders of the Common Shares on that day.

Adjustments to the Fixed Conversion Rates including for purposes of determining the number of Underlying Common Shares in connection with a Spin-Off will be calculated by the calculation agent to the nearest 1/10,000th of a Common Share (i.e., 0.0001). Prior to the earlier of the Mandatory Conversion Date and the date of a Fundamental Change or Accelerated Mandatory Conversion Event, no adjustment in the Fixed Conversion Rates will be required unless the adjustment would require an increase or decrease of at least one percent in a Fixed Conversion Rate. If any adjustment is not required to be made because it would not change a Fixed Conversion Rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that on the earliest of the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date, the date of a Fundamental Change, the date of an Accelerated Mandatory Conversion Event or the date of any early conversion (whether at the issuer’s option or at the holder’s option), adjustments to the Fixed Conversion Rates will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

The Fixed Conversion Rates will not be adjusted:

(a)	upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Common Shares and the investment of additional optional amounts in Common Shares under any plan;

(b)	upon the issuance of any Common Shares or rights, options or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by FCA or any of its subsidiaries;

(c)	upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Mandatory Convertible Securities were first issued;

(d)	upon the issuance, offering, exercise, allocation, appropriation, modification or grant of any Common Shares or other securities to, or for the benefit of, employees, former employees or directors (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of FCA or any of its subsidiaries or affiliates or for the benefit of, any trustee or trustees for the benefit of any such person, in any such case pursuant to any employees’ option plan, arrangement or scheme;

(e)	for a change solely in the par value of Common Shares;

(f)	for accrued and unpaid coupon payments, if any; or

(g)	for a Spin-Off.

FCA will be required, as soon as practicable after the Fixed Conversion Rates are adjusted, to provide or cause to be provided written notice of the adjustment to the holders of Mandatory Convertible Securities. FCA will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each Fixed Conversion Rate was determined and setting forth each revised Fixed Conversion Rate.

If an adjustment is made to the Fixed Conversion Rates, an inversely proportional adjustment also will be made to the Threshold Appreciation Price and the Initial Price, solely for the purpose of determining which bullet point set forth under “—Mandatory Conversion” will apply. The Initial Price, the Threshold Appreciation Price and the Stated Amount will be rounded to the nearest $0.0001 in case of any such adjustment. FCA will have the power to correct any error in the adjustments described above, and, absent manifest error, its action in so doing, as evidenced by a resolution of its board of directors or authorized committee thereof delivered to the trustee, will be final and conclusive.

Conversions After Reclassifications, Consolidations, Mergers and Certain Sales of Assets

In the event of:

•	any recapitalization, reclassification or change of shares of Common Shares (other than changes only in par value, conversion of Common Shares of par value into Common Shares of no par value or resulting from a subdivision or combination);

•	any consolidation or merger of FCA with or into another person;

•	any sale, transfer, lease or conveyance to another person of all or substantially all the property and assets of FCA and its subsidiaries; or

•	any statutory exchange of FCA securities with another person (other than in connection with a merger or acquisition), any reclassification or any binding share exchange which reclassifies or changes the outstanding Common Shares;

in each case, as a result of which Common Shares are exchanged for, or converted into, other securities, property or assets (any such event, a “reorganization event”), then, at and after the effective time of such reorganization event, each Mandatory Convertible Security outstanding immediately prior to such reorganization event will, without the consent of the holders of the Mandatory Convertible Securities, become convertible into the kind and amount of such other securities, property or assets that holders of Common Shares received in such reorganization event (the “exchange property”); provided that if the kind and amount of exchange property receivable upon such reorganization event is not the same for each Common Share held immediately prior to such reorganization event by a person, then the exchange property receivable upon such reorganization event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Shares that affirmatively make an election (or of all such holders if none makes an election). If a date of conversion follows a reorganization event, the applicable Fixed Conversion Rate then in effect will be applied to the amount of such exchange property received per Common Share in the reorganization event (a “unit of exchange property”), as determined in accordance with this section. For the purpose of determining which bullet under “—Mandatory Conversion” will apply and for the purpose of calculating the conversion rate if the second bullet is applicable, the value of a unit of exchange property will be determined in good faith by FCA’s board of directors, except that if a unit of exchange property includes shares of common stock that are traded (including as common stock) on a United States or European securities exchange, the value of such common stock will be the daily VWAP of such security on the relevant Trading Day.

The above provisions of this section will similarly apply to successive reorganization events and the “—Standard Conversion Rate Adjustments” section will apply to any shares in FCA’s share capital (or any successor’s share capital) received by the holders of Common Shares in any such reorganization event.

FCA (or any of its successors) will, as soon as reasonably practicable (but in any event within 10 days) after the occurrence of any reorganization event, provide written notice to the trustee and holders of Mandatory Convertible Securities of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of this section.

Redemption

Although FCA will have the option to cause an early conversion of the Mandatory Convertible Securities under certain circumstances as described above under “—Early Conversion at the Option of FCA at the Maximum Conversion Rate,” FCA will not be permitted to redeem the Mandatory Convertible Securities prior to the Mandatory Conversion Date.

Payment of Additional Amounts

FCA will make all payments (including but not limited to any payments of principal, cash in lieu of any fractional common shares upon conversion and coupons) on the Mandatory Convertible Securities without deduction or withholding for any taxes, assessments or other governmental charges imposed by any jurisdiction where FCA is incorporated or tax resident, as the case may be, or a jurisdiction in which a successor to FCA is incorporated or tax resident (each, a “Taxing Jurisdiction”) unless the deduction or withholding is required by law. If deduction or withholding of any of these charges is required by a Taxing Jurisdiction, FCA will pay any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, these “additional amounts” will not be paid on account of:

•	the amount of any tax, assessment or other governmental charge imposed by any government of any jurisdiction other than a Taxing Jurisdiction;

•	the amount of any tax, assessment or other governmental charge (except one imposed in the Netherlands otherwise than as a result of a Change in Tax Law) that is only payable because a type of connection exists between the holder or beneficial owner of the Mandatory Convertible Securities and a Taxing Jurisdiction other than a connection related solely to purchase or ownership of Mandatory Convertible Securities; or

•	the amount of any tax, assessment or other governmental charge that is only payable because the holder presented the Mandatory Convertible Securities for payment more than 30 days after the date on which the relevant payment becomes due or was provided for, whichever is later;

•	any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, duty, assessment or other governmental charge;

•	the amount of any tax, assessment or other governmental charge that is not required to be deducted or withheld from a payment on the Mandatory Convertible Securities;

•	the amount of any tax, assessment or other governmental charge (except one imposed in the Netherlands otherwise than as a result of a Change in Tax Law) that is imposed or withheld due to the holder or beneficial owner of the Mandatory Convertible Securities failing to accurately comply with a request from FCA either to provide information concerning the holder’s or beneficial owner’s nationality, residence or identity or to satisfy any information or reporting requirement, or to present the relevant Mandatory Convertible Security (if certificated) if such action is required by the Taxing Jurisdiction as a precondition to exemption from, or reduction in, the applicable governmental charge;

•	the amount of any tax, assessment or other governmental charge that is imposed in the Netherlands otherwise than as a result of a Change in Tax Law in circumstances where for the relevant Dutch tax purposes the beneficial owner of the Mandatory Convertible Securities is resident in the Netherlands;

•	the amount of any tax, assessment or other governmental charge that is imposed by the Netherlands otherwise than as a result of a Change in Tax Law and is required to be withheld due to the holder or beneficial owner of the Mandatory Convertible Securities failing to accurately comply with a request from FCA to provide confirmation to FCA that for the relevant Dutch tax purposes the beneficial owner of the Mandatory Convertible Securities is not resident in the Netherlands;

•	any withholding or deduction that is imposed on a payment to or for the benefit of an individual and required to be made pursuant to the European Council Directive 2003/48/EC of June 3, 2003, Directive 2014/48/EU of March 24, 2014, or any other European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN (European Union Economic and Finance Ministers) Council Meeting of 26-27 November 2000 or any subsequent Council Meeting amending or supplementing those conclusions or any law implementing or complying with or introduced in order to conform to such Directive;

•	if FCA is incorporated in a member state of the European Union, any taxes, duties, assessments or other governmental charges which would have been avoided by such holder by presenting the relevant Mandatory Convertible Security (if presentation is required) to, or requesting that such payment be made by, another paying agent located in a member state of the European Union; or

•	any combination of the withholdings, taxes, assessments or other governmental charges described in the bullet points above.

In addition, no additional amounts shall be paid with respect to any payment to any holder who is a fiduciary or a partnership or other than the sole beneficial owner of such Mandatory Convertible Securities to the extent that the beneficiary or settlor with respect to such fiduciary, the member of such partnership or the beneficial owner of such Mandatory Convertible Securities would not have been entitled to additional amounts had such beneficiary, settlor, member or beneficial owner held such Mandatory Convertible Securities directly.

Where a deduction or withholding for any taxes, duties, assessments or governmental charges of whatever nature is imposed, levied, collected, withheld or assessed by or within the United Kingdom or any political subdivision or any authority thereof or therein having power to tax otherwise than as a result of a Change in Tax Law, the exclusions above will only apply if the Mandatory Convertible Securities have been (even if they no longer remain) listed on a recognised stock exchange (as that term is defined in Section 1005 of the Income Tax Act 2007).

A “Change in Tax Law” means any change in, or amendment to, the laws or regulations of any Taxing Jurisdiction or any change in the official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date, other than a change in tax rate.

Merger or Consolidation

Under the terms of the indenture, FCA is generally permitted to consolidate or merge with another entity. In addition, FCA is also permitted to sell all or substantially all of its assets to another entity. However, FCA may not take any of these actions unless all the following conditions are met:

•	the successor company, if other than FCA, expressly assumes all the obligations of FCA under the Mandatory Convertible Securities, pursuant to a supplemental indenture or other documents or instruments; and

•	FCA must deliver certain certificates, opinions and documents to the trustee.

For the avoidance of doubt, any Spin-Off subject to adjustment as described in “—Adjustment in Respect of a Spin-Off” will not be subject to the limitations described above.

Enforcement Event

The following event is an “Enforcement Event:”

•	Bankruptcy, Dissolution or Liquidation: If a judgment is issued for the bankruptcy, dissolution or liquidation of FCA or FCA is wound-up, dissolved or liquidated for any other reason, in each case, other than for the purposes of or pursuant to a merger, amalgamation, reorganization, division or restructuring while solvent, where the (or a) continuing entity assumes substantially all of the assets and obligations of FCA (including, for the avoidance of doubt, the Mandatory Convertible Securities), the Mandatory Convertible Securities will convert at the Maximum Conversion Rate, subject to adjustment as described under “—Standard Conversion Rate Adjustments.”

In addition to the number of Common Shares issuable upon such conversion, each holder will have the right to receive an amount payable in cash equal to any deferred coupon payments to, but excluding, the coupon payment date preceding the date of the conversion, and accrued and unpaid coupon payments from such preceding coupon payment date to, but excluding, the date of the Enforcement Event, but will not be entitled to receive any present value amount in respect of remaining coupon payments on the Mandatory Convertible Securities. Holders’ claims in respect of deferred coupon payments and accrued and unpaid coupon payments will be subordinated in right of payment to all of FCA’s existing and future Senior Obligations, if any.

However, if in the context of any bankruptcy, insolvency or reorganization procedure FCA is prevented, pursuant to applicable law and/or court order or judgment, from delivering Common Shares, and/or setoff is not possible, then a holder will have, in the context and subject to the relevant procedure, an unsecured and subordinated claim against FCA in respect of such Common Shares that FCA is unable to deliver. Any such claim shall give entitlements to receive distributions from the bankruptcy estate that equal the amount, if any, as would have been payable to such holder if, throughout such bankruptcy, insolvency or reorganization, such holder were the holder of a number of Common Shares equal to the Maximum Conversion Rate in effect immediately prior to the relevant acceleration. To the extent that FCA fails to deliver Common Shares to holders of Mandatory Convertible Securities upon FCA’s bankruptcy, dissolution or liquidation, and/or setoff is not possible, holders will only receive payment to the extent holders of the Common Shares make any recovery.

For the avoidance of doubt, in the event of an Enforcement Event, FCA’s estate will be a beneficiary of the agreement of each holder of the Mandatory Convertible Securities.

Neither the trustee nor any holder of a Mandatory Convertible Security may take any other action in respect of an Enforcement Event, and in particular may not take any other action that would influence the outcome of a bankruptcy proceeding or restructuring outside bankruptcy.

In addition, following a judgment for bankruptcy, dissolution or liquidation of FCA, if such judgment that would otherwise constitute an Enforcement Event is overturned on appeal or otherwise validly nullified, then such judgment will be deemed to have never constituted an Enforcement Event and the Mandatory Convertible Securities will be deemed to have not become due and repayable as a result thereof.

Modification or Waiver

Changes Not Requiring Holder Approval

FCA can make changes to the indenture and the Mandatory Convertible Securities without a vote by or consent of the holders of the Mandatory Convertible Securities in order to (1) comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, (2) conform the indenture and the form or terms of the Mandatory Convertible Securities to this “Description of Mandatory Convertible Securities,” (3) cure any ambiguity, omission, mistake, defect or inconsistency, (4) make any change that would provide any additional rights or benefits to the holders or that does not adversely affect the legal rights under the indenture of any such holder, (5) add covenants for the benefit of the holders or to surrender any right or power conferred upon us or (6) evidence and provide for the acceptance and appointment under the indenture of a successor trustee thereunder pursuant to the requirements thereof.

Changes Requiring Approval of the Holders of a Majority of the Mandatory Convertible Securities

Except as provided in the next paragraph, the indenture and the Mandatory Convertible Securities may be amended or supplemented or waivers may be granted with the consent of the holders of at least a majority in aggregate notional amount of the Mandatory Convertible Securities then outstanding, other than Mandatory Convertible Securities beneficially owned by FCA or its subsidiaries. However, FCA cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included below under “—Changes Requiring Each Holders Approval” without the consent of each holder affected thereby.

Changes Requiring Each Holders Approval

There are changes that FCA cannot make to the Mandatory Convertible Securities without the approval of each holder of the Mandatory Convertible Securities affected thereby. The following is a list of those types of changes:

•	change the stated maturity of the Mandatory Convertible Securities or add any mandatory conversion or redemption rights at the option of FCA;

•	reduce any amounts due on the Mandatory Convertible Securities;

•	reduce the amount payable or Common Shares deliverable upon an Enforcement Event;

•	adversely affect any right of repayment at the holder’s option under the Mandatory Convertible Securities;

•	change the place or currency of payment on the Mandatory Convertible Securities;

•	impair your right to sue for payment;

•	adversely affect any right to convert a Mandatory Convertible Security in accordance with its terms;

•	reduce the percentage in notional amount of holders of Mandatory Convertible Securities whose consent is needed to modify or amend the indenture or to waive compliance with certain provisions of the indenture or to waive certain defaults;

•	modify any other aspect of the provisions of the indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; or

•	change any obligation to pay additional amounts, as explained above under “—Payment of Additional Amounts”.

In each case, the required approval must be given by written consent.

Further Issuances

FCA reserves the right to issue, from time to time, without the consent of the holders of the Mandatory Convertible Securities, additional Mandatory Convertible Securities on terms and conditions identical to those of the Mandatory Convertible Securities so long as a sufficient number of its authorized Common Shares is available to satisfy the conversion obligations with respect to such additional Mandatory Convertible Securities, which additional Mandatory Convertible Securities shall increase the aggregate notional amount of, and shall be consolidated and form a single series with, the Mandatory Convertible Securities.

Paying Agent, Conversion Agent and Registrar

FCA shall maintain (i) an office or agency in the Borough of Manhattan, the City of New York, the State of New York, where Mandatory Convertible Securities may be presented for payment (the “Paying Agent”) and (ii) an office or agency where Mandatory Convertible Securities may be presented for conversion (the “Conversion Agent”). FCA shall also maintain a Registrar in the Borough of Manhattan, City of New York, the State of New York. The Registrar shall keep a register of the Mandatory Convertible Securities and of their transfer and exchange. FCA may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The term “Conversion Agent” includes the Conversion Agent and any additional conversion agents.

FCA initially appoints The Bank of New York Mellon as Registrar, Conversion Agent and Paying Agent in connection with the Mandatory Convertible Securities. FCA may change the Paying Agent, the Conversion Agent or Registrar without prior notice to any holder.

Book-Entry Ownership, Denomination and Transfer Procedures for the Mandatory Convertible Securities

FCA will make an application to DTC for acceptance in its book-entry settlement system of the Mandatory Convertible Securities, which will be in global form. The Mandatory Convertible Securities will be deposited with the trustee, as custodian. The custodian and DTC will electronically record the notional amount of the Mandatory Convertible Securities held within the DTC system. Investors may hold such interests directly through DTC if they are participants in DTC.

Ownership of beneficial interests in the Mandatory Convertible Securities will be limited to persons who have accounts with DTC, who we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of the Mandatory Convertible Securities with DTC’s custodian, DTC will credit portions of the notional amount of the Mandatory Convertible Securities to the accounts of the DTC participants designed by the underwriters, and

•	ownership of beneficial interests in the Mandatory Convertible Securities will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Mandatory Convertible Securities).

As long as DTC or its nominee is the registered holder of the Mandatory Convertible Securities, DTC or its nominee will be considered the sole owner and holder of the Mandatory Convertible Securities for all purposes under the indenture and the Mandatory Convertible Securities. Except as described above, if you hold a book-entry interest in the Mandatory Convertible Securities in global form, you:

•	will not have Mandatory Convertible Securities registered in your name,

•	will not receive physical delivery of Mandatory Convertible Securities in certificated form, and

•	will not be considered the registered owner or holder of an interest in the Mandatory Convertible Securities under the indenture or the Mandatory Convertible Securities.

As a result, each investor who owns a beneficial interest in the Mandatory Convertible Securities must rely on the procedures of DTC to exercise any rights of a holder under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of the coupons on the Mandatory Convertible Securities registered in the name of DTC’s nominee will be made to its nominee as the registered owner of such Mandatory Convertible Securities. It is expected that the nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the notional amount of the Mandatory Convertible Securities as shown on the records of DTC or the nominee. We also expect that payments by DTC participants to owners of beneficial interests in the Mandatory Convertible Securities held through such DTC participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such DTC participants. Neither FCA, the trustee or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of ownership interests in the Mandatory Convertible Securities or for maintaining, supervising or reviewing any records relating to such ownership interests.

DTC has advised us that it will take any action permitted to be taken by a holder of Mandatory Convertible Securities (including, without limitation, the presentation of Mandatory Convertible Securities for exchange as described above) only at the direction of one or more participants in whose account with DTC interests in Mandatory Convertible Securities are credited and only in respect of such portion of the aggregate notional amount of the Mandatory Convertible Securities as to which such participant or participants has or have given such direction. However, in the circumstances described below, DTC will surrender the Mandatory Convertible Securities for exchange for individual definitive Mandatory Convertible Securities.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” under the laws of the State of New York, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC is available to others, such as banks, securities brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a DTC direct participant, either directly or indirectly.

The foregoing information about DTC has been provided for information purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial interests in the Mandatory Convertible Securities among participants and accountholders of DTC, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither FCA, nor the trustee nor any of the trustee’s agents will have any responsibility for the performance by DTC or its respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.

While a Mandatory Convertible Security in global form is lodged with DTC or the custodian, Mandatory Convertible Securities represented by individual definitive Mandatory Convertible Securities will not be eligible for clearing or settlement through DTC.

Individual Definitive Mandatory Convertible Securities

Registration of title to Mandatory Convertible Securities in a name other than DTC or its nominee will not be permitted unless (i) DTC has notified us that it is unwilling or unable to continue as depositary for the Mandatory Convertible Securities in global form or the depositary ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered in order to act as depositary, and, in each case FCA does not or cannot appoint a successor depositary within 90 days or (ii) an Enforcement Event with respect to the Mandatory Convertible Securities has occurred and is continuing and the beneficial owner of Mandatory Convertible Securities requests that its Mandatory Convertible Securities be issued in definitive form. In such circumstances, FCA will cause sufficient individual definitive Mandatory Convertible Securities to be executed and delivered to the registrar for completion, authentication and dispatch to the relevant holders of Mandatory Convertible Securities. Payments with respect to definitive Mandatory Convertible Securities may be made through the paying agent. A person having an interest in the Mandatory Convertible Securities in global form must provide the registrar with a written order containing instructions and such other information as the registrar and FCA may require to complete, execute and deliver such individual definitive Mandatory Convertible Securities.

If FCA issues Mandatory Convertible Securities in certificated form, holders of Mandatory Convertible Securities in certificated form will be able to transfer their Mandatory Convertible Securities, in whole or in part, by surrendering the Mandatory Convertible Securities, with a duly completed form of transfer, for registration of transfer at the office of the registrar. FCA will not charge any fee for the registration or transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

All money paid by FCA to the paying agents for the payment of coupons on the Mandatory Convertible Securities which remains unclaimed at the end of two years after the amount is due to a holder will be repaid to FCA, and thereafter holders of Mandatory Convertible Securities in certificated form may look only to FCA for payment.

Regarding the Trustee

The Bank of New York Mellon is the trustee under the indenture with respect to the Mandatory Convertible Securities and is also the Registrar, Conversion Agent and Paying Agent in connection with the Mandatory Convertible Securities. FCA may maintain banking relationships with the trustee in the ordinary course of business.

Calculations in Respect of Mandatory Convertible Securities

FCA may appoint one or more financial advisors with appropriate expertise as a calculation agent. FCA will initially appoint Conv-Ex Advisors Limited as the calculation agent. FCA may change the calculation agent without prior notice to any holder.

Except as otherwise provided above, the calculation agent will make all calculations called for under the Mandatory Convertible Securities. These calculations include, but are not limited to, determinations of the daily

VWAP of the Common Shares, accrued coupons payable on the Mandatory Convertible Securities and the conversion rate of the Mandatory Convertible Securities. The calculation agent will make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on holders of Mandatory Convertible Securities. The calculation agent will provide a schedule of its calculations to the trustee, and the trustee is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The trustee will forward such calculations to any holder of Mandatory Convertible Securities upon the request of that holder. The calculation agent will only make such calculations upon a request from us, is acting as our agent, and shall not incur any liability as against holders of the Mandatory Convertible Securities.

Governing Law

The indenture and Mandatory Convertible Securities are governed by, and shall be construed in accordance with, the laws of the State of New York.

TAX CONSEQUENCES

Material U.S. Federal Income Tax Consequences

This section describes the material U.S. federal income tax consequences of owning Mandatory Convertible Securities. It applies solely to persons that hold Mandatory Convertible Securities as capital assets for U.S. federal income tax purposes. This section does not apply to members of a special class of holders subject to special rules, including:

•	a dealer in securities or foreign currencies,

•	a regulated investment company,

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

•	a tax-exempt organization,

•	a bank, financial institution or insurance company,

•	a person liable for alternative minimum tax,

•	a person that actually or constructively owns 10 percent or more, by vote or value, of FCA,

•	a person that holds Mandatory Convertible Securities as part of a straddle or a hedging, conversion or other risk reduction transaction for U.S. federal income tax purposes, or

•	a person whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on applicable tax treaties, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Mandatory Convertible Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in an entity treated as a partnership for U.S. federal income tax purposes holding the Mandatory Convertible Securities should consult its tax advisors with regard to the U.S. federal income tax treatment of the ownership of the Mandatory Convertible Securities.

No statutory, judicial or administrative authority directly discusses how the ownership of Mandatory Convertible Securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of the ownership of Mandatory Convertible Securities are uncertain. Holders should consult their own tax advisors regarding the U.S. federal, state and local and foreign and other tax consequences of owning and disposing of Mandatory Convertible Securities in their particular circumstances.

To the extent this section consists of a statement as to matters of U.S. tax law, this section is the opinion of Sullivan & Cromwell LLP.

Characterization of the Mandatory Convertible Securities

No statutory, judicial or administrative authority directly discusses how ownership of the Mandatory Convertible Securities should be treated for U.S. federal income tax purposes. No ruling is expected to be requested from the IRS with respect to the Mandatory Convertible Securities and no assurance can be given that the IRS or a court will agree with the treatment described herein. Because the Mandatory Convertible Securities are subject to mandatory conversion into Common Shares, and based on certain other factors, FCA intends to treat, and by purchasing Mandatory Convertible Securities you agree to treat, the Mandatory Convertible

Securities as equity of FCA for all U.S. federal income tax purposes, and the remainder of this discussion assumes that the Mandatory Convertible Securities will be so treated. Holders are urged to consult their own tax advisors concerning alternative characterizations. If the Mandatory Convertible Securities are treated as debt or derivative instruments for U.S. federal income tax purposes, U.S. federal income tax consequences to a U.S. holder could be different and could be materially more adverse than those described herein, including that the coupon payments would not be qualified dividend income as described below.

U.S. Holders

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Mandatory Convertible Securities that is:

•	an individual that is a citizen or resident of the United States,

•	a corporation, or other entity taxable as a corporation, created or organized under the laws of the U.S.,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

Taxation of Coupon Payments

As discussed above, FCA intends to treat the Mandatory Convertible Securities as equity of FCA for all U.S. federal income tax purposes. In accordance with the treatment of the Mandatory Convertible Securities as equity of FCA for U.S. federal income tax purposes, FCA generally will treat coupon payments on the Mandatory Convertible Securities (including any additional amounts paid in respect of taxes withheld or deducted from coupon payments, as described below) as dividends for U.S. federal income tax purposes.

Under the U.S. federal income tax laws, and subject to the discussion of PFIC taxation below, a U.S. holder generally must include in its gross income as dividend income the gross amount of any distribution with respect to Mandatory Convertible Securities paid by FCA to the extent of its current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Subject to certain holding period requirements relating to short-term positions and except with respect to certain hedged equity positions for which no holding period accrues, dividends paid to a noncorporate U.S. holder by certain “qualified foreign corporations” that constitute “qualified dividend income” are taxable to the holder at the preferential rates applicable to long-term capital gains. For this purpose, assuming that they are treated as equity of FCA for U.S. federal income tax purposes, the Mandatory Convertible Securities would be treated as stock of a “qualified foreign corporation” if FCA is eligible for the benefits of an applicable comprehensive income tax treaty with the United States or if such Mandatory Convertible Securities were listed on an established securities market in the United States. FCA will apply to have the Mandatory Convertible Securities listed on the New York Stock Exchange, which is treated as an established securities market in the United States for these purposes; and FCA expects to be eligible for the benefits of such a treaty. Accordingly, subject to the discussion of PFIC taxation below and assuming that the Mandatory Convertible Securities are treated as equity of FCA for U.S. federal income tax purposes, FCA expects that coupon payments on the Mandatory Convertible Securities will constitute qualified dividend income, to the extent they are treated as paid out of FCA’s current or accumulated earnings and profit for U.S. federal income tax purposes and provided that the holding period and similar requirements are met.

The treatment of deferred coupon payments and coupons accruing in respect of such payments is unclear. FCA intends to the take the position that the coupon payments are includible in income to a U.S. holder only when paid. However, among other things, it is possible that a U.S. holder may be required to include the deferred coupon payments in income at the time that they are deferred, and/or that a U.S. holder may be required to recognize income in respect of the additional coupons accruing in respect of such deferred coupon payments. It is also possible that the deferral of coupon payments and/or the accrual of coupons in respect of deferred coupon payments could be treated as a constructive distribution taxable as described under “Constructive Distributions” below. U.S. holders are urged to consult their tax advisors regarding the U.S. federal income tax consequences of deferred coupon payments.

There can be no assurance that a Spin-Off would qualify as a tax-free distribution for U.S. federal income tax purposes, and if it does not so qualify, a U.S. holder receiving SpinCo shares in respect of its Mandatory Convertible Securities could be treated in the same manner as if it received a coupon payment equal to the fair market value of the SpinCo Shares received, as described above.

A U.S. holder must include any foreign tax withheld from a coupon payment in such holder’s gross income for U.S. federal income tax purposes even though the holder does not in fact receive the amount withheld. A U.S. Holder will also be required to include in income any additional amounts paid with respect to withholding tax on the Mandatory Convertible Securities, including withholding tax on payments of such additional amounts (“additional amounts”). FCA generally will treat additional amounts in the same manner as coupon payments as described herein.

Distributions (including coupon payments on the Mandatory Convertible Securities) in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of the U.S. holder’s basis in the Mandatory Convertible Securities, causing a reduction in the U.S. holder’s adjusted basis in the Mandatory Convertible Securities, and thereafter as capital gain.

Subject to certain limitations, any non-U.S. tax withheld and paid over to a non-U.S. taxing authority is eligible for credit against a U.S. holder’s U.S. federal income tax liability except to the extent a refund of the tax withheld is available to the U.S. holder under non-U.S. tax law or under an applicable tax treaty. The amount allowed to a U.S. holder as a credit is limited to the amount of the U.S. holder’s U.S. federal income tax liability that is attributable to income from sources outside the U.S. and is computed separately with respect to different types of income that the U.S. holder receives from non-U.S. sources. Subject to the discussion below regarding section 904(h) of the Code, coupon payments on the Mandatory Convertible Securities will be foreign source income and will, depending on the circumstances of the U.S. holder, be either “passive” or “general” income for purposes of computing the foreign tax credit allowable to a U.S. holder.

Under Section 904(h) of the Code, dividends (including coupon payments on the Mandatory Convertible Securities) paid by a foreign corporation that is treated as 50 percent or more owned, by vote or value, by U.S. persons may be treated as U.S. source income (rather than foreign source income) for foreign tax credit purposes, to the extent the foreign corporation earns U.S. source income. In certain circumstances, U.S. holders may be able to choose the benefits of Section 904(h)(10) of the Code and elect to treat coupon payments on the Mandatory Convertible Securities that would otherwise be treated as U.S. source dividends as foreign source dividends, but in such a case the foreign tax credit limitations would be separately determined with respect to such “resourced” income. In general, therefore, the application of Section 904(h) of the Code may adversely affect a U.S. holder’s ability to use foreign tax credits. FCA does not believe that, immediately after the issuance of Common Shares pursuant to the concurrent offering of Common Shares and/or the issuance of Mandatory Convertible Securities pursuant to this offering, FCA will be 50 percent or more owned by U.S. persons, but this conclusion is a factual determination and is subject to change; no assurance can therefore be given that FCA may not be treated as 50 percent or more owned by U.S. persons for purposes of Section 904(h) of the Code. U.S. holders are strongly urged to consult their own tax advisors regarding the possible impact if Section 904(h) of the Code should apply.

Constructive Distributions

The conversion rate of the Mandatory Convertible Securities will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in FCA’s assets or earnings may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes. An adjustment to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the U.S. holders of the Mandatory Convertible Securities, however, will generally not be considered to result in a deemed distribution to a U.S. holder. Whether a conversion rate adjustment is made pursuant to a bona fide reasonable adjustment formula is a factual determination and there can be no assurance that a conversion rate adjustment (including in connection with a Spin-Off) will be treated as made pursuant to such a formula. Certain possible adjustments provided in the Mandatory Convertible Securities (including, without limitation, an increase in the conversion rate to reflect a taxable dividend to holders of Common Shares) would not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, then a U.S. holder may be deemed to have received constructive distributions from FCA, even though the U.S. holder has not received any cash or property as a result of such adjustments. The tax consequences of a receipt of a distribution from FCA are described above under the heading “Taxation of Coupon Payments.” U.S. holders should consult their own tax advisors regarding the possibility and tax consequences of constructive distributions.

Taxation of Capital Gains

Subject to the discussion of PFIC taxation below, a U.S. holder that sells or otherwise disposes of its Mandatory Convertible Securities will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that the U.S. holder realizes and its tax basis in its Mandatory Convertible Securities. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The gain or loss will generally be income or loss from sources within the U.S. for foreign tax credit limitation purposes. The deduction of capital losses is subject to limitations.

In accordance with the treatment of the Mandatory Convertible Securities as equity of FCA for U.S. federal income tax purposes, U.S. holders generally will not be required to account separately for amounts received in respect of accrued coupon payments upon a sale, exchange or other taxable disposition of the Mandatory Convertible Securities, and instead will treat such amounts as part of the amount realized for purposes of determining gain or loss realized upon the sale, exchange or other taxable disposition.

Conversion

In general, conversion of Mandatory Convertible Securities into Common Shares should not be a taxable event except with respect to cash received in lieu of a fractional share. A U.S. holder’s basis in the Common Shares received on conversion should generally be the same as the U.S. holder’s basis in the Mandatory Convertible Securities at the time of conversion (exclusive of any tax basis allocated to a fractional share), and the holding period for such Common Shares will include the holding period of the Mandatory Convertible Securities converted. The receipt of cash in lieu of a fractional share should generally result in capital gain or loss measured by the difference between the amount received for the fractional share interest and the U.S. holder’s tax basis in such fractional share interest.

There is no clear authority concerning the tax treatment of cash paid to a U.S. holder on conversion in respect of deferred coupon payments or accrued but unpaid coupon payments. FCA intends to take the position that such cash is subject to tax as a distribution in the manner described above under “—Taxation of Coupon Payments.” However, it is possible that such cash could be treated as additional consideration paid in connection with the conversion, in which case a U.S. holder would recognize income in an amount equal to the lesser of the cash received or the amount by which the sum of the fair market value of the Common Shares the holder receives upon conversion and the cash paid to such holder exceeds the holder’s basis in the Mandatory Convertible Securities surrendered. Likewise, there is no clear authority concerning the tax treatment of cash paid to a U.S. holder in respect of the present value of future coupon payments upon the conversion of Mandatory Convertible Securities, and a U.S. holder may be required to take such amount into account as additional consideration paid in connection with the conversion in the manner described above. U.S. holders should consult their own tax advisors regarding the tax consequences of such payments, including alternative characterizations.

PFIC Considerations—Consequences of Holding Mandatory Convertible Securities

FCA believes that the Mandatory Convertible Securities are not, and will not become as a result of our receipt of the net proceeds from this offering of Mandatory Convertible Securities and/or the concurrent offering of Common Shares, stock of a PFIC for U.S. federal income tax purposes, but this conclusion is based on a factual determination made annually and thus is subject to change. As discussed in greater detail below, if the Mandatory Convertible Securities were to be treated as stock of a PFIC, gain realized (subject to the discussion below regarding a mark-to-market election) on the sale or other disposition of the Mandatory Convertible Securities would not be treated as capital gain, and a U.S. holder would be treated as if such U.S. holder had realized such gain and certain “excess distributions” ratably over the U.S. holder’s holding period for its Mandatory Convertible Securities and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. With certain exceptions, a U.S. holder’s Mandatory Convertible Securities would be treated as stock in a PFIC if FCA were a PFIC at any time during such U.S. holder’s holding period in the Mandatory Convertible Securities. Dividends (including coupon payments on the Mandatory Convertible Securities) received from FCA would not be eligible for the special tax rates applicable to qualified dividend income if FCA were treated as a PFIC in the taxable years in which the coupon payments are made or in the preceding taxable year (regardless of whether the U.S. holders held the Mandatory Convertible Securities in such year), but instead would be taxable at rates applicable to ordinary income.

FCA would be a PFIC with respect to a U.S. holder if for any taxable year in which the U.S. holder held Mandatory Convertible Securities, after the application of applicable “look-through rules”:

•	75 percent or more of FCA’s gross income for the taxable year consists of “passive income” (including dividends, interest, gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business, as defined in applicable Treasury Regulations); or

•	at least 50 percent of its assets for the taxable year (averaged over the year and determined based upon value) produce or are held for the production of passive income.

Because the determination whether a foreign corporation is a PFIC is primarily factual and there is little administrative or judicial authority on which to rely to make a determination, the IRS might not agree that FCA is not a PFIC. Moreover, no assurance can be given that FCA would not become a PFIC for any future taxable year if there were to be changes in FCA’s assets, income or operations.

If FCA were to be treated as a PFIC for any taxable year (and regardless of whether FCA remains a PFIC for subsequent taxable years), each U.S. holder that is treated as owning FCA stock (including Mandatory Convertible Securities) for purposes of the PFIC rules (i) would be liable to pay U.S. federal income tax at the highest applicable income tax rates (a) on ordinary income upon the receipt of excess distributions (the portion of any distributions received by the U.S. holder on the Mandatory Convertible Securities in a taxable year in excess of 125 percent of the average annual distributions received by the U.S. holder in the three preceding taxable years or, if shorter, the U.S. holder’s holding period for the Mandatory Convertible Securities) and (b) on any gain from the disposition of Mandatory Convertible Securities, plus interest on such amounts, as if such excess distributions or gain had been recognized ratably over the U.S. holder’s holding period of the Mandatory Convertible Securities, and (ii) may be required to annually file Form 8621 with the IRS reporting information concerning FCA.

If FCA were to be treated as a PFIC for any taxable year and provided that the Mandatory Convertible Securities were treated as “marketable stock” within the meaning of applicable Treasury Regulations, a U.S. holder may make a mark-to-market election. FCA will apply to have the Mandatory Convertible Securities listed on the NYSE and expects that the Mandatory Convertible Securities will be treated as “marketable stock,” but this conclusion is based on a factual determination and no assurance can therefore be given that the Mandatory Convertible Securities will in fact be “marketable stock.” Under a mark-to-market election, any excess of the fair market value of the Mandatory Convertible Securities at the close of any taxable year over the U.S. holder’s adjusted tax basis in the Mandatory Convertible Securities is included in the U.S. holder’s income as ordinary income. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. In addition, the excess, if any, of the U.S. holder’s adjusted tax basis at the close of any taxable year over the fair market value of the Mandatory Convertible Securities is deductible in an amount equal to the lesser of the amount of the excess or the amount of the net mark-to-market gains that the U.S. holder included in income in prior years. A U.S. holder’s tax basis in Mandatory Convertible Securities would be adjusted to reflect any such income or loss. Gain realized on the sale, exchange or other disposition of Mandatory Convertible Securities would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of Mandatory Convertible Securities would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. holder.

The adverse consequences of owning stock in a PFIC could also be mitigated if a U.S. holder makes a valid “qualified electing fund” election (“QEF election”), which, among other things, would require a U.S. holder to include currently in income its pro rata share of the PFIC’s net capital gain and ordinary earnings, based on earnings and profits as determined for U.S. federal income tax purposes. Because of the administrative burdens involved, FCA does not intend to provide information to holders of the Mandatory Convertible Securities that would be required to make such election effective.

A U.S. holder which holds the Mandatory Convertible Securities during a period when FCA is a PFIC will be subject to the foregoing rules for that taxable year and all subsequent taxable years with respect to that U.S. holder’s holding of Mandatory Convertible Securities, even if FCA ceases to be a PFIC, subject to certain exceptions for U.S. holders which make a mark-to-market or QEF election. U.S. holders are strongly urged to consult their tax advisors regarding the PFIC rules, and the potential tax consequences to them if FCA were determined to be a PFIC.

Medicare Tax on Net Investment Income

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8 percent tax (the “Medicare tax”) on the lesser of (i) the U.S. person’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (ii) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between U.S.$125,000 and U.S.$250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its dividend income (generally including coupon payments on the Mandatory Convertible Securities see “—Taxation of Coupon Payments”) and its net gains from the disposition of the Mandatory Convertible Securities, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If a holder is a U.S. person that is an individual, estate or trust, the holder is urged to consult the holder’s tax advisors regarding the applicability of the Medicare tax to the holder’s income and gains in respect of the holder’s investment in the Mandatory Convertible Securities.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of U.S.$50,000, (and in some cases, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. U.S. holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Mandatory Convertible Securities.

Backup Withholding and Information Reporting

Information reporting requirements for a noncorporate U.S. holder, on IRS Form 1099, will apply to:

•	dividend payments (including coupon payments on the Mandatory Convertible Securities) or other taxable distributions made to such U.S. holder within the U.S., and

•	the payment of proceeds to such U.S. holder from the sale of Mandatory Convertible Securities effected at a U.S. office of a broker.

Additionally, backup withholding (currently at a 28 percent rate) may apply to such payments to a noncorporate U.S. holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the IRS that such U.S. holder has failed to report all interest and dividends required to be shown on such U.S. holder’s federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

A person may obtain a refund of any amounts withheld under the backup withholding rules that exceed the person’s income tax liability by properly filing a refund claim with the IRS.

Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of Mandatory Convertible Securities that is not a U.S. person for U.S. federal income tax purposes.

Taxation of Coupon Payments

Coupon payments paid to a non-U.S. holder in respect of the Mandatory Convertible Securities will not be subject to U.S. federal income tax unless the coupon payments are “effectively connected” with the non-U.S. holder’s conduct of a trade or business within the U.S. and, if required by an applicable income tax treaty as a condition for subjecting the non-U.S. holder to U.S. taxation on a net income basis, the coupon payments are attributable to a permanent establishment that the non-U.S. holder maintains in the U.S. In such cases, a non-U.S. holder will be taxed in the same manner as a U.S. holder. If a non-U.S. holder is a corporate non-U.S. holder, “effectively connected” coupon payments on the Mandatory Convertible Securities may, under certain circumstances, be subject to an additional “branch profits” tax at a 30 percent rate or at a lower rate if it is eligible for the benefits of an income tax treaty that provides for a lower rate.

Taxation of Capital Gains

A non-U.S. holder will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of the non-U.S. holder’s Mandatory Convertible Securities unless:

•	the gain is “effectively connected” with the non-U.S. holder’s conduct of a trade or business in the U.S., and, if required by an applicable income tax treaty as a condition for subjecting the holder to U.S. taxation on a net income basis, the gain is attributable to a permanent establishment that the non-U.S. holder maintains in the U.S., or

•	the non-U.S. holder is an individual, is present in the U.S. for 183 or more days in the taxable year and certain other conditions exist.

“Effectively connected” gains of a corporate non-U.S. holder that it recognizes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30 percent rate or at a lower rate if it is eligible for the benefits of an income tax treaty that provides for a lower rate.

Backup Withholding and Information Reporting

A non-U.S. holder is exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments (including coupon payments on the Mandatory Convertible Securities) made to the non-U.S. holder outside the U.S., and

•	other dividend payments and the payment of the proceeds from the sale of Mandatory Convertible Securities effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax, and:

¡	the payor or broker does not have actual knowledge or reason to know that the holder is a U.S. person and the non-U.S. holder has furnished the payor or broker:

¡	an IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which the non-U.S. holder certifies, under penalties of perjury, that the holder is a non-U.S. person, or

¡	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury Regulations, or

¡	the non-U.S. holder otherwise establishes an exemption.

Payment of the proceeds from the sale of Mandatory Convertible Securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale of Mandatory Convertible Securities that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by a non-U.S. holder in the U.S.,

•	the payment of proceeds or the confirmation of the sale is mailed to the non-U.S. holder at a U.S. address, or

•	the sale has some other specified connection with the U.S., as provided in Treasury Regulations,

unless the broker does not have actual knowledge or reason to know that the holder is a U.S. person and the documentation requirements described above are met or the holder otherwise establishes an exemption.

In addition, a sale of Mandatory Convertible Securities will be subject to information reporting, but not backup withholding, if it is effected at a foreign office of a broker that is:

•	a U.S. person,

•	a controlled foreign corporation for U.S. federal income tax purposes,

•	a foreign person 50 percent or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year,

¡	one or more of its partners are “U.S. persons,” as defined in Treasury Regulations, which in the aggregate hold more than 50 percent of the income or capital interest in the partnership, or

¡	such foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that the person is a U.S. person and the documentation requirements described above are met or the person otherwise establishes an exemption.

Material Netherlands Tax Consequences

This section describes solely the material Dutch tax consequences of the acquisition, ownership and disposal of Mandatory Convertible Securities. It does not consider every aspect of Dutch taxation that may be relevant to a particular holder of Mandatory Convertible Securities (as defined below) in special circumstances or who is subject to special treatment under applicable law. Any potential investor should consult their own tax adviser regarding the Dutch tax consequences of acquiring, owning and disposing of Mandatory Convertible Securities in their particular circumstances.

Where in this section English terms and expressions are used to refer to Dutch concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Dutch concepts under Dutch tax law. Where in this section the terms “the Netherlands” and “Dutch” are used, these refer solely to the European part of the Kingdom of the Netherlands. This section also assumes that FCA is organized, and that the business will be conducted, in the manner outlined in this Prospectus. A change to the organizational structure or to the manner in which FCA conducts its business may invalidate the contents of this section, which will not be updated to reflect any such change.

This description is based on the tax law of the Netherlands (unpublished case law not included) as it stands at the date of this Prospectus. The law upon which this description is based, is subject to change, perhaps with retroactive effect. Any such change may invalidate the contents of this description, which will not be updated to reflect such change.

While Dutch domestic tax law and published case law is insufficiently clear to be conclusive as regards the Dutch tax treatment of mandatory convertible instruments, based upon the terms and conditions of the Mandatory Convertible Securities as set out in section “Description of the Mandatory Convertible Securities” of this Prospectus, for purposes of this “Material Netherlands Tax Consequences” it is assumed that the Mandatory Convertible Securities should be considered as an equity instrument under Dutch tax principles and FCA will for Dutch tax purposes treat the Mandatory Convertible Securities accordingly.

To the extent this section consists of a statement as to matters of Dutch tax law, this section is the opinion of Loyens & Loeff N.V.

Where in this Dutch taxation discussion reference is made to a “holder of Mandatory Convertible Securities”, that concept includes, without limitation:

1.	an owner of one or more Mandatory Convertible Securities who in addition to the title to such Mandatory Convertible Securities, has an economic interest in such Mandatory Convertible Securities;

2.	a person who or an entity that holds the entire economic interest in one or more Mandatory Convertible Securities;

3.	a person who or an entity that holds an interest in an entity, such as a partnership or a mutual fund, that is transparent for Dutch tax purposes, the assets of which comprise one or more Mandatory Convertible Securities, within the meaning of 1. or 2. above; or

4.	a person who is deemed to hold an interest in Mandatory Convertible Securities, as referred to under 1. to 3., pursuant to the attribution rules of article 2.14a, of the Dutch Income Tax Act 2001, with respect to property that has been segregated, for instance in a trust or a foundation.

Taxes on income and capital gains

General

The description set out in this section “Taxes on income and capital gains” applies only to a holder of Mandatory Convertible Securities who is a “Dutch Individual holder” or a “Dutch Corporate holder” or a “Non-resident holder”.

For the purposes of this taxation section a holder is a “Dutch Individual holder” if such holder satisfies the following tests:

a.	such holder is an individual;

b.	such holder is a resident, or deemed to be a resident, in the Netherlands for Dutch income tax purposes;

c.	such holder’s Mandatory Convertible Securities and any benefits derived or deemed to be derived therefrom have no connection with such holder’s past, present or future employment, if any; and

d.	such holder’s Mandatory Convertible Securities do not form part of a substantial interest or a deemed substantial interest in FCA within the meaning of Chapter 4 of the Dutch Income Tax Act 2001.

Generally, if a person holds an interest in FCA, such interest forms part of a substantial interest, or a deemed substantial interest, in FCA if any one or more of the following circumstances is present:

1.	Such person – either alone or, in the case of an individual, together with his partner, if any – owns or is deemed to own, directly or indirectly, either a number of shares in FCA representing five percent or more of the total issued and outstanding capital (or the issued and outstanding capital of any class of shares), or rights to acquire, directly or indirectly, shares, whether or not already issued, representing five percent or more of the total issued and outstanding capital (or the issued and outstanding capital of any class of shares), or profit participating certificates relating to five percent or more of the annual profit or to five percent or more of the liquidation proceeds.

2.	Such person’s shares, rights to acquire shares or profit-participating certificates in FCA are held by him or deemed to be held by him following the application of a non-recognition provision.

3.	Such person’s partner or any of his relatives by blood or by marriage in the direct line (including foster-children) or of those of his partner has a substantial interest (as described under 1. and 2. above) in FCA.

For the purposes of circumstances 1., 2. and 3. above, if a holder is entitled to the benefits from shares or profit participating certificates (for instance if a holder is a holder of a right of usufruct), such holder is deemed to be a holder of shares or profit participating certificates, as the case may be, and such holder’s entitlement to benefits is considered a share or a profit participating certificate, as the case may be.

If an individual holder of Mandatory Convertible Securities satisfies test b., but does not satisfy test c. and/or test d. above, such holder’s Dutch income tax position is not discussed in this Prospectus. If a holder of Mandatory Convertible Securities is an individual who does not satisfy test b., please refer to “—Non-resident holders”.

For the purposes of this section a holder is a “Dutch Corporate holder” if such holder satisfies the following tests:

i.	such holder is a corporate entity, including an association that is taxable as a corporate entity, that is subject to Dutch corporation tax in respect of benefits derived from its Mandatory Convertible Securities;

ii.	such holder is resident, or deemed to be resident, in the Netherlands for Dutch corporation tax purposes;

iii.	such holder is not an entity that, although subject to Dutch corporation tax, is, in whole or in part, specifically exempt from that tax; and

iv.	such holder is not an investment institution as defined in article 28 of the Dutch Corporation Tax Act 1969.

If a holder of Mandatory Convertible Securities is not an individual and if such holder does not satisfy any one or more of these tests, with the exception of test ii., such holder’s Dutch corporation tax position is not discussed in this Prospectus. If a holder of Mandatory Convertible Securities is not an individual and if such holder does not satisfy test ii., please refer to “—Non-resident holders”.

For the purposes of this section, a holder is a “Non-resident holder” if such holder satisfies the following tests:

a.	such holder is neither resident, nor deemed to be resident, in the Netherlands for purposes of Dutch income tax or corporation tax, as the case may be;

b.	such holder’s Mandatory Convertible Securities and any benefits derived or deemed to be derived from such Mandatory Convertible Securities have no connection with past, present or future employment, management activities and functions or membership of a management board or a supervisory board;

c.	such holder’s Mandatory Convertible Securities do not form part of a substantial interest or a deemed substantial interest in FCA within the meaning of Chapter 4 of the Dutch Income Tax Act 2001, unless such interest is not held with the main purpose or one of the main purposes to avoid the levy of Dutch income tax or dividend withholding tax of another person or such interest forms part of the assets of an enterprise; and

d.	if such holder is not an individual, no part of the benefits derived from such holder’s Mandatory Convertible Securities is exempt from Dutch corporation tax under the participation exemption as laid down in the Dutch Corporation Tax Act 1969.

See above for a description of the circumstances under which Mandatory Convertible Securities form part of a substantial interest or a deemed substantial interest.

If a holder of Mandatory Convertible Securities satisfies test a., but does not satisfy any one or more of tests b., c., and d., such holder’s Dutch income tax position or corporation tax position, as the case may be, is not discussed in this Prospectus.

Dutch Individual holders deriving profits or deemed to be deriving profits from an enterprise

If a Dutch Individual holder derives or is deemed to derive any benefits from such holder’s Mandatory Convertible Securities, including any capital gain realized on the disposal of such Mandatory Convertible Securities, that are attributable to an enterprise from which such holder derives profits, whether as an entrepreneur or pursuant to a co-entitlement to the net value of an enterprise, other than as a shareholder, such benefits are generally subject to Dutch income tax at progressive rates.

Dutch Individual holders deriving benefits from miscellaneous activities

If a Dutch Individual holder derives or is deemed to derive (as outlined below) any benefits from such holder’s Mandatory Convertible Securities, including any gain realized on the disposal of such Mandatory Convertible Securities, that constitute benefits from miscellaneous activities (as outlined below), such benefits are generally subject to Dutch income tax at progressive rates.

A Dutch Individual holder may, inter alia, derive, or be deemed to derive, benefits from Mandatory Convertible Securities that are taxable as benefits from miscellaneous activities in the following circumstances:

a.	if such holder’s investment activities go beyond the activities of an active portfolio investor, for instance in the case of use of insider knowledge or comparable forms of special knowledge; or

b.	if any benefits to be derived from such holder’s Mandatory Convertible Securities, whether held directly or indirectly, are intended, in whole or in part, as remuneration for activities performed by such holder or by a person who is a connected person to such holder as meant by article 3.92b, paragraph 5, of the Dutch Income Tax Act 2001.

Other Dutch Individual holders

If a Dutch Individual holder’s situation has not been discussed before in this section “–Taxes on income and capital gains”, benefits from such holder’s Mandatory Convertible Securities will be taxed annually as a benefit from savings and investments. Such benefit is deemed to be four percent per annum of the holder’s “yield basis”, generally to be determined at the beginning of the relevant year, to the extent that such yield basis exceeds the “exempt net asset amount” for the relevant year. The benefit is taxed at the rate of 30 percent. The value of a holder’s Mandatory Convertible Securities forms part of the holder’s yield basis. Under this rule, actual benefits derived from such holder’s Mandatory Convertible Securities, including any gain realized on the disposal of such Mandatory Convertible Securities, are not as such subject to Dutch income tax.

Attribution rule

Benefits derived or deemed to be derived from certain miscellaneous activities by, and yield basis for benefits from savings and investments of, a child or a foster child who is under eighteen years of age are attributed to the parent who exercises, or to the parents who exercise, authority over the child, irrespective of the country of residence of the child.

Dutch Corporate holders

If a holder of Mandatory Convertible Securities is a Dutch Corporate holder, any benefits derived or deemed to be derived by such holder’s Mandatory Convertible Securities, including any gain realized on the disposal thereof, are generally subject to Dutch corporation tax.

Non-resident holders

A Non-resident holder of Mandatory Convertible Securities will not be subject to any Dutch taxes on income or capital gains in respect of any benefits derived or deemed to be derived by such holder from such holder’s Mandatory Convertible Securities, including any capital gain realized on the disposal thereof, if FCA is considered to be a tax resident of both the Netherlands and another jurisdiction in accordance with the domestic tax residency provisions applied by each of these jurisdictions, provided that an applicable double tax treaty between the Netherlands and such other jurisdiction attributes the tax residency exclusively to that other jurisdiction.

Regardless of the tax residency of FCA, a Non-resident holder of Mandatory Convertible Securities will not be subject to any Dutch taxes on income or capital gains (other than the Dutch dividend withholding tax described below) in respect of any benefits derived or deemed to be derived by such holder from such holder’s Mandatory Convertible Securities, including any payment under the Mandatory Convertible Securities and any capital gain realized on the disposal thereof, unless:

1.	such holder derives profits from an enterprise directly, or pursuant to a co-entitlement to the net value of such enterprise, other than as a holder of securities, which enterprise either is managed in the Netherlands or carried on, in whole or in part, through a permanent establishment or a permanent representative which is taxable in the Netherlands, and such holder’s Mandatory Convertible Securities are attributable to such enterprise; or

2.	such holder is an individual and he derives benefits from Mandatory Convertible Securities that are taxable as benefits from miscellaneous activities in the Netherlands.

See above for a description of the circumstances under which the benefits derived from Mandatory Convertible Securities may be taxable as benefits from miscellaneous activities, on the understanding that such benefits will be taxable in the Netherlands only if such activities are performed or deemed to be performed in the Netherlands.

Attribution rule

Benefits derived or deemed to be derived from certain miscellaneous activities by a child or a foster child who is under eighteen years of age are attributed to the parent who exercises, or the parents who exercise, authority over the child, irrespective of the country of residence of the child.

Dividend withholding tax

Distributions on shares and certain other equity instruments are generally subject to Dutch dividend withholding tax at a rate of 15%. While Dutch domestic tax law and published case law is insufficiently clear to be conclusive as regards the Dutch tax treatment of mandatory convertible instruments, based upon the terms and conditions of the Mandatory Convertible Securities as set out in the section “Description of the Mandatory Convertible Securities” of this Prospectus, it is assumed that the Mandatory Convertible Securities should be considered as an equity instrument under Dutch tax principles and that the payments under the Mandatory Convertible Securities are subject to Dutch dividend withholding tax.

As an exception to this rule, FCA may not be required to withhold Dutch dividend withholding tax if it is considered to be a tax resident of both the Netherlands and the United Kingdom, or the Netherlands and another jurisdiction in accordance with the domestic tax residency provisions applied by each of these jurisdictions, while an applicable double tax treaty between the Netherlands and such other jurisdiction attributes the tax residency exclusively to that other jurisdiction. This exception does not apply to dividends distributed by FCA to a holder who is resident or deemed to be resident in the Netherlands for Dutch income tax purposes or Dutch corporation tax purposes.

Gift and inheritance taxes

If a holder of Mandatory Convertible Securities disposes of Mandatory Convertible Securities by way of gift, in form or in substance, or if a holder of Mandatory Convertible Securities who is an individual dies, no Dutch gift tax or Dutch inheritance tax, as applicable, will be due, unless:

(i)	the donor is, or the deceased was, resident or deemed to be resident in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax, as applicable; or

(ii)	the donor made a gift of Mandatory Convertible Securities, then became a resident or deemed resident of the Netherlands, and died as a resident or deemed resident of the Netherlands within 180 days of the date of the gift.

Value added tax

No Dutch value added tax will arise in respect of any payment in consideration for the issue of Mandatory Convertible Securities.

For purposes of the above, a gift of Mandatory Convertible Securities made under a condition precedent is deemed to be made at the time the condition precedent is satisfied.

For example, and without being exhaustive, an individual who has the Dutch nationality is deemed to be resident in the Netherlands at the time of his death or the making of the gift, if he resided in the Netherlands at any time during a period of ten years preceding the time of his death or the time of the gift. In addition, as a further example, and without being exhaustive, any individual who has been resident in the Netherlands and who has made a gift within a period of one year after he has taken up his residence outside the Netherlands, is deemed to be resident in the Netherlands at the time of the gift.

Registration taxes and duties

No Dutch registration tax, transfer tax, stamp duty or any other similar documentary tax or duty, other than court fees, is payable in the Netherlands in respect of or in connection with (i) the execution and/or enforcement by legal proceedings (including the enforcement of any foreign judgment in the courts of the Netherlands) of the documents relating to the issue of Mandatory Convertible Securities, (ii) the performance by FCA of its obligations under such documents or under the Mandatory Convertible Securities, or (iii) the transfer of Mandatory Convertible Securities, except that Dutch real property transfer tax may be due upon an acquisition in connection with Mandatory Convertible Securities of (a) real property situated in the Netherlands, (b) (an interest in) an asset that qualifies as real property situated in the Netherlands, or (c) (an interest in) a right over real property situated in the Netherlands, for the purposes of Dutch real property transfer tax.

Material U.K. Tax Consequences

This section describes certain United Kingdom tax consequences of subscription for, ownership of and conversion of Mandatory Convertible Securities, specifically the U.K. rules on (i) withholding on account of income tax and reporting of income and (ii) stamp duty and stamp duty reserve tax. It does not describe any United Kingdom tax consequences of any Spin-Off. Nor does it purport to be a complete analysis of all potential U.K. tax consequences of ownership or conversion of Mandatory Convertible Securities. This section is based on current U.K. tax law and what is understood to be the current practice of H.M. Revenue and Customs, as well as on applicable tax treaties. This law and practice and these treaties are subject to change, possibly on a retroactive basis.

Shareholders should consult their own tax advisors on the U.K. tax consequences of owning and disposing of Mandatory Convertible Securities in their particular circumstances.

To the extent this section consists of a statement as to matters of U.K. tax law, this section is the opinion of Sullivan & Cromwell LLP.

Tax Consequences of Owning Mandatory Convertible Securities

Withholding from coupon payments

Coupon payments (whether satisfied in cash or Common Shares) other than coupon payments on deferred coupons should not constitute interest for U.K. tax purposes and therefore should be able to be made without withholding or deduction for or on account of U.K. income tax.

Coupon payments on deferred coupons should constitute interest for U.K. tax purposes.

However, provided that the Mandatory Convertible Securities are and continue to be listed on a recognised stock exchange for the purposes of Section 1005 Income Tax Act 2007, coupon payments constituting interest for U.K. tax purposes can be made without deduction of U.K. income tax. The New York Stock Exchange is a recognised stock exchange for these purposes. The Mandatory Convertible Securities will be treated as listed on the New York Stock Exchange if they are both admitted to trading on the New York Stock Exchange and are officially listed in the U.S. in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area. In other cases such coupon payments may be required to be made by FCA under deduction of U.K. income tax at the basic rate (currently 20 percent) on the basis that they have a U.K. source, subject to the availability of other reliefs under domestic law or to any direction to the contrary from H.M. Revenue and Customs in respect of such relief as may be available pursuant to the provisions of any applicable double tax treaty.

Stamp duty and stamp duty reserve tax

No liability to U.K. stamp duty will arise on the issue of Mandatory Convertible Securities to holders. FCA will not maintain any register of Mandatory Convertible Securities in the U.K. and, accordingly, (i) U.K. stamp duty will not normally be payable in connection with a transfer of Mandatory Convertible Securities, provided that the instrument of transfer is executed and retained outside the U.K. and no other action is taken in the U.K. by the transferor or transferee, and (ii) no U.K. SDRT will be payable in respect of the issue of or any agreement to transfer Mandatory Convertible Securities.

Tax Consequences of Conversion of Mandatory Convertible Securities to Common Shares

Stamp duty and stamp duty reserve tax

FCA will not maintain any register of Mandatory Convertible Securities in the U.K. and, accordingly, (i) U.K. stamp duty will not normally be payable in connection with the conversion of Mandatory Convertible Securities, provided that no instrument of conversion is executed in or brought into the U.K. and no other action is taken in the U.K. by the holder of the Mandatory Convertible Securities or FCA, and (ii) no U.K. SDRT will be payable in respect of the conversion of Mandatory Convertible Securities. No liability to U.K. stamp duty will arise on the issue of Common Shares to holders on the conversion of Mandatory Convertible Securities. FCA will not maintain any share register in the U.K. and, accordingly, no liability to U.K. SDRT will arise on the issue of Common Shares to holders on the conversion of Mandatory Convertible Securities.

Information Reporting

Information relating to securities may be required to be provided to HM Revenue & Customs in certain circumstances. This may include the value of the securities, details of the holders or beneficial owners of the securities (or the persons for whom the securities are held), details of the persons to whom payments derived from the securities are or may be paid and information and documents in connection with transactions relating to the securities. Information may be required to be provided by, amongst others, the holders of the securities, persons by (or via) whom payments derived from the securities are made or who receive (or would be entitled to receive) such payments, persons who effect or are a party to transactions relating to the securities on behalf of others and certain registrars or administrators. In certain circumstances, the information obtained by HM Revenue & Customs may be provided to tax authorities in other countries.

European Directive on the Taxation of Savings Income

Under European Union Council Directive 2003/48/EC (as amended and adapted from time to time, the “Directive”) on the taxation of savings income, each Member State of the European Union is required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person established within its jurisdiction to an individual resident, or other types of entity established, in that other Member State. During a transitional period, Luxembourg and Austria are instead required to operate a withholding system in relation to such payments, unless during that period they elect otherwise (subject to a procedure whereby, on meeting certain conditions, the beneficial owner of the interest or other income may request that no tax be withheld). Luxembourg has announced that, from January 1, 2015, it will no longer make use of the transitional arrangements and will exchange information automatically under the Directive. The ending of the transitional period is dependent upon the conclusion of certain other agreements relating to information exchanges with certain specifically-identified non-European Union countries and territories. A number of those non-European Union countries and territories, including Switzerland, San Marino, Liechtenstein, Monaco, and Andorra, have agreed to adopt similar measures (i.e., either the provision of information or transitional withholding). Once the transitional period comes to an end, any Member State still operating a withholding system must move to the automatic exchange of information.

On March 24, 2014, the Council of the European Union adopted directive 2014/48/EU amending the Directive. Directive 2014/48/EU entered into force on April 15, 2014, but the changes will become effective only when implemented in domestic legislation. EU Member States have until January 1, 2016 to adopt national legislation necessary to comply with Directive 2014/48/EU, and that legislation must apply from January 1, 2017. The changes will broaden the scope of the Directive. Among other things, they will expand the circumstances in which payments must be reported or paid subject to withholding. This approach will apply to payments made to (or for the benefit of) or secured for, persons, entities or legal arrangements (including trusts) where certain conditions are satisfied, and may in some cases apply where the person, entity or arrangement is established or effectively managed outside of the European Union. Holders should consult their tax advisors regarding the implications of the Directive in their particular circumstances.

To the extent described above in “Description of the Mandatory Convertible Securities–Additional Amounts,” should any deduction or withholding on account of tax be required to be made, or be made, pursuant to the Directive, no additional amounts (such as would result in receipt by the holders of the Mandatory Convertible Securities of such amounts as would have been received by them had no such deduction or withholding been required to be made, or made) shall be payable or paid by us in respect of a payment to or for the benefit of an individual.

ARRANGEMENTS TO RECEIVE COUPONS FREE FROM, OR ADDITIONAL AMOUNTS IN RESPECT OF, DUTCH DIVIDEND WITHHOLDING TAX

FCA intends to enter into arrangements with Globe Tax Services, Inc. (“GlobeTax”) to assist holders of Mandatory Convertible Securities:

•	to assert any right to receive coupons free from (or at a reduced rate of) Dutch dividend withholding tax; or

•	to require FCA to pay additional amounts in respect of payments subject to Dutch dividend withholding tax,

through direct or indirect participants of DTC.

The process is expected to be notified through the publication of a notice through the DTC system. In circumstances where:

•	coupons are payable without Dutch dividend withholding tax; or

•	additional amounts are payable,

to beneficial owners able to satisfy FCA that they are not resident in the Netherlands, the process is expected to involve:

(a) the provision by the relevant DTC participant to GlobeTax of the beneficial owner’s:

•	name;

•	permanent residence address;

•	jurisdiction of residence for tax purposes (or, in the case of an organization which is transparent for the purposes of the jurisdiction in which it is organized, the jurisdiction in which it is managed); and

•	tax reference or identification number, and

•	in certain cases other than for individuals and companies,

(b) the certification by the beneficial owner of its beneficial owner status and the items listed above to the relevant DTC participant and the provision of that certificate by the relevant DTC participant to GlobeTax.

For these purposes “beneficial owner” includes:

•	an individual; or

•	a company; or

•	a body of persons such as a partnership, unless the consent of all those persons is required for any of them to transfer its interest in that body,

which does not hold the Mandatory Convertible Securities as a fiduciary, such as a trustee.

UNDERWRITING

We are offering the Mandatory Convertible Securities described in this prospectus through a number of underwriters. Goldman, Sachs & Co., J.P. Morgan Securities LLC, Barclays Capital Inc., UBS Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. LLC are acting as joint book-running managers of the offering. Goldman, Sachs & Co., J.P. Morgan Securities LLC, Barclays Capital Inc. and UBS Securities LLC are acting as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the notional amount of the Mandatory Convertible Securities listed next to its name in the following table:

Name	Notional amount of the Mandatory Convertible Securities
Goldman, Sachs & Co.	$
J.P. Morgan Securities LLC
Barclays Capital Inc.
UBS Securities LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
Banca IMI S.p.A
BNP Paribas Securities Corp.
Credit Agricole Securities (USA) Inc.
Mediobanca – Banca di Credito Finanziario S.p.A
RBS Securities Inc.
SG Americas Securities, LLC
UniCredit Capital Markets LLC
Drexel Hamilton, LLC
Lebenthal & Co., LLC
Loop Capital Markets LLC
Samuel A. Ramirez & Company, Inc.
The Williams Capital Group, L.P.

Total		$2,500,000,000

The underwriters are committed to purchase all the Mandatory Convertible Securities offered by us if they purchase any Mandatory Convertible Securities. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the Mandatory Convertible Securities directly to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of     % of the notional amount of the Mandatory Convertible Securities. After the public offering of the Mandatory Convertible Securities, the offering price and other selling terms may be changed by the underwriters. Sales of Mandatory Convertible Securities made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to an additional $375,000,000 aggregate notional amount of Mandatory Convertible Securities from us. The underwriters have 30 days from the date of this prospectus to exercise this over-allotment option. If any amount of the Mandatory Convertible Securities is purchased with this over-allotment option, the underwriters will purchase Mandatory Convertible Securities in approximately the same proportion as shown in the table above. If any additional amount of Mandatory Convertible Securities is purchased, the underwriters will offer the additional Mandatory Convertible Securities on the same terms as those on which the Mandatory Convertible Securities are being offered.

The underwriting fee is equal to the public offering price per Mandatory Convertible Security less the amount paid by the underwriters to us per Mandatory Convertible Security. The underwriting fee is $         per Mandatory Convertible Security. The following table shows the per Mandatory Convertible Security and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional Mandatory Convertible Securities. Our reference shareholder, Exor, has indicated its intention to purchase for investment an amount of the offered Mandatory Convertible Securities that would protect against dilution of its approximately 31 percent ownership interest in our Common Shares. We expect that the underwriters will not receive any discounts or commissions relating to any Mandatory Convertible Securities purchased by Exor.

	Without Over- Allotment Exercise	With full Over- Allotment Exercise
Per Mandatory Convertible Security	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $            .

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of Mandatory Convertible Securities to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act (other than a Registration Statement on Form S-8 with respect to employee benefit plans described herein) relating to, any common shares or securities convertible into or exchangeable or exercisable for any common shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, the economic consequences associated with the ownership of any common shares or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of common shares or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC and Goldman, Sachs & Co., for a period of 90 days after the date of this prospectus, other than the issuance of the Mandatory Convertible Securities to be sold hereunder, the common shares to be sold under this prospectus, and any common shares issued upon the exercise of options granted under our existing plans.

Our directors, members of the GEC and Exor, have entered into lock-up agreements with the underwriters prior to the commencement of the concurrent offering of common shares pursuant to which each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus, may not, without the prior written consent of J.P. Morgan Securities LLC and Goldman, Sachs & Co., (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of our common shares or any securities convertible into or exercisable or exchangeable for our common shares (including, without limitation, common shares or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a share option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, provided, that this clause (1) shall not apply to purchase by Exor of the Mandatory Convertible Securities sold pursuant to the offering by the Company of the same, so long as no sale of or offer, pledge or contract to sell the same (or any common shares convertible or exchangeable therefrom) is made by Exor during the Lock-Up Period, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common shares or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any common shares or any security convertible into or exercisable or exchangeable for our common shares except, in each case, for certain limited exceptions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The Mandatory Convertible Securities are a new issue of securities, and there is currently no established trading market for the Mandatory Convertible Securities. We will apply to list the Mandatory Convertible Securities on the New York Stock Exchange but the closing of this offering is not conditioned on such a listing. If the Mandatory Convertible Securities are approved for listing, we expect trading on the New York Stock Exchange to commence within 30 calendar days after the Mandatory Convertible Securities are first listed.

Our Common Shares are listed on the New York Stock Exchange under the symbol “FCAU”.

In connection with this offering, the underwriters and their affiliates may engage in stabilizing transactions, which involves making bids for, purchasing and selling Mandatory Convertible Securities in the market created by the underwriters and their affiliates, if any, or otherwise or common shares in the open market for the purpose of preventing or retarding a decline in the market price of Mandatory Convertible Securities while this offering is in progress. These stabilizing transactions may include making short sales of our Mandatory Convertible Securities or Common Shares, which involves the sale by the underwriters and their affiliates of a greater number of Mandatory Convertible Securities than they are required to purchase in this offering, and purchasing Mandatory Convertible Securities on the market to cover positions created by short sales. Short sales of Mandatory Convertible Securities may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional Mandatory Convertible Securities referred to above, or may be “naked” shorts, which are short sales of Common Shares or short sales of Mandatory Convertible Securities in excess of that amount. The underwriters and their affiliates may close out any covered short position in respect of the Mandatory Convertible Securities either by exercising their option to purchase additional Mandatory Convertible Securities, in whole or in part, or, in any case, by purchasing Mandatory Convertible Securities or Common Shares in the market. In making this determination in respect of the Mandatory Convertible Securities, the underwriters and their affiliates will consider, among other things, the price of Mandatory Convertible Securities available for purchase in the applicable market compared to the price at which the underwriters may purchase Mandatory Convertible Securities through the option to purchase additional Mandatory Convertible Securities. A naked short position in respect of the Mandatory Convertible Securities is more likely to be created if the underwriters and their affiliates are concerned that there may be downward pressure on the price of the Mandatory Convertible Securities in the market that could adversely affect investors who purchase in this offering. To the extent that the underwriters or their affiliates create a naked short position in respect of the Mandatory Convertible Securities, they will purchase Mandatory Convertible Securities in the market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, the underwriters and their affiliates may also engage in other activities that stabilize, maintain or otherwise affect the price of the Mandatory Convertible Securities, including the imposition of penalty bids. This means that if the representatives of the underwriters or their affiliates purchase Mandatory Convertible Securities in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those Mandatory Convertible Securities as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the Mandatory Convertible Securities or preventing or retarding a decline in the market price of the Mandatory Convertible Securities, and, as a result, the price of the Mandatory Convertible Securities may be higher than the price that otherwise might exist in the market created by the underwriters and their affiliates, if any, or otherwise. There can be no assurance that these activities will be undertaken. If the underwriters or their affiliates commence these activities, they may discontinue them at any time. The underwriters and their affiliates may carry out these transactions on the New York Stock Exchange, in the over-the-counter market, on the Mercato Telematico Azionario or otherwise, in accordance with all applicable laws and regulations. Any stabilization action may begin on or after the date on which pricing occurs and, if begun, may be ended at any time, but it must end no later than 30 days after the issue date.

To the extent that any underwriters are not U.S.-registered broker-dealers, such underwriters will not effect, induce or attempt to induce the purchase or sale of any Mandatory Convertible Securities in the U.S. unless such underwriters do so through one or more U.S.-registered broker-dealers or otherwise as permitted by applicable U.S. securities laws and rules.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) was implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the common shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus may be made to the public in that Relevant Member State at any time:

•	to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

•	in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression “EU Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Argentina

The Mandatory Convertible Securities are not authorized for public offering in Argentina and they may not be sold publicly under the Argentine Capital Markets Law No. 26,831, as amended. Therefore, any such transaction must be made privately.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the Mandatory Convertible Securities has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) a person associated with the company under section 708(12) of the Corporations Act; or

(iv) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b) you warrant and agree that you will not offer any of the Mandatory Convertible Securities for resale in Australia within 12 months of that Mandatory Convertible Securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Brazil

The offering will not be carried out by any means that would constitute a public offering in Brazil under Law 6385, of December 7, 1976, as amended, and under CVM Rule (instruçao) No. 400, of December 29, 2003, as amended. The issuance, placement and sale of the Mandatory Convertible Securities have not been and will not be registered with the Brazilian Securities Commission (Comissao de Valores Mobiliarios, “CVM”). Any representation to the contrary is untruthful and unlawful. Any public offering or distribution, as defined under Brazilian laws and regulations, of the new units in Brazil is not legal without such prior registration. Documents relating to the offering of the Mandatory Convertible Securities, as well as information contained therein, may not be supplied to the public in Brazil, as the offering of the Mandatory Convertible Securities is not a public offering of securities in Brazil, nor may they be used in connection with any offer for subscription or sale of the Mandatory Convertible Securities to the public in Brazil. The underwriters have agreed to offer or sell the Mandatory Convertible Securities in Brazil only under circumstances which do not constitute a public offering of securities under Brazilian laws and regulations.

Hong Kong

The Mandatory Convertible Securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Mandatory Convertible Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Mandatory Convertible Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Mandatory Convertible Securities have not been and will not be registered under the Securities and Exchange Law of Japan, or the Securities and Exchange Law, and Mandatory Convertible Securities will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The Netherlands

The Mandatory Convertible Securities which are the subject of this prospectus have not been and shall not be offered, sold, transferred or delivered in the Netherlands other than to qualified investors (within the meaning of the Prospectus Directive (2003/71/EC, as amended). No approved prospectus within the meaning of the Prospectus Directive is required to be made generally available in connection with the offer.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Mandatory Convertible Securities may not be circulated or distributed, nor may the Mandatory Convertible Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Mandatory Convertible Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Mandatory Convertible Securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Switzerland

This document, as well as any other material relating to our Mandatory Convertible Securities, which are the subject of the offering contemplated by this prospectus, does not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The Mandatory Convertible Securities will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the Mandatory Convertible Securities, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

The Mandatory Convertible Securities are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the Mandatory Convertible Securities with the intention to distribute them to the public. The investors will be individually approached by us from time to time.

United Arab Emirates and Dubai International Financial Centre

This offering of the Mandatory Convertible Securities has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority or any other relevant licensing authority in the UAE, including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”). This offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and the Dubai International Financial Exchange Listing Rules, respectively, or otherwise.

LEGAL MATTERS

The validity of the FCA Mandatory Convertible Securities to be sold will be passed upon by Sullivan & Cromwell LLP, which has advised FCA as to certain U.S. legal matters, and Loyens & Loeff N.V., which has advised FCA as to certain Dutch law matters. The underwriters have been represented by Cravath, Swaine & Moore LLP, New York, New York and, in relation to certain aspects of the Mandatory Convertible Securities, by Linklaters LLP.

$2,500,000,000

Fiat Chrysler Automobiles N.V.

$2,500,000,000 Mandatory Convertible Securities due 2016

Goldman, Sachs & Co.		J.P. Morgan

Barclays		UBS Investment Bank

BofA Merrill Lynch	Citigroup	Morgan Stanley

Banca IMI	BNP PARIBAS	Credit Agricole CIB	Mediobanca

RBS	SOCIETE GENERALE	UniCredit Capital Markets

Drexel Hamilton	Lebenthal Capital Markets	Loop Capital Markets

Ramirez & Co., Inc.	The Williams Capital Group, L.P.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Pursuant to Dutch law, FCA’s directors and officers may be liable to FCA for improper or negligent performance of their duties. They may also be liable to third parties for damages in the event of bankruptcy, default on tax or social security payments, improper performance of duties, or tort. In certain circumstances, directors or officers may also incur criminal liability.

Article 18 of the FCA Articles of Association provides that:

“The company shall indemnify any and all of its directors, officers, former directors, former officers and any person who may have served at its request as a director or officer of another company in which it owns shares or of which it is a creditor, who were or are made a party or are threatened to be made a party to or are involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (each a Proceeding), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, against any and all liabilities, damages, reasonable and documented expenses (including reasonably incurred and substantiated attorneys’ fees), financial effects of judgments, fines, penalties (including excise and similar taxes and punitive damages) and amounts paid in settlement in connection with such Proceeding by any of them. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled otherwise.”

The provisions of Dutch law governing the liability of directors and officers are mandatory in nature. Although Dutch law does not provide for any provisions with respect to the indemnification of directors and officers, the concept of indemnification of directors and officers of a company for liabilities arising from actions undertaken because of their position in the company is, in principle, accepted in the Netherlands.

The Group has purchased and will maintain insurance for the benefit of its directors and officers which, subject to policy terms and limitations, includes coverage to reimburse directors and officers of FCA and its subsidiaries for all costs that are incurred in the defense of any action, suit or proceeding to which such directors or officers are made party in their capacity as such or as director or officer of a company in which FCA owns shares.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed as part of this registration statement, unless otherwise indicated.

1.1	Form of Underwriting Agreement for the common shares offering**
1.2	Form of Underwriting Agreement for the Mandatory Convertible Securities Offering**
2.1	Merger Plan between Fiat S.p.A. and Fiat Investments N.V. (renamed Fiat Chrysler Automobiles N.V.), dated as of June 15, 2014 (incorporated by reference to Exhibit 2.1 to Fiat Investments N.V.’s Registration Statement on Form F-4, filed with the SEC on July 3, 2014 File No. 333-197229)
3.1	English translation of the Articles of Association of Fiat Chrysler Automobiles N.V.

3.2	English translation of the Deed of Incorporation of Fiat Chrysler Automobiles N.V. (incorporated by reference to Exhibit 3.2 to Fiat Investments N.V.’s Registration Statement on Form F-4, filed with the SEC on July 3, 2014 File No. 333-197229)
4.1	FCA Terms and Conditions of the Special Voting Shares
4.2	Terms and Conditions of the Global Medium Term Notes (incorporated by reference to Exhibit 4.1 to Fiat Investments N.V.’s Registration Statement on Form F-4, filed with the SEC on July 3, 2014 File No. 333-197229)
4.3	Deed of Guarantee, dated as of March 19, 2013, by Fiat S.p.A. in favour of the Relevant Account Holders and the holders for the time being of the Notes and the interest coupons appertaining to the Notes (incorporated by reference to Exhibit 4.2 to Fiat Investments N.V.’s Registration Statement on Form F-4, filed with the SEC on July 3, 2014 File No. 333-197229)
4.4	Form of Indenture**
5.1	Opinion of Loyens & Loeff N.V. as to the legality of the common shares and special voting shares being registered in the common shares offering
5.2	Opinion of Loyens & Loeff N.V. as to the legality of the common shares and special voting shares being registered in the Mandatory Convertible Securities offering
5.3	Opinion of Sullivan & Cromwell LLP as to the legality of the Mandatory Convertible Securities being registered
8.1	Opinion of Loyens & Loeff N.V. as to Dutch taxation in the common shares offering
8.2	Opinion of Sullivan & Cromwell LLP as to U.S. taxation in the common shares offering
8.3	Opinion of Sullivan & Cromwell LLP as to U.K. taxation in the common shares offering
8.4	Opinion of Loyens & Loeff N.V. as to Dutch taxation in the Mandatory Convertible Securities offering
8.5	Opinion of Sullivan & Cromwell LLP as to U.S. taxation in the Mandatory Convertible Securities offering
8.6	Opinion of Sullivan & Cromwell LLP as to U.K. taxation in the Mandatory Convertible Securities offering
11.1	Statement regarding computation of per share earnings (incorporated by reference to Note 12 of the Fiat Consolidated Annual Financial Statements included in the prospectus that forms a part of this Registration Statement)
11.2	Statement of earnings to fixed charges*
17.1	Letter of Resignation of Derek Nielsen*
17.2	Letter of Resignation of Richard Palmer*
21.1	Subsidiaries
23.1	Consent of Reconta Ernst & Young S.p.A.
23.2	Consent of Deloitte & Touche S.p.A.
23.3	Consent of Loyens & Loeff N.V. (included in Exhibits 5.1 and 5.2)
23.4	Consent of Loyens & Loeff N.V. (included in Exhibits 8.1 and 8.4)
23.5	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.3)
23.6	Consent of Sullivan & Cromwell LLP (included in Exhibits 8.2, 8.3, 8.5 and 8.6)
24.1	Power of Attorney (included in the Signature Pages hereto)
25.1	Form T-1**

*	Previously filed with the Fiat Chrysler Automobiles N.V. Registration Statement on Form F-1 on November 25, 2014.
**	To be filed by amendment.

Item 9. Undertakings

Each of the undersigned registrants hereby undertakes:

(1)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable, In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(2)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Auburn Hills, Michigan on this 4th day of December, 2014.

FIAT CHRYSLER AUTOMOBILES N.V.

By: /s/ Richard K. Palmer
Name: Richard K. Palmer
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 4, 2014.

Signature	Title

/s/ Sergio Marchionne Sergio Marchionne	Chief Executive Officer and Director

/s/ Richard K. Palmer Richard K. Palmer	Chief Financial Officer

/s/ Alessandro Gili Alessandro Gili	Chief Accounting Officer

* John Elkann	Chairman and Director

* Andrea Agnelli	Director

* Tiberto Brandolini d’Adda	Director

* Glenn Earle	Director

* Valerie A. Mars	Director

* Ruth J. Simmons	Director

* Ronald L. Thompson	Director

* Patience Wheatcroft	Director

* Stephen M. Wolf	Director

* Ermenegildo Zegna	Director

/s/ Richard K. Palmer Richard K. Palmer	Authorized Representative in the United States

*By: /s/ Richard K. Palmer Richard K. Palmer	Attorney-in-fact